   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND

                           POST-EFFECTIVE AMENDMENTS
                                     UNDER

                           THE SECURITIES ACT OF 1933
                             ---------------------

                 MERRILL LYNCH & CO., INC.                             DELAWARE
     (Exact name of registrant as specified in charter)        (State of incorporation)
          MERRILL LYNCH PREFERRED FUNDING VI, L.P.                     DELAWARE
  (Exact name of registrant as specified in certificate of      (State of organization)
                    limited partnership)
          MERRILL LYNCH PREFERRED CAPITAL TRUST VI                     DELAWARE
  (Exact name of registrant as specified in certificate of      (State of organization)
                           trust)

                 MERRILL LYNCH & CO., INC.                                    13-2740599
          MERRILL LYNCH PREFERRED FUNDING VI, L.P.                            13-4034253
  (Exact name of registrant as specified in certificate of      (I.R.S. employer identification number)
                    limited partnership)
          MERRILL LYNCH PREFERRED CAPITAL TRUST VI                            13-7174482
  (Exact name of registrant as specified in certificate of      (I.R.S. employer identification number)
                           trust)

     (Exact name of registrant as specified in charter)         (I.R.S. employer identification number)

                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334

                                 (212)449-1000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                             MARK B. GOLDFUS, ESQ.
                                GENERAL COUNSEL
                                 CORPORATE LAW
                           MERRILL LYNCH & CO., INC.
                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                 (212)449-6990

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

    NORMAN D. SLONAKER, ESQ.          DONALD R. CRAWSHAW, ESQ.           RICHARD T. PRINS, ESQ.
        BROWN & WOOD LLP                SULLIVAN & CROMWELL              SKADDEN, ARPS, SLATE,
     ONE WORLD TRADE CENTER               125 BROAD STREET                 MEAGHER & FLOM LLP
    NEW YORK, NEW YORK 10048          NEW YORK, NEW YORK 10004              919 THIRD AVENUE
                                                                        NEW YORK, NEW YORK 10022

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                                      MAXIMUM
                                                                     AGGREGATE             PROPOSED
          TITLE OF EACH CLASS                 AMOUNT TO BE           PRICE PER         MAXIMUM AGGREGATE          AMOUNT OF
   OF SECURITIES TO BE REGISTERED(1)        REGISTERED(2)(3)          UNIT(4)          OFFERING PRICE(4)      REGISTRATION FEE
 Debt Securities and Warrants(5).......                                  --
 Preferred Stock, par value $1.00 per
   share(5)............................                                  --
 Depositary Shares representing
   Preferred Stock(6)..................                                  --
 Common Stock, par value $1.33 1/3 per
   share (including preferred share
   purchase Rights)(7)(8)..............                                  --
 Trust Originated Preferred Securities
   of Merrill Lynch Preferred Capital
   Trust VI (the "Trust") (the "Trust
   Preferred Securities")..............      $15,000,000,000            N/A             $15,000,000,000          $4,170,000
 Partnership Preferred Securities of
   Merrill Lynch Preferred Funding VI,
   L.P. (the "Partnership")(the
   "Partnership Preferred
   Securities")(9).....................                                  --
 Guarantees of Merrill Lynch & Co.,
   Inc. with respect to Trust Preferred
   Securities..........................                                  --
 Guarantees of Merrill Lynch & Co.,
   Inc. with respect to Partnership
   Preferred Securities................                                  --
 Guarantees of Merrill Lynch & Co.,
   Inc. with respect to certain
   debentures of its wholly owned
   subsidiaries (the "Affiliate
   Debentures")........................                                  --
 Subordinated Debentures of Merrill
   Lynch & Co., Inc. to be issued with
   respect to Trust Originated
   Preferred Securities................                                  --
    Totals.............................      $15,000,000,000             --             $15,000,000,000          $4,170,000

------------------------------

(1) This Registration Statement also registers delayed delivery contracts which may be issued by Merrill Lynch & Co., Inc. (the "Company") under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares and/or Warrants. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and/or Warrants covered hereby. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Company shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such securities from the Company. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus included in this Post-Effective Amendment relates to the remaining unsold securities which were previously registered by the Registrants under Registration Statement No. 333-59997 on Form S-3. The following registration statements, each having the original effective date indicated parenthetically, are amended hereby (the number of such post-effective amendments applicable to a registration statement being also indicated parenthetically), all as follows: 2-78338 (July 23, 1982-No. 25); 2-83477 (May 9, 1983-No. 24); 2-89519 (February 23, 1984-No. 23); 2-96315
    (March 20, 1985-No. 21); 33-03079 (February 6, 1986-No. 20); 33-03602 (April
    15, 1986-No. 17); 33-05125 (April 28, 1986-No. 9); 33-09910 (November 5,
    1986-No. 18); 33-16165 (August 11, 1987-No. 17); 33-17965 (November 5,
    1987-No. 16); 33-19820 (January 29, 1988-No. 16); 33-23605 (August 16,
    1988-No. 15); 33-27512 (March 20, 1989-No. 14); 33-27594 (March 20, 1989-No.
    14); 33-35456 (August 10, 1990-No. 14); 33-38879 (February 12, 1991-No. 13);
    33-42041 (August 16, 1991-No. 13); 33-45327 (February 12, 1992-No. 12);
    33-54218 (November 19, 1992-No. 11); 33-49947 (August 25, 1993-No. 10);
    33-51489 (January 14, 1994-No. 9); 33-52647 (March 22, 1994-No. 8); 33-61559
    (August 23, 1995-No. 7); 33-65135 (January 12, 1996-No. 11); 333-13649
    (November 25, 1996-No. 3); 333-25255 (April 30, 1997-No. 4); 333-28537 (June
    13, 1997-No. 3); 333-44173 (January 28, 1998-No. 2); and 333-59997 (July 30,
    1998-No. 1). Each such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

(3) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance of securities registered hereunder or previously registered under the Securities Act. No separate consideration will be received for Common Stock, Preferred Stock, Debt Securities or Warrants that are issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares or Warrants nor will any separate consideration be received for the Guarantees or the Subordinated Debentures registered hereunder. The Subordinated Debentures and the Affiliate Debentures will be purchased by the Partnership with proceeds of the sale of the Partnership Preferred Securities, together with a capital contribution of the Company.

(5) There is also registered hereunder such indeterminate amount of Debt Securities and an indeterminate number of shares of Preferred Stock as may from time to time be issued upon conversion or exchange of Debt Securities, Preferred Stock or Warrants registered hereunder.

(6) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.

(7) The aggregate amount of Common Stock of the Company registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. There is also registered hereunder such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion or exchange of Debt Securities, Preferred Stock or Warrants registered hereunder.

(8) Prior to the occurrence of certain events, the preferred share purchase Rights will not be evidenced separately from the Common Stock value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(9) The Partnership Preferred Securities will be purchased by the Trust with the proceeds of the sale of the Trust Preferred Securities, together with the proceeds received from the Company in respect of the common securities to be issued by the Trust. No separate consideration will be received for the Partnership Preferred Securities.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

    This registration statement contains a number of forms of prospectuses: (i) a prospectus which is to be used by Merrill Lynch & Co., Inc. (the "Company") in connection with offerings of debt securities, warrants, preferred stock, depositary shares and common stock, (ii) a prospectus which is to be used by the Company in connection with offerings of Structured Yield Product Exchangeable for Stock(SM) and (iii) a prospectus, including certain alternate pages, which is to be used in connection with offerings of preferred securities of Merrill Lynch Preferred Capital Trust VI (the "Trust"); preferred securities of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership"); subordinated debentures of the Company; and guarantees by the Company of preferred securities issued by the Trust of preferred securities issued by the Partnership, and of certain debentures issued severally by wholly owned subsidiaries of the Company. Additionally, there is a prospectus supplement and there are a number of prospectuses to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with market-making transactions.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 11, 1998

PROSPECTUS

                                     [LOGO]

                           MERRILL LYNCH & CO., INC.

                  DEBT SECURITIES, WARRANTS, PREFERRED STOCK,
                       DEPOSITARY SHARES AND COMMON STOCK

    Merrill Lynch & Co., Inc. ("we" or the "Company") may offer from time to
time up to $               of our debt securities; warrants; preferred stock;
depositary shares; and common stock.

    When we offer securities, we will provide you with a prospectus supplement or term sheet relating to such securities. You should read this prospectus and the prospectus supplement or term sheet carefully before you invest.

    We may offer the securities through our affiliate Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as agent, through underwriting syndicates managed or co-managed by one or more underwriters, including MLPF&S, or directly to purchasers. The prospectus supplement or term sheet for each offering of securities will describe in more detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see "Plan of Distribution" in this prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is             , 199 .

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" the information we file with them, which means:

    - incorporated documents are considered part of the prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

    - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

    - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

    - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998,
      April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June 3, 1998,
      June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998, July 14, 1998,
      July 15, 1998, July 29, 1998, September 3, 1998, September 8, 1998,
      September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998,
      November 3, 1998, November 24, 1998, December 1, 1998 and December 10,
      1998.

    We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

    - Reports filed under Sections 13(a) and (c) of the Exchange Act;

    - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

    - Any reports filed under Section 15(d) of the Exchange Act.

    You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

    Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to such securities. Such general corporate purposes may include the funding of investments in, or extensions of credit to, our subsidiaries, the funding of our assets and those of our subsidiaries, the lengthening of the average maturity of our borrowings, and the financing of acquisitions. Pending such applications, the net proceeds will be applied to the reduction of short-term indebtedness or temporarily invested. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to us and our subsidiaries would be reduced.

   RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

    The following table sets forth the historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                                                                          YEAR ENDED LAST FRIDAY IN DECEMBER
                                                            ---------------------------------------------------------------
                                                              1993(A)       1994         1995         1996         1997
                                                            -----------     -----        -----        -----        -----
Ratio of earnings to fixed charges........................         1.4          1.2          1.2          1.2          1.2
Ratio of earnings to combined fixed charges and preferred
  stock dividends.........................................         1.4          1.2          1.2          1.2          1.2

                                                                  NINE
                                                                 MONTHS
                                                                  ENDED
                                                              SEPTEMBER 25,
                                                                  1998
                                                            -----------------
Ratio of earnings to fixed charges........................            1.1
Ratio of earnings to combined fixed charges and preferred
  stock dividends.........................................            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on these ratios would not be material.

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of interest factor.

                                 THE SECURITIES

    The Company intends to sell from time to time senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), both of which may be convertible into common stock, par value $1.33 1/3 per share, of the Company ("Common Stock"), preferred stock, par value $1.00 per share, of the Company ("Preferred Stock") or Depositary Shares representing Preferred Stock ("Depositary Shares"); warrants to purchase Debt Securities ("Debt Warrants"); warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities (including, but not limited to, the price or yield of such securities), any statistical measure of economic or financial performance (including, but not limited to, any consumer price, currency or mortgage index) or the price or value of any commodity or any other item or index or a combination thereof ("Index Warrants"); warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") specified foreign currencies or units of two or more such currencies; shares of Preferred Stock which may be convertible into Preferred Stock or Common Stock or exchangeable for Debt Securities; shares of Preferred Stock, which may be represented by Depositary Shares; warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); shares of Common Stock; and warrants to purchase shares of Common Stock ("Common Stock Warrants"), in each case as shall be designated by the Company at the time of offering. The Debt Warrants, Index Warrants, Currency Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively hereinafter called the "Warrants", and the Debt Securities, the Warrants, the Preferred Stock, the Depositary Shares and the Common Stock are collectively called the "Securities". The Securities may be offered independently or together with other Securities and may be attached to, or separate from such other Securities. The Securities will be offered to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement.

    The Securities offered pursuant to this prospectus may be offered separately
or together in one or more series of up to $         aggregate public offering
price or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, subject to reduction on account of the sale of other securities under the registration statement of which this prospectus is a part.

                         DESCRIPTION OF DEBT SECURITIES

    Unless otherwise specified in a prospectus supplement, the Senior Debt Securities are to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated and as further amended, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee or issued under an indenture (the "1993 Indenture"), dated as of October 1, 1993, as amended, between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (each, a "Senior Debt Trustee"). The 1983 Indenture and the 1993 Indenture are referred to herein as the "Senior Indentures". Unless otherwise specified in a prospectus supplement, the Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to Senior Debt Securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to Subordinated Debt Securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of Debt Securities, and the trustee with respect thereto, will be identified in the applicable prospectus supplement. The Senior Indentures, the Subordinated Indenture and any Subsequent Indentures (whether senior or subordinated) are referred to herein as the "Indentures"; and the Senior Debt Trustees, the Subordinated Debt Trustee and any Subsequent Trustees are referred to herein as the "Trustees". A copy of each Indenture is filed (or, in the case of a Subsequent Indenture, will be filed) as an exhibit to the registration statements relating to the Securities (collectively, the "Registration Statement"). The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

GENERAL

    Each Indenture provides that Debt Securities (Senior Debt Securities in the case of the Senior Indentures or a Subsequent Indenture for Senior Debt Securities, and Subordinated Debt Securities in the case of the Subordinated Indenture or a Subsequent Indenture for Subordinated Debt Securities) may be issued thereunder, without limitation as to aggregate principal amount, in one or more series, by the Company from time to time upon satisfaction of certain conditions precedent, including the delivery by the Company to the applicable Trustee of a resolution of the Board of Directors, or the Executive Committee thereof, of the Company which fixes or provides for the establishment of terms of such Debt Securities, including:

    (1) the aggregate principal amount of such Debt Securities and whether there is any limit upon the aggregate principal amount of such Debt Securities that may be subsequently issued;

    (2)   the date on which such Debt Securities will mature;

    (3) the principal amount payable with respect to such Debt Securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method;

    (4) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any;

    (5)   the dates on which such interest, if any, will be payable;

    (6) the provisions for redemption of such Debt Securities, if any, the redemption price and any remarketing arrangements relating thereto;

    (7) the sinking fund requirements, if any, with respect to such Debt Securities;

    (8) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies;

    (9) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities in either form;

    (10) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a U.S. person (as defined in the prospectus supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts;

    (11)  whether such Debt Securities are to be issued in global form;

    (12) the title of the Debt Securities and the series of which such Debt Securities shall be a part;

    (13)  the denominations of such Debt Securities;

    (14) whether, and the terms and conditions relating to when, the Company may satisfy certain of its obligations with respect to such Debt Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the Holders thereof securities (whether or not issued by, or the obligation of, the Company) or a combination of cash, other securities and/or property ("Maturity Consideration");

    (15) any additions or deletions in the terms of the Debt Securities with respect to the Events of Default set forth in the respective Indentures;

    (16) the terms, if any, upon which the Debt Securities may be convertible into Common Stock or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or in lieu of those described herein;

    (17) whether, and the terms and conditions relating to when, the Debt Securities may be transferred separately from Warrants when such Debt Securities and Warrants are issued together; and

    (18) any other terms of the Debt Securities (which shall not be inconsistent with the provisions of the respective Indentures).

    Reference is made to the prospectus supplement for the terms of the Debt Securities being offered thereby, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities. The Company may elect to deliver to purchasers of Securities a terms sheet instead of a prospectus supplement. This prospectus may be delivered prior to or concurrently with a terms sheet.

Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Debt Warrants". Nothing in the Indentures or in the terms of the Debt Securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the Subordinated Debt Securities.

    Prospective purchasers of Debt Securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Debt Securities. The prospectus supplement relating to any issue of Debt Securities will describe any such considerations.

    The Debt Securities will be issued, to the extent provided in the prospectus supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the prospectus supplement. No service charge will be made for any registration of transfer of registered Debt Securities or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Each Indenture provides that Debt Securities issued thereunder may be issued in global form. If any series of Debt Securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interest in any such global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium, Additional Amounts, Maturity Consideration and interest on, a global Debt Security will be payable or deliverable in the manner described in the applicable prospectus supplement.

    The provisions of the Indentures described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

    The Senior Debt Securities will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined below) of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

    Principal and any premium, Additional Amounts, Maturity Consideration and interest will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the prospectus supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

    Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the prospectus supplement relating thereto. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be issued under the Indentures. If so specified in a prospectus supplement, the Company may issue

Subordinated Debt Securities under a separate indenture which provides for a single issue of zero coupon convertible Subordinated Debt Securities, a form of which is filed as an exhibit to the Registration Statement. In the event the Company issues Debt Securities under such indenture, the applicable prospectus supplement will set forth the terms of such Debt Securities and the indenture relating thereto and will identify such indenture and the trustee with respect thereto.

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

    (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment or delivery of the principal of, and any premium, Additional Amounts, Maturity Consideration or interest on, the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and

    (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indentures.

MODIFICATION AND WAIVER

    Modification and amendment of each Indenture may be effected by the Company and the applicable Trustee with the consent of the Holders of at least 66 2/3% in principal amount or aggregate issue price of the Outstanding Debt Securities of each series issued pursuant to such Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

    (a) change the Stated Maturity of the principal or Maturity Consideration of, or any installment of interest or Additional Amounts on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price;

    (b) reduce the principal amount of, or the interest or Additional Amounts payable on, or reduce the amount or change the type of Maturity Consideration deliverable on, any Debt Security or reduce the amount of principal or Maturity Consideration which could be declared due and payable prior to the Stated Maturity;

    (c) change the place or currency of any delivery or payment of principal or Maturity Consideration of, or any premium, interest or Additional Amounts on any Debt Security;

    (d) impair the right to institute suit for the enforcement of any delivery or payment on or with respect to any Debt Security;

    (e) reduce the percentage in principal amount or aggregate issue price of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or

    (f) modify the foregoing requirements or reduce the percentage in principal amount or aggregate issue price of Outstanding Debt Securities necessary to waive any past default to less than a majority.

    No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount or aggregate issue price of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the applicable Indenture and waive compliance by the Company with certain provisions of such Indenture.

EVENTS OF DEFAULT

    Under each Indenture, the following will be Events of Default with respect to Debt Securities of any series issued thereunder:

    (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days;

    (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due;

    (c) default in the delivery or payment of the Maturity Consideration when due, in respect of any Debt Security of that series;

    (d) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series;

    (e) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture;

    (f)   certain events in bankruptcy, insolvency or reorganization; and

    (g) any other Event of Default provided with respect to Debt Securities of that series.

    The applicable Trustee or the Holders of 25% in principal amount or aggregate issue price of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable and Maturity Consideration deliverable in respect thereof, if any, to be due and payable or deliverable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the applicable Trustee, the Holders of a majority in principal amount or aggregate issue price of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount or aggregate issue price of all Outstanding Debt Securities of that series, except in a case of failure to pay or deliver principal of, premium, if any, interest, Additional Amount or Maturity Consideration, if any, on any Debt Security of that series for which payment or delivery had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

    The Holders of a majority in principal amount or aggregate issue price of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on such Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the applicable Indenture. Subject to the provisions of each Indenture relating to the duties of the appropriate Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the applicable Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

    The Company will be required to furnish to each Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Indenture.

SPECIAL TERMS RELATING TO THE SENIOR DEBT SECURITIES

    LIMITATIONS UPON LIENS

    The Senior Indentures provide that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

    LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS
     BY, MLPF&S

    The Senior Indentures provide that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indentures provide that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

    Upon any distribution of assets of the Company resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Company to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts, if any, or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Company may recover more, ratably, than Holders of Subordinated Debt Securities.

    Unless otherwise specified in the prospectus supplement relating to the Subordinated Debt Securities offered thereby, Senior Indebtedness shall mean any payment in respect of indebtedness of the Company for money borrowed, except for any such indebtedness that is by its terms subordinated to or PARI PASSU with securities issued pursuant to the Subordinated Indenture. As of September 25, 1998, a total of approximately $83.7 billion of the Company's indebtedness would have been Senior Indebtedness as so defined.

SPECIAL TERMS RELATING TO CONVERTIBLE DEBT SECURITIES

    The following provisions will apply to Debt Securities that will be convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities") unless otherwise provided in the prospectus supplement relating to Debt Securities being offered thereby.

    The Holder of any Convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed by the Company, to convert such Convertible Debt Securities into shares of Common Stock or Preferred Stock, as specified in the prospectus supplement, at the conversion rate per principal amount of Convertible Debt Securities set forth in the prospectus supplement. In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the Holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

    In certain events, the conversion price or rate will be subject to adjustment as contemplated in the applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, such events will include the issuance of shares of Common Stock of the Company as a dividend; subdivisions and combinations of Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling such holders (for a specified period) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock; and the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or assets (excluding cash dividends paid from retained earnings and dividends payable in Common Stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above). In any of such cases, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, Convertible Debt Securities convertible into Common Stock surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except such Convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is entitled to receive.

    The adjustment provisions for Convertible Debt Securities will be determined at the time of issuance of such Convertible Debt Securities and will be set forth in the applicable prospectus supplement related thereto.

    Except as set forth in the applicable prospectus supplement, any Convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase such Convertible Debt Securities and convert them into Common Stock or Preferred Stock, as the case may be.

                          DESCRIPTION OF DEBT WARRANTS

    The Company may issue Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under debt warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as debt warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the prospectus supplement relating to the Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The applicable prospectus supplement will describe the terms of Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following:

    (1) the designation, aggregate principal amount, price at which such principal amount may be purchased upon exercise and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, and the procedures and conditions relating to the exercise of such Debt Warrants;

    (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the number of such Debt Warrants issued with each such Debt Security, and the Indenture under which the Debt Securities will be issued;

    (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

    (4) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date");

    (5) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

    (6) the circumstances, if any, which will cause the Debt Warrants to be deemed to be automatically exercised;

    (7)   any material risk factors relating to such Debt Warrants;

    (8)   the identity of the Debt Warrant Agent; and

    (9) any other terms of such Debt Warrants (which shall not be inconsistent with the provisions of the Debt Warrant Agreement).

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities that may be purchased upon such exercise and will not be entitled to payments of principal of, and any premium, Additional Amounts, if any, or interest on, the Debt Securities purchasable upon such exercise.

    Prospective purchasers of Debt Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the Debt Securities purchasable upon exercise thereof. The prospectus supplement relating to any issue of Debt Warrants will describe any such considerations.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in the applicable prospectus supplement, the Debt Warrants will be issued in the form of global Debt Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Debt Warrants represented by definitive certificates. A beneficial owner's interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF DEBT WARRANTS

    Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the prospectus supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised as set forth in the prospectus supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement, the Company will, as soon as practicable, forward the Debt Securities purchased upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

LISTING

    An issue of Debt Warrants may be listed on a national securities exchange, as set forth in the applicable prospectus supplement.

                        DESCRIPTION OF CURRENCY WARRANTS

    The Company may issue Currency Warrants either in the form of Currency Put Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars. The Currency Warrants are to be issued under a currency put warrant agreement or a currency call warrant agreement, as applicable (each a "Currency Warrant Agreement"), to be entered into between the Company and a bank or trust company, as currency warrant agent (the "Currency Warrant Agent"), all as shall be set forth in the prospectus supplement relating to Currency Warrants being offered thereby. Copies of the forms of Currency Put Warrant Agreement and Currency Call Warrant Agreement, including the forms of warrant certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Currency Warrant Agreements and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The applicable prospectus supplement will describe the terms of Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following:

    (1) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or both;

    (2) the formula for determining the cash settlement value of each Currency Warrant;

    (3) the procedures and conditions relating to the exercise of such Currency Warrants;

    (4) the circumstances, if any, which will cause the Currency Warrants to be deemed to be automatically exercised;

    (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise;

    (6) the date on which the right to exercise such Currency Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), provided that the commencement date and the Expiration Date may be the same date;

    (7)   any material risk factors relating to such Currency Warrants;

    (8)   the identity of the Currency Warrant Agent; and

    (9) any other terms of such Currency Warrants (which shall not be inconsistent with the provisions of the applicable Currency Warrant Agreement).

    Prospective purchasers of Currency Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The prospectus supplement relating to any issue of Currency Warrants will describe any such considerations.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in the applicable prospectus supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Currency Warrants represented by definitive certificates. A beneficial owner's interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

    Each Currency Warrant will entitle the Holder to the cash settlement value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable prospectus supplement. If a Currency Warrant has more than one exercise date and is not exercised prior to the time specified in the applicable prospectus supplement, on the fifth New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised.

LISTING

    Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange.

                         DESCRIPTION OF INDEX WARRANTS

    The Company may issue from time to time Index Warrants consisting of put warrants (the "Index Put Warrants") or call warrants (the "Index Call Warrants"). The Index Warrants will entitle the holders to receive from the Company a payment or delivery, subject to applicable law, determined by reference to decreases (in the case of Index Put Warrants) or to increases (in the case of Index Call Warrants) in the level or value of an index, an equity or debt security, or a portfolio or basket of indices or securities (including, but not limited to, the price or yield of such securities), any statistical measure of economic or financial performance (including, but not limited to, any consumer price, currency or mortgage index) or the price or value of any commodity or any other item or index or any combination thereof (the "Index"). Unless otherwise specified in the accompanying prospectus supplement, payments, if any, upon exercise (or deemed exercise) of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale.

GENERAL

    The applicable prospectus supplement will describe the Index Warrants offered thereby, the Index Warrant Agreement or Index Warrant Trust Indenture (each as defined below), as the case may be, relating to such Index Warrants and the warrant certificates representing the Index Warrants (the "Index Warrant Certificates"), including the following:

    (1) whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;

    (2) the aggregate number and initial public offering price or purchase price;

    (3)   the Index for such Index Warrants;

    (4) whether the Index Warrants will be deemed exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise such Index Warrants commences and the date on which such right expires;

    (5) the manner in which such Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Index Warrants;

    (6) the minimum number, if any, of such Index Warrants exercisable at any one time;

    (7) the maximum number, if any, of such Index Warrants that may, subject to the Company's election, be exercised by all Index Warrantholders (or by any person or entity) on any day;

    (8) any provisions permitting an Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable Index after the exercise date, any provisions permitting the Company to suspend exercise of such Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of such Index Warrants;

    (9) any provisions for the automatic exercise of such Index Warrants other than at expiration;

    (10) any provisions permitting the Company to cancel such Index Warrants upon the occurrence of certain events;

    (11) any additional circumstances which would constitute an Event of Default with respect to such Index Warrants;

    (12) the method of determining (a) the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of such Index Warrants (the "Settlement Value"), (b) the minimum payment or delivery, if any, to be made upon expiration of such Index Warrants (the "Minimum Expiration Value"), (c) the payment or delivery to be made upon the exercise of any right which the Company may have to cancel such Index Warrants and (d) the value of the Index;

    (13) in the case of Index Warrants relating to an Index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars (or such other currency or composite currency in which the Index Warrants are payable);

    (14) the method of providing for a substitute index or otherwise determining the payment or delivery, if any, to be made in connection with the exercise of such Index Warrants if the Index changes or ceases to be made available by its publisher;

    (15) the time or times at which payment or delivery, if any, will be made in respect of such Index Warrants following exercise or deemed exercise;

    (16) any provisions for issuing such Index Warrants in other than book-entry form;

    (17) if such Index Warrants are not issued in book-entry form, the place or places at which payment or delivery on cancellation, if any, and the Minimum Expiration Value, if any, of such Index Warrants is to be made by the Company;

    (18) the circumstances, if any, which will cause the Index Warrants to be deemed to be automatically exercised;

    (19)  any material risk factors relating to such Index Warrants;

    (20)  the identity of the Index Warrant Agent; and

    (21) any other terms of the Index Warrants (which shall not be inconsistent with the provisions of the Index Warrant Agreement).

    Prospective purchasers of Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The prospectus supplement relating to any issue of Index Warrants will describe any such considerations.

    Except as otherwise provided in the applicable prospectus supplement, each issue of Index Warrants will contain the terms set forth below.

    The Index Warrants which are issued without a Minimum Expiration Value will be issued under one or more index warrant agreements (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the prospectus supplement relating to such Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any Index Warrantholders. A single bank or trust company may act as Index Warrant Agent for more than one issue of Index Warrants.

    The Index Warrants which are issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures (each an "Index Warrant Trust Indenture") to be entered into between the Company and a corporation (or other person permitted to so act by the Trust Indenture Act of 1939, as amended from time to time (the "Trust Indenture Act")), to act as trustee (the "Index Warrant Trustee"), all as described in the prospectus supplement relative to such Index Warrants. Any Index Warrant Trust Indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as Index Warrant Trustee for more than one issue of Index Warrants.

    Forms of Index Warrant Agreement and Index Warrant Trust Indenture and the respective global index warrant certificates related thereto are filed as exhibits to the Registration Statement. The summaries herein of certain provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates, respectively.

    The Company will have the right to "reopen" a previous issue of Index Warrants and to issue additional Index Warrants of such issue without the consent of any Index Warrantholder.

    The Index Warrants involve a high degree of risk, including the risk that the Index Warrants will expire worthless except for the Minimum Expiration Value, if any, of such Index Warrants. Investors should therefore be prepared to sustain a total loss of the purchase price of the Index Warrants (except for the Minimum Expiration Value, if applicable). Investors who consider purchasing Index Warrants should be experienced with respect to options and option transactions and reach an investment decision only after carefully considering the suitability of the Index Warrants in light of their particular circumstances and the information set forth below as well as additional information contained in the prospectus supplement relating to such Index Warrants.

    Unless otherwise provided in the prospectus supplement, each Index Warrant will entitle the Holder thereof to receive from the Company upon exercise the Settlement Value of such Index Warrant. Certain Index Warrants issued pursuant to an Index Warrant Trust Indenture will, if specified in the prospectus supplement, entitle the Index Warrantholder to receive from the Company, under certain circumstances specified in the prospectus supplement, a payment or delivery equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of such Index Warrants. In addition, certain Index Warrants will, if specified in the prospectus supplement, entitle Index Warrantholders to receive from the Company a certain payment or delivery upon cancellation of the Index Warrants by the Company, upon the occurrence of specified events. In addition, if so specified in the prospectus supplement, following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of the Company, be determined on a different basis, including in connection with automatic exercise at expiration.

    Unless otherwise specified in the related prospectus supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or such earlier date that may be specified. Upon such automatic exercise, Index Warrantholders will be entitled to receive a payment or delivery equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of such Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of such Index Warrants, will be specified in the related prospectus supplement.

    If so specified in the prospectus supplement, the Index Warrants may be canceled by the Company, or the exercise or valuation of, or payment or delivery for, such Index Warrants may be delayed or postponed upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be set forth in the related prospectus supplement. Upon cancellation, the related Index Warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in such prospectus supplement. The payment or delivery on cancellation may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula.

    If the Company defaults with respect to any of its obligations under Index Warrants which are issued with a Minimum Expiration Value pursuant to an Index Warrant Trust Indenture, such default may be waived by the Index Warrantholders of a majority in interest of all outstanding Index Warrants, except a default in the payment or delivery of the Settlement Value, Minimum Expiration Value or cancellation payment or delivery (if applicable) on such Index Warrants or in respect of a covenant or provision of the applicable Index Warrant Trust Indenture which cannot be modified or amended without the consent of the Index Warrantholder of each outstanding Index Warrant affected.

    The Index Warrants are unsecured contractual obligations of the Company and will rank PARI PASSU with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in the applicable prospectus supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, Index Warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of such brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner's brokerage firm.

LISTING

    An issue of Index Warrants may be listed on a national securities exchange, as set forth in the applicable prospectus supplement.

MODIFICATION

    Any Index Warrant Agreement or Index Warrant Trust Indenture and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent or Index Warrant Trustee, as the case may be (which amendment shall take the form of a supplemental index warrant agreement or supplemental index warrant trust indenture (collectively referred to as "Supplemental Agreements")), without the consent of the holders of any Index Warrants, for the purpose of:

    (a) curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or of making any other provisions with respect to matters or questions arising under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, which shall not be inconsistent with the provisions thereof or of the Index Warrants,

    (b) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Index Warrant Agreement or the Index Warrant Trust Indenture, as the case may be, and the Index Warrants,

    (c)   appointing a successor depository,

    (d) evidencing and providing for the acceptance of appointment by a successor Index Warrant Agent or Index Warrant Trustee with respect to the Index Warrants, as the case may be,

    (e) adding to the covenants of the Company, for the benefit of the Index Warrantholders or surrendering any right or power conferred upon the Company under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be,

    (f)   issuing Index Warrants in definitive form, or

    (g) amending the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, in any manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Index Warrantholders.

    The Company and the Index Warrant Agent may also amend any Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, and the terms of the related Index Warrants (which amendment shall take the form of a Supplemental Agreement) with the consent of the Index Warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, or of modifying in any manner the rights of the Index Warrantholders; provided that no such amendment that (i) changes the determination of the Settlement Value or the payment or delivery to be made on cancellation, if any, or Minimum Expiration Value, if any, of the Index Warrants (or any aspects of such determination) so as to reduce the payment or delivery to be made upon exercise or deemed exercise, (ii) shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Index Warrantholders or (iii) reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the Index Warrant Agreement, the Index Warrant Trust Indenture or the terms of the related Index Warrants, may be made without the consent of each Index Warrantholder affected thereby.

EVENTS OF DEFAULT

    Certain events in bankruptcy, insolvency or reorganization of the Company will constitute an Event of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an Index Warrant Trust Indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for such unexercised Index Warrants, which will immediately become due to the Index Warrantholders upon such election in an amount equal to the market value of such Index Warrants (assuming the Company's ability to satisfy its obligations under such Index Warrants as they would become due) as of the date the Company is notified of the intended liquidation, as determined by a nationally recognized securities broker-dealer unaffiliated with the Company and mutually selected by the Company and the Index Warrant Trustee.

MERGER, CONSOLIDATION, SALE, LEASE OR OTHER DISPOSITIONS

    The Company may consolidate or merge with or into any other corporation and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a State thereof and shall assume the Company's obligations in respect of the payment or delivery of the Settlement Value (or any Minimum Expiration Value or cancellation payment or delivery, if applicable) with respect to all the unexercised Index Warrants and the performance and observance of all of the covenants and conditions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately be in default under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be.

ENFORCEABILITY OF RIGHTS BY INDEX WARRANTHOLDERS

    Any Index Warrantholder may, without the consent of the related Index Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

                         DESCRIPTION OF PREFERRED STOCK

    The following description sets forth certain general terms of Preferred Stock which may be issued by the Company. The terms of any series of the Preferred Stock will be described in the prospectus supplement relating to the Preferred Stock being offered thereby. The description set forth below and in any prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is filed as an exhibit to the Registration Statement, and the Certificate of Designations (the "Certificate of Designations") relating to each particular series of the Preferred Stock, which was or will be filed with the Commission at or prior to the time of sale of such Preferred Stock.

GENERAL

    Pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 25,000,000 shares of undesignated preferred stock, par value $1.00 per share. The Board of Directors of the Company has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of September 25, 1998, the Company had 24,957,500 shares available for issuance as Preferred Stock.

    The Company has authorized the issuance of shares of Series A Junior Preferred Stock, par value $1.00 per share (the "Series A Junior Preferred Stock"), of the Company upon exercise of certain preferred share purchase rights associated with each share of Common Stock outstanding. See "Description of Common Stock--Rights Agreement".

    In addition, as described under "Description of Depositary Shares" the Company, at its option, may elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the prospectus supplement relating to the Depositary Shares offered thereby) of a share of the particular series of Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of Preferred Stock.

    The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the prospectus supplement relating to the particular series of Preferred Stock offered thereby. The applicable prospectus supplement will describe the terms of such Preferred Stock, including, where applicable, the following:

    (1) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered;

    (2)   the offering price or prices;

    (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

    (4)   any redemption or sinking fund provisions;

    (5)   any conversion or exchange provisions;

    (6)   voting rights, if any;

    (7) to the extent permitted by applicable law, whether such Preferred Stock will be issued in certificated or book-entry form;

    (8) whether such Preferred Stock will be listed on a national securities exchange;

    (9)   information with respect to book-entry procedures, if any; and

    (10) any additional rights, preferences, privileges, limitations and restrictions of such Preferred Stock (which shall not be inconsistent with the provisions of the Certificate of Incorporation or the Certificate of Designations establishing such series of Preferred Stock).

    The Preferred Stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof shall have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of Preferred Stock will rank on a parity with all other outstanding series of preferred stock issued by the Company as to payment of dividends (except with respect to cumulation thereof) and as to the distribution of assets upon liquidation, dissolution, or winding up of the Company. As of September 25, 1998, there were 42,500 shares of 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock") represented by 17,000,000 Depositary Shares and one Special Voting Share outstanding. See "--Outstanding Preferred Stock". Each series of Preferred Stock will rank prior to the Common Stock, and any other stock of the Company that is expressly made junior to such series of Preferred Stock.

    Unless otherwise specified in the applicable prospectus supplement, Citibank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the Preferred Stock.

    Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS AND DISTRIBUTIONS

    Holders of shares of the Preferred Stock will be entitled to receive, as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof) out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the Preferred Stock offered thereby.

    Dividends on the Preferred Stock may be cumulative ("Cumulative Preferred Stock") or noncumulative ("Noncumulative Preferred Stock") as provided in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, dividends on the Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified in the prospectus supplement. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the Preferred Stock (unless otherwise provided in the prospectus supplement) will be paid on the immediately succeeding business day, without interest. The prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of the Company (or a duly authorized committee thereof) fails to declare a dividend on any series of Noncumulative Preferred Stock for any dividend period, the Company shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period. Dividends on the Preferred Stock will be payable to record holders as they appear on the stock books of the Company on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company (or a duly authorized committee thereof).

    No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of full cumulative dividends (in the case of a series of Cumulative Preferred Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock). When dividends are not paid in full upon such series of Preferred Stock (whether Cumulative Preferred Stock or Noncumulative Preferred Stock), and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared PRO RATA so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other.

    Except as provided in the preceding paragraph, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid for all past dividend periods, in the case of a series of Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of Noncumulative Preferred Stock, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of the Company or another stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of the Company or upon any other stock of the Company ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of the Company nor any other stock of the Company ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired, other than in connection with the distribution or trading thereof, for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation).

    Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

    As of the date hereof, subsidiaries of the Company have issued $2.575 billion of perpetual Trust Originated Preferred Securities(SM). In connection with the issuance of such Trust Originated Preferred Securities(SM), the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Preferred Stock.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will have preference and priority over the Common Stock of the Company and any other class of stock of the Company ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of the Company or proceeds thereof, whether from capital or surplus, of the amount per share set forth in the prospectus supplement plus all dividends (whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth in the prospectus supplement relating to the series of Preferred Stock offered thereby, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods), and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up on a parity with the Preferred Stock, then such assets and proceeds will be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of the Company with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

------------------------

(SM)    Service mark of Merrill Lynch & Co., Inc.

REDEMPTION

    If specified in the prospectus supplement relating to the series of Preferred Stock offered thereby, the Company may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem such series of Preferred Stock in whole or in part at the redemption prices and on the dates set forth in the applicable prospectus supplement.

    If less than all outstanding shares of a series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Company (or a duly authorized committee thereof) to be equitable. From and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of such series of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

VOTING RIGHTS

    Unless otherwise described in the applicable prospectus supplement, holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

    Whenever dividends payable on the Preferred Stock shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain a number of months equivalent to six calendar quarters, the holders of outstanding shares of the Preferred Stock (voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue, in the case of any series of Cumulative Preferred Stock, until all past dividends accumulated on shares of Cumulative Preferred Stock shall have been paid in full and, in the case of Noncumulative Preferred Stock, until all dividends on shares of Noncumulative Preferred Stock shall have been paid in full for at least one year. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Preferred Stock) will vote as a class, and, unless otherwise specified in the applicable prospectus supplement, each holder of shares of the Preferred Stock will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the Preferred Stock are entitled to vote as described in this paragraph, the Board of Directors of the Company will be increased by two directors, and the holders of the Preferred Stock will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

    Upon termination of the right of the holders of the Preferred Stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. Whenever the term of office of the directors elected by such holders ends and the related special voting rights expire, the number of directors will automatically be decreased to such number as would otherwise prevail.

    So long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting:

    (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or

    (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Certificate of Incorporation or the Certificate of Designations of the Preferred Stock designating such Preferred Stock and the preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof;

provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if all outstanding shares of Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

CONVERSION OR EXCHANGE RIGHTS

    The prospectus supplement relating to a series of Preferred Stock that is convertible or exchangeable will state the terms on which shares of such series are convertible or exchangeable into Common Stock, another series of Preferred Stock or Debt Securities.

OUTSTANDING PREFERRED STOCK

    At September 25, 1998, there were 42,500 shares of 9% Preferred Stock represented by 17,000,000 Depositary Shares and one Special Voting Share outstanding.

    9% PREFERRED STOCK

    The 9% Preferred Stock has preference over the Common Stock and the Series A Junior Preferred Stock issuable pursuant to the Rights Plan described under "Description of Common Stock" with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Company. Holders of the 9% Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by the Company. Dividends on the 9% Preferred Stock are cumulative and payable quarterly at the rate per annum of 9% of the $10,000 liquidation preference per share. Holders of the 9% Preferred Stock have no voting rights except as set forth above under "--Voting Rights". In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding shares of 9% Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders a distribution of $10,000 per share, plus accumulated and unpaid dividends, if any. The 9% Preferred Stock is not redeemable prior to December 30, 2004. On and after that date, the 9% Preferred Stock is redeemable at the option of the Company, in whole at any time or from time to time in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $10,000 per share, plus accumulated and unpaid dividends, if any.

    SPECIAL VOTING STOCK

    In connection with the acquisition of Midland by the Company in August 1998, the Company issued a single share of preferred stock with special voting rights (the "Special Voting Share"), pursuant to the terms of a Voting and Exchange Trust Agreement entered into by Merrill Lynch & Co., Canada Ltd. ("ML Canada"), the Company and Montreal Trust Company of Canada, as trustee (the "Voting Trust Agreement"). The Special Voting Share possesses a number of votes equal to the number of exchangeable shares of ML Canada (the "Exchangeable Shares") issued and outstanding from time to time that are not owned by the Company or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of the Company's stockholders. The holders of the Company's Common Stock and the holder of the Special Voting Share vote together as a class on all matters. See "Description of Common Stock--Voting Rights". The Special Voting Share was issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share is not entitled to receive dividends, and, in the event of any liquidation, dissolution or winding-up of the Company, will receive an amount equal to the par value thereof. At such time as the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by the Company or any of its affiliates, the Special Voting Share will cease to have any rights.

                        DESCRIPTION OF DEPOSITARY SHARES

    The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction of a share of Preferred Stock. Shares of Preferred Stock of each class or series represented by Depositary Shares will be deposited under deposit agreements (each a "Deposit Agreement") to be entered into among the Company, a bank or trust company, as depository (the "Depositary"), and the holders from time to time of the Depositary Receipts. A copy of the form of Deposit Agreement, including the form of certificates representing the Depositary Receipts (the "Depositary Receipt Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Deposit Agreements and the Depositary Receipt Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Deposit Agreement and the Depositary Receipt Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The Depositary Shares are to be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Depositary, the Company will cause the Depositary to issue, on behalf of the Company, the Depositary Receipts. Subject to the terms of the applicable Deposit Agreement, each holder of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights), all as shall be set forth in the prospectus supplement relating to the Depositary Receipts offered thereby.

    The Depositary Shares shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of Depositary Shares offered thereby, the Deposit Agreement relating to such Depositary Shares and the Depositary Receipt Certificates representing such Depositary Shares, including the following:

    (1) the designation, stated value and liquidation preference of such Depositary Shares and the number of shares offered;

    (2)   the offering price or prices;

    (3) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

    (4)   any redemption or sinking fund provisions;

    (5)   any conversion or exchange provisions;

    (6)   any material risk factors relating to such Depositary Shares;

    (7)   the identity of the Depositary; and

    (8) any other terms of such Depositary Shares (which shall not be inconsistent with the provisions of the Deposit Agreement).

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in the applicable prospectus supplement, the Depositary Receipts will be issued in the form of global Depositary Receipt Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Depositary Receipts unless the depositary is unwilling or unable to continue as depositary or the Company decides to have the Depositary Receipts represented by definitive certificates. A beneficial owner's interest in a Depositary Receipt will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Depositary Receipts held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Depositary Receipt will be effected only through the selling beneficial owner's brokerage firm.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary, after consultation with the Company, determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

    Upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery, at such office to or upon his order, of the number of whole shares of the Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Receipts will be entitled to receive whole shares of the Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of

Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Preferred Stock be delivered upon surrender of Depositary Receipts to the Depositary.

REDEMPTION OF DEPOSITARY SHARES

    Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the lot or pro rata as may be determined by the Depositary.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts relating to Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts representing shares of Preferred Stock.

EXCHANGE OF PREFERRED STOCK

    Whenever the Company exchanges all of the shares of a series of Preferred Stock held by the Depositary for Debt Securities, Common Stock or other shares of Preferred Stock, the Depositary will exchange as of the same exchange date the number of Depositary Shares representing all of the shares of the Preferred Stock so exchanged for Debt Securities, Common Stock or other shares of Preferred Stock, provided the Company shall have issued and deposited with the Depositary, Debt Securities, Common Stock or other shares of Preferred Stock, as applicable, for all of the shares of the Preferred Stock to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the exchange date have accumulated on the shares of Preferred Stock to be so exchanged and have not theretofore been paid.

CONVERSION OF PREFERRED STOCK

    The Depositary Shares, as such, are not convertible or exchangeable into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the prospectus supplement relating to the Depositary Shares offered thereby, the Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct the Company to cause conversion or exchange of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock or Debt Securities of the Company, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversions or exchange. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights, two-thirds) of the Depositary Shares then outstanding.

    The Deposit Agreement may be terminated by the Company at any time upon 60 days prior written notice to the Depositary, in which case the Depositary will deliver to the record holders, upon surrender of the Depositary Receipts, such number of whole or fractional shares of Preferred Stock as is represented by such Depositary Receipts. The Deposit Agreement will automatically terminate if
(i) all outstanding Depositary Shares have been redeemed, (ii) all shares of Preferred Stock deposited with the Depositary in accordance with the terms of the Deposit Agreement and all money and other property relating thereto have been withdrawn in accordance with the terms of the Deposit Agreement, or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

    The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a Depositary Receipt or any withdrawals of Preferred Stock evidenced thereby until all such taxes and charges with respect to such Depositary Receipts or shares of Preferred Stock are paid by the holders thereof.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Depositary will forward to holders of Depositary Receipts all reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to holders of the underlying Preferred Stock. The Depositary will also, promptly after receipt thereof, transmit to the holders of Depositary Receipts, copies of all notices and reports required by law, the rules of any national securities exchange or the Company's Certificate of Incorporation to be furnished to the record holders of Depositary Receipts.

    Neither the Depositary nor the Company will assume any obligation or be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for negligence, willful misconduct or bad faith. The Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any shares of Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine. Neither the Depositary nor the Company will be liable if it is prevented from or delayed, by law, by provision of the Company's Certificate of Incorporation or any circumstances beyond its control, in performing its obligations under the Deposit Agreement.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

    The Company may issue Preferred Stock Warrants for the purchase of Preferred Stock. Each series of Preferred Stock Warrants is to be issued under a warrant agreement (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred stock warrant agent (the "Preferred Stock Warrant Agent"), all as set forth in the prospectus supplement relating to the Preferred Stock Warrants offered thereby. A copy of the form of Preferred Stock Warrant Agreement, including the form of warrant certificates representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificates do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The applicable prospectus supplement will describe the terms of the Preferred Stock Warrants offered thereby, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following:

    (1)   the offering price or prices;

    (2) the designation, aggregate number and terms of the series of Preferred Stock that may be purchased upon exercise of such Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable;

    (3) the designation and terms of the Securities, if any, with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Security;

    (4) the date, if any, on and after which such Preferred Stock Warrants and the related Securities will be transferable separately;

    (5) the number and stated values of the series of Preferred Stock that may be purchased upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment;

    (6) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire (the "Preferred Stock Warrant Expiration Date");

    (7) the circumstances, if any, which will cause the Preferred Stock Warrants to be deemed to be automatically exercised;

    (8)   any material risk factors relating to such Preferred Stock Warrants;

    (9)   the identity of the Preferred Stock Warrant Agent; and

    (10) any other terms of such Preferred Stock Warrants (which shall not be inconsistent with the provisions of the Preferred Stock Warrant Agreement).

    Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any Preferred Stock Warrant, a Holder thereof shall have no rights of a holder of shares of the Preferred Stock that may be purchased upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

    Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The prospectus supplement relating to any issue of Preferred Stock Warrants will describe any such considerations.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in the applicable prospectus supplement, the Preferred Stock Warrants will be issued in the form of global Preferred Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to the Company or the Company decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF PREFERRED STOCK WARRANTS

    Each Preferred Stock Warrant will entitle the Holder thereof to purchase such number of shares of Preferred Stock at such exercise price as shall be set forth in, or calculable from, the applicable prospectus supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Preferred Stock Warrants will become void.

    Preferred Stock Warrants may be exercised as set forth in the prospectus supplement relating to the Preferred Stock Warrants offered thereby. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable prospectus supplement, the Company will, as soon as practicable, issue and deliver the shares of Preferred Stock purchased upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.

LISTING

    An issue of Preferred Stock Warrants may be listed on a national securities exchange, as set forth in the applicable prospectus supplement.

MODIFICATIONS

    Any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants may be amended by the Company and the Preferred Stock Warrant Agent, without the consent of the Holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Preferred Stock Warrantholders.

    The Company and the Preferred Stock Warrant Agent also may amend any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by such amendment, provided that no such amendment that shortens the period of time during which the Preferred Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Preferred Stock Warrantholders or reduces the number of outstanding Preferred Stock Warrants the consent of whose Holders is required for amendment of the Preferred Stock Warrant Agreement or the terms of the related Preferred Stock Warrants without the consent of each of the Preferred Stock Warrantholders affected thereby.

ENFORCEABILITY OF RIGHTS BY PREFERRED STOCK WARRANTHOLDERS

    Any Preferred Stock Warrantholder may, without the consent of the related Preferred Stock Warrant Agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

                          DESCRIPTION OF COMMON STOCK

    The following description sets forth the general terms of Common Stock which may be issued by the Company. The description set forth below and in any prospectus supplement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Certificate of Incorporation which is filed as an exhibit to the Registration Statement.

GENERAL

    Pursuant to the Certificate of Incorporation, the Company is authorized to issue up to 1,000,000,000 shares of Common Stock. As of December 3, 1998, there were 355,360,925 shares of Common Stock outstanding. The Common Stock is traded on the New York Stock Exchange under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

    The Common Stock shall have the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the prospectus supplement relating to the Common Stock offered thereby. The applicable prospectus supplement will describe the terms of such Common Stock including, where applicable, the following:

    (1)   the number of shares to be offered;

    (2)   the offering price or prices;

    (3) to the extent permitted by applicable law, whether such Common Stock will be issued in certificated or book-entry form;

    (4)   information with respect to book-entry procedures, if any; and

    (5) any additional terms of such Common Stock (which shall not be inconsistent with the provisions of the Certificate of Incorporation).

    The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. Holders thereof will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future. As of September 25, 1998, 17,000,000 Depositary Shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock, and one Special Voting Share were outstanding. See "Description of Preferred Stock--Outstanding Preferred Stock". The Board of Directors of the Company may cause additional shares of Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

    The Company is the principal transfer agent for the Common Stock.

    Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Common Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS

    The Company may pay dividends on the Common Stock out of funds legally available therefor as, if and when declared by the Board of Directors of the Company (or a duly authorized committee thereof).

    As of the date hereof, subsidiaries of the Company have issued $2.575 billion of perpetual Trust Originated Preferred Securities(SM). In connection with the issuance of such Trust Originated Preferred Securities(SM), the Company has agreed, among other things, that if full distributions on such securities have not been paid or set apart for payment or the Company is in default of certain related guarantee obligations, the Company, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the Common Stock.

------------------------

(SM)    Service mark of Merrill Lynch & Co., Inc.

LIQUIDATION RIGHTS

    Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of its Common Stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any Preferred Stock may be entitled, all of the remaining assets of the Company.

VOTING RIGHTS

    Except as described under "Description of Preferred Stock--Outstanding Preferred Stock", the holders of the Common Stock currently possess exclusive voting rights in the Company. The Board of Directors of the Company may, however, specify voting power with respect to any Preferred Stock which may be issued in the future. Each holder of Common Stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

    The Board of Directors of the Company is currently comprised of 14 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK

    On December 2, 1997, the Board of Directors of the Company approved and adopted the Amended and Restated Rights Agreement, which amends and restates the plan that had originally been adopted in December 1987 (the "Rights Agreement"). Under the Rights Agreement, preferred purchase rights (the "Rights") were distributed to holders of Common Stock. The Rights will separate from the Common Stock ten days following the earlier of: (a) an announcement of an acquisition by a person or group ("acquiring party") of 15% or more of the outstanding common shares of the Company; or (b) the commencement of a tender or exchange offer for 15% or more of the shares of Common Stock outstanding. The Rights are attached to each outstanding share of Common Stock and will attach to all subsequently issued shares, including Common Stock that may be offered by the Company pursuant to an applicable prospectus supplement. The Rights entitle the holder to purchase fractions of a share ("Units") of Series A Junior Preferred Stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

    If, after the Rights have separated, (i) the Company is the surviving corporation in a merger with an acquiring party, (ii) a person becomes the beneficial owner of 15% or more of the Common Stock, (iii) an acquiring party engages in one or more "self-dealing" transactions, or (iv) an event occurs which results in such acquiring party's ownership interest being increased by more than 1%, then each holder of a Right will have the right to purchase, upon exercise, Units of Series A Junior Preferred Stock having a value equal to two times the exercise price of the Right and, in addition, Rights held by or transferred in certain circumstances by, an acquiring party may immediately become void. In the event that, at any time, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, or (ii) any person consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a right shall thereafter have the right to purchase, upon exercise, common stock of the acquiring party having a value equal to two times the exercise price of the Right. The Rights expire on December 2, 2007 and are redeemable at the option of a majority of the independent directors of the Company at $.01 per Right at any time until the tenth day following an announcement of the acquisition of 15% or more of the Common Stock.

    The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of the Company.

    The Certificate of Designations of the Series A Junior Preferred Stock (the "Series A Certificate of Designations") provides that the holders of Units of the Series A Junior Preferred Stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations. Such dividend rights shall be cumulative. The Series A Junior Preferred Stock shall rank junior in right of payment of dividends to the 9% Preferred Stock and to all other Preferred Stock issued by the Company, unless the terms of such Preferred Stock provide otherwise. The holders of Units of the Series A Junior Preferred Stock shall have one vote per Unit on all matters submitted to the stockholders of the Company, subject to certain adjustments. If at any time dividends on any Units of the Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during such default period, the holders of all Units, voting separately as a class, shall have the right to elect two directors to the Board of Directors of the Company. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock are in arrears, the Company shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of the Company which ranks junior in right of payment to the Series A Junior Preferred Stock, including the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding Units of the Series A Junior Preferred Stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations prior to the payment of any distribution to the holders of Common Stock. The Units of Series A Junior Preferred Stock are not redeemable. As of the date of this Prospectus, there are no shares of Series A Junior Preferred Stock outstanding.

CERTAIN CHARTER PROVISIONS

    The Certificate of Incorporation provides that the Company may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (except under certain circumstances); sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of the Company and the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Additionally, the Certificate of Incorporation provides that specified business combinations involving the Company and an interested stockholder or an affiliate or associate of such stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"). The vote of 80% of the voting power of the Voting Stock is required for amendment of these provisions. The Certificate of Incorporation also provides that only the Board of Directors of the Company has the authority to call special stockholder meetings.

    The foregoing provisions of the Certificate of Incorporation may have the effect of delaying, deferring or preventing a change in control of the Company.

                      DESCRIPTION OF COMMON STOCK WARRANTS

    The Company may issue Common Stock Warrants for the purchase of Common Stock. Each series of Common Stock Warrants will be issued under a warrant agreement (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent (the "Common Stock Warrant Agent"), all as set forth in the prospectus supplement relating to the Common Stock Warrants offered thereby. A copy of the form of Common Stock Warrant Agreement, including the form of warrant certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates"), reflecting the provisions to be included in the

Common Stock Warrant Agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Common Stock Warrant Agreement and Common Stock Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The applicable prospectus supplement will describe the terms of the Common Stock Warrants offered thereby, the Common Stock Warrant Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates, including the following:

    (1)   the offering price or prices;

    (2) the aggregate number of shares of Common Stock that may be purchased upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

    (3) the number of Securities, if any, with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such Security;

    (4) the date on and after which such Common Stock Warrants and the related Securities, if any, will be transferable separately;

    (5) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise, and events or conditions under which such number of shares may be subject to adjustment;

    (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date");

    (7) the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised;

    (8)   any material risk factors relating to such Common Stock Warrants;

    (9)   the identity of the Common Stock Warrant Agent; and

    (10) any other terms of such Common Stock Warrants (which shall not be inconsistent with the provisions of the Common Stock Warrant Agreement).

    Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any Common Stock Warrants to purchase Common Stock, Holders of such Common Stock Warrants will not have any rights of Holders of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or the right to vote such underlying Common Stock.

    Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The prospectus supplement relating to any issue of Common Stock Warrants will describe such considerations.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in the applicable prospectus supplement, the Common Stock Warrants will be issued in the form of global Common Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to the Company or the Company decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF COMMON STOCK WARRANTS

    Each Common Stock Warrant will entitle the Holder thereof to purchase such number of shares of Common Stock at such exercise price as shall be set forth in, or calculable from, the applicable prospectus supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Common Stock Warrants will become void.

    Common Stock Warrants may be exercised as set forth in the applicable prospectus supplement relating to the Common Stock Warrants offered thereby. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable prospectus supplement, the Company will, as soon as practicable, issue and deliver the shares of Common Stock purchased upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

LISTING

    An issue of Common Stock Warrants may be listed on a national securities exchange, as set forth in the applicable prospectus supplement.

MODIFICATIONS

    Any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants may be amended by the Company and the Common Stock Warrant Agent, without the consent of the Holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Common Stock Warrantholders.

    The Company and the Common Stock Warrant Agent also may amend any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by such amendment, provided that no such amendment that shortens the period of time during which the Common Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Common Stock Warrantholders or reduces the number of outstanding Common Stock Warrants the consent of whose Holders is required for amendment of the Common

Stock Warrant Agreement or the terms of the related Common Stock Warrants may be made without the consent of each of the Common Stock Warrantholders affected thereby.

ENFORCEABILITY OF RIGHTS BY COMMON STOCK WARRANTHOLDERS

    Any Common Stock Warrantholder may, without the consent of the related Common Stock Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

                              PLAN OF DISTRIBUTION

    The Company may sell Securities (i) through MLPF&S as agent, (ii) to the public through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or (iii) directly to purchasers. The prospectus supplement with respect to the Securities of a particular series describes the terms of the offering of such Securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed. Only the agents or underwriters so named in the prospectus supplement are agents or underwriters in connection with the Securities offered thereby. Under certain circumstances, the Company may repurchase Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such Securities by dealers.

    If so indicated in the prospectus supplement, the Company will authorize underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each such contract will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

    The Company has agreed to indemnify the agent and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or contribute to payments the agent or the underwriters may be required to make in respect thereof.

    The distribution of Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                             SUBJECT TO COMPLETION
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 PRELIMINARY PROSPECTUS DATED DECEMBER 11, 1998

PROSPECTUS

                                     [LOGO]

                           MERRILL LYNCH & CO., INC.
                                  STRYPES(SM)

            PAYABLE WITH SHARES OF COMMON STOCK OR OTHER SECURITIES
                            OF THE UNDERLYING ISSUER
                         (OR CASH WITH AN EQUAL VALUE)
                            ------------------------

                                  THE ISSUER:

    Merrill Lynch & Co., Inc. ("we" or the "Company") intends to sell from time to time our Structured Yield Product Exchangeable for Stock(SM) ("STRYPES"(SM)). We will offer the STRYPES in series and on terms determined by market conditions at the time of sale and set forth in the accompanying prospectus supplement.

                       DISTRIBUTION ON THE MATURITY DATE:

    On the maturity date of each series of STRYPES (the "Maturity Date"), we will pay and discharge such STRYPES by delivering to you a number of shares of common stock or other securities of the unaffiliated corporation identified in the prospectus supplement (the "Underlying Issuer") determined in accordance with a payment rate formula specified in the prospectus supplement (subject to our right to deliver cash, or a combination of cash and such common stock or other securities, with an equal value).

    There can be no assurance that the value of the such common stock or other securities (or cash) payable to you on the Maturity Date will be equal to or greater than the price at which you purchased the STRYPES. If the value of the common stock or other securities (or cash) that you receive on the Maturity Date of a series of STRYPES is less than the price that you paid for such STRYPES, your investment in the STRYPES will result in a loss.

    We refer you to any accompanying prospectus of the Underlying Issuer covering its common stock or other securities that you may receive on the Maturity Date.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

    We may sell the STRYPES through our subsidiary, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). The STRYPES may not be sold without delivery of a prospectus supplement describing such issue of STRYPES and the method and terms of offering thereof, and any accompanying prospectus of the Underlying Issuer covering any common stock or other securities of such Underlying Issuer that you may receive on the Maturity Date.
                            ------------------------

               The date of this prospectus is             , 199 .

------------------------
(SM)    Service mark of Merrill Lynch & Co., Inc.

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the STRYPES in any jurisdiction where the offer or sale is not permitted.

    You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 with the SEC covering the STRYPES. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" the information we file with them, which means:

    - incorporated documents are considered part of the prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

    - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

    - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

    - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998,
      April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June 3, 1998,
      June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998, July 14, 1998,
      July 15, 1998, July 29, 1998, September 3, 1998, September 8, 1998,
      September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998,
      November 3, 1998, November 24, 1998, December 1, 1998 and December 10,
      1998.

    We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

    - Reports filed under Sections 13(a) and (c) of the Exchange Act;

    - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

    - Any reports filed under Section 15(d) of the Exchange Act.

    You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

    Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    We intend to use the net proceeds from the sale of the STRYPES for general corporate purposes, unless otherwise specified in the prospectus supplement relating to such STRYPES. Such general corporate purposes may include the funding of investments in, or extensions of credit to, our subsidiaries, the funding of our assets and those of our subsidiaries, the lengthening of the average maturity of our borrowings, and the financing of acquisitions. Pending such applications, the net proceeds will be applied to the reduction of short-term indebtedness or temporarily invested. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that STRYPES being purchased for resale by MLPF&S are not resold, the aggregate proceeds to us and our subsidiaries would be reduced.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

    The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                                                           YEAR ENDED LAST FRIDAY IN DECEMBER
                                                             ---------------------------------------------------------------
                                                               1993(A)       1994         1995         1996         1997
                                                             -----------     -----        -----        -----        -----
Ratio of earnings to fixed charges.........................         1.4          1.2          1.2          1.2          1.2

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 25,
                                                                   1998
                                                             -----------------
Ratio of earnings to fixed charges.........................            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                           DESCRIPTION OF THE STRYPES

    Each issue of STRYPES will be a series of senior debt securities (the "Senior Debt Securities") of the Company to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), as further amended and supplemented by a supplemental indenture to be entered into by the Company and the Trustee relating to each series of STRYPES (the "Supplemental Indenture") (the 1983 Indenture, as so amended and supplemented by the Supplemental Indenture with respect to each series of STRYPES, the "Indenture"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

    The Supplemental Indenture will provide that STRYPES of the related series may be issued from time to time under the Indenture, up to a specified aggregate issue price, upon satisfaction of certain conditions precedent. The Supplemental Indenture will establish the terms of the related series of STRYPES, including:

    (1)   the issue price per STRYPES;

    (2)   the date on which such STRYPES will mature;

    (3) the consideration deliverable or payable with respect to such STRYPES, whether at maturity or upon earlier acceleration, and the formula or other method by which the amount of such consideration will be determined;

    (4) the rate or rates per annum (which may be fixed or variable) at which such STRYPES will bear interest, if any;

    (5)   the dates on which such interest, if any, will be payable;

    (6) the provisions for redemption of such STRYPES, if any, the redemption price and any remarketing arrangements relating thereto;

    (7)   the sinking fund requirements, if any, with respect to such STRYPES;

    (8) whether such STRYPES are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies;

    (9) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such STRYPES held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected STRYPES rather than pay such Additional Amounts;

    (10) the title of the STRYPES and the series of which such STRYPES shall be a part; and

    (11) the obligation of the Company to pay and discharge such STRYPES at maturity by delivery of a number of shares of common stock or other securities (the "Underlying Securities") of the Underlying Issuer (or, cash, or a combination of cash and Underlying Securities, with an equal value), the formula or other method by which the amount of such Underlying Securities will be determined, and the terms and conditions upon which such payment and discharge shall be effected.

    Reference is made to the accompanying prospectus supplement (the "Prospectus Supplement") for the terms of the STRYPES being offered thereby.

    Under the Indenture, the Company will have the ability, in addition to the ability to issue STRYPES with terms different from those of STRYPES previously issued, to "reopen" a previous series of STRYPES and issue additional STRYPES of such series.

    Issue price and interest, premium and Additional Amounts, if any, and Underlying Securities will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the Indenture, the STRYPES and the Prospectus Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered STRYPES at their registered addresses.

    STRYPES may be presented for exchange, and registered STRYPES may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the STRYPES and the Prospectus Supplement relating thereto. No service charge will be made for any transfer or exchange of STRYPES, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

RANKING

    The STRYPES will be unsecured obligations and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

SECURITIES DEPOSITORY

    Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

    The Securities Depository has advised the Company as follows: The Securities Depository is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

    The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

    SO LONG AS THE SECURITIES DEPOSITORY, OR ITS NOMINEE, IS THE REGISTERED OWNER OF A GLOBAL NOTE, THE SECURITIES DEPOSITORY OR ITS nominee, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE STRYPES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN A GLOBAL NOTE WILL NOT BE ENTITLED TO HAVE THE STRYPES REPRESENTED BY SUCH GLOBAL NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE STRYPES IN DEFINITIVE FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN A GLOBAL NOTE MUST RELY ON THE PROCEDURES OF THE SECURITIES DEPOSITORY AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER UNDER THE INDENTURE. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

    If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

    The Securities Depository's management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depository has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depository ("Securities Depository Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, the Securities Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depository's Direct and Indirect Participants, third party vendors from whom the Securities Depository licenses software and hardware, and third party vendors on whom the Securities Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depository is in the process of developing such contingency plans as it deems appropriate.

    According to the Securities Depository, the information in the preceding two paragraphs with respect to the Securities Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

LIMITATIONS UPON LIENS

    The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY,
  MLPF&S

    The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

EVENTS OF DEFAULT

    Unless otherwise specified in a prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES:

    (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due,

    (b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due;

    (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series;

    (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days;

    (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture;

    (f) certain events in bankruptcy, insolvency or reorganization of the Company; and

    (g) any other Event of Default provided with respect to STRYPES of that series.

    Unless otherwise specified in a prospectus supplement, if an Event of Default (other than an Event of Default described in clause (f) above) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

    The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

MODIFICATION AND WAIVER

    Unless otherwise specified in a prospectus supplement, modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 66 2/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby,

    (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price,

    (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash, or cash and Underlying Securities, payable in lieu thereof),

    (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof,

    (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES,

    (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES,

    (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture,

    (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

    (h)   modify such provisions with respect to modification and waiver.

    Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

    The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

GOVERNING LAW

    The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell STRYPES to the public through MLPF&S. The accompanying Prospectus Supplement describes the terms of the STRYPES offered thereby, including the public offering or purchase price, any discounts and commissions to be allowed or paid, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the STRYPES will be listed. Under certain circumstances, the Company may repurchase STRYPES and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such STRYPES by dealers.

    The underwriting of STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                             SUBJECT TO COMPLETION
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 PRELIMINARY PROSPECTUS DATED DECEMBER 11, 1998

PROSPECTUS

                                     [LOGO]

                           TRUST PREFERRED SECURITIES
                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI
             % TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           MERRILL LYNCH & CO., INC.
                           --------------------------

    Merrill Lynch Preferred Capital Trust VI is a business trust formed for the sole purpose of issuing the TOPrS and investing the proceeds from their sale in Partnership Preferred Securities of Merrill Lynch Preferred Funding VI, ,L.P., a limited partnership. The Partnership will use the proceeds from the sale of the Partnership Preferred Securities and the capital contribution of Merrill Lynch & Co., Inc., a Delaware corporation ("we" or the "Company"), as general partner of the Partnership, to purchase Debentures from the Company and from one or more eligible controlled affiliates, and to purchase certain other Eligible Debt Securities.

    From the interest payments it receives on the Debentures and its other investments, the Partnership may elect, but is not obligated, to pay distributions on the Partnership Preferred Securities to the Trust. If the Partnership makes these distributions, the Trust is expected to have sufficient
funds to pay you a quarterly cash distribution at the rate of    % of the
liquidation amount of $25 per TOPrS per annum. This is equivalent to $      per
TOPrS per annum. The Company or its eligible controlled affiliates may elect to defer interest payments on the Debentures for up to six consecutive quarters, in which case the Partnership would not have sufficient funds to pay a distribution to the Trust, and the Trust would not have sufficient funds to pay cash distributions to you on the TOPrS.

    The Company will guarantee the payment of distributions by the Trust and payments to you if the Trust is liquidated or if the TOPrS are redeemed. This guarantee will be subordinated, and will be only to the extent that the Trust has funds available to pay you but fails to do so. The Company will also guarantee payments by the Partnership to the Trust on a subordinated basis and only to the extent the Partnership has declared a distribution and has funds available to pay the Trust but fails to do so.

    The Trust may redeem the TOPrS on and after            ,     or earlier upon
the occurrence of certain Special Events.

    The Trust will apply to have the TOPrS listed on the New York Stock Exchange (the "NYSE"). If the TOPrS are approved for listing by the NYSE, the Trust expects that trading on the NYSE will commence within 30 days after delivery of the TOPrS.

    INVESTING IN THE TOPRS INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           --------------------------

                                                               PER TOPRS      TOTAL
                                                              -----------  ------------
Public Offering Price.......................................   $           $
Underwriting Discount.......................................   $        (1) $           (1)
Proceeds to Trust...........................................   $           $

(1) The proceeds of the sale of the TOPrS will ultimately be invested in the Debentures and other Eligible Debt Securities; therefore we will pay the
    underwriters $         per TOPrS (or $         in the aggregate) (or
    $         per    TOPrS for sales of more than 10,000 TOPrS to a single
    purchaser).

    The Trust expects that the TOPrS will be ready for delivery in book-entry
form only through the facilities of DTC on or about            ,     .

                           --------------------------

                              MERRILL LYNCH & CO.
                                ---------------

               The date of this prospectus is            , 199 .

-SM- "TOPrS" and "Trust Originated Preferred Securities" are service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Where You Can Find More Information........................................................................           3
Incorporation of Information We File With the SEC..........................................................           3
Summary Information--Q&A...................................................................................           4
Risk Factors...............................................................................................           8
Merrill Lynch & Co., Inc...................................................................................          12
Use Of Proceeds............................................................................................          12
Ratio of Earnings to Fixed Charges.........................................................................          13
Merrill Lynch Preferred Capital Trust VI...................................................................          13
Merrill Lynch Preferred Funding VI, L.P....................................................................          14
Description of the Trust Preferred Securities..............................................................          16
Description of the Trust Guarantee.........................................................................          28
Description of the Partnership Preferred Securities........................................................          31
Description of the Partnership Guarantee...................................................................          43
Certain Federal Income Tax Considerations..................................................................          46
Underwriting...............................................................................................          50
Legal Matters..............................................................................................          52
Experts....................................................................................................          52
Index of Defined Terms.....................................................................................          53
Index to Financial Statements..............................................................................         F-1

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended (the "Securities Act") with the SEC covering the TOPrS. For further information on the Company and the TOPrS, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" the information we file with them, which means:

    - incorporated documents are considered part of the prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):

    - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

    - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

    - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998,
      April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June 3, 1998,
      June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998, July 14, 1998,
      July 15, 1998, July 29, 1998, September 3, 1998, September 8, 1998,
      September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998,
      November 3, 1998, November 24, 1998, December 1, 1998 and December 10,
      1998.

    We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the TOPrS offering, or subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement:

    - reports filed under Sections 13(a) and (c) of the Exchange Act;

    - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

    - any reports filed under Section 15(d) of the Exchange Act.

    You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            SUMMARY INFORMATION--Q&A

    This summary may not contain all the information that may be important to you. The terms "we", the "Company" or "Merrill Lynch" as used in this prospectus refer to Merrill Lynch & Co., Inc. Certain terms used in this summary are defined elsewhere in this prospectus.

    See "Index of Defined Terms" for a cross reference to the location in this prospectus where such terms are defined.

    This summary includes questions and answers that highlight selected information from the prospectus to help you understand the Trust Originated Preferred Securities (the "TOPrS" or "Trust Preferred Securities"). You should carefully read the prospectus to fully understand the terms of the TOPrS, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the TOPrS. You should pay special attention to the "Risk Factors" section to determine whether an investment in the TOPrS is appropriate for you.

WHAT ARE THE TOPRS?

    Each TOPrS represents a preferred undivided beneficial interest in the assets of the Trust. The Company will own all of the common securities of the Trust. The Trust assets will be Partnership Preferred Securities (the "Partnership Preferred Securities") in Merrill Lynch Preferred Funding VI, L.P. The Partnership will use the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the Company, as general partner of the Partnership, to make investments by purchasing Debentures, which are debt instruments of the Company and one or more eligible controlled affiliates of the Company. In addition, the Partnership will invest certain proceeds in Eligible Debt Securities.

WHAT IS THE TRUST?

    Merrill Lynch Preferred Capital Trust VI (the "Trust") is a Delaware statutory business trust that exists for the sole purpose of issuing the TOPrS and investing the proceeds and engaging in incidental activities.

WHAT IS THE PARTNERSHIP?

    Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") is a Delaware limited partnership. The Partnership will initially hold the Debentures and Eligible Debt Securities. The Company is the General Partner of the Partnership.

WHAT DISTRIBUTIONS WILL I RECEIVE ON THE TOPRS?

    The Trust expects to pay you a quarterly cash distribution at the rate of
   % per annum. Distributions are payable on each       ,       ,       and
      , commencing       ,   . Distributions will accumulate from       ,
      , the date of original issuance of the TOPrS. Distributions may be deferred if interest payments on the Debentures are deferred.

WHAT WILL AFFECT THE TRUST'S DISTRIBUTIONS?

    The ability of the Trust to pay you is entirely dependent on its receipt of corresponding distributions from the Partnership Preferred Securities held by the Trust. In turn, the Partnership's ability to pay the Trust is dependent on its receipt of payments on the Debentures and other permitted investments held by the Partnership. In addition, the Partnership has no obligation to make distributions to the Trust.

WHAT ARE THE DEBENTURES?

    The Debentures are long term loans made by the Partnership to the Company and one or more eligible controlled affiliates of the Company. Debentures issued by the Company will be senior unsecured obligations of the Company and will rank equally with all of the Company's other unsecured obligations. Debentures issued by affiliates of the Company will be guaranteed on a subordinated basis by the Company. An issuer of a Debenture may elect to defer interest payments for a period not exceeding six consecutive quarters.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

    Yes, the TOPrS are subject to certain risks. Please refer to the section entitled "Risk Factors" in this prospectus.

WHAT HAPPENS IF THE TRUST DOESN'T PAY MY DISTRIBUTION?

    If at any time:

    - you have not received a distribution for six consecutive quarters,

    - an Investment Event of Default occurs and is continuing on an Affiliate Investment Instrument, or

    - the Company defaults on its obligations under the Trust Guarantee or the Partnership Guarantee,

    then:

    - the Property Trustee may enforce the Partnership's creditors' rights, including the right to receive payments under the Affiliate Investment Instruments and the Investment Guarantees,

    - the Property Trustee has the right to enforce the terms of the Partnership Preferred Securities, including the Trust's right to receive distributions on the Partnership Preferred Securities, and

    - the Trust Guarantee Trustee or the Special Representative, as the holders of the Trust Guarantee (the "Trust Guarantee") and the Partnership Guarantee (the "Partnership Guarantee"), may enforce the Guarantees, including the right to enforce the covenant restricting certain payments to others by the Company and Finance Subsidiaries described below.

    You should be aware that the Special Representative does not have the authority to cause the Partnership to declare distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities, the Trust will not have sufficient funds to make distributions on the TOPrS.

    The Company has agreed that if:

    - payments on a cumulative basis on the TOPrS are not paid to you or set aside by the Trust for payment to you,

    - an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

    - the Company is in default on any of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee,

then, during such period, the Company will not declare or pay dividends on, or acquire, or make a liquidation payment with respect to, any of its capital stock. The Company will not permit any Finance Subsidiary to make any payment of any dividends on, any distribution with respect to, or any acquisition of, or any liquidation payment with respect to, any preferred security of any Finance Subsidiary.

    This limitation prevents the Company from paying cash or certain other dividends to its own shareholders if payments are not being made on the TOPrS, or Debentures or any Affiliate Investment Instrument, or if the Company is in default under any guarantee.

    These provisions will not restrict:

    - the payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Company's capital stock, or conversions or exchanges of common stock of one class into common stock of another class,

    - redemptions or purchases of any rights pursuant to the Company's Rights Agreement dated as of December 2, 1997 between the Company and Chase Mellon Shareholder Services, L.L.C. (the "Rights Agreement") and the issuance of preferred stock pursuant to such rights, and

    - purchases by the Company or its affiliates in connection with transactions for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock.

WHAT HAPPENS IF THE TRUST IS LIQUIDATED?

    If the Trust is liquidated, other than in connection with a Trust Special Event, you will be entitled to receive $25 per TOPrS plus any accumulated and unpaid distributions.

OPTIONAL REDEMPTION

    The Partnership has the option to redeem the Partnership Preferred
Securities, in whole or in part from time to time, on or after       ,       .
If the Partnership Preferred Securities are redeemed, the TOPrS will in turn be redeemed for $25 plus accumulated and unpaid distributions. Neither the Partnership Preferred Securities nor the TOPrS have any scheduled maturity or are redeemable at any time at the option of the holders.

WHAT ARE THE GUARANTEES?

    The Company provides several subordinated guarantees. These are guarantees, to the extent set forth herein, of (1) distributions by the Partnership to the Trust, and by the Trust to you; (2) the amount due to you upon redemption of the TOPrS; (3) the liquidation amount of the TOPrS if the Trust is liquidated; and
(4) payments under Affiliate Investment Instruments.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee, to the extent set forth herein, by the Company of the distribution, redemption and liquidation amounts payable to the holders of the TOPrS. However, the Guarantees do not apply to either (1) current distributions by the Partnership unless and until the Partnership declares distributions out of funds legally available for payment or (2) liquidating distributions unless there are Partnership assets available for payment.

    The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank equally with the most senior preferred stock issued from time to time by the Company, with similar guarantees issued by the Company in connection with prior issues of TOPrS by certain Finance Subsidiaries and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary.

DO I HAVE VOTING RIGHTS?

    Generally, holders of the TOPrS will not have any voting rights, except under the limited circumstances described below. The holders of a majority in liquidation amount of the TOPrS, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee.

WHAT HAPPENS IF SPECIAL EVENT REDEMPTIONS OR DISTRIBUTIONS OCCUR?

    Upon the occurrence of a Trust Tax Event (which event will generally be triggered upon the occurrence of certain adverse tax consequences or the denial of an interest deduction on the Affiliate Investment Instruments held by the Partnership) or a Trust Investment Company Event (which event will generally be triggered if the Trust is considered an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act")), except in certain limited circumstances, the Regular Trustees will have the right to liquidate the Trust and cause Partnership Preferred Securities to be distributed to the holders of the TOPrS. In certain circumstances involving a Partnership Tax Event (which event will generally be triggered upon the occurrence of certain adverse tax consequences or the denial of an interest deduction on the Debentures held by the Partnership) or a Partnership Investment Company Event (which event will generally be triggered if the Partnership is considered an "investment company" under the 1940 Act), the Partnership will have the right to redeem the Partnership Preferred Securities, in whole (but not in part), at $25 per Partnership Preferred Security plus accumulated and unpaid distributions.

FORM OF THE TOPRS

    The TOPrS will be represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the TOPrS will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. TOPrS in certificated form will not be issued in exchange for the global certificate or certificates.

CAN YOU TELL ME MORE ABOUT THE COMPANY?

    Merrill Lynch & Co., Inc. is a holding company. Its subsidiary and affiliated companies provide investment, financing, insurance and related services on a global basis. Our principal executive offices are located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. The Company's telephone number is (212) 449-1000. For information about the Company, see the section "Merrill Lynch & Co., Inc." in the prospectus. You should also read the other documents the Company has filed with the SEC, which you can find by referring to the section "Where You Can Find More Information".

USE OF PROCEEDS

    All of the proceeds from the sale of the Trust Common Securities and the Trust Preferred Securities (together, the "Trust Securities") will be invested by the Trust in the Partnership Preferred Securities. The Partnership will use the funds to make investments in Debentures and other permitted investments. The Company and the subsidiaries of the Company that are the issuers of the Debentures will use the proceeds from the sale of the Debentures for general corporate purposes.

                                  RISK FACTORS

    Your investment in the TOPrS will involve certain risks. You should carefully consider the following discussion of risks before deciding whether an investment in the TOPrS is suitable for you.

DISTRIBUTIONS PAYABLE ONLY IF DECLARED BY THE GENERAL PARTNER

    The Trust's ability to pay distributions to you is dependent upon its receipt of distributions on the Partnership Preferred Securities. If we defer or fail to make interest or principal payments on the Debentures or if we or our Investment Affiliates fail to make such payments on the Affiliate Investment Instruments and we fail to make guarantee payments on the Investment Guarantees, the Partnership will lack the funds necessary to pay distributions on the Partnership Preferred Securities. If the Partnership does not make current distributions on the Partnership Preferred Securities, either because the Company, as the General Partner, does not declare distributions to be made or because the Partnership lacks sufficient funds, the Trust will not have funds to make current distributions on the TOPrS. If the Trust does not make payments to you on the TOPrS, the Company will be restricted from, among other things, paying cash or certain other dividends on its Common Stock.

    TAX CONSEQUENCES OF FAILURE OF DISTRIBUTIONS. Even if the Partnership fails to pay current distributions on the Partnership Preferred Securities, you will be required to accrue income, for United States Federal income tax purposes, on the cumulative deferred distributions (including interest) allocable to your proportionate share of the Partnership Preferred Securities. As a result, you will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if you dispose of your TOPrS prior to the record date for the date on which distributions of such amounts are made by the Trust.

INSUFFICIENT INCOME OR ASSETS AVAILABLE TO PARTNERSHIP

    You are subject to the risk that the current or liquidating distributions paid on the TOPrS will not match the rate paid on the securities held by the Partnership, including the Debentures and any additional securities acquired by the Partnership in the future.

    Such mismatch could occur if:

    - the Company, as the General Partner of the Partnership, in its sole discretion, does not declare distributions on the Partnership Preferred Securities or if the Partnership receives insufficient amounts from its investments to pay the additional compounded distributions that will accumulate on any unpaid distributions,

    - the Partnership reinvests the proceeds received from the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments or Eligible Debt Securities that do not generate income sufficient to pay full distributions in respect of the Partnership
      Preferred Securities at a rate of    % per annum, or

    - the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full or if the Partnership does not make such distributions.

    The Trust will not have sufficient funds available to pay you full current or liquidating distributions on the TOPrS if the Partnership lacks sufficient funds to make current or liquidating distributions on the Partnership Preferred Securities in full.

INVESTMENTS ARE NOT DIVERSIFIED

    With the proceeds from the issuance of the TOPrS and the Trust Common Securities (the "Trust Common Securities"), the Trust will purchase the Partnership Preferred Securities. The Partnership will invest approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's capital contribution in Company Debentures and Affiliate Investment Instruments.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    The occurrence of (i) certain adverse tax consequences to the Trust or the Partnership, or the denial of an interest deduction by an Investment Affiliate on any Affiliate Investment Instrument held by the Partnership, or (ii) the Trust or the Partnership being considered an "investment company" under the 1940 Act would constitute a "Special Event". If a Trust Special Event occurs, there is a possibility that your TOPrS will be redeemed for cash, or that you will receive Partnership Preferred Securities in exchange for your TOPrS. Partnership Preferred Securities may not trade at the same value as the TOPrS. In addition, the receipt of Partnership Preferred Securities may cause you to incur tax liability in excess of what you initially contemplated. There is also the possibility that you will receive Partnership Preferred Securities in the event that a Partnership Special Event occurs.

    TAX CONSEQUENCES. Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States Federal income tax with respect to income on the Partnership Preferred Securities, a distribution of the Partnership Preferred Securities upon the dissolution of the Trust would not be a taxable event to holders of the TOPrS. If as a consequence of a Trust Special Event resulting from the Trust becoming subject to United States Federal income tax with respect to income on the Partnership Preferred Securities, Partnership Preferred Securities distributed to you by the Trust would likely cause you to recognize a gain or loss as if you had exchanged TOPrS for the Partnership Preferred Securities. Similarly, you would recognize a gain or loss if, upon an occurrence of a Partnership Special Event, the Trust redeems the TOPrS for cash.

    EXCHANGE ISSUES. Because you may receive Partnership Preferred Securities upon the occurrence of a Special Event, you are also making an investment decision with regard to the Partnership Preferred Securities and should carefully review all the information regarding the Partnership Preferred Securities contained herein. There can be no assurance as to the market prices for the Partnership Preferred Securities that may be distributed in exchange for TOPrS if a dissolution or liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities that a holder of TOPrS may receive may trade at a discount to the purchase price of the TOPrS.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEES AND THE COMPANY
  DEBENTURE

    You should be aware that the Company's obligations under the Trust Guarantee, the Partnership Guarantee and the Investment Guarantee (the "Guarantees") will not be paid until certain other obligations of the Company have been satisfied in full. The Company's obligations under the Guarantees are:

    - subordinate and junior in right of payment to all liabilities of the Company, and

    - will rank equally:

       - with the most senior preferred stock, if any, issued from time to time by the Company,

       - with similar guarantees issued by the Company in connection with

           - $275,000,000 aggregate liquidation amount of 7.75% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

           - $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

           - $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

           - $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

           - $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V, and

           - with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary.

    The Company's obligations under the Company Debenture are subordinate and junior in right of payment to all Senior Indebtedness. At September 25, 1998, the Company had outstanding Senior Indebtedness aggregating approximately $83.7 billion which would have ranked senior to the Company's obligations under the Guarantees and the Company Debenture.

    There are no terms in the TOPrS, the Partnership Preferred Securities, the Guarantees or the Debentures that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Guarantees.

ENFORCEMENT OF CERTAIN RIGHTS BY OR ON BEHALF OF HOLDERS OF THE TOPRS

    The Special Representative's ability to take action on your behalf is limited, and it is uncertain that you would receive a distribution on the TOPrS even if he or she took such action. Under no circumstances will the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria rather than declaring and making distributions on the Partnership Preferred Securities.

    If a Trust Enforcement Event occurs and is continuing, then

    (a) You would rely on the enforcement by the Property Trustee of its rights, as a holder of the Partnership Preferred Securities, against the Company, including the right to direct the Special Representative to enforce

        (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees,

        (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee, and

       (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and

    (b) the Trust Guarantee Trustee will have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

LIMITED VOTING RIGHTS

    Holders of the TOPrS will have limited voting rights and will not be entitled to vote to appoint, change, or to increase or decrease the number of trustees. Those voting rights are vested exclusively in the Company as the holder of the Trust Common Securities.

TRADING CHARACTERISTICS OF TOPRS

    The price at which the TOPrS may trade may not fully reflect the value of the accumulated but unpaid distributions on the TOPrS (which will equal the accumulated but unpaid distributions on the Partnership Preferred Securities). In addition, as a result of the right of the General Partner not to declare current distributions on the Partnership Preferred Securities, the market price of the TOPrS (which represent undivided beneficial ownership interests in the Partnership Preferred Securities) may be more volatile than other similar securities where there is no such right to not pay current distributions.

    If you dispose of your TOPrS, you will be required to include for United States Federal income tax purposes accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income, and to add such amount to your adjusted tax basis in your pro rata share of the Partnership Preferred Securities deemed disposed of. To the extent the selling price is less than your adjusted tax basis (which will include all accumulated but unpaid distributions), you will recognize a capital loss. Subject to certain limited exceptions, you cannot apply capital losses to offset ordinary income for United States Federal income tax purposes.

NO PRIOR MARKET FOR THE TOPRS

    The TOPrS constitute a new issue of securities with no established trading market. We have applied to list the TOPrS on the NYSE. There can be no assurance that an active market for the TOPrS will develop or be sustained in the future on the NYSE. Although the underwriters have indicated to the Company that they intend to make a market in the TOPrS, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the TOPrS.

    The TOPrS will only be sold to those investors for whom such TOPrS are considered suitable in light of their particular circumstances.

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products; and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting and sale of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    The proceeds to be received by the Trust from the sale of the Trust Preferred Securities and the Trust Common Securities will be used by the Trust to purchase Partnership Preferred Securities, and will be applied by the Partnership to invest in Debentures and other permitted investments. See "Description of the Partnership Preferred Securities--Partnership Investments". The Company and its subsidiaries which are the issuers of the Debentures will use the proceeds from the sale of such Debentures to the Partnership primarily for general corporate purposes. Such general corporate purposes may include the funding of investments in, or extensions of credit to, our subsidiaries, the funding of assets our assets and those of our subsidiaries, the lengthening of the average maturity of our borrowings, and the financing of acquisitions. Pending such applications, the net proceeds will be applied to the reduction of short-term indebtedness or temporarily invested. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that Trust Preferred Securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to us and our subsidiaries would be reduced.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, Merrill Lynch acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if Merrill Lynch and Midland had always been combined.

    The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

                                                                      YEAR ENDED LAST FRIDAY IN DECEMBER
                                                        ---------------------------------------------------------------
                                                          1993(A)       1994         1995         1996         1997
                                                        -----------     -----        -----        -----        -----
Ratio of earnings to fixed charges....................         1.4          1.2          1.2          1.2          1.2

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 25,
                                                              1998
                                                        -----------------
Ratio of earnings to fixed charges....................            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

    Merrill Lynch Preferred Capital Trust VI is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 7, 1998; such declaration will be amended and restated in its entirety (as so amended and restated, the "declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all the Trust Preferred Securities. See "Description of the Trust Preferred Securities". The Company will acquire Trust Common Securities in an amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly, the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the declaration, there will initially be four trustees (the "trustees") for the Trust. Two of the trustees will be individuals who are employees or officers of or who are affiliated with the Company (the "Regular Trustees"). The third trustee will be a financial institution that is unaffiliated with the Company and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Chase Manhattan Bank, a New York banking corporation, will act as Property Trustee, and its affiliate, Chase Manhattan Bank Delaware, a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the Trust Indenture Act, The Chase Manhattan Bank will also act as trustee under the Trust Guarantee (the "Trust Guarantee Trustee"), as Property Trustee under the declaration and as trustee under the indenture applicable to the Company Debenture.

    The Property Trustee will hold title to the Partnership Preferred Securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Partnership Preferred Securities under the Amended and Restated Agreement of Limited Partnership to be entered into by the Company and the Trust (the "Limited Partnership Agreement") as the holder of the Partnership Preferred Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).

    For so long as the Trust Preferred Securities remain outstanding, the Company will covenant (i) to maintain directly 100% ownership of the Trust Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of the Trust and (iii) to use its commercially reasonable efforts to ensure that the Trust will not be (A) an "investment company" for purposes of the 1940 Act or (B) classified as other than a grantor trust for United States Federal income tax purposes.

    The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the declaration and the Trust Act. See "Description of the Trust Preferred Securities". The declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The location of the principal executive office of the Trust is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and its telephone number is (212) 449-1000.

                    MERRILL LYNCH PREFERRED FUNDING VI, L.P.

    Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"), on December 7, 1998 for the exclusive purposes of purchasing certain eligible debt securities of the Company and wholly-owned subsidiaries of the Company (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities to the Trust and a capital contribution from the Company in exchange for the general partner interest in the Partnership. Pursuant to the certificate of limited partnership, as amended, and the Limited Partnership Agreement, the Company is the sole general partner of the Partnership (in such capacity the "General Partner"). Upon the issuance of the Partnership Preferred Securities, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneously with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the Partnership.

    The Partnership is managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Affiliate Investment Instruments and Eligible Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto.

To the extent that aggregate payments to the Partnership on the Affiliate Investment Instruments and on Eligible Debt Securities exceed distributions accumulated or payable with respect to the Partnership Preferred Securities, the Partnership may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

    For so long as the Partnership Preferred Securities remain outstanding, the General Partner will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership,
(ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement and (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be (A) an "investment company" for purposes of the 1940 Act or (B) an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes. The Company or the then General Partner may transfer its obligations as General Partner to a wholly-owned direct or indirect subsidiary of the Company provided that (i) such successor entity expressly accepts such transfer of the obligations as General Partner and (ii) prior to such transfer, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) the Partnership will be treated as a partnership for United States Federal income tax purposes, (B) such transfer would not cause the Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes, (C) following such transfer, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such transfer will not adversely affect the limited liability of the holders of the Partnership Preferred Securities.

    The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Partnership Preferred Securities".

    The Limited Partnership Agreement provides that the General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and be responsible for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the Partnership (i.e., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it). The Partnership's business and affairs will be conducted by the General Partner.

    The location of the principal executive offices of the Partnership is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281 and its telephone number is (212) 449-1000.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities will be issued pursuant to the terms of the declaration. The declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, will act as trustee for the Trust Preferred Securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the declaration, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

    The Trust Preferred Securities will be issued in fully registered form without coupons. Trust Preferred Securities will not be issued in bearer form. See "--Book-Entry Only Issuance--The Depository Trust Company".

    The declaration authorizes the Regular Trustees of the Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. Title to the Partnership Preferred Securities will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The declaration does not permit the Trust to acquire any assets other than the Partnership Preferred Securities or the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments out of money held by the Trust upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Trust Guarantee". The Trust Guarantee will be held by The Chase Manhattan Bank, the Trust Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, holders of Trust Preferred Securities will have the remedies described below under "--Trust Enforcement Events".

DISTRIBUTIONS

    The distribution rate on Trust Preferred Securities will be fixed at a rate
per annum of    % of the stated liquidation amount of $25 per Trust Preferred
Security and will be paid if, as and when the Trust has funds available for payment. Distributions not paid on the scheduled payment date will accumulate
and compound quarterly at a rate per annum equal to    %. The term
"distribution" as used herein includes any such compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in
arrears on each       ,       ,       and       , commencing             , 199
if, as and when available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities.

    Distributions on the Trust Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership with respect to the Partnership Preferred Securities or from the Company on the Partnership Guarantee or the Trust Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. Pursuant to the Limited Partnership Agreement, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event. See "Description of Partnership Preferred Securities--Partnership Enforcement Events".

    The assets of the Partnership will consist only of Affiliate Investment Instruments (which initially will be the Debentures) and Eligible Debt Securities. To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests defer or fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See "Description of the Partnership Preferred Securities--Distributions" and "Description of the Trust Guarantee". In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

    Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the distribution subject to such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

TRUST ENFORCEMENT EVENTS

    The occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six consecutive quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Guarantee or (iii) a Partnership Enforcement Event under the Limited Partnership Agreement, will constitute an enforcement event under the declaration with respect to the Trust Securities (a "Trust Enforcement Event"); provided, that pursuant to the declaration, the holder of the Trust Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Trust Common Securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the declaration and, in the case of a Partnership Enforcement Event, the Special Representative with respect to certain matters under the Limited Partnership Agreement. See "Description of the Partnership Preferred Securities--Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

    Upon the occurrence of a Trust Enforcement Event, (a) the Property Trustee, as the holder of the Partnership Preferred Securities, shall have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

    If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a holder of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may directly institute a legal proceeding against the Partnership and the Special Representative to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity. In addition, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments after a holder of Trust Preferred Securities has made a written request, a holder of record of Trust Preferred Securities may on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then a holder of Trust Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment.

    Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred

Securities--Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.

    The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration.

MANDATORY REDEMPTION

    The Partnership Preferred Securities may be redeemed by the Partnership at the option of the General Partner, in whole or in part, at any time on or after
      ,       or at any time in certain circumstances upon the occurrence of a
Partnership Special Event. Upon such redemption of the Partnership Preferred Securities (either at the option of the General Partner or pursuant to a Partnership Special Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Partnership Preferred Securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions thereon; PROVIDED, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Partnership Preferred Securities--General" and "--Optional Redemption".

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as hereinafter defined, and each, a "Trust Special Event") shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the Trust, if any, Partnership Preferred Securities would be distributed on a pro rata basis to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust; PROVIDED, HOWEVER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Partnership, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a "Trust Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Debentures issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States Federal income tax purposes even if the Partnership Preferred Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days notice and promptly following such redemption, the Trust Preferred Securities and Trust Common Securities will be redeemed by the Trust at the Redemption Price.

    "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in such matters (a "Trust Dissolution Tax Opinion") to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein,

(b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus (collectively a "Tax Action"), which Tax Action relates to any of the items described in (i) through (iii) below, and that following the occurrence of such Tax Action there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, (ii) the Trust is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

    Recently, the Internal Revenue Service ("IRS") asserted that the interest payable on a security issued in circumstances with certain similarities to the issuance of the Debentures issued by the Investment Affiliates to the Partnership was not deductible for United States Federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter were to be litigated and the Tax Court were to sustain the IRS's position on this matter, such judicial decision could constitute a Trust Tax Event, which could result in an early redemption of the Trust Preferred Securities.

    "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

    If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the NYSE or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

    On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities having a liquidation preference equal to the stated liquidation amount of such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market price for the Partnership Preferred Securities which may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities exchanged.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accumulated and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Partnership Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the Trust Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price (the "Redemption Price"), but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the amount payable subject to such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee described under "Description of the Trust Guarantee", distributions on such Trust Preferred Securities will continue to accumulate from the original redemption date to the date of payment.

    In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that the Trust Preferred Securities do not remain in book-entry only form and fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed.

    Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF TRUST COMMON SECURITIES

    Payment of amounts upon liquidation of the Trust Securities shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust.

    In the case of any Trust Enforcement Event, the holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holder of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Trust Liquidation"), the holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (the "Trust Liquidation Distribution"), unless, in connection with such Trust Liquidation, Partnership Preferred Securities have been distributed on a pro rata basis to the holders of the Trust Securities.

    If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except in the limited circumstances described above under "--Subordination of Trust Common Securities".

    Pursuant to the declaration, the Trust shall terminate (i) upon the bankruptcy of the Company, (ii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) upon the distribution of all of the Partnership Preferred Securities upon the occurrence of a Trust Special Event, (iv) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (v) upon the redemption of all the Trust Securities.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Trust Guarantee--Amendments and Assignment", and as otherwise required by law and the declaration, the holders of the Trust Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the declaration, including the right to direct the Property Trustee, as holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Limited Partnership Agreement as a holder of the Partnership Preferred Securities, including the right to direct the Special Representative to exercise its rights in the manner described above under "--Trust Enforcement Events" and (ii) consent to any amendment, modification, or termination of the Limited Partnership Agreement or the Partnership Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Partnership Preferred Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the Limited Partnership Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See "Description of the Partnership Preferred Securities--Voting Rights". The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and that after such action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.

    A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.

    Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the declaration.

    Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, except for Trust Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Trust Preferred Securities, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Securities were not outstanding; provided, however, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.

    The procedures by which holders of Trust Preferred Securities represented by the global certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance-- The Depository Trust Company".

    Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the holder of all of the Trust Common Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions, assets and payments,
(ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities, (iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

MODIFICATION OF THE DECLARATION

    The declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, further that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    The declaration may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration, (iii) add to the covenants, restrictions or obligations of the Sponsor, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of the declaration to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States Federal income tax purposes, (ii) cause the Partnership to be classified as an association or publicly traded partnership taxable as a corporation for such purposes, (iii) reduce or otherwise adversely affect the powers of the Property Trustee or (iv) cause the Trust or the Partnership to be deemed an "investment company" which is required to be registered under the 1940 Act.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depository (the "Depository") for the Trust Preferred Securities and, to the extent distributed to the holders of Trust Preferred Securities, the Partnership Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Trust Preferred Securities certificates ("Global Certificates"), representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Trust Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Trust Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such direction. Also, if there is a Trust Enforcement Event under the Trust Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants in accordance with its customary procedures.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Trust Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Trust Preferred Securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Trust Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as described, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Trust Preferred Security certificates are required to be printed and delivered to the Property Trustee. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the Trust Preferred Securities will be printed and delivered to the Property Trustee. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a Global Certificate.

    DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

PAYMENT

    Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Regular Trustees. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, AND PAYING AGENT

    The Property Trustee will act as Registrar, Transfer Agent and Paying Agent for the Trust Preferred Securities.

    Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.

GOVERNING LAW

    The declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities.

    Holders of the Trust Preferred Securities have no preemptive rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

    Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Chase Manhattan Bank, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

GENERAL

    Pursuant to the Trust Guarantee, the Company will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions on the Trust Preferred

Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

    The Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities from the time of issuance of such Trust Preferred Securities but will only apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, to the extent the Trust shall have funds available therefor. If the Partnership fails to declare distributions on Partnership Preferred Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities will have the remedies described herein under "Description of the Trust Preferred Securities--Trust Enforcement Events", including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See "--Covenants of the Company" below.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors-- Insufficient Income or Assets Available to Partnership".

COVENANTS OF THE COMPANY

    The Company will covenant in the Trust Guarantee that, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE

    An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of Trust Preferred Securities has made a written request, such holder may institute a legal proceeding directly against the Company to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if the Company has failed to make a guarantee payment under the Trust Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding in such holder's own name against the Company for enforcement of the Trust Guarantee for such payment.

STATUS OF THE TRUST GUARANTEE; SUBORDINATION

    The Trust Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I, the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III, the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV, the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. "Finance Subsidiary" means Merrill Lynch Preferred Capital Trust I, Merrill Lynch Preferred Capital Trust II, Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, Merrill Lynch Preferred Capital Trust V and any other wholly-owned subsidiary of the Company the principal purpose of which is to raise capital for the Company by issuing securities that are guaranteed by the Company and the proceeds of which are loaned to or invested in the Company or one or more of its affiliates. Accordingly, the rights of the holders of Trust Preferred Securities to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Trust Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee.

    The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth under "Description of the Trust Preferred Securities-- Voting Rights". All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with permitted merger or consolidation of the Company with or into another entity or permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Trust Guarantee, the Company may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Trust Preferred Securities then outstanding.

TERMINATION OF THE TRUST GUARANTEE

    The Trust Guarantee will terminate as to each holder of Trust Preferred Securities upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) distribution of the Partnership Preferred Securities held by the Trust to the holders of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sum paid under such Trust Preferred Securities or such Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

    The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Trust Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

GENERAL

    All of the partnership interests in the Partnership, other than the Partnership Preferred Securities acquired by the Trust, are owned directly by the Company. Initially, the Company will be the sole General Partner of the Partnership. The Limited Partnership Agreement authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in the Partnership. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in the Partnership. Except as otherwise described herein or provided in the Limited Partnership

Agreement, the Limited Partnership Agreement does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the Partnership.

    The summary of certain material terms and provisions of the Partnership Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the Partnership Act.

DISTRIBUTIONS

    Holders of Partnership Preferred Securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of the Partnership legally available for payment. The distributions payable on each Partnership Preferred Security will
be fixed at a rate per annum of    % of the stated liquidation preference of $25
per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal
to    %. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Partnership Preferred Securities will be payable
quarterly in arrears on       ,       ,   , and             of each year,
commencing             , 199 . If distributions are not declared and paid when
scheduled, the accumulated distributions shall be paid to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the record date with respect to the payment date for the Partnership Preferred Securities.

    The Partnership's earnings available for distribution to the holders of the Partnership Preferred Securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on Eligible Debt Securities in which the Partnership has invested from time to time. See "--Partnership Investments". To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities, in which event the Partnership Guarantee will not apply to such distributions until the Partnership has sufficient funds available therefor. See "Description of the Partnership Guarantee". In addition, distributions on the Partnership Preferred Securities may be declared and paid only as determined in the sole discretion of the General Partner of the Partnership. If the Partnership fails to declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

    Distributions on the Partnership Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a

Trust Special Event, as long as the Partnership Preferred Securities remain) in book-entry only form, will be one Business Day prior to the relevant payment dates. In the event the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities) shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PARTNERSHIP ENFORCEMENT EVENTS

    If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"): (i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or (iii) an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument, then the Property Trustee, for so long as the Partnership Preferred Securities are held by the Property Trustee, will have the right, or holders of the Partnership Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of such holders (a) under the Limited Partnership Agreement to enforce the terms of the Partnership Preferred Securities, including the right to appoint and authorize a special representative of the Partnership and the limited partners (a "Special Representative") to enforce (1) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (3) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

    If the Special Representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may directly institute a legal proceeding against the Company to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. A holder of Partnership Preferred Securities may also bring a direct action against the Company to enforce such holder's right under the Partnership Guarantee. See "Description of the Partnership Guarantee--Events of Default; Enforcement of Partnership Guarantee".

    Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "--Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.

The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

PARTNERSHIP INVESTMENTS

    Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's contemporaneous capital contribution (the "Initial Partnership Proceeds") will be used by the Partnership to purchase the Debentures and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the Debentures by the Partnership will occur contemporaneously with the issuance of the Partnership Preferred Securities.

    The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments (the "Debentures"). The Company anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a Debenture of the Company (the "Company Debenture"), and approximately 14% of the Initial Partnership Proceeds will be used to purchase Debentures of one or more eligible controlled affiliates of the Company (the "Affiliate Debentures"). Each Debenture is expected to have a term of 20 years
and to provide for interest payable on       ,       ,       and       of each
year, commencing             , at market rates for such Debentures. The
Debentures will be general unsecured debt obligations of the relevant issuer, except that the Company Debenture will rank subordinate and junior to all Senior Indebtedness of the Company.

    The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. The Debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger and sale or conveyance of assets. The Debentures will contain redemption provisions that correspond to the redemption provisions applicable to the Partnership Preferred Securities, including an option to redeem the Debentures by the
relevant issuer, in whole or in part, from time to time, on or after       ,
      , and following the occurrence of a Partnership Special Event, in each case, in the same manner described under "--Optional Redemption" and "--Partnership Special Event Redemption". The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by the Partnership in the future, will also contain customary events of default (the "Investment Events of Default"), including events of default for defaults in payments on such securities when due (provided that no default shall occur upon a valid deferral of an interest payment by an issuer), defaults in the performance of the relevant issuer's obligations under its Debenture or Affiliate Investment Instruments, as the case may be, and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods).

    The payment of interest and principal when due and other payment terms of the Debentures (other than the Company Debenture), will be guaranteed to the extent described herein (each, an "Investment Guarantee") by the Company for the benefit of the holders of Partnership Preferred Securities. See "--Investment Guarantees".

    Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company which evidence any of the following: (a) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"); (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution (as defined herein) and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

    "Eligible Institution" means (a) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either
(A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

    The Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus, the Company, as the General Partner, does not intend to cause the Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by the Partnership in the manner described below, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

    The fairness of specific terms of all Affiliate Investment Instruments (including the Debentures) will be passed upon by a nationally recognized accounting firm, bank or investment banking firm that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries (the "Independent Financial Advisor").

    The Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to each such Affiliate Investment Instrument, including the satisfaction of the following conditions: (i) the Partnership did not hold debt securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of such proposed investment; (ii) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by the Partnership; (iii) the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by the Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any, included therein; and (iv) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Commission. The term "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the Company. If the Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, the Partnership may only invest such funds in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

INVESTMENT GUARANTEES

    GENERAL

    The Company will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of Partnership Preferred Securities with respect to each Debenture issued by an Investment Affiliate (other than the Company Debenture) to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth therein, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, the Partnership invests in additional Affiliate Investment Instruments, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.

    The Investment Guarantees will constitute guarantees of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity). If no Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce such Investment Guarantee on behalf of the holders of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of Trust Preferred Securities may institute its own legal proceeding to enforce such Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee (without duplication of amounts theretofore paid by the relevant Investment Affiliate).

    AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, provided that for so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation amount of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of Partnership Preferred Securities. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Investment Guarantees, the Company may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

    STATUS OF THE INVESTMENT GUARANTEES

    The Company's obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all other liabilities of the

Company and will rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I, the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III, the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV, the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of the Debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Investment Guarantees (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

    GOVERNING LAW

    The Investment Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

OPTIONAL REDEMPTION

    The Partnership Preferred Securities are redeemable, at the option of the
General Partner, in whole or in part, from time to time, on or after       ,
      , upon not less than 30 nor more than 60 days notice, at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon. If the Partnership redeems Partnership Preferred Securities in accordance with the terms thereof, Trust Securities will be mandatorily redeemed at the Redemption Price. If a partial redemption would result in the delisting of the Trust Preferred Securities (or, if the Trust is liquidated in connection with a Trust Special Event, or if a partial redemption would result in the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole.

PARTNERSHIP SPECIAL EVENT REDEMPTION

    If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as hereinafter defined, and each a "Partnership Special Event") shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, provided that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Partnership Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership attributable to the Partnership Special Event.

    "Partnership Tax Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States Federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instrument issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States Federal income tax purposes.

    Recently, the IRS asserted that the interest payable on a security issued in circumstances with certain similarities to the issuance of the Debentures issued by the Investment Affiliates to the Partnership was not deductible for United States Federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter were to be litigated and the Tax Court were to sustain the IRS's position on this matter, such judicial decision could constitute a Partnership Tax Event, which could result in an early redemption of the Partnership Preferred Securities.

    "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in 1940 Act Law, the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

REDEMPTION PROCEDURES

    The Partnership may not redeem fewer than all the outstanding Partnership Preferred Securities unless all accumulated and unpaid distributions have been paid on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Partnership gives a notice of redemption in respect of Partnership Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership (i) if the Partnership Preferred Securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (ii) if the Partnership Preferred Securities are held in certificated form, will deposit with the paying agent for the Partnership Preferred Securities funds sufficient to pay such amount in respect of any Partnership Preferred Securities in certificated form and will give such paying agent irrevocable instructions and authority to pay such amounts to the holders of Partnership Preferred Securities upon surrender of their certificates. See "Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company".

    If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders of such Partnership Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by the Company pursuant to the Partnership Guarantee described under "Description of the Partnership Guarantee," distributions on such Partnership Preferred Securities will continue to accumulate, from the original redemption date to the date of payment.

    Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Partnership Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Partnership Preferred Securities, the aggregate of the stated liquidation preference of $25 per Partnership Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Partnership Liquidation Distribution").

    Pursuant to the Limited Partnership Agreement, the Partnership shall be dissolved and its affairs shall be wound up: (i) upon the bankruptcy of the General Partner, (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued in accordance with the Partnership Act, (iii) if the Partnership has redeemed or otherwise purchased all the Partnership Preferred Securities, (iv) upon the entry of a decree of judicial dissolution or (v) upon the written consent of all partners of the Partnership.

VOTING RIGHTS

    Except as provided below and under "Description of the Partnership Guarantee--Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Partnership Preferred Securities will have no voting rights.

    Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Partnership Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the limited partners if (1) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accumulated and unpaid distributions on the Partnership Preferred Securities, (2) such Investment Event of Default, as the case may be, shall have been cured, and (3) the Company is in compliance with all its obligations under the Partnership

Guarantee and the Company, in its capacity as the General Partner, shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Limited Partnership Agreement, including the right to declare, in its sole discretion, the payment of distributions on the Partnership Preferred Securities for which the failure of such declaration would not constitute a default under the Limited Partnership Agreement.

    If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Partnership Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in the Partnership ranking, as to participation in the profits or distributions or in the assets of the Partnership, senior to the Partnership Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the occurrence of a Partnership Special Event or (y) as described under "Merger, Consolidation or Amalgamation of the Partnership" below, then the holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class, and such amendment or proposal shall not be effective except with the approval of the holders of a majority in liquidation preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; provided, however, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by clauses (x) and (y) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters.

    The General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments,
(iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable, (iv) waive the breach of the covenant by the Company to restrict certain payments by the Company, or (v) consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor, without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; provided, however, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the holders of the Partnership Preferred Securities without the approval of such revocation by a majority in liquidation preference of the outstanding Partnership Preferred Securities. The General Partner shall notify all holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

    Any required approval of holders of Partnership Preferred Securities may be given at a separate meeting of holders of Partnership Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instruction for the delivery of proxies or consents.

    No vote or consent of the holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with the Limited Partnership Agreement.

    Notwithstanding that holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are beneficially owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, except for Partnership Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Partnership Preferred Securities; shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding, provided, however, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities pursuant to the terms of such pledge.

    Holders of the Partnership Preferred Securities will have no rights to remove or replace the General Partner.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP

    The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Partnership may, without the consent of the holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the "Partnership Successor Securities") so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) the Partnership Preferred Securities or any Partnership Successor Securities are listed, or any Partnership Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Partnership Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or Partnership Preferred Securities (including any Partnership Successor Securities) in any material respect (other than, in the case of the Partnership Preferred Securities, with respect to any dilution of the holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) such successor entity will be treated as a partnership for United States Federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as an association taxable as a corporation for United States

Federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Partnership Preferred Securities and (viii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.

BOOK-ENTRY AND SETTLEMENT

    If the Partnership Preferred Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, the Partnership Preferred Securities will be issued in the form of one or more global certificates (each a "Global Partnership Security") registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see "Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any Partnership Preferred Securities represented by one or more Global Partnership Securities.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    The General Partner will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Trust or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form. In the event the Partnership Preferred Securities are distributed in connection with a Trust Special Event and the book-entry system for the Partnership Preferred Securities is discontinued, it is anticipated that The Chase Manhattan Bank or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities.

    Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

    The Partnership will not be required to register or cause to be registered the transfer of Partnership Preferred Securities after such Partnership Preferred Securities have been called for redemption.

MISCELLANEOUS

    The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that (i) the Partnership will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as an association taxable as a corporation for United States Federal income tax purposes, (ii) the Affiliate Investment Instruments will be treated as indebtedness of the issuer of such debt instruments for United States Federal income tax purposes and (iii) the Partnership will not be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code) taxable as a corporation. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Partnership Preferred Securities.

                    DESCRIPTION OF THE PARTNERSHIP GUARANTEE

    Set forth below is a summary of information concerning the Partnership Guarantee (the "Partnership Guarantee") that will be executed and delivered by the Company for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The General Partner will hold the Partnership Guarantee for the benefit of the holders of the Partnership Preferred Securities.

GENERAL

    Pursuant to the Partnership Guarantee, the Company will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, the following payments (the "Partnership Guarantee Payments"): (i) any accumulated and unpaid distributions that have theretofore been declared on the Partnership Preferred Securities out of funds legally available therefor, (ii) the redemption price with respect to any Partnership Preferred Securities called for redemption by the Partnership out of funds legally available therefor, and
(iii) upon a liquidation of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of Partnership Preferred Securities in liquidation of the Partnership. The Company's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the Partnership to pay such amounts to such holders.

    The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Partnership shall have funds available therefor. If Investment Affiliates (including, where applicable, the Company, as guarantor) of the Affiliate Investment Instruments in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, guarantees), the Partnership may not declare or pay dividends on the Partnership Preferred Securities. In such event, holders of the Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of the Partnership Preferred Securities will have the remedies described herein under "Description of the Partnership Preferred Securities--Partnership Enforcement Events", including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See "--Covenants of the Company" below.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors-- Insufficient Income or Assets Available to Partnership".

COVENANTS OF THE COMPANY

    The Company will covenant in the Partnership Guarantee that if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment,
(b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class, (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to such rights and (z) purchases or acquisitions by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE

    An event of default under the Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under the Partnership Guarantee. If the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities may institute a legal proceeding directly against the Company to enforce the Special Representative's rights under the Partnership Guarantee without first instituting a legal proceeding against the Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION

    The Partnership Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock issued from time to time by the Company, with similar guarantees issued by the Company in connection with the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I, the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II, the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III, the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV, the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any other Finance Subsidiary. Accordingly, the rights of the holders of Partnership Preferred Securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Partnership Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The Limited Partnership Agreement provides that each holder of Partnership Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Partnership Guarantee.

    The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

    The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Partnership Guarantee, the Company may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

    The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities upon (i) full payment of the redemption price of all Partnership Preferred Securities or (ii) full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of the Partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities must in accordance with the Partnership Act restore payment of any sums paid under the Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

GOVERNING LAW

    The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    In the opinion of Brown & Wood LLP, tax counsel to the Company, the Trust and the Partnership ("Tax Counsel"), the following summary accurately describes the material United States Federal income tax consequences that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined herein) who purchase the Trust Preferred Securities upon original issuance. As used herein, a "United States Person" means a person that is a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), or an estate or trust as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

    The Trust Preferred Securities are not being marketed to persons that are not United States Persons ("non-United States Persons") and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect the Trust and the Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the Trust Preferred Securities held by such non-United States Persons at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS form W-8, an IRS form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury. NON-UNITED STATES PERSONS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF TRUST PREFERRED SECURITIES.

    Tax Counsel has advised that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

    HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE

POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES OR REDEMPTION OF THE PARTNERSHIP PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES--TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION" AND "DESCRIPTION OF THE PARTNERSHIP PREFERRED
SECURITIES--PARTNERSHIP SPECIAL EVENT REDEMPTION" RESPECTIVELY.

CLASSIFICATION OF THE TRUST

    Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Trust Preferred Securities will be considered the owner of an undivided interest in the Partnership Preferred Securities held by the Trust, and each holder will be required to include in its gross income its distributive share of income attributable to the Partnership, which generally will be equal to such holder's allocable share of amounts accrued on the Partnership Preferred Securities. No amount included in income with respect to the Trust Preferred Securities will be eligible for the corporate dividends-received deduction.

CLASSIFICATION OF THE PARTNERSHIP

    Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Partnership will be classified for United States Federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

    Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of the Partnership and is conditioned upon certain representations made by the General Partner and the Partnership as to factual matters, such as the organization and the operation of the Partnership and the type and frequency of investments made by the Partnership.

    The General Partner has represented that it intends to operate the Partnership in a manner such that it will continue to constitute a partnership for all future taxable periods in which any Partnership Preferred Securities remain outstanding. In particular, pursuant to the Limited Partnership Agreement, the General Partner is prohibited from taking any action that would cause the Partnership to constitute a "publicly traded partnership" taxable as a corporation under section 7704(a) of the Code. Accordingly, it is expected that the Partnership will continue to qualify as a partnership, and therefore will not constitute a publicly traded partnership taxable as a corporation, for all taxable years in which the Partnership Preferred Securities remain outstanding.

CLASSIFICATION OF THE DEBENTURES

    The Partnership, the Company, the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness of the relevant issuer for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness of the relevant issuer for United States Federal income tax purposes.

INCOME AND DEDUCTIONS

    A holder's distributive share of income attributable to the Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the Trust Preferred Securities. Accordingly, if quarterly distributions on the Trust Preferred Securities are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder with respect to its Trust Preferred Securities.

    The nature and timing of the income that is allocated to holders of Trust Preferred Securities will, however, depend on the United States Federal income tax characterization of the investments held by the Partnership during the period in question. Because the Partnership will be an accrual basis taxpayer for United States Federal income tax purposes, income will accrue on the Trust Preferred Securities and will be allocated to holders of Trust Preferred Securities on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the Trust Preferred Securities, regardless of the holders' method of accounting. Actual cash distributions on the Trust Preferred Securities will not, however, be separately reported as taxable income to the holders at the time they are received.

    If distributions on the Partnership Preferred Securities are not made currently, the corresponding distributions on the Trust Preferred Securities will not be made currently. Because the Partnership is an accrual basis taxpayer it can be expected that during a period in which interest payments on the Debentures or distributions on the Partnership Preferred Securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their Trust Preferred Securities. The amount of income that will be allocated to holders of Trust Preferred Securities during any such deferral period will equal their pro rata share of the amount of distributions accruing on the Partnership Preferred Securities during such deferral period.

    The Partnership does not presently intend to make an election under Section 754 of the Code. Accordingly, a subsequent purchaser of Trust Preferred Securities will not be permitted to adjust the tax basis in his allocable share of the Partnership's assets so as to reflect any difference between his purchase price for the Trust Preferred Securities and his share of the Partnership's underlying tax basis in its assets. As a result, a holder of Trust Preferred Securities may be required to report a larger or smaller amount of income from holding the Trust Preferred Securities than would otherwise be appropriate based upon the holder's purchase price for the Trust Preferred Securities.

RECEIPT OF PARTNERSHIP PREFERRED SECURITIES UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution", Partnership Preferred Securities may be distributed to holders of Trust Preferred Securities in exchange for their Trust Preferred Securities and in liquidation of the Trust. Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States Federal income tax with respect to income accrued or received on the Partnership Preferred Securities, such a distribution to holders would, for United States Federal income tax purposes, be treated as a nontaxable event to each holder, each holder would receive an aggregate tax basis in the Partnership Preferred Securities equal to such holder's aggregate tax basis in its Trust Preferred Securities, and a holder's holding period in the Partnership Preferred Securities so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Such gain or loss would be equal to the difference between the holder's aggregate tax basis in its Trust Preferred Securities surrendered in the exchange and the aggregate fair market value of the Partnership Preferred Securities received in the exchange.

REDEMPTION OF TRUST PREFERRED SECURITIES FOR CASH

    Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities--Mandatory Redemption", "Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities-- Partnership Special Event Redemption", the General Partner may cause the Partnership to redeem the Partnership Preferred Securities for cash, in which event the Trust shall simultaneously apply the proceeds of such redemption to redeem the Trust Preferred Securities. Under current law, such a redemption would constitute, for United States Federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it sold the holder's proportionate interest in the redeemed Partnership Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See "--Disposition of Trust Preferred Securities".

DISPOSITION OF TRUST PREFERRED SECURITIES

    A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Trust Preferred Securities and the holder's adjusted tax basis in such Trust Preferred Securities. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year at the time of the sale. A holder will be required to include accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis of its Trust Preferred Securities.

    A holder's tax basis in its Trust Preferred Securities generally will equal
(i) the amount paid by such holder for its Trust Preferred Securities, (ii) increased by the amount includible in income by such holder with respect to its Trust Preferred Securities, and (iii) reduced by the amount of cash or other property distributed to such holder with respect to its Trust Preferred Securities. A holder who acquires Trust Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in all of his Trust Preferred Securities and, upon sale or other disposition of some of such Trust Preferred Securities, to allocate a pro rata portion of such aggregate tax basis to the Trust Preferred Securities sold (rather than maintaining a separate tax basis in each Trust Preferred Security for purposes of computing gain or loss on a sale of that Trust Preferred Security).

OTHER PARTNERSHIP PROVISIONS

    SECTION 708. Under Section 708 of the Code, the Partnership will be deemed to terminate for United States Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a deemed termination were to occur, the Partnership would be considered to have contributed its assets to a new partnership in return for partnership interests therein and then to have distributed those new partnership interests to the partners of the old partnership in liquidation thereof.

    SECTION 701.  The Department of Treasury has promulgated regulations under
Section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code or to treat a partnership as an aggregate of its partners as appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. The Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that the Partnership is not of the type intended to fall within the scope of these regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Income on the Trust Preferred Securities will be reported to holders on an IRS Form 1099, which form should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year. Payments made on and proceeds from the sale of Trust Preferred Securities may be subject to a "back-up" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount generally will be allowed as a credit against the holder's United States Federal income tax, provided the required information is timely filed with the IRS.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the back-up withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the underwriters
named below, and each of the underwriters, for whom MLPF&S and             (the
"underwriters") are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Trust Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the Purchase Agreement may be terminated.

                                                                             NUMBER OF TRUST
                                                                                PREFERRED
             UNDERWRITERS                                                       SECURITIES
--------------------------------------------------------------------------  ------------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated....................................................
                                                                            ------------------
          Total...........................................................
                                                                            ------------------
                                                                            ------------------

    The underwriters propose to offer the Trust Preferred Securities to the public at the public offering price set forth on the cover page of this prospectus, and, to certain dealers at such price less a concession not in
excess of $         per Trust Preferred Security; provided, that such concession for sales of 10,000 or more Trust Preferred Securities to any single purchaser
will be $         per Trust Preferred Security. The underwriters may allow, and
such dealers may reallow, a discount not in excess of $         per Trust
Preferred Security to certain brokers and dealers. After the Trust Preferred Securities are released for sale to the public, the offering price, concession and discount may be changed. Proceeds to be received by the Company will be net of the underwriting discount and expenses payable by the Company.

    In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the investment instruments of the Company and its subsidiaries, the Purchase Agreement provides that the Company will pay as compensation (the "underwriters' compensation") to the underwriters,
an amount in immediately available funds of $         per Trust Preferred
Security (or $         in the aggregate) for the accounts of the several
underwriters; provided that, such compensation for sales of 10,000 or more Trust Preferred Securities to any single purchaser will be

$         per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of underwriters' compensation will be less than the aggregate amount specified in the preceding sentence.

    Application will be made to list the Trust Preferred Securities on the NYSE. Trading of the Trust Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Trust Preferred Securities prior to the commencement of trading on the NYSE. The Representatives will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market making activities, if commenced, at any time.

    Prior to this offering there has been no public market for the Trust Preferred Securities. In order to meet one of the requirements for listing the Trust Preferred Securities on the NYSE, the underwriters will undertake to sell lots of 100 or more Trust Preferred Securities to a minimum of 400 beneficial holders, that there will be at least one million units of Trust Preferred Securities outstanding and that the Trust Preferred Securities will have a minimum market value of $4,000,000.

    The Trust, the Company, and the Partnership have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

    Because MLPF&S, one of the underwriters in the offering, is an affiliate of the Company and a member of the National Association of Securities Dealers, Inc. (the "NASD"), the offering of Trust Preferred Securities will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

    Certain of the underwriters and their affiliates engage in transactions with, and perform services for, the Company in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with the Company.

    In connection with the offering, the underwriters are permitted to engage in certain transactions that stabilize the market price of the Trust Preferred Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the market price of the Trust Preferred Securities. If an underwriter creates a short position in the Trust Preferred Securities in connection with the offering, i.e., if it sells more Trust Preferred Securities than are set forth on the cover page of this prospectus, the underwriter may reduce that short position by purchasing Trust Preferred Securities in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if an underwriter purchases Trust Preferred Securities in the open market to reduce the underwriter's short position or to stabilize the price of the Trust Preferred Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Trust Preferred Securities as part of the offering. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Trust Preferred Securities. In addition, neither the Company nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    MLPF&S may use this prospectus for offers and sales related to market-making transactions in the Trust Preferred Securities. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the legality of the Trust Preferred Securities, the validity of the Trust Agreement, the formation of the Trust and the Partnership and the legality under state law of the Trust Preferred Securities and the Partnership Preferred Securities are being passed upon by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust, the Partnership and the Company. The legality under state law of the Trust Guarantee, the Partnership Guarantee, the Company Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of the Trust, the Partnership and the Company by Brown & Wood LLP, New York, New York. The validity of the Trust Preferred Securities, the Partnership Preferred Securities and the Trust Guarantee and the Partnership Guarantee will be passed upon on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the underwriters.

                                    EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing. The balance sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch
Preferred Capital Trust VI as of            , 1998 included in this prospectus
have also been audited by           and have been included in reliance upon such
reports of           given upon their authority as experts in accounting and
auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q of the Company which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                             INDEX OF DEFINED TERMS

DEFINED TERMS                                                                                               PAGE NO.
--------------------------------------------------------------------------------------------------------  -------------
Affiliate Debentures....................................................................................           32
Affiliate Investment Instruments........................................................................           14
Beneficial Owner........................................................................................           24
Business Day............................................................................................           17
Change in 1940 Act Law..................................................................................           19
Code....................................................................................................           43
Company.................................................................................................            1
Company Debenture.......................................................................................           32
Debentures..............................................................................................           32
Declaration.............................................................................................           13
Delaware Trustee........................................................................................           13
Depository..............................................................................................           24
DTC.....................................................................................................            6
Eligible Institution....................................................................................           33
Eligible Debt Securities................................................................................           32
Exchange Act............................................................................................            3
FDIC....................................................................................................           33
Finance Subsidiary......................................................................................           28
General Partner.........................................................................................           14
Global Certificates.....................................................................................           24
Global Partnership Security.............................................................................           39
Guarantees..............................................................................................            8
Independent Financial Advisor...........................................................................           33
Indirect Participants...................................................................................           24
Initial Partnership Proceeds............................................................................           32
Investment Affiliate....................................................................................           33
Investment Events of Default............................................................................           32
Investment Guarantee....................................................................................           32
IRS.....................................................................................................           19
Limited Partnership Agreement...........................................................................           13
Merrill Lynch...........................................................................................            4
Midland.................................................................................................           13
MLPF&S..................................................................................................           11
Moody's.................................................................................................           32
NASD....................................................................................................           48
New Regulations.........................................................................................           46
1940 Act................................................................................................            6
Non-United States Person................................................................................           43
NYSE....................................................................................................            1
Participants............................................................................................           24
Partnership.............................................................................................            4
Partnership Act.........................................................................................           14
Partnership Enforcement Event...........................................................................           31
Partnership Guarantee...................................................................................           40
Partnership Guarantee Payments..........................................................................           40
Partnership Investment Company Event....................................................................           36
Partnership Liquidation Distribution....................................................................           36

DEFINED TERMS                                                                                               PAGE NO.
--------------------------------------------------------------------------------------------------------  -------------
Partnership Preferred Securities........................................................................            4
Partnership Special Event...............................................................................           35
Partnership Successor Securities........................................................................           35
Partnership Tax Event...................................................................................           35
Property Account........................................................................................           13
Property Trustee........................................................................................           13
Purchase Agreement......................................................................................           47
Redemption Price........................................................................................           20
Regular Trustees........................................................................................           13
Representatives.........................................................................................           47
Rights Agreement........................................................................................            5
SEC.....................................................................................................            3
S&P.....................................................................................................           32
Securities Act..........................................................................................            3
Senior Indebtedness.....................................................................................            9
Special Event...........................................................................................            8
Special Representatives.................................................................................           31
Successor Securities....................................................................................           23
Tax Action..............................................................................................           19
Tax Counsel.............................................................................................           43
TOPrS...................................................................................................            1
Trust...................................................................................................            4
Trust Act...............................................................................................           13
Trust Common Securities.................................................................................            7
Trust Dissolution Tax Opinion...........................................................................           19
Trust Enforcement Event.................................................................................           17
Trust Guarantee.........................................................................................            5
Trust Guarantee Payments................................................................................           27
Trust Guarantee Trustee.................................................................................           13
Trust Indenture Act.....................................................................................           13
Trust Investment Company Event..........................................................................           19
Trust Liquidation.......................................................................................           21
Trust Liquidation Distribution..........................................................................           21
Trust Preferred Securities..............................................................................            4
Trust Redemption Tax Opinion............................................................................           18
Trust Securities........................................................................................            6
Trust Special Event.....................................................................................           18
Trust Tax Event.........................................................................................           19
Trustees................................................................................................           13
Underwriters............................................................................................           47
Underwriters' Compensation..............................................................................           47
United States Person....................................................................................           43

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                            PAGE NO.
                                                                                                          -------------

MERRILL LYNCH PREFERRED FUNDING VI, L.P.

  Independent Auditors' Report..........................................................................          F-2

  Balance Sheet.........................................................................................          F-3

  Notes to Balance Sheet................................................................................          F-3

MERRILL LYNCH PREFERRED CAPITAL TRUST VI

  Independent Auditors' Report..........................................................................          F-4

  Balance Sheet.........................................................................................          F-5

  Notes to Balance Sheet................................................................................          F-5

                          INDEPENDENT AUDITORS' REPORT

To the General Partner and Initial Limited Partner of
  Merrill Lynch Preferred Funding VI, L.P.

    We have audited the accompanying balance sheet of Merrill Lynch Preferred
Funding VI, L.P. (the "Partnership") as of       , 1998. This balance sheet is
the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all
material respects, the financial position of the Partnership as of       , 1998,
in conformity with generally accepted accounting principles.

          , 1998
New York, New York

                                 BALANCE SHEET
                  OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                                 BALANCE SHEET

                                          , 1998

Assets...............................................................  $
                                                                       ---------
                                                                       ---------
Partnership Securities
  Limited partner interest...........................................  $
  General partner interest...........................................
                                                                       ---------
                                                                       $
Less: Receivables from partners for subscribed partnership
  interests..........................................................
                                                                       ---------
                                                                          --
                                                                       ---------
                                                                       ---------

       NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

    Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on December 7, 1998 for the exclusive purposes of purchasing certain eligible debt instruments of Merrill Lynch & Co., Inc. (the "Company") and wholly owned subsidiaries of the Company (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities (the "Partnership Preferred Securities") to Merrill Lynch Preferred Capital Trust VI (the "Trust") and a capital contribution from the Company in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds").

    The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Except as provided in the Limited Partnership Agreement and Partnership Preferred Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Partnership Preferred Securities will have no voting rights.

    The Partnership Proceeds will be used initially to purchase debt instruments from the Company and certain domestic wholly owned subsidiaries of the Company, retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events. The Company serves as the sole general partner of the Partnership. The Company, in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                          INDEPENDENT AUDITORS' REPORT

To the Trustees of
  Merrill Lynch Preferred Capital Trust VI

    We have audited the accompanying balance sheet of Merrill Lynch Preferred
Capital Trust VI (the "Trust") as of       , 1998. This balance sheet is the
responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all
material respects, the financial position of the Trust as of       , 1998, in
conformity with generally accepted accounting principles.

          , 1998
New York, New York

                                BALANCE SHEET OF
                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

                                 BALANCE SHEET

                                          , 1998

Assets.........................................................     $
                                                                           --
Trust securities...............................................     $
                                                                           --

       NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED CAPITAL TRUST VI

    Merrill Lynch Preferred Capital Trust VI (the "Trust") is a statutory business trust formed on December 7, 1998 under the laws of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the "Trust Preferred Securities") and the Trust Common Securities (together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the "Partnership Preferred Securities") representing the limited partnership interests of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") with the proceeds from the sale of the Trust Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which
it was formed. Subsequent to             , 1998, the Trust intends to issue and
sell its Trust Preferred Securities in a public offering and to issue and sell its Trust Common Securities to Merrill Lynch & Co., Inc. (the "Company"). No
Trust Preferred Securities have been issued as of             , 1998.

    The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership. The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Upon any redemption of the Partnership Preferred Securities, the Trust Preferred Securities will be redeemed, in whole or in part, as applicable. Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities.

    The Company will be obligated to pay compensation to the underwriters of the offering of the Trust Preferred Securities. The company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). The Company has also agreed to indemnify the trustees and certain other persons.

-----------------------------------------
-----------------------------------------

                                     [LOGO]

                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

                           TRUST PREFERRED SECURITIES

           % TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           MERRILL LYNCH & CO., INC.

                                 -------------

                                   PROSPECTUS

                                 -------------

                              MERRILL LYNCH & CO.

                                            , 199

-----------------------------------------
-----------------------------------------

INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 1998

PROSPECTUS SUPPLEMENT
----------------------------

(TO PROSPECTUS DATED       , 199 )

                                       $

                                     [LOGO]

                           MERRILL LYNCH & CO., INC.

                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                             ---------------------

    THE COMPANY:  Merrill Lynch & Co., Inc.

    TERMS: We plan to offer and sell Notes with various terms, including the following:

    - Ranking as senior indebtedness of the Company

    - Stated maturities of 9 months or more from date of issue

    - Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the Company or Noteholders

    - Payments in U.S. dollars

    - Minimum denominations of $1,000 and integral multiples thereof

    - Book-entry (through The Depository Trust Company) or certificated form

    - Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

         DEG.   CD rate

         DEG.   CMT rate

         DEG.   Commercial paper rate

         DEG.   Eleventh district cost of funds rate

         DEG.   Federal funds rate

         DEG.   LIBOR

         DEG.   Prime rate

         DEG.   Treasury rate

    - Interest payments on fixed rate Notes on each May 15 and November 15 and at maturity

    - Interest payments on floating rate Notes on a monthly, quarterly, semiannual or annual basis

    The final terms for each Note, which may be different from the terms described in this prospectus supplement, will be specified in the applicable pricing supplement.

    INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE
S-3.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We may sell Notes to the Agents as principal for resale at varying or fixed offering prices or through the Agents as agent using their reasonable efforts on our behalf. If we sell all of the Notes, we expect to receive proceeds therefrom
of between $      and $      after paying the Agents' discounts and commissions
of between $      and $      . We may also sell Notes without the assistance of
the Agents (whether acting as principal or as agent). However, the Agents' discounts and commissions may exceed these amounts with respect to sales of Notes with stated maturities in excess of 30 years. If we sell other securities referred to in the accompanying prospectus, the aggregate initial offering price of Notes that we may offer and sell under this prospectus supplement would be reduced.

                            ------------------------

                              MERRILL LYNCH & CO.
                                ---------------

            The date of this prospectus supplement is       , 199 .

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                             ---------
RISK FACTORS...............................................................................................        S-2
RATIO OF EARNINGS TO FIXED CHARGES.........................................................................        S-4
DESCRIPTION OF NOTES.......................................................................................        S-4
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................................................       S-22
PLAN OF DISTRIBUTION.......................................................................................       S-28
LEGAL OPINION..............................................................................................       S-29


                                                PROSPECTUS
                                                                                                               PAGE
                                                                                                             ---------
Where You Can Find More Information........................................................................
Incorporation of Information We File With the SEC..........................................................
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends................................................................................................
Merrill Lynch & Co., Inc...................................................................................
Use of Proceeds............................................................................................
The Securities.............................................................................................
Description of Debt Securities.............................................................................
Description of Debt Warrants...............................................................................
Description of Currency Securities.........................................................................
Description of Index Warrants..............................................................................
Description of Preferred Stock.............................................................................
Description of Depositary Shares...........................................................................
Description of Preferred Stock Warrants....................................................................
Description of Common Stock................................................................................
Description of Common Stock Warrants.......................................................................
Plan of Distribution.......................................................................................
Experts....................................................................................................

                                  RISK FACTORS

    Your investment in the Notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of their relationships.

STRUCTURE RISKS

    GENERAL

    If you invest in Notes indexed to one or more interest rate, currency or other indices or formula, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. Such risks include fluctuation of the indices or formulas and the possibility that you will receive a lower (or no) amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of such risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in such index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

    REDEMPTION

    If your Notes are redeemable at our option or are otherwise subject to mandatory redemption, we may (in the case of optional redemption) or must (in the case of mandatory redemption) choose to redeem such Notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

    UNCERTAIN TRADING MARKETS

    We cannot assure you a trading market for your Notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

    - complexity and volatility of the index or formula applicable to the Notes,

    - method of calculating the principal, premium and interest in respect of the Notes,

    - time remaining to the maturity of the Notes,

    - outstanding amount of the Notes,

    - redemption features of the Notes,

    - amount of other debt securities linked to the index or formula applicable to the Notes, and

    - level, direction and volatility of market interest rates generally.

    CREDIT RATINGS

    The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of your Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of your Notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

    The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                                                      YEAR ENDED LAST FRIDAY IN DECEMBER
                                                        ---------------------------------------------------------------
                                                          1993(A)       1994         1995         1996         1997
                                                        -----------     -----        -----        -----        -----
Ratio of earnings to fixed charges....................         1.4          1.2          1.2          1.2          1.2

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 25,
                                                              1998
                                                        -----------------
Ratio of earnings to fixed charges....................            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                              DESCRIPTION OF NOTES

    The Notes will be issued as a series of debt securities under a senior indenture, dated as of October 1, 1993, as amended (the "1993 Indenture"), between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (as used in this prospectus supplement, the "Trustee"). The term "Senior Debt Securities," as used in this prospectus supplement, refers to all securities issued and issuable from time to time under the Senior Indentures (as defined in the accompanying prospectus) and includes the Notes. The Senior Debt Securities and the Trustee are more fully described in the accompanying prospectus. The following summary of certain provisions of the Notes and of the 1993 Indenture does not purport to be complete and is qualified in its entirety by reference to the 1993 Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined herein have the meanings given to them in the 1993 Indenture or the Notes, as the case may be.

    THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.

GENERAL

    All Senior Debt Securities, including the Notes, issued and to be issued under the Senior Indentures will be unsecured general obligations of the Company and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Notes), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and under rules of certain exchanges and other regulatory bodies.

    The Senior Indentures do not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder and Senior Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Senior Debt
Securities under the Senior Indentures in addition to the $    aggregate
principal amount of Notes offered hereby. As of September 25, 1998, the Company had issued and outstanding Notes in an aggregate principal amount of
approximately $    billion. The aggregate principal amount of Notes which may be offered hereby may be reduced by the issuance of other securities of the Company pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

    The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. Interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at Stated Maturity (or on any prior date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the Holder or otherwise) (each such date, a "Maturity"), and some Notes may not bear interest.

    Unless otherwise indicated in a Note and in the applicable pricing supplement, the Notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the Notes will be made in United States dollars. If any of the Notes to be denominated other than in United States dollars or if the principal of, and interest on, the Notes, and any premium provided for in any Note is to be payable in or by reference to a currency (or in composite currency units or in amounts determined by reference to one or more currencies) other than that in which such Note is denominated, provisions with respect thereto will be set forth in such Note and in the applicable pricing supplement.

    Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

    Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or certificated form (a "Certificated Note"), in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable pricing supplement. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depository as is identified in an applicable pricing supplement) (the "Depository"). See "Book-Entry Notes." Registration of transfer of Certificated Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to the 1993 Indenture, not involving any transfer).

    Payments of principal of, and premium and interest, if any, on Book-Entry Notes will be made by the Company through the Trustee to the Depository or its nominee. See "Book-Entry Notes." Unless otherwise specified in the applicable pricing supplement, a Beneficial Owner of Book-Entry Notes denominated in a currency other than United States dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in such Specified Currency must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the sixteenth day, whether or not a Business Day (as defined below), prior to its Stated Maturity, in the case of principal or premium, of such Beneficial Owner's election to receive all or a portion of such payment in a Specified Currency. Such Participant must notify the Depository of such election on or prior to the third Business Day after such Record Date. The Depository will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date. If complete instructions are received by the Participant and forwarded by the Participant to the Depository, and by the Depository to the Paying Agent, on or prior to such dates, the Beneficial Owner will receive payments in the Specified Currency.

    In the case of Certificated Notes, payment of principal or premium, if any, at the Maturity of each Certificated Note will be made in immediately available funds upon presentation of the Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Certificated Note shall be made. Payment of interest due on Certificated Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Any such wire instructions received by the Trustee shall remain in effect until revoked by such Holder.

TRANSACTION AMOUNT

    Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any transaction. Notes with similar variable terms but different interest rates may be offered concurrently at any time. The Company may also concurrently offer Notes having different variable terms (as are described herein or in any prospectus supplement) to different investors.

REDEMPTION AT THE OPTION OF THE COMPANY

    The Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to their Stated Maturity only if an Initial Redemption Date is specified therein and in the applicable pricing supplement. If so indicated in the applicable pricing supplement, Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date specified in such pricing supplement. On and after the Initial Redemption Date, if any, the related Note may be redeemed at any time in whole or from time to time in part (in increments of $1,000, provided that any remaining principal amount shall be an authorized denomination of the applicable Note) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the Redemption Date. Unless otherwise specified in the applicable pricing supplement, "Redemption Price" with respect to a Note will initially mean a percentage, the Initial Redemption Percentage, of the principal amount of such Note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the Initial Redemption Date by a percentage, the Annual Redemption Percentage Reduction, if any, specified in the applicable pricing supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

REPAYMENT AT THE OPTION OF THE HOLDER

    If so indicated in an applicable pricing supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such pricing supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity. Any repayment in part will be in an amount equal to $1,000 or integral multiples thereof, provided that any remaining principal amount shall be an authorized denomination of the applicable Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For any Note to be repaid, the Trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the Corporate Trust Office of the Trustee, not more than 60 nor less than 30 days prior to the Optional Repayment Date (i) in the case of a Certificated Note, such Certificated Note and the form thereon entitled "Option to Elect Repayment" duly completed or (ii) in the case of a Book-Entry Note, instructions to such effect from the applicable Beneficial Owner (as hereinafter defined) to the Depositary and forwarded by the Depositary. Notices of elections from a Holder to exercise the repayment option must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of such repayment option by the Holder will be irrevocable.

    Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, Beneficial Owners of Global Securities that desire to have all or any portion of the Book-Entry Notes represented by such Global Securities repaid must instruct the Participant (as hereinafter defined) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the Trustee as aforesaid. In order to ensure that such instructions are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners of Global Securities relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the Participant through which it owns its interest to transfer such Beneficial Owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes".

    If applicable, the Company will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any such repayment.

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

    GENERAL

    Each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein and in the applicable pricing supplement until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in the applicable pricing supplement on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. The "Regular Record Date" shall be the fifteenth calendar day (whether or not a Business Day) (as defined below) immediately preceding the related Interest Payment Date.

    FIXED RATE NOTES

    Unless otherwise specified in an applicable pricing supplement, each Fixed Rate Note will bear interest from, and including, the date of issue, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest payments on Fixed Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Fixed Rate Notes), to, but excluding, the related Interest Payment Date or

Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable pricing supplement, interest on Fixed Rate Notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

    FLOATING RATE NOTES

    Floating Rate Notes will be issued as described below. Each applicable pricing supplement will specify certain terms with respect to which such Floating Rate Note is being delivered, including: whether such Floating Rate
Note is a "Regular Floating Rate Note" (as defined below), an "Inverse Floating Rate Note" (as defined below) or a "Floating Rate/Fixed Rate Note" (as defined below); the Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any, and, if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency, the Index Maturity and the Designated LIBOR Page or, if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index, as described below.

    The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "Other Provisions" apply relating to a different interest rate formula, such Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable pricing supplement, bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note", then such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases
         (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate, and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable pricing supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

   (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, that unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date;

         provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

    Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached or as having "Other Provisions" apply as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum or specified under "Other Provisions" and the applicable pricing supplement.

    Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

    Interest on Floating Rate Notes will be determined by reference to an "Interest Rate Basis," which may be one or more of (i) the "CD Rate," (ii) the "CMT Rate," (iii) the "Commercial Paper Rate," (iv) the "Eleventh District Cost of Funds Rate," (v) the "Federal Funds Rate," (vi) "LIBOR," (vii) the "Prime Rate," (viii) the "Treasury Rate," or (ix) such other Interest Rate Basis or interest rate formula as may be set forth in the applicable pricing supplement. In addition, a Floating Rate Note may bear interest in respect of two or more Interest Rate Bases.

    The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated.

    Each applicable pricing supplement will specify the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day;
(ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable pricing supplement; and (vi) annually, the third Wednesday of the month specified in the applicable pricing supplement; provided, however, that with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until Maturity shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable pricing supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a Floating Rate Note for which the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States-dollar denominated Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified

Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the displayed designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business Day" means a day on which dealings in the Index Currency (as hereinafter defined) are transacted in the London interbank market.

    A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate"). The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

    Each applicable pricing supplement will specify the dates on which interest will be payable (each an "Interest Payment Date"). Each Floating Rate Note will bear interest from the date of issue at the rates specified therein until the principal thereof is paid or otherwise made available for payment. Unless otherwise specified in the applicable pricing supplement and, except as provided below, interest will be payable in the case of Floating Rate Notes which reset:
(i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable pricing supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable pricing supplement and, in each case, at Maturity. If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Maturity.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Interest payments on Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Floating Rate Notes), to but excluding the related Interest Payment Date or Maturity.

    With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

    The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to such interest reset period will be the rate determined as of the applicable "Interest Determination Date." The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding each Interest Reset Date for the related Note; the Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate, unless otherwise specified in the applicable pricing supplement, will be the Business Day immediately preceding each Interest Reset Date; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, unless otherwise specified in an applicable pricing supplement, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction. Unless otherwise specified in the applicable pricing supplement, the Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

    Unless otherwise provided in the applicable pricing supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of the Company, will be the "Calculation Agent." Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable pricing supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

    CD RATE. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in such CD Rate Notes and in any applicable pricing supplement.

    "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD

Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as hereinafter defined) under the heading "CDs (secondary market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update (as hereinafter defined), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)." If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

    "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

    "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

    CMT RATE. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and in any applicable pricing supplement.

    "CMT Rate" means, with respect to any Interest Determination Date relating to any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (which may include the Agent or its affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

    "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or if no such page is specified in the applicable pricing supplement, page 7052.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated or if no such maturity is specified in the applicable pricing supplement, 2 years.

    COMMERCIAL PAPER RATE. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in any applicable pricing supplement.

    "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper-Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related

Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agent and its affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

    "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                           D X 360
Money Market Yield =   --------------     X 100
                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    ELEVENTH DISTRICT COST OF FUNDS RATE. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Eleventh District Cost of Funds Rate Notes and in any applicable pricing supplement.

    "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such related Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

    FEDERAL FUNDS RATE. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in any applicable pricing supplement.

    "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds/Effective Rate." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

    LIBOR. LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in any applicable pricing supplement.

    "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such applicable pricing supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause
        (ii) below, or (b) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agent) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, then LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center(s) (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agent) in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or if no such currency is specified in the applicable pricing supplement, United States dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page or such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in such pricing supplement (or any page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

    "Principal Financial Center" means, unless otherwise specified in the applicable pricing supplement, (i) the capital city of the country issuing the Specified Currency (except with respect to ECU) or (ii) the capital city of the country to which the Index Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of clause (i) above) and Zurich, respectively.

    PRIME RATE. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in such Prime Rate Notes and any applicable pricing supplement.

    "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in

H.15(519) under the heading "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519),
H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates on base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1 Page" (or such other page as may replace the US PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Notes and in any applicable pricing supplement.

    "Treasury Rate" means, with respect to an Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "AVGE INVEST YIELD" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 ("Telerate Page 56") or page 57 ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable pricing supplement are not so published by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers (which may include the Agent) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER PROVISIONS; ADDENDA

    Any provisions with respect to an issue of Notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

ORIGINAL ISSUE DISCOUNT NOTES

    Notes may be issued at a price less than their redemption price at Maturity, resulting in such Notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Certain additional considerations relating to any Original Issue Discount Notes may be described in the pricing supplement relating thereto.

AMORTIZING NOTES

    The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable pricing supplement and set forth on such Notes.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same Original Issue Date, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global Notes (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company as Depository (the "Depository") registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

    The following is based on information furnished by the Depository:

    The Depository will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depository's partnership nominee). One fully registered Global Note will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Note will be issued with respect to each $200,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of such issue.

    The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depository ("Direct Participants") include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants are on file with the Securities and Exchange Commission.

    Purchasers of Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depository's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Note ("Beneficial Owner") is, in turn, to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Note representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Note representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Notes representing Book-Entry Notes which are deposited with, or on behalf of, the Depository are registered in the name of the Depository's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Global Notes representing the Book-Entry Notes; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither the Depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the Book-Entry Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the Book-Entry Notes will be made in immediately available funds to the Depository. The Depository's practice is to credit Director Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depository, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depository is the responsibility of the Company and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depository's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Note or Notes representing such Book-Entry Notes are transferred by Direct Participants on the Depository's records.

    The Depository may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

    The information in this section concerning the Depository and the Depository's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Purchases of Book-Entry Notes must be made by or through Participants, which will receive a credit on the records of the Depository. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

    So long as the Depository, or its nominee, is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners of a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the 1993 Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the 1993 Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the 1993 Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    If (x) the Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Note or Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.

    Management of the Depository is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depository has informed Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Depository ("Depository Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, the Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Depository's Direct and Indirect Participants, third party vendors from whom the Depository licenses software and hardware, and third party vendors on whom the Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depository is in the process of developing such contingency plans as it deems appropriate.

    According to the Depository, the information in the preceding two paragraphs with respect to the Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

    As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source,
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or
(v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

    PAYMENTS OF INTEREST. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

    ORIGINAL ISSUE DISCOUNT. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

    For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a DE MINIMIS amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note of an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified DE MINIMIS amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

    Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified DE MINIMIS amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified DE MINIMIS amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

    In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

    If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable pricing supplement.

    Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

    U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

    FOREIGN-CURRENCY NOTES. The United States Federal income tax consequences of the purchase, ownership and disposition of Notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

    SHORT-TERM NOTES. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

    MARKET DISCOUNT. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified DE MINIMIS amount.

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or
(ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

    PREMIUM. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

    Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

NON-U.S. HOLDERS

    A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

    On October 6, 1997, the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

    The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

    Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner.

    Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

    In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. In addition, prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Certain United States Federal Income Tax Considerations-Non-U.S. Holders".

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis for sale by the Company, through the Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, who will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable pricing supplement. The Company will pay a commission to the Agent, ranging from .050% to .600% of the principal amount of a Note, depending upon its Stated Maturity (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the Agent at the time of sale), sold through the Agent.

    The Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from the Company to such dealers. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount allowed to dealers may be changed.

    The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agent.

The Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by the Agent.

    Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

    No Note will have an established trading market when issued. Unless specified in the applicable pricing supplement, the Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes.

    The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify the Agent against or to make contributions relating to certain civil liabilities, including liabilities under the Act, or to contribute to payments the Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agent for certain expenses.

    From time to time, the Company may issue and sell other Securities described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

    In connection with the offering of Notes purchased by the Agent as principal on a fixed price basis, the Agent is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the Agent creates a short position in the Notes in connection with the offering (i.e., if it sells Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), then the Agent may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of the Notes to be higher than in the absence of such purchases.

    Neither the Company nor the Agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor the Agent makes any representation that the Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 LEGAL OPINION

    The validity of the Notes will be passed upon for the Company and the Agent by Brown & Wood LLP, New York, New York.

-----------------------------------------
-----------------------------------------

                                     [LOGO]

                                       $

                           MERRILL LYNCH & CO., INC.

                               MEDIUM-TERM NOTES,
                                    SERIES B

                          ----------------------------

                             PROSPECTUS SUPPLEMENT

                          ----------------------------

                              MERRILL LYNCH & CO.

                                             , 199

-----------------------------------------
-----------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
                             Senior Debt Securities

      Merrill Lynch & Co., Inc. ("we" or the "Company") has issued and intends from time to time to issue senior debt securities (the "Senior Debt Securities" or the "Securities").

      The following Securities have been issued and the indicated aggregate principal amounts are outstanding as of the date of this prospectus:

                                Redeemable Notes

$1,650,000,000 of 6% Notes due February 12, 2003;
$150,000,000 of 7.05% Notes due April 15, 2003;
$750,000,000 Floating Rate Notes due June 24, 2003;
$500,000,000 6% Notes due November 15, 2004;
$500,000,000 6% Notes due July 15, 2005;
$125,000,000 of 6 3/8% Notes due September 8, 2006;
$700,000,000 6 1/2% Notes due July 15, 2018;
$1,000,000,000 6 7/8% Notes due November 15, 2018; and
$33,015,000 of 8.40% Notes due November 1, 2019.

                         Non-Redeemable Fixed Rate Notes

$165,000,000 of 10 3/8% Notes due February 1, 1999;
$175,000,000 of 7 3/4% Notes due March 1, 1999;
$200,000,000 of 6 3/8% Notes due March 30, 1999;
$300,000,000 of 8 1/4% Notes due November 15, 1999;
$150,000,000 of 8 3/8% Notes due February 9, 2000;
$150,000,000 of 6.70% Notes due August 1, 2000;
$500,000,000 of 6% Notes due January 15, 2001;
$250,000,000 of 6% Notes due March 1, 2001;
$300,000,000 of 6 1/2% Notes due April 1, 2001;
$225,000,000 of 8% Notes due February 1, 2002;
$150,000,000 of 7 3/8% Notes due August 17, 2002;
$250,000,000 of 6.64% Notes due September 19, 2002;
$150,000,000 of 8.30% Notes due November 1, 2002;
$200,000,000 of 6 7/8% Notes due March 1, 2003;
$500,000,000 of 6.55% Notes due August 1, 2004;
$200,000,000 of 6 1/4% Notes due January 15, 2006;
$200,000,000 of 7% Notes due March 15, 2006;
$350,000,000 of 7 3/8% Notes due May 15, 2006;
$500,000,000 of 7% Notes due January 15, 2007;
$150,000,000 of 8% Notes due June 1, 2007;
$250,000,000 of 6.56% Notes due December 16, 2007;
$250,000,000 of 7% Notes due April 27, 2008;
$150,000,000 of 6 1/4% Notes due October 15, 2008;
$500,000,000 of 6 3/8% Notes due October 15, 2008; and
$250,000,000 of 6 3/4% Notes due June 1, 2028.

                       Non-Redeemable Floating Rate Notes

              $300,000,000 of Floating Rate Notes due February 4, 2003.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                              --------------------

                               Merrill Lynch & Co.

                              --------------------

                The date of this prospectus is             , 199 .

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION........................................  2

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................  2

MERRILL LYNCH & CO., INC...................................................  3

RATIO OF EARNINGS TO FIXED CHARGES.........................................  4

DESCRIPTION OF SENIOR DEBT SECURITIES.....................................  10
      Redeemable Notes....................................................  10
      Non-Redeemable Fixed Rate Notes...................................... 18
      Non-Redeemable Floating Rate Notes................................... 19

OTHER TERMS................................................................ 20

EXPERTS.................................................................... 21

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);


      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES


    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                               Year Ended Last Friday in December          Nine Months
                                            ----------------------------------------         Ended
                                            1993(a)  1994     1995     1996     1997   September 25, 1998
                                            ----     ----     ----     ----     ----   ------------------
Ratio of earnings to fixed charges .....    1.4      1.2      1.2      1.2      1.2           1.1


      (a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                      DESCRIPTION OF SENIOR DEBT SECURITIES

      The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). The Company has covenanted for the benefit of the Holders of Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of Securities.

      The Outstanding Senior Debt Securities are issuable only in fully registered form without coupons, in denominations set forth below under each description of Outstanding Senior Debt Securities. No service charge will be made for any registration of transfer or exchange of such Senior Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. The description below indicates that certain of the Outstanding Senior Debt Securities have been issued in global form (see "Book-Entry Securities").

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

      Any principal, premium and interest is and will be payable, the transfer of the Senior Debt Securities is and will be registrable, and Senior Debt Securities are and will be exchangeable, at the office of the Trustee in

New York City designated for such purpose, provided that (except as otherwise set forth below with respect to any series of Senior Debt Securities) payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Security Register.

      Unless otherwise specified with respect to a particular series of Senior Debt Securities, the Senior Debt Securities are not subject to any sinking fund and are not redeemable prior to maturity.

      Unless otherwise specified, terms defined under a caption for a specific series of Senior Debt Securities shall have such meanings only as to the Senior Debt Securities described therein.

Book-Entry Securities

      Certain of the Outstanding Senior Debt Securities have been issued in global form (such Outstanding Senior Debt Securities are hereinafter referred to as "Book-Entry Securities"). Such Book-Entry Securities are represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Senior Debt Securities in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. Investors of certain of the Outstanding Senior Debt Securities have elected to hold interests in the Global Notes through either the Depositary (in the United States) or Cedelbank, societe anonyme ("Cedelbank"), and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Cedelbank and Euroclear hold interests on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interest in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. acts as depositary for Cedelbank and The Chase Manhattan Bank acts as depositary for Euroclear (in such capacities, the "U.S. Depositaries").

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, including the Underwriters.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Book-Entry Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Book-Entry Security (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

      So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Securities represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the Book-Entry Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Book-Entry Securities in definitive registered form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of principal of, and interest on, Book-Entry Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Note or Global Notes representing such Book-Entry Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Book-Entry Securities, the Global Note or Global Notes will be exchangeable for Senior Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Senior Debt Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in Global Notes.

      Cedelbank has advised the Company that it is incorporated under the laws of Luxembourg as a professional depositary. Cedelbank holds securities for its participating organizations ("Cedel Participants") and facilities the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Cedelbank provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant either directly or indirectly.

      Distributions with respect to the Book-Entry Securities held beneficially through Cedelbank are credited to cash accounts of Cedel Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Cedelbank.

      Euroclear has advised the Company that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Book-Entry Securities held beneficially through Euroclear are credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Clearance and Settlement Procedures

      Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Cedel Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedelbank and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Book-Entry Securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Cedel Participants and Euroclear participants may not deliver instructions directly to the Depositary.

      Because of time-zone differences, credits of Book-Entry Securities received in Cedelbanks or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in such Book-Entry Securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of such securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in the Depositary.

      Although the Depositary, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among participants of the Depositary, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Notices

      Notices to holders of certain of the Outstanding Senior Debt Securities will be sent by mail to the registered holders and will be published, whether such securities are in global or definitive form, and so long as such securities are listed on the Luxembourg Stock Exchange, in a daily newspaper of general circulation in Luxembourg. It is expected that publication will be made in Luxembourg in the Luxembourg Wort. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. So long as such securities are listed on the Luxembourg Stock Exchange, any change in the Luxembourg Paying Agent and Transfer Agent will be published in Luxembourg in the manner set forth above.

Further Issues

      The Company may from time to time, without notice to or the consent of the registered holders of certain of the Outstanding Senior Debt Securities, create and issue further securities ranking pari passu with such securities in all respects (or in all respects except for the payment of interest accruing prior to the issues date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with such securities and have the same terms as to status, redemption or otherwise as the securities of such series.

Payment of Additional Amounts

      With respect to certain of the Outstanding Senior Debt Securities, the Company will, subject to the exceptions and limitations set forth below, pay as additional interest on such securities, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on such securities to a holder who is a non-United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States of a political subdivision or taking authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in such securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

            (1) to any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

                  (a) being or having been present or engaged in a trade or
            business in the United States or having had a permanent establishment in the United States;

                  (b) having a current or former relationship with the Untied
            States, including a relationship as a citizen or resident thereof;

                  (c) being or having been a foreign or domestic personal
            holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

                  (d) being or having been present a "10-percent shareholder" of the Company as defined in section 871 (h)(3) of the United States Internal Revenue Code or any successor provisions; or

                  (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

            (2) to any holder that is not the sole beneficial owner of such securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

            (3) to any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such security, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

            (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

            (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

            (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

            (7) to any tax, assessment or other governmental charge required to be withheld by any payment agent from any payment of principal of or interest on any such security, if such payment can be made without such withholding by any other payment agent; or

            (8) in the case of any combination of items (1), (2), (3), (4), (5),
      (6) and (7).

      Certain of the Outstanding Senior Debt Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Description of Senior Debt Securities-Redemption for Tax Reasons", the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or a political subdivision or taking authority thereof or therein.

      As used under this heading "Payment of Additional Amounts" and "Description of Senior Debt Securities-Redemption for Tax Reasons", the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decision of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a United States person. "Non-United States person" means a person who is not a United States person.

Redemption for Tax Reasons

      Certain of the Outstanding Senior Debt Securities provide that, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taking authority thereof or therein), or any change in, or amendments to, an official position regarding the applicable or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of such securities were initially issued, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described herein under the heading "Description of Senior Debt Securities-Payment of Additional Amounts" with respect to such securities, then the Company may, at its option redeem, as a whole, but not in part, such securities on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid thereon to the date fixed for redemption.

Tax Considerations

      It is suggested that you should reach an investment decision regarding the Securities only after carefully considering the suitability of the Securities in the light of your particular circumstances.

      You should also consider the tax consequences, if any, of investing in the Securities and should consult your tax advisor.

                                Redeemable Notes

Terms and Provisions of 6% Notes due February 12, 2003*

General

      The 6% Notes due February 12, 2003 (the "6% Notes") will mature on February 12, 2003 (the "Stated Maturity"). The 6% Notes bear interest from February 12, 1998, payable semiannually on February 12 and August 12 of each year (each an "Interest Payment Date"), commencing August 12, 1998 and at maturity, to the persons in whose names the Notes are registered on the preceding July 29 and January 29, respectively. If any Interest Payment Date or the Stated Maturity falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment are authorized or obligated by law to close.

* Book-Entry Securities

      The 6% Notes are not subject to redemption by the Company prior to maturity unless certain events occur involving U.S. taxation. See "Description of Senior Debt Securities-Redemption for Tax Reasons".

      The 6% Notes are issuable and transferable in denominations of $1,000 and integral multiples thereof.

      Any 6% Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples thereof, in the amount of each holder's registered holdings. Any 6% Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such 6% Notes may be presented for registration of transfer or exchange at the office of the Trustee in The City of New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive 6% Notes. In the event definitive 6% Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the 6% Notes.

      The Company has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the 6% Notes, and as long as the 6% Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "Description of Senior Debt Securities-Notices".

      The provisions set forth under the headings "Description of Senior Debt Securities-Further Issues" and "Description of Senior Debt Securities-Payment of Additional Amounts" are applicable to the 6% Notes.

Terms and Provisions of 7.05% Notes due April 15, 2003*

General

      The 7.05% Notes due April 15, 2003 (the "7.05% Notes") will mature on April 15, 2003 unless redeemed earlier as provided below. The 7.05% Notes bear interest payable semiannually on each October 15 and April 15 to the persons in whose names the 7.05% Notes are registered on the next preceding October 1 and April 1, respectively. The 7.05% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

Redemption by the Company

      The 7.05% Notes are subject to redemption at the option of the Company on or after April 15, 1998, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the 7.05% Notes shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of 7.05% Notes to be redeemed.

Terms and Provisions of Floating Rate Notes due June 24, 2003*

General

      The Floating Rate Notes due June 24, 2003 (the "June 2003 Floating Rate Notes") will mature on June 24, 2003.

      The June 2003 Floating Rate Notes are not subject to redemption by the Company prior to maturity unless certain events occur involving U.S. taxation. See "Description of Senior Debt Securities-Redemption for Tax Reasons".

* Book-Entry Securities

      The June 2003 Floating Rate Notes are issuable and transferable in denominations of $1,000 and integral multiples thereof.

      Any June 2003 Floating Rate Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples thereof, in the amount of each holder's registered holdings. Any June 2003 Floating Rate Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such June 2003 Floating Rate Notes may be presented for registration of transfer or exchange at the office of the Trustee in The City of New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive June 2003 Floating Rate Notes. In the event definitive June 2003 Floating Rate Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the June 2003 Floating Rate Notes.

      The Company has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the June 2003 Floating Rate Notes, and as long as the June 2003 Floating Rate Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "Description of Senior Debt Securities-Notices".

      The provisions set forth under the headings "Description of Senior Debt Securities-Further Issues" and "Description of Senior Debt Securities-Payment of Additional Amounts" are applicable to the June 2003 Floating Rate Notes.

Interest

      The June 2003 Floating Rate Notes bear interest from June 24, 1998 until their maturity, payable in arrears on March 24, June 24, September 24 and December 24 of each year (each, an "Interest Payment Date"), commencing September 24, 1998, and at maturity, to the persons in whose names the Notes are registered on the preceding March 9, June 9, September 9 and December 9, respectively; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable. If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the maturity of a June 2003 Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue from and after such maturity. Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period relating to such Interest Payment Date to and including the last day of such Interest Period. "Interest Period" shall mean the period beginning on and including June 24, 1998 and ending on and including the day preceding the first Interest Payment Date, and, thereafter, each successive period beginning on and including each Interest Payment Date and ending on and including the day preceding the next succeeding Interest Payment Date. As used herein, "Business Day", with respect to any place of payment, means any day (other than a Saturday or Sunday) that is neither a legal holiday nor a day on which banking institutions in such place of payment are authorized or required by law, regulation or executive order to close, and such day is also a London Business Day. "London Business Day" means any day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London, England.

      The per annum rate of interest with respect to the June 2003 Floating Rate Notes will be reset on each Interest Reset Date and will be LIBOR, as defined below, plus 0.15%. Each Interest Payment Date will be an Interest Reset Date.

      The interest rate applicable to each Interest Period will be the rate determined on the Interest Determination Date applicable to such Interest Period. The interest rate in effect during the first Interest Period will equal a rate of interest determined as if the original issue date, June 24, 1998, were an Interest Reset Date. The "Interest Determination Date" applicable to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

      With respect to each Interest Reset Date, "LIBOR" will be determined by MLPF&S (the "Calculation Agent") for an Interest Determination Date and will be the rate for deposits in United States dollars having a maturity of three months commencing on the second London Business Day immediately following that Interest Determination Date that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date.

      If fewer than two offered rates appear, or no rate appears, as applicable, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such interest Determination Date.

      "Telerate Page 3750" means page 3750 on the Bridge Telerate (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollars) for the purpose of displaying the London interbank rates of major banks for United States dollars.

      Interest on the June 2003 Floating Rate Notes will be computed and paid on the basis of the actual number of days for which interest accrues in each Interest Period divided by 360.

      All percentages resulting from any calculation on the June 2003 Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545)) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on the June 2003 Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

      The Company will notify the Luxembourg Stock Exchange or will cause the Luxembourg Stock Exchange to be notified of the interest rate, the interest amount that will accrue, and commencement and ending dates for each Interest Period as soon as practicable after such determination is made.

Terms and Provisions of 6% Notes due November 15, 2004*

General

      The 6% Notes due November 15, 2004 (the "6% Notes") will mature on November 15, 2004 (the "Stated Maturity"). The 6% Notes bear interest from November 24, 1998, payable semiannually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing May 15, 1998 and at maturity, to the persons in whose names the Notes are registered on the preceding May 1 and November 1, respectively. If any Interest Payment Date or the Stated Maturity falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment are authorized or obligated by law to close.

* Book-Entry Securities

      The 6% Notes are not subject to redemption by the Company prior to maturity unless certain events occur involving U.S. taxation. See "Description of Senior Debt Securities-Redemption for Tax Reasons".

      The 6% Notes are issuable and transferable in denominations of $1,000 and integral multiples thereof.

      Any 6% Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples thereof, in the amount of each holder's registered holdings. Any 6% Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such 6% Notes may be presented for registration of transfer or exchange at the office of the Trustee in The City of New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive 6% Notes. In the event definitive 6% Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the 6% Notes.

      The Company has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the 6% Notes, and as long as the 6% Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "Description of Senior Debt Securities-Notices".

      The provisions set forth under the headings "Description of Senior Debt Securities-Further Issues" and "Description of Senior Debt Securities-Payment of Additional Amounts" are applicable to the 6% Notes.

Terms and Provisions of 6% Notes due July 15, 2005*

General

      The 6% Notes due July 15, 2005 (the "6% Notes") will mature at par on July 15, 2005. The 6% Notes bear interest at the rate of 6% per annum, from July 15, 1998, payable semiannually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing January 15, 1999, and at maturity, to the persons in whose names the Notes are registered on the preceding December 31 and June 30, respectively. If any Interest Payment Date or maturity date falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or maturity date, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is neither a legal holiday nor a day on which banking institutions in such place of payment are authorized or obligated by law, regulation or executive order to close.

      The 6% Notes are not subject to redemption by the Company prior to maturity unless certain events occur involving U.S. taxation. See "Description of Senior Debt Securities-Redemption for Tax Reasons".

      The Notes are issuable in denominations of $1,000 and integral multiples thereof.

      Any 6% Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples there, in the amount of each holder's registered holdings. Any 6% Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such 6% Notes may be presented for registration of transfer or exchange at the office of the Trustee in The City of New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive 6% Notes. In the event definitive 6% Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the 6% Notes.

      The Company has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the 6% Notes, and as long as the 6% Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "Description of Senior Debt Securities-Notices".

* Book-Entry Securities

      The provisions set forth under the headings "Description of Senior Debt Securities-Further Issues" and "Description of Senior Debt Securities-Payment of Additional Amounts" are applicable to the 6% Notes.

Terms and Provisions of 6 3/8% Notes due September 8, 2006*

General

      The 6 3/8% Notes due September 8, 2006 (the "6 3/8% Notes") will mature on September 8, 2006 unless redeemed earlier as provided below. The 6 3/8% Notes bear interest payable semiannually on each March 8 and September 8 to the persons in whose names the 6 3/8% Notes are registered on the next preceding February 23 and August 23, respectively. The 6 3/8% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

Redemption by the Company

      The 6 3/8% Notes are subject to redemption at the option of the Company on or after September 8, 2003, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the 6 3/8% Notes shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of 6 3/8% Notes to be redeemed.

Terms and Provisions of 6 1/2% Notes due July 15, 2018*

General

      The 6 1/2% Notes due July 15, 2018 (the "6 1/2% Notes") will mature at par on July 15, 2018. The 6 1/2% Notes bear interest at the rate of 6 1/2% per annum, from July 15, 1998, payable semiannually on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing January 15, 1999, and at maturity, to the persons in whose names the Notes are registered on the preceding December 31 and June 30, respectively. If any Interest Payment Date or maturity date falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or maturity date, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is neither a legal holiday nor a day on which banking institutions in such place of payment are authorized or obligated by law, regulation or executive order to close.

      The 6 1/2% Notes are not subject to redemption by the Company prior to maturity unless certain events occur involving U.S. taxation. See "Description of Senior Debt Securities-Redemption for Tax Reasons".

      The 6 1/2% Notes are issuable in denominations of $1,000 and integral multiples thereof.

      Any 6 1/2% Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples thereof, in the amount of each holder's registered holdings. Any Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such 6 1/2% Notes may be presented for registration of transfer or exchange at the office of the Trustee in The City of New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive 6 1/2% Notes. In the event definitive 6 1/2% Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the 6 1/2% Notes.

      The Company has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the 6 1/2% Notes, and as long as the 6 1/2% Notes are listed on the Luxembourg Stock Exchange, the

* Book-Entry Securities

Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "Description of Senior Debt Securities-Notices".

      The provisions set forth under the headings "Description of Senior Debt Securities-Further Issues" and "Description of Senior Debt Securities-Payment of Additional Amounts" are applicable to the 6 1/2% Notes.

Terms and Provisions of 6 7/8% Notes due November 15, 2018*

General

      The 6 7/8% Notes due November 15, 2018 (the "6 7/8% Notes") will mature on November 15, 2018 (the "Stated Maturity"). The 6 7/8% Notes bear interest from November 24, 1998, payable semiannually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing May 15, 1998 and at maturity, to the persons in whose names the 6 7/8% Notes are registered on the preceding May 1 and November 1, respectively. If any Interest Payment Date or the Stated Maturity falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment are authorized or obligated by law to close.

      The 6 7/8% Notes are not subject to redemption by the Company prior to maturity unless certain events occur involving U.S. taxation. See "Description of Senior Debt Securities-Redemption for Tax Reasons".

      The 6 7/8% Notes are issuable and transferable in denominations of $1,000 and integral multiples thereof.

      Any 6 7/8% Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $1,000 and in integral multiples thereof, in the amount of each holder's registered holdings. Any 6 7/8% Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such 6 7/8% Notes may be presented for registration of transfer or exchange at the office of the Trustee in The City of New York and principal thereof and interest thereon will be payable at such office of the Trustee, provided that interest thereon may be paid by check mailed to the registered holders of the definitive 6 7/8% Notes. In the event definitive 6 7/8% Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the 6 7/8% Notes.

      The Company has appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the 6 7/8% Notes, and as long as the 6 7/8% Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "Description of Senior Debt Securities-Notices".

      The provisions set forth under the headings "Description of Senior Debt Securities-Further Issues" and "Description of Senior Debt Securities-Payment of Additional Amounts" are applicable to the 6 7/8% Notes.

Terms and Provisions of 8.40% Notes due November 1, 2019

General

      The 8.40% Notes due November 1, 2019 (the "8.40% Notes") will mature on November 1, 2019. The 8.40% Notes bear interest payable semiannually on each May 1 and November 1 to the persons in whose names the 8.40% Notes are registered on the next preceding April 15 and October 15, respectively. The 8.40% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

* Book-Entry Securities

Redemption by the Company

      The 8.40% Notes are not redeemable by the Company prior to maturity unless $20,000,000 or less of aggregate principal amount of the 8.40% Notes are outstanding, in which case the 8.40% Notes are redeemable at any time on or after November 1, 1994, in whole but not in part, on at least 15 days and not more than 60 days prior notice at a redemption price of 100% of principal amount thereof plus accrued interest thereon to the date of redemption.

                        Non-Redeemable Fixed Rate Notes

General Terms and Provisions of Non-Redeemable Fixed Rate Notes

      Each series of Non-Redeemable Fixed Rate Notes bears interest at a specified rate payable semiannually through maturity to the persons in whose names the Notes are registered on the Regular Record Date preceding each Interest Payment Date. The Non-Redeemable Fixed Rate Notes are not subject to redemption by the Company or repayment at the option of the holders thereof prior to their stated maturity dates, and are issuable and transferable in denominations of $1,000 and any integral multiple thereof. Beneficial interests in Non-Redeemable Fixed Rate Notes that are Book-Entry Securities may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples thereof. The title of each series of Non- Redeemable Fixed Rate Notes designates the interest rate and maturity date of such Notes.

Terms of Series of Non-Redeemable Fixed Rate Notes

           Series                       Interest Payment Dates        Regular Record Dates
           ------                       ----------------------        --------------------
10 3/8% Notes due February 1, 1999     February 1 and August 1      January 15 and July 15
7 3/4% Notes due March 1, 1999         March 1 and September 1      February 15 and August 15
6 3/8% Notes due March 30, 1999*       March 30 and September 30    March 15 and September 15
8 1/4% Notes due November 15, 1999     May 15 and November 15       May 1 and November 1
8 3/8% Notes due February 9, 2000*     February 9 and August 9      January 25 and July 25
6.70% Notes due August 1, 2000*        February 1 and August 1      January 15 and July 15
6% Notes due January 15, 2001*         January 15 and July 15       January 1 and July 1
6% Notes due March 1, 2001*            March 1 and September 1      February 15 and August 15
6 1/2% Notes due April 1, 2001*        April 1 and October 1        March 15 and September 15
8% Notes due February 1, 2002          February 1 and August 1      January 15 and July 15
7 3/8% Notes due August 17, 2002*      February 17 and August 17    February 2 and August 2
6.64% Notes due September 19, 2002*    March 19 and September 19    March 4 and September 4
8.30% Notes due November 1, 2002       May 1 and November 1         April 15 and October 15
6% Notes due February 12, 2003*        February 12 and August 12    January 29 and July 29
6 7/8% Notes due March 1, 2003*        March 1 and September 1      February 15 and August 15
6.55% Notes due August 1, 2004*        February 1 and August 1      January 15 and July 15
6 1/4% Notes due January 15, 2006*     January 15 and July 15       January 1 and July 1
7% Notes due March 15, 2006*           March 15 and September 15    March 1 and September 1
7 3/8% Notes due May 15, 2006*         May 15 and November 15       May 1 and November 1
7% Notes due January 15, 2007*         January 15 and July 15       January 1 and July 1
8% Notes due June 1, 2007              June 1 and December 1        May 15 and November 15
6.56% Notes due December 16, 2007*     June 16 and December 16      June 1 and December 1
7% Notes due April 27, 2008*           April 27 and October 27      April 12 and October 12
6 1/4% Notes due October 15, 2008*     April 15 and October 15      March 31 and September 30
6 3/8% Notes due October 15, 2008*     April 15 and October 15      April 1 and October 1
6 3/4% Notes due June 1, 2028*         June 1 and December 1        May 15 and November 15

------------------

* Book-Entry Securities

                       Non-Redeemable Floating Rate Notes

Terms and Provisions of Floating Rate Notes due February 4, 2003*

General

      The Floating Rate Notes due February 4, 2003 (the "February 2003 Floating Rate Notes") will mature on February 4, 2003. The February 2003 Floating Rate Notes are not subject to redemption by the Company prior to maturity. The February 2003 Floating Rate Notes are issuable and transferable in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

Interest

      The February 2003 Floating Rate Notes bear interest payable in arrears on February 4, May 4, August 4 and November 4 of each year, (each, an "Interest Payment Date"), until maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period relating to such Interest Payment Date to and including the last day of such Interest Period. "Interest Period" shall mean the period beginning on and including each Interest Payment Date and ending on and including the day preceding the next succeeding Interest Payment Date. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York and such day is also a London Business Day. "London Business Day" means any day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London, England.

      The per annum rate of interest with respect to the February 2003 Floating Rate Notes will be reset on each Interest Reset Date and will be LIBOR, as defined below, plus 0.2%. Each Interest Payment Date will be an Interest Reset Date. The interest rate applicable to each Interest Period will be the rate determined on the Interest Determination Date on which such Interest Period commences. The "Interest Determination Date" applicable to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

      With respect to each Interest Reset Date, LIBOR will be determined by MLPF&S (the "Calculation Agent") for an Interest Determination Date and will be the rate for deposits in United States dollars having a maturity of three months commencing on the second London Business Day immediately following that Interest Determination Date that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date.

      If fewer than two offered rates appear, or no rate appears, as applicable, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a maturity of three months and in a principal amount that is representative for a single transaction United States dollars in such market at such time;

* Book-Entry Securities
provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

      "Telerate Page 3750" means page 3750 on the Bridge Telerate (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for United States dollars) for the purpose of displaying the London interbank rates of major banks for United States dollars.

      Interest on the February 2003 Floating Rate Notes is computed and paid on the basis of the actual number of days for which interest accrues in each Interest Period divided by the actual number of days in the relevant year.

      All percentages resulting from any calculation on the February 2003 Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the February 2003 Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

                                   OTHER TERMS

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt

Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------


                             MERRILL LYNCH & CO., INC.
                                 MEDIUM-TERM NOTES

THE COMPANY:   Merrill Lynch & Co., Inc.

TERMS:         We have issued Notes with various terms, including the following:

-    Ranking as senior indebtedness of the Company

-    Stated maturities of 9 months or more from date of issue

- Redemption and/or repayment provisions, if applicable, when mandatory or at the option of the Company or Noteholders

-    Payments in U.S. dollars

-    Minimum denominations of $1,000 and integral multiples thereof

-    Book-entry (through The Depository Trust Company) or certificated form

- Interest at fixed or floating rates, or no interest at all. The floating interest rate is based on one or more of the following indicies plus or minus a spread and/or multiplied by a spread multiplier:

          -  CD rate
          -  CMT rate
          -  Commercial paper rate
          -  Eleventh district cost of funds rate
          -  Federal funds rate
          -  LIBOR
          -  Prime rate
          -  Treasury rate

- Interest payments on fixed rate Notes on each May 15 and November 15 and at maturity

- Interest payments on floating rate Notes on a monthly, quarterly, semiannual or annual basis

     The final terms for each Note, which may be different from the terms described in this prospectus supplement, is specified in the applicable pricing supplement.

     INVESTING IN THE NOTES INVOLVES CERTAIN RISKS.  SEE "RISK FACTORS"
ON PAGE 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S''), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                -------------------
                                MERRILL LYNCH & CO.
                                -------------------

                 The date of this prospectus is               , 199 .

                                     RISK FACTORS

     Your investment in the Notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of their relationship.

STRUCTURE RISKS

     GENERAL

     If you invest in Notes indexed to one or more interest rate, currency or other indicies or formula, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. Such risks include fluctuation of the indicies or formulas and the possibility that you will receive a lower (or no) amount of principal, premium or interest and at different time than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of such risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in such index or formula will be magnified. In recent years, values of certain indicies and formulas have been volatile and volatility in those and other indicies and formulas may be expected in the future.
However, past experience is not necessarily indicative of what may occur in the future.

     REDEMPTION

     If your Notes are redeemable at our option or are otherwise subject to mandatory redemption, we may (in the case of optional redemption) or must (in the case of mandatory redemption) choose to redeem such Notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

     UNCERTAIN TRADING MARKETS

     We cannot assure you a trading market for your Notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

     - complexity and volatility of the index or formula applicable to the Notes,
     - method of calculating the principal, premium and interest in respect of the Notes,
     -    time remaining to the maturity of the Notes,
     -    outstanding amount of the Notes,
     -    redemption features of the Notes,
     - amount of other debt securities linked to the index or formula applicable to the Notes, and
     -    level, direction and volatility of market interest rates generally.

     CREDIT RATINGS

     The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of your Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of your Notes.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.


     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES


      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                  YEAR ENDED LAST FRIDAY IN DECEMBER         NINE MONTHS
                  ----------------------------------            ENDED
                    1993(a) 1994  1995  1996  1997         SEPTEMBER 25, 1998
                    ----    ----  ----  ----  ----         ------------------
Ratio of earnings
to fixed charges...  1.4    1.2   1.2   1.2   1.2                 1.1


(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                 DESCRIPTION OF NOTES


GENERAL

     "Pricing Supplement'', as used herein, means a prospectus supplement relating to an individual issue of the Notes, as filed with the Commission.

     The terms and conditions set forth below apply to each Note unless otherwise specified in the applicable Pricing Supplement.

     Except as provided in the applicable Pricing Supplement, the Notes are denominated in U.S. dollars. If provided in the applicable Pricing Supplement, Notes may be denominated in a foreign currency or in units of two or more currencies ("Multi-Currency Notes'').

     Except as provided in the applicable Pricing Supplement, (i) the Notes were issued only in fully registered form without coupons, (ii) Floating Rate Notes and Zero Coupon Notes were issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000, and (iii) Fixed Rate Notes were issued in denominations of $1,000 or any integral multiple in excess thereof.

     Unless otherwise specified in the applicable Pricing Supplement, principal and interest, if any, will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the office of the Trustee in The City of New York designated for such purpose, provided that payment of interest, other than interest payable at maturity (or on any date of redemption or repayment), may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Security Register. The principal and interest payable at maturity or the date of redemption or repayment on each Note will be paid upon maturity, redemption or repayment, as the case may be, in immediately available funds against presentation of the Note at the office of the Trustee maintained for such purpose.

     Notwithstanding the above, however, payment of interest on a Note which bears interest at a floating rate (a "Floating Rate Note'') at maturity or earlier redemption or repayment may be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Senior Debt Trustee from the Holder thereof not less than one Business Day prior to the due date of such principal payment and
(ii) presentation of such Note at the Corporate Trust Office of the Senior Debt Trustee in the Borough of Manhattan, The City of New York (the "Corporate Trust Office''), or at such other place as the Company may designate. A Holder of not less than $1,000,000 aggregate principal amount of Floating Rate Notes may by written notice to the Senior Debt Trustee at the Corporate Trust Office (or at such other address as the Company will give notice in writing) not less than 15 days prior to an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Senior Debt Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States.

     Except as provided in the applicable Pricing Supplement, "Business Day'' means any day that is not a Saturday or Sunday and that, in The City of New York, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close.

REPAYMENT AT OPTION OF HOLDER

     If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to maturity. Any repayment in part will be in increments of $1,000 provided that any remaining principal amount of such Note will be an authorized denomination of such Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.

     Notwithstanding anything to the contrary herein, if repayable at the option of the Holder, a Note shall be repayable only on an Interest Payment Date, and if any Optional Repayment Date specified with respect to a Note would not be an Interest Payment Date (whether because such date is not a Business Day or otherwise), such Optional Repayment Date shall (instead of being the date so specified) be the Interest Payment Date nearest such specified Optional Repayment Date (whether such Interest Payment Date shall precede or succeed such specified Optional Repayment Date), or, in the event that an equal number of days shall separate a specified Optional Repayment Date and the preceding Interest Payment Date, on the one hand, and the succeeding Interest Payment Date, on the other hand, such Optional Repayment Date shall be the succeeding Interest Payment Date.

     In order for a Note which is by its terms repayable at the option of the Holder to be repaid, prior to maturity, the Company must receive at the Corporate Trust Office of the Senior Debt Trustee (or at such other address of which the Company will from time to time notify the Holder thereof) during the period from and including the 20th Business Day preceding the applicable Optional Repayment Date up to and including the close of business on the 16th Business Day preceding the applicable Optional Repayment Date: (i) such Note with the information under the caption "Option to Elect Repayment'' duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America dated no later than the 16th Business Day preceding the applicable Optional Repayment Date and setting forth the name of the Holder of such Note, the principal amount of such Note, the amount of such Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Note (with the information required under the caption "Option to Elect Repayment'' duly completed) will be received at the above-mentioned office of the Senior Debt Trustee, not later than the 5th Business Day after the date of such telegram, telex, facsimile transmission or letter and Note, duly completed, is received at such office of the Trustee by such 5th Business Day. Effective exercise of the repayment option by the Holder of a Note will be irrevocable. No transfer or exchange of a Note (or, in the event that a Note is to be repaid in part, such portion of such Note to be repaid) will be permitted after exercise of the repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. The Company has the right to offer for resale any Note acquired by it pursuant to the foregoing arrangements. Accordingly, the indebtedness evidenced by any Note so repurchased by the Company may not be satisfied by such repurchase.

REDEMPTION AT OPTION OF THE COMPANY

     The Notes do not have a sinking fund but are redeemable at the option of the Company only if a Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in an applicable Pricing Supplement, such Notes will be subject to redemption by the Company on and after their respective Redemption Dates specified in such Pricing Supplement. On and after the Redemption Date, if any, the related Note will be redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note shall be an authorized denomination of such Note) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption in the case of Fixed Rate Notes, or on notice given not more than 30 nor less than 15 days prior to the date of redemption in the case of Floating Rate Notes. Notwithstanding the above, however, Floating Rate Notes, if redeemable at the option of the Company, will be redeemable only on Interest Payment Dates occurring on or after the applicable Redemption Dates.

INTEREST RATE

     Each Floating Rate Note and Note which bears interest at a fixed rate (a "Fixed Rate Note'') will bear interest at the rate per annum, or pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or, if applicable, upon redemption or repayment. Interest will be payable to the person in whose name a
Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at maturity or, if applicable, upon redemption or repayment will be payable to the person to whom principal shall be payable. Except as provided in the applicable Pricing Supplement, Merrill

Lynch, Pierce, Fenner & Smith Incorporated will be the calculation agent (the "Calculation Agent'') with respect to Floating Rate Notes.

     Each Floating Rate Note will bear interest at rates determined by reference to an interest rate formula, which may be adjusted by a Spread or Spread Multiplier (each as defined below), unless otherwise specified therein. A Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest which may accrue during any interest period; and (ii) a minimum limitation, or floor, on the rate at which interest which may accrue during any interest period. The applicable Pricing Supplement relating to Fixed Rate Notes or Floating Rate Notes will designate either a fixed rate of interest per annum payable on the applicable Note, in which case such Note will be a Fixed Rate Note, or one of the following Base Rates, as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Index Rate, in which case such Note will be a Commercial Paper Index Rate Note, (b) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (c) the Prime Rate, in which case such Note will be a Prime Rate Note, (d) the Treasury Index Rate, in which case such Note will be a Treasury Index Rate Note, (e) LIBOR, in which case such Note will be a LIBOR Note, or (f) such other interest rate formula as is set forth in such Pricing Supplement. Except as specified in the applicable Pricing Supplement, Floating Rate Notes will have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest at the rate per annum stated on the face thereof until the principal thereof is paid or made available for payment. Except as provided in the applicable Pricing Supplement, interest will be payable semi-annually on May 15 and November 15 of each year and at maturity (or on the date of redemption or repayment, if a Fixed Rate Note is redeemed by the Company or repaid at the Holder's option prior to maturity). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable to the person in whose name a Fixed Rate Note is registered at the close of business on the May 1 or November 1 Regular Record Date next preceding the May 15 or November 15 Interest Payment Date. Interest rates are subject to change by the Company from time to time, but no such change will affect any Fixed Rate Note theretofore issued or as to which an offer to purchase has been accepted by the Company.

     Any payment of principal or interest required to be made on an Interest Payment Date, at maturity or earlier redemption or repayment of a Fixed Rate Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, maturity date or date of redemption or repayment, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, maturity date or date of redemption or repayment.

FLOATING RATE NOTES

     The applicable Pricing Supplement specifies the base rate or other interest rate formula and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement specifies for each Floating Rate Note the following terms, if applicable: the Initial Interest Rate, the Interest Payment Dates, the Index Maturity, Interest Reset Dates, Optional Repayment Dates, Redemption Date and any other variable term applicable to such Note.

     The interest rate on each Floating Rate Note will be calculated by reference to the specified interest rate formula (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any. The "Spread'' is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note. The "Spread Multiplier'' is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. "Index Maturity'' means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. "Regular Record Date'' with respect to Floating Rate Notes means the 15th day (whether or not a Business Day) prior to the applicable Interest Payment Date. The "Calculation Date'', if applicable, with respect to any Interest Determination Date (as specified with respect to each Base Rate) will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding

Business Day, or (ii) the Business Day prior to the Interest Payment Date on which such accrued interest will be payable.

     Except as otherwise provided herein with respect to LIBOR Notes or in the applicable Pricing Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day.

     Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or otherwise made available for payment. The rate of interest on a Floating Rate Note will be reset each Interest Reset Date applicable to such Note; provided, however, that except in the case of Floating Rate Notes which reset daily, the interest rate in effect for the ten days immediately prior to maturity, redemption or repayment, as the case may be, will be that in effect on the tenth day preceding such maturity, redemption or repayment, as the case may be. Except as otherwise provided herein or in the applicable Pricing Supplement, the rate of interest determined on an Interest Reset Date with respect to a Floating Rate Note will be applicable on and after such Interest Reset Date to, but not including, the next succeeding Interest Reset Date, or until the date of maturity or date of redemption or repayment, as the case may be.

     If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date (or the date of redemption or repayment).

     Except as provided in the applicable Pricing Supplement, interest payments on Floating Rate Notes shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid to, but excluding, the Interest Payment Date. With respect to a Floating Rate Note, accrued interest from the last date to which interest has been paid is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors, calculated for each day, from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Index Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Index Rate Notes.

     All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one- millionths of a percentage point rounded upward (E.G., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note.

COMMERCIAL PAPER INDEX RATE NOTES

     Commercial Paper Index Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Index Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Index Rate'' means, with respect to any Interest Determination Date relating to a Commercial Paper Index Rate Note, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates'' or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)''), under the heading "Commercial Paper''. In the event that such rate is not published by 9:00 A.M. New York City time on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Index Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having such Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities'' ("Composite Quotations'') under the heading "Commercial Paper''. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Index Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA'' or the equivalent from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Index Rate will be the Commercial Paper Index Rate in effect on such Interest Determination Date.

     "Money Market Yield'' shall be the yield (expressed as a percentage) calculated in accordance with the following formula:


                                             D  X  360
               Money Market Yield   =      --------------    X 100
                                            360 - (D X M)

where "D'' refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M'' refers to the actual number of days in the interest period for which interest is being calculated.

      The Interest Determination Date pertaining to an Interest Reset Date on a Commercial Paper Index Rate Note will be the Business Day prior to such Interest Reset Date.

FEDERAL FUNDS RATE NOTES

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread, or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate'' means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note, the rate on such Interest Determination Date for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates'' ("H.15(519)'') or any successor publication under the heading "Federal Funds (Effective)'' or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the interest rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities'' ("Composite Quotations'') under the heading "Federal Funds/Effective Rate''. If such rate is not yet published by 9:00 A.M. on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be the rate on such Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)''; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 9:00 A.M. on the Calculation Date, the Federal Funds Rate will be the last Federal Funds Rate in effect prior to such Interest Determination Date.

     The rate of interest on a Federal Funds Rate Note will be reset each Interest Reset Date applicable to such Note. Unless otherwise specified in the applicable Pricing Supplement, with respect to Federal Funds Rate Notes, each Business Day will be an Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date on a Federal Funds Rate Note will be the Business Day prior to such Interest Reset Date.

PRIME RATE NOTES

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread, or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate'' means, with respect to any Interest Determination Date relating to a Prime Rate Note, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than three quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, and unaffiliated with the Company, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent; provided, however, that if the substitute banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date relating to a Prime Rate Note.

     The Interest Determination Date pertaining to an Interest Reset Date on a Prime Rate Note will be the Business Day prior to such Interest Reset Date.

LIBOR NOTES

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Determination Date relating to a LIBOR Note will equal the arithmetic mean (as determined by the Calculation Agent) of the offered rates which appear as of 11:00 A.M., London time, on the Reuters Screen LIBOR Page on the Reuter Monitor Money Rates Service for deposits (in United States dollars for the period of the Index Maturity specified in the applicable Pricing Supplement) commencing on the second day on which dealings in deposits in United States dollars are transacted in the London interbank market (a "London Banking Day'') immediately following such Interest Determination Date; PROVIDED, HOWEVER, that if fewer than two such quotations appear, the Calculation Agent shall request the principal London office of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of their offered rates at approximately 11:00 A.M., London time, on such Interest Determination Date for deposits (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day immediately following such Interest Determination Date. If at least two such quotations are provided, LIBOR for such Interest Determination Date will equal the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will equal the arithmetic mean of the rates quoted by three major banks in The City of New York, as selected by the Calculation Agent, at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans to leading European banks (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day following such Interest Determination Date; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     The Interest Determination Date pertaining to an Interest Reset Date on a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date.

TREASURY INDEX RATE NOTES

     Treasury Index Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Index Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

     Unless otherwise indicated in the Pricing Supplement, "Treasury Index Rate'' means, with respect to any Interest Determination Date relating to a Treasury Index Rate Note, the per annum discount rate for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury bills''), expressed as a bond equivalent on the basis of a year of 365 or 366 days, at the 91-day Treasury bill auction occurring on such Interest Determination Date as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates'', or any successor publication, under the heading "Treasury bills--auction average (investment)'' or (if not so published by 9:00 A.M. New York City time on the Calculation Date) as reported by the United States Department of the Treasury. Such Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday.

     The day of each such auction of 91-day Treasury bills, unless otherwise specified in the Pricing Supplement, will be an Interest Determination Date (provided that the results of such auction are so published or reported), and each Business Day following such an Interest Determination Date will be a Treasury Index Rate Note Interest Reset Date. The rate of interest applicable to Treasury Index Rate Notes will therefore not be reset during any period in which such auctions are not held or the results of such auctions are not so published or reported.

ZERO COUPON NOTES

     Notes which do not bear interest ("Zero Coupon Notes'') were initially offered at a substantial discount from their principal amount at maturity. There will be no periodic payments of interest. The calculation of the accrual of Original Issue Discount (as defined below), in the period during which a Zero Coupon Note remains outstanding, will be on a semiannual bond equivalent basis using a year composed of twelve 30-day months. Upon maturity, Original Issue Discount will cease to accrue on a Zero Coupon Note.

     LIMITATION OF CLAIMS IN BANKRUPTCY:   If a bankruptcy proceeding is
commenced in respect of the Company, the claim of the Holder of a Zero Coupon Note with respect to the principal amount thereof may, under Section 502(b)(2) of Title 11 of the United States Code, be limited to the issue price of the Zero Coupon Note plus that portion of the Original Issue Discount that is amortized from the date of issue to the commencement of the proceeding.

                                    OTHER TERMS

GENERAL

     The Notes are a series of Securities issued under an Indenture (the "Senior Indenture''), (all such series being herein referred to as "Senior Debt Securities'') dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor to Manufacturers Hanover Trust Company), as trustee (the "Trustee''). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen'' a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Senior Indenture provides that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Senior Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 662/3% in principal amount of the outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of any subordinated indenture or any subsequent indenture for subordinated debt securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder.

Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions thereof.


EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Defaults with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                      EXPERTS

     The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                                 2,750,000 Units
                            Merrill Lynch & Co., Inc.
         Major 11 International Market Index Target-Term Securities(SM)
                              due December 6, 2002
                                   "MITTS(R)"
                         ($10 principal amount per Unit)

      On November 26, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $27,250,000 (2,750,000 Units) of Major 11 International Market Index Target-Term Securities due December 6, 2002 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o Not redeemable prior to maturity
o No payments prior to maturity               o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the Major 11 International Index, which is a compilation of eleven equity indices reflecting select stocks listed on certain equity markets in Europe, Australia and Asia, multiplied by a Participation Rate of 115%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the Securities, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the American Stock Exchange (the "AMEX"), or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  ------------

                               Merrill Lynch & Co.

                                  ------------

                  The date of this prospectus is     , 199 .

----------
(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                          Year Ended Last Friday in December        Nine Months
                          ----------------------------------           Ended
                            1993(a) 1994  1995  1996  1997        September 25, 1998
                             ----   ----  ----  ----  ----        ------------------
Ratio of earnings
to fixed charges ..........   1.4    1.2   1.2   1.2   1.2                1.1


(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.


                                  RISK FACTORS

      Your investment in the Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your Securities prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the Securities is suitable for you.

The Supplemental Redemption Amount.

      You should be aware that if the Ending Index Value does not exceed the Starting Index Value at maturity, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index was higher than the Starting Index Value at some time during the life of the Securities but later falls below the Starting Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your Securities.

      The Participation Rate equals 115%. If the Ending Index Value exceeds the Starting Index Value, then the Participation Rate will enhance the amount of the interest payment received at maturity. However, if the Ending Index Value does not exceed the Starting Index Value, you will receive only the principal amount of your Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends.

      The AMEX calculates the Index by reference to the Sub-Indices which reflect the prices of the common stocks comprising such Sub-Indices without taking into consideration the value of dividends paid on those stocks, except in the case of the Deutscher Aktienindex Sub-Index which reflects dividends paid on its underlying common stocks. Therefore, the return you earn on the Securities, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying each Sub-Index and received the dividends paid on those stocks.

Currency exchange rates.

      Although the stocks comprising the Sub-Indices are traded in currencies other than U.S. dollars and the Securities are denominated in U.S. dollars, we will not adjust the Supplemental Redemption Amount for currency exchange rates in effect at the maturity of the Securities. The Supplemental Redemption Amount is based solely upon the percentage increase in the Index. Changes in exchange rates, however, may reflect changes in the relevant European, Australian and Asian economies which in turn may affect the value of the Sub-Indices, and the Securities.

Uncertain trading market.

      The Securities are traded on the AMEX under the symbol "EEM". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the Securities will trade. You cannot assume that a trading market will develop for the Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the Securities is limited, there may be a limited number of buyers when you decide to sell your Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the Securities.

      We believe that the market value of the Securities will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the Securities given a change in a specific factor, assuming all other conditions remain constant.

o Index Value. We expect that the market value of the Securities will depend substantially on the amount by which the Index exceeds the Starting Index Value. If you choose to sell your Securities when the value of the Index exceeds the Starting Index Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of the expectation that the Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your Securities when the value of the Index is below the Starting Index Value, you may receive less than the $10 principal amount per Unit of Securities. In general, rising dividend rates (i.e., dividends per share) in Australia and in the European and Asian countries related to the common stocks underlying the Sub-Indices (each, an "applicable home country") may increase the value of the Index while falling dividend rates in the applicable home countries may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the Securities.

o Interest Rates. Because the Securities repay, at a minimum, the principal amount at maturity, we expect that the trading value of the Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the Securities will increase. In general, if interest rates in the applicable home countries increase, we expect that the trading value of the Securities will increase. If interest rates in the applicable home countries decrease, we expect the trading value of the Securities will decrease. However, interest rates in the applicable home countries may also affect the relevant economies and, in turn, the value of the Sub-Indices. Rising interest rates in the applicable home countries may lower the value of the Sub-Indices and the Securities. Falling interest rates in the applicable home countries may increase the value of the Index and the value of the Securities.

o Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the Securities will decrease.

o Time Remaining to Maturity. The Securities may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. However, as the time remaining to maturity of the Securities decreases, we expect that this time premium will decrease, lowering the trading value of the Securities.

o Dividend Yields. If dividend yields on the stocks comprising the Sub-Indices increase, we expect that the value of the Securities will decrease. Conversely, if dividend yields on the underlying stock comprising the Sub-Indices decrease, we expect that the value of the Securities will increase.

o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the Securities attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities except that we expect that the effect on the trading value of the Securities of a given increase in the value of the Index will be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities.

State law limits on interest paid.

      New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The international securities markets.

      The underlying stocks that constitute the Sub-Indices have been issued by companies listed on European, Australian and Asian exchanges. You should be aware that investments in securities indexed to the value of European, Australian and Asian securities involve certain risks. The European, Australian and Asian securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular non-U.S. securities market and cross-shareholdings in European, Australian and Asian companies on such markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Commission and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

      Securities prices in Europe, Australia and Asia may be affected by political, economic, financial and social factors in those regions. These factors (including recent or future changes in a country's government, economic and fiscal policies; the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; and possible fluctuations in the rate of exchange between currencies) could negatively affect the international securities markets. Moreover, the relevant

European, Australian and Asian economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Because some Sub-Indices have a greater weighting than others in calculating the value of the Index, fluctuations in the securities markets relating to those Sub-Indices will have a greater effect on the value of the Index than fluctuations in securities markets relating to Sub-Indices with a lesser weighting. See "The Index-Sub-Indices" in this Prospectus for the current weightings of the Sub-Indices.

Purchases and sales by Merrill Lynch.

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the Securities. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts.

      The Calculation Agent is a subsidiary of the Company, the issuer of the Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the Securities could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on December 6, 2002.

      While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

General

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a Security will be determined by the Calculation Agent and will equal:

                                                     Ending Index Value - Starting Index Value
Principal Amount of such Security ($10 per Unit)  X  ------------------------------------------  X  Participation Rate
                                                               Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Participation Rate equals 115%. The Starting Index Value equals 100. The Ending Index Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index in New York determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the AMEX are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 2.36% per annum, as more fully described below).

                                              Total Amount                           Pretax
                                          Payable at Maturity                      Annualized        Pretax Annualized
                       Percentage Change   per $10 Principal     Total Rate of        Rate            Rate of Return of
Hypothetical Ending    Over the Starting       Amount of           Return on      of Return on      Stocks Underlying the
   Index Value            Index Value          Securities       the Securities   the Securities(1)      Index(1)(2)
   -----------            -----------          ----------       --------------   -----------------      -----------
        40                     -60%              $10.00              0.00%            0.00%               -15.48%
        50                     -50%              $10.00              0.00%            0.00%               -11.24%
        60                     -40%              $10.00              0.00%            0.00%                -7.73%
        70                     -30%              $10.00              0.00%            0.00%                -4.72%
        80                     -20%              $10.00              0.00%            0.00%                -2.09%
        90                     -10%              $10.00              0.00%            0.00%                 0.25%
       100(3)                    0%              $10.00              0.00%            0.00%                 2.36%
       110                      10%              $11.15             11.50%            2.18%                 4.28%
       120                      20%              $12.30             23.00%            4.16%                 6.04%
       130                      30%              $13.45             34.50%            5.98%                 7.68%
       140                      40%              $14.60             46.00%            7.67%                 9.20%
       150                      50%              $15.75             57.50%            9.24%                10.62%
       160                      60%              $16.90             69.00%           10.71%                11.96%
       170                      70%              $18.05             80.50%           12.09%                13.22%
       180                      80%              $19.20             92.00%           13.40%                14.41%
       190                      90%              $20.35            103.50%           14.64%                15.55%
       200                     100%              $21.50            115.00%           15.81%                16.63%
       210                     110%              $22.65            126.50%           16.93%                17.66%
       220                     120%              $23.80            138.00%           18.00%                18.64%
       230                     130%              $24.95            149.50%           19.03%                19.59%

----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Sub-Indices with the allocation of such amount reflecting the current relative weights of such stocks in the Sub-Indices;
      (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 2.36% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
      (iv) no transaction fees or expenses; (v) a term for the Securities from November 26, 1997 to December 6, 2002; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Sub-Indices as of the close of business on November 20, 1997 was approximately 2.36%.
(3)   The Starting Index Value equals 100.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means the occurrence or existence on any Overseas Index Business Day with respect to a Sub-Index during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange related to such Sub-Index occurs of any suspension of, or limitation imposed on, trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on (i) the Index Exchange in securities that comprise 20% or more of the value of such Sub-Index or (ii) any exchanges on which futures or options on such Sub-Index are traded in such options or futures if, in the determination of the Calculation Agent, such suspension or limitation is material. For the purpose of the foregoing definition, (i) a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange and (ii) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

      "Overseas Index Business Day" means, with respect to any Sub-Index, any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the relevant Index Exchange or on any exchanges on which futures or options on such Sub-Index are traded, other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time.

      "Index Exchange" means, with respect to any Sub-Index, the principal exchange on which the shares comprising such Sub-Index are traded.

Discontinuance of the Index

      If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.25% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form, except in the event that use of the book-entry system for the Securities is discontinued, and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the Securities. The Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      To facilitate subsequent transfers, all Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus

Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

      The value of the Index on any Index Business Day is calculated and disseminated by the AMEX. The AMEX generally calculates and disseminates the value of the Index based on the most recently reported values of the Sub-Indices, at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B. The Index will be reported on the AMEX under the symbol "EUX". The Starting Index Value was set to 100 on the date the Securities were priced for initial sale to the public (the "Pricing Date").

Determination of Index Multiplier for each Sub-Index

      The weighting of each Sub-Index was determined at the close of business on the Pricing Date based on its relative market capitalization. The market capitalization of a stock equals the product of the total number of shares of such stock outstanding and the price of a share of such stock. The total market capitalization of the stocks comprising each Sub-Index was determined using the most recently available information concerning the number of shares outstanding for each stock contained in a Sub-Index and the most recently available price for each such share. Current exchange rates were used to translate such market capitalization information into U.S. dollars. The market capitalizations expressed in U.S. dollars of each Sub-Index were totaled (the "Total Market Capitalization"). The weighting of each Sub-Index was then determined and equals the percentage of the market capitalization for such Sub-Index relative to the Total Market Capitalization. The Index Multiplier for each SubIndex was then calculated and equals (i) the weighting for such Sub-Index multiplied by 100, divided by (ii) the most recently available value of such Sub-Index. The Index Multipliers were calculated in this way so that the Index would equal 100.00 on the Pricing Date.

      The Index Multiplier for each Sub-Index will remain fixed, except that the AMEX may adjust such Index Multiplier in the event of a significant change in how a Sub-Index is calculated. There will be no periodic rebalancing of the Index to reflect changes in the relative market capitalizations of the Sub-Indices.

Computation of the Index

      The Index is calculated by totaling the products of the most recently available value of each Sub-Index and the Index Multiplier applicable to such Sub-Index. Since the Sub-Indices are based on stocks traded on stock exchanges in Europe, Asia and Australia, once such stock exchanges close and the values of the Sub-Indices become fixed until such stock exchanges reopen, the value of the Index will be fixed.

Sub-Indices

      The following table sets forth the name of each Sub-Index, the number of stocks underlying each Sub-Index, the market capitalization in U.S. dollars of each Sub-Index, the weighting of each Sub-Index as of the Pricing Date and the Index Multiplier:

                                                        Number        Market             Current      Index
                        Sub-Index                     of Stocks  Capitalization(1)   Weighting(1)   Multiplier
             ----------------------------------       ---------  -----------------   ------------   ----------
                                                                    (in billions)
Financial Times SE 100 Index......................          102         US$1,534         25.18%     .0051303
Nikkei 225........................................          225            1,366         22.43%     .0013754
Deutscher Aktienindex.............................           30              586          9.62%     .0024576
Swiss Market Index................................           23              545          8.95%     .0015832
Amsterdam Exchanges-index.........................           25              432          7.10%     .0080236
Compagnie des Agents de Change 40 Index...........           40              399          6.54%     .0023191
Australia All Ordinaries Index....................          338              309          5.08%     .0020840
Stockholm Options Market Index....................           30              267          4.39%     .0018237
Milano Italia Borsa 30 Index......................           30              258          4.23%     .0001851
Hong Kong 30 Index..................................         30              216          3.54%     .0070410
IBEX 35...........................................           35              179          2.94%     .0004344
                                                            ---           ------        ------
      Total.......................................          908         US$6,091        100.00%

----------
(1) As of November 20, 1997.

      The following is a list of the Sub-Indices and certain information concerning each such Sub-Index. All disclosure contained in this Prospectus regarding the Sub-Indices is derived from publicly available information.

      Nikkei Stock Average- "Nikkei 225"

      Description of Nikkei 225: The Nikkei 225 is intended to provide an indication of the pattern of common stock price movement of the 225 most actively traded common stocks on the Tokyo Stock Exchange. The Nikkei 225 is a modified price-weighted index which means that an underlying stock's weight in the Nikkei 225 is based on its price per share rather than the total market capitalization of the issuer.

      Publisher: Nihon Keizai Shimbun, Inc. ("NKS")

      Required Disclosure: NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225. The Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this Prospectus Supplement that NKS makes any representation or warranty, implied or express, to the Company, the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Nikkei 225 to track general stock market performance. NKS has no obligation to take the needs of the Company or the holders of the Securities into consideration in determining, composing or calculating the Nikkei 225. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration, marketing or trading of the Securities.

      The use of and reference to the Nikkei 225 in connection with the Securities have been consented to by NKS, the publisher of the Nikkei 225.

      Financial Times SE 100 Index-"FTSE 100"

      Description of FTSE 100: The FTSE 100 is intended to provide an indication of the pattern of common stock price movement of the 100 common stocks with the largest market capitalization on the London Stock Exchange.

      Publisher: The Financial Times and London Stock Exchange

      Required Disclosure: The FTSE 100 is calculated by FTSE International Limited in conjunction with the Institute of Actuaries and the Faculty of Actuaries. Merrill Lynch & Co., Inc. has obtained full license from FTSE International Limited to use its trademark and copyright in the creation of this Security. FTSE International Limited does not sponsor, endorse or promote this Security.

      Deutscher Aktienindex-"DAX(R)"

      Description of DAX: The DAX is a total rate of return index measuring the performance of 30 common stocks on the Frankfurt Stock Exchange selected on the basis of their market capitalization and trading volume. A total rate of return index reflects both the price performance of the relevant common stocks as well as the dividends paid on such common stocks.

      Publisher: Deutsche Borse AG

      ----------
      "DAX" is a registered trademark of Deutsche Borse AG.

      Compagnie des Agents de Change 40 Index-"CAC 40"

      Description of CAC 40: The CAC 40 is intended to provide an indication of the pattern of common stock price movement of the 40 common stocks with the largest market capitalization on the Paris Bourse.

      Publisher: SBF-Paris Bourse

      Required Disclosure: "CAC-40" is a registered trademark of the Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. Authorization to use the index and the "CAC-40" trademark in connection with the Securities has been granted by license.

      The SBF-Paris Bourse, owner of the trademark and of the CAC-40, does not sponsor, endorse or participate in the marketing of the Securities. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the CAC-40 stands at any particular time, nor as to the results or performance of the Securities. Neither shall the SBF-Paris Bourse be under any obligation to advise any person of any error in the published level of the CAC-40.

      Swiss Market Index-"SMI(R)"

      Description of SMI: The SMI is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Geneva, Zurich and Basle Stock Exchanges.

      Publisher: Swiss Exchange

      Required Disclosure: The Securities are not in any way sponsored, endorsed, sold or promoted by the Swiss Exchange and the Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular time on any particular day or otherwise. The SMI is compiled and calculated solely by the Swiss Exchange. However, the Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the Swiss Exchange shall not be under any obligation to advise any person of any error therein.

      ----------
      "SMI" is a registered trademark of the Swiss Exchange.

      Amsterdam Exchanges-index(R)-"AEX-index(R)"

      Description of AEX: The AEX is intended to provide an indication of the pattern of common stock price movement of the 25 common stocks with the largest market capitalization on the Amsterdam Stock Exchange.

      Publisher: AEXOptiebeurs nv

      Required Disclosure: The AEX-Optiebeurs nv has all proprietary rights with relation to the AEX. The AEX-Optiebeurs nv in no way sponsors, endorses or is otherwise involved in the issue and offering of the Securities. The AEX-Optiebeurs nv disclaims any liability to any party for any inaccuracy in the data on which the AEX is based, for any mistakes, errors, or omissions in the calculation or dissemination of the AEX or for the manner in which the AEX is used in connection with the issue and offering of the Securities.

      ----------
      "AEX-index" is a registered trademark of the AEX-Optiebeurs nv.

      AMEX Hong Kong 30 Index-"HK30"

      Description of HK30: The HK30 is intended to provide an indication of the pattern of common stock price movement of 30 common stocks listed on the Hong Kong Stock Exchange and selected on the basis of market weight, trading liquidity and representation of business industry.

      Publisher: The American Stock Exchange

      Required Disclosure: The AMEX in no way sponsors, endorses or is otherwise involved in the issuance of the Securities (other than the fact that the Securities will be listed and traded on the AMEX and the AMEX will calculate and disseminate the Major 11 Index) and the AMEX disclaims any liability to any party for any inaccuracy in the data on which the HK30 is based, for any mistakes, errors or omissions in the calculation, and/or dissemination of the HK30, or for the manner in which it is applied in connection with the issuance of the Securities.

      ----------
      The use and reference to the term "AMEX Hong Kong 30 Index" herein has been consented to by the AMEX. The "AMEX Hong Kong 30 Index" is a service mark of the AMEX.

      Australia All Ordinaries Index-"XAO"

      Description of XAO: The XAO is a capitalization-weighted index of 338 common stocks listed on the Australian Stock Exchange.

      Publisher: ASX Operations Pty Limited

      Required Disclosure: The XAO is a registered trade mark of ASX Operations Pty Limited ("ASXO"), a wholly-owned subsidiary of the Australian Stock Exchange Limited ("ASX"). ASXO has granted a license for the use of the XAO on the basis that ASXO does not expressly or impliedly approve, endorse, make any judgment or express any opinion in respect of the Company or the Securities. ASX and its related corporations, shall be under no liability for any claim whatsoever where the claim arises wholly or substantially out of accident or negligence of ASX, its related corporations and their servants and agents as the case may be or acts of third parties; and without in any way limiting the generality of the foregoing, arising out of unavailability of the All Ordinaries Index or non-supply of the All Ordinaries Index.

      Milano Italia Borsa 30 Index-"MIB 30"

      Description of MIB 30: The MIB 30 is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Italian Stock Exchange.

      Publisher: Consiglio di Borsa

      Stockholm Options Market Index-"OMX index"

      Description of OMX index: The OMX index is intended to provide an indication of the pattern of common stock price movement of the 30 common stocks with the largest volume of trading on the Stockholm Stock Exchange.

      Publisher: OM Gruppen AB

      Required Disclosure: The Securities are not in any way sponsored, endorsed, sold or promoted by OM Gruppen AB ("OM") and OM makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the OMX index and/or the figure at which the said OMX index stands at any particular time on any particular day or otherwise. The OMX index is compiled and calculated solely by an indexer on behalf of OM. However, OM shall not be liable (whether in negligence or otherwise) to any person for any error in the OMX index and OM shall not be under any obligation to advise any person of any error therein.

      All rights to the trademark OMX, OMX INDEX are vested in OM Gruppen AB and are used under a license agreement with OM.

      IBEX 35 Index-"IBEX 35"

      Description of IBEX 35: The IBEX 35 is intended to provide an indication of the pattern of common stock price movement of the 35 common stocks with the greatest liquidity continuously traded and quoted on the Joint Stock Exchange System made up of the Barcelona, Bilbao, Madrid and Valencia stock exchanges.

      Publisher: Sociedad de Bolsas, S.A.

      Required Disclosure: Sociedad de Bolsas, S.A. does not warrant in any case nor for any reason whatsoever: (a) the continuity of the composition of the IBEX 35 exactly as it is today; (b) the continuity of the method for calculating the IBEX 35 exactly as it is calculated today; (c) the continuity of the calculation, formula and publication of the IBEX 35; (d) the precision, integrity or freedom from errors or mistakes in the composition and calculation of the IBEX 35; and (e) the adequacy of the IBEX 35 for the purposes expected in the issue of the Securities nor for dealing in the same.

      The publisher of each Sub-Index will add or delete stocks due to events such as the bankruptcy or merger of the issuer of a stock. The publisher of a Sub-Index may reevaluate the composition of the stocks underlying the Sub-Index at specified intervals to assure that they still meet the selection criteria or any ongoing eligibility criteria.

      The publisher of a Sub-Index is under no obligation to continue the calculation and dissemination of such Sub-Index and such publisher may change the method by which such Sub-Index is calculated. The publishers of the Sub-Indices are under no obligation to take the needs of the Company or the holders of the MITTS into consideration in determining, composing or calculating the Sub-Indices.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $3.6261 per Unit. This represents an estimated yield on the Securities equal to 6.25% per annum (compounded semiannually).

      The projected payment schedule (including both projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over a term of five years and ten days for the Securities based upon the projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.25% per annum (compounded semiannually)) as determined by the Company for purposes of illustrating the application of the Final Regulations to the Securities:

                                                                              Total Interest
                                                                              Deemed to Have
                                                         Interest Deemed to     Accrued on
                                                           Accrue During     Securities as of End
                                                           Accrual Period     of Accrual Period
                     Accrual Period                         (per Unit)          (per Unit)
                    -----------------                       ----------          ----------
 November 26, 1997 through December 6, 1997...........       $0.0169              $0.0169
 December 7, 1997 through June 6, 1998................       $0.3130              $0.3299
 June 7, 1998 through December 6, 1998................       $0.3228              $0.6527
 December 7, 1998 through June 6, 1999................       $0.3329              $0.9856
 June 7, 1999 through December 6, 1999................       $0.3433              $1.3289
 December 7, 1999 through June 6, 2000................       $0.3540              $1.6829
 June 7, 2000 through December 6, 2000................       $0.3651              $2.0480
 December 7, 2000 through June 6, 2001................       $0.3765              $2.4245
 June 7, 2001 through December 6, 2001................       $0.3883              $2.8128
 December 7, 2001 through June 6, 2002................       $0.4004              $3.2132
 June 7, 2002 through December 6, 2002................       $0.4129              $3.6261

----------
Projected Supplemental Redemption Amount = $3.6261 per Unit.

      All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the Securities. Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                                 1,650,000 Units

                            Merrill Lynch & Co., Inc.
         S&P 500 Inflation Adjusted Market Index Target-Term Securities
                             due September 24, 2007
                                   "MITTS(R)"
                         ($10 principal amount per Unit)

      On September 24, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount $16,500,000 (1,650,000 Units) of S&P 500 Inflation Adjusted Market Index Target-Term Securities due September 24, 2007 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities       o Not redeemable prior to maturity
o No payments prior to maturity          o Transferable only in whole Units

Payment at Maturity:

           Adjusted Principal Amount + Supplemental Redemption Amount

      The Adjusted Principal Amount will equal the principal amount of the MITTS you hold adjusted to reflect any increase in the Consumer Price Index over the term of the MITTS. The Supplemental Redemption Amount will be based on the percentage increase, if any, in the S&P 500 Composite Stock Price Index above a benchmark value of 1089.38 which exceeded the closing value of such Index on the date the Securities were priced for initial sale to the public by 15%.

      The Supplemental Redemption Amount will not exceed $10 per Unit regardless of the increase in the S&P 500 Index. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the MITTS, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange (the "NYSE"), or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                               ------------------
                               Merrill Lynch & Co.
                               ------------------

                  The date of this prospectus is         , 199 .

----------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

Required Disclosures

Standard & Poor's

      Standard & Poor's ("S&P") does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included in the S&P 500 Index. S&P makes no warranty, express or implied, as to results to be obtained by the Company, MLPF&S, the holders of the MITTS, or any other person or entity from the use of the S&P 500 Index or any data included therein in connection with the rights licensed under the license agreement described herein or for any other use. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 Index or any data included therein. Without limiting the generality of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

      "Standard & Poor's(R)"; "S&P(R)"; "S&P 500"; and "Standard & Poor's 500" are trademarks of The McGraw-Hill Companies, Inc., which have been licensed for use by Merrill Lynch Capital Services, Inc. The Company is an authorized sublicensee.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                               Year Ended Last Friday in December     Nine Months
                               ----------------------------------         Ended
                                 1993(a) 1994  1995  1996  1997     September 25, 1998
                                  ----   ----  ----  ----  ----     ------------------
Ratio of earnings
to fixed charges ............      1.4    1.2   1.2   1.2   1.2            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in MITTS will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS is suitable for you.

The Supplemental Redemption Amount

      The Benchmark Index Value exceeded the closing value of the S&P 500 Index (i.e., the Starting Index Value) on the date the MITTS were priced for initial sale to the public (the "Pricing Date") by 15%. You should be aware that if the Ending Index Value does not exceed the Starting Index Value at maturity by more than 15%, the Supplemental Redemption Amount will be zero. This will be true even if the value of the S&P 500 Index was higher than the Benchmark Index Value at some time during the life of the MITTS but later falls below the Benchmark Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the Adjusted Principal Amount of your MITTS.

      You will not receive a Supplemental Redemption Amount that exceeds $10 per Unit regardless of how much the Index increases. If the S&P 500 Index reaches a value of two times the Benchmark Index Value, you will receive a Supplemental Redemption Amount of $10. Since $10 is the maximum Supplemental Redemption Amount we will pay, you will not receive any incremental benefit from increases beyond that value. If we pay you the maximum Supplemental Redemption Amount of $10 per unit, this will represent a maximum annualized rate of return of 7.05% compounded semi-annually over a term of ten years. This limitation does not apply to the Adjusted Principal Amount which is dependent on changes in the CPI.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends

      S&P calculates the Index by reference to the prices of the common stocks comprising the Index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on the MITTS, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks in the Index and received the dividends paid on those stocks.

Consumer Price Index

      The Adjusted Principal Amount will be affected by changes in the CPI. Such changes may be significant. Changes in the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which the Company has no control.

      In the past, the CPI has experienced periods of volatility and such volatility may occur in the future. Fluctuations and trends in the CPI that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

      In addition, the Congressionally-appointed Boskin Commission concluded in its report released in December 1996 that the CPI overstates increases in the cost of living and recommended significant adjustments to the calculation of the index. Chairman of the Federal Reserve Board, Alan Greenspan, also recently testified before Congress to similar effect. Recently Congressional leaders and the President proposed that a panel be formed to review the accuracy of the CPI as a measure of inflation. To date, neither the BLS nor Congress has adopted or mandated any change in the manner in which the CPI is calculated. However, there can be no assurance that such a change will not be adopted or mandated. As a result of any such change, the Adjusted Principal Amount payable on the MITTS, and therefore the value of the MITTS could be significantly reduced. If the CPI is substantially altered, a substitute index may be employed to calculate the Adjusted Principal Amount as described under "Description of Securities--Payment at Maturity".

Uncertain trading market

      The MITTS are traded on the NYSE under the symbol "IEM". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the MITTS will trade. You cannot assume that a trading market will develop for the MITTS. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index and changes in the value or the method of calculating the CPI.

      If the trading market for the MITTS is limited, there may be a limited number of buyers when you decide to sell your MITTS if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS

      We believe that the market value of the MITTS will be affected by the value of the Index and the CPI and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the MITTS given a change in a specific factor, assuming all other conditions remain constant.

      o Index Value We expect that the market value of the MITTS will depend substantially on the amount by which the Index exceeds the Benchmark Index Value. If you choose to sell your MITTS when the value of the Index exceeds the Benchmark Index Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of the expectation that the Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your MITTS when the value of the Index is below the Benchmark Index Value, you may receive less than the $10 principal amount per Unit of MITTS. In general, rising U.S. dividend rates (i.e., dividends per share) may increase the value of the Index while falling U.S. dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the MITTS.

      o Interest Rates Because the MITTS repay, at a minimum, the principal amount at maturity, we expect that the trading value of the MITTS will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the MITTS. Falling rates may increase the value of the Index and, thus, may increase the value of the MITTS.

      o CPI The Adjusted Principal Amount of the MITTS will generally be higher in direct proportion to the percentage increase, if any, in the CPI from when the Initial CPI is fixed to when the Final CPI is determined. However, interim increases in the CPI may or may not result in increases in the trading value of the MITTS because of other economic factors. For example, an increase in the CPI may be accompanied by higher interest rates. Such higher interest rates could offset any positive impact of increases in the CPI on the trading value of the MITTS.

      o Volatility of the Index or of the CPI Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index or of the CPI increases, we expect that the trading value of the MITTS will increase. If the volatility of the Index or of the CPI decreases, we expect that the trading value of the MITTS will decrease.

      o Time Remaining to Maturity We anticipate that prior to the maturity of the MITTS, the MITTS may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the MITTS. However, as the time remaining to maturity of the MITTS decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS.

      o Dividend Yields If dividend yields on the stocks comprising the Index increase, we expect that the value of the MITTS will decrease. Conversely, if dividend yields on the stocks comprising the Index decrease, we expect that the value of the MITTS will increase.

      o Company Credit Ratings Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS.

      We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the MITTS attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS except that we expect that the effect on the trading value of the MITTS of a given increase in the value of the Index or the CPI will be greater if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS.

State law limits on interest paid

      New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by Merrill Lynch

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the MITTS. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the MITTS. Under certain circumstances, MLPF&S's roles as a subsidiary of the Company and its responsibilities as Calculation Agent for the MITTS could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise; however, the Calculation Agent is subject to limits and has certain duties. For example, in the case of the CPI, the Calculation Agent could only adjust a value of the CPI to undo a change to how the CPI is calculated or select a successor measure for inflation to maintain the intended economic benefits of the MITTS to you if the CPI is discontinued. The Calculation Agent could not otherwise adjust a value of the CPI or replace the CPI with another measure of inflation.

Other Considerations

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on September 24, 2007.

      While at maturity a beneficial owner of a Security will receive the Adjusted Principal Amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities are to be issued in denominations of whole Units.

Payment at Maturity

General

      At maturity, a beneficial owner of a Security will be entitled to receive the Adjusted Principal Amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value, a beneficial owner of a Security will be entitled to receive only the Adjusted Principal Amount thereof.

Determination of the Adjusted Principal Amount

      The Adjusted Principal Amount for a Security will be determined by MLPF&S, as calculation agent, and will equal the greater of:

      (a) the principal amount of such Security ($10 for each Unit); and

                                                  (Final CPI)
      (b) the principal amount of such Security X -----------
                                                 (Initial CPI)

      Initial CPI equals 160.3, the value of the CPI for the third calendar month prior to the month containing the Pricing Date. Final CPI shall be determined by the Calculation Agent and will equal the value of the CPI for the third calendar month prior to September 24, 2007 as reported on the seventh calendar day prior to the maturity date. CPI means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the Department of Labor (the "BLS").

      If a previously reported CPI value is revised by the BLS after the Final CPI is determined, the Calculation Agent will continue to use the previously reported CPI value in calculating the Adjusted Principal Amount.

      If the CPI is rebased to a different year, the Calculation Agent will continue to use the CPI based on the base reference period in effect on the Pricing Date for such purposes, as long as the CPI continues to be published.

Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a Security will be determined by the Calculation Agent and will equal:

                                                     (Ending Index Value - Benchmark Index Value)
Principal Amount of such Security ($10 per Unit)  X  (------------------------------------------)
                                                     (         Benchmark Index Value            )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $10 per Unit. As indicated in the formula above, the Supplemental Redemption Amount for the MITTS will be calculated using the principal amount of the MITTS, not the Adjusted Principal Amount which may be greater if the CPI has increased over the term of the MITTS.

      The Benchmark Index Value equals 1089.38. The Benchmark Index Value was determined on the Pricing Date by multiplying the Starting Index Value by a factor equal to 115%. The Ending Index Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

Hypothetical Returns

      The following table provides the amount payable to beneficial owners of Securities related to the pretax annualized rates of return given in the table on the following page for a range of hypothetical annualized rates of change in the CPI and percentage changes in the Index from the Starting Index Value to the Ending Index Value.

                                                      Annualized Rate of Change in CPI
                                          --------------------------------------------------------
Percentage Change in Index
from Starting Index Value     -3.00%   -1.00%    0.00%     1.00%     3.00%     5.00%     7.00%     9.00%
-------------------------     ------   ------    -----     -----     -----     -----     -----     -----
-50.00% ..................   $10.00   $10.00   $10.00    $11.05    $13.44    $16.29    $19.67    $23.67
-30.00% ..................    10.00    10.00    10.00     11.05     13.44     16.29     19.67     23.67
-10.00% ..................    10.00    10.00    10.00     11.05     13.44     16.29     19.67     23.67
  0.00% ..................    10.00    10.00    10.00     11.05     13.44     16.29     19.67     23.67
 10.00% ..................    10.00    10.00    10.00     11.05     13.44     16.29     19.67     23.67
 30.00% ..................    11.30    11.30    11.30     12.35     14.74     17.59     20.98     24.98
 50.00% ..................    13.04    13.04    13.04     14.09     16.48     19.33     22.71     26.72
 70.00% ..................    14.78    14.78    14.78     15.83     18.22     21.07     24.45     28.46
 90.00% ..................    16.52    16.52    16.52     17.57     19.96     22.81     26.19     30.20
 110.00% .................    18.26    18.26    18.26     19.31     21.70     24.55     27.93     31.93
 130.00% .................    20.00    20.00    20.00     21.05     23.44     26.29     29.67     33.67
 150.00% .................    20.00    20.00    20.00     21.05     23.44     26.29     29.67     33.67
 170.00% .................    20.00    20.00    20.00     21.05     23.44     26.29     29.67     33.67
 190.00% .................    20.00    20.00    20.00     21.05     23.44     26.29     29.67     33.67

      The following table provides the pretax annualized rate of return to beneficial owners of the Securities for a range of hypothetical annualized rates of change in the CPI and percentage changes in the Index from the Starting Index Value to the Ending Index Value. The far right column of the table provides the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 1.60% per annum, as more fully described below).

                                  Annualized Rate of Change in CPI (1)
                            ----------------------------------------------
Percentage Change                                                                Pretax Annualized
     in Index                                                                    Rate of Return of
  from Starting                                                                  Stocks Underlying
   Index Value        -3.00% -1.00%  0.00%  1.00%  3.00%  5.00%   7.00%   9.00%   the Index (2)
   -----------        ------ ------  -----  -----  -----  -----   -----   -----   -------------
     -50.00%.........  0.00%  0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%       -5.24%
     -30.00%.........  0.00%  0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%       -1.95%
     -10.00%.........  0.00%  0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%        0.55%
       0.00%.........  0.00%  0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%        1.60%
      10.00%.........  0.00%  0.00%  0.00%  1.00%  2.98%  4.94%   6.88%   8.81%        2.56%
      30.00%.........  1.23%  1.23%  1.23%  2.12%  3.92%  5.73%   7.55%   9.37%        4.25%
      50.00%.........  2.67%  2.67%  2.67%  3.46%  5.06%  6.70%   8.38%  10.07%        5.71%
      70.00%.........  3.95%  3.95%  3.95%  4.65%  6.09%  7.59%   9.15%  10.74%        7.00%
      90.00%.........  5.08%  5.08%  5.08%  5.72%  7.03%  8.42%   9.86%  11.36%        8.15%
      110.00%........  6.11%  6.11%  6.11%  6.69%  7.90%  9.19%  10.54%  11.95%        9.20%
      130.00%........  7.05%  7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%       10.15%
      150.00%........  7.05%  7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%       11.02%
      170.00%........  7.05%  7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%       11.84%
      190.00%........  7.05%  7.05%  7.05%  7.58%  8.70%  9.90%  11.18%  12.52%       12.60%

-----------------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (a) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (b) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting

      Index Value to the relevant hypothetical Ending Index Value; (c) a constant dividend yield of 1.60% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value; (d) no transaction fees or expenses; (e) a term for the Securities from September 24, 1997 to September 24, 2007; and (f) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of September 18, 1997 was approximately 1.60%.

      As you can see from the foregoing tables, if you assume a 3% per annum change in the CPI during the term of the Securities and a 70% increase in the Index from the Starting Index Value to the Ending Index Value, $18.22 would be payable at the maturity of the Securities and the pretax annualized rate of return to beneficial owners of the Securities calculated on a semi-annual bond equivalent basis would be 6.09%. Given a fixed annual percentage change in the CPI, any increase in the value of the Index above 230% of the Starting Index Value (i.e., a percentage increase in the Index from the Starting Index Value of 130%) will not increase the pretax annualized rate of return on the Securities.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the CPI

      If at any time the method of calculating the CPI, or the value thereof, is changed in any material respect, or if the CPI is in any other way modified so that such CPI does not, in the opinion of the Calculation Agent, fairly represent the value of the CPI had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall make such adjustments for purposes of determining the Final CPI as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of an inflation index comparable to the CPI as if such changes or modifications had not been made.

      If the CPI is discontinued while the Securities are outstanding, the Calculation Agent shall determine an alternative index that in the Calculation Agent's sole discretion is comparable to the CPI (the "Successor CPI"). Upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor CPI for the CPI. The Calculation Agent may make such adjustments to the values of the Successor CPI in order to maintain the intended economic benefits to the Company and the Holders of the Securities. Upon any selection by the Calculation Agent of a Successor CPI, the Company shall cause notice thereof to be given to the Holders of the Securities.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (a) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the Index, or

      (b) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to the Adjusted Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.58% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form, except in the event that use of the book-entry system for the Securities is discontinued, and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the Securities. The Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Security will be issued for the Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

      Purchases of Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      To facilitate subsequent transfers, all Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      All payments of Adjusted Principal Amount and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

      All disclosure contained in this Prospectus regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P.

General

      The Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of August 31, 1997, the 500 companies included in the Index represented approximately 79% of the aggregate Market Value of common stocks traded on the NYSE; however, these 500 companies are not the 500 largest companies listed on the NYSE and not all of these 500 companies are listed on such exchange. As of August 31, 1997, the aggregate market value of the 500 companies included in the Index represented approximately 71% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that Company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of August 31, 1997, the 500 companies included in the Index were divided into 103 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses):
Industrials (383), Utilities (37), Transportation (11) and Financial (69). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

Computation of the Index

      S&P currently computes the Index as of a particular time as follows:

      (1) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);

      (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

      (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

      (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

      (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

      (6) the resulting quotient (expressed in decimals) is multiplied by ten.

    While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of Securities upon maturity or otherwise.

      S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                             (New Market Value)
            Old Base Value X (----------------) = New Base Value
                             (Old Market Value)

      The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the Index.

License Agreement

      S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

      The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

            "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                       CPI

General

      The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. In calculating the index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns.

      All disclosure contained in this Prospectus regarding the CPI, including, without limitation, its composition, method of calculation and changes in its components, is derived from publicly available information prepared by the United States Government. Neither the Company nor the underwriter takes any responsibility for the accuracy or completeness of such information.

      The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100. For example, if the CPI for the 1982-1984 reference period is 100, an increase of 16.5 percent from that period would result in a CPI value equal to 116.5. The CPI for a particular month is released and published during the following month. From time to time, the CPI is rebased to a more recent base reference period. The base reference period for these Notes is the 1982-1984 average which is equal to 100.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of a projected amount equal to $19.0973 per Unit. This represents an estimated yield on the Securities equal to 6.58% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is neither a prediction nor a guarantee of what either the actual Adjusted Principal Amount or the actual Supplemental Redemption Amount will be, or that either the actual Adjusted Principal Amount will exceed $10 or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over a term of ten years for the Securities based upon a projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.58% per annum (compounded semiannually)) as determined by the Company for purposes of application of the Final Regulations to the Securities:

                                                                                   Total Interest
                                                                                     Deemed to
                                                            Interest Deemed to    Have Accrued on
                                                              Accrue During     Securities as of End
                                                                 Accrual        of Accrual Period
                      Accrual Period                        Period (per Unit)       (per Unit)
                      --------------                        -----------------       ----------
September 24, 1997 through March 23, 1998.................       $0.3244              $0.3244
March 24, 1998 through September 23, 1998.................       $0.3415              $0.6659
September 24, 1998 through March 23, 1999.................       $0.3490              $1.0149
March 24, 1999 through September 23, 1999.................       $0.3624              $1.3773
September 24, 1999 through March 23, 2000.................       $0.3743              $1.7516
March 24, 2000 through September 23, 2000.................       $0.3867              $2.1383
September 24, 2000 through March 23, 2001.................       $0.3993              $2.5376
March 24, 2001 through September 23, 2001.................       $0.4125              $2.9501
September 24, 2001 through March 23, 2002.................       $0.4261              $3.3762
March 24, 2002 through September 23, 2002.................       $0.4401              $3.8163
September 24, 2002 through March 23, 2003.................       $0.4545              $4.2708
March 24, 2003 through September 23, 2003.................       $0.4695              $4.7403
September 24, 2003 through March 23, 2004.................       $0.4850              $5.2253
March 24, 2004 through September 23, 2004.................       $0.5009              $5.7262
September 24, 2004 through March 23, 2005.................       $0.5174              $6.2436
March 24, 2005 through September 23, 2005.................       $0.5344              $6.7780
September 24, 2005 through March 23, 2006.................       $0.5520              $7.3300
March 24, 2006 through September 23, 2006.................       $0.5701              $7.9001
September 24, 2006 through March 23, 2007.................       $0.5890              $8.4891
March 24, 2007 through September 24, 2007.................       $0.6082              $9.0973

-------------------
Projected Redemption Amount = $19.0973 per Unit.

      All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the Securities. Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                                 7,200,000 Units
                            Merrill Lynch & Co., Inc.
 Major 8 European Index Market Index Target-Term Securities due August 30, 2002
                                   "MITTS(R)"
                         ($10 principal amount per Unit)

      On July 28, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount $72,000,000 (7,200,000 Units) of Major 8 European Index Market Index Target-Term Securities due August 30, 2002 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o Not redeemable prior to maturity
o No payments prior to maturity               o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the Major 8 European Index, which is a compilation of eight European equity indices, multiplied by a Participation Rate of 110%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the MITTS, carefully read this prospectus, especially the risk factors beginning on page 3.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the American Stock Exchange (the "AMEX"), or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 ---------------

                               Merrill Lynch & Co.

                                 ---------------

                  The date of this prospectus is      , 199 .

----------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                          Year Ended Last Friday in December           Nine Months
                          ----------------------------------              Ended
                             1993(a)  1994  1995  1996  1997        September 25, 1998
                             ----     ----  ----  ----  ----        ------------------
Ratio of earnings
to fixed charges ...........  1.4      1.2   1.2   1.2   1.2                1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in MITTS will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS is suitable for you.

The Supplemental Redemption Amount.

      You should be aware that if the Ending Index Value does not exceed the Starting Index Value at maturity, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index was higher than the Starting Index Value at some time during the life of the MITTS but later falls below the Starting Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS.

      The Participation Rate equals 110%. If the Ending Index Value exceeds the Starting Index Value, then the Participation Rate will enhance the amount of the interest payment received at maturity. However, if the Ending Index Value does not exceed the Starting Index Value, you will receive only the principal amount of your MITTS.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends.

      The AMEX calculates the Index by reference to the Sub-Indices which reflect the prices of the common stocks comprising such Sub-Indices without taking into consideration the value of dividends paid on those stocks, except in the case of the Deutscher Aktienindex Sub-Index which reflects dividends paid on its underlying common stocks. Therefore, the return you earn on the MITTS, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying each Sub-Index and received the dividends paid on those stocks.

Currency exchange rates.

      Although the stocks comprising the Sub-Indices are traded in currencies other than U.S. dollars and the MITTS are denominated in U.S. dollars, we will not adjust the Supplemental Redemption Amount for currency exchange rates in effect at the maturity of the MITTS. The Supplemental Redemption Amount is based solely upon the percentage increase in the Index. Changes in exchange rates, however, may reflect changes in the relevant European economies which may affect the value of the Sub-Indices, and the MITTS.

Uncertain trading market.

      The MITTS are traded on the AMEX under the symbol "MEM". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the MITTS will trade. You cannot assume that a trading market will develop for the MITTS. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the MITTS is limited, there may be a limited number of buyers when you decide to sell your MITTS if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS.

      We believe that the market value of the MITTS will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following bullets describe the expected impact on the market value of the MITTS given a change in a specific factor, assuming all other conditions remain constant.

o Index Value. We expect that the market value of the MITTS will depend substantially on the amount by which the Index exceeds the Starting Index Value. If you choose to sell your MITTS when the value of the Index exceeds the Starting Index Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of the expectation that the Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your MITTS when the value of the Index is below the Starting Index Value, you may receive less than the $10 principal amount per Unit of MITTS. In general, rising dividend rates (i.e., dividends per share) in the European countries related to the common stocks underlying the Sub-Indices (each, an "applicable European country") may increase the value of the Index while falling dividend rates in the applicable European countries may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the MITTS.

o Interest Rates. Because the MITTS repay, at a minimum, the principal amount at maturity, we expect that the trading value of the MITTS will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS will increase. In general, if interest rates in the applicable European countries increase, we expect that the trading value of the MITTS will increase. If interest rates in the applicable European countries decrease, we expect the trading value of the MITTS will decrease. However, interest rates in the applicable European countries may also affect the relevant economies and, in turn, the value of the Sub-Indices. Rising interest rates in the applicable European countries may lower the value of the Sub-Indices and the MITTS. Falling interest rates in the applicable European countries may increase the value of the Index and the value of the MITTS.

o Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the MITTS will increase. If the volatility of the Index decreases, we expect that the trading value of the MITTS will decrease.

o Time Remaining to Maturity. We anticipate that prior to the maturity of the MITTS, the MITTS may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the MITTS. However, as the time remaining to maturity of the MITTS decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS.

o Dividend Yields. If dividend yields on the stocks comprising the Sub-Indices increase, we expect that the value of the MITTS will decrease. Conversely, if dividend yields on the stock comprising the Sub-Indices decrease, we expect that the value of the MITTS will increase.

o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS.

      We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the MITTS attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS except that we expect that the effect on the trading value of the MITTS of a given increase in the value of the Index will be greater if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS.

State law limits on interest paid.

      New York State laws govern the Senior Indenture, as defined below. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The European securities markets.

      The underlying stocks that constitute the Sub-Indices have been issued by companies listed on European exchanges. You should be aware that investments in securities indexed to the value of the European equity securities involve certain risks. The European securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular European securities market and cross-shareholdings in European companies on such markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about European companies than about those U.S. companies that are subject to the reporting requirements of the SEC and European companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

      Securities prices in Europe may be affected by political, economic, financial and social factors in Europe. These factors (including the possibility that recent or future changes in a European country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such European companies or investments in European equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the European securities markets. Moreover, the relevant European economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Purchases and sales by Merrill Lynch.

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the MITTS. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts.

      The Calculation Agent is a subsidiary of the Company, the issuer of the MITTS. Under certain circumstances, MLPF&S's roles as a subsidiary of the Company and its responsibilities as Calculation Agent for the MITTS could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on August 30, 2002.

      While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

General

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a Security will be determined by the Calculation Agent and will equal:

                                                     Ending Index Value - Starting Index Value
Principal Amount of such Security ($10 per Unit) X   -----------------------------------------     X     Participation Rate
                                                                   Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Participation Rate equals 110%. The Starting Index Value equals 100. The Ending Index Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which The New York Stock Exchange and the AMEX are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 2.33% per annum, as more fully described below).

                                             Total Amount                         Pretax
                                          Payable at Maturity                    Annualized         Pretax Annualized
                      Percentage Change   per $10 Principal    Total Rate of        Rate            Rate of Return of
 Hypothetical Ending  Over the Starting       Amount of          Return on      of Return on      Stocks Underlying the
     Index Value         Index Value         Securities       the Securities   the Securities(1)       Index(1)(2)
     -----------         -----------         ----------       --------------   -----------------       -----------
         40                 -60%               $10.00             0.00%            0.00%                -15.28%
         50                 -50%               $10.00             0.00%            0.00%                -11.10%
         60                 -40%               $10.00             0.00%            0.00%                 -7.64%
         70                 -30%               $10.00             0.00%            0.00%                 -4.68%
         80                 -20%               $10.00             0.00%            0.00%                 -2.09%
         90                 -10%               $10.00             0.00%            0.00%                  0.21%
        100(3)                0%               $10.00             0.00%            0.00%                  2.29%
        110                  10%               $11.10            11.00%            2.06%                  4.18%
        120                  20%               $12.20            22.00%            3.95%                  5.92%
        130                  30%               $13.30            33.00%            5.69%                  7.53%
        140                  40%               $14.40            44.00%            7.31%                  9.03%
        150                  50%               $15.50            55.00%            8.81%                 10.43%
        160                  60%               $16.60            66.00%           10.23%                 11.75%
        170                  70%               $17.70            77.00%           11.56%                 12.99%
        180                  80%               $18.80            88.00%           12.82%                 14.17%
        190                  90%               $19.90            99.00%           14.01%                 15.28%
        200                 100%               $21.00           110.00%           15.14%                 16.35%
        210                 110%               $22.10           121.00%           16.23%                 17.36%
        220                 120%               $23.20           132.00%           17.26%                 18.34%
        230                 130%               $24.30           143.00%           18.26%                 19.27%

----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Sub-Indices with the allocation of such amount reflecting the current relative weights of such stocks in the Sub-Indices;
      (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 2.33% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
      (iv) no transaction fees or expenses; (v) a term for the Securities from August 1, 1997 to August 30, 2002; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Sub-Indices as of July 28, 1997 was approximately 2.33%.
(3)   The Starting Index Value equals 100.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means the occurrence or existence on any Overseas Index Business Day with respect to a Sub-Index during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange related to such Sub-Index occurs of any suspension of, or limitation imposed on, trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on (i) the Index Exchange in securities that comprise 20% or more of the value of such Sub-Index or (ii) any exchanges on which futures or options on such Sub-Index are traded in such option or futures if, in the determination of the Calculation Agent, such suspension or limitation is material. For the purpose of the foregoing definition, (i) a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange and (ii) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

      "Overseas Index Business Day" means, with respect to any Sub-Index, any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the relevant Index Exchange or on any exchanges on which futures or options on such Sub-Index are traded, other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time.

      "Index Exchange" means, with respect to any Sub-Index, the principal exchange on which the shares comprising such Sub-Index are traded.

Discontinuance of the Index

      If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.32% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the Principal Amount and any Supplemental Redemption Amount with respect to the Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

      The value of the Index on any Index Business Day is calculated and disseminated by the AMEX. The AMEX generally calculates and disseminates the value of the Index based on the most recently reported values of the Sub-Indices, at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B.

Determination of Index Multiplier for each Sub-Index

      The weighting of each Sub-Index was determined at the close of business on the date the Securities were priced for initial sale to the public (the "Pricing Date") based on its relative market capitalization. The market capitalization of a stock equals the product of the total number of shares of such stock outstanding and the price of a share of such stock. The total market capitalization of the stocks comprising each Sub-Index was determined using the most recently available information concerning the number of shares outstanding for each stock contained in a Sub-Index and the most recently available price for each such share. Current exchange rates were used to translate such market capitalization information into U.S. dollars. The market capitalizations expressed in U.S. dollars of each Sub-Index were totaled (the "Total Market Capitalization"). The weighting of each Sub-Index was then determined and equals the percentage of the market capitalization for such Sub-Index relative to the Total Market Capitalization. The Index Multiplier for each Sub-Index was then calculated and equals (i) the weighting for such Sub-Index multiplied by 100, divided by (ii) the most recently available value of such Sub-Index. The Index Multipliers were calculated in this way so that the Index would equal 100.00 on the Pricing Date.

      The Index Multiplier for each Sub-Index will remain fixed, except that the AMEX may adjust such Index Multiplier in the event of a significant change in how a Sub-Index is calculated. There will be no periodic rebalancing of the Index to reflect changes in the relative market capitalizations of the Sub-Indices.

Computation of the Index

      The Index is calculated by totaling the products of the most recently available value of each Sub-Index and the Index Multiplier applicable to such Sub-Index. Since the Sub-Indices are based on stocks traded on stock exchanges in Europe, once such stock exchanges close and the values of the Sub-Indices become fixed until such stock exchanges reopen, the value of the Index will be fixed.

Sub-Indices

      The following table sets forth the name of each Sub-Index, the number of stocks underlying each Sub-Index, the market capitalization in U.S. dollars of each Sub-Index, the weighting of each Sub-Index as of the Pricing Date and the Index Multiplier:

                                                              Number        Market          Current        Index
                         Sub-Index                          of Stocks  Capitalization(1)  Weighting(1)   Multiplier
      -------------------------------------------------     ---------  ----------------- -------------   ----------
                                                                         (in billions)

Financial Times SE 100 Index...............................       102      U.S.$1,391.3       36.96%      0.0076009
Deutscher Aktienindex......................................        30             599.1       15.91%      0.0036398
Compagnie des Agents de Change 40 Index....................        40             398.2       10.58%      0.0035008
Swiss Market Index.........................................        23             399.2       10.60%      0.0018003
Amsterdam European Options Exchange Index..................        25             398.0       10.57%      0.0106457
Milano Italia Borsa 30 Index...............................        30             224.8        5.97%      0.0002623
Stockholm Options Market Index.............................        30             185.1        4.92%      0.0018909
IBEX 35 ...................................................        35             169.2        4.49%      0.0006586
                                                                  ---          --------      ------
      Total................................................       315      U.S.$3,764.9      100.00%

---------
(1) As of July 28, 1997.

      The following is list of the Sub-Indices and certain information concerning each such Sub-Index. All disclosure contained in this Prospectus regarding the Sub-Indices is derived from publicly available information.

      Financial Times SE 100 Index--"FTSE 100"

      Description of FTSE 100: The FTSE 100 is intended to provide an indication of the pattern of common stock price movement of the 100 common stocks with the largest market capitalization on the London Stock Exchange.

      Publisher: The Financial Times and London Stock Exchange

      Required Disclosure: The FTSE 100 is calculated by FTSE International Limited in conjunction with the Institute of Actuaries and the Faculty of Actuaries. Merrill Lynch & Co., Inc. has obtained full license from FTSE International Limited to use its trademark and copyright in the creation of this Security. FTSE International Limited does not sponsor, endorse or promote this Security.

      Deutscher Aktienindex--"DAX(R)"

      Description of DAX: The DAX is total rate of return index measuring the performance of 30 common stocks on the Frankfurt Stock Exchange selected based on their market capitalization and trading volume. A total rate of return index reflects both the price performance of the relevant common stocks as well as the dividends paid on such common stocks.

      Publisher: Deutsche Borse AG

      ----------
      "DAX" is a registered trademark of Deutsche Borse AG.

      Compagnie des Agents de Change 40 Index--"CAC 40"

      Description of CAC 40: The CAC 40 is intended to provide an indication of the pattern of common stock price movement of the 40 common stocks with the largest market capitalization on the Paris Bourse.

      Publisher: SBF--Paris Bourse

      Required Disclosure: "CAC-40" is a registered trademark of the Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. Authorization to use the index and the "CAC-40" trademark in connection with the Securities has been granted by license.

      The SBF-Paris Bourse, owner of the trademark and of the CAC-40, does not sponsor, endorse or participate in the marketing of the Securities. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the CAC-40 stands at any particular time, nor as to the results or performance of the Securities. Neither shall the SBF-Paris Bourse be under any obligation to advise any person of any error in the published level of the CAC-40.

      Swiss Market Index--"SMI(R)"

      Description of SMI: The SMI is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Geneva, Zurich and Basle Stock Exchanges.

      Publisher: Swiss Exchange

      Required Disclosure: The Securities are not in any way sponsored, endorsed, sold or promoted by the Swiss Exchange and the Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI index and/or the figure at which the SMI index stands at any particular time on any particular day or otherwise. The SMI index is compiled and calculated solely by the Swiss Exchange. However, the Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI index and the Swiss Exchange shall not be under any obligation to advise any person of any error therein.

      ----------
      "SMI" is a registered trademark of the Swiss Exchange.

      Amsterdam European Options Exchange Index--"AEX"

      Description of AEX: The AEX is intended to provide an indication of the pattern of common stock price movement of the 25 common stocks with the largest market capitalization on the Amsterdam Stock Exchange.

      Publisher: AEX--Optiebeurs nv

      Required Disclosure: The AEX-Optiebeurs nv has all proprietary rights with relation to the AEX index. The AEX-Optiebeurs nv in no way sponsors, endorses or is otherwise involved in the issue and offering of the Securities. The AEX-Optiebeurs nv disclaims any liability to any party for any inaccuracy in the data on which the AEX Index is based, for any mistakes, errors, or omissions in the calculation or dissemination of the AEX Index or for the manner in which the AEX Index is used in connection with the issue and offering of the Securities.

      Milano Italia Borsa 30 Index--"MIB 30"

      Description of MIB 30: The MIB 30 is intended to provide an indication of the pattern of common stock price movement of common stocks with the largest market capitalization and greatest liquidity on the Italian Stock Exchange.

      Publisher: Consiglio di Borsa

      Stockholm Options Market Index--"OMX index"

      Description of OMX index: The OMX index is intended to provide an indication of the pattern of common stock price movement of the 30 common stocks with the largest volume of trading on the Stockholm Stock Exchange.

      Publisher: OM Gruppen AB

      Required Disclosure: The Securities are not in any way sponsored, endorsed, sold or promoted by OM Gruppen AB ("OM") and OM makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the OMX index and/or the figure at which the said OMX index stands at any particular time on any particular day or otherwise. The OMX index is compiled and calculated solely by an indexer on behalf of OM. However, OM shall not be liable (whether in negligence or otherwise) to any person for any error in the OMX index and OM shall not be under any obligation to advise any person of any error therein.

      All rights to the trademark OMX, OMX INDEX are vested in OM Gruppen AB ("OM") and are used under a license agreement with OM.

      IBEX 35 Index

      Description of IBEX 35: The IBEX 35 is intended to provide an indication of the pattern of common stock price movement of the 35 common stocks with the greatest liquidity continuously traded and quoted on the Joint Stock Exchange System made up of the Barcelona, Bilbao, Madrid and Valencia stock exchanges.

      Publisher: Sociedad de Bolsas, S.A.

      Required Disclosure: Sociedad de Bolsas, S.A. does not warrant in any case nor for any reason whatsoever: (a) The continuity of the composition of the IBEX 35 Index exactly as it is today; (b) the continuity of the method for calculating the IBEX 35 Index exactly as it is calculated today; (c) the continuity of the calculation, formula and publication of the IBEX 35 Index; (d) the precision, integrity or freedom from errors or mistakes in the composition and calculation of the IBEX 35 Index; (e) the adequacy of the IBEX 35 Index for the purposes expected in the issue of the Securities nor for dealing in the same.

      The publisher of each Sub-Index will add or delete stocks due to events such as the bankruptcy or merger of the issuer of a stock. The publisher of a Sub-Index may reevaluate the composition of the stocks underlying the Sub-Index at specified intervals to assure that they still meet the selection criteria or any ongoing eligibility criteria.

      The publisher of a Sub-Index is under no obligation to continue the calculation and dissemination of such SubIndex and such publisher may change the method by which such Sub-Index is calculated. The publishers of the Sub- Indices are under no obligation to take the needs of the Company or the holders of the MITTS into consideration in determining, composing or calculating the Sub-Indices.

                                   OTHER TERMS
General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or

Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $3.7137 per Unit. This represents an estimated yield on the Securities equal to 6.32% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over an assumed term of five years and one month for the Securities based upon the projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.32% per annum (compounded semiannually)) as determined by the Company for purposes of application of the Final Regulations to the Securities:

                                                                                                  Total Interest
                                                                                                  Deemed to Have
                                                                       Interest Deemed to           Accrued on
                                                                         Accrue During          Securities as of End
                                                                         Accrual Period           of Accrual Period
                           Accrual Period                                  (per Unit)               (per Unit)
                           --------------                                  ----------               ----------
       August 1, 1997 through August 30, 1997.....................       $     0.0495             $     0.0495
       August 31, 1997 through February 28, 1998..................       $     0.3173             $     0.3668
       March 1, 1998 through August 30, 1998......................       $     0.3274             $     0.6942
       August 31, 1998 through February 28, 1999..................       $     0.3376             $     1.0318
       March 1, 1999 through August 30, 1999......................       $     0.3484             $     1.3802
       August 31, 1999 through February 29, 2000..................       $     0.3593             $     1.7395
       March 1, 2000 through August 30, 2000......................       $     0.3707             $     2.1102
       August 31, 2000 through February 28, 2001..................       $     0.3823             $     2.4925
       March 1, 2001 through August 30, 2001......................       $     0.3945             $     2.8870
       August 31, 2001 through February 28, 2002..................       $     0.4069             $     3.2939
       March 1, 2002 through August 30, 2002......................       $     0.4198             $     3.7137

----------
Projected Supplemental Redemption Amount = $3.7137 per Unit.

      All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the Securities. Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998


P R O S P E C T U S
-------------------

                                 9,000,000 Units
                            Merrill Lynch & Co., Inc.
                     Market Index Target-Term Securities(SM)
                 based upon the Dow Jones Industrial Average(SM)
                              due January 14, 2003
                                   "MITTS(R)"
                         ($10 principal amount per Unit)

      On December 23, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $90,000,000 (9,000,000 Units) of Market Index Target-Term Securities(SM) based upon the Dow Jones Industrial Average(SM) due January 14, 2003 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o No payments prior to maturity
o Not redeemable prior to maturity            o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the Dow Jones Industrial Average(SM) (the "Index") above a benchmark value of 8,594, which exceeded the closing value of such Index on the date the Securities were priced for initial sale to the public by 8%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the Securities, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of DTC.


      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange (the "NYSE"), or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                              ---------------------

                               Merrill Lynch & Co.

                              ---------------------

                   The date of this prospectus is        , 199 .

----------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

                              REQUIRED DISCLOSURES

      "Dow Jones", "Dow Jones Industrial Average(SM)", and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by MLPF&S.

      The Securities are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no representation regarding the advisability of investing in such product.

      DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH & CO., INC., OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MLPF&S.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

    The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:


                    Year Ended Last Friday in December            Nine Months
                    ----------------------------------               Ended
                     1993(a)   1994   1995   1996   1997       September 25, 1998
                     ----      ----   ----   ----   ----       ------------------
Ratio of earnings
to fixed charges ...  1.4       1.2    1.2    1.2    1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your Securities prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the Securities is suitable for you.

The Supplemental Redemption Amount

      The Benchmark Index Value exceeded the closing value of the Index (i.e., the Starting Index Value) on the date the Securities were priced for initial sale to the public (the "Pricing Date") by 8%. You should be aware that if the Ending Index Value does not exceed the Starting Index Value at maturity by more than 8%, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index was higher than the Benchmark Index Value at some time during the life of the Securities but later falls below the Benchmark Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the payment of dividends

      Dow Jones calculates the Index by reference to the prices of the common stocks comprising the Index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on the Securities, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying the Index and received the dividends paid on those stocks.

Uncertain trading market

      The Securities have been approved for listing on the NYSE under the symbol "DJM". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the Securities will trade. You cannot assume that a trading market will develop for the Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the Securities is limited, there may be a limited number of buyers when you decide to sell your Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the Securities

      We believe that the market value of the Securities will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the Securities given a change in a specific factor, assuming all other conditions remain constant.

      o Index Value We expect that the market value of the Securities will depend substantially on the value of the Index relative to the Benchmark Index Value. If you choose to sell your Securities when the value of the Index exceeds the Benchmark Index Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of the expectation that the Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your Securities when the value of the Index is below the Benchmark Index Value, you may receive less than the $10 principal amount per Unit of Securities. In general, rising U.S. dividend rates (i.e., dividends per share) may increase the value of the Index while falling U.S. dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the Securities.

      o Interest Rates Because the Securities repay, at a minimum, the principal amount at maturity, we expect that the trading value of the Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.

      o Volatility of the Index Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the Securities will decrease.

      o Time Remaining to Maturity. We anticipate that prior to the maturity of the Securities, the Securities may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. However, as the time remaining to maturity of the Securities decreases, we expect that this time premium will decrease, lowering the trading value of the Securities.

      o Dividend Yields If dividend yields on the stocks comprising the Index increase, we expect that the value of the Securities will decrease. Conversely, if dividend yields on the stock comprising the Index decrease, we expect that the value of the Securities will increase.

      o Company Credit Ratings Real or anticipated changes in the Company's credit ratings may affect the market value of the Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the Securities attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities except that we expect that the effect on the trading value of the Securities of a given increase in the value of the Index will be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities.

State law limits on interest paid

      New York State laws govern the Senior Indenture, as defined below. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by Merrill Lynch

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the Securities. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the Securities could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

                            DESCRIPTION OF SECURITIES

General

      The Market Index Target-Term Securities based upon the Dow Jones Industrial Average (SM) due January 14, 2003, which are referred to herein as the "Securities" are to be issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on January 14, 2003.

      While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities are to be issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value, a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a Security will be determined by the Calculation Agent and will equal:

                                                     Ending Index Value - Benchmark Index Value
Principal Amount of such Security ($10 per Unit)  x  ------------------------------------------
                                                               Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Benchmark Index Value equals 8,594. The Benchmark Index Value was determined on the Pricing Date by multiplying the Starting Index Value by a factor equal to 108%. The Ending Index Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 1.72% per annum, as more fully described below).

                                           Total Amount                           Pretax
                                       Payable at Maturity                      Annualized         Pretax Annualized
Hypothetical       Percentage Change    per $10 Principal    Total Rate of         Rate            Rate of Return of
   Ending          Over the Starting        Amount of          Return on       of Return on      Stocks Underlying the
Index Value           Index Value           Securities      the Securities   the Securities(1)        Index(1)(2)
-----------           -----------           ----------      --------------   -----------------        -----------
  3,182.96              -60.00%               $10.00             0.00%             0.00%                -14.21%
  3,978.71              -50.00%               $10.00             0.00%             0.00%                -10.67%
  4,774.45              -40.00%               $10.00             0.00%             0.00%                -7.63%
  5,570.19              -30.00%               $10.00             0.00%             0.00%                -4.95%
  6,365.93              -20.00%               $10.00             0.00%             0.00%                -2.55%
  7,161.67              -10.00%               $10.00             0.00%             0.00%                -0.37%
  7,957.41(3)             0.00%               $10.00             0.00%             0.00%                 1.64%
  8,753.15               10.00%               $10.19             1.85%             0.36%                 3.49%
  9,548.89               20.00%               $11.11            11.11%             2.09%                 5.22%
 10,344.63               30.00%               $12.04            20.37%             3.70%                 6.84%
 11,140.37               40.00%               $12.96            29.63%             5.19%                 8.36%
 11,936.12               50.00%               $13.89            38.89%             6.59%                 9.80%
 12,731.86               60.00%               $14.81            48.15%             7.92%                11.17%
 13,527.60               70.00%               $15.74            57.41%             9.16%                12.48%
 14,323.34               80.00%               $16.67            66.67%            10.35%                13.72%
 15,119.08               90.00%               $17.59            75.93%            11.47%                14.91%
 15,914.82              100.00%               $18.52            85.19%            12.55%                16.05%
 16,710.56              110.00%               $19.44            94.44%            13.57%                17.15%
 17,506.30              120.00%               $20.37           103.70%            14.56%                18.21%

----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 1.72% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
      (iv) no transaction fees or expenses; (v) a term for the Securities from December 23, 1997 to January 14, 2003; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of December 17, 1997 was approximately 1.72%.
(3)   This is the Starting Index Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events; as determined by the Calculation Agent:

      (a) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Index; or

      (b) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index, or options on such futures contracts, which are traded on any major U.S. exchange or (B) option contracts related to the Index which are traded on any major U.S. exchange.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If Dow Jones discontinues publication of the Index and Dow Jones or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by Dow Jones or such other entity for the Index. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If Dow Jones discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

      If Dow Jones discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (the "WSJ") (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Securities. See "Description of Securities--Payment at Maturity". If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.18% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, and registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or than an owner of a beneficial interest which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the Securities. The Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Security will be issued for the Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except as provided above.

      To facilitate subsequent transfers, all Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Ct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to the Company or Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

General

      Unless otherwise stated, all information herein on the Index is derived from Dow Jones or other publicly available sources. Such information reflects the policies of Dow Jones as stated in such sources and such policies are subject to change by Dow Jones. Dow Jones is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

      The Index is a price-weighted index (i.e., the weight of a component stock in the Index is based on its price per share rather than the total market capitalization of the issuer of such component stock) comprised of 30 common stocks chosen by the editors of the WSJ as representative of the broad market of U.S. industry. The corporations represented in the Index tend to be leaders within their respective industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the Index are made entirely by the editors of the WSJ without consultation with the corporations represented in the Index, any stock exchange, any official agency or the Company. Changes to the common stocks included in the Index tend to be made infrequently. Historically, most substitutions have been the result of mergers, but from time to time, changes may be made to achieve what the editors of the WSJ deem to be a more accurate representation of the broad market of U.S. industry. In choosing a new corporation for the Index, the editors of the WSJ look for leading industrial companies with a successful history of growth and wide interest among investors. The component stocks of the Index may be changed at any time for any reason. Dow Jones, publisher of the WSJ, is not affiliated with the Company and has not participated in any way in the creation of the Securities.

      The Index initially consisted of 12 common stocks and was first published in the WSJ in 1896. The Index was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the Index has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the Index have been changed on a relatively infrequent basis.

      The value of the Index is the sum of the primary exchange prices of each of the 30 common stocks included in the Index, divided by a divisor that is designed to provide a meaningful continuity in the value of the Index. Because the Index is price-weighted, stock splits or changes in the component stocks could result in distortions in the Index value. In order to prevent such distortions related to extrinsic factors, the divisor is changed in accordance with a mathematical formula that reflects adjusted proportions within the Index. The current divisor of the Index is published daily in the WSJ and other publications. In addition, other statistics based on the Index may be found in a variety of publicly available sources.

      The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of the Index, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of Securities should undertake an independent investigation of the issuers of the component stocks of the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities. The composition of the Index does not reflect any investment or sell recommendations of the Company or its affiliates.

      The following table presents the listing symbol, industry group, price per share, total number of shares outstanding and market capitalization for each of the component stocks in the Index based on publicly available information as of November 28, 1997(1).

                                                                                     Price      Total Shares         Market
        Issuer of Component Stock(1)        Symbol            Industry             Per Share   Outstanding(2)   Capitalization(2)
        ----------------------------        ------            --------             ---------   --------------   -----------------
General Electric Co. .....................  GE       Electronics                    $73.75       3,274,120        $241,466,350
Exxon Corp. ..............................  XON      Oil/Gas                         61.00       2,474,360         150,935,960
Coca-Cola Co., The........................  KO       Beverages                       62.50       2,480,340         155,021,250
Merck & Co. ..............................  MRK      Pharmaceutics                   94.56       1,207,870         114,219,207
International Business Machines
   Corp. .................................  IBM      Computers                      109.56         982,260         107,618,861
Morris (Philip) Cos. .....................  MO       Tobacco                         43.50       2,422,971         105,399,239
Procter & Gamble Co. .....................  PG       Household Products              76.31       1,350,840         103,085,978
Wal-Mart Stores Inc. .....................  WMT      Retail-Dept                     39.94       2,253,460          89,997,559
Johnson & Johnson.........................  JNJ      Pharmaceutics                   62.94       1,330,770          83,755,337
Hewlett-Packard Co. ......................  HWP      Computers                       61.06       1,040,180          63,515,391
AT&T Corp. ...............................  T        Util-Telecom                    55.88       1,624,430          90,765,028
Du Pont (E.I.) De Nemours & Co. ..........  DD       Chemicals                       60.56       1,130,850          68,487,103
Disney (Walt) Co. ........................  DIS      Entertainment                   94.94         675,134          64,095,534
Chevron Corp. ............................  CHV      Oil/Gas                         80.19         654,690          52,497,954
Boeing Co., The...........................  BA       Aerospace/Defense               53.13       1,001,258          53,191,831
General Motors Corp. .....................  GM       Auto & Truck                    61.00         720,200          43,932,200
Travelers Group Inc. .....................  TRV      Insurance                       50.50       1,143,852          57,764,526
American Express Co. .....................  AXP      Financial Services              78.88         468,800          36,976,600
Minnesota Mining & Manufacturing
   Co. ...................................  MMM      Manufacturing                   97.44         415,470          40,482,358
McDonald's Corp. .........................  MCD      Restaurant/Food Service         48.50         688,017          33,368,825
Allied-Signal Inc. .......................  ALD      Aerospace/Defense               37.13         565,970          21,011,636
Sears, Roebuck & Co. .....................  S        Retail-Dept                     45.81         391,608          17,940,542
Eastman Kodak Co. ........................  EK       Manufacturing                   60.63         325,800          19,751,625
Morgan (J.P.) & Co. ......................  JPM      Financial/Banking              114.19         178,910          20,429,286
Caterpillar Inc. .........................  CAT      Machine Construction            47.94         376,420          18,044,634
United Technologies Corp..................  UTX      Aerospace/Defense               74.94         235,420          17,641,786
International Paper Co. ..................  IP       Forest Products                 47.44         302,410          14,345,574
Aluminum Co. of America...................  AA       Metals                          67.25         173,920          11,696,120
Goodyear Tire & Rubber Co. ...............  GT       Tire & Rubber                   60.69         155,975           9,465,733
Union Carbide Corp. ......................  UK       Chemicals                       44.13         124,218           5,481,119
                                                                                                                   -----------

                                                     Total Market Capitalization                                 $1,912,385,74

                                                     Average Market Capitalization                                  63,746,191

----------
(1) The inclusion of a component stock in the portfolio should not be considered a recommendation to buy or sell such stock, and neither the Company nor any of its affiliates make any representation to any purchaser of securities as to the performance of the portfolio or any component stock. Beneficial owners of the Securities will not have any right to the component stocks or any dividends paid thereon.
(2)   Shares and Market Capitalization in thousands.

License Agreement

      The Securities are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly. Dow Jones' only relationship to the Company is the licensing of certain trademarks and trade names of Dow Jones and of the DJIA(SM) which is determined, composed and calculated by Dow Jones without regard to the Company or the Securities. Dow Jones has no obligation to take the needs of the Company or the owners of the Securities into consideration in determining, composing or calculating Securities. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the DJIA(SM) are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Securities.


                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations"), concerning the proper United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $3.6070 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the Securities equal to 6.18% per annum (compounded semiannually).

      The projected payment schedule (including both the Projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over a term of five years and twenty-two days for the Securities based upon the projected payment schedule for the Securities (including both the Projected Supplemental Redemption Amount and the estimated yield equal to 6.18% per annum (compounded semiannually)) as determined by the Company for purposes of applying the Final Regulations to the Securities:

                                                                  Total Interest
                                                                    Deemed to
                                                                   Have Accrued
                                              Interest Deemed to  on Securities
                                                 Accrue During     as of End of
                                                Accrual Period    Accrual Period
                  Accrual Period                  (per Unit)        (per Unit)
                  --------------                  ----------        ----------
      January 15, 1998 through July 14, 1998       $0.3101           $0.3470
      July 15, 1998 through January 14, 1999       $0.3197           $0.6667
      January 15, 1999 through July 14, 1999       $0.3296           $0.9963
      July 15, 1999 through January 14, 2000       $0.3398           $1.3361
      January 15, 2000 through July 14, 2000       $0.3503           $1.6864
      July 15, 2000 through January 14, 2001       $0.3611           $2.0475
      January 15, 2001 through July 14, 2001       $0.3723           $2.4198
      July 15, 2001 through January 14, 2002       $0.3837           $2.8035
      January 15, 2002 through July 14, 2002       $0.3957           $3.1992
      July 15, 2002 through January 14, 2003       $0.4078           $3.6070

-----------
      Projected Supplemental Redemption Amount = $3.6070 per Unit.

      All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the Securities. Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
      Nikkei 225 Market Index Target-Term Securities(SM) due June 14, 2002
                                  ("MITTS(R)")
                           ($10 principal amount per Unit)

      On June 3, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $255,000,000 (25,500,000 Units) of Nikkei 225 Market Index Target-Term Securities due June 14, 2002 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:
o Senior unsecured debt securities            o Not redeemable prior to maturity
o No payments prior to maturity               o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage change in the Nikkei Stock Average multiplied by a Participation Rate of 140%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the MITTS, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  ------------

                               Merrill Lynch & Co.

                                  ------------

                The date of this prospectus is       , 199 .

(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:


                           Year Ended Last Friday in December           Nine Months
                           ----------------------------------             Ended
                             1993(a)  1994  1995  1996  1997        September 25, 1998
                             ----     ----  ----  ----  ----           ------------------
Ratio of earnings
to fixed charges ..........   1.4      1.2   1.2   1.2   1.2                1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in MITTS will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS is suitable for you.

The Supplemental Redemption Amount.

      You should be aware that if the Ending Index Value does not exceed the Starting Index Value at maturity, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index was higher than the Starting Index Value at some time during the life of the MITTS but later falls below the Starting Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS.

      The Participation Rate equals 140%. If the Ending Index Value exceeds the Starting Index Value, then the Participation Rate will enhance the amount of the interest payment received at maturity. However, if the Ending Index Value does not exceed the Starting Index Value you will receive only the principal amount of your MITTS.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of inflation or other factors that affect the time value of money.

Your return will not reflect the payment of dividends.

      NKS calculates the Index by reference to the prices of the common stocks comprising the Index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on the MITTS, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks in the Index and received the dividends paid on those stocks.

Currency exchange rate.

      Although the stocks comprising the Index are traded in Japanese yen and the MITTS are denominated in U.S. dollars, we will not adjust the Supplemental Redemption Amount for the currency exchange rate in effect at the maturity of the MITTS. The Supplemental Redemption Amount is based solely upon the percentage increase in the Index. Changes in the exchange rate, however, may reflect changes in the Japanese economy which may affect the value of the Index and the MITTS.

Uncertain trading market.

      The MITTS have been approved for listing on the New York Stock Exchange under the symbol "JEM", subject to official notice of issuance. While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the MITTS will trade. You cannot assume that a trading market will develop for the MITTS. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the MITTS is limited, there may be a limited number of buyers when you decide to sell your MITTS if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS.

      We believe that the market value of the MITTS will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following bullets describe the expected impact on the market value of the MITTS given a change in a specific factor, assuming all other conditions remain constant.

o Index Value. We expect that the market value of the MITTS will depend substantially on the amount by which the Index exceeds the Starting Index Value. If you choose to sell your MITTS when the value of the Index exceeds the Starting Index Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of the expectation that the Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your MITTS when the value of the Index is below the Starting Index Value, you may receive less than the $10 principal amount per Unit of MITTS. In general, rising Japanese dividend rates (i.e., dividends per share) may increase the value of the Index while falling Japanese dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the MITTS.

o Interest Rates. Because the MITTS repay, at a minimum, the principal amount at maturity, we expect that the trading value of the MITTS will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS will increase. If interest rates in Japan decrease, we expect the trading value of the MITTS will decrease. However, interest rates in Japan may also affect the Japanese economy and, in turn, the value of the Index. Rising interest rates in Japan may lower the value of the Index and the MITTS. Falling interest rates in Japan may increase the value of the Index and the value of the MITTS.

o Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the MITTS will increase. If the volatility of the Index decreases, we expect that the trading value of the MITTS will decrease.

o Time Remaining to Maturity. We anticipate that prior to the maturity of the MITTS, the MITTS may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the MITTS. However, as the time remaining to maturity of the MITTS decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS.

o Dividend Yields. If dividend yields on the stocks comprising the Index increase, we expect that the value of the MITTS will decrease. Conversely, if dividend yields on the stocks comprising the Index decrease, we expect that the value of the MITTS will increase.

o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS.

      We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the MITTS attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS except that we expect that the effect on the trading value of the MITTS of a given increase in the value of the Index will be greater if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS.

State law limits on interest paid.

      New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Japanese securities market.

      The underlying stocks that constitute the Index have been issued by Japanese companies. You should be aware that investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on such markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

      Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors (including the possibility that recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Purchases and sales by Merrill Lynch.

      The Company, MLPF&S, and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the MITTS. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts.

      Under certain circumstances, MLPF&S's roles as a subsidiary of the Company, a counterparty of the Company's hedge, the Underwriter and the Calculation Agent for the MITTS could give rise to conflicts of interests.

Other Considerations.

      It is suggested that you should reach an investment decision with regard to the Securities only after carefully considering the suitability of the Securities in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities and should consult your tax adviser.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture," which is more fully described herein. The Securities will mature on June 14, 2002.

      While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

General

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, as provided below. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a Security will be entitled to receive only the principal amount thereof. The principal amount for a Security will equal the initial issue price of $10 per Unit of MITTS.

Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a Security will be determined by the Calculation Agent and will equal:

                                                    Ending Index Value - Starting Index Value
Principal Amount of such Security ($10 per Unit) X  -----------------------------------------    X Participation Rate
                                                             Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. As indicated in the formula above, the Supplemental Redemption Amount for the MITTS will be calculated using the principal amount of the MITTS.

      The Participation Rate equals 140%. The Starting Index Value equals 20,351.34, which was the closing value of the Index on the Pricing Date. The Ending Index Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of .75% per annum, as more fully described below).

                                                Total Amount                                             Pretax Annualized
                                            Payable at Maturity                          Pretax          Rate of Return of
                         Percentage Change   per $10 Principal     Total Rate of     Annualized Rate     Stocks Underlying
  Hypothetical Ending    Over the Starting       Amount of           Return on        of Return on              the
      Index Value           Index Value          Securities       the Securities    the Securities(1)       Index(1)(2)
      -----------           -----------          ----------       --------------    -----------------       -----------
       8,140.54               -60%                $10.00              0.00%                0.00%              -17.13%

                                                Total Amount                                             Pretax Annualized
                                            Payable at Maturity                          Pretax          Rate of Return of
                         Percentage Change   per $10 Principal     Total Rate of     Annualized Rate     Stocks Underlying
  Hypothetical Ending    Over the Starting       Amount of           Return on        of Return on              the
      Index Value           Index Value          Securities       the Securities    the Securities(1)       Index(1)(2)
      -----------           -----------          ----------       --------------    -----------------       -----------
      10,175.67               -50%                $10.00              0.00%                0.00%              -12.86%
      12,210.80               -40%                $10.00              0.00%                0.00%               -9.33%
      14,245.94               -30%                $10.00              0.00%                0.00%               -6.32%
      16,281.07               -20%                $10.00              0.00%                0.00%               -3.69%
      18,316.21               -10%                $10.00              0.00%                0.00%               -1.35%
      20,351.34(3)              0%                $10.00              0.00%                0.00%                0.75%
      22,386.47                10%                $11.40             14.00%                2.62%                2.66%
      24,421.61                20%                $12.80             28.00%                4.97%                4.42%
      26,456.74                30%                $14.20             42.00%                7.09%                6.04%
      28,491.88                40%                $15.60             56.00%                9.04%                7.55%
      30,527.01                50%                $17.00             70.00%               10.83%                8.96%
      32,562.14                60%                $18.40             84.00%               12.50%               10.29%
      34,597.28                70%                $19.80             98.00%               14.05%               11.54%
      36,632.41                80%                $21.20            112.00%               15.51%               12.72%
      38,667.55                90%                $22.60            126.00%               16.88%               13.84%
      40,702.68               100%                $24.00            140.00%               18.18%               14.91%
      42,737.81               110%                $25.40            154.00%               19.42%               15.92%
      44,772.95               120%                $26.80            168.00%               20.59%               16.90%
      46,808.08               130%                $28.20            182.00%               21.71%               17.83%

-----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of .75% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
      (iv) no transaction fees or expenses; (v) a term for the Securities from June 3, 1997 to June 14, 2002; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of May 28, 1997 was approximately .75%.
(3)   This is the Starting Index Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent: (a)a suspension, material limitation or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or (b)the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

      For the purposes of determining whether a Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (iii) a suspension in trading in a futures or options contract on the Index by a major securities market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, and,
(iv) an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the MITTS.

      Based on the information currently available to the Company, the opening of trading on the OSE was delayed on January 17, 1995 because of the earthquake in Kobe. If such delay had occurred during the one-half hour period preceding the close of trading on the OSE, it would have constituted a Market Disruption Event. In addition, because of movements in the price for futures contracts for the Index, the OSE imposed price limits on such futures contracts on January 23, 1995 that were in effect during the one-half hour period preceding the close of trading on the OSE and that would have constituted a Market Disruption Event. On January 31 and February 1 of 1994, prices for futures contracts for the Nikkei Stock Index 225 reached price limits imposed by the OSE, which would have been a Market Disruption Event. Other than the foregoing events, to the Company's knowledge no circumstances have arisen since the inception of the Index that could have constituted a Market Disruption Event. The existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of such circumstances arising or not arising in the future.

Discontinuance of the Index

      If NKS discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by NKS or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If NKS discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If NKS discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to the principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Securities. See "Description of Securities - Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.96% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the 1983 Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the 1983 Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the 1983 Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal amount and any Supplemental Redemption Amount with respect to the Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

      All disclosure contained in this Prospectus regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by Nihon Keizai Shimbun, Inc. ("NKS").

General

      Unless otherwise stated, all information herein relating to the Nikkei 225 Index has been derived from the Stock Market Indices Data Book published by NKS and other publicly-available sources. Such information reflects the policies of NKS as stated in such sources; such policies are subject to change at the discretion of NKS.

      The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 Underlying Stocks trading on the TSE and represents a broad cross-section of Japanese industry. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore International Monetary Exchange Ltd., the Osaka Securities Exchange and the Chicago Mercantile Exchange.

      The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor, initially set in 1949 at 225, was 9.999 as of May 28, 1997, and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Y)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Y)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

      In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

      Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of such stock or transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of such stock to the Second Section of the TSE. Upon deletion of a stock from the Underlying Stocks, NKS will select, in accordance with certain criteria established by it, a replacement for such deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. In such case, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

      NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this Prospectus Supplement that NKS makes any representation or warranty, implied or express, to the Company, the holders of the MITTS or any member of the public regarding the advisability of investing in securities generally or in the MITTS in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of the Company or the holders of the MITTS into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS to be issued or in the determination or calculation of the equation by which the MITTS are to be settled in cash. NKS has no obligation or liability in connection with the administration, marketing or trading of the MITTS.

      The use of and reference to the Nikkei 225 Index in connection with the MITTS have been consented to by NKS, the publisher of the Nikkei 225 Index.

      None of the Company, the Calculation Agent and the Underwriter accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which such Index is applied in determining any Starting or Ending Index Values or any Supplemental Redemption Amount upon maturity of the MITTS.

The Tokyo Stock Exchange

      The Tokyo Stock Exchange is one of the world's largest securities exchanges in terms of market capitalization. The TSE market is a two-way, continuous pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

      Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

      The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. Such price floors and ceilings are expressed in absolute Japanese yen, rather than percentage, limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, which limitations may, in turn, adversely affect the value of the MITTS.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying final Treasury regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a Supplemental Redemption Amount equal to $4.1078 per Unit. This represents an estimated yield on the Securities equal to 6.96% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is not a prediction of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over the term of the Securities based upon the projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.96% per annum (compounded semiannually)) as determined by the Company for purposes of the application of the Final Regulations to the Securities:

                                                                     Total Interest Deemed
                                                                      to Have Accrued on
                                             Interest Deemed to       Securities as of End
                                            Accrue During Accrual     of Accrual Period
               Accrual Period                Period (per Unit)            (per Unit)
               --------------                -----------------            ----------
June 3, 1997 through
     June 14, 1997..........................       $0.0206                 $0.0206
June 15, 1997 through
     December 14, 1997......................       $0.3506                 $0.3712
December 15, 1997 through
     June 14, 1998..........................       $0.3590                 $0.7302
June 15, 1998 through
     December 14, 1998......................       $0.3734                 $1.1036
December 15, 1998 through
     June 14, 1999..........................       $0.3864                 $1.4900
June 15, 1999 through
     December 14, 1999......................       $0.3999                 $1.8899
December 15, 1999 through
     June 14, 2000..........................       $0.4138                 $2.3037
June 15, 2000 through
     December 14, 2000......................       $0.4281                 $2.7318

June 15, 2001 through
     December 14, 2001......................       $0.4585                 $3.6334
December 15, 2001 through
     June 14, 2002..........................       $0.4744                 $4.1078

----------
Projected Supplemental Redemption Amount = $4.1078 per Unit.

      Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Office of the Corporate Secretary, 100 Church Street, New York, New York 10080.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

P R O S P E C T U S
--------------------

                             Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

                                 7,700,000 Units
                            Merrill Lynch & Co., Inc.
                Merrill Lynch EuroFund Market Index Target-Term
                       Securities(R) due February 28, 2006
                             ("MITTS(R) Securities")
                         ($10 principal amount per Unit)

      On September 3, 1998, Merrill Lynch & Co., Inc. (the "Company") issued $77,000,000 aggregate principal amount (7,700,000 Units) of S&P 500 Market Index Target-Term Securities due February 28, 2006 (the "MITTS Securities"). Each $10 principal amount of the MITTS Securities will be deemed a "unit" for purposes of trading and transfer at DTC described below. Units will be transferable by DTC, as more fully described below, in denominations of whole Units.

General:    o     100% principal protection at maturity ($10 per Unit
            o     No payments prior to the stated maturity date
            o     Senior unsecured debt securities of Merrill Lynch & Co., Inc.
                  (the "Company")
            o     The MITTS Securities are listed on the American Stock Exchange
                  ("AMEX") under the symbol "EFM".

Payment at
Maturity:   o     Principal Amount + Supplemental Redemption Amount
            o     The Supplemental Redemption Amount will be based on the
                  percentage increase, if any, in the total return value of Class B Shares of the Merrill Lynch EuroFund, a registered mutual fund (the "EuroFund"), adjusted as described below (the
                  "EuroFund Index"). The Supplemental Redemption Amount may be zero, but will not be less than zero.
            o     The Company intends to pay and discharge each MITTS Security by delivering the number of Class D Shares of the Merrill
                  Lynch EuroFund equal in value to the Principal Amount plus the Supplemental Redemption Amount, if any, based on a market price for Class D Shares shortly prior to the stated maturity of the MITTS Securities.

EuroFund
Index:      o     The EuroFund Index measures the total return of Class B Shares of the EuroFund, which reflects the change in price of Class B
                  Shares plus a reinvestment of cash dividends and distributions paid on Class B Shares of the EuroFund, as reduced by an adjustment factor equal to 2.6% of the value of the EuroFund
                  Index each year. Such annual reduction will be applied on a pro rata basis each calendar day to calculate the value of the EuroFund Index.
            o     Although advised by an affiliate of the Company, the EuroFund is not otherwise affiliated with the Company and does not have any obligations with respect to the MITTS Securities.

      Before you decide to invest in the MITTS Securities, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these MITTS Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS Securities will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the MITTS Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the MITTS Securities. MLPF&S may act as principal or agent in such transactions. The MITTS Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                               ------------------

                               Merrill Lynch & Co.

                               ------------------
                    The date of this prospectus is      , 199 .

-----------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

The Company

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The EuroFund

      The EuroFund is subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"). Accordingly, the EuroFund files prospectuses, statements of additional information, reports and other information with the SEC. Information provided to or filed with the SEC by the EuroFund is available at the offices of the SEC listed above and from the SEC's Internet web site referred to above. You may also obtain copies of such documents at no cost by calling the EuroFund at (609) 282-2800 or writing the EuroFund at: P.O. Box 9011, Princeton, New Jersey 08543-9011. Such documents are not incorporated by reference herein, and the Company makes no representation or warranty as to the accuracy or completeness of such reports.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

            We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products; and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting and sale of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:


                          Year Ended Last Friday in December         Nine Months
                          ----------------------------------         Ended
                          1993(a)   1994   1995   1996    1997   September 25, 1998
                          ----      ----   ----   ----    ----   ------------------
Ratio of earnings to
  fixed charges.......    1.4       1.2    1.2     1.2    1.2            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the MITTS Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS Securities prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS Securities is suitable for you.

The Supplemental Redemption Amount

      You should be aware that if the Ending Index Value does not exceed the Starting Index Value, the Supplemental Redemption Amount will be zero. This will be true even if the value of the EuroFund Index was higher than the Starting Index Value at some time during the life of the MITTS Securities but subsequently falls below the Starting Index Value during the period in which we calculate the Ending Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the Principal Amount of your MITTS Securities by delivering, if available, a number of Class D Shares of the EuroFund in an amount equal in value (determined based on the Maturity NAV) to such Principal Amount.

Your yield on the MITTS Securities will not equal the yield on Class B Shares

      The yield you earn on the MITTS Securities, if any, will not be the same as the yield that you would earn if you actually owned Class B Shares of the EuroFund. In calculating the value of the EuroFund Index, the AMEX will apply an adjustment factor equal to 2.6% of the value of the EuroFund Index each year. Such annual reduction will be applied on a pro rata basis each calendar day. Because of such cumulative daily reductions, the value of the EuroFund Index over time will increasingly diverge from the value of the Class B Shares and their distributions had you owned such Class B Shares. Such reductions would not apply if you owned the Class B Shares of the EuroFund.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other similar investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Uncertain trading market

      The MITTS Securities are listed on the AMEX under the symbol "EFM". However, you cannot assume that a trading market will develop for the MITTS Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS

Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the EuroFund Index.

      If the trading market for the MITTS Securities is limited, there may be a limited number of buyers when you decide to sell your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS Securities

      We believe that the market value of the MITTS Securities will be affected by the value of the EuroFund Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

      o EuroFund Index. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the value of the EuroFund Index exceeds or does not exceed the Starting Index Value. If you choose to sell your MITTS Securities when the value of the EuroFund Index exceeds the Starting Index Value on any given date, you may receive substantially less than the value that would be payable at maturity based on that value of the EuroFund Index because of the expectation that the value of the EuroFund Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your MITTS Securities when the value of the EuroFund Index is below, or not sufficiently above, the Starting Index Value, you may receive less than the Principal Amount per Unit of MITTS Securities and lose a substantial portion of your investment. Political, economic and other developments that affect the securities owned by the EuroFund may also affect the value of the EuroFund Index and the value of the MITTS Securities.

      o Interest Rates. Because the MITTS Securities repay, at a minimum, the Principal Amount at maturity, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if interest rates increase, we expect that the trading value of the MITTS Securities will decrease. If interest rates decrease, we expect the trading value of the MITTS Securities will increase.

      o Volatility of the EuroFund Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the EuroFund Index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the EuroFund Index decreases, we expect that the trading value of the MITTS Securities will decrease.

      o Time Remaining to Maturity. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the EuroFund Index. This difference would reflect a "time premium" due to expectations concerning the value of the EuroFund Index during the period prior to maturity of the MITTS Securities. However, as the time remaining to maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

      o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the EuroFund Index.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, except that we expect that the effect on the trading value of the MITTS Securities of a given increase or decrease in the EuroFund Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

No shareholder's rights

      You will not be entitled to any rights with respect to any shares of the EuroFund (including, without limitation, voting rights and rights to receive any dividends or distributions on such shares) until we deliver Class D Shares at the maturity of the MITTS Securities. For example, if the EuroFund sets a record date for a matter to be voted on by holders of Class D Shares prior to our delivery of Class D Shares to you, you will not be entitled to vote on any such matter. You should be aware that if Class D Shares of the EuroFund are not available for sale to new investors immediately prior to the stated maturity date, we will pay you the Principal Amount and the Supplemental Redemption Amount in cash instead of delivering Class D Shares on the stated maturity date.

State law limits on interest paid

      New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by Merrill Lynch

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell shares of the EuroFund or shares of the companies in which the EuroFund invests, for their own accounts, for business reasons or in connection with hedging the Company's obligations under the MITTS Securities. These transactions could affect the EuroFund Index in a manner that would be adverse to investors in the MITTS Securities.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the MITTS Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the MITTS Securities could give rise to conflicts of interests. Such conflicts could occur, for instance, in connection with the Calculation Agent's determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the Calculation Agent would be required to make in the event of a discontinuance of the Index. See "Description of the MITTS Securities--Adjustments to the EuroFund Index" and "--Discontinuance of the EuroFund Index" in this Prospectus. MLPF&S is required to carry out its duties as Calculation Agent in good faith and using its reasonable judgment. However, you should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

      The Company has entered into an arrangement with a subsidiary of the Company to hedge the market risks associated with the Company's obligation to pay the Principal Amount and the Supplemental Redemption Amount. Such subsidiary expects to make a profit in connection with such arrangement. The Company did not seek competitive bids for such an arrangement from unaffiliated parties.

Other Considerations

      It is suggested that you should reach an investment decision with regard to the MITTS Securities only after carefully considering the suitability of the MITTS Securities in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the MITTS Securities and should consult your tax advisor.

                       DESCRIPTION OF THE MITTS SECURITIES

General

      The MITTS Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", as described below. The MITTS Securities will mature on February 28, 2006.

      While at maturity a beneficial owner of a MITTS Security will receive, if available, the number of Class D Shares of the EuroFund equal in value (determined based on the Maturity NAV) to the sum of the Principal Amount of such MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Delivery at Maturity".

      The MITTS Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The MITTS Securities were issued in denominations of whole Units.

Delivery at Maturity

      General

      At maturity, a beneficial owner of a MITTS Security will be entitled to receive the number of Class D Shares of the EuroFund equal in value (determined based on the Maturity NAV) to the Principal Amount of such MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The number of Class D Shares delivered by the Company will be rounded to the nearest one-thousandth of a share. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a MITTS Security will be entitled to receive only the number of Class D Shares of the EuroFund equal in value (determined based on the Maturity NAV) to the Principal Amount of such MITTS Security.

      "Maturity NAV" shall mean the net asset value for the Class D Shares of the EuroFund as calculated by the EuroFund on the first Calculation Day during the Calculation Period; provided, however, if no Calculation Days occur during the Calculation Period because of Market Disruption Events, then Maturity NAV shall mean the net asset value for the Class D Shares of the EuroFund as calculated by the EuroFund on the last scheduled Index Business Day in the Calculation Period regardless of the occurrence of a Market Disruption Event on such day.

      Notwithstanding the foregoing, if the EuroFund is not issuing Class D Shares to new investors in the EuroFund on the date Maturity NAV is to be determined, the Company may, in lieu of delivering Class D Shares of the EuroFund, pay cash in an amount equal to the sum of the Principal Amount of the MITTS Securities and the Supplemental Redemption Amount, if any.

      Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a MITTS Security will be determined by the Calculation Agent and will equal:

                                                           (Ending Index Value - Starting Index Value)
Principal Amount of such MITTS Security ($10 per Unit)  X  (-----------------------------------------)
                                                           (          Starting Index Value           )


provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Starting Index Value equals 15.53, which was the value of the EuroFund Index on the Pricing Date. The value of the EuroFund Index on the Pricing Date was set to match the net asset value of Class B Shares of the EuroFund on the Pricing Date.

      The Ending Index Value will be determined by the Calculation Agent and will equal the closing value of the EuroFund Index determined on the first Calculation Day during the Calculation Period. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the EuroFund Index determined on the last scheduled Index Business Day in the Calculation Period regardless of the occurrence of a Market Disruption Event on such day.

      The "Calculation Period" means the period from and including the fourth scheduled Index Business Day prior to the stated maturity date to and including the second scheduled Index Business Day prior to the stated maturity date.

      "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

      "Index Business Day" means any day on which the New York Stock Exchange and the AMEX are open for trading and the AMEX calculates and publishes the EuroFund Index.

      "Market Disruption Event" means the EuroFund (i) is unable or otherwise fails to issue a net asset value for any series of shares of the EuroFund after the close of business on the NYSE but before 11:00 p.m., New York City time on the same day or (ii) suspends redemption of shares of the EuroFund.

      All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the MITTS Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical values of the EuroFund Index during the Calculation Period, (i) the Ending Index Value used to calculate the Supplemental Redemption Amount, (ii) the percentage change from the Starting Index Value to the Ending Index Value, (iii) the total value of Class D Shares deliverable at maturity for each $10 Principal Amount of MITTS Securities, (iv) the total rate of return to beneficial owners of the MITTS Securities, (v) the pretax annualized rate of return to beneficial owners of MITTS Securities, and (vi) the pretax annualized rate of return of Class B Shares.

                               Total Value
                               of Class D
                               Shares
                               Deliverable
               Percentage      at Maturity                 Pretax         Pretax
               Change of       per $10                     Annualized     Annualized
               Ending Index    Principal     Total Rate    Rate of        Rate of
Hypothetical   Value Over the  Amount of     of Return     Return on the  Return of
Ending Index   Starting Index  MITTS         on the MITTS  MITTS          Class B
Value          Value           Securities    Securities    Securities(1)  Shares(1)(2)
--------------------------------------------------------------------------------------
    3.11          -80.00%      $   10.00         0.00%        0.00%         -18.02%
    6.21          -60.00%      $   10.00         0.00%        0.00%          -9.40%
    9.32          -40.00%      $   10.00         0.00%        0.00%          -4.17%
   12.42          -20.00%      $   10.00         0.00%        0.00%          -0.38%
   15.53(3)         0.00%      $   10.00         0.00%        0.00%           2.62%
   18.64           20.00%      $   12.00        20.00%        2.45%           5.10%
   21.74           40.00%      $   14.00        40.00%        4.54%           7.22%
   24.85           60.00%      $   16.00        60.00%        6.37%           9.07%
   27.95           80.00%      $   18.00        80.00%        8.00%          10.72%
   31.06          100.00%      $   20.00       100.00%        9.47%          12.21%
   34.17          120.00%      $   22.00       120.00%       10.80%          13.56%
   37.27          140.00%      $   24.00       140.00%       12.03%          14.81%
   40.38          160.00%      $   26.00       160.00%       13.17%          15.96%
   43.48          180.00%      $   28.00       180.00%       14.22%          17.03%
   46.59          200.00%      $   30.00       200.00%       15.21%          18.03%

-------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes, in addition to the price changes described above, (i) an initial investment of a fixed amount in the Series B Shares of the EuroFund; (ii) a reinvestment of all cash dividends and distributions in the Series B Shares of the EuroFund; (iii) no transaction fees or expenses; (iv) an investment term from September 3, 1998 to February 28, 2006; and (v) a final EuroFund Index value equal to the Ending Index Value.

(3) This is the Starting Index Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount and the total and pretax annualized rate of return resulting therefrom will depend entirely on the Starting Index Value and the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the EuroFund Index

      If at any time the method of calculating the EuroFund Index, or the value thereof, is changed in any material respect, or if the EuroFund Index is in any other way modified so that such EuroFund Index does not, in the opinion of the Calculation Agent, fairly represent the value of the EuroFund Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of an index comparable to the EuroFund Index as if such changes or modifications had not been made, and calculate such closing value with reference to the EuroFund Index, as adjusted. Accordingly, if the method of calculating the EuroFund Index is modified so that the value of such EuroFund Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the EuroFund Index), then the Calculation Agent shall adjust such EuroFund Index in order to arrive at a value of the EuroFund Index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the EuroFund Index

      If the AMEX discontinues publication of the EuroFund Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such EuroFund Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the EuroFund Index and calculate the Ending Index Value as described above under "Delivery at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the MITTS Securities.

      If the AMEX discontinues publication of the EuroFund Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the EuroFund Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the EuroFund Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the EuroFund Index as described below, such Successor Index or value shall be substituted for the EuroFund Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If the AMEX discontinues publication of the EuroFund Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the EuroFund Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "Delivery at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

      In case of default in payment at the maturity date of the MITTS Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.97% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

Depositary

      The MITTS Securities were represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"; DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a Global Security (the "Beneficial Owners") will not be entitled to have the MITTS Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, the Global Securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the MITTS Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

      Purchases of MITTS Securities under DTC's system must be made by or through Direct Participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

      To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the MITTS Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such MITTS Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the MITTS Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments to be made in cash on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, MITTS Security certificates will be printed and delivered.

      Management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Delivery

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company, if available, by delivery of Class D Shares in an equivalent value.

                               THE EUROFUND INDEX

Calculation of the EuroFund Index

      General

      The AMEX has set the starting value of the EuroFund Index to equal the net asset value of one Class B Share of the EuroFund on the Pricing Date. Thereafter, the AMEX will calculate the value of the EuroFund Index on any day by multiplying the current Index Share Multiplier by the most recent net asset value per Class B Share announced by the EuroFund. For purposes of this calculation, any declared but unpaid Cash Distribution (as defined below) will be added back and included in the "net asset value" of the EuroFund from and including the ex-dividend date related to such Cash Distribution to but excluding the date that such Cash Distribution is paid to holders of the Class B Shares.

      Calculation of the Index Share Multiplier

      The Index Share Multiplier shall initially be set to one, representing one Class B Share of the EuroFund. If the EuroFund distributes any cash dividends or distributions of any character to holders of the Class B Shares (a "Cash Distribution"), then the Index Share Multiplier shall be increased by a percentage of Class B Shares equal to the Cash Distribution divided by the net asset value for Class B Shares calculated by the EuroFund on the date that such Cash Distribution is paid to holders of Class B Shares. If a Market Disruption Event has occurred on the day any such Cash Distribution is paid, the adjustment to the Index Share Multiplier shall be postponed until the next succeeding Index Business Day on which a Market Disruption Event has not occurred. The Index Share Multiplier shall also be adjusted by the AMEX to reflect certain stock splits, reverse stock splits or share dividends that may occur with respect to the Class B Shares.

      Each calendar day, the AMEX shall reduce the value of the EuroFund Index by a percentage equal to 2.6% divided by 365 and reset the Index Share Multiplier so that the product of such net asset value and the revised Index Share Multiplier equals the value of the EuroFund Index so reduced. If a Market Disruption Event occurs on any day on which the EuroFund Index value is to be determined, then the foregoing adjustment to the Index Share Multiplier shall occur on the next succeeding Index Business Day on which a Market Disruption Event has not occurred.

The EuroFund

      The EuroFund has stated that its investment objectives are to seek capital appreciation primarily through investment in equities of corporations domiciled in European countries. Current income from dividends and interest will not be an important consideration in selecting portfolio securities. The EuroFund has stated that it anticipates that under normal market conditions at least 80% of its net assets will consist of European corporate securities, primarily common stocks and securities convertible into common stock.

      The EuroFund is a diversified, open-end management investment company under the Investment Company Act.

      The EuroFund has publicly disclosed its intention to distribute all of its net investment income, if any. The EuroFund has indicated that dividends from such net investment income are paid at least annually and all net realized capital gains, if any, are distributed to the shareholders of the EuroFund annually.

      The EuroFund is subject to the registration requirements of the Securities Act and the Investment Company Act. Accordingly, the EuroFund files prospectuses, statements of additional information, reports, proxy and other information statements and other information with the SEC. The Company makes no representation or warranty as to the accuracy or completeness of such information.

      The foregoing summary of the policies of the EuroFund reflect certain investment restrictions which are subject to change by shareholders of the EuroFund at any time.

      The EuroFund is managed by Merrill Lynch Asset Management, L.P., an affiliate of the Company. The EuroFund itself is governed by an independent board of directors.

      THE EUROFUND HAS NO OBLIGATIONS WITH RESPECT TO THE MITTS SECURITIES. THIS PROSPECTUS RELATES ONLY TO THE MITTS SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE CLASS B OR CLASS D SHARES OF THE EUROFUND. THE INFORMATION CONTAINED IN THIS PROSPECTUS REGARDING THE EUROFUND HAS BEEN DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED ABOVE. THE COMPANY HAS NOT PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRIES WITH RESPECT TO THE EUROFUND IN CONNECTION WITH THE OFFERING OF THE MITTS SECURITIES. THE COMPANY MAKES NO REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE EUROFUND ARE ACCURATE OR COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE EUROFUND INDEX (AND THEREFORE THE TRADING PRICE OF THE MITTS SECURITIES) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING THE EUROFUND COULD AFFECT THE SUPPLEMENTAL REDEMPTION AMOUNT TO BE RECEIVED AT THE STATED MATURITY DATE AND THEREFORE THE TRADING VALUE OF THE MITTS SECURITIES.

                                   OTHER TERMS

General

      The MITTS Securities were issued as a series of Senior Debt Securities under an indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee. A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the MITTS Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definitions therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of the Senior Debt Securities previously issued, and "reopen" a previous issue of a series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitation Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Company's Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions of such Indenture.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Senior Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, the Company has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.5344 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 5.97% per annum (compounded semiannually).

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the MITTS Securities during each accrual period over a term of seven years and six months for the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the Projected Supplemental Redemption Amount and the estimated yield equal to 5.97% per annum (compounded semiannually)) as determined by the Company for purposes of applying the Final Regulations to the MITTS Securities:

                                                                 Total Interest
                                                                 Deemed to Have
                                                                 Accrued on
                                                                 MITTS
                                             Interest Deemed to  Securities as
                                             Accrue During       of End of
                                             Accrual Period      Accrual Period
             Accrual Period                  (per Unit)          (per Unit)
             --------------                  ------------------  --------------

September 3, 1998 through February 28, 1999 .     $0.2910           $0.2910
March 1, 1999 through August 28, 1999 .......     $0.3072           $0.5982
August 29, 1999 through February 28, 2000 ...     $0.3164           $0.9146
February 29, 2000 through August 28, 2000 ...     $0.3258           $1.2404
August 29, 2000 through February 28, 2001 ...     $0.3355           $1.5759
March 1, 2001 through August 28, 2001 .......     $0.3455           $1.9214
August 29, 2001 through February 28, 2002 ...     $0.3559           $2.2773
March 1, 2002 through August 28, 2002 .......     $0.3665           $2.6438
August 29, 2002 through February 28, 2003 ...     $0.3774           $3.0212
March 1, 2003 through August 28, 2003 .......     $0.3887           $3.4099
August 29, 2003 through February 28, 2004 ...     $0.4003           $3.8102
February 29, 2004 through August 28, 2004 ...     $0.4122           $4.2224
August 29, 2004 through February 28, 2005 ...     $0.4245           $4.6469
March 1, 2005 through August 28, 2005 .......     $0.4372           $5.0841
August 29, 2005 through February 28, 2006 ...     $0.4503           $5.5344

      Projected Supplemental Redemption Amount = $5.5344 per Unit.

      Prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl
W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                                 8,200,000 Units
                            Merrill Lynch & Co., Inc.
    S&P 500(R) Market Index Target-Term Securities(SM) due September 28, 2005
                              "MITTS(R) Securities"
                         ($10 principal amount per Unit)

      On September 29, 1998, Merrill Lynch & Co., Inc. (the "Company") issued $82,000,000 aggregate principal amount (8,200,000 Units) of S&P 500 Market Index Target-Term Securities due September 28, 2005 (the "MITTS Securities"). Each $10 principal amount of the MITTS Securities will be deemed a "unit" for purposes of trading and transfer at DTC described below. Units will be transferable by DTC, as more fully described below, in denominations of whole Units.

General:    o     100% principal protection at maturity
            o     No payments prior to the stated maturity date
            o     Senior unsecured debt securities of Merrill Lynch & Co., Inc.
                  (the "Company")
            o     The MITTS Securities are listed on the New York Stock Exchange
                  (the "NYSE") under the symbol "MIJ".

Payment at
Maturity:   Principal Amount + Supplemental Redemption Amount

            The Supplemental Redemption Amount will be based on the percentage increase, if any, in the S&P 500 Index, reduced on a daily basis by a percentage equal to the pro rata portion of an annual adjustment factor. The annual adjustment factor equals 1.9% (the "Adjustment Factor"). At maturity, the annual application of the Adjustment Factor will result in a total reduction in the S&P 500 Index equal to approximately 12.48%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the MITTS Securities, carefully read this prospectus especially the risk factors beginning on page 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS Securities will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the MITTS Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the MITTS Securities. MLPF&S may act as principal or agent in such transactions. The MITTS Securities may be offered on the NYSE, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                               ------------------

                              Merrill Lynch & Co.

                               ------------------

                  The date of this prospectus is         , 199 .

----------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc., and the Company is an authorized sublicensee.

      STANDARD & POOR'S ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MLPF&S, HOLDERS OF THE MITTS SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGE (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This Prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the Prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products; and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting and sale of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland
Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:


                                     Year Ended Last Friday in December        Nine Months
                                     ----------------------------------           Ended
                                      1993(a)   1994   1995   1996   1997     September 25, 1998
                                      ----      ----   ----   ----   ----     ------------------
Ratio of earnings to fixed charges...  1.4       1.2    1.2    1.2    1.2            1.1

------------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the MITTS Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS Securities prior to the stated maturity date. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS Securities is suitable for you.

The Supplemental Redemption Amount

      You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index, as reduced by the Adjustment Factor, was higher than the Starting Value at some time during the life of the MITTS

Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the Principal Amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks underlying the Index

      Your return will not reflect the return you would realize if you actually owned the stocks underlying the Index and received the dividends paid on those stocks because of the reduction caused by the Adjustment Factor and because S&P calculates the Index by reference to the prices of the common stocks comprising the Index without taking into consideration the value of dividends paid on those stocks.

Uncertain trading market

      The MITTS Securities are listed on the NYSE under the symbol "MIJ". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the MITTS Securities will trade. You cannot assume that a trading market will develop for the MITTS Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the MITTS Securities is limited, there may be a limited number of buyers when you decide to sell your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS Securities

      We believe that the market value of the MITTS Securities will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

      o Index Value. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Index, as reduced by the Adjustment Factor, exceeds or does not exceed the Starting Value. If you choose to sell your MITTS Securities when the value of the Index, as reduced by the Adjustment Factor, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on such value because of the expectation that the Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Index is below, or not sufficiently above, the Starting Value, you may receive less than the $10 Principal Amount per Unit of MITTS Securities. In general, rising U.S. dividend rates (i.e., dividends per share) may increase the value of the Index while falling U.S. dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the MITTS Securities.

      o Interest Rates. Because the MITTS Securities repay, at a minimum, the Principal Amount at maturity, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the MITTS Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the MITTS Securities.

      o Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the MITTS Securities will decrease.

      o Time Remaining to Maturity. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference would reflect a "time premium" due to expectations concerning the value of the Index during the period prior to the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

      o Dividend Yields. If dividend yields on the stocks comprising the Index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock comprising the Index decrease, we expect that the value of the MITTS Securities will increase.

      o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, except that we expect that the effect on the trading value of the MITTS Securities of a given increase or decrease in the value of the Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

State law limits on interest paid

      New York State law governs the Senior Indenture, as defined herein. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by Merrill Lynch

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts, for business reasons or in connection with hedging the Company's obligations under the MITTS Securities. These transactions could affect the price of such stocks and the value of the Index in a manner that would be adverse to investors in the MITTS Securities.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the MITTS Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the MITTS Securities could give rise to conflicts of interests. Such conflicts could occur, for instance, in connection with the Calculation Agent's determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the Calculation Agent would be required to make in the event of a discontinuance of the Index.

See "Description of the MITTS Securities--Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this Prospectus. MLPF&S is required to carry out its duties as Calculation Agent in good faith and using its reasonable judgment. However, you should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

      The Company has entered into an arrangement with a subsidiary of the Company to hedge the market risks associated with the Company's obligation to pay the Supplemental Redemption Amount. Such subsidiary expects to make a profit in connection with such arrangement. The Company did not seek competitive bids for such an arrangement from unaffiliated parties.

Other Considerations

      It is suggested that you should reach an investment decision with regard to the MITTS Securities only after carefully considering the suitability of the MITTS Securities in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the MITTS Securities and should consult your tax advisor.

                       DESCRIPTION OF THE MITTS SECURITIES

General

      The MITTS Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the Senior Indenture, as more fully described below. The MITTS Securities will mature on September 28, 2005.

      While at maturity a beneficial owner of a MITTS Security will receive the Principal Amount of such MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The MITTS Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The MITTS Securities were issued in denominations of whole Units.

Payment at Maturity

      General

      At the stated maturity date, a beneficial owner of a MITTS Security will be entitled to receive the Principal Amount thereof plus the Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the Principal Amount thereof.

      Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a MITTS Security will be determined by the Calculation Agent and will equal:

Principal Amount of such MITTS Security ($10 per Unit) X
                     ((Adjusted Ending Value - Starting Value) / Starting Value)

      provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Starting Value equals 1,066.09.

      The Adjusted Ending Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index as adjusted by the Adjustment Factor (the "Adjusted Index Value") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average (arithmetic mean) of the closing values of the Adjusted Index Value on such Calculation Days, and if there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

      The "Adjustment Factor" equals 1.9% per annum and will be prorated based on a 365-day year and applied each calendar day during the term of the MITTS Securities to reduce the Index. As a result of the application of the Adjustment Factor, the adjusted value of the Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately 12.48% less than the actual Index value on any day during the Calculation Period.

      The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

      "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

      For purposes of determining the Adjusted Ending Value, an "Index Business Day" is a day on which the NYSE and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the MITTS Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical values of the Index during the Calculation Period, (i) the Adjusted Ending Value used to calculate the Supplemental Redemption Amount; (ii) the percentage change from the Starting Value to the Adjusted Ending Value; (iii) the total amount payable per Unit of MITTS Securities; (iv) the total rate of return on the MITTS Securities; (v) the pretax annualized rate of return on the MITTS Securities; and (vi) the pretax annualized rate of return of the stocks underlying the Index (which includes an assumed aggregate dividend yield of 1.49% per annum, as more fully described below).

                                                                                                   Pretax
                                    Adjusted Ending      Total Amount                            Annualized       Pretax Annualized
Hypothetical Index                 Value Percentage  Payable at Maturity    Total Rate of          Rate of        Rate of Return of
 Value During the      Adjusted     Change Over the      per Unit of        Return on the       Return on the     Stocks Underlying
Calculation Period   Ending Value   Starting Value     MITTS Securities   MITTS Securities   MITTS Securities(1)   the Index(1)(2)
------------------   ------------   --------------     ----------------   ----------------   -------------------   ---------------
       533.05            466.49         -56.24%             $10.00              0.00%               0.00%              -8.16%
       639.65            559.79         -47.49%             $10.00              0.00%               0.00%              -5.68%
       746.26            653.09         -38.74%             $10.00              0.00%               0.00%              -3.55%
       852.87            746.39         -29.99%             $10.00              0.00%               0.00%              -1.68%
       959.48            839.68         -21.24%             $10.00              0.00%               0.00%              -0.02%
     1,066.09(3)         932.98         -12.49%             $10.00              0.00%               0.00%               1.49%
     1,172.70          1,026.28         -3.73%              $10.00              0.00%               0.00%               2.86%
     1,279.31          1,119.58          5.02%              $10.50              5.02%               0.70%               4.13%
     1,385.92          1,212.88         13.77%              $11.38             13.77%               1.85%               5.30%
     1,492.53          1,306.17         22.52%              $12.25             22.52%               2.91%               6.39%
     1,599.14          1,399.47         31.27%              $13.13             31.27%               3.91%               7.41%
     1,705.74          1,492.77         40.02%              $14.00             40.02%               4.85%               8.38%
     1,812.35          1,586.07         48.77%              $14.88             48.77%               5.74%               9.29%
     1,918.96          1,679.37         57.53%              $15.75             57.53%               6.58%              10.15%
     2,025.57          1,772.66         66.28%              $16.63             66.28%               7.38%              10.97%
     2,132.18          1,865.96         75.03%              $17.50             75.03%               8.14%              11.75%
     2,238.79          1,959.26         83.78%              $18.38             83.78%               8.86%              12.50%
     2,345.40          2,052.56         92.53%              $19.25             92.53%               9.55%              13.21%
     2,452.01          2,145.86        101.28%              $20.13            101.28%              10.22%              13.90%
     2,558.62          2,239.16        110.03%              $21.00            110.03%              10.86%              14.56%
     2,665.23          2,332.45        118.79%              $21.88            118.79%              11.47%              15.19%

-------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) a constant dividend yield of 1.49% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Value to the hypothetical Index value during the Calculation Period; (ii) no transaction fees or expenses; (iii) an investment term from September 23, 1998 to September 28, 2005; and (iv) a final Index value equal to the hypothetical Index value during the Calculation Period.
(3)   The Starting Value equals 1,066.09.

      The figures on the previous page are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the Starting Value, Adjustment Factor and the actual Adjusted Ending Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Adjusted Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events; as determined by the Calculation Agent:

      (a) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Index; or

      (b) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index, or options on such futures contracts, which are traded on any major U.S. exchange or (B) option contracts related to the Index which are traded on any major U.S. exchange.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the Index. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the MITTS Securities.

      If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

      If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Adjusted Ending Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

      In case of default in payment of the MITTS Securities (whether at the stated maturity or upon acceleration), from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.78% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

Depositary

      The MITTS Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"; DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a Global Security (the "Beneficial Owners") will not be entitled to have the MITTS Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, the Global Securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the MITTS Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct

Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

      Purchases of MITTS Securities under DTC's system must be made by or through Direct Participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

      To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the MITTS Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such MITTS Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the MITTS Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, MITTS Security certificates will be printed and delivered.

      Management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC's licenses software and hardware, and third party vendors on whom DTC's relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                    THE INDEX

      All disclosures contained in this Prospectus regarding the index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P as of September 23, 1998. The Company and MLPF&S do not assume any responsibility for the accuracy or completeness of such information.

General

      The Index is published by S&P, and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate Market Value of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of July 31, 1998, the 500 companies included in the Index represented approximately 84% of the aggregate Market Value of common stocks traded on the NYSE; however, these 500 companies are not the 500 largest companies listed on the NYSE and not all of these 500 companies are listed on such exchange. As of July 31, 1998, the aggregate Market Value of the 500 companies included in the Index represented approximately 75% of the aggregate Market Value of United States domestic public companies. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading acitvity of the common stock of that company. Four main groups of companies comprise the Index (with the number of companies currently included in each group indicated in parentheses):
Industrials (378), Utilities (37), Transporation (10) and Financial (75). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

      The Index does not reflect the payment of dividends on the stocks underlying it. Because of this (and due to the application of the Adjustment Factor) the return on the MITTS Securities will not be the same that you would receive if you were to purchase such underlying stocks and hold them for a period equal to the term of the MITTS Securities.

Computation of the Index

      S&P currently computes the Index as of a particular time as follows:

            (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);

            (b) the Market Values of all component stocks as of such time are aggregated;

            (c) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

            (d) the mean average Market Values of all such common stocks over such base period are aggregated (such aggregate amount being referred to as the "Base Value");

            (e) the current aggregate Market Value of all component stocks is divided by the Base Value; and

            (f) the resulting quotient (expressed in decimals) is multiplied by ten.

      While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

      S&P adjusts the foregoing formula to offset the effects of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                          New Base Value
      Old Base Value X   ----------------- = New Market Value
                         Old Market Value

      The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the Index.

License Agreement

      S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the MITTS Securities, and the Company is an authorized sublicensee thereof.

      The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus
Supplement:

      "The MITTS Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to the Company or the MITTS Securities. S&P has no obligation to take the needs of the Company or the Holders of the MITTS Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

                                   OTHER TERMS

General

      The MITTS Securities were issued as a series of Senior Debt Securities under an indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee. A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the MITTS Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definitions therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of the Senior Debt Securities previously issued, and "reopen" a previous issue of a series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitation Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Company's Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions of such Indenture.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Senior Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, the Company has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $4.8955 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 5.78% per annum (compounded semiannually).

      The projected payment schedule (including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the Projected Supplemental Redemption Amount and the estimated yield equal to 5.78% per annum (compounded semiannually)) as determined by the Company for purposes of applying the Final Regulations to the MITTS Securities:

                                                                  Total Interest
                                                                    Deemed to
                                                                   Have Accrued
                                                                   on the MITTS
                                              Interest Deemed to    Securities
                                                 Accrue During     as of End of
                                                Accrual Period    Accrual Period
              Accrual Period                      (per Unit)        (per Unit)
              --------------                      ----------        ----------
September 29, 1998 through March 28, 1999....       $0.2850          $0.2850
March 29, 1999 through September 28, 1999....       $0.2972          $0.5822
September 29, 1999 through March 28, 2000....       $0.3058          $0.8880
March 29, 2000 through September 28, 2000....       $0.3147          $1.2027
September 29, 2000 through March 28, 2001....       $0.3238          $1.5265
March 29, 2001 through September 28, 2001....       $0.3331          $1.8596
September 29, 2001 through March 28, 2002....       $0.3427          $2.2023
March 29, 2002 through September 28, 2002....       $0.3527          $2.5550
September 29, 2002 through March 28, 2003....       $0.3628          $2.9178
March 29, 2003 through September 28, 2003....       $0.3733          $3.2911
September 29, 2003 through March 28, 2004....       $0.3842          $3.6753
March 29, 2004 through September 28, 2004....       $0.3952          $4.0705
September 29, 2004 through March 28, 2005....       $0.4066          $4.4771
March 29, 2005 through September 28, 2005....       $0.4184          $4.8955

---------
Projected Supplemental Redemption Amount = $4.8955 per Unit.

      Prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl
W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                                28,500,000 Units
                            Merrill Lynch & Co., Inc.
                S&P 500(R) Market Index Target-Term Securities(SM)
                                due July 1, 2005
                                   "MITTS(R)"
                         ($10 principal amount per Unit)

      On June 23, 1998, Merrill Lynch & Co., Inc. (the "Company") issued $285,000,000 aggregate principal amount (28,500,000 Units) of S&P 500 Market Index Target-Term Securities due July 1, 2005 (the "MITTS Securities"). Each $10 principal amount of the MITTS Securities will be deemed a "unit" for purposes of trading and transfer at DTC described below. Units will be transferable by DTC, as more fully described below, in denominations of whole Units.

General:                o     100% principal protection at maturity
                        o     No payments prior to the stated maturity date
                        o     Senior unsecured debt securities of Merrill Lynch
                              & Co., Inc.
                        o     The MITTS Securities are listed on the American
                              Stock Exchange ("AMEX") under the symbol "MLF".

Payment at Maturity:    Principal Amount + Supplemental Redemption Amount

                        The Supplemental Redemption Amount will be based on the percentage increase, if any, in the S&P 500 Index, reduced on a daily basis by a percentage equal to the pro rata portion of an annual adjustment factor. The annual adjustment factor equals 1.3% (the "Adjustment Factor"). At maturity, the annual application of the Adjustment Factor will result in a total reduction in the S&P 500 Index equal to approximately 8.78%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the MITTS Securities, carefully read this prospectus, especially the risk factors beginning on page 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The MITTS Securities will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the MITTS Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the MITTS Securities. MLPF&S may act as principal or agent in such transactions. The MITTS Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                              --------------------

                               Merrill Lynch & Co.

                              --------------------
                    The date of this prospectus is     , 199 .

----------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

"Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500", are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Capital Services, Inc. and the Company is an authorized sublicensee.

      STANDARD & POOR'S ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MLPF&S, HOLDERS OF THE MITTS SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGE (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

      You should rely only on the information contained or incorporated by reference in this prospectus . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June

            3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
            July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
            September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998,
            December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

                        Year Ended Last Friday in December
                        ----------------------------------       Nine Months Ended
                        1993(a)   1994   1995   1996    1997     September 25, 1998
                        ----      ----   ----   ----    ----     ------------------
Ratio of earnings to
  fixed charges......   1.4       1.2    1.2     1.2    1.2             1.1

--------------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the MITTS Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS Securities prior to the stated maturity date. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS Securities is suitable for you.

The Supplemental Redemption Amount

    You should be aware that if the Adjusted Ending Value does not exceed the Starting Value at the stated maturity, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index, as reduced by the Adjustment Factor, was higher than the Starting Value at some time during the life of the MITTS Securities but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the Principal Amount of your MITTS Securities.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks underlying the Index

      Your return will not reflect the return you would realize if you actually owned the stocks underlying the Index and received the dividends paid on those stocks because of the reduction caused by the Adjustment Factor and because S&P calculates the Index by reference to the prices of the common stocks comprising the Index without taking into consideration the value of dividends paid on those stocks.

Uncertain trading market

      The MITTS Securities are listed on the AMEX under the symbol "MLF". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the MITTS Securities will trade. You cannot assume that a trading market will develop for the MITTS Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the MITTS Securities is limited, there may be a limited number of buyers when you decide to sell your MITTS Securities if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS Securities

      We believe that the market value of the MITTS Securities will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

      o Index Value. We expect that the market value of the MITTS Securities will depend substantially on the amount by which the Index, as reduced by the Adjustment Factor, exceeds the Starting Value. If you choose to sell your MITTS Securities when the value of the Index, as reduced by the Adjustment Factor, exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on such value because of the expectation that the Index will continue to fluctuate until the Adjusted Ending Value is determined. If you choose to sell your MITTS Securities when the value of the Index is below the Starting Value, you may receive less than the $10 Principal Amount per Unit of MITTS Securities. In general, rising U.S. dividend rates (i.e., dividends per share) may increase the value of the Index while falling U.S. dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the MITTS Securities.

      o Interest Rates. Because the MITTS Securities repay, at a minimum, the Principal Amount at maturity, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the MITTS Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the MITTS Securities.

      o Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the MITTS Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the MITTS Securities will decrease.

      o Time Remaining to Maturity. The MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

      o Dividend Yields. If dividend yields on the stocks comprising the Index increase, we expect that the value of the MITTS Securities will decrease. Conversely, if dividend yields on the stock comprising the Index decrease, we expect that the value of the MITTS Securities will increase.

      o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities except that we expect that the effect on the trading value of the MITTS Securities of a given increase in the value of the Index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.

State law limits on interest paid

      New York State law governs the Senior Indenture, as defined herein. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by MLPF&S

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the MITTS Securities. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the MITTS Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the MITTS Securities could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations

      It is suggested that you should reach an investment decision regarding the MITTS Securities only after carefully considering the suitability of the MITTS Securities in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the MITTS Securities and should consult your tax advisor.

                       DESCRIPTION OF THE MITTS SECURITIES

General

      The MITTS Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", as described below. The MITTS Securities will mature on July 1, 2005.

      While at maturity a beneficial owner of a MITTS Security will receive the Principal Amount of such MITTS Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The MITTS Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The MITTS Securities were issued in denominations of whole Units.

Payment at Maturity

      General

      At the stated maturity date, a beneficial owner of a MITTS Security will be entitled to receive the Principal Amount thereof plus the Supplemental Redemption Amount, if any, all as provided below. If the Adjusted Ending Value does not exceed the Starting Value, a beneficial owner of a MITTS Security will be entitled to receive only the Principal Amount thereof.

      Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a MITTS Security will be determined by the Calculation Agent and will equal:

                                                           Adjusted Ending Value - Starting Value
Principal Amount of such MITTS Security ($10 per Unit) X   --------------------------------------
                                                                   Starting Value

      provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Starting Value equals 1,119.49.

      The Adjusted Ending Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index as adjusted by the Adjustment Factor (the "Adjusted Index Value") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value will equal the average (arithmetic mean) of the closing values of the Adjusted Index Value on such Calculation Days, and if there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value will equal the closing value of the Adjusted Index Value determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

      The "Adjustment Factor" equals 1.3% per annum and will be prorated and applied each calendar day during the term of the MITTS Securities to reduce the Index. As a result of the application of the Adjustment Factor, the adjusted value of the Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately 8.78% less than the actual Index value on any day during the Calculation Period.

      The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

      "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

      For purposes of determining the Adjusted Ending Value, an "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the MITTS Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical values of the Index during the Calculation Period, (i) the Adjusted Ending Value used to calculate the Supplemental Redemption Amount; (ii) the percentage change from the initial Index value to the Adjusted Ending Value; (iii) the total amount payable per Unit of MITTS Securities; (iv) the total rate of return on the MITTS Securities; (v) the pretax annualized rate of return on the MITTS Securities; and (vi) the pretax annualized rate of return of the stocks underlying the Index (which includes an assumed aggregate dividend yield of 1.40% per annum, as more fully described below).

                                            Total Amount
Hypothetical                Percentage       Payable at                                             Pretax
   Index                      Change          Maturity                           Pretax           Annualized
Value During                of Adjusted       Per $10       Total Rate of       Annualized      Rate of Return
    the         Adjusted      Ending         Principal      Return on the        Rate of          on Stocks
Calculation      Ending   Value Over the     Amount of          MITTS         Return on the       Underlying
  Period         Value    Starting Value  MITTS Securities    Securities   MITTS Securities(1)  the Index(1)(2)
  ------         -----    --------------  ----------------    ----------   -------------------  ---------------

   559.75         510.62      -54.39%         $ 10.00            0.00%             0.00%            -8.25%
   671.69         612.75      -45.27%         $ 10.00            0.00%             0.00%            -5.77%
   783.64         714.87      -36.14%         $ 10.00            0.00%             0.00%            -3.64%
   895.59         817.00      -27.02%         $ 10.00            0.00%             0.00%            -1.77%
 1,007.54         919.12      -17.90%         $ 10.00            0.00%             0.00%            -0.11%
 1,119.49(3)    1,021.25       -8.78%         $ 10.00            0.00%             0.00%             1.40%
 1,231.44       1,123.37        0.35%         $ 10.03            0.35%             0.05%             2.77%
 1,343.39       1,225.50        9.47%         $ 10.95            9.47%             1.29%             4.04%
 1,455.34       1,327.62       18.59%         $ 11.86           18.59%             2.44%             5.21%
 1,567.29       1,429.75       27.71%         $ 12.77           27.71%             3.52%             6.30%
 1,679.24       1,531.87       36.84%         $ 13.68           36.84%             4.52%             7.32%
 1,791.18       1,634.00       45.96%         $ 14.60           45.96%             5.46%             8.28%
 1,903.13       1,736.12       55.08%         $ 15.51           55.08%             6.35%             9.19%
 2,015.08       1,838.25       64.20%         $ 16.42           64.20%             7.19%            10.05%
 2,127.03       1,940.37       73.33%         $ 17.33           73.33%             7.99%            10.87%
 2,238.98       2,042.50       82.45%         $ 18.24           82.45%             8.75%            11.65%
 2,350.93       2,144.62       91.57%         $ 19.16           91.57%             9.48%            12.40%
 2,462.88       2,246.75      100.69%         $ 20.07          100.69%            10.17%            13.11%
 2,574.83       2,348.87      109.82%         $ 20.98          109.82%            10.84%            13.80%
 2,686.78       2,451.00      118.94%         $ 21.89          118.94%            11.48%            14.46%
 2,798.73       2,553.12      128.06%         $ 22.81          128.06%            12.10%            15.09%

---------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) a constant dividend yield of 1.40% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Value to the hypothetical Index value during the Calculation Period; (ii) no transaction fees or expenses; (iii) the term for the MITTS Securities from June 26, 1998 to July 1, 2005; and (iv) a final Index value equal to the hypothetical Index value during the Calculation Period.
(3)   The Starting Value of the Index equals 1,119.49.

      The figures on the previous page are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the Starting Value, Adjustment Factor and the actual Adjusted Ending Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Adjusted Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events; as determined by the Calculation Agent:

            (a) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Index; or

            (b) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index, or options on such futures contracts, which are traded on any major U.S. exchange or (B) option contracts related to the Index which are traded on any major U.S. exchange.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the Index. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the MITTS Securities.

      If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

      If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Adjusted Ending Value and (b) a determination by the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "Description of the MITTS Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a MITTS Security may be limited, under

Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

      In case of default in payment of the MITTS Securities (whether at the stated maturity or upon acceleration), from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.90% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

Depositary

      The MITTS Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"; DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the MITTS Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the MITTS Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, the Global Securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the MITTS Securities. The MITTS Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Security will be issued for the MITTS Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

      Purchases of MITTS Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the MITTS Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in MITTS Securities, except in the event that use of the book-entry system for the MITTS Securities is discontinued.

      To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the MITTS Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such MITTS Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the MITTS Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the MITTS Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, MITTS Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, MITTS Security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                                    THE INDEX

      All disclosures contained in this Prospectus regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P as of April 30, 1998. The Company and MLPF&S do not assume any responsibility for the accuracy or completeness of such information.

General

      The Index is published by S&P, and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of April 30, 1998 the 500 companies included in the Index represented approximately 81% of the aggregate Market Value of common stocks traded on the NYSE; however, these 500 companies are not the 500 largest companies listed on the NYSE and not all of these 500 companies are listed on such exchange. As of April 30, 1998, the aggregate Market Value of the 500 companies included in the Index represented approximately 73% of the aggregate Market Value of United States domestic, public companies. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of April 30, 1998, the 500 companies included in the Index were divided into 104 individual groups.

      These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (379), Utilities (37), Transportation
(10) and Financial (74). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

      The Index does not reflect the payment of dividends on the stocks underlying it and therefore the return based on the Supplemental Redemption Amount will not produce the same return you would receive if you were to purchase such underlying stocks and hold them for a period equal to the maturity of the MITTS Securities.

Computation of the Index

      S&P currently computes the Index as of a particular time as follows:

            (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);

            (b) the Market Value of all component stock as of such time (as determined under clause (a) above) are aggregated;

            (c) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

            (d) the mean average Market Values of all such common stocks over such base period (as determined under clause (c) above are aggregated (such aggregate amount being referred to as the "Base Value");

            (e) the aggregate Market Value of all component stocks as of such time (as determined under clause (b) above) is divided by the Base Value; and

            (f) the resulting quotient (expressed in decimals) is multiplied by ten.

      While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of MITTS Securities upon maturity or otherwise.

      S&P adjusts the foregoing formula to negate the effects of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

    Old Base Value X New Market Value = New Base Value
                     ----------------
                     Old Market Value

      The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such clauses upon the Index.

License Agreement

      S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the MITTS Securities, and the Company is an authorized sublicensee thereof.

      The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

      "The MITTS Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to the Company or the MITTS Securities. S&P has no obligation to take the needs of the Company or the Holders of the MITTS Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the MITTS Securities, prices at which the MITTS Securities are to initially be sold, or quantities of the MITTS Securities to be issued or in the determination or calculation of the equation by which the MITTS Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MITTS Securities."

                                   OTHER TERMS

General

      The MITTS Securities were issued as a series of Senior Debt Securities under an indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee. A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the MITTS Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definitions therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of the Senior Debt Securities previously issued, and "reopen" a previous issue of a series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitation Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Company's Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions of such Indenture.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Senior Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the Treasury Department Final Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, the Company has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.0390 per Unit. This represents an estimated yield on the MITTS Securities equal to 5.90% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the MITTS Securities during each accrual period over a term of seven years and one day for the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 5.90% per annum (compounded semiannually)) as determined by the Company for purposes of application of the Final Regulations to the MITTS Securities:

                                                                 Total Interest
                                                                   Deemed to
                                                                  Have Accrued
                                              Interest Deemed     on the MITTS
                                                    to             Securities
                                               Accrue During      as of End of
                                              Accrual Period     Accrual Period
        Accrual Period                          (per Unit)         (per Unit)
        --------------                          ----------         ----------

June 26, 1998 through January 1,
  1999.............................               $0.3057            $0.3057
January  2, 1999 through July 1,
  1999..............................              $0.3040            $0.6097
July 2, 1999 through January 1,
  2000...............................             $0.3130            $0.9227
January 2, 2000 through July 1,
  2000...............................             $0.3222            $1.2449
July 2, 2000 through January 1,
  2001...............................             $0.3317            $1.5766
January 2, 2001 through July 1,
  2001...............................             $0.3415            $1.9181
July 2, 2001 through January 1, 2002
  ...............................                 $0.3516            $2.2697
January 2, 2002 through July 1,
  2002...............................             $0.3620            $2.6317
July 2, 2002 through January 1,
  2003...............................             $0.3726            $3.0043
January 2, 2003 through July 1,
  2003...............................             $0.3836            $3.3879
July 2, 2003 through January 1,
  2004...............................             $0.3950            $3.7829
January 2, 2004 through July 1,
  2004...............................             $0.4066            $4.1895
July 2, 2004 through January 1,
  2005...............................             $0.4186            $4.6081
January 2, 2005 through July 1,
  2005...............................             $0.4309            $5.0390

----------
Projected Supplemental Redemption Amount = $5.0390 per Unit.

      All prospective investors in the MITTS Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                                16,750,000 Units
                            Merrill Lynch & Co., Inc.
         Russell 2000(R) Index* Market Index Target-Term Securities due
                               September 30, 2004

                                  "MITTS(R)(1)"
                         ($10 principal amount per Unit)

      On September 29, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount $167,500,000 (16,750,000 Units) of Russell 2000(R) Index Market Index Target-Term Securities due September 30, 2004 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:

      o     Senior unsecured debt securities
      o     Not redeemable prior to maturity
      o     No payments prior to maturity
      o     Transferable only in whole Units

Payment at Maturity:

               Principal Amount + Supplemental Redemption Amount

The Supplemental Redemption Amount will be based on the percentage increase, if any, in the Russell 2000 Index above a benchmark value of 494.36, which exceeded the closing value of such Index on the date the Securities were priced for initial sale to the public by 10%. The Supplemental Redemption Amount may be zero, but will not be less than zero.

      Before you decide to invest in the MITTS, carefully read this prospectus, especially the risk factors beginning on page 3.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS will be maintained in book-entry form only through the facilities of DTC.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the American Stock Exchange (the "AMEX"), or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  -----------

                               Merrill Lynch & Co.

                                  -----------
                   The date of this prospectus is        , 199 .
----------
* The use of, and reference to, the term "Russell 2000 Index" herein has been consented to by Frank Russell Company.

1 "MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

      You should rely only on the information contained or incorporated by reference in this prospectus . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:



                         Year Ended Last Friday in December        Nine Months
                         ----------------------------------           Ended
                          1993(a)   1994   1995   1996   1997    September 25, 1998
                          ----      ----   ----   ----   ----    ------------------
Ratio of earnings
to fixed charges.......    1.4      1.2     1.2    1.2    1.2            1.1

---------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in MITTS will involve certain risks. For example, there is the risk that you might not earn a return on your investment, and the risk that you will be unable to sell your MITTS prior to their maturity. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS is suitable for you.

The Supplemental Redemption Amount.

      The Benchmark Index Value exceeded the closing value of the Russell 2000 Index (i.e., the Starting Index Value) on the date the MITTS are priced for initial sale to the public (the "Pricing Date") by 10%. You should be aware that if the Ending Index Value does not exceed the Starting Index Value at maturity by more than 10%, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Russell 2000 Index was higher than the Benchmark Index Value at some time during the life of the MITTS but later falls below the Benchmark Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your MITTS.

Your yield may be lower than the yield on a standard debt security of comparable maturity.

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the payment of dividends.

      FRC calculates the Index by reference to the prices of the common stocks comprising the Index without taking into consideration the value of dividends paid on those stocks. Therefore, the return you earn on the MITTS, if any, will not be the same as the return that you would earn if you actually owned each of the common stocks underlying the Index and received the dividends paid on those stocks.

Uncertain trading market.

      The MITTS are listed on the AMEX under the symbol "RUM". While there have been a number of issuances of Market Index Target-Term Securities, trading volumes have varied historically from one transaction to another and it is therefore impossible to predict how the MITTS will trade. You cannot assume that a trading market will develop for the MITTS. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the MITTS will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the value of the Index.

      If the trading market for the MITTS is limited, there may be a limited number of buyers when you decide to sell your MITTS if you do not wish to hold your investment until maturity. This may affect the price you receive.

Factors affecting trading value of the MITTS.

      We believe that the market value of the MITTS will be affected by the value of the Index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the MITTS given a change in a specific factor, assuming all other conditions remain constant.

      o Index Value. We expect that the market value of the MITTS will depend substantially on the value of the Index relative to the Benchmark Index Value. If you choose to sell your MITTS when the value of the Index exceeds the Benchmark Index Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of the expectation that the Index will continue to fluctuate until the Ending Index Value is determined. If you choose to sell your MITTS when the value of the Index is below the Benchmark Index Value, you may receive less than the $10 principal amount per Unit of MITTS. In general, rising U.S. dividend rates (i.e., dividends per share) may increase the value of the Index while falling U.S. dividend rates may decrease the value of the Index. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and the value of the MITTS.

      o Interest Rates. Because the MITTS repay, at a minimum, the principal amount at maturity, we expect that the trading value of the MITTS will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS will decrease. If U.S. interest rates decrease, we expect the trading value of the MITTS will increase. Interest rates may also affect the U.S. economy and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the MITTS. Falling interest rates may increase the value of the Index and, thus, may increase the value of the MITTS.

      o Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, we expect that the trading value of the MITTS will increase. If the volatility of the Index decreases, we expect that the trading value of the MITTS will decrease.

      o Time Remaining to Maturity. The MITTS may trade at a value above that which would be expected based on the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the MITTS. However, as the time remaining to maturity of the MITTS decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS.

      o Dividend Yields. If dividend yields on the stocks comprising the Index increase, we expect that the value of the MITTS will decrease. Conversely, if dividend yields on the stock comprising the Index decrease, we expect that the value of the MITTS will increase.

      o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the MITTS.

      We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the MITTS attributable to another factor, such as an increase in the Index value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS except that we expect that the effect on the trading value of the MITTS of a given increase in the value of the Index will be greater if it occurs later in the term of the MITTS than if it occurs earlier in the term of the MITTS.

State law limits on interest paid.

      New York State laws govern the Senior Indenture, as defined below. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the MITTS holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Small capitalization stocks.

      The underlying stocks that constitute the Index (the "Underlying Stocks") have been issued by corporations domiciled in the U.S. and its territories and traded on the NYSE, on the AMEX or in the over-the-counter market. If a Successor Index is substituted for the Index as described below, such Successor Index would also be based upon stocks issued by corporations domiciled in the U.S. and its territories and traded on the NYSE, on the AMEX or in the over-the-counter market. You should be aware that investments in securities indexed to the value of small capitalization companies involve certain risks. In general, the stocks comprising the Index have smaller market capitalizations, less trading liquidity and greater price volatility than stocks in other larger capitalization indexes which are designed to measure the broad movement of the U.S. stock markets. We want you to understand that these factors could adversely affect the value of the Index and the MITTS.

Purchases and sales by Merrill Lynch.

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index for their own accounts for business reasons or in connection with hedging the Company's obligations under the MITTS. These transactions could affect the price of such stocks and the value of the Index.

Potential conflicts.

      Under certain circumstances, MLPF&S's roles as a subsidiary of the Company and its responsibilities as Calculation Agent for the MITTS could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on September 30, 2004.

      While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

General

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus the Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value, a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a Security will be determined by the Calculation Agent and will equal:

      Principal Amount of such Security ($10 per Unit) x   Ending Index Value - Benchmark Index Value
                                                           ------------------------------------------
                                                                       Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Benchmark Index Value equals 494.36. The Benchmark Index Value was determined on the Pricing Date by multiplying the Starting Index Value by a factor equal to 110%. The Ending Index Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 1.15% per annum, as more fully described below).

                                               Total Amount                               Pretax
                                            Payable at Maturity                         Annualized         Pretax Annualized
                       Percentage Change     per $10 Principal     Total Rate of           Rate            Rate of Return of
Hypothetical Ending    Over the Starting         Amount of           Return on         of Return on      Stocks Underlying the
    Index Value           Index Value           Securities         the Securities    the Securities(1)        Index(1)(2)
    -----------           -----------           ----------         --------------    -----------------        -----------
       179.77               -60.00%                $10.00               0.00%              0.00%                -11.69%
       224.71               -50.00%                $10.00               0.00%              0.00%                 -8.61%
       269.65               -40.00%                $10.00               0.00%              0.00%                 -6.08%
       314.59               -30.00%                $10.00               0.00%              0.00%                 -3.92%
       359.54               -20.00%                $10.00               0.00%              0.00%                 -2.03%
       404.48               -10.00%                $10.00               0.00%              0.00%                 -0.36%
       449.42(3)              0.00%                $10.00               0.00%              0.00%                  1.15%
       494.36                10.00%                $10.00               0.00%              0.00%                  2.52%
       539.30                20.00%                $10.91               9.09%              1.25%                  3.77%
       584.25                30.00%                $11.82              18.18%              2.40%                  4.93%
       629.19                40.00%                $12.73              27.27%              3.48%                  6.01%
       674.13                50.00%                $13.64              36.36%              4.48%                  7.02%
       719.07                60.00%                $14.55              45.45%              5.43%                  7.96%
       764.01                70.00%                $15.45              54.55%              6.32%                  8.85%
       808.96                80.00%                $16.36              63.64%              7.16%                  9.69%
       853.90                90.00%                $17.27              72.73%              7.96%                 10.49%
       898.84               100.00%                $18.18              81.82%              8.73%                 11.25%
       943.78               110.00%                $19.09              90.91%              9.45%                 11.98%
       988.72               120.00%                $20.00             100.00%             10.15%                 12.67%
     1,033.67               130.00%                $20.91             109.09%             10.82%                 13.33%
     1,078.61               140.00%                $21.82             118.18%             11.46%                 13.97%
     1,123.55               150.00%                $22.73             127.27%             12.08%                 14.58%

---------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 1.15% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
      (iv) no transaction fees or expenses; (v) a term for the Securities from September 29, 1997 to September 30, 2004; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of September 23, 1997 was approximately 1.15%.

(3)   This is the Starting Index Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events; as determined by the Calculation Agent:

      (a) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more of the stocks which then comprise the Index; or

      (b) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If FRC discontinues publication of the Index and FRC or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by FRC or such other entity for the Index. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If FRC discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

      If FRC discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.39% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form, except in the event that use of the book-entry system for the Securities is discontinued, and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or than an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the Securities. The Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Security will be issued for the Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      To facilitate subsequent transfers, all Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the Securities at any time by giving reasonable notice to the Company or Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      All payments of Adjusted Principal Amount and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

General

      Unless otherwise stated, all information herein on the Index is derived from FRC or other publicly available sources. Such information reflects the policies of FRC as stated in such sources and such policies are subject to change by FRC. FRC is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

      The Index is an index calculated, published and disseminated by FRC, and measures the composite price performance of stocks of 2,000 companies domiciled in the U.S. and its territories. All 2,000 stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and form a part of the Russell 3000(R) Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the investable U.S. equity market. As of August 31, 1997, the average market capitalization of companies included in the Russell 3000 Index was $3.12 billion.

      The Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents approximately 9.51% of the total market capitalization of the Russell 3000 Index. The Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As of August 31, 1997, the market capitalization of the stocks in the Russell 2000 Index ranged from approximately $90 million to $2.36 billion, with the average market capitalization being $540 million.

      Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and the Index. Stocks traded on U.S. exchanges but domiciled in other countries are excluded. Preferred stock, convertible preferred stock, participating preferred stock, paired shares, warrants and rights are also excluded. Trust receipts, Royalty Trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on U.S. exchanges, are also ineligible for inclusion. Real Estate Investment Trusts and Beneficial Trusts are eligible for inclusion, however. Generally, only one class of securities of a company is allowed in the Russell 3000 Index, although exceptions to this general rule have been made where FRC has determined that each class of securities acts independent of the other.

      The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of shares outstanding. Based on closing values on May 31 of each year, FRC reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. As of June 30 of each year, the Index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year. Publication of the Index began on January 1, 1987.

      As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization (market value) of the component stocks relative to the capitalization on a base date. The current Index value is calculated by adding the market values of the Index's component stocks, which are derived by multiplying the price of each stock by the number of shares outstanding, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Index on the base date of December 31, 1986. To calculate the Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Index. In order to provide continuity for the Index's value, the divisor is adjusted periodically to reflect such events as changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

      All disclosure contained in this Prospectus regarding the Index, or its publisher, is derived from publicly available information. All copyrights and other intellectual property rights relating to the Index are owned by FRC. FRC has no relationship with the Company or the Securities; it does not sponsor, endorse, authorize, sell or promote the Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Securities.

      Below is a breakdown of the component stocks of the Index by industry group as of August 31, 1997:


                                              Number of     Percentage of Index
Industry                                      Companies    Market Capitalization
--------                                      ---------    ---------------------
Technology.................................       258               13.4%
Health Care................................       214                9.9%
Consumer Discretionary and Services........       376               16.1%
Consumer Staples...........................        57                2.8%
Integrated Oils............................         7                0.5%
Other Energy...............................        65                3.9%
Materials and Processing...................       196                9.9%
Producer Durables..........................       153                8.6%
Auto and Transportation....................        81                4.1%
Financial Services, including REITS........       424               23.3%
Utilities..................................       108                6.4%
Other......................................        25                1.3%
                                              ---------    ---------------------
       Total...............................     1,964                100%(1)

----------
(1)   100.2% was rounded down to 100%.

Source: FRC.

      Note: The Index included fewer than 2,000 stocks (1,964) as of August 31, 1997 due to company attrition (e.g., mergers, bankruptcies, etc.).

      As of August 31, 1997, the ten largest holdings in the Index represented 1.9% of the aggregate market capitalization of the Index. Twenty-three of the 1,964 stocks in the Index were also components of the S&P 500 Index. These 23 stocks represented 2.1% of the Russell 2000 Index market capitalization. The dividend yield on the Index as of September 23, 1997 was 1.15%.

License Agreement

      The Index is a trademark of FRC and has been licensed for use by the Company. The Securities are not sponsored, endorsed, sold or promoted by FRC. The Securities are not sponsored, endorsed, sold or promoted by FRC. FRC makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general stock market performance or a segment of the same. FRC's publication of the Index in no way suggests or implies an opinion by FRC as to the advisability of investment in any or all of the Securities upon which the Index is based. FRC's only relationship to the Company is the licensing of certain trademarks, and trade names of FRC and of the Index which is determined, composed and calculated by FRC without regard to the Company or the Securities. FRC is not responsible for and has not reviewed the Securities or any associated literature or publications and FRC makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FRC reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Index. FRC has no obligation or liability in connection with the administration, marketing or trading of the Securities.

      FRC DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND FRC SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRC MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. FRC MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRC HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE,

INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying the Treasury Department Final Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a projected Supplemental Redemption Amount equal to $5.5304 per Unit. This represents an estimated yield on the Securities equal to 6.39% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over a term of seven years and one day for the Securities based upon the projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.39% per annum (compounded semiannually)) as determined by the Company for purposes of application of the Final Regulations to the Securities:

                                                                  Total Interest
                                                                     Deemed to
                                                                   Have Accrued
                                              Interest Deemed to   on Securities
                                                Accrue During      as of End of
                                                Accrual Period    Accrual Period
               Accrual Period                     (per Unit)        (per Unit)
               --------------                     ----------        ----------

September 29, 1997 through March 30, 1998....      $0.3186            $0.3186
March 31, 1998 through September 30, 1998....      $0.3315            $0.6501
October 1, 1998 through March 30, 1999.......      $0.3384            $0.9885
March 31, 1999 through September 30, 1999....      $0.3511            $1.3396
October 1, 1999 through March 30, 2000.......      $0.3623            $1.7019
March 31, 2000 through September 30, 2000....      $0.3739            $2.0758
October 1, 2000 through March 30, 2001.......      $0.3858            $2.4616
March 31, 2001 through September 30, 2001....      $0.3981            $2.8597
October 1, 2001 through March 30, 2002.......      $0.4109            $3.2706
March 31, 2002 through September 30, 2002....      $0.4240            $3.6946
October 1, 2002 through March 30, 2003.......      $0.4375            $4.1321
March 31, 2003 through September 30, 2003....      $0.4516            $4.5837
October 1, 2003 through March 30, 2004.......      $0.4659            $5.0496
March 31, 2004 through September 30, 2004....      $0.4808            $5.5304

-----------

Projected Supplemental Redemption Amount = $5.5304 per Unit.

      All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the Securities. Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

                                     EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
--------------------
                           Merrill Lynch & Co., Inc.
                           Telebras Indexed Callable
                        Protected Growth(SM) Securities
                           ("ProGroS(SM) Securities")
                                due May 19, 2005
                        ($10 principal amount per Unit)

      On May 19, 1998, Merrill Lynch & Co., Inc. (the "Company") issued $14,500,000 aggregate principal amount (1,450,000 Units) of Telebras Indexed Callable Protected Growth Securities due May 19, 2005 (the "ProGroS Securities"). Each $10 principal amount of the ProGroS Securities will be deemed a "unit" for purposes of trading and transfer at DTC described below. Units will be transferable by DTC, as more fully described below, in denominations of whole Units.

General:                o     100% principal protected if held to maturity
                        o     Callable prior to the stated maturity date by
                              Merrill Lynch & Co., Inc., the issuer, as provided herein
                        o     No payments prior to the stated maturity date
                              unless called
                        o     Senior unsecured debt securities of Merrill Lynch
                              & Co., Inc.

Payment at Maturity:    Principal Amount + Supplemental Redemption Amount

                        The Supplemental Redemption Amount will be based on the percentage increase, if any, in the price of an American Depositary Receipt (the "ADR") which trades on the New York Stock Exchange ("NYSE") representing the common stock of Telecomunicacoes Brasileiras S.A.-Telebras ("Telebras") and the value of securities, cash or property received by holders of such ADR in certain corporate reorganizations of Telebras over the term of the ProGroS Securities. The Supplemental Redemption Amount may be zero, but will not be less than zero.

Call Feature:           Merrill Lynch & Co., Inc. may call all of the ProGroS
                        Securities offered hereby on any Business Day during the month of June 2004 at a Call Price equal to $20 per Unit. In the event that Merrill Lynch & Co., Inc. elects to call your ProGroS Securities, you will receive only
                        $20 per Unit and you will not receive a Supplemental
                        Redemption Amount.

Listing: The ProGroS Securities are listed on the American Stock Exchange ("AMEX") under the symbol "PGT".

      Before you decide to invest in the ProGroS Securities, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus has been prepared in connection with ProGroS Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the ProGroS Securities. MLPF&S may act as principal or agent in such transactions. The ProGroS Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the ProGroS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                ----------------

                               Merrill Lynch & Co.

                                ----------------

                  The date of this prospectus is       , 199 .

----------
(SM)"Protected Growth" and "ProGroS" are service marks of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:


                                                                    Nine Months
                              Year Ended Last Friday in December       Ended
                              ----------------------------------   September 25,
                                1993(a)  1994  1995  1996  1997        1998
                                ----     ----  ----  ----  ----        ----
Ratio of earnings to
  fixed charges................  1.4      1.2   1.2   1.2  1.2         1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the ProGroS Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, the risk that you will be unable to sell your ProGroS Securities prior to the stated maturity date, and the risk that we may call the ProGroS Securities prior to the stated maturity date at a Call Price that may be less than the sum of the Principal Amount and the Supplemental Redemption Amount that would have been paid to you at the stated maturity date. You should carefully consider the following discussion of risks before deciding whether an investment in the ProGroS Securities is suitable for you.

The ProGroS Securities are subject to early call

      We may elect to call all of the ProGroS Securities by giving notice on any Business Day during June 2004 (i.e., the Call Period). We are likely to call the ProGroS Securities during the Call Period if the secondary market price of the ProGroS Securities is approximately equal to the Call Price during such period. We can, however, call the ProGroS Securities during the Call Period at our option regardless of the secondary market price of the ProGroS Securities. In the event that we elect to call the ProGroS Securities, you will receive only the relevant Call Price and no Supplemental Redemption Amount based on the price of the Reference Property.

The Supplemental Redemption Amount

      You should be aware that if the Ending Value does not exceed the Starting Value at the stated maturity date, the Supplemental Redemption Amount will be zero. This will be true even if the price of the Reference Property at some time during the life of the ProGroS Securities was higher than the Starting Value but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the Principal Amount of your ProGroS Securities.

      You should compare the features of the ProGroS Securities to other available investments before deciding to purchase the ProGroS Securities. Due to the uncertainty as to whether the ProGroS Securities will earn a Supplemental Redemption Amount or be called prior to the stated maturity date, the returns which you may receive with respect to the ProGroS Securities may be higher or lower than the returns available on other investments. It is suggested that you reach an investment decision only after carefully considering the suitability of the ProGroS Securities in light of your particular circumstances.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends

      Your return on the ProGroS Securities will not reflect the same yield as you might realize if you purchased the Telebras Receipt at the issuance of the ProGroS Securities and held the Telebras Receipt, or any cash, securities and/or other property you received from ownership of the Telebras Receipt, for the term of the ProGroS Securities. The calculation of the Starting Value and Ending Value does not take into consideration the value of dividends paid on the Telebras Receipt or any Reference Securities. Therefore, the return you earn on the ProGroS Securities, if any, will not be the same as the return that you would earn if you actually owned the Telebras Receipt and received any dividends paid on the common stock of Telebras or any other Reference Securities. In addition, if the proposed reorganization of Telebras occurs, or if any other similar event occurs with respect to a Reference Security, the

Ending Value will reflect the effect of any such event only if the adjustments described in "Description of the ProGroS Securities--Dilution and Reorganization Adjustments" account for such event.

Uncertain trading market

      The ProGroS Securities are listed on the AMEX under the symbol "PGT". You cannot assume that a trading market will develop for the ProGroS Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the ProGroS Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the price of the Reference Property.

      If the trading market for the ProGroS Securities is limited, there may be a limited number of buyers if you decide to sell your ProGroS Securities. This may affect the price you receive. Furthermore, it is unlikely that the secondary market price of the ProGroS Securities will correlate exactly with the value of the Reference Property, particularly during the earlier years of the ProGroS Securities.

Factors affecting trading value of the ProGroS Securities

      Our ability to call the ProGroS Securities prior to the stated maturity date of the ProGroS Securities is likely to limit the secondary market price at which the ProGroS Securities will trade. In particular, we expect that the secondary market price of the ProGroS Securities will not exceed the Call Price prior to the Call Period because of our ability to call the ProGroS Securities and pay only the Call Price. We believe that if we did not have the right to call the ProGroS Securities, the secondary market price of the ProGroS Securities would likely be significantly different.

      We believe that the market value of the ProGroS Securities will be affected by the value of the Reference Property and by a number of other factors in addition to our ability to call the ProGroS Securities prior to the stated maturity date. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the ProGroS Securities given a change in a specific factor, assuming all other conditions remain constant.

o Reference Property Value. We expect that the market value of the ProGroS Securities will depend on the amount by which the value of the Reference Property differs from the Starting Value. If you choose to sell your ProGroS Securities when the value of the Reference Property exceeds the Starting Value, you may receive substantially less than the amount that would be payable at the stated maturity date based on that Reference Property value because of the expectation that the price of the Reference Property will continue to fluctuate until the Ending Value is determined. If you choose to sell your ProGroS Securities when the value of the Reference Property is below, or not sufficiently above, the Starting Value, you may receive less than the $10 Principal Amount per Unit of ProGroS Securities. As a general matter, a rising dividend rate (i.e., dividends per share) on a Reference Security may increase the price of the Reference Security while a falling dividend rate may decrease the price of the Reference Security. Political, economic and other developments may also affect the price of a Reference Security and the price of the ProGroS Securities.

o Interest Rates. We expect that the trading value of the ProGroS Securities will be affected by changes in interest rates. As a general matter during the earlier years of the ProGroS Securities, if U.S. interest rates increase, we expect that the trading value of the ProGroS Securities will decrease and if U.S. interest rates decrease, we expect the trading value of the ProGroS Securities will increase. However, interest rates in Brazil and the U.S. may also affect the economies of Brazil and the U.S. and, in turn, the prices of the Reference Securities. Rising interest rates may lower the prices of the Reference Securities and the ProGroS Securities. Falling interest rates may increase the prices of the Reference Securities and the value of the ProGroS Securities.

o Volatility of the Reference Securities. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Reference Securities increases, we expect that the trading value of the ProGroS Securities will increase. If the volatility of the Reference Securities decreases, we expect that the trading value of the ProGroS Securities will decrease.

o Time Remaining to Stated Maturity Date. The ProGroS Securities may trade at a value above that which would be expected based on the level of interest rates and the price of the Reference Property. This difference will reflect a "time premium" due to expectations concerning the price of the Telebras Receipt during the period prior to the stated maturity date of the ProGroS Securities. However, as the time remaining to the stated maturity date of the ProGroS Securities decreases, we expect that this time premium will decrease, potentially lowering the trading value of the ProGroS Securities.

o Dividend Yield. If the dividend yield on a Reference Security were to increase, we expect that the value of the ProGroS Securities would decrease. Conversely, if the dividend yield on a Reference Security were to decrease, we expect that the value of the ProGroS Securities would increase.

o Company's Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the ProGroS Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the ProGroS Securities attributable to another factor, such as an increase in the Reference Property value.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the ProGroS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities except that we expect that the effect on the trading value of the ProGroS Securities of a given increase in the value of the Reference Property will be greater if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities.

American Depositary Receipts

      The Telebras Receipt is an ADR representing 1,000 shares of common stock of Telebras. If Telebras is reorganized, the Reference Property will be adjusted as described below to reflect certain distributions of cash, securities and/or other property. Certain of the Reference Securities distributed in any such reorganization may be ADRs. An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares, such as the common stock of Telebras, of a non-U.S. issuer (the "Non-U.S. Issuer") that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the Non-U.S. Issuer's home country. While the market for shares underlying an ADR generally will be in the country in which the Non-U.S. Issuer is organized and trading in such market generally will be based on that country's currency, ADRs will trade in U.S. dollars.

      Although ADRs are distinct securities from the shares of stock underlying such ADRs, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of such shares represented by the ADRs. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the shares underlying such ADR (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), a market for the shares of stock underlying an ADR that is not liquid generally will result in an illiquid market for the ADR representing such underlying shares.

      The depositary bank that issues an ADR generally charges a fee, based on the price of the ADR, upon issuance and cancellation of the ADR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. Dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per share of stock underlying an ADR represented by the ADR than would be the case if such share were held directly. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the ADR market may also exist with respect to an ADR. In varying degrees, any or all of these factors may affect the value of the ADR compared with the value of the shares of stock underlying an ADR in the local market.

Foreign Currency Exchange Rate and Foreign Market Considerations

      The ProGroS Securities are U.S. dollar-denominated securities issued by the Company, a United States corporation. Investments in the ProGroS Securities do not give the beneficial owners any right to receive a Reference Security or any Reference Property or any other ownership right or interest in a Reference Security or any Reference Property or the shares of common stock represented by the Telebras Receipt, although the return on the investment in the ProGroS Securities is based on the Ending Value of the Reference Property. The price of the common stock of Telebras underlying the Telebras Receipt is quoted in Brazilian currency. To the extent there are other Reference Securities, the prices of such other Reference Securities may also be quoted in currency other than U.S. dollars. The U.S. dollar price of a Reference Security that is an ADR will depend on the price of the shares underlying such ADR and the exchange rate between the non-U.S. dollar currency and the U.S. dollar. Even if the price of the shares underlying an ADR is unchanged, changes in the rates of exchange between the U.S. dollar and the non-U.S. dollar currency will affect the U.S. dollar price of such ADR. Furthermore, even if the price in non-U.S. dollar currency of the shares underlying an ADR increases, the U.S. dollar price of the ADR may decrease as a result of changes in the rates of exchange between the U.S. dollar and non-U.S. dollar currency.

      Rates of exchange between the U.S. dollar and a non-U.S. dollar currency are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Fluctuations in foreign exchange rates, future U.S. and non-U.S. political and economic developments and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of an ADR. Moreover, individual foreign economies, such as Brazil's, may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. There is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in countries, such as Brazil. There may be less publicly available information about a non-U.S. company, such as Telebras, than about a U.S. company, and non-U.S. companies are not typically subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Non-U.S. investments may be subject to foreign withholding taxes which could affect the value of investment. In addition, investment laws in certain non-U.S. countries such as Brazil may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

      Brazil's financial markets, while growing in volume, have substantially less volume than U.S. markets. The securities of many non-U.S. companies trading in foreign markets are generally less liquid and their prices more volatile in such markets than securities of comparable U.S. companies trading in the domestic financial markets. Foreign markets have different trading practices that may affect the prices of securities. Non-U.S. markets have different clearance and settlement procedures than those in the U.S., and in certain countries, such as Brazil, there have been instances when such procedures have been insufficient to accommodate the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in Brazil than in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the ADRs than for the securities underlying the ADRs.

      The price of the common stock of Telebras and the price of the securities of any spin-offs from Telebras, will depend on the financial condition and results of operations of Telebras and such spin-offs. The financial condition and results of operations of such entities will be affected by general economic, political, financial and social conditions in Brazil, and in particular, by prospects for future economic growth and its impact on demand for telecommunications services in Brazil. Brazil has in the past experienced economic and political instability and there can be no assurance that current government programs to stabilize the economy will succeed.

No stockholder's rights

      Beneficial owners of the ProGroS Securities are not entitled to any rights with respect to any Reference Securities (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

No affiliation between the Company and Telebras

      The Company has no affiliation with Telebras, and Telebras has no obligations with respect to the ProGroS Securities or amounts to be paid to beneficial owners thereof, including any obligation to take the needs of the Company or of beneficial owners of the ProGroS Securities into consideration for any reason. Telebras did not receive any of the proceeds of the initial offering of the ProGroS Securities made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by beneficial owners of the ProGroS Securities on the stated maturity date or upon an earlier call. In addition, Telebras is not involved with the administration or trading of the ProGroS Securities.

State law limits on interest paid

      New York State law governs the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the ProGroS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the ProGroS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by MLPF&S

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the Reference Securities, including shares of Telebras stock, for their own accounts for business reasons or in connection with hedging the Company's obligations under the ProGroS Securities. These transactions could affect the price of the Reference Securities.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the ProGroS Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the ProGroS Securities could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations

      You should also consider the tax consequences of investing in the ProGroS Securities and should consult your tax advisor.

                      DESCRIPTION OF THE PROGROS SECURITIES

General

      The ProGroS Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described herein. The ProGroS Securities will mature on May 19, 2005 unless called earlier at the option of the Company.

      Unless called, at the stated maturity date of a ProGroS Security, a beneficial owner will receive the Principal Amount of such ProGroS Security plus the Supplemental Redemption Amount, if any. There will be no other payment of interest, periodic or otherwise. See "--Payment at Maturity" below.

      The ProGroS Securities may be called by the Company as described below, but are not subject to redemption at the option of any beneficial owner prior to the stated maturity date. Upon the occurrence of an Event of Default with respect to the ProGroS Securities, beneficial owners of the ProGroS Securities may accelerate the maturity of the ProGroS Securities, as described under "--Events of Default and Acceleration" and "Other Terms--General--Events of Default" in this Prospectus.

      The ProGroS Securities were issued in denominations of whole Units.

Payment at Maturity

      General

      At the stated maturity date, a beneficial owner of a ProGroS Security will be entitled to receive the Principal Amount thereof plus a Supplemental Redemption Amount, if any, as provided below. If the Ending Value does not exceed the Starting Value, a beneficial owner of a ProGroS Security will be entitled to receive only the Principal Amount thereof.

      Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a ProGroS Security will be determined by the Calculation Agent and will equal:

                                                           (Ending Value - Starting Value)
Principal Amount of such ProGroS Security ($10 per Unit) x (-----------------------------)
                                                           (       Starting Value        )

      provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Starting Value equals $115.4375, which was the Closing Price (defined herein) of a Telebras Receipt on the Pricing Date. The Ending Value will be determined by the Calculation Agent and will equal the Reorganization Event Value with respect to a Reorganization Event, if any, plus the value of the Reference Property determined as follows: (A) for any portion of the Reference Property consisting of cash, the U.S. Dollar Equivalent (as defined herein) of such cash plus interest on such amount accruing from the date of the payment of such cash to holders of the relevant Reference Property for which such cash was paid until the stated maturity date at a fixed interest rate determined on the date of such payment equal to the interest rate that would be paid on a fixed rate senior non-callable debt security of the Company with a term equal to the remaining term for the ProGroS Securities as determined by the Calculation Agent; (B) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the U.S. Dollar Equivalent of the market value of such property on the date that such property was delivered to holders of the relevant Reference Property for which such property was distributed plus interest on such U.S. dollar amount accruing from the date of such delivery until the stated maturity date at a fixed interest rate determined as described in (A) above; and (C) for any portion of the Reference Property consisting of Reference Securities, the average (arithmetic mean) of the Closing Prices of each such Reference Security determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period with respect to any such Reference Security, then the Ending Value shall be calculated using the average (arithmetic mean) of the Closing Prices of such Reference Security on such Calculation Days, and if there is only one Calculation Day, then the Ending Value shall be calculated using the Closing Price of such Reference Security on such Calculation Day. If no Calculation Days occur during the Calculation Period with respect to such Reference Security, then the Ending Value shall be calculated using the Closing Price of such Reference Security determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

      "Reference Property" initially shall mean one unit of the Telebras Receipt, and shall be subject to adjustment from time to time to reflect the addition, substitution or distribution of cash, securities and/or other property resulting from the application of the adjustment provisions described below under "--Dilution and Reorganization Adjustments".

      "U.S. Dollar Equivalent" shall mean, with respect to cash not denominated in U.S. dollars, such cash amount multiplied by the Spot Rate (defined below) for the currency in which such cash is denominated at approximately the date of payment or date of valuation of such cash.

      The "Calculation Period" means the period from and including the seventh scheduled Calculation Day prior to the stated maturity date to and including the second scheduled Calculation Day prior to the stated maturity date.

      "Calculation Day" means, with respect to any Reference Security, any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

      "Trading Day" means a day on which the AMEX, the New York Stock Exchange (the "NYSE") and the NASDAQ National Market System ("NASDAQ NMS") are open for trading.

      "Market Disruption Event" means, with respect to a Reference Security, the occurrence or existence on any Business Day during the one-half hour period that ends when the Closing Price is determined, of any suspension of, or limitation imposed on, trading in such Reference Security on the NYSE (or other market or exchange, if applicable).

      "Closing Price" with respect to a Reference Security means, for a Calculation Day the following:

            (a) If such Reference Security is listed on a national securities exchange in the United States, is a NASDAQ NMS security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), Closing Price means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Exchange Act, on which such Reference Security is listed or admitted to trading, or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or (iii) if the last reported sale price is not available pursuant to (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the Calculation Agent. The term "NASDAQ NMS security" shall include a security included in any successor to such system and the term "OTC Bulletin Board" shall include any successor service thereto.

            (b) If such Reference Security is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Closing Price means the last reported sale price on such day on the securities exchange on which such Reference Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the Closing Price shall mean the average (mean) of the last available bid and offer price on such exchange. If such Reference Security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the Closing Price shall mean the last reported sale price for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Closing Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such Reference Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. dollars, such prices will be translated into U.S. dollars for purposes of calculating the Average Market Price using the Spot Rate on the same calendar day as the date of any such price. The "Spot Rate" on any date will be determined by the Calculation Agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported by a recognized reporting service for such spot rate, provided that if the Calculation Agent shall determine that such reported rate is not indicative of actual rates of exchange that may be obtained in the currency exchange rate market, then the Spot Rate shall equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time at which the Calculation Agent is able to convert such currency into U.S. dollars.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a trading day on the NYSE and the AMEX.

      All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the ProGroS Securities.

Early Call of the ProGroS Securities at the Option of the Company

      During the Call Period (the month of June 2004), the Company, in its sole discretion, may elect to call the ProGroS Securities offered hereby, in whole but not in part, prior to the stated maturity date by giving notice to the Trustee of the Company's election on any Business Day within the month of June 2004, at the Call Price ($20 per Unit).

      If we elect to call your ProGroS Securities prior to the stated maturity date, you will receive only the Call Price and you will not receive a Supplemental Redemption Amount based on the value of the Reference Property. If we do not call the ProGroS Securities prior to the stated maturity date, the Principal Amount plus the Supplemental Redemption Amount, if any, that you receive at the stated maturity may be greater than or less than the Call Price. The Company may elect to call the ProGroS Securities on any Business Day during the Call Period by giving notice to the Trustee and specifying the date on which the Call Price shall be paid. Such Payment Date shall be no later than the 20th Business Day after such call election. The Trustee will provide notice of such call election to the registered holders of the ProGroS Securities, specifying the Payment Date, no less than 15, nor more than 30, calendar days prior to such Payment Date. While the ProGroS Securities are held at the Depositary, the registered holder will be the Depositary, and the Depositary will receive the notice of the call. As more fully described below under "Description of the ProGroS Securities--Depositary", the Depositary will forward such notice to its participants which will pass such notice on to the beneficial owners.

      You should compare the features of the ProGroS Securities to other available investments before deciding to purchase the ProGroS Securities. Due to the uncertainty as to whether the ProGroS Securities will earn a Supplemental Redemption Amount or be called prior to the stated maturity date, the return on investment with respect to the ProGroS Securities may be higher or lower than the return available on other securities issued by the Company or issued by others and available through MLPF&S. It is suggested that you reach an investment decision only after carefully considering the suitability of the ProGroS Securities in light of your particular circumstances.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Values, (i) the percentage change over the Starting Value; (ii) the total amount payable at the stated maturity date for each $10 Principal Amount of ProGroS Securities; (iii) the total rate of return to beneficial owners of the ProGroS Securities; (iv) the pretax annualized rate of return to beneficial owners of ProGroS Securities and (v) the pretax annualized rate of return of the Telebras Receipt. This table assumes that the ProGroS Securities are not called prior to the stated maturity date.

                Percentage      Total Amount                  Pretax      Pretax Rate
                  Change       Payable at the               Annualized   of Return of
Hypothetical     Over the     Stated Maturity  Total Rate     Rate of    the Telebras
Ending Value  Starting Value   Date per Unit   of Return     Return(1)   Receipt(1)(2)
------------  --------------  ---------------  ----------   ----------   -------------
  $ 46.18        -60.00%         $ 10.00          0.00%        0.00%        10.94%

  $ 57.72        -50.00%         $ 10.00          0.00%        0.00%         7.96%

  $ 69.26        -40.00%         $ 10.00          0.00%        0.00%         5.48%

  $ 80.81        -30.00%         $ 10.00          0.00%        0.00%         3.35%

  $ 92.35        -20.00%         $ 10.00          0.00%        0.00%         1.48%

  $103.89        -10.00%         $ 10.00          0.00%        0.00%         0.18%

  $115.44           0.00%        $ 10.00          0.00%        0.00%         1.69%

  $126.98          10.00%        $ 11.00         10.00%        1.37%         3.06%

  $138.53          20.00%        $ 12.00         20.00%        2.62%         4.33%

  $150.07          30.00%        $ 13.00         30.00%        3.78%         5.50%

  $161.61          40.00%        $ 14.00         40.00%        4.86%         6.60%

  $173.16          50.00%        $ 15.00         50.00%        5.87%         7.62%

  $184.70          60.00%        $ 16.00         60.00%        6.82%         8.58%

  $196.24          70.00%        $ 17.00         70.00%        7.72%         9.50%

  $207.79          80.00%        $ 18.00         80.00%        8.57%        10.36%

  $219.33          90.00%        $ 19.00         90.00%        9.38%        11.18%

  $230.88         100.00%        $ 20.00        100.00%       10.14%        11.96%

----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) a constant dividend yield of 1.69% per annum, paid quarterly from the date of initial delivery of ProGroS Securities, applied to the value of the Telebras Receipt at the end of each such quarter assuming such value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value; (ii) no transaction fees or expenses; (iii) a term for the ProGroS Securities from May 19, 1998 to May 19, 2005; and (iv) a final Telebras Receipt value equal to the Ending Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Value determined by the Calculation Agent as provided herein.

Dilution and Reorganization Adjustments

      The Reference Property is subject to adjustment if an issuer of any Reference Security (or the custodian in the case of Reference Security that is an ADR) shall: (i) pay a stock dividend or make a distribution with respect to such Reference Security in Reference Securities; (ii) subdivide or split the outstanding units of such Reference Security into a greater number of units;
(iii) combine the outstanding units of such Reference Security into a smaller number of units; (iv) issue by reclassification of units of such Reference Security any units of another security of such issuer; (v) issue rights or warrants to all holders of such Reference Security entitling them to subscribe for or purchase shares, in the aggregate, for more than 5% of the number of such Reference Securities outstanding prior to the issuance of such rights or warrants at a price per share less than the then current market price of such Reference Security (other than rights to purchase such Reference Security pursuant to a plan for the reinvestment of dividends or interest); or (vi) pay a dividend or make a distribution to all holders of such Reference Security of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below)) or issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause
(v) above) (any of the foregoing assets are referred to as the "Distributed Assets" and any of the foregoing events are referred to as the "Dilution Events"). Notwithstanding provision (vi) in the foregoing sentence, if a Reference Security is an ADR and the holder of such ADR would receive cash or other property other than securities in the circumstances described in (vi) above, but the holder of the securities underlying such ADR could receive securities as a result of a Dilution Event (the "Distributed Securities") and the Calculation Agent or its affiliates would be eligible to receive the Distributed Securities, then the Company can elect for purposes of provision
(vi) to include the Distributed Securities in the Reference Property instead of the cash or property distributed to holders of the ADR in an amount equal to the amount of the Distributed Securities that would have been received had the Reference Property consisted of the securities underlying the ADRs instead of the ADRs. For purposes of provision (vi), if the holder of a Reference Security can elect to receive securities in lieu of cash or property other than securities, then for purposes of provision (vi) the holders of the Reference Security shall be deemed to receive only the securities.

      In the case of the Dilution Events referred to in clauses (i), (ii), (iii) and (iv) above, the Reference Property shall be adjusted to include the number of units of such Reference Security and/or security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any such event had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

      In the case of the Dilution Event referred to in clause (v) above where the rights or warrants are for more than 5% of the number of shares outstanding prior to the issuance of such rights or warrants, the Reference Property shall be adjusted by multiplying the number of Reference Securities constituting Reference Property immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above by a fraction, (1) the numerator of which shall be the number of Reference Securities outstanding on the date immediately prior to such issuance, plus the number of additional Reference Securities offered for subscription or purchase pursuant to such rights or warrants, and (2) the denominator of which shall be the number of Reference Securities outstanding on the date immediately prior to such issuance, plus the number of additional Reference Securities which the aggregate offering price of the total number of Reference Securities so offered for subscription or purchase pursuant to such rights or warrants would purchase at the current market price (determined as the average Closing Price per Reference Security for the 20 Trading Days immediately prior to the date of such rights or warrants are issued, subject to certain adjustments), which shall be determined by multiplying such total number of Reference Securities by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. To the extent that Reference Securities are not delivered after the expiration of such rights or warrants, or if such rights or warrants are not issued, the Reference Property shall be readjusted to the Reference Property which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of Reference Securities actually delivered.

      In the case of the Dilution Event referred to in clause (vi) above, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

      For example, where a reorganization of Telebras results in the distribution to holders of the Telebras Receipt of ADRs representing shares of common stock in various companies formed to operate various spin-off businesses of Telebras, then the Reference Property shall include such ADRs in amounts specified pursuant to provision (vi) above. If in any such reorganization of Telebras, holders of Telebras Receipts receive cash or property while holders of the shares of common stock underlying the Telebras Receipts receive Distributed Securities and the Calculation Agent or an affiliate can receive and hold such Distributed Securities, then the Calculation Agent can elect to have the Reference Property include such Distributed Securities instead of such cash or property.

      An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends or any other distribution made by the issuer of a Reference Security or made pursuant to an arrangement effecting a distribution of distributable profits or reserves, whether in cash or in specie, on any Reference Security occurring in such 12-month period (or, if such Reference Security was not outstanding at the commencement of such 12-month period or was not then a part of the Reference Property, occurring in such shorter period during which such Reference Security was outstanding and was part of the Reference Property) exceeds on a per share basis 10% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or such shorter period during which such Reference Security was outstanding and was part of the Reference Property); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

      All adjustments will be calculated to the nearest 1/10,000th of a share of the Reference Security (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent in the Closing Price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      If any of the Distributed Assets are cash, property or Reference Securities that will be distributed only to holders of the relevant Reference Property who or which can certify as to a certain nationality or formation under the laws of a certain jurisdiction, as the case may be, and a corporation formed in the United States or an affiliate of such corporation formed elsewhere cannot receive such distribution, the Reference Property will reflect only those Distributed Assets available for distribution to such United States corporation or its affiliates.

      In the event of (A) any consolidation or merger of an issuer of a Reference Security, or any surviving entity or subsequent surviving entity of such issuer (a "Successor Company"), with or into another entity (other than a merger or consolidation in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of such issuer or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a Reference Security or any Successor Company as an entirety or substantially as an entirety, (C) any statutory exchange of securities of an issuer of a Reference Security or any Successor Company with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security or any Successor Company (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Ending Value shall be calculated by including the Reorganization Event Value. The "Reorganization Event Value" shall be determined by the Calculation Agent and shall equal (i) the Transaction Value related to the relevant Reorganization Event, plus (ii) interest on such Transaction Value accruing from the date of the payment or delivery of the consideration, if any, received in connection with such Reorganization Event until the stated maturity date at a fixed interest rate determined on the date of such payment or delivery equal to the interest rate that would be paid on a fixed rate senior non-callable debt security of the Company with a term equal to the remaining term of the ProGroS Securities. The "Transaction Value" means (i) for any cash received in any such Reorganization Event, the U.S. Dollar Equivalent of cash received per unit of Reference Security, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the U.S. Dollar Equivalent of the market value of such property per unit of Reference Security on the date that such property is received by holders of such Reference Security as determined by the Calculation Agent, and (iii) for any securities received in any such Reorganization Event, an amount equal to the Closing Price per unit of such securities on the date such securities are received by holders of such Reference Security multiplied by the number of such securities received for each unit of such Reference Security (subject to adjustment on a basis consistent with the adjustment provisions described above).

      The foregoing adjustments shall be made by MLPF&S, as Calculation Agent, and all such adjustments shall be final.

      No adjustments will be made for certain other events, such as offerings of Deposit Reference Shares by Telebras for cash or in connection with acquisitions.

      The Company will, within ten Business Days following the occurrence of an event that requires an adjustment (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee, which shall provide notice to the Holders of the ProGroS Securities of the occurrence of such event and, if applicable, a statement in reasonable detail setting forth the adjusted Closing Price to be used in determining the Ending Value.

Events of Default and Acceleration

      In case an Event of Default with respect to any ProGroS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a ProGroS Security upon any acceleration permitted by the ProGroS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the ProGroS Securities. See "Description of the ProGroS Securities,Payment at Maturity" herein. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a ProGroS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the ProGroS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the stated maturity date of the ProGroS Securities.

      In case of default in payment of the ProGroS Securities (whether at the Call Date, at the stated maturity date, or upon acceleration), from and after the stated maturity date the ProGroS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.25% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the ProGroS Securities to the date payment of such amount has been made or duly provided for.

Depositary

      All ProGroS Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"; DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for ProGroS Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the ProGroS Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the ProGroS Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the ProGroS Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the ProGroS Securities, the Global Securities will be exchangeable for ProGroS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive ProGroS Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC is acting as securities depositary for the ProGroS Securities. The ProGroS Securities have been issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities has been issued for the ProGroS Securities in the aggregate principal amount of such issue, and has been deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the NASD. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of ProGroS Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the ProGroS Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the ProGroS Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in ProGroS Securities, except in the event that use of the book-entry system for the ProGroS Securities is discontinued.

      To facilitate subsequent transfers, all ProGroS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of ProGroS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the ProGroS Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such ProGroS Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the ProGroS Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the ProGroS Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the ProGroS Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the ProGroS Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, ProGroS Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Payment

      All payments of principal and the Supplemental Redemption Amount, and Call Price if any, and will be made by the Company in immediately available funds so long as the ProGroS Securities are maintained in book-entry form.

                              THE TELEBRAS RECEIPT

Telecomunicacoes Brasileiras S.A.-Telebras

      Telecomunicacoes Brasileiras S.A.-Telebras is the primary supplier of public telecommunications services in Brazil. Telebras owns and operates all of the inter-state and international telephone transmission facilities in Brazil, is the primary provider of intra-state service and provides telephone-related services such as data transmission, cellular mobile telephone service, and sound, image, videotext and telex transmission.

      Telebras is currently controlled by the federal government of Brazil, which has announced its intention to privatize Telebras. In connection with such privatization, the federal government of Brazil has indicated that it intends to reorganize Telebras by creating 12 separate corporations as a result of spin-offs from Telebras of various businesses of Telebras which may result in the distribution to holders of a Telebras Receipt of cash, securities and/or other property, including common stock and/or warrants or rights to purchase common stock in the new corporations. An investor in the ProGroS Securities should carefully review the adjustments to be made in the case of certain reorganization events contained in "--Dilution and Reorganization Adjustments".

      Telebras is subject to the informational requirements of the Exchange Act. Accordingly, Telebras files reports, proxy and other information statements and other information with the Commission. Information provided to or filed with the Commission by Telebras is available at the offices of the Commission. The Company makes no representation or warranty as to the accuracy or completeness of such reports. There can be no assurance that Telebras will continue to be subject to the reporting requirements of the Exchange Act and distribute reports and other information required thereby to its shareholders. In the event that Telebras ceases to be subject to such reporting requirements or otherwise fails to distribute such information during the term of the ProGroS Securities, pricing information for the ProGroS Securities may be more difficult to obtain and the value and liquidity of the ProGroS Securities may be adversely affected.

      THE COMPANY IS NOT AFFILIATED WITH TELEBRAS AND TELEBRAS HAS NO OBLIGATIONS WITH RESPECT TO THE PROGROS SECURITIES. THIS PROSPECTUS RELATES ONLY TO THE PROGROS SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE TELEBRAS RECEIPT OR OTHER SECURITIES OF TELEBRAS. THE INFORMATION CONTAINED IN THIS PROSPECTUS REGARDING TELEBRAS HAS BEEN DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. THE COMPANY HAS NOT PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRIES WITH RESPECT TO TELEBRAS IN CONNECTION WITH THE INITIAL OFFERING OF THE PROGROS SECURITIES. THE COMPANY MAKES NO REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING TELEBRAS ARE ACCURATE OR

COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE TELEBRAS RECEIPT (AND THEREFORE THE TRADING PRICE OF THE PROGROS SECURITIES) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING TELEBRAS COULD AFFECT THE SUPPLEMENTAL REDEMPTION AMOUNT TO BE RECEIVED AT THE STATED MATURITY DATE AND THEREFORE THE TRADING VALUE OF THE PROGROS SECURITIES.

      From time to time, in the ordinary course of business, affiliates of the Company have engaged in certain investment banking activities on behalf of the Telebras as well as served as counterparty in certain other transactions.

                                   OTHER TERMS

General

      The ProGroS Securities were issued as a series of Senior Debt Securities under an indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee. A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the ProGroS Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of the Senior Debt Securities previously issued, and "reopen" a previous issue of a series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitation Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Senior Indenture may be effected by the Company and the a Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Company's Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions of such Indenture.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Senior Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a

"part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                 Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
                           Oracle Corporation Indexed
                    Callable Protected Growth(SM) Securities
                            ("ProGroS(SM) Securities")
                               due March 31, 2003
                         ($10 principal amount per Unit)

      On March 19, 1998, Merrill Lynch & Co., Inc. (the "Company") issued $31,000,000 aggregate principal amount (3,100,000 Units) of Oracle Corporation Indexed Callable Protected Growth Securities due March 31, 2003 (the "ProGroS Securities"). Each $10 principal amount of the ProGroS Securities will be deemed a "unit" for purposes of trading and transfer at DTC described below. Units will be transferable by DTC, as more fully described below, in denominations of whole Units.

General:                o     Senior unsecured debt securities
                        o     Callable prior to the stated maturity date of
                              March 31, 2003 by Merrill Lynch & Co., Inc., the issuer, as provided herein
                        o     No payments prior to the stated maturity date
                              unless called
                        o     Transferable only in whole units

Payment at Maturity:    Principal Amount + Supplemental Redemption Amount

                        The Supplemental Redemption Amount will be based on the percentage increase, if any, in the price of a share of common stock of Oracle Corporation above the Starting Value of $29.1875. The Supplemental Redemption Amount may be zero, but will not be less than zero.

Call Feature:           The issuer may call all of the ProGroS Securities
                        offered hereby prior to the stated maturity date. In the event that the issuer elects to call your ProGroS
                        Securities, you will receive only the relevant Call
                        Price and you will not receive a Supplemental Redemption
                        Amount based on the price of the common stock of Oracle
                        Corporation.

      Before you decide to invest in the ProGroS Securities, carefully read this prospectus, especially the risk factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if of this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus has been prepared in connection with ProGroS Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the ProGroS Securities. MLPF&S may act as principal or agent in such transactions. The ProGroS Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the ProGroS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                ----------------

                               Merrill Lynch & Co.

                                ----------------

                   The date of this prospectus is       , 199 .

----------
(SM)"Protected Growth" and "ProGroS" are service marks of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:


                                                                                 Nine Months
                                          Year Ended Last Friday in December        Ended
                                       ---------------------------------------   September 25,
                                        1993(a)     1994   1995   1996   1997        1998
                                        ----        ----   ----   ----   ----        ----
Ratio of earnings to fixed charges...    1.4         1.2    1.2    1.2    1.2         1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the ProGroS Securities will involve certain risks. For example, there is the risk that you might not earn a return on your investment, the risk that you will be unable to sell your ProGroS Securities prior to the stated maturity date, and the risk that the Company may call the ProGroS Securities prior to the stated maturity date at a Call Price that may be less than the sum of the Principal Amount and the Supplemental Redemption Amount that would have been paid to you at the stated maturity date. You should carefully consider the following discussion of risks before deciding whether an investment in the ProGroS Securities is suitable for you.

The ProGroS Securities are subject to early call

      We may elect to call all of the ProGroS Securities by giving notice on any Business Day during April in 1999, 2000, 2001 or 2002. We are likely to call the ProGroS Securities during a Call Period when the secondary market price of the ProGroS Securities is approximately equal to the applicable Call Price. We can, however, call the ProGroS Securities during the Call Periods at our option regardless of the secondary market price of the ProGroS Securities. In the event that we elect to call the ProGroS Securities, you will receive only the relevant Call Price and no Supplemental Redemption Amount based on the price of the Underlying Stock.

The Supplemental Redemption Amount

      You should be aware that if the Ending Value does not exceed the Starting Value at the stated maturity, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Underlying Stock, at some time during the life of the ProGroS Securities, was higher than the Starting Value but later falls below the Starting Value. If the Supplemental Redemption Amount is zero, we will pay you only the Principal Amount of your ProGroS Securities.

      You should compare the features of the ProGroS Securities to other available investments before deciding to purchase the ProGroS Securities. Due to the uncertainty as to whether the ProGroS Securities will earn a Supplemental Redemption Amount or be called prior to the stated maturity date, the returns which may be received with respect to the ProGroS Securities may be higher or lower than the returns available on other investments. It is suggested that you reach an investment decision only after carefully considering the suitability of the ProGroS Securities in light of your particular circumstances.

Your yield may be lower than the yield on a standard debt security of comparable maturity

      The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of the Company with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return will not reflect the payment of dividends

      The calculation of the Starting Value and Ending Value does not take into consideration the value of dividends paid on the Underlying Stock, if any. Therefore, the return you earn on the ProGroS Securities, if any, will not be the same as the return that you would earn if you actually owned the Underlying Stock and received any dividends paid on that stock.

Uncertain trading market

      The ProGroS Securities are listed on the AMEX under the symbol "OPG". There is no precedent to indicate how the ProGroS Securities will trade in the secondary market. You cannot assume that a trading market will develop for the ProGroS Securities. If such a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the ProGroS Securities will depend on the financial performance of the Company, and other factors such as the appreciation, if any, of the price of the Underlying Stock.

      If the trading market for the ProGroS Securities is limited, there may be a limited number of buyers if you decide to sell your ProGroS Securities. This may affect the price you receive. Furthermore, it is unlikely that the secondary market price of the ProGroS Securities will correlate exactly with the market price of the Underlying Stock, particularly during the earlier years of the ProGroS Securities.

Factors affecting trading value of the ProGroS Securities

      Our ability to call the ProGroS Securities prior to the stated maturity date of the ProGroS Securities is likely to limit the secondary market price at which the ProGroS Securities will trade. In particular, we expect that the secondary market price of the ProGroS Securities generally will not exceed the applicable Call Price because of our ability to call the ProGroS Securities and pay only such Call Price. We believe that if we did not have the right to call the ProGroS Securities, the secondary market price of the ProGroS Securities would likely be significantly different.

      We believe that the market value of the ProGroS Securities will be affected by the price of the Underlying Stock and by a number of other factors in addition to our ability to call the ProGroS Securities prior to the stated maturity date. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the ProGroS Securities given a change in a specific factor, assuming all other conditions remain constant.

      o Underlying Stock Value. We expect that the market value of the ProGroS Securities will depend on the amount by which the price of the Underlying Stock exceeds the Starting Value. If you choose to sell your ProGroS Securities when the price of the Underlying Stock exceeds the Starting Value, you may receive substantially less than the amount that would be payable at the stated maturity date based on that Underlying Stock price because of the expectation that the price of the Underlying Stock will continue to fluctuate until the Ending Value is determined. If you choose to sell your ProGroS Securities when the price of the Underlying Stock is below the Starting Value, you may receive less than the $10 Principal Amount per Unit of ProGroS Securities. The Underlying Stock has not paid dividends prior to the date of this Prospectus. As a general matter, if dividends are ever paid on the Underlying Stock, a rising dividend rate (i.e., dividends per share) on the Underlying Stock may increase the price of the Underlying Stock while a falling dividend rate may decrease the price of the Underlying Stock. Political, economic and other developments may also affect the price of the Underlying Stock and the value of the ProGroS Securities.

      o Interest Rates. We expect that the trading value of the ProGroS Securities will be affected by changes in interest rates. As a general matter during the earlier years of the ProGroS Securities, if U.S. interest rates increase, we expect that the trading value of the ProGroS Securities will decrease and if U.S. interest rates decrease, we expect the trading value of the ProGroS Securities will increase. However, interest rates may also affect the economy and, in turn, the price of the Underlying Stock. Rising interest rates may lower the price of the Underlying Stock and the ProGroS Securities. Falling interest rates may increase the value of the Underlying Stock and the value of the ProGroS Securities.

      o Volatility of the Underlying Stock. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Underlying Stock increases, we expect that the trading value of the ProGroS Securities will increase. If the volatility of the Underlying Stock decreases, we expect that the trading value of the ProGroS Securities will decrease.

      o Time Remaining to Stated Maturity Date. The ProGroS Securities may trade at a value above that which would be expected based on the level of interest rates and the price of the Underlying Stock. This difference will reflect a "time premium" due to expectations concerning the price of the Underlying Stock during the period prior to the stated maturity date of the ProGroS Securities. However, as the time remaining to the stated maturity date of the ProGroS Securities decreases, we expect that this time premium will decrease, potentially lowering the trading value of the ProGroS Securities.

      o Dividend Yield. If dividends are ever paid on the Underlying Stock, the dividend yield that would result would likely affect the value of the ProGroS Securities. If the dividend yield on the Underlying Stock were to increase, we expect that the value of the ProGroS Securities would decrease. Conversely, if the dividend yield on the Underlying Stock were to decrease, we expect that the value of the ProGroS Securities would increase.

      o Company Credit Ratings. Real or anticipated changes in the Company's credit ratings may affect the market value of the ProGroS Securities.

      It is important for you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the ProGroS Securities attributable to another factor, such as an increase in the Underlying Stock price.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the ProGroS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities except that we expect that the effect on the trading value of the ProGroS Securities of a given increase in the value of the Underlying Stock will be greater if it occurs later in the term of the ProGroS Securities than if it occurs earlier in the term of the ProGroS Securities.

No stockholder's rights

      Beneficial owners of the ProGroS Securities are not entitled to any rights with respect to the Underlying Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

No affiliation between the Company and Oracle Corporation

      The Company has no affiliation with Oracle Corporation, and Oracle Corporation has no obligations with respect to the ProGroS Securities or amounts to be paid to beneficial owners thereof, including any obligation to take the needs of the Company or of beneficial owners of the ProGroS Securities into consideration for any reason. Oracle Corporation did not receive any of the proceeds of the initial offering of the ProGroS Securities and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by beneficial owners of the ProGroS Securities on the stated maturity date or upon an earlier call. In addition, Oracle Corporation is not involved with the administration or trading of the ProGroS Securities.

State law limits on interest paid

      New York State law governs the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the ProGroS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the ProGroS Securities holders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by MLPF&S

      The Company, MLPF&S and other affiliates of the Company may from time to time buy or sell the Underlying Stock for their own accounts for business reasons or in connection with hedging the Company's obligations under the ProGroS Securities. These transactions could affect the price of the Underlying Stock.

Potential conflicts

      The Calculation Agent is a subsidiary of the Company, the issuer of the ProGroS Securities. Under certain circumstances, MLPF&S's role as a subsidiary of the Company and its responsibilities as Calculation Agent for the ProGroS Securities could give rise to conflicts of interests. You should be aware that because the Calculation Agent is controlled by the Company, potential conflicts of interest could arise.

Other Considerations

      You should also consider the tax consequences of investing in the ProGroS Securities and should consult your tax advisor.

                        DESCRIPTION OF PROGROS SECURITIES

General

      The ProGroS Securities were issued as a series of Senior Debt Securities under the Senior Indenture, which is more fully described herein. The ProGroS Securities will mature on March 31, 2003 unless called earlier at the option of the Company.

      Unless called, at the stated maturity date of a ProGroS Security, a beneficial owner will receive the Principal Amount of such ProGroS Security plus the Supplemental Redemption Amount, if any. There will be no other payment of interest, periodic or otherwise. See "-Payment at Maturity" below.

      The ProGroS Securities may be called by the Company as described below, but are not subject to redemption at the option of any beneficial owner prior to the stated maturity date. Upon the occurrence of an Event of Default with respect to the ProGroS Securities, beneficial owners of the ProGroS Securities may accelerate the maturity of the ProGroS Securities, as described under "-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

      The ProGroS Securities were issued in denominations of whole Units.

Payment at Maturity

      General

      At the stated maturity date, a beneficial owner of a ProGroS Security will be entitled to receive the Principal Amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Value does not exceed the Starting Value, a beneficial owner of a ProGroS Security will be entitled to receive only the Principal Amount thereof.

      Determination of the Supplemental Redemption Amount

      The Supplemental Redemption Amount for a ProGroS Security will be determined by the Calculation Agent and will equal:

Principal Amount of such ProGroS Security ($10 per Unit) x  Ending Value - Starting Value
                                                            -----------------------------
                                                                    Starting Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

      The Starting Value equals $29.1875, which was the Last Price (defined herein) of the Underlying Stock on the Pricing Date. The Ending Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the Last Prices of the Underlying Stock determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days in the Calculation Period, then the Ending Value will equal the average (arithmetic mean) of the Last Prices of the Underlying Stock on such Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the Last Price of the Underlying Stock on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the Last Price of the Underlying Stock determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

      The "Calculation Period" means the period from and including the seventh scheduled Calculation Day prior to the stated maturity date to and including the second scheduled Calculation Day prior to the stated maturity date.

      "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

      "Trading Day" is a day on which the Underlying Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Underlying Stock.

      "Market Disruption Event" means the occurrence or existence on any Trading Day during the one-half hour period that ends when the Last Price is determined of any suspension of, or limitation imposed on, trading in the Underlying Stock on the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ NMS") (or other market or exchange, if applicable).

      "Last Price" means the last sales price of the Underlying Stock as reported by the NASDAQ NMS or, if such security is not trading on the NASDAQ NMS on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Calculation Agent.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a trading day on the NYSE.

      All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the ProGroS Securities.

Early Call of the ProGroS Securities at the Option of the Company

      Beginning April 1, 1999, the Company, in its sole discretion, may elect to call the ProGroS Securities offered hereby, in whole but not in part, prior to the stated maturity date by giving notice to the Trustee of the Company's election on any Business Day within the month of April in 1999, 2000, 2001 or 2002, at the related Call Price:

                      Call Period              Call Price
                      -----------       ------------------------

                      April, 1999       116% of principal amount
                      April, 2000       132% of principal amount
                      April, 2001       148% of principal amount
                      April, 2002       164% of principal amount

      If we elect to call your ProGroS Securities prior to the stated maturity date, you will receive only the relevant Call Price and you will not receive a Supplemental Redemption Amount based on the price of the Underlying Stock. If we do not call the ProGroS Securities prior to the stated maturity date, the Principal Amount plus the Supplemental Redemption Amount, if any, that you receive at the stated maturity may be greater than or less than any of the Call Prices. The Company may elect to call the ProGroS Securities on any Business Day during a Call Period by giving notice to the Trustee and specifying the date on which the Call Price shall be paid. The Call Date shall be no later than the 20th Business Day after such call election. The Trustee will provide notice of such call election to the registered holders of the ProGroS Securities, specifying the Call Date, no later than 15, nor more than 30, days prior to the Call Date. While the ProGroS Securities are held at the Depositary, the registered holder will be the Depositary, and the Depositary will receive the notice of the call. As more fully described below under "Description of ProGroS Securities--Depositary", the Depositary will forward such notice to its participants which will pass such notice on to the beneficial owners.

      You should compare the features of the ProGroS Securities to other available investments before deciding to purchase the ProGroS Securities. Due to the uncertainty as to whether the ProGroS Securities will earn a Supplemental Redemption Amount or be called prior to the stated maturity date, the return on investment with respect to the ProGroS Securities may be higher or lower than the return available on other securities issued by the Company or issued by others and available through MLPF&S. It is suggested that you reach an investment decision only after carefully considering the suitability of the ProGroS Securities in light of your particular circumstances.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Values, (i) the total amount payable at the stated maturity date for each $10 Principal Amount of ProGroS Securities, (ii) the total rate of return to beneficial owners of the ProGroS Securities and (iii) the pretax annualized rate of return to beneficial owners of ProGroS Securities. This table assumes that the ProGroS Securities are not called prior to the stated maturity date.

                                      Total Amount                      Pretax
               Percentage Change     Payable at the                   Annualized
Hypothetical       Over the       Stated Maturity Date   Total Rate     Rate of
Ending Value    Starting Value          per Unit         of Return    Returns(1)
------------    --------------          --------         ---------    ----------
   11.68              -60%                $10.00             0.00%       0.00%
   14.60              -50%                $10.00             0.00%       0.00%
   17.51              -40%                $10.00             0.00%       0.00%
   20.43              -30%                $10.00             0.00%       0.00%
   23.35              -20%                $10.00             0.00%       0.00%
   26.27              -10%                $10.00             0.00%       0.00%
   29.19                0%                $10.00             0.00%       0.00%
   32.11               10%                $11.00            10.00%       1.90%
   35.03               20%                $12.00            20.00%       3.65%
   37.95               30%                $13.00            30.00%       5.28%
   40.87               40%                $14.00            40.00%       6.79%
   43.79               50%                $15.00            50.00%       8.22%
   46.70               60%                $16.00            60.00%       9.55%
   49.62               70%                $17.00            70.00%      10.82%
   52.54               80%                $18.00            80.00%      12.02%
   55.46               90%                $19.00            90.00%      13.16%
   58.38              100%                $20.00           100.00%      14.25%
   61.30              110%                $21.00           110.00%      15.29%
   64.22              120%                $22.00           120.00%      16.29%

-----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2)   The Starting Value equals $29.1875.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Value determined by the Calculation Agent as provided herein.

Dilution Adjustments

      The Last Prices used to determine the Ending Value are subject to adjustment if Oracle Corporation shall: (i) pay a stock dividend or make a distribution with respect to the Underlying Stock in shares of such stock; (ii) subdivide or split the outstanding shares of the Underlying Stock into a greater number of shares; (iii) combine the outstanding shares of the Underlying Stock into a smaller number of shares; (iv) issue by reclassification of shares of the Underlying Stock any shares of common stock of Oracle Corporation; (v) issue rights or warrants to all holders of the Underlying Stock entitling them to subscribe for or purchase shares of the Underlying Stock at a price per share less than the then current market price of the Underlying Stock (other than rights to purchase the Underlying Stock pursuant to a plan for the reinvestment of dividends or interest); or (vi) pay a dividend or make a distribution to all holders of the Underlying Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below)) or issue to all holders of the Underlying Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above) (any of the foregoing are referred to as the "Distributed Assets"). The effect of the foregoing is that there will not be any adjustments to the Ending Value for the issuance by Oracle Corporation of options, warrants, stock purchase rights or securities in connection with the employee benefit plans of Oracle Corporation.

      All adjustments will be calculated to the nearest 1/10,000th of a share of the Underlying Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent in the Last Price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, all cash dividends on the Underlying Stock during such period to the extent such dividends exceed on a per share basis 10% of the average Last Price of the Underlying Stock over such period (less any such dividends for which a prior adjustment was previously made).

      In the event of (A) any consolidation or merger of Oracle Corporation, or any surviving entity or subsequent surviving entity of Oracle Corporation (a "Successor Company"), with or into another entity (other than a merger or consolidation in which Oracle Corporation is the continuing corporation and in which the Underlying Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Oracle Corporation or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of Oracle Corporation or any Successor Company as an entirety or substantially as an entirety, (C) any statutory exchange of securities of Oracle Corporation or any Successor Company with another corporation (other than in connection with a merger or acquisition) or
(D) any liquidation, dissolution, winding up or bankruptcy of Oracle Corporation or any Successor Company (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Ending Value shall equal the Reorganization Event Value. The "Reorganization Event Value" shall be determined by the Calculation Agent and shall equal (i) the Transaction Value related to the relevant Reorganization Event, plus (ii) interest on such Transaction Value accruing from the date of the payment or delivery of the consideration, if any, received in connection with such Reorganization Event until the stated maturity date at a fixed interest rate determined on the date of such payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of the Company with a term equal to the remaining term of the ProGroS Securities. The "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Underlying Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value of such property received per share on the date that such property is received by holders of the Underlying Stock as determined by the Calculation Agent, and
(iii) for any securities received in any such Reorganization Event, an amount equal to the Last Price per unit of such securities on the date such securities are received by holders of the Underlying Stock multiplied by the number of such securities received for each share of Underlying Stock (subject to adjustment on a basis consistent with the adjustment provisions described above).

      The foregoing adjustments shall be made by MLPF&S, as Calculation Agent, and all such adjustments shall be final.

      No adjustments will be made for certain other events, such as offerings of Underlying Stock by Oracle Corporation for cash or in connection with acquisitions.

      The Company will, within ten Business Days following the occurrence of an event that requires an adjustment (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee, which shall provide notice to the holders of the ProGroS Securities of the occurrence of such event and, if applicable, a statement in reasonable detail setting forth the adjusted Last Price to be used in determining the Ending Value.

Events of Default and Acceleration

      In case an Event of Default with respect to any ProGroS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a ProGroS Security upon any acceleration permitted by the ProGroS Securities, with respect to each $10 principal amount thereof, will be equal to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the ProGroS Securities. See "Description of ProGroS Securities--Payment at Maturity" herein. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a ProGroS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the ProGroS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the stated maturity date of the ProGroS Securities.

      In case of default in payment of the ProGroS Securities (whether at the Call Date, at the stated maturity date, or upon acceleration), from and after the stated maturity date the ProGroS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.96% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the ProGroS Securities to the date payment of such amount has been made or duly provided for.

Depositary

      All the ProGroS Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"; DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for ProGroS Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the ProGroS Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the ProGroS Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the ProGroS Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the ProGroS Securities, the Global Securities will be exchangeable for ProGroS Securities in definitive form of like tenor and of an equal aggregate Principal Amount, in denominations of $10 and integral multiples thereof. Such definitive ProGroS Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC is acting as securities depositary for the ProGroS Securities. The ProGroS Securities have been issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Security has been issued for the ProGroS Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of ProGroS Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the ProGroS Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the ProGroS Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in ProGroS Securities, except in the event that use of the book-entry system for the ProGroS Securities is discontinued.

      To facilitate subsequent transfers, all ProGroS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of ProGroS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the ProGroS Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such ProGroS Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the ProGroS Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the ProGroS Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the ProGroS Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC may discontinue providing its services as securities depositary with respect to the ProGroS Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, ProGroS Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Security certificates will be printed and delivered.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Payment

      All payments of principal and the Supplemental Redemption Amount, and Call Price if any, and will be made by the Company in immediately available funds so long as the ProGroS Securities are maintained in book-entry form.

                              THE UNDERLYING STOCK

Oracle Corporation

      Oracle Corporation supplies software for information management. Oracle Corporation offers its database, tools and application products, along with related consulting, education, and support services in more than 140 countries around the world.

      Oracle Corporation is subject to the informational requirements of the Exchange Act. Accordingly, Oracle Corporation files reports, proxy and other information statements and other information with the Commission. Information provided to or filed with the Commission by Oracle Corporation is available at the offices of the Commission. The Company makes no representation or warranty as to the accuracy or completeness of such reports.

      THE COMPANY IS NOT AFFILIATED WITH ORACLE CORPORATION AND ORACLE CORPORATION HAS NO OBLIGATIONS WITH RESPECT TO THE PROGROS SECURITIES. THIS PROSPECTUS RELATES ONLY TO THE PROGROS SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING STOCK OR OTHER SECURITIES OF ORACLE CORPORATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS REGARDING ORACLE CORPORATION HAS BEEN DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. THE COMPANY HAS NOT PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRIES WITH RESPECT TO ORACLE CORPORATION IN CONNECTION WITH THE INITIAL OFFERING OF THE PROGROS SECURITIES. THE COMPANY MAKES NO REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING ORACLE CORPORATION ARE ACCURATE OR COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING STOCK (AND THEREFORE THE TRADING PRICE OF THE PROGROS SECURITIES) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING ORACLE CORPORATION COULD AFFECT THE SUPPLEMENTAL REDEMPTION AMOUNT TO BE RECEIVED AT THE STATED MATURITY DATE AND THEREFORE THE TRADING VALUE OF THE PROGROS SECURITIES.

      From time to time, in the ordinary course of business, affiliates of the Company have engaged in certain investment banking activities on behalf of the Oracle Corporation as well as served as counterparty in certain other transactions.

                                   OTHER TERMS

General

      The ProGroS Securities were issued as a series of Senior Debt Securities under an indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee. A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the ProGroS Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of the Senior Debt Securities previously issued, and "reopen" a previous issue of a series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitation Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the

Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Company's Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions of such Indenture.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Senior Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
      Global Bond Linked Securities(SM)("GloBLS"(SM)) due December 31, 1998
                            Currency Protected Notes

      On February 22, 1993, Merrill Lynch & Co., Inc. ("we" or the "Company") issued $30,000,000 aggregate principal amount of Global Bond Linked Securities due December 31, 1998 (the "GloBLS" or the "Notes"). The Notes will mature and be repayable at 100% of the principal amount thereof on December 31, 1998. Payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year ("June Payment Dates" and "December Payment Dates", respectively), commencing June 30, 1993.

      We will pay you interest on the Notes each calendar year at a rate per year equal to the sum of (i) the Minimum Annual Payment Rate (3%), and (ii) the Supplemental Annual Payment Rate. The "Supplemental Annual Payment Rate" will equal the amount, if any, by which the price (expressed as a percentage) of the Index Bund as of the applicable Determination Date exceeds 100.95% (the "Benchmark Price"). We will not pay you at a rate in any calendar year any less than the Minimum Annual Payment Rate. The "Index Bund" will be the 7.125% Bundesanleihe due December 20, 2002 issued by the Federal Republic of Germany on December 29, 1992. For each $1,000 principal amount of Notes, we will pay you $15 of the total amount payable for each calendar year on the June Payment Date and will pay you the balance of the annual amount due on the Notes for such year on the December Payment Date. We may not redeem the Notes prior to maturity.

      Before you decide to invest in the Notes, carefully read this prospectus, especially "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Notes will be maintained in book-entry form only through the facilities of the Securities Depositary.

      This prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  ------------

                               Merrill Lynch & Co.

                                  ------------

                The date of this prospectus is             , 199 .

       (SM)"GloBLS" and "Global Bond Linked Securities" are service marks of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                          Year Ended Last Friday in December        Nine Months
                          ----------------------------------           Ended
                           1993(a)   1994   1995   1996   1997   September 25, 1998
                           ----      ----   ----   ----   ----   ------------------
Ratio of earnings
to fixed charges .......   1.4       1.2    1.2    1.2    1.2         1.1

--------------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Semiannual Payments

      If the Index Bund Price applicable to a December Payment Date does not exceed the Benchmark Price, you will receive payments only at the Minimum Annual Payment Rate payable with respect to the Notes, even if the price of the Index Bund at some point since the preceding Determination Date or issue date, as the case may be, exceeded the Benchmark Price.

      You will receive total annual payments on the Notes at a rate equal to at least the Minimum Annual Payment Rate, and will be repaid 100% of the principal amount of the Notes at the Maturity Date. The amount payable on any December Payment Date is subject to the conditions described under "Description of Notes-Semiannual Payments". You may receive payments with respect to the Notes at a rate equal to only the Minimum Annual Payment Rate for each year at the times specified herein, and such payments are below what we would pay as interest as of the date hereof if we issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at the Maturity Date and the payment at a rate equal to the Minimum Annual Payment Rate with respect to the Notes are not expected to reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      The amount payable on the Notes based on the Index Bund will not produce the same return as if you purchased the Index Bund and held it for a similar period because of the following: (i) the Index Bund Price will not reflect any interest payable on the Index Bund, (ii) interest and principal payable on the Notes will be in U.S. Dollars while interest and principal payable on the Index Bund is payable in Deutsche Marks and the U.S. Dollar value of such Deutsche Mark payments may increase or decrease depending on the U.S. Dollar/Deutsche Mark exchange rate, and (iii) the annual interest rate on the Index Bund is higher than the Minimum Annual Payment Rate.

      Unlike a direct investment in the Index Bund, the principal and interest payments on the Notes will be made in U.S. Dollars, and as such, the U.S. Dollar value of such payments will not be subject to changes in Deutsche Mark/U.S. Dollar exchange rates. Such exchange rate changes may have a direct effect on the market demand for, and thus the price of, the Index Bund.

      New York State laws govern the Senior Indenture as defined herein. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Trading

      The Notes are listed on the New York Stock Exchange under the symbol "MER DM". We expect that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

      The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

      Price of the Index Bund. We expect that the trading value of the Notes will depend significantly on the extent to which, if at all, the price of the Index Bund exceeds the Benchmark Price. If, however, you sell your Notes at a time when the price of the Index Bund exceeds the Benchmark Price, the price you receive may be at a discount from the amount expected to be payable if such price were to prevail until the next applicable Determination Date. Furthermore, the price at which you will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the price of the Index Bund is below, equal to or not sufficiently above the Benchmark Price.

      Volatility of the Price of the Index Bund. If the volatility of the price of the Index Bund increases, we expect the trading value of the Notes to increase. If the volatility of the price of the Index Bund decreases, we expect the trading value of the Notes to decrease.

      Interest Rates. In general, if U.S. interest rates increase, we expect the value of the Notes to decrease. If U.S. interest rates decrease, we expect the value of the Notes to increase. In addition, German interest rates will affect the price of the Index Bund. In general, if German interest rates increase, the Index Bund price, and therefore the value of the Notes, is expected to decrease. If German interest rates decrease, the Index Bund price, and therefore the value of the Notes, is expected to increase.

      Time Remaining to December Payment Dates. We anticipate that the Notes may trade at a value above that which may be inferred from the level of interest rates and the price of the Index Bund. This difference will reflect a "time premium" due to expectations concerning the price of the Index Bund during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

      Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the value of the remaining rights to receive payments based on the price of the Index Bund in excess of the Minimum Annual Payment Rate will decrease, thus decreasing the value of the Notes. Furthermore, as the time to the Maturity Date decreases, the value of the fixed payments (i.e., payments at the Minimum Annual Payment Rate and the payment of the principal amount at the maturity of the Notes) is expected to increase, thus increasing the value of the Notes. In addition, as the time to maturity decreases, the remaining term to maturity of the Index Bund will decrease. In general, a given change in German interest rates will generally affect German debt instruments with shorter maturities less than those with longer maturities.

Other Considerations

      It is suggested that you should reach an investment decision with regard to the Notes only after carefully considering the suitability of the Notes in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the Notes and should consult your tax advisor.

                              DESCRIPTION OF NOTES

General

      The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, as more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1998.

      The Notes are not subject to redemption prior to the Maturity Date by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Trustee may accelerate the maturity of the Notes, as described under "-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

      The Notes were issued in denominations of $1,000 and integral multiples thereof.

Semiannual Payments

      The Company will make semiannual payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively), as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31 and the amount so paid will equal an amount as if interest had accrued through December 31.

      For each calendar year, the Company will pay interest on the Notes at a rate per annum equal to the sum of (i) the Minimum Annual Payment Rate (3%), and
(ii) the Supplemental Annual Payment Rate. The "Supplemental Annual Payment Rate" equals the amount, if any, by which the price (expressed as a percentage) of the Index Bund, determined as described below (the "Index Bund Price"), as of the applicable Determination Date exceeds 100.95% (the "Benchmark Price") as determined by the Calculation Agent. In no event, however, will the payments on the Notes in any calendar year be at a rate less than the Minimum Annual Payment Rate. For each $1,000 principal amount of the Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date, and will pay the balance of the annual interest amount due on the Notes for such year on the December Payment Date.

      State Street Bank and Trust Company is the calculation agent (the "Calculation Agent") with respect to the Notes. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

      If the Index Bund Price applicable to a December Payment Date does not exceed the Benchmark Price, Holders of the Notes will receive payments which reflect only the Minimum Annual Payment Rate payable with respect to the Notes for the calendar year containing such December Payment Date, even if the price of the Index Bund at some point since the preceding Determination Date or issue date, as the case may be, exceeded the Benchmark Price.

      The following table shows the total pretax annual payment rate on the Notes in any year assuming various Index Bund Prices for the Index Bund on any Determination Date.

                  HYPOTHETICAL GloBLS TOTAL ANNUAL PAYMENT RATE

          Hypothetical Index                         Hypothetical Total Annual
           Bund Price on the                              GloBLS Payment
          Determination Date                                 Rate (1)
          ------------------                                 --------
           less than 100.95%                                 3.00%(1)
               100.95%(2)                                    3.00%(1)
               101.95%                                       4.00%
               102.95%                                       5.00%
               103.95%                                       6.00%
               104.95%                                       7.00%
               105.95%                                       8.00%
               106.95%                                       9.00%
               107.95%                                      10.00%
               108.95%                                      11.00%
               109.95%                                      12.00%
               110.95%                                      13.00%
               111.95%                                      14.00%
               112.95%                                      15.00%
               113.95%                                      16.00%
----------
(1) Minimum Annual Payment Rate of 3% per annum ($30 per $1,000 principal amount of Notes).
(2)   Benchmark Price.

Index Bund Price

      The Index Bund Price is the arithmetic mean of the bid prices for the 7.125% Bundesanleihe due December 20, 2002 issued by the Federal Republic of Germany on December 29, 1992 (the "Index Bund"), expressed as a percentage of the principal amount, as of 9:30 A.M. New York City time on the applicable Determination Date, of three leading dealers in Bundesanleihen selected by the Calculation Agent. The "Determination Date" means the seventh scheduled NYSE Business Day (as defined below) prior to the applicable December Payment Date. If three such bid prices are not available on such seventh scheduled NYSE Business Day, the Determination Date will be the sixth scheduled NYSE Business Day preceding the applicable December Payment Date. If the Calculation Agent cannot obtain three bid prices from leading dealers for Bundesanleihen on the sixth scheduled NYSE Business Day preceding the applicable December Payment Date, then the Index Bund Price will equal the official price expressed as a percentage reported by the Frankfurt Stock Exchange for the Index Bund as a result of the official price fixing on the Frankfurt Stock Exchange on such sixth scheduled NYSE Business Day preceding the applicable December Payment Date. If no official price is fixed on the Frankfurt Stock Exchange on such sixth scheduled NYSE Business Day, then the Index Bund Price will equal the bid price determined by the Calculation Agent on such sixth scheduled NYSE Business Day based on then current market conditions, including the last price at which the Index Bund was offered or sold. The bid prices solicited by the Calculation Agent will be for an amount that is representative of a single transaction in the market at the applicable time and will not include accrued but unpaid interest on the Index Bund. "NYSE Business Day" means a day on which the New York Stock Exchange is open for trading and the Calculation Agent will determine which days are scheduled NYSE Business Days.

Hypothetical Payments

      The following table shows the approximate required yield-to-maturity of the Index Bund on each anticipated Determination Date in order to generate various total pretax annual payment rates for the Notes in each year. Yields on the Index Bund are expressed on an annual yield-to-maturity basis. The yields-to-maturity and total pretax annual payment rates shown below are for illustrative purposes only and are not intended to predict either the future price levels of the Index Bund or actual payments on the Notes.

                          Annual Determination Dates(2)
                          -----------------------------
Total Pretax
    Annual
Payment Rate(1)          1995         1996          1997          1998
---------------        --------     --------      --------      --------
     3.00%               6.95%        6.92%         6.89%         6.84%
     4.00%               6.76%        6.72%         6.65%         6.55%
     5.00%               6.58%        6.51%         6.41%         6.26%
     6.00%               6.41%        6.31%         6.18%         5.98%
     7.00%               6.23%        6.11%         5.95%         5.70%
     8.00%               6.05%        5.91%         5.72%         5.42%
     9.00%               5.88%        5.72%         5.49%         5.15%
    10.00%               5.71%        5.53%         5.27%         4.87%
    11.00%               5.54%        5.34%         5.04%         4.61%
    12.00%               5.38%        5.15%         4.83%         4.34%
    13.00%               5.21%        4.96%         4.61%         4.08%
    14.00%               5.05%        4.78%         4.40%         3.82%
    15.00%               4.89%        4.60%         4.19%         3.57%
    16.00%               4.73%        4.42%         3.98%         3.32%

----------
(1) Total pretax annual payment rate includes the Minimum Annual Payment Rate plus the Supplemental Annual Payment Rate in each year.
(2) As of February 12, 1993, the yield-to-maturity on German government bonds with approximate maturities indicated below were approximately the following:

                                 Corresponding
              Approximate        Determination           Yield to
               Maturity              Date                Maturity
              -----------        -------------           --------
                9 years          December 1993             7.01%
                8 years          December 1994             6.94%
                7 years          December 1995             6.91%
                6 years          December 1996             6.63%
                5 years          December 1997             6.61%
                4 years          December 1998             6.66%

      A potential investor should review the historical performance of the Index Bund. The historical performance of the Index Bund should not be taken as an indication of future performance, and no assurance can be given that the Index Bund will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of principal and the Minimum Annual Payment Rate at the maturity of the Notes or the Minimum Annual Payment Rate in any prior year.

Events of Default and Acceleration

      In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment in the same manner as the amount payable on the December 1993 payment date was prorated. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

Securities Depositary

      The Notes were issued in book-entry form, and are represented by one registered global security (the "Global Security"). The Global Security was deposited with, or on behalf of, The Depository Trust Company, as Securities Depositary (the "Securities Depositary"), registered in the name of the Securities Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Securities Depositary to a nominee of such Securities Depositary or by a nominee of such Securities Depositary to such Securities Depositary or another nominee of such Securities Depositary or by such Securities Depositary or any such nominee to a successor of such Securities Depositary or a nominee of such successor.

      The Securities Depositary has advised the Company as follows: The Securities Depositary is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depositary was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depositary is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Underwriter (as hereinafter defined) is a Participant. Access to the Securities Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depositary. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as the Securities Depositary, or its nominee, is the registered owner of the Global Security, the Securities Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in the Global Security must rely on the procedures of the Securities Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depositary to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depositary or its nominee will be made to the Securities Depositary or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depositary, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) the Securities Depositary is at any time unwilling or unable to continue as Securities Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depositary from Participants with respect to ownership of beneficial interests in such Global Security.

      The Securities Depositary management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depositary has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depositary ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, the Securities Depositary's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depositary's Direct and Indirect Participants, third party vendors from whom the Securities Depositary licenses software and hardware, and third party vendors on whom the Securities Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depositary is in the process of developing such contingency plans as it deems appropriate.

      According to the Securities Depositary, the information in the preceding two paragraphs with respect to the Securities Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                    THE GERMAN BOND MARKET AND THE INDEX BUND

      The following discussion of the German bond market is based upon information available as of the end of September 1992. The Deutsche Mark-denominated fixed income market is the third largest in the world, exceeded in size only by those of the U.S. Dollar and Japanese Yen. As of the end of September 1992, the total nominal amount of Deutsche Mark-denominated fixed income debt outstanding was over DM 1.889 trillion (or U.S. $1.18 trillion assuming an exchange rate of DM/U.S. $1.60) (Source: Bundesbank). Bundesanleihen ("Bunds") are debt securities issued by the Federal Republic of Germany and are backed by its full faith and credit. Bunds account for approximately 75% of the debt of the Federal Republic of Germany and approximately 30% of all fixed income debt denominated in Deutsche Marks as of the end of September 1992. Bundesanleihen are principally traded in the over-the-counter market in Germany and are also listed on eight exchanges in Germany, including the Frankfurt Exchange.

      The Index Bund was originally issued on December 29, 1992 and is not redeemable prior to its stated maturity. Because the Index Bund had a maturity of ten years when it was originally issued, the time remaining to such maturity will necessarily decline over time. As the time remaining to maturity declines on the Index Bund, the Index Bund price will be affected.

      A potential investor should review the historical performance of the Index Bund. The historical performance of the Index Bund should not be taken as an indication of future performance, and no assurance can be given that the Index Bund will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount at the maturity of the Notes.

                                   OTHER TERMS
General

      The Notes were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
             Currency Protected Notes ("CPNs") due December 31, 1998

      On July 7, 1993, Merrill Lynch & Co., Inc. ("we" or the "Company") issued $25,000,000 of Currency Protected Notes ("CPNs") due December 31, 1998 (the "Notes"). The Notes will mature and be repayable at 100% of the principal amount thereof on December 31, 1998. We will pay you interest on the Notes on June 30 and December 31 of each year ("June Payment Dates" and "December Payment Dates", respectively and together the "Payment Dates"). The Notes are not subject to redemption prior to maturity.

      We will pay to you interest on the Notes on each June and December Payment Date for the period from and including the last Payment Date for which interest was paid, to but excluding such Payment Date (each, an "Interest Period") at a per annum rate equal to the sum of (i) the Minimum Payment Rate (3%), and (ii) the Supplemental Payment Rate. The "Supplemental Payment Rate" for an Interest Period will equal 4.5 multiplied by the difference between 6.15% minus the Index Rate (as defined below) as of the applicable Determination Date (generally the seventh scheduled NYSE Business Day (as defined below) prior to the applicable Payment Date). The payments on the Notes for any period will not be at a rate less than the Minimum Payment Rate. The "Index Rate" will be the average bankers' acceptance rate in Canadian Dollars for a term of six months (the "Canadian BA Rate").

      Before you decide to invest in the Notes, carefully read this prospectus, especially "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Notes will be maintained in book-entry form only through the facilities of the Securities Depositary.

      This prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  ------------

                               Merrill Lynch & Co.

                                  ------------

                 The date of this prospectus is           , 199 .

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                         Year Ended Last Friday in December           Nine Months
                         ----------------------------------              Ended
                          1993(a)   1994   1995   1996   1997      September 25, 1998
                          ----      ----   ----   ----   ----      ------------------
Ratio of earnings
to fixed charges ......   1.4       1.2    1.2    1.2    1.2              1.1

------------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Semiannual Payments

      If the Index Rate applicable to a Payment Date equals or exceeds 6.15%, you will receive only the Minimum Payment Rate payable with respect to the Notes on such Payment Date, even if the Index Rate at some point since the preceding Determination Date or issue date, as the case may be, was less than 6.15%. The interest rate for any Interest Period generally will be determined seven NYSE Business Days prior to the end of such Interest Period.

      You will receive total annual payments on the Notes at a rate equal to at least the Minimum Payment Rate, and will be repaid 100% of the principal amount of the Notes at the Maturity Date. The amount payable on any Payment Date is subject to the conditions described under "Description of Notes--Semiannual Payments". You may receive payments with respect to the Notes equal to only the Minimum Payment Rate for each Interest Period at the times specified herein, and such payments are below what we would pay as interest as of the date hereof if we issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at the Maturity Date and the payment of the Minimum Payment Rate with respect to the Notes are not expected to reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      The amount payable on the Notes based on the Index Rate will not produce the same return as any investment in Canadian bankers' acceptances with maturities of six months because, among other reasons, interest and principal payable on the Notes will be in U.S. Dollars while interest and principal payable on such bankers' acceptances are payable in Canadian Dollars and the U.S. Dollar value of such Canadian Dollar payments may increase or decrease depending on the U.S. Dollar/Canadian Dollar exchange rate. Since the principal and interest payments on the Notes will be made in U.S. Dollars, such payments will not be subject to changes in Canadian Dollar/U.S. Dollar exchange rates. Such exchange rate changes may have a direct effect on the market demand for, and thus the price of, such bankers' acceptances.

      The formula used to determine the interest payable with respect to any Payment Date contains a multiple which increases the effect of any change in the applicable Index Rate.

Trading

      The Notes are listed on the New York Stock Exchange under the symbol "MERCN 98". We expect that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

      The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

      Value of the Index Rate. We expect that the trading value of the Notes will depend significantly on the extent to which, if at all, the Index Rate is less than 6.15%. If, however, you sell your Notes at a time when the Index Rate is less than 6.15%, the price that you receive may be at a discount from the amount expected to be payable if such price were to prevail until the next applicable Determination Date. Furthermore, the price at which you will be able to sell Notes prior to a Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the price of the Index Rate is above, equal to or not sufficiently below 6.15%.

      Volatility of the Index Rate. If the volatility of the Index Rate increases, we expect the trading value of the Notes to increase. If the volatility of the Index Rate decreases, we expect the trading value of the Notes to decrease.

      Interest Rates. In general, if U.S. interest rates increase, we expect the value of the Notes to decrease. If U.S. interest rates decrease, we expect the value of the Notes to increase. In addition, Canadian interest rates will affect the Index Rate. In general, if Canadian interest rates increase, we expect the Index Rate to increase, and therefore the value of the Notes to decrease. If Canadian interest rates decrease, we expect the Index Rate to decrease, and therefore the value of the Notes to increase.

      Time Remaining to Payment Dates. We anticipate that the Notes may trade at a value above that which may be inferred from the level of interest rates and the Index Rate. This difference will reflect a "time premium" due to expectations concerning the value of the Index Rate during the period prior to each Payment Date. As the time remaining to each Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

      Time Remaining to Maturity Date. As the number of remaining Payment Dates decreases, the value of the remaining rights to receive payments based on the value of the Index Rate will decrease, thus decreasing the value of the Notes. Furthermore, as the time to the Maturity Date decreases, the value of the fixed payments (i.e., the Minimum Annual Payments and the payment of the principal amount at the maturity of the Notes) is expected to increase, thus increasing the value of the Notes.

Other Considerations

      It is suggested that you should reach an investment decision with regard to the Notes only after carefully considering the suitability of the Notes in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the Notes and should consult your tax advisor.

                              DESCRIPTION OF NOTES

General

      The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, as more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1998.

      The Notes are not subject to redemption prior to the Maturity Date by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Notes were issued in denominations of $1,000 and integral multiples thereof.

Semiannual Payments

      The Company will make semiannual payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively, and together the "Payment Dates"), as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31 and the amount so paid will equal an amount as if interest had accrued through December 31.

      The Company will pay interest on the Notes on each June and December Payment Date for the period since the last Payment Date for which interest was paid, to but excluding such Payment Date (each, an "Interest Period") at a rate per annum equal to the sum of (i) the Minimum Payment Rate (3% per annum), and
(ii) the Supplemental Payment Rate. The "Supplemental Payment Rate" for an Interest Period will equal 4.5 multiplied by the difference between 6.15% minus the Index Rate as of the Determination Date in such Interest Period. In no event, however, will the payments on the Notes for any period be at a rate less than the Minimum Payment Rate. The "Index Rate" will equal the Canadian BA Rate (as defined below). Interest payable with respect to any Payment Date will be computed on the basis of a year consisting of 360 days of twelve 30-day months.

      State Street Bank and Trust Company is the calculation agent (the "Calculation Agent") with respect to the Notes. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one-hundredth of a percentage point, with five one-thousandth of a percentage point rounded upwards (e.g., 9.875% (or .09875) would be rounded to 9.88% (or .0988)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

      If the Index Rate applicable to a Payment Date is equal to or exceeds 6.15%, beneficial owners of the Notes will receive only the Minimum Payment Rate for the Interest Period preceding such Payment Date, even if the Index Rate at some point since the preceding Determination Date or the original issue date, as the case may be, was less than 6.15%.

      The following table shows the annual payment rate payable on the Notes for any Interest Period assuming various Index Rates on a Determination Date.

                        HYPOTHETICAL ANNUAL PAYMENT RATE

       Hypothetical
        Index Rate
          on the                                               Annual
    Determination Date                                      Payment Rate
    ------------------                                      ------------
           6.15% or greater.................................    3.00%(1)
           6.00% ...........................................    3.68%
           5.75% ...........................................    4.80%
           5.50% ...........................................    5.93%
           5.25% ...........................................    7.05%
           5.00% ...........................................    8.18%
           4.75% ...........................................    9.30%
           4.50% ...........................................   10.43%
           4.25% ...........................................   11.55%
           4.00% ...........................................   12.68%
           3.75% ...........................................   13.80%
           3.50% ...........................................   14.93%

----------
(1) Minimum Payment Rate of 3% per annum.

      A potential investor should review the historical performance of the Index Rate. The historical performance of the Index Rate should not be taken as an indication of future performance, and no assurance can be given that the Index Rate will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount and the Minimum Payment Rate at the maturity of the Notes or the Minimum Payment Rate in prior years.

Canadian Dollar Bankers' Acceptance Rate

      The "Canadian BA Rate" shall be determined for each Determination Date as follows:

            (i) On the relevant Determination Date, the Canadian BA Rate will be determined on the basis of the average bankers' acceptance rate in Canadian Dollars for a term of six months, commencing on the related Determination Date, which appears on the Reuters Screen Page CDOR (as defined below), as of 10:00 A.M. New York City time on such Determination Date or as soon thereafter as rates first appear (but in no event later than 12:00 P.M. New York City time), as determined by the Calculation Agent. If no rate appears by 12:00 P.M. New York City time on a Determination Date with respect to the Canadian bankers' acceptance rates, then the Canadian BA Rate will be determined as specified in clause (ii) below. "Reuters Screen Page CDOR" means the displays designated as Page CDOR on the Reuters Monitor Money Rates Service (or such other page as may replace Page CDOR on that service for the purpose of displaying the Canadian Dollar bankers' acceptance rates of major banks).

            (ii) With respect to a Determination Date on which no rate appears on Reuters Screen Page CDOR as specified in clause (i) above, the Calculation Agent will request each of four major banks in the Toronto interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its quotation for deposits in Canadian Dollars for a period of six months commencing on the related Determination Date to major banks in the Toronto interbank market at approximately 10:00 A.M. New York City time on such Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, the Canadian BA Rate determined on such Determination Date will be the arithmetic mean of such quotations. If fewer than two banks so selected by the Calculation Agent are quoting as mentioned in this sentence, the Canadian BA Rate will equal the average quotation for deposits in Canadian Dollars for a period of six months commencing on the related Determination Date of major banks in the Toronto interbank market in a principal amount that is representative for a single transaction in such market at such time as determined by the Calculation Agent.

      The "Determination Date" means the seventh scheduled NYSE Business Day prior to the applicable Payment Date as determined by the Calculation Agent; provided, however, if such day is not a Canadian Business Day, the Determination Date will be the next succeeding scheduled Canadian Business Day. "NYSE Business Day" means a day on which the New York Stock Exchange is open for trading. "Canadian Business Day", as used in this Prospectus with respect to the Notes, means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Toronto, Canada. The Calculation Agent will determine which days are scheduled NYSE Business Days and Canadian Business Days.

Events of Default and Acceleration

      In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount calculated as though the date of early repayment were a Payment Date. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under
Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

Securities Depositary

      The Notes were issued in book-entry form and are represented by one fully registered global security (the "Global Security"). The Global Security was deposited with, or on behalf of, The Depository Trust Company, as Securities Depositary (the "Securities Depositary"), registered in the name of the Securities Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, the Global Security may not be transferred except as a whole by the Securities Depositary to a nominee of such Securities Depositary or by a nominee of such Securities Depositary to such Securities Depositary or another nominee of such Securities Depositary or by such Securities Depositary or any such nominee to a successor of such Securities Depositary or a nominee of such successor.

      The Securities Depositary has advised the Company as follows: the Securities Depositary is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depositary was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depositary is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depositary. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as the Securities Depositary, or its nominee, is the registered owner of the Global Security, the Securities Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in the Global Security must rely on the procedures of the Securities Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depositary to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depositary or its nominee will be made to the Securities Depositary or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depositary, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) the Securities Depositary is at any time unwilling or unable to continue as Securities Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depositary from Participants with respect to ownership of beneficial interests in such Global Security.

      The Securities Depositary management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depositary has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depositary ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, the Securities Depositary's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depositary's Direct and Indirect Participants, third party vendors from whom the Securities Depositary licenses software and hardware, and third party vendors on whom the Securities Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depositary is in the process of developing such contingency plans as it deems appropriate.

      According to the Securities Depositary, the information in the preceding two paragraphs with respect to the Securities Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                      THE CANADIAN BANKERS' ACCEPTANCE RATE

      Bankers' acceptances in Canada are a popular method of raising short-term funding in Canada. Bankers' acceptances represent unconditional written orders from a borrower instructing a bank to pay a certain amount of money on a specified future date. Bankers' acceptances are generally issued in Canadian $100,000 denominations, and are not guaranteed by the Canada Deposit Corporation.

      The market for bankers' acceptances has grown from under 1 billion Canadian Dollars in early 1975 to approximately 22 billion Canadian Dollars in 1993 and is among the most liquid short-term securities markets in Canada.

                                  OTHER TERMS

General

      The Notes were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
  European Portfolio Market Index Target-Term Securities(SM) due June 30, 1999
                                  ("MITTS(R)")

      On December 30, 1993, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $31,000,000 of European Portfolio Market Index Target-Term Securities due June 30, 1999 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o No payments prior to maturity
o Not redeemable prior to maturity            o Transferable only in whole Units

      The payment at maturity will be based upon the change in the value of a portfolio (the "Portfolio") of specified stocks of European companies measured on December 22, 1993 (the "Original Portfolio Value") through the Calculation Period. The amount payable at maturity will not be less than $9.00 (the "Minimum Payment"). The Closing Portfolio Value will be based on certain values of the specified stocks during a period prior to the maturity date. While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity.

      If the Closing Portfolio Value is less than the Original Portfolio Value, the amount payable at maturity will be less than the principal amount.

      Before you decide to invest in the Securities, carefully read this prospectus, especially Risk Factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of the Securities Depositary.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                              ---------------------

                               Merrill Lynch & Co.

                              ---------------------

                   The date of this prospectus is        , 199 .

(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a), as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                      Year Ended Last Friday in December             Nine Months
                      ------------------------------------              Ended
                       1993(a)   1994    1995    1996    1997    September 25, 1998
                       ----      ----    ----    ----    ----    ------------------
Ratio of earnings
to fixed charges ....   1.4       1.2     1.2     1.2     1.2            1.1

-----------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Payment at Maturity

      If the Closing Portfolio Value is less than the Original Portfolio Value, you will receive less than the principal amount of such Securities at maturity, but not less than the Minimum Payment. You will receive only the return of principal if the Closing Portfolio Value should equal the Original Portfolio Value. This will be true even though the Portfolio Value as of some interim period or periods prior to the Calculation Period may have exceeded the Original Portfolio Value, since the Closing Portfolio Value is calculated on the basis of the average of the value of Portfolio Securities only on the Calculation Days.

      Even if the principal of the Securities is fully returned to you at maturity, such return of principal does not reflect any opportunity cost to you implied by inflation and other factors relating to the time value of money.

      The return based on the Closing Portfolio Value relative to the Original Portfolio Value generally will not produce the same return as if you purchased the Portfolio Securities and held them for a similar period, because, among other reasons, any payment to you at maturity on the Securities based on an increase in the value of the Portfolio will not reflect the payment of dividends on the Portfolio Securities.

      New York State laws govern the Senior Indenture. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Trading

      The Securities are listed on the New York Stock Exchange. We expect that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. We expect that the trading value of the Securities will depend primarily on the extent of the appreciation, if any, of the Portfolio Value over the Original Portfolio Value. If, however, you sell your Securities prior to the maturity date at a time when the Portfolio Value exceeds the Original Portfolio Value, the price you receive may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Portfolio Value over the Original Portfolio Value were to prevail during the Calculation Period. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio Value is below, equal to or not sufficiently above the Original Portfolio Value. A discount could also result from rising interest rates.

      The trading values of the Securities may be affected by a number of interrelated factors, including those listed below. The relationship among these factors is complex, including how these factors affect the value of the principal amount of the Securities payable at maturity, if any, in excess of the principal amount of the Securities. Accordingly, investors should be aware that factors other than the level of the Portfolio Value are likely to affect their trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

      Interest Rates. In general, if U.S. interest rates increase, we expect the value of the Securities to decrease. If U.S. interest rates decrease, we expect the value of the Securities to increase. Local interest rates may also affect the economies of countries in which issuers of the Portfolio Securities or the shares underlying the Portfolio Securities operate, and, in turn, affect the Portfolio Value.

      Volatility of the Portfolio Value. If the volatility of the Portfolio Value increases, we expect the trading value of the Securities to increase. If the volatility of the Portfolio Value decreases, we expect the trading value of the Securities to decrease.

      Time Remaining to Maturity. We anticipate that the Securities may trade at a value above that which may be inferred from the level of the Portfolio Value. This difference will reflect a "time premium" due to expectations concerning the Portfolio Value during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

      Dividend Rates. If dividend rates on the Portfolio Securities and Underlying Shares (as defined herein) increase, we expect the value of the Securities to decrease. Conversely, if dividend rates on the Portfolio Securities and Underlying Shares decrease, we expect the value of the Securities to increase. Local general corporate dividend rates may also affect the Portfolio Value and, in turn, the value of the Securities.

Foreign Currency Exchange Rate and Foreign Market Considerations

      The Securities are U.S. dollar-denominated securities issued by the Company, a United States corporation. Your investment in the Securities does not give you any right to receive any Portfolio Security or any other ownership right or interest in the Portfolio Securities, although the return on the investment in the Securities is based on the Portfolio Value of the Portfolio Securities. All of the Portfolio Securities (or securities underlying the ADRs included in the Portfolio) have been issued by non-United States companies. The prices of the securities underlying the ADRs are quoted in currencies other than the U.S. dollar. The U.S. dollar price of an ADR will depend on the price of the security underlying the ADR and the exchange rate between such foreign currency and the U.S. dollar. Even if the price in a foreign currency of the security underlying an ADR is unchanged, changes in the rates of exchange between the U.S. dollar and such foreign currency will change the U.S. dollar price of such ADR. Furthermore, even if the price of the security underlying the ADR in such foreign currency increases, the U.S. dollar price of such ADR may decrease as a result of changes in the rates of exchange between the U.S. dollar and such foreign currency. The U.S. dollar price of a Portfolio Security that trades in the United States and outside the United States and is not an ADR will also be similarly affected by changes in the exchange rate between the U.S. dollar and the foreign currency in which such Portfolio Security trades outside the United States. Rates of exchange between the dollar and other currencies are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

      You should be aware that investments in securities indexed to the value of non-United States securities involve certain risks. Fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of such securities, including the Portfolio Securities. Securities prices in different countries are subject to different economic, financial, political and social factors. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in those countries. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Certain foreign investments may be subject to foreign withholding taxes which could affect the value of investment in these countries. In addition, investment laws in certain foreign countries may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

      Foreign financial markets, while currently growing in volume, may have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets have different trading practices that may affect the prices of securities. Certain of the foreign markets on which shares underlying ADRs which are Portfolio Securities trade impose trading restrictions if certain price movements occur. The foreign markets have different clearance and settlement procedures, and in certain countries there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the Portfolio Securities than for the underlying stocks.

American Depositary Receipts

      Certain of the Portfolio Securities are in the form of American Depositary Receipts ("ADRs"). An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (the "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the Foreign Issuer's home country. While the market for Underlying Shares will generally be in the country in which the Foreign Issuer is organized, and trading in such market will generally be based on that country's currency, ADRs that are Portfolio Securities will trade in U.S. Dollars.

      Although ADRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the ADRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually indicate similar characteristics in respect of the ADRs. In the case of certain ADRs, however, there may be inadequate familiarity with or information about the Foreign Issuer of the Underlying Shares represented by the ADR in the market in which the ADR trades to support active volume, thus resulting in pricing distortions. This is more likely to occur when the ADR is not listed on a U.S. stock exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and trades only in the over-the-counter market, because the Foreign Issuer is not required to register such ADRs under the Exchange Act, as is the case with ADRs so listed or quoted. In addition, because of the size of an offering of Underlying Shares in ADR form outside the home country and/or other factors that have limited or increased the float of certain ADRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in ADRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an illiquid market for the ADR representing such Underlying Shares.

      The depositary bank that issues an ADR generally charges a fee, based on the price of the ADR, upon issuance and cancellation of the ADR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. Dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per Underlying Share represented by the ADR than would be the case if the Underlying Share were held directly. Furthermore, foreign investment laws in certain countries may restrict ownership by foreign nationals of certain classes of Underlying Shares. Accordingly, the ADR representing such class of securities may not possess voting rights, if any, equivalent to those in respect of the Underlying Shares. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the ADR market may also exist with respect to certain ADRs. In varying degrees, any or all of these factors may affect the value of the ADR compared with the value of the Underlying Shares in the home market of the issuer.

      Other Considerations

      It is suggested that you should reach an investment decision regarding the Securities only after carefully considering the suitability of the Securities in the light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, are more fully described below. The principal amount of each Security will equal $10 for each Unit. The Securities will mature on June 30, 1999.

      While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity. (See "--Payment at Maturity", below.)

      The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units. Each Unit is equal to $10 principal amount of the Securities.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each $10 principal amount of the Security, an amount equal to the following:

                              (Closing Portfolio Value )
                     $10  X   (------------------------)
                              (        $100            )
provided, however, that the amount payable at maturity will not be less than $9 for each $10 principal amount of Securities (the "Minimum Payment"). Based on the prices of the Portfolio Securities on December 22, 1993, the Multipliers were initially set so that the value of the Portfolio on such date equalled $100 (the "Original Portfolio Value").

      If the Closing Portfolio Value is equal to $90 or less, a beneficial owner of a Security will receive the Minimum Payment of $9 for each $10 principal amount of the Securities at maturity. If the Closing Portfolio Value is between $90 and $100, a beneficial owner of a Security will receive between $9 and $10 for each $10 principal amount of the Securities at maturity.

      The "Closing Portfolio Value" will be determined by MLPF&S, an affiliate of the Company, or successor thereto (the "Calculation Agent"), and will equal the sum of the products of the Average Market Price and the applicable Multiplier for each Portfolio Security. The "Average Market Price" of a Portfolio Security will equal the average (mean) of the Market Prices of such Portfolio Security determined on each of the first forty-five Calculation Days with respect to such Portfolio Security during the Calculation Period. If there are fewer than forty-five Calculation Days with respect to a Portfolio Security, then the Average Market Price with respect to such Portfolio Security will equal the average (mean) of the Market Prices on such Calculation Days, and if there is only one Calculation Day, then the Average Market Price will equal the Market Price on such Calculation Day. The "Calculation Period" means the period from and including the ninetieth scheduled NYSE Trading Day (as defined below) prior to the maturity date to and including the fourth scheduled NYSE Trading Day prior to the maturity date. "Calculation Day" with respect to a Portfolio Security means any Trading Day during the Calculation Period in the country in which such Portfolio Security is being priced on which a Market Disruption

Event has not occurred. If a Market Disruption Event occurs on all Trading Days in such country during the Calculation Period then the fourth scheduled NYSE Trading Day prior to the maturity date in such country will be deemed a Calculation Day, notwithstanding the Market Disruption Event; provided, however, that if such fourth scheduled NYSE Trading Day is not a Trading Day in such country, then the immediately preceding Trading Day shall instead be deemed a Calculation Day. Any reference to a specific day herein shall mean such calendar day in each market in which Portfolio Securities are priced.

      "Market Price" means for a Calculation Day the following:

      (a) If the Portfolio Security is listed on a national securities exchange in the United States, is a NASDAQ National Market System ("NASDAQ NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), Market Price means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Portfolio Security is listed or admitted to trading, or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or (iii) if the last reported sale price is not available pursuant to (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the Calculation Agent. The term "NASDAQ NMS security" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

      (b) If the Portfolio Security is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Market Price means the last reported sale price on such day on the securities exchange on which such Portfolio Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the Market Price shall mean the average
      (mean) of the last available bid and offer price on such exchange. If such Portfolio Security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the Market Price shall mean the last reported sale price on the over-the-counter market with the greatest volume of trading as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. Dollars, such prices will be translated into U.S. Dollars for purposes of calculating the Average Market Price using the Spot Rate on the same calendar day as the date of any such price. The "Spot Rate" on any date will be determined by the Calculation Agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported on the information service operated by Bloomberg, L.P. ("Bloomberg") representing the mean of certain dealers in such currency or, if Bloomberg has not reported such rate by 3:30 p.m., New York City time, on such day, the offered spot rate of such currency per U.S. $1.00 on such date for a transaction amount in an amount customary for such market on such date quoted at approximately 3:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent.

      If the Calculation Agent is required to use the bid and offer price for a Portfolio Security to determine the Market Price of such Portfolio Security pursuant to the foregoing, the Calculation Agent shall not use any bid or offer price announced by MLPF&S or any other affiliate of the Company.

      As used herein, "NYSE Trading Day" shall mean a day on which trading is generally conducted in the over-the-counter market for equity securities in the United States and on the New York Stock Exchange as determined by the Calculation Agent. "Trading Day" shall mean a day on which trading is conducted on the principal securities exchanges in the country in which such Portfolio Security is being priced.

      "Market Disruption Event" with respect to a Portfolio Security means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (provided that, with respect to Portfolio Securities that are priced in the United States, limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of such Portfolio Security in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced, or

      (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to a Portfolio Security traded on any exchange in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of beneficial owners of the Securities.

      All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities. All percentages resulting from any calculation on the Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

Portfolio Securities

      The securities listed below were used to calculate the Original Portfolio Value. Holders of the MITTS will not have any right to receive the Portfolio Securities or the Underlying Shares. The following table sets forth the Portfolio Securities, the percentage of each Portfolio Security in the Original Portfolio Value and their Initial Multipliers:

                                                                        % of Portfolio
                                                                             Value
                                                                          Represented
Issuer of the                             Country in                       in Original           Initial
Portfolio Security                        Which Organized       ADR      Portfolio Value        Multiplier
------------------                        ---------------       ---      ---------------        ----------
Alcatel Alsthom Compagnie
  Generale d'Electricite(1)...........     France               Yes           4.167%             0.145560
Banco de Santander S.A.(1)............     Spain                Yes           4.167%             0.084388
Bayer A.G.(3).........................     Germany              No            4.167%             0.019832
Benetton Group S.p.A.(1)..............     Italy                Yes           4.167%             0.130719
The British Petroleum Co., plc.(1) ...     United Kingdom       Yes           4.167%             0.064977
British Telecommunications plc.(1) ...     United Kingdom       Yes           4.167%             0.056402
Cadbury Schweppes plc(1)..............     United Kingdom       Yes           4.167%             0.136054
Deutsche Bank A.G.(3).................     Germany              No            4.167%             0.008103
L.M. Ericsson Telephone Co., Inc. (1).     Sweden               Yes           4.167%             0.103842
Grand Metropolitan plc(1).............     United Kingdom       Yes           4.167%             0.148810
Hanson plc(1).........................     United Kingdom       Yes           4.167%             0.205761
Hoechst A.G.(3).......................     Germany              No            4.167%             0.023662
Nestle S.A.(3)........................     Switzerland          No            4.167%             0.004792
Philips Electronics N.V.(2)...........     Netherlands          No            4.167%             0.198413
Reuters Holdings plc(1)...............     United Kingdom       Yes           4.167%             0.051125
Rhone-Poulenc S.A.(1).................     France               Yes           4.167%             0.166667
Royal Dutch Petroleum Co.(2)..........     Netherlands          No            4.167%             0.039683
Siemens A.G.(3).......................     Germany              No            4.167%             0.009207
Societe Nationale Elf Aquitaine(1) ...     France               Yes           4.167%             0.115741
Telefonica de Espana, S.A.(1).........     Spain                Yes           4.167%             0.104167
Total S.A.(1).........................     France               Yes           4.167%             0.153610
Unilever plc(1).......................     United Kingdom       Yes           4.167%             0.057870
Vodaphone Group plc(1)................     United Kingdom       Yes           4.167%             0.047755
Waste Management
  International plc(1)................     United Kingdom       Yes           4.167%             0.234742

---------------
(1)   As represented in the Portfolio by ADRs.
(2)   As represented in the Portfolio by ordinary shares traded in U.S. dollars.
(3) As represented in the Portfolio by ordinary shares traded outside the U.S. and denominated in other than U.S. dollars.

      The initial Multiplier relating to each Portfolio Security indicates the number of such Portfolio Security, given the market price of such Portfolio Security, required to be included in the calculation of the Original Portfolio Value so that each Portfolio Security represents an equal percentage of the Original Portfolio Value on December 22, 1993. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on December 22, 1993. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

      The Portfolio Value, for any day, will equal the sum of the products of the most recently available Market Prices (determined as described herein) and the applicable Multipliers for the Portfolio Securities. The Closing Portfolio Value, however, is calculated based on averaging Market Prices for certain days.

      The Calculation Agent currently intends to publish the Portfolio Value once on each business day. The Calculation Agent currently calculates and publishes values of approximately 1,100 specified portfolios. The Calculation Agent currently provides information concerning such portfolios to the electronic reporting services operated by Bloomberg and to newspapers and specialized trade publications. If the Calculation Agent does publish Portfolio Values, the Calculation Agent currently intends to provide such values to similar sources described above, but there can be no assurance that such information will ultimately be published by such sources. In addition, the Calculation Agent will provide the Portfolio Value upon request, and will provide the Portfolio Value once each business day to the New York Stock Exchange which has agreed to report such Portfolio Value on its electronic transaction reporting services under the symbol "MEP".

Adjustments to the Multiplier and Portfolio

      The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

            1. If a Portfolio Security is subject to a stock split or reverse stock split or a Portfolio Security that is an ADR is subject to a similar adjustment, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security, or the number of receipts issued with respect to one ADR if a Portfolio Security is an ADR, and the prior multiplier.

            2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of such Portfolio Security and the prior multiplier.

            3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price on the Trading Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the Market Price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

            4. If the issuer of a Portfolio Security, or, if a Portfolio Security is an ADR, the issuer of the Underlying Share, is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Portfolio Security will continue to be included in the Portfolio so long as a Market Price for such Portfolio Security is available. If a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating Portfolio Value and Closing Portfolio Value for so long as no Market Price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

            5. If the issuer of a Portfolio Security, or, if a Portfolio Security is an ADR, the issuer of the Underlying Share, has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available Market Price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available Market Price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available Market Price.

            6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

            7. If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Exchange Act, is no longer a NASDAQ NMS security or is no longer included in the OTC Bulletin Board operated by the NASD, then the Underlying Shares represented by such ADR will be deemed to be a new Portfolio Security and such ADR will no longer constitute a Portfolio Security. The initial Multiplier for such new Portfolio Security will equal the last value of the Multiplier for such ADR multiplied by the number of shares of Underlying Shares represented by a single ADR.

      No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

      No adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above.

Hypothetical Payments

      The following table illustrates, for a range of hypothetical Closing Portfolio Values, the amount payable at maturity for each Unit of Securities. An investment in the Portfolio Securities would be significantly different than investing in the Securities. Among other things, an investor in the Portfolio Securities may realize certain dividends that are not reflected by investing in the Securities, and currency fluctuations may significantly increase or decrease the rate of return of the Portfolio Securities versus investing in the Securities.

                                                           Payment at Maturity
       Hypothetical Closing      Percentage Change          per $10 Principal
         Portfolio Value       in the Portfolio Level      Amount of Securities
         ---------------       ----------------------      --------------------

           $    0.00                  -100.00%                    $ 9.00
           $   10.00                   -90.00%                    $ 9.00
           $   20.00                   -80.00%                    $ 9.00
           $   30.00                   -70.00%                    $ 9.00
           $   40.00                   -60.00%                    $ 9.00
           $   50.00                   -50.00%                    $ 9.00
           $   60.00                   -40.00%                    $ 9.00
           $   70.00                   -30.00%                    $ 9.00
           $   80.00                   -20.00%                    $ 9.00
           $   90.00                   -10.00%                    $ 9.00
           $  100.00                     0.00%                    $10.00
           $  110.00                    10.00%                    $11.00
           $  120.00                    20.00%                    $12.00
           $  130.00                    30.00%                    $13.00
           $  140.00                    40.00%                    $14.00
           $  150.00                    50.00%                    $15.00
           $  160.00                    60.00%                    $16.00
           $  170.00                    70.00%                    $17.00
           $  180.00                    80.00%                    $18.00
           $  190.00                    90.00%                    $19.00
           $  200.00                   100.00%                    $20.00

      The above figures are for purposes of illustration only. The actual amount payable at maturity with respect to the Securities will depend entirely on the actual Closing Portfolio Value.

      The investor will not receive their entire principal at maturity should the Portfolio decline in value. The investor will only receive $9.00 for each $10 principal amount of Securities (90% of their original investment) should the Portfolio decline in value by 10% or more.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities will be equal to the amount payable calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 6% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Securities Depositary

      The Securities are represented by one fully registered global security (the "Global Security"). Such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depositary (the "Securities Depositary), registered in the name of the Securities Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Securities Depositary to a nominee of such Securities Depositary or by a nominee of such Securities Depositary to such Securities Depositary or another nominee of such Securities Depositary or by such Securities Depositary or any such nominee to a successor of such Securities Depositary or a nominee of such successor.

      The Securities Depositary has advised the Company as follows: The Securities Depositary is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depositary was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      The Securities Depositary is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the Securities Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depositary. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as the Securities Depositary, or its nominee, is the registered owner of the Global Security, the Securities Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depositary to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and any additional amount payable at maturity with respect to, Securities registered in the name of the Securities Depositary or its nominee will be made to the Securities Depositary or its nominee, as the case may be, as the Holder of the Global Security representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depositary, upon receipt of any payment of principal or any additional amount payable at maturity in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) the Securities Depositary is at any time unwilling or unable to continue as Securities Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Security will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depositary from Participants with respect to ownership of beneficial interests in such Global Security.

      The Securities Depositary management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depositary has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depositary ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, the Securities Depositary's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depositary's Direct and Indirect Participants, third party vendors from whom the Securities Depositary licenses software and hardware, and third party vendors on whom the Securities Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depositary is in the process of developing such contingency plans as it deems appropriate.

      According to the Securities Depositary, the information in the preceding two paragraphs with respect to the Securities Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                  THE PORTFOLIO

General

      While the Portfolio consists of stocks (or ADRs representing interests therein) of European issuers, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of European corporations generally. As of December 22, 1993, all of the Portfolio Securities were registered under the Exchange Act, except for the Portfolio Securities which are ADRs representing shares in Bayer A.G., Deutsche Bank A.G., Hoechst A.G., Siemens A.G. and Nestle S.A. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission

(including a reconciliation of their financial statements to United States generally accepted accounting principles). As of December 22, 1993, Bayer A.G., Deutsche Bank A.G., Hoechst A.G., Siemens A.G. and Nestle S.A. had qualified for an exemption from the reporting requirements of the Exchange Act and had agreed to provide to the Commission certain financial and other information that the issuer provides to its shareholders or files with stock exchanges in its home country or is otherwise required to make public. Such information is not required to contain a reconciliation of their financial statements to United States generally accepted accounting principles. Information provided to or filed with the Commission is available at the offices of the Commission specified under "Available Information" in this Prospectus. Information contained in such information filed with the Commission will generally be more limited than that available with respect to a United States issuer. The Company makes no representation or warranty as to the accuracy or completeness of such reports. The inclusion of a Portfolio Security in the Portfolio is not a recommendation to buy or sell such Portfolio Security or the Underlying Shares relating thereto, and neither the Company nor any of its affiliates make any representation to any purchaser of Securities as to the performance of the Portfolio.

      The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities or of the Underlying Shares relating to the Portfolio Securities, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Underlying Shares relating to the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Europe

      The issuers of the Portfolio Securities, or of the shares underlying the Portfolio Securities which are ADRs, are companies which have been organized in countries located in Europe. The amount payable at the maturity of the Securities is dependent on the value of such Portfolio Securities and the value of such Portfolio Securities will be affected by political and economic developments in Europe.

The economies of individual European countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. European countries in recent years generally have experienced weak economic performance and suffer from relatively high unemployment levels, slow growth, falling industrial competitiveness, and increasing costs for social welfare programs.

      The securities markets of most European countries have substantially less trading volume than the securities markets of the United States and Japan. Further, securities of some European companies are less liquid and more volatile than securities of comparable U.S. companies. Accordingly, European securities markets may be subject to greater influence by adverse events generally affecting the market, and by large investors trading significant blocks of securities or by large dispositions of securities than is the case in the United States.

Issuers of the Underlying Shares

      Among the issuers of Portfolio Securities and the Underlying Shares, 9 are incorporated in the United Kingdom, 4 in the Federal Republic of Germany, 4 in France, 2 in the Netherlands, 2 in Spain, 1 in Italy, 1 in Sweden and 1 in Switzerland. The following table sets forth the issuers of the Portfolio Securities and Underlying Shares, the country in which each such issuer is organized and the primary industry in which each such issuer is engaged:

Company Name                           Country             Industry
------------                           -------             --------

The British Petroleum Co., plc         United Kingdom      Energy
British Telecommunications plc         United Kingdom      Telecommunications
Cadbury Schweppes plc                  United Kingdom      Beverage
Grand Metropolitan plc                 United Kingdom      Food/Beverage
Hanson plc.                            United Kingdom      Conglomerate
Reuters Holdings plc.                  United Kingdom      Media/Publishing
Unilever plc.                          United Kingdom      Foods
Vodaphone Group plc                    United Kingdom      Telecommunications
Waste Management International plc     United Kingdom      Pollution Control
Alcatel Alsthom Compagnie Generale
  d'Electricite                        France              Telecommunications
Rhone-Poulenc S.A.                     France              Chemicals
Societe Nationale Elf Aquitaine        France              Energy
Total S.A.                             France              Energy
Bayer A.G.                             Germany             Chemicals
Deutsche Bank A.G.                     Germany             Bank
Hoechst A.G.                           Germany             Chemicals
Siemens A.G.                           Germany             Electrical Equipment
Philips Electronics N.V.               Netherlands         Electrical Equipment
Royal Dutch Petroleum Company          Netherlands         Energy
Banco de Santander S.A.                Spain               Bank
Telefonica de Espana, S.A              Spain               Telecommunications
Benetton Group S.p.A.                  Italy               Retailing
L.M. Ericsson
  Telephone Co., Inc                   Sweden              Telecommunications
Nestle S.A.                            Switzerland         Foods

      A potential investor should review the historical prices of the securities underlying the Portfolio. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the Minimum Payment at the maturity of the Securities.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                    EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
     S&P 500 Market Index Target-Term Securities(SM) due September 16, 2002
                                  ("MITTS(R)")

      On March 14, 1997, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $175,000,000 (17,500,000 Units) of S&P 500 Market Index Target-Term Securities due September 16, 2002 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depositary described below. Units will be transferable by the Securities Depositary, as more fully described below, in denominations of whole Units.

General:
o Senior unsecured debt securities            o Not redeemable prior to maturity
o No payments prior to maturity               o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the S&P 500 Composite Stock Price Index over the Starting Index Value of 813.65, which was the closing value of the Index on the date the Securities were priced for initial sale to the public.

      The Supplemental Redemption Amount will equal the product of (A) the Principal Amount, (B) the percentage increase from the Starting Index Value to the Ending Index Value, and (C) the Participation Rate. The Ending Index Value will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities. The Participation Rate equals 101%. The Supplemental Redemption Amount will in no event be less than zero.

      Before you decide to invest in the Securities, carefully read this prospectus, especially Risk Factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of the Securities Depositary.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  ------------

                               Merrill Lynch & Co.

                                  ------------

                  The date of this prospectus is     , 199 .

(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                          Year Ended Last Friday in December           Nine Months
                          ----------------------------------              Ended
                             1993(a)  1994  1995  1996  1997        September 25, 1998
                             ----     ----  ----  ----  ----        ------------------
Ratio of earnings
to fixed charges ...........  1.4      1.2   1.2   1.2   1.2                1.1

----------------
(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Payment at Maturity

      Supplemental Redemption Amount May be Zero. You should be aware that if the Ending Index Value does not exceed the Starting Index Value, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index at some point between the issue date and the maturity date of the Securities exceeded the Starting Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your Securities.

      Yield may be Below Market Interest Rates on the Pricing Date. You may not receive any Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what we would pay as interest as of the Pricing Date if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      Yield on Securities will not Reflect Dividends. Your return will not reflect the return you would realize if you actually owned the stocks underlying the Index and received the dividends paid on those stocks because the Index does not reflect the payment of dividends on the stocks underlying it.

      State Law Limit on Interest Paid. New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Trading

      The Securities are listed on the New York Stock Exchange under the symbol "MIM". There is little precedent to indicate how the Securities will trade in the secondary market or whether such market will be liquid.

      It is expected that the trading value of the Securities in the secondary market will be affected by the creditworthiness of the Company and by a number of other factors. We expect that the trading value of the Securities will depend substantially on the extent of the appreciation, if any, of the Index over the Starting Index Value. If, however, you sell your Securities prior to the maturity date at a time when the Index exceeds the Starting Index Value, the price you receive may be at a substantial discount from the amount expected to be payable if such excess of the Index over the Starting Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which you will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Starting Index Value. A discount could also result from rising interest rates.

      In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount, if any. Accordingly, you should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

      Interest Rates. Because the Securities repay at a minimum the principal amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.

      Volatility of the Index. If the volatility of the Index increases, we expect the trading value of the Securities to increase. If the volatility of the Index decreases, we expect the trading value of the Securities to decrease.

      Time Remaining to Maturity. We believe that before their maturity, the Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, we expect this time premium to decrease, thus decreasing the trading value of the Securities. In addition, the price at which you may be able to sell your Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Starting Index Value.

      Dividend Rates in the United States. If dividend rates on the stocks comprising the Index increase, we expect the value of the Securities to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, we expect the value of the Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the value of the Index and, in turn, decrease the value of the Securities.

      The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Index in excess of the Starting Index Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Index

      The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Index.

Other Considerations

      It is suggested that you should reach an investment decision regarding the Securities only after carefully considering the suitability of the Securities in light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

      MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent, as defined below, with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

      The Securities are to be issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on September 16, 2002.

      While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. (See "-Payment at Maturity" below.)

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value, a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit) and (ii) the Supplemental Redemption Amount equal in amount to:

                    Ending Index Value - Starting Index Value
Principal Amount X  -----------------------------------------  X  Participation Rate
                             Starting Index Value


provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Index Value equals 813.65, which was the closing value of the Index on the date the Securities were priced by the Company for initial sale to the public (i.e., the Pricing Date). The Participation Rate equals 101%. The Ending Index Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 1.80% per annum, as more fully described below).

                                                                                                                       Pretax
                                                                                                                     Annualized
                                                  Total Amount                                                      Rate of Return
                                               Payable at Maturity                              Pretax                   of
                        Percentage Change       per $10 Principal       Total Rate of        Annualized Rate           Stocks
Hypothetical Ending     Over the Starting           Amount of             Return on           of Return on         Underlying the
    Index Value            Index Value             Securities           the Securities      the Securities(1)         Index(1)(2)
    -----------            -----------             ----------           --------------      -----------------         -----------
      406.83                  -50%                    $10.00                 0.00%                 0.00%                -10.43%
      488.19                  -40%                    $10.00                 0.00%                 0.00%                -7.30%
      569.56                  -30%                    $10.00                 0.00%                 0.00%                -4.60%
      650.92                  -20%                    $10.00                 0.00%                 0.00%                -2.23%
      732.29                  -10%                    $10.00                 0.00%                 0.00%                -0.12%
      813.65(3)                 0%                    $10.00                 0.00%                 0.00%                 1.80%
      895.02                   10%                    $11.01                 10.10%                1.76%                 3.56%
      976.38                   20%                    $12.02                 20.20%                3.37%                 5.18%
    1,057.75                   30%                    $13.03                 30.30%                4.87%                 6.69%
    1,139.11                   40%                    $14.04                 40.40%                6.26%                 8.10%
    1,220.48                   50%                    $15.05                 50.50%                7.56%                 9.41%
    1,301.84                   60%                    $16.06                 60.60%                8.79%                10.66%
    1,383.21                   70%                    $17.07                 70.70%                9.95%                11.83%
    1,464.57                   80%                    $18.08                 80.80%               11.05%                12.95%
    1,545.94                   90%                    $19.09                 90.90%               12.10%                14.01%
    1,627.30                  100%                    $20.10                101.00%               13.09%                15.02%
    1,708.67                  110%                    $21.11                111.10%               14.04%                16.00%
    1,790.03                  120%                    $22.12                121.20%               14.95%                16.83%

-----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 1.80% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
(iv) no transaction fees or expenses; (v) a term for the Securities from March 14, 1997 to September 16, 2002; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of March 10, 1997 was approximately 1.80%.

(3) This is the Starting Index Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the Index, or

      (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.75% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the 1983 Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the 1983 Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the 1983 Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      Settlement for the Securities will be made by the Underwriter in immediately available funds. All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

      All disclosure contained in this Prospectus regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P. Neither the Company nor the Underwriter takes any responsibility for the accuracy or completeness of such information.

General

      The Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of December 31, 1996, the 500 companies included in the Index represented approximately 88% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, these 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all of these 500 companies are listed on such exchange. As of December 31, 1996, the aggregate market value of the 500 companies included in the Index represented approximately 71% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that Company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of December 31, 1996, the 500 companies included in the Index were divided into 105 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses):
Industrials (381), Utilities (40), Transportation (12) and Financial (67). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

Computation of the Index

      S&P currently computes the Index as of a particular time as follows:

      (1) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);

      (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

      (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

      (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

      (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

      (6) the resulting quotient (expressed in decimals) is multiplied by ten.

      While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of Securities upon maturity or otherwise.

      S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                  New Market Value
Old Base Value X  ----------------  = New Base Value
                  Old Market Value

      The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the Index.

License Agreement

      S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

      The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

            "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying final Treasury regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a Supplemental Redemption Amount equal to $4.3254 per Unit. This represents an estimated yield on the Securities equal to 6.64% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is not a prediction of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over the term of the Securities based upon the projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.64% per annum (compounded semiannually)) as determined by the Company for purposes of the application of the Final Regulations to the Securities:

                                                                     Total Interest Deemed
                                                                       to Have Accrued on
                                              Interest Deemed to      Securities as of End
                                             Accrue During Accrual      of Accrual Period
                  Accrual Period               Period (per Unit)           (per Unit)
                  --------------               -----------------           ----------
March 14, 1997 through
      March 16, 1997........................        $0.0018                  $0.0018
March 17, 1997 through
      September 16, 1997....................        $0.3338                  $0.3356
September 17, 1997 through
      March 16, 1998........................        $0.3413                  $0.6769
March 17, 1998 through
      September 16, 1998....................        $0.3545                  $1.0314
September 17, 1998 through
      March 16, 1999........................        $0.3662                  $1.3976
March 17, 1999 through
      September 16, 1999....................        $0.3785                  $1.7761
September 17, 1999 through
      March 16, 2000........................        $0.3909                  $2.1670
March 17, 2000 through
      September 16, 2000....................        $0.4040                  $2.5710
September 17, 2000 through
      March 16, 2001........................        $0.4173                  $2.9883
March 17, 2001 through
      September 16, 2001....................        $0.4312                  $3.4195
September 17, 2001 through
      March 16, 2002........................        $0.4456                  $3.8651
March 17, 2002 through
      September 16, 2002....................        $0.4603                  $4.3254

----------
Projected Supplemental Redemption Amount = $4.3254 per Unit.

      Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Office of the Corporate Secretary, 100 Church Street, New York, New York 10080.

                                     EXPERTS

      The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
   Healthcare/Biotechnology Portfolio Market Index Target-Term Securities(SM)
                              due October 31, 2001
                                  ("MITTS(R)")

      On October 30, 1996, Merrill Lynch & Co., Inc. (the "Company") issued $15,000,000 aggregate principal amount (1,500,000 Units) of Healthcare/Biotechnology Portfolio Market Index Target-Term Securities due October 31, 2001 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Depositary described below. Units will be transferable by the Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o Not redeemable prior to maturity
o No payments prior to maturity               o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the value of the Portfolio which is a portfolio of specified stock of companies involved in various segments of the healthcare industry and the biotechnology industry over the Benchmark Portfolio Value of 115.

      The Supplemental Redemption Amount will equal the product of (A) the Principal Amount, and (B) the percentage increase from the Benchmark Portfolio Value to the Ending Portfolio Value. The Benchmark Portfolio Value exceeded the closing value of the Portfolio on the date the Securities were priced for initial sale to the public by 15%. The Ending Portfolio Value will be the average (arithmetic mean) of the closing values of the Portfolio on certain days, or, if certain events occur, the closing value of the Portfolio on a single day prior to the maturity of the Securities. The Supplemental Redemption Amount will in no event be less than zero.

      Before you decide to invest in the Securities, carefully read this prospectus, especially Risk Factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of the Depositary.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the CBOE and the NYSE, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                   ----------

                               Merrill Lynch & Co.

                                   ----------

                  The date of this prospectus is          , 199 .

   (R)"MITTS" is a registered service mark and (SM) "Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                                                                        Nine Months
                                    Year Ended Last Friday in December
                                    ----------------------------------                     Ended
                           1993(a)     1994        1995        1996        1997      September 25, 1998
                           ----        ----        ----        ----        ----      ------------------
Ratio of earnings
to fixed charges........    1.4         1.2         1.2         1.2         1.2             1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Payment at Maturity

      Benchmark Portfolio Value will Exceed Value of Starting Portfolio Value on the Pricing Date. On the date the Securities were priced by the Company for initial sale to the public (the "Pricing Date"), the Benchmark Portfolio Value exceeded the Starting Portfolio Value (as defined below) by 15%. You should be aware that if, at maturity, the Ending Portfolio Value does not exceed the Starting Portfolio Value by more than 15%, you will not receive a Supplemental Redemption Amount and you will receive only the principal amount of your Securities.

      Yield may be Below Market Interest Rates on the Pricing Date. You may not receive any Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what we would pay as interest as of the Pricing Date if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      Yield on Securities will not Reflect Dividends. The Portfolio does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the Portfolio to the maturity of the Securities will not produce the same yield as if you purchased such underlying stocks and held them for a similar period.

      State Law Limit on Interest Paid. New York State laws govern the Senior Indenture as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Trading

      The Securities are listed on the AMEX under the symbol "MLH". We expect that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

      We expect that the trading value of the Securities will depend substantially on the extent of the appreciation, if any, of the Portfolio Value over the Benchmark Portfolio Value. If, however, you sell your Securities prior to the maturity date at a time when the Portfolio Value exceeds the Benchmark Portfolio Value, the price you receive may be at a substantial discount from the amount expected to be payable if such excess of the Portfolio Value over the Benchmark Portfolio Value were to prevail until maturity of the Securities because of the possible fluctuation of the Portfolio between the time of such sale and the time that the Ending Portfolio Value is determined. Furthermore, the price at which you will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio is below, equal to, or not sufficiently above the Benchmark Portfolio Value. A discount could also result from rising interest rates.

      In addition to the value of the Portfolio, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, you should be aware that factors other than the level of the Portfolio are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

      Interest Rates. Because the Securities repay at a minimum the principal amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect the trading value of the Securities to decrease. If U.S. interest rates decrease, we expect the trading value of the Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Portfolio. Rising interest rates may lower the value of the Portfolio and, thus, may decrease the trading value of the Securities. Falling interest rates may increase the value of the Portfolio and, thus, may increase the trading value of the Securities.

      Volatility of the Portfolio. If the volatility of the Portfolio Value increases, we expect the trading value of the Securities to increase. If the volatility of the Portfolio Value decreases, we expect the trading value of the Securities to decrease.

      Time Remaining to Maturity. We anticipate that prior to maturity the Securities may trade at a value above that which may be inferred from the level of interest rates and the Portfolio. This difference will reflect a "time premium" due to expectations concerning the value of the Portfolio during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which you may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Portfolio is below, equal to, or not sufficiently above the Benchmark Portfolio Value.

      Dividend Rates in the United States. If dividend rates on the stocks comprising the Portfolio increase, we expect the trading value of the Securities to decrease. Conversely, if dividend rates on the stocks comprising the Portfolio decrease, we expect the value of the Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Portfolio and, in turn, increase the trading value of the Securities. Conversely, falling U.S. corporate dividend rates may decrease the value of the Portfolio and, in turn, decrease the trading value of the Securities.

      The impact of the factors specified above, excluding the value of the Portfolio, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Portfolio. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Portfolio has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Portfolio volatility and/or dividend rates of stocks comprising the Portfolio is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Portfolio in excess of the Benchmark Portfolio Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Portfolio

      The value of the Portfolio and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Portfolio. Since the stocks underlying the Portfolio are of companies involved in various segments of the healthcare industry and the biotechnology industry, factors affecting these industries may affect the value of the Portfolio and therefore the trading value of the Securities. See "The Portfolio--Healthcare and Biotechnology Industries".

Other Considerations

      It is suggested that you should reach an investment decision with regard to the Securities only after carefully considering the suitability of the Securities in light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities, and should consult your tax advisor.

      MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Portfolio for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on October 31, 2001.

      At maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "--Payment at Maturity" below.)

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Portfolio Value does not exceed the Benchmark Portfolio Value a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

Principal Amount x Ending Portfolio Value -- Benchmark Portfolio Value
                   ---------------------------------------------------
                              Benchmark Portfolio Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Benchmark Portfolio Value equals 115. The Benchmark Portfolio Value was determined on the Pricing Date by multiplying the Starting Portfolio Value (as defined below) by a factor equal to 115%. Based on the individual prices of the Portfolio Securities on the Pricing Date, the Multiplier for each Portfolio Security was initially set by the AMEX so that, on the Pricing Date, the Portfolio Securities were equally dollar-weighted in the Portfolio and the Portfolio Value equaled 100 (the "Starting Portfolio Value"). The Ending Portfolio Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Portfolio determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Portfolio Value will equal the average (arithmetic mean) of the closing values of the Portfolio on such Calculation Days, and if there is only one Calculation Day, then the Ending Portfolio Value will equal the closing value of the Portfolio on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Portfolio Value will equal the closing value of the Portfolio determined on the last scheduled Portfolio Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Portfolio Business Day prior to the maturity date to and including the second scheduled Portfolio Business Day prior to the maturity date. "Calculation Day" means any Portfolio Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Portfolio Value, a "Portfolio Business Day" is a day on which the AMEX is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Portfolio or any Successor Portfolio is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

      The following table illustrates, for a range of hypothetical Ending Portfolio Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, based on the Benchmark Portfolio Value, which equals 115% of the Starting Portfolio Value; (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Portfolio (which includes an assumed aggregate dividend yield of 0.23% per annum, as more fully described below).

                                               Total             Pretax           Pretax Annualized
                       Percentage Change      Amount       Annualized Rate of     Rate of Return of
Hypothetical Ending    Over the Starting    Payable at        Return on the       Stock Underlying
  Portfolio Value       Portfolio Value     Maturity(1)       Securities(2)      the Portfolio(2)(3)
  ---------------       ---------------     -----------       -------------      -------------------
        50                   -50%             $10.00              0.00%                -13.09%
        60                   -40%             $10.00              0.00%                -9.66%
        70                   -30%             $10.00              0.00%                -6.71%
        80                   -20%             $10.00              0.00%                -4.11%
        90                   -10%             $10.00              0.00%                -1.79%
       100(4)                  0%             $10.00              0.00%                 0.23%
       110                    10%             $10.00              0.00%                 2.23%
       120                    20%             $10.43              0.85%                 4.00%
       130                    30%             $11.30              2.47%                 5.64%
       140                    40%             $12.17              3.97%                 7.17%
       150                    50%             $13.04              5.39%                 8.60%
       160                    60%             $13.91              6.72%                 9.96%
       170                    70%             $14.78              7.97%                11.23%
       180                    80%             $15.65              9.16%                12.45%
       190                    90%             $16.52             10.30%                13.60%
       200                   100%             $17.39             11.38%                14.70%
       210                   110%             $18.26             12.41%                15.75%
       220                   120%             $19.13             13.40%                16.76%
       230                   130%             $20.00             14.35%                17.77%
       240                   140%             $20.87             15.27%                18.66%
       250                   150%             $21.74             16.15%                19.56%

(1) The total amount payable at maturity is based on the Benchmark Portfolio Value, which equals 115% of the Starting Portfolio Value.
(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(3) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Portfolio with the allocation of such amount reflecting the relative weights of such stocks in the Portfolio; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Portfolio from the Starting Portfolio Value to the relevant hypothetical Ending Portfolio Value; (iii) a constant dividend yield of 0.23% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Portfolio at the end of each such quarter assuming such value increases or decreases linearly from the Starting Portfolio Value to the applicable hypothetical Ending Portfolio Value; (iv) no transaction fees or expenses; (v) a five year maturity of the Securities from the date of issuance; and (vi) a final Portfolio value equal to the Ending Portfolio Value. The aggregate dividend yield of the stocks underlying the Portfolio as of October 24, 1996 was approximately 0.23% per annum.
(4) The Starting Portfolio Value was set at 100 based on the closing prices on the Pricing Date.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Portfolio Value determined by the Calculation Agent as provided herein.

Adjustments to the Portfolio; Market Disruption Events

      If at any time the method of calculating the Portfolio Value is changed in any material respect, or if the Portfolio is in any other way modified so that such Portfolio Value does not, in the opinion of the Calculation Agent, fairly represent the Portfolio Value had such changes or modifications not been made, then, from and after such time, the

Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Portfolio Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Portfolio Value as if such changes or modifications had not been made, and calculate such closing value with reference to the Portfolio Value, as adjusted. Accordingly, if the method of calculating the Portfolio Value is modified so that the Portfolio Value is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Portfolio Value), then the Calculation Agent shall adjust such Portfolio Value in order to arrive at a Portfolio Value as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of three or more of the Portfolio Securities on any exchange in the United States or in the over-the-counter market for more than two hours of trading or during the period one-half hour prior to the close of such trading, or

      (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in the trading of option contracts related to three or more of the Portfolio Securities traded on any exchange for more than two hours of trading or during the period one-half hour prior to the close of such trading.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Portfolio

      If the AMEX discontinues publication of the Portfolio Value and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Portfolio Value (any such index being referred to hereinafter as a "Successor Portfolio Value"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Portfolio Value as calculated by the AMEX or such other entity for the Portfolio Value and calculate the Ending Portfolio Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Portfolio Value, the Company shall cause notice thereof to be given to Holders of the Securities.

      If the AMEX discontinues publication of the Portfolio Value and a Successor Portfolio Value is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Portfolio Value for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Portfolio Value prior to any such discontinuance. If a Successor Portfolio Value is selected or the Calculation Agent calculates a value as a substitute for the Portfolio Value as described below, such Successor Portfolio Value or value shall be substituted for the Portfolio Value for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If the AMEX discontinues publication of the Portfolio Value prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Portfolio Value is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Portfolio Value and (ii) a determination by the Calculation Agent that a Successor Portfolio Value is available, the

Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Portfolio Value may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary (the "Depositary"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the

Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the

"Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                  THE PORTFOLIO

General

      While the Portfolio consists of stocks of certain companies involved in various segments of the healthcare industry and the biotechnology industry, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of healthcare and biotechnology corporations generally. All of the Portfolio Securities are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission is available at the offices of the Commission and at the Web site specified under "Available Information" in this Prospectus. Neither the Company nor MLPF&S makes any representation or warranty as to the accuracy or completeness of such reports. The inclusion of a Portfolio Security in the Portfolio is not a recommendation to buy or sell such Portfolio Security and neither the Company nor any of its affiliates make any representation to any purchaser of Securities as to the performance of the Portfolio.

      The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Healthcare and Biotechnology Industries

      The healthcare industry is subject to various federal, state and local laws and regulations which are frequently subject to change in many ways that can affect the price of the stocks of companies involved in such industry.

      A number of legislative bills and proposals to regulate, control or alter substantially the methods of financing and delivering healthcare, including proposals covering cost controls, imposition of charitable care requirements, national health insurance, incentives for competition in the provision of healthcare insurance premiums, catastrophic illness coverage under Medicare, a voucher system for Medicare, and the promotion of prepaid healthcare plans, are currently under discussion, and certain of such bills have been introduced in Congress. There are wide variations among these bills and proposals, and the effect of these bills and proposals on the healthcare industry cannot be determined at this time. Because of the many possible financial effects that could result from an enactment of any of these bills and proposals, it is not possible at this time to predict with assurance the effect on the prices of Portfolio Securities and therefore the Securities if any of these bills or proposals were enacted.

      The biotechnology industry segment is subject to many of the same factors that affect the healthcare industry. In addition, the products produced by biotechnology companies often entail costly research and development and can be subject to extensive regulatory review prior to approval for sale.

Computation of the Portfolio Value

      The AMEX will generally calculate and disseminate the value of the Portfolio based on the most recently reported prices of the Portfolio Securities (as reported by the Exchanges), at approximately 15-second intervals during the AMEX's business hours and at the end of each Portfolio Business Day via the Consolidated Tape Association's Network B. The Portfolio Value, at any time, will equal the sum of the products of such prices and the applicable Multipliers for the Portfolio Securities. The Ending Portfolio Value, however, is calculated by the Calculation Agent based on averaging the Portfolio Values reported by the AMEX at the end of certain Portfolio Business Days. See "Description of Securities--Payment at Maturity". The securities listed below are the Portfolio Securities and will be used to calculate the value of the Portfolio. Holders of the MITTS will not have any right to receive the Portfolio Securities. The following table sets forth the issuers of the Portfolio Securities, the exchanges, the percentage of each Portfolio Security in the Starting Portfolio Value and the initial Multipliers:

                                                                                   Approximate
                                                                                     Market
                                                                                  Capitalization      % of Starting
             Issuer of the                              Industry                      as of            Portfolio        Initial
          Portfolio Security         Exchanges          Segment                  October 23, 1996         Value        Multiplier
          -------------------        ---------          --------                 ----------------        -------       ----------
                                                                                   (In Millions)
Amgen Inc...........................    Nasdaq          Biotechnology                 16,312.14            4%          0.0640000
Apria Healthcare Group Inc. ........    NYSE            Health--Specialty                874.73            4%          0.2269504
Baxter International Inc............    NYSE            Hospital Supplies             11,718.40            4%          0.0981595
Beverly Enterprises.................    NYSE            Health--Long Term Care         1,166.27            4%          0.3368421
Biogen, Inc. .......................    Nasdaq          Biotechnology                  2,870.02            4%          0.0487805
Chiron Corporation..................    Nasdaq          Biotechnology                  3,270.62            4%          0.2077922
Columbia/HCA Healthcare
  Corporation ......................    NYSE            Hospital Management           24,148.37            4%          0.1126761
Emcare Holdings Inc. ...............    Nasdaq          Health--Specialty                215.90            4%          0.1502347
Genzyme Corporation.................    Nasdaq          Biotechnology                  1,629.46            4%          0.1649485
Genesis Health Ventures, Inc. ......    NYSE            Health--Long Term Care           730.63            4%          0.1675393
Health Management Associates, Inc. .    NYSE            Hospital Management            2,495.82            4%          0.1729730
Healthsource, Inc. .................    NYSE            Health Maintenance
                                                        Organization                     741.34            4%          0.3440860
Healthsouth Corporation.............    NYSE            Health--Specialty              5,909.69            4%          0.1038961
Humana Inc. ........................    NYSE            Health Maintenance
                                                        Organization                   3,086.40            4%          0.2105263

                                                                                   Approximate
                                                                                     Market
                                                                                  Capitalization      % of Starting
             Issuer of the                              Industry                      as of            Portfolio        Initial
          Portfolio Security         Exchanges          Segment                  October 23, 1996         Value        Multiplier
          -------------------        ---------          --------                 ----------------        -------       ----------
                                                                                   (In Millions)
Johnson & Johnson...................    NYSE            Hospital Supplies             66,327.34            4%          0.0822622
Medpartners/Mullikin, Inc. .........    NYSE            Health Maintenance
                                                        Organization                   1,205.26            4%          0.1720430
Neuromedical Systems, Inc. .........    Nasdaq          Health--Specialty                516.75            4%          0.2162162
Olsten Corporation..................    NYSE            Health--Specialty              1,283.15            4%          0.1739130
Oxford Health Plans, Inc. ..........    Nasdaq          Health Maintenance
                                                        Organization                   3,441.59            4%          0.0871935
Phycor, Inc. .......................    Nasdaq          Health Maintenance
                                                        Organization                   1,759.06            4%          0.1216730
Quorum Health Group, Inc. ..........    Nasdaq          Hospital Management            1,291.42            4%          0.1428571
Renal Treatment Centers, Inc. ......    NYSE            Health--Specialty                683.50            4%          0.1361702
Tenet Healthcare Corporation........    NYSE            Hospital Management            4,476.70            4%          0.1893491
Total Renal Care Holdings, Inc. ....    NYSE            Health--Specialty              1,119.74            4%          0.0932945
United Healthcare Corporation.......    NYSE            Health Maintenance
                                                        Organization                   6,657.24            4%          0.1126761

      The initial Multiplier relating to each Portfolio Security indicates the number of shares of such Portfolio Security, given the market price of such Portfolio Security, required to be included in the calculation of the Starting Portfolio Value so that each Portfolio Security represents an equal percentage of the Starting Portfolio Value. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on the Pricing Date. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

Adjustments to the Multiplier and Portfolio

      The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

      1. If a Portfolio Security is subject to a stock split or reverse stock split, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security and the prior multiplier.

      2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of such Portfolio Security and the prior multiplier.

      3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the market price on the Portfolio Business Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the market price on the Trading Day preceding the ex-dividend date, and the denominator of which is the market price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

      4. If the issuer of a Portfolio Security is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Portfolio Security will continue to be included in the Portfolio so long as a market price for such Portfolio Security is available. If a market price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating the Portfolio Value and the Ending Portfolio Value for so long as no market price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

      5. If the issuer of a Portfolio Security has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available market price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available market price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available market price.

      6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities that are publicly traded of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

      No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

      The AMEX expects that no adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above, however, the AMEX may at its discretion make adjustments to maintain the economic intent of the Portfolio.

      A potential investor should review the historical performance of the Portfolio. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Portfolio will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Solely for purposes of applying final Treasury regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the Securities, the Company has determined that the projected payment schedule for the Securities will consist of payment on the maturity date of the principal amount thereof and a Supplemental Redemption Amount equal to $3.8425 per Unit. This represents an estimated yield on the Securities equal to 6.61% per annum (compounded semiannually).

      The projected payment schedule (including both the projected Supplemental Redemption Amount and the estimated yield on the Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the Securities), and is not a prediction of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

      The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the Securities during each accrual period over the term of the Securities based upon the projected payment schedule for the Securities (including both the projected Supplemental Redemption Amount and the estimated yield equal to 6.61% per annum (compounded semiannually)) as determined by the Company for purposes of the application of the Final Regulations to the Securities:

                                                        Total Interest Deemed
                                                          to Have Accrued on
                                 Interest Deemed to      Securities as of End
                               Accrue During Accrual      of Accrual Period
        Accrual Period           Period (per Unit)            (per Unit)
        --------------           -----------------            ----------

October 30, 1996 through
  April 30, 1997..............       $0.3305                   $0.3305
May 1, 1997 through
  October 31, 1997............       $0.3414                   $0.6719
November 1, 1997 through
  April 30, 1998..............       $0.3527                   $1.0246
May 1, 1998 through
  October 31, 1998............       $0.3644                   $1.3890
November 1, 1998 through
  April 30, 1999..............       $0.3764                   $1.7654
May 1, 1999 through
  October 31, 1999............       $0.3888                   $2.1542
November 1, 1999 through
  April 30, 2000..............       $0.4017                   $2.5559
May 1, 2000 through
  October 31, 2000............       $0.4150                   $2.9709
November 1, 2000 through
  April 30, 2001..............       $0.4287                   $3.3996
May 1, 2001 through
  October 31, 2001............       $0.4429                   $3.8425

----------
Projected Supplemental Redemption Amount = $3.8425 per Unit.

      Investors in the Securities may also obtain the projected payment schedule, as determined by the Company for purposes of the application of the Final Regulations to the Securities, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Office of the Corporate Secretary, 100 Church Street, New York, New York 10080.

                                     EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such

Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
     Technology Market Index Target-Term Securities(SM) due August 15, 2001
                                  ("MITTS(R)")

      On August 12, 1996, Merrill Lynch & Co., Inc. (the "Company") issued $25,000,000 aggregate principal amount (2,500,000 Units) of Technology Market Index Target-Term Securities due August 15, 2001 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Depositary described below. Units will be transferable by the Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o No payments prior to maturity
o Not redeemable prior to maturity            o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the CBOE Technology Index* (the "Index") over the Benchmark Index Value of 189.48.

      The Supplemental Redemption Amount will equal the product of (A) the Principal Amount and (B) the percentage increase from the Benchmark Index Value to the Ending Index Value. The closing value of the Index on the date the Securities were priced for initial sale to the public was 168.43 and the Benchmark Index Value exceeded such closing value by 12.5%. The Ending Index Value will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities. The Supplemental Redemption Amount will in no event be less than zero or more than $10 per $10 principal amount of Securities, representing a maximum annualized rate of return of 14.33% compounded semi-annually over the term of the Securities.

      Before you decide to invest in the Securities, carefully read this prospectus, especially "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of the Depositary.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the CBOE and the NYSE, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                   ----------

                               Merrill Lynch & Co.

                                   ----------

                  The date of this prospectus is          , 199 .

(R) "MITTS" is a registered service mark and (SM) "Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

* The use and reference of the term "CBOE Technology Index" herein has been consented to by the CBOE. The "CBOE Technology Index" is a service mark of the CBOE.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:


                                        Year Ended Last Friday in December               Nine Months
                               --------------------------------------------------           Ended
                               1993(a)     1994        1995        1996      1997     September 25, 1998
                               ----        ----        ----        ----      ----     ------------------
Ratio of earnings
to fixed charges ..........     1.4         1.2         1.2         1.2       1.2            1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Payment at Maturity

      Benchmark Index Value will Exceed Value of Index on the Pricing Date. The Benchmark Index Value exceeded the closing value of the Index on the Pricing Date by 12.5%. You should be aware that if, at maturity, the Ending Index Value does not exceed the closing Index value on the Pricing Date by more than 12.5%, you will receive only the principal amount of your Securities.

      Yield may be Below Market Interest Rates on the Pricing Date. You may receive no Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what we would pay as interest as of the Pricing Date if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      Limitation of Supplemental Redemption Amount. Because the Supplemental Redemption Amount will not exceed $10 per $10 principal amount of Securities, you will not benefit from Index increases in excess of approximately 125% of the closing Index value on the Pricing Date (the "Maximum Index Value"). In no event will the Supplemental Redemption Amount exceed $10 per $10 principal amount of Securities.

      Yield on Securities will not Reflect Dividends. The Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the Index to the maturity of the Securities will not produce the same yield as if you purchased such underlying stocks and held them for a similar period.

Trading

      The Securities are listed on the CBOE and on the NYSE under the symbol "TKM". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

      The trading value of the Securities is expected to depend substantially on the extent of the appreciation, if any, of the Index over the Benchmark Index Value. If, however, you sell your Securities prior to the maturity date at a time when the Index exceeds the Benchmark Index Value, the price you receive may be at a substantial discount from the amount expected to be payable if such excess of the Index over the Benchmark Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which you will be able to sell the Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Benchmark Index Value. The limitation that the Supplemental Redemption Amount will not exceed $10 per $10 principal amount of Securities may adversely affect the secondary market value of the Securities and such adverse effect could occur even if the value of the Index is below the Maximum Index Value. A discount could also result from rising interest rates.

      In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, you should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

      Interest Rates. Because the Securities repay at a minimum the principal amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the Securities is expected to decrease. If U.S. interest rates decrease, the trading value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, may decrease the trading value of the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the trading value of the Securities.

      Volatility of the Index. If the volatility of the Index increases, we expect that the trading value of the Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the Securities will decrease.

      Time Remaining to Maturity. We believe that before maturity the Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, we expect this time premium to decrease, thus decreasing the trading value of the Securities. In addition, the price at which you may be able to sell your Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Benchmark Index Value.

      Dividend Rates in the United States. If dividend rates on the stocks comprising the Index increase, we expect the trading value of the Securities to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, we expect the value of the Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Index and, in turn, increase the trading value of the Securities. Conversely, falling U.S. corporate dividend rates may decrease the value of the Index and, in turn, decrease the trading value of the Securities.

      The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In addition, the impact of a given factor may change depending on the prevailing value of the Index relative to the Benchmark Index Value and the Maximum Index Value and on the time remaining to maturity. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. We expect that the effect on the trading value of the Securities of a given appreciation of the Index in excess of the Benchmark Index Value to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Index

      The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Index. Since the stocks underlying the Index are of companies involved in various aspects of the high technology industry segment, factors affecting this industry segment may affect the value of the Index and therefore the trading value of the Securities.

Other Considerations

      It is suggested that you should reach an investment decision with regard to the Securities only after carefully considering the suitability of the Securities in light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

      MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on August 15, 2001.

      At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "--Payment at Maturity" below.)

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

Principal Amount X Ending Index Value - Benchmark Index Value
                   ------------------------------------------
                           Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $10 per $10 principal amount of Securities. The Benchmark Index Value equals 189.48. The Benchmark Index Value was determined on the Pricing Date by multiplying the closing value of the Index on the Pricing Date by a factor equal to 112.5%. The Ending Index Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 0.20% per annum, as more fully described below).

                                                        Total                 Pretax           Pretax Annualized
                           Percentage Change            Amount          Annualized Rate of     Rate of Return of
  Hypothetical Ending       Over the Starting        Payable at            Return on the       Stocks Underlying
      Index Value             Index Value             Maturity             Securities(1)        the Index(1)(2)
      -----------             -----------             --------             -------------        ---------------
         84.22                    -50%                 $10.00                  0.00%                -13.20%
        101.06                    -40%                 $10.00                  0.00%                 -9.77%
        117.90                    -30%                 $10.00                  0.00%                 -6.81%
        134.74                    -20%                 $10.00                  0.00%                 -4.22%
        151.59                    -10%                 $10.00                  0.00%                 -1.90%
        168.43(3)                   0%                 $10.00                  0.00%                  0.20%
        185.27                     10%                 $10.00                  0.00%                  2.12%
        202.12                     20%                 $10.67                  1.30%                  3.88%
        218.96                     30%                 $11.56                  2.92%                  5.52%
        235.80                     40%                 $12.44                  4.41%                  7.05%
        252.65                     50%                 $13.33                  5.82%                  8.49%
        269.49                     60%                 $14.22                  7.15%                  9.84%
        286.33                     70%                 $15.11                  8.41%                 11.12%
        303.17                     80%                 $16.00                  9.61%                 12.33%
        320.02                     90%                 $16.89                 10.74%                 13.48%
        336.86                    100%                 $17.78                 11.83%                 14.58%
        353.70                    110%                 $18.67                 12.86%                 15.63%

                                                        Total                 Pretax           Pretax Annualized
                           Percentage Change            Amount          Annualized Rate of     Rate of Return of
  Hypothetical Ending       Over the Starting        Payable at            Return on the       Stocks Underlying
      Index Value             Index Value             Maturity             Securities(1)        the Index(1)(2)
      -----------             -----------             --------             -------------        ---------------

        370.55                    120%                 $19.56                 13.85%                 16.64%
        387.39                    130%                 $20.00                 14.33%                 17.60%
        404.23                    140%                 $20.00                 14.33%                 18.53%
        421.08                    150%                 $20.00                 14.33%                 19.43%

----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the closing value of the Index on the Pricing Date to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 0.20% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the closing value of the Index on the Pricing Date to the applicable hypothetical Ending Index Value; (iv) no transaction fees or expenses; (v) an investment term equal to the term of the Securities; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of August 7, 1996 was approximately 0.20%.

(3)   The closing value of the Index on the Pricing Date.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein.

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 5 or more of the securities included in the Index, or

      (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts on the Index which are traded on the Chicago Board Options Exchange, Inc.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If the CBOE discontinues publication of the Index and the CBOE or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index as calculated by the CBOE or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If the CBOE discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If the CBOE discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.76% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary (the "Depositary"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

The Index

      Unless otherwise stated, all information herein on the Index is derived from the CBOE or other publicly available sources. Such information reflects the policies of the CBOE as stated in such sources and such policies are subject to change by the CBOE.

      The Index is a price-weighted stock index designed, developed, maintained and operated by, and is a service mark of, the CBOE. The Index is designed to provide an indication of the composite price performance of the common stocks of companies involved in the U.S. high technology industry segment (i.e., companies involved in the design and manufacture of high technology components and systems). The Index consists of the stocks of 30 issuers involved in various aspects of the high technology industry segment, including: computer services, telecommunications equipment, server software and hardware, design software, PC software and hardware, networking, peripherals, and semiconductors. (See the table below for a list of the stocks underlying the Index as of August 5, 1996.) The CBOE selects companies for inclusion in the Index with the aim of representing the spectrum of companies that develop components and systems that define high technology. Relevant criteria employed by the CBOE include the viability of the particular company, the extent to which that company represents the high technology sector, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the technology sector and the market value and trading activity of the common stock of that company. As of August 5, 1996, the 30 companies included in the Index were divided into five main individual groups. These individual groups comprised the following (with the number of companies currently included in each group indicated in parentheses):
Computer Hardware (8), Computer Software (6), Computer Systems & Services (6), Telecommunications (5) and Semiconductors (5). The CBOE may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above. The Index has a base date of January 3, 1995.

      The common stocks comprising the Index are currently listed either on the New York Stock Exchange or traded through the facilities of the National Association of Securities Dealers Automated Quotation System and reported as National Market System securities. As of August 5, 1996, the 30 companies included in the Index had an aggregate market value of $445.9 billion, with an average capitalization of $14.86 billion. The Index components ranged in size from $906.6 million to $72.3 billion, with a median capitalization of $4.81 billion. All of the stocks are currently the subject of listed options trading in the U.S.

      The average monthly trading volumes per Index component over the six month period ending July 31, 1996 ranged from a low of 5.65 million shares to a high of 177.6 million shares. As of August 5, 1996, the largest stock in the Index, by value, accounted for 8.88% of the Index, while the smallest represented 0.78% of the Index. Also on that date, the top five stocks in the Index accounted for 32.26% of the Index by value.

      The Index satisfies the CBOE's generic maintenance standards for options on narrow-based stock indexes.

Computation of the Index

      The Index is a price-weighted index (i.e., the weight in the Index of a stock underlying the Index (an "Underlying Stock") is based on its price per share rather than the total market capitalization of the issuer of such stock) and reflects changes in the prices of the Underlying Stocks relative to the index base date, January 3, 1995, when the Index equaled 100.00. Specifically, the Index value is calculated by (i) totaling the prices of a single share of each of the Underlying Stocks (the "Market Price Aggregate"), and (ii) dividing the Market Price Aggregate by the Index Divisor. The Index Divisor was originally chosen to result in an Index value of 100 on January 3, 1995, and is subject to periodic adjustments as set forth below. The stock prices used to calculate the Index are those reported by a primary market for the Underlying Stocks.

      The CBOE adjusts the foregoing Index Divisor to negate the effects of changes in the price of an Underlying Stock that are determined by the CBOE to be arbitrary and not due to market fluctuations. Such adjustments may result from stock splits, certain consolidations and acquisitions, the grant to shareholders of the right to purchase other securities of the issuer (e.g., spinoffs and rights issuances). The CBOE may also adjust the Index Divisor because of the substitution of an Underlying Security. In all such cases, the CBOE first recalculates the Market Price Aggregate and then determines a new Index Divisor based on the following formula:

                 New Market Price Aggregate
Old Divisor X    -------------------------- = New Divisor
                 Old Market Price Aggregate

      The Index will be maintained by the CBOE. The Index is reviewed on approximately a monthly basis by the CBOE staff. The CBOE may change the composition of the Index at any time to reflect changes affecting the components of the Index or the technology industry generally. If it becomes necessary to remove a stock from the Index (for example, because of a takeover or merger), the CBOE will only add a stock having characteristics that will permit the Index to remain within the maintenance criteria specified in CBOE Rules and within the applicable rules of the Commission. These maintenance criteria currently provide, among other things, that each component security must have (1) a market capitalization of at least $75 million, except that securities accounting for the bottom 10% of the weight of the Index may have market capitalizations of at least $50 million, and (2) trading volume of at least 500,000 shares in each of the last six months, except that securities accounting for the bottom 10% of the weight of the Index may have trading volumes of at least 400,000 shares in each of the last six months. Additionally, as of the first trading day of each January and July, no single security may account for over 25% of the weight of the Index and no five securities may account for over 50% of the weight of the Index. Furthermore, each component security must be a reported security as defined in Rule 11Aa3-1 of the Exchange Act. Finally, at least 90% of the weight of the Index and 80% of the number of components in the Index must be eligible for standardized options trading pursuant to CBOE Rules or, if currently listed for options trading, must meet the applicable maintenance standards specified in CBOE Rules. The CBOE will also take into account the capitalizations, liquidity, volatility, and name recognition of any proposed replacement stock.

      Absent prior approval of the Commission, the CBOE will not increase to more than 40, or decrease to fewer than 20, the number of stocks in the Index. Additionally, the CBOE will not make any change in the composition of the Index that would cause fewer than 90% of the stocks by weight, or fewer than 80% of the total number of stocks in the index, to qualify as stocks eligible for equity options trading under CBOE rules.

      The CBOE is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "CBOE Technology Index" may be changed at the discretion of the CBOE. The Securities are not sponsored, endorsed, sold or promoted by the CBOE. No inference should be drawn from the information contained in this Prospectus that the CBOE makes any representation or warranty, implied or express, to the Company, the beneficial owners of Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Index to track general stock market performance. The CBOE has no obligation to take the needs of the Company or the beneficial owners of Securities into consideration in determining, composing or calculating the Index. The CBOE is not responsible for, and has not participated in the determination of the timing of prices for or quantities of, the Securities to be issued or in the determination or calculation of the equation by which the Supplemental Redemption Amount is determined. The CBOE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

      The use of and reference to the Index in connection with the Securities have been consented to by the CBOE.

      Except with respect to the responsibility of the Calculation Agent to make certain calculations under certain circumstances as described herein, none of the Company, the Trustee, the Calculation Agent or the Underwriter has undertaken independent diligence of the calculation, maintenance or publication of the Index or any Successor Index. The CBOE disclaims all responsibility for any inaccuracies in the data on which the Index is based and any mistakes or errors or omissions in the calculation or dissemination of the Index and for the manner in which the Index is used in determining the Supplemental Redemption Amount, if any.

      A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
        S&P 500 Market Index Target-Term Securities(SM) due May 10, 2001
                                  ("MITTS(R)")

      On May 13, 1996, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $110,000,000 of S&P 500 Market Index Target-Term Securities due May 10, 2001 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

General:
o  Senior unsecured debt securities          o  Not redeemable prior to maturity
o  No payments prior to maturity             o  Transferable only in whole Units


Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the S&P 500 Composite Stock Price Index over the Starting Index Value of 638.26, which was the closing value of the Index on the date the Securities were priced for initial sale to the public.

      The Supplemental Redemption Amount will equal the product of (A) the Principal Amount, (B) the percentage increase from the Starting Index Value to the Ending Index Value, and (C) the Participation Rate of 110%. The Ending Index Value will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities. The Supplemental Redemption Amount will in no event be less than zero.

      Before you decide to invest in the Securities, carefully read this prospectus, especially Risk Factors beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The MITTS will be maintained through the facilities of the Securities Depository.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                   ----------

                               Merrill Lynch & Co.

                                   ----------

                  The date of this prospectus is          , 199 .

   (R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:


                                        Year Ended Last Friday in December              Nine Months
                               --------------------------------------------------          Ended
                               1993(a)     1994        1995        1996      1997    September 25, 1998
                               ----        ----        ----        ----      ----    ------------------
Ratio of earnings
to fixed charges ..........     1.4         1.2         1.2         1.2       1.2           1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS
Payment at Maturity

      Supplemental Redemption Amount May be Zero. You should be aware that if the Ending Index Value does not exceed the Starting Index Value, the Supplemental Redemption Amount will be zero. This will be true even if the value of the Index at some point between the issue date and the maturity date of the Securities exceeded the Starting Index Value. If the Supplemental Redemption Amount is zero, we will pay you only the principal amount of your Securities.

      Yield may be Below Market Interest Rates on the Pricing Date. You may not receive any Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what we would pay as interest as of the Pricing Date if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      Yield on Securities will not Reflect Dividends. Your return will not reflect the return you would realize if you actually owned the stock underlying the Index and received the dividends paid on those stocks because the Index does not reflect the payment of dividends on the stocks underlying it.

      State Law Limit on Interest Paid. New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Trading

      The Securities are listed on the New York Stock Exchange under the symbol "MIX".

      We expect that the trading value of the Securities in the secondary market will be affected by the creditworthiness of the Company and by a number of other factors. We expect that the trading value of the Securities will depend substantially on the extent of the appreciation, if any, of the Index over the Starting Index Value. See

"The Index--Historical Data on the Index" in this Prospectus for historical values of the Index. If, however, you sell your Securities prior to the maturity date at a time when the Index exceeds the Starting Index Value, the price you receive may be at a substantial discount from the amount expected to be payable if such excess of the Index over the Starting Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which you will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Starting Index Value. A discount could also result from rising interest rates.

      In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount, if any. Accordingly, you should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

      Interest Rates. Because the Securities repay at a minimum the principal amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the Securities will decrease. If U.S. interest rates decrease, we expect the trading value of the Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.

      Volatility of the Index. If the volatility of the Index increases, we expect that the trading value of the Securities will increase. If the volatility of the Index decreases, we expect that the trading value of the Securities will decrease.

      Time Remaining to Maturity. We believe that before maturity the Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, we expect this time premium to decrease, thus decreasing the trading value of the Securities. In addition, the price at which you may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Starting Index Value.

      Dividend Rates in the United States. If dividend rates on the stocks comprising the Index increase, we expect the value of the Securities to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, we expect the value of the Securities to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the value of the Index and, in turn, decrease the value of the Securities.

      The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. We expect that the effect on the trading value of the Securities of a given appreciation of the Index in excess of the Starting Index Value to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Index

      The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Index.

Other Considerations

      It is suggested that you should reach an investment decision regarding the Securities only after you carefully considering the suitability of the Securities in light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisor.

      MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on May 10, 2001.

      At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "--Payment at Maturity" below.)

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

                    (Ending Index Value-Starting Index Value)
Principal Amount X  (---------------------------------------)  X Participation Rate
                    (        Starting Index Value           )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Index Value equals 638.26, which was the closing value of the Index on the date the Securities were priced by the Company for initial sale to the public (i.e, the Pricing Date). The Participation Rate equals 110%. The Ending Index Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purpose and binding on the Company and beneficial owners of the Securities.

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 2.20% per annum, as more fully described below).

                                               Total Amount             Pretax          Pretax Annualized
                        Percentage Change   Payable at Maturity     Annualized Rate      Rate of Return of
 Hypothetical Ending    Over the Starting    per $10 Principal       of Return on        Stocks Underlying
    Index Value            Index Value      Amount of Securities    the Securities(1)    the Index(1)(2)
    -----------            -----------      --------------------    -----------------    ---------------
       319.13                 -50%                 $10.00                 0.00%              -11.41%
       382.96                 -40%                 $10.00                 0.00%               -7.89%
       446.78                 -30%                 $10.00                 0.00%               -4.89%
       510.61                 -20%                 $10.00                 0.00%               -2.25%
       574.43                 -10%                 $10.00                 0.00%                0.09%
       638.26(3)                0%                 $10.00                 0.00%                2.21%
       702.09                  10%                 $11.10                 2.10%                4.15%
       765.91                  20%                 $12.20                 4.02%                5.94%
       829.74                  30%                 $13.30                 5.80%                7.61%
       893.56                  40%                 $14.40                 7.44%                9.16%
       957.39                  50%                 $15.50                 8.97%               10.62%
     1,021.22                  60%                 $16.60                10.42%               12.00%
     1,085.04                  70%                 $17.70                11.77%               13.30%
     1,148.87                  80%                 $18.80                13.05%               14.54%
     1,212.69                  90%                 $19.90                14.27%               15.72%
     1,276.52                 100%                 $21.00                15.43%               16.84%
     1,340.35                 110%                 $22.10                16.53%               17.92%
     1,404.17                 120%                 $23.20                17.59%               18.95%

----------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 2.20% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value;
      (iv) no transaction fees or expenses; (v) a term for the Securities from May 13, 1996 to May 10, 2001; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of May 7, 1996 was approximately 2.20%.

(3)   The Starting Index Value.

      The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

      (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 8% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depository

      The issuance, all Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      Settlement for the Securities will be made by the Underwriter in immediately available funds. All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

      All disclosure contained in this Prospectus regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of May 7, 1996. Neither the Company nor the Underwriter takes any responsibility for the accuracy or completeness of such information.

General

      The Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of April 29, 1996, the 500 companies included in the Index represented approximately 77% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, these 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all of these 500 companies are listed on such exchange. As of April 29, 1996, the aggregate market value of the 500 companies included in the Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that Company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of April 29, 1996, the 500 companies included in the Index were divided into 90 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (372), Utilities (49), Transportation

(14) and Financial (65). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

Computation of the S&P 500 Index

      S&P currently computes the Index as of a particular time as follows:

      (1) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);

      (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

      (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

      (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

      (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

      (6) the resulting quotient (expressed in decimals) is multiplied by ten.

      While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of Securities upon maturity or otherwise.

      S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:


    Old Base Value X  (New Market Value) = New Base Value
                      (----------------)
                      (Old Market Value)

      The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the Index.

      A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

License Agreement

      S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

      The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

            "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                   OTHER TERMS
General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than

$3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior

Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
    Top Ten Yield Market Index Target-Term Securities(SM) due August 15, 2006
                                  ("MITTS(R)")

      On August 12, 1996, Merrill Lynch & Co., Inc. (the "Company") issued $35,000,000 aggregate principal amount (3,500,000 Units) of Top Ten Yield Market Index Target-Term Securities due August 15, 2006 (the "Securities" or the "MITTS"). Each $10 principal amount of the Securities will be deemed a "Unit" for purposes of trading and transfer at the Depositary described below. Units will be transferable by the Depositary, as more fully described below, in denominations of whole Units.

General:

o Senior unsecured debt securities            o Not redeemable prior to maturity
o No payments prior to maturity               o Transferable only in whole Units

Payment at Maturity:

                Principal Amount + Supplemental Redemption Amount

      The Supplemental Redemption Amount will be based on the percentage increase, if any, in the Top Ten Yield Index (the "Index") over the Starting Index Value which was set to 100 on the date the Securities were priced for initial sale to the public. The Index will reflect the price movements and cash dividends on a portfolio of ten common stocks with the highest dividend yields in the Dow Jones Industrial Average* (the "DJIA") on July 26, 1996 that will be reconstituted annually to reflect the stocks having the highest dividend yields in the DJIA (the "Top Ten Yield Stocks"). Subject to certain exceptions, the Index will be reduced each calendar quarter by a value equal to 0.4375% of the then current Index value.

      The Supplemental Redemption Amount will equal the product of (A) the Principal Amount, and (B) the percentage increase from the Starting Index Value to the Ending Index Value. The Ending Index Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities. The Supplemental Redemption Amount will not be less than $2.40 per $10 Principal Amount representing a minimum yield-to-maturity of 2.16% per annum calculated on a semi-annual bond equivalent basis.

      Before you decide to invest in the Securities, carefully read this prospectus, especially Risk Factors beginning on page 3.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Securities will be maintained in book-entry form only through the facilities of the Depositary.

      This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules to the By-Laws of the National Association of Securities Dealers, Inc.

                                 ---------------

                               Merrill Lynch & Co.

                                 ---------------

                 The date of this prospectus is         , 199 .

   (R)"MITTS" is a registered service mark and (sm)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July

            14, 1998, July 15, 1998, July 29, 1998, September 3, 1998, September
            8, 1998, September 29, 1998, October 13, 1998, October 21, 1998,
            October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES


      In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                  YEAR ENDED LAST FRIDAY IN DECEMBER         NINE MONTHS
                  ----------------------------------            ENDED
                    1993(a) 1994  1995  1996  1997         SEPTEMBER 25, 1998
                    ----    ----  ----  ----  ----         ------------------
Ratio of earnings
to fixed charges...  1.4    1.2   1.2   1.2   1.2                 1.1


(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.



                                  RISK FACTORS

Payment at Maturity

      Supplemental Redemption Amount May Equal Minimum Supplemental Redemption Amount. You should be aware that if the Ending Index Value does not exceed the Starting Index Value by more than 24%, you will receive at maturity only the principal amount of your Securities and the Minimum Supplemental Redemption Amount, even if the value of the Index at some point between the issue date and the maturity date of the Securities exceeded such amounts.

      Yield may be Below Market Interest Rates on the Pricing Date. The Minimum Supplemental Redemption Amount is below what we would pay as interest as of the Pricing Date if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount may not reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

      Yield on Securities will not Reflect Yield on Securities Underlying the Index. While the Index does reflect the payment of dividends on the stocks underlying the Index as described in more detail below, the yield based on the Index to the maturity of the Securities will not produce the same yield as if you purchased such underlying stocks and held them for a similar period. At the end of each calendar quarter, the dividends accrued on the stocks underlying the Index will be incorporated into the Index by adjusting the Share Multipliers of such stocks and such amounts will thereafter be subject to the price movements of such stocks. In addition, as described in more detail below, at the end of each calendar quarter, an amount equal to 0.4375% of the current value of the Index will be deducted from the value of the Index, provided that (i) there will be no deduction at the end of the calendar quarter ending in September 1996 and the deduction at the end of the calendar quarter ending in December 1996 will be increased to reflect the quarterly rate of 0.4375% prorated for the period from the date of the issuance of the Securities through the end of the calendar quarter in December 1996, and (ii) there will be a prorated amount deducted on July 31, 2006 equal to 0.1507% of the then current Index value to reflect the quarterly rate of 0.4375% for the period from July 1, 2006 through July 31, 2006. Although the Index is based on stocks which are selected based on dividends paid, you will not receive any interest, periodic or otherwise, on the Securities prior to their maturity.

      State Law Limit on Interest Paid. New York State laws govern the Senior Indenture as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Trading

      The Securities are listed on the AMEX under the symbol "MTT". We expect that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

      We expect that the trading value of the Securities will depend substantially on the extent of the appreciation, if any, of the Index over the Starting Index Value. If, however, you sell your Securities prior to the maturity date at a time when the Index exceeds the Starting Index Value, the price you receive may be at a substantial discount from the amount expected to be payable if such excess of the Index over the Starting Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which you will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Starting Index Value. A discount could also result from rising interest rates.

      In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, you should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

      Interest Rates. Because the Securities repay at a minimum the principal amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, we expect that if U.S. interest rates increase, the trading value of the Securities will decrease. If U.S. interest rates decrease, we expect that the trading value of the Securities will increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, may decrease the trading value of the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the trading value of the Securities.

      Volatility of the Index. If the volatility of the Index increases, we expect the trading value of the Securities to increase. If the volatility of the Index decreases, we expect the trading value of the Securities to decrease.

      Time Remaining to Maturity. We anticipate that before their maturity the Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which you may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Starting Index Value.

      The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates and/or Index volatility is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Index in excess of the Starting Index Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Index

      The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the Top Ten Yield Stocks. The stocks underlying the Index will be adjusted annually as more fully described below, see "The Index" in this Prospectus.

Other Considerations

      It is suggested that you should reach an investment decision only after carefully considering the suitability of the Securities in light of your particular circumstances.

      You should also consider the tax consequences of investing in the Securities and should consult your tax advisors.

      MLPF&S or its affiliates may from time to time engage in transactions involving the Top Ten Yield Stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of our obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

      The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on August 15, 2006.

      At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "--Payment at Maturity" below.)

      The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

      The Securities were issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount all as provided below. If the Ending Index Value does not exceed the Starting Index Value by more than 24%, a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount.

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

                          (Ending Index Value - Starting Index Value)
     Principal Amount  X  (-----------------------------------------)
                          (          Starting Index Value           )



provided, however, that in no event will the Supplemental Redemption Amount be less than $2.40 per $10 principal amount of the Securities. The Minimum Supplemental Redemption Amount is equivalent to a rate of return of 2.16% per annum calculated on a semi-annual bond equivalent basis. The Starting Index Value was set to 100 on the Pricing Date. The Ending Index Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and AMEX are open for trading and trading generally occurs in the over-the-counter market for equity securities and the Index is calculated and published by the AMEX. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

      The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Index, as adjusted from time to time, that experience the same price changes and dividend payments necessary to produce the indicated hypothetical Ending Index Value (which reflects a deduction from the value of the Index at the end of each calendar quarter equal to 0.4375% of the then current Index value). The pretax annualized rate of return of the stocks underlying the Index illustrated below is intended to reflect the return that might be earned by an investor who seeks to replicate the Index return by trading in the actual stocks underlying the Index and differs from the pretax annualized rate of return on the Securities because of the percentage deducted from the value of the Index each calendar quarter equal to 0.4375% of the then current Index value. Investors seeking to replicate the Index return by trading in the actual underlying stocks would not incur this periodic deduction although they might incur commissions and other transaction-related costs.

                                             Total             Pretax         Pretax Annualized
                     Percentage Change       Amount       Annualized Rate of  Rate of Return of
Hypothetical Ending  Over the Starting     Payable at       Return on the      Stock Underlying
    Index Value         Index Value         Maturity        Securities(1)        Index(1)(2)
    -----------         -----------         --------        -------------        -----------
        50                 -50%             $ 12.40             2.16%              -5.09%
        60                 -40%             $ 12.40             2.16%              -3.31%
        70                 -30%             $ 12.40             2.16%              -1.80%
        80                 -20%             $ 12.40             2.16%              -0.47%
        90                 -10%             $ 12.40             2.16%               0.70%
        100                 0%              $ 12.40             2.16%               1.75%
        110                 10%             $ 12.40             2.16%               2.71%
        120                 20%             $ 12.40             2.16%               3.59%
        130                 30%             $ 13.00             2.64%               4.41%
        140                 40%             $ 14.00             3.39%               5.16%
        150                 50%             $ 15.00             4.10%               5.87%
        160                 60%             $ 16.00             4.76%               6.53%
        170                 70%             $ 17.00             5.38%               7.15%
        180                 80%             $ 18.00             5.97%               7.74%
        190                 90%             $ 19.00             6.52%               8.30%
        200                100%             $ 20.00             7.05%               8.84%
        210                110%             $ 21.00             7.56%               9.35%
        220                120%             $ 22.00             8.04%               9.83%
        230                130%             $ 23.00             8.50%              10.30%
        240                140%             $ 24.00             8.94%              10.74%
        250                150%             $ 25.00             9.37%              11.17%
        260                160%             $ 26.00             9.78%              11.58%
        270                170%             $ 27.00             10.17%             11.98%
        280                180%             $ 28.00             10.56%             12.37%
        290                190%             $ 29.00             10.93%             12.74%
        300                200%             $ 30.00             11.28%             13.10%
        310                210%             $ 31.00             11.63%             13.44%
        320                220%             $ 32.00             11.97%             13.78%
        330                230%             $ 33.00             12.29%             14.11%
        340                240%             $ 34.00             12.61%             14.43%
        350                250%             $ 35.00             12.92%             14.74%
        360                260%             $ 36.00             13.22%             15.04%
        370                270%             $ 37.00             13.51%             15.33%
        380                280%             $ 38.00             13.80%             15.62%
        390                290%             $ 39.00             14.07%             15.90%
        400                300%             $ 40.00             14.34%             16.17%

----------

(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes, in addition to the price changes and dividend payments described above, (i) an initial investment of a fixed amount in the Top Ten Yield Stocks with the allocation of such amount reflecting an equal dollar-weighted portfolio of such stocks in the Index; (ii) a reconstruction of this portfolio investment on each Anniversary Date so as to be an equal-dollar weighted portfolio of the ten common stocks in the DJIA having the highest Dividend Yield on the second scheduled Index Business Day prior to each such Anniversary Date; (iii) a compounded quarterly rate of return on the stocks which is greater than the compounded quarterly return on the Index by 0.4375% (the amount of the quarterly deduction applied to the Index), with dividends being reinvested on a quarterly basis; (iv) no transaction fees or expenses; (v) an investment term equal to the term of the Securities; and (vi) a final Index value equal to the Ending Index Value.

The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

Adjustments to the Index; Market Disruption Events

      If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in the trading of one or more of the Top Ten Yield Stocks on any exchange in the United States or in the over-the-counter market for more than two hours of trading or during the period one-half hour prior to the close of such trading, or

      (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to one or more of the Top Ten Yield Stocks traded on any exchange for more than two hours of trading or during the period one-half hour prior to the close of such trading.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

      If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

      If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

      If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation) (the "WSJ"), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 2.16%, calculated on a semi-annual bond equivalent basis. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

      In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.76% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary (the "Depositary"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates.

DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

      DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

      So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

      If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Same-Day Settlement and Payment

      All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

Top Ten Yield Index

      The value of the Index on any Index Business Day will be calculated and disseminated by the AMEX and will equal the Top Ten Yield Portfolio Value plus the Current Quarter Dividends (as defined below) as of such Index Business Day. The Top Ten Yield Portfolio Value will equal the sum of the products of the most recently available market price and the applicable Share Multiplier for each Top Ten Yield Stock. The AMEX will generally calculate and disseminate the value of the Index based on the most recently reported prices of the stocks underlying the Index (as reported by the exchange or trading system on which such underlying stocks are listed or traded), at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B.

      Initial Determination of Top Ten Yield Portfolio

      The initial stocks in the Top Ten Yield Portfolio and their respective Dividend Yields and Share Multipliers are shown below, and have been determined by the AMEX to be the ten common stocks in the DJIA having the highest Dividend Yield on July 26, 1996 (the "Initial Stocks"). "Dividend Yield" for each common stock is determined by the AMEX by annualizing the last quarterly or semi-annual ordinary cash dividend for which the ex-dividend date has occurred, excluding any extraordinary dividend as determined by the AMEX in its sole discretion, and dividing the result by the last available sale price for each stock on its primary exchange on the date such Dividend Yield is to be determined.

                                                       Dividend         Initial
                                                       Yield on          Share
                Name of Issuer                      July 26, 1996     Multiplier
                --------------                      -------------     ----------
         Philip Morris Companies, Inc.............       3.92%          0.09479
         Texaco Inc...............................       3.80           0.11511
         Exxon Corporation........................       3.80           0.12121
         J.P. Morgan & Co. Incorporated...........       3.79           0.11111
         Chevron Corporation......................       3.46           0.17021
         General Motors Corporation...............       3.35           0.19656
         Minnesota Mining & Manufacturing Company.       2.85           0.15094
         E.I. Du Pont de Nemours and Company......       2.83           0.11994
         International Paper Company..............       2.64           0.25157
         AT&T Company.............................       2.55           0.18141

      The average (mean) dividend yield of the ten Initial Stocks contained in the Index as of July 26, 1996 was 3.30%.

      The initial Share Multiplier for each Initial Stock was determined by the AMEX and indicates the number of shares of each such Initial Stock, or portion thereof, given the closing market price of such Initial Stock on the Pricing Date, required to be included in the calculation of the original Top Ten Yield Portfolio Value so that each Initial Stock represents approximately an equal percentage of the starting value of the Index (i.e., 100) as of the Pricing Date. The respective Share Multipliers will remain constant unless adjusted for certain corporate events, quarterly dividend adjustments and annual reconstitutions as described below. The initial Share Multipliers for each of the Initial Stocks are set forth in the above table.

      Annual Top Ten Yield Portfolio Reconstitution

      As of the close of business on each Anniversary Date (as defined below) through the applicable Anniversary Date in 2005, the content of the Top Ten Yield Portfolio shall be reconstituted so as to include the ten common stocks in the DJIA having the highest Dividend Yield (the "New Stocks") on the second scheduled Index Business Day prior to such Anniversary Date (the "Annual Determination Date"), provided, however that the AMEX will only add a stock having characteristics as of such Annual Determination Date that will permit the Index to remain within certain criteria specified in the AMEX rules and within the applicable rules of the Securities and Exchange Commission. Such criteria and rules will apply only on an Annual Determination Date to exclude a proposed New Stock. If a proposed New Stock does not meet such criteria or rules, the AMEX will replace it with the common stock in the DJIA with the next highest Dividend Yield which does meet such criteria and rules. These criteria currently provide, among other things, (1) that each component stock must have a minimum market value of at least $75 million, except that up to 10% of the component securities in the Index may have a market value of $50 million; (2) that each component stock must have an average monthly trading volume in the preceding six months of not less than 1,000,000 shares, except that up to 10% of the component stocks in the Index may have an average monthly trading volume of 500,000 shares or more in the last six months; (3) 90% of the Index's numerical Index value and at least 80% of the total number of component stocks will meet the then current criteria for standardized option trading set forth in the rules of the AMEX; and
(4) all component stocks will either be listed on the AMEX, the New York Stock Exchange, or traded through the facilities of the National Association of Securities Dealers Automated Quotation System and reported as National Market System securities.

      The Share Multiplier for each New Stock will be determined by the AMEX and will indicate the number of shares of each New Stock, given the closing market price of such New Stock on the Anniversary Date, required to be included in the calculation of the Top Ten Yield Portfolio Value so that each New Stock represents approximately an equal percentage of a value equal to the Index in effect at the close of business on such Anniversary Date. As an example, if the Index in effect at the close of business on an Anniversary Date equaled 200, then each of the ten New Stocks relating to such Anniversary Date would be allocated a portion of the value of the Index equal to 20 and if the closing market price of one such New Stock on the Anniversary Date was 40, the applicable Share Multiplier would be 0.5. If the Index equaled 80, then each of the ten New Stocks would be allocated a portion of the value of the Index equal to 8 and if the closing market price of one such New Stock on the Anniversary Date was 40, the applicable Share Multiplier would be 0.2. The last Anniversary Date on which such reconstitution will occur will be the Anniversary Date in 2005, which will be approximately one year prior to the maturity date of the Securities. "Anniversary Date" shall mean the anniversary date of the date the Securities are initially issued; provided, however, that if such date is not an Index Business Day or a Market Disruption Event occurs on such date, then the Anniversary Date for such year shall mean the immediately succeeding Index Business Day on which a Market Disruption Event does not occur. "Top Ten Yield Stock" at any time shall mean the stocks contained in the Top Ten Yield Portfolio at such time.

Dow Jones Industrial Average

      The DJIA is comprised of 30 common stocks chosen by the editors of the WSJ as representative of the broad market of American industry generally. The companies are major factors in their industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the companies, the stock exchange or any official agency or the Company. For the sake of continuity, changes are made infrequently. Most substitutions have been the result of mergers, but from time to time, changes may be made to achieve a better representation. The components of the DJIA may be changed at any time for any reason. Dow Jones & Company, Inc., publisher of the WSJ, is not affiliated with the Company, has not participated in any way in the creation of the Securities or in the selection of stocks to be included in the Top Ten Yield Portfolio and has not reviewed or approved any information included in this Prospectus.

      The first DJIA, consisting of 12 stocks, was published in the WSJ in 1896. The list grew to 20 stocks in 1916 and to 30 stocks on October 1, 1928. For two periods of 17 consecutive years each, there were no changes to the list; March 15, 1939-July 2, 1956 and June 2, 1959-August 8, 1976.

      The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Top Ten Yield Portfolio stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of Securities should undertake an independent investigation of the issuers of the Top Ten Yield Portfolio stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities. The composition of the Index does not reflect any investment or sell recommendations of the Company or its affiliates.

Cash Dividends

      Current Quarter Dividend

      As described above, the value of the Index will include an amount reflecting Current Quarter Dividends. "Current Quarter Dividends" for any day will be determined by the AMEX and will equal the sum of the Dividend Payment for each Top Ten Yield Stock. The "Dividend Payment" with respect to a Top Ten Yield Stock for any day will equal the sum of the products of (i) each dividend paid by the issuer of such Top Ten Yield Stock on one share of such Top Ten Yield Stock during the Current Quarter (not including any reinvestment thereof) multiplied by (ii) the Share Multiplier applicable to such Top Ten Yield Stock at the time each such dividend is paid. A dividend will be considered paid by an issuer at the open of business on the ex-dividend date (i.e., generally, the trading day on which the market price of the stock reflects the payment of the dividend). "Current Quarter" shall mean the period from and including August 9, 1996 through December 31, 1996, and after December 31, 1996, from and including the first day of the then current calendar quarter containing the day on which the applicable Dividend Payment is being determined to and including the day on which the applicable Dividend Payment is being determined.

      Quarterly Stock Dividend

      As of the first day of the start of each calendar quarter, the AMEX will allocate the Current Quarter Dividends as of the end of the immediately preceding calendar quarter to each then outstanding Top Ten Yield Stock. The amount of the Current Quarter Dividends allocated to each Top Ten Yield Stock will equal the percentage of the value of such Top Ten Yield Stock contained in the Top Ten Yield Portfolio relative to the value of the entire Top Ten Yield Portfolio based on the closing market price on the last Index Business Day in the immediately preceding calendar quarter. The Share Multiplier of each such outstanding Top Ten Yield Stock will be increased to reflect the number of shares, or portion of a share, that the amount of the Current Quarter Dividend allocated to such Top Ten Yield Stock can purchase of each such Top Ten Yield Stock based on the closing market price on the last Index Business Day in the immediately preceding calendar quarter.

      Quarterly Deduction

      At the end of each calendar quarter, the Index will be reduced by a value equal to 0.4375% of the then current Index, provided that (i) there will be no deduction at the end of the calendar quarter ending in September 1996 and the deduction at the end of the calendar quarter ending in December 1996 will be increased to reflect the quarterly rate of 0.4375% prorated for the period from the date of the issuance of the Securities through the end of the calendar quarter in December 1996 and (ii) the Index will be reduced at the close of business on July 31, 2006 by a value equal to 0.1507% of the closing value of the Index on such date. With respect to the period ending December 31, 1996, the quarterly rate of 0.4375% will be prorated by multiplying it by a factor equal to the result of dividing the number of days in the period from the date the Securities are issued through the calendar quarter ending in December 1996 by 90.

Adjustments to the Share Multiplier and Top Ten Yield Portfolio

      The Share Multiplier with respect to any Top Ten Yield Stock and the Top Ten Yield Portfolio will be adjusted as follows:

      1. If a Top Ten Yield Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Multiplier relating to such Top Ten Yield Stock will be adjusted to equal the product of the number of shares issued with respect to one such share of such Top Ten Yield Stock and the prior multiplier.

      2. If a Top Ten Yield Stock is subject to a stock dividend (issuance of additional shares of the Top Ten Yield Stock) that is given equally to all holders of shares of the issuer of such Top Ten Yield Stock, then once the dividend has become effective and such Top Ten Yield Stock is trading ex-dividend, the Share Multiplier will be adjusted so that the new Share Multiplier shall equal the former Share Multiplier plus the product of the number of shares of such Top Ten Yield Stock issued with respect to one such share of such Top Ten Yield Stock and the prior multiplier.

      3. If the issuer of a Top Ten Yield Stock is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Top Ten Yield Stock will continue to be included in the Top Ten Yield Portfolio so long as a Market Price for such Top Ten Yield Stock is available. If a market price is no longer available for a Top Ten Yield Stock for whatever reason, including the liquidation of the issuer of such Top Ten Yield Stock or the subjection of the issuer of such Top Ten Yield Stock to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Top Ten Yield Stock will equal zero in connection with calculating the Top Ten Yield Portfolio Value for so long as no market price is available, and no attempt will be made to immediately find a replacement stock or increase the value of the Top Ten Yield Portfolio to compensate for the deletion of such Top Ten Yield Stock. If a market price is no longer available for a Top Ten Yield Stock as described above, the Top Ten Yield Portfolio Value will be computed based on the remaining Top Ten Yield Stocks for which market prices are available and no new stock will be added to the Top Ten Yield Portfolio until the annual reconstitution of the Top Ten Yield Portfolio. As a result, there may be periods during which the Top Ten Yield Portfolio contains fewer than ten Top Ten Yield Stocks.

      4. If the issuer of a Top Ten Yield Stock has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Top Ten Yield Stock will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available market price for such Top Ten Yield Stock and that value will be constant until the Top Ten Yield Portfolio is reconstituted. At such time, no adjustment will be made to the Share Multiplier of such Top Ten Yield Stock.

      5. If the issuer of a Top Ten Yield Stock issues to all of its shareholders equity securities that are publicly traded of an issuer other than the issuer of the Top Ten Yield Stock, then such new equity securities will be added to the Top Ten Yield Portfolio as a new Top Ten Yield Stock. The Share Multiplier for such new Top Ten Yield Stock will equal the product of the original Share Multiplier with respect to the Top Ten Yield Stock for which the new Top Ten Yield Stock is being issued (the "Original Top Ten Yield Stock") and the number of shares of the new Top Ten Yield Stock issued with respect to one share of the Original Top Ten Yield Stock.

      No adjustments of any Share Multiplier of a Top Ten Yield Stock will be required unless such adjustment would require a change of at least 1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified above will be rounded to the nearest ten-thousandth with five hundred-thousandths being rounded upward.

      The AMEX expects that no adjustments to the Share Multiplier of any Top Ten Yield Stock or to the Top Ten Yield Portfolio will be made other than those specified above, however, the AMEX may at its discretion make adjustments to maintain the value of the Index if certain events would otherwise alter the value of the Index despite no change in the market prices of the Top Ten Yield Stocks.

Historical Performance of the Index

      A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

                                   OTHER TERMS

General

      The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                             MERRILL LYNCH & CO., INC.
           STOCK MARKET ANNUAL RESET TERM-SM- NOTES DUE DECEMBER 31, 1999
                                     (SERIES A)
                                 "SMART NOTES-SM-"

     ON APRIL 29, 1993, MERRILL LYNCH & CO., INC. ("WE" OR THE "COMPANY") ISSUED $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF STOCK MARKET ANNUAL RESET TERM NOTES (SERIES A) DUE DECEMBER 31, 1999 (THE "NOTES" OR "SMART NOTES"). AS OF THE DATE OF THIS PROSPECTUS, $20,000,000 AGGREGATE PRINCIPAL AMOUNT OF THE NOTES REMAIN OUTSTANDING.

     The Notes will mature and be repayable at 100% of their principal amount on December 31, 1999. We may not redeem the Notes prior to their maturity.

     We will pay interest on the Notes on each June 30 and December 30 at a rate per year equal to the Participation Rate set forth below multiplied by the percentage increase, if any, in the S&P MidCap 400 Composite Stock Price Index. For each $1,000 principal amount of the Notes that you own, you will not receive less than the Minimum Annual Payment or more than the Maximum Annual Payment as set forth in the table below.

     Minimum Annual Payment..................          $30   (3%)
     Maximum Annual Payment..................          $100  (10%)
     Participation Rate......................              65%

     For information as to the calculation of the amount payable in any calendar year and the calculation of the S&P MidCap 400 Index, see "Description of Notes" and "The Standard & Poor's MidCap 400 Index" in this prospectus.
BEFORE YOU DECIDE TO INVEST IN THE NOTES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     The Notes will be maintained in book-entry form only through the facilities of the Securities Depository.

     The Notes have been listed on the New York Stock Exchange under the symbol "MERIQ 99".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 -------------------
                                 MERRILL LYNCH & CO.
                                 -------------------

                THE DATE OF THIS PROSPECTUS IS              , 199 .
    -SM-"SMART Notes" and "Stock Market Annual Reset Term" are service marks of
                             Merrill Lynch & Co., Inc.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:


                   YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS
                   ----------------------------------          ENDED
                     1993(a) 1994  1995  1996  1997       SEPTEMBER 25, 1998
                      ----   ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges...   1.4    1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                    RISK FACTORS

INTEREST PAYMENTS

     If the Ending Annual Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.62%, you will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the S&P MidCap 400 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than approximately 4.62%. The annual amount payable on the Notes based on the S&P MidCap 400 Index is limited to the Participation Rate multiplied by the percent increase in such index during the period between the date of the determination of the applicable Starting Annual Value for such year and the date of the determination of the applicable Ending Annual Value for such year, and in no event will such amount exceed the Maximum Annual Payment. If the Ending Annual Value applicable to a December Payment Date exceeds the Starting Annual Value applicable to such December Payment Date by more than approximately 15.38%, you would receive only the Maximum Annual Payment for the applicable payment period.

     You will receive total annual payments equal to not less than the Minimum Annual Payment, and will be repaid 100% of the principal amount of the Notes at maturity. You may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what we would pay as interest as of the date of issuance if we issued non-callable senior debt securities with a similar maturity as that of the Notes. The payment of additional amounts on the Notes is subject to the conditions described under "Description of Notes--Interest Payments". The return of principal of the Notes at maturity and the payment of the

Minimum Annual Payment are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The amount payable on the Notes based on the S&P MidCap 400 Index will not produce the same return as if you purchased the stocks underlying the S&P MidCap 400 Index and held them for a similar period because of the following: (i) the S&P MidCap 400 Index does not reflect the payment of dividends on the stocks underlying it, (ii) the amounts payable on the Notes do not reflect any changes in the S&P MidCap 400 Index for the period between the determination of an Ending Annual Value and the determination of the next succeeding Starting Annual Value, and (iii), the annual amount payable is limited to 65% of the percentage increase in the S&P MidCap 400 Index during any relevant period, subject to the Minimum Annual Payment and the Maximum Annual Payment.

TRADING

     The Notes are listed on the New York Stock Exchange under the symbol "MERIQ 99". We expect that the secondary market for the Notes (including prices in such market) will likely be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

     The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected theoretical effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

     RELATIVE LEVEL OF THE S&P MIDCAP 400 INDEX. We expect that the trading value of the Notes will depend significantly on the extent of the appreciation, if any, of the S&P MidCap 400 Index over the Annual Starting Value applicable to the next succeeding December Payment Date. If, however, you sell your Notes at a time when the S&P MidCap 400 Index exceeds the Annual Starting Value, the sale price may nevertheless be at a discount from the amount expected to be payable if such excess were to prevail until the next December Payment Date. Furthermore, the price at which you will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P MidCap 400 Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The value of the Notes may also be affected by the limitation of the applicable Maximum Annual Payment.

     VOLATILITY OF THE S&P MIDCAP 400 INDEX. If the volatility of the S&P MidCap 400 Index increases, we expect the trading value of the Notes to increase. If the volatility of the S&P MidCap 400 Index decreases, we expect the trading value of the Notes to decrease.

     U.S. INTEREST RATES. In general, if U.S. interest rates increase, we expect the value of the Notes to decrease. If U.S. interest rates decrease, we expect the value of the Notes to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the S&P MidCap 400 Index. Rising interest rates may lower the level of the S&P MidCap 400 Index and, thus, the value of the Notes. Falling interest rates may increase the level of the S&P MidCap 400 Index and, thus, may increase the value of the Notes.

     TIME REMAINING TO DECEMBER PAYMENT DATES. We anticipate that prior to each December Payment Date, the Notes may trade at a value above that which may be inferred from the level of U.S. interest rates and the S&P MidCap 400 Index. This difference will reflect a "time premium" due to expectations concerning the level of the S&P MidCap 400 Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

          TIME REMAINING TO MATURITY. As the number of remaining December Payment Dates decreases, the cumulative value of all the annual rights to receive an amount that reflects participation in the appreciation of the S&P MidCap 400 Index above the Starting Annual Value (which would be realized in interest payments in excess of the Minimum Annual Payment) will decrease, thus decreasing the value of the Notes. Furthermore, as the time to maturity decreases, the value of the right to receive the Minimum Annual Payment and the principal amount is expected to increase, thus increasing the value of the Note.

          DIVIDEND RATES. A number of complex relationships between the relative values of the Notes and dividend rates are likely to exist. If dividend rates on the stocks comprising the S&P MidCap 400 Index increase, the value of the annual right to receive an amount that reflects participation in the appreciation of the S&P MidCap 400 Index above the Starting Annual Value is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P MidCap 400 Index decrease, the value of the annual right to receive such an amount is expected to increase and, therefore, the value of the Notes is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P MidCap 400 Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the S&P MidCap 400 Index and, in turn, decrease the value of the Notes.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the Notes in the light of your particular circumstances.

     You should also consider the tax consequences of investing in the Notes and should consult your tax advisors.

                                 DESCRIPTION OF NOTES

GENERAL

     The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1999.

     The Notes are not subject to redemption prior to maturity by the Company or at the option of any beneficial owner. Upon the occurrence of an Event of Default with respect to the Notes, however, beneficial owners of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Notes were issued in denominations of $1,000 and integral multiples thereof.

INTEREST PAYMENTS

     For each full calendar year, the Company will pay interest in an amount equal to the following for each $1,000 principal amount of Notes:

          $1,000 Annual Percent Appreciation Participation Rate provided, however, that the per annum amount payable as a result of the foregoing on the Notes will not be less than the Minimum Annual Payment or greater than the Maximum Annual Payment. The table below specifies the Minimum Annual Payment and the Maximum Annual Payment on a per annum basis per $1,000 principal amount of Notes as well as the Participation Rate.

          Minimum Annual Payment.............          $30    (3%)
          Maximum Annual Payment.............          $100   (10%)
          Participation Rate.................              65%

     The "Annual Percent Appreciation" applicable to the determination of the amount payable in any year will equal (i) the Ending Annual Value minus the Starting Annual Value, divided by (ii) the Starting Annual Value. The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P MidCap 400 Index on the first NYSE Business Day (as defined herein) in such year on which a Market Disruption Event has not occurred as determined by State Street Bank and Trust Company (the "Calculation Agent"); provided, however, that if a Market Disruption Event shall have occurred on each of the first ten NYSE Business Days in any year, the "Starting Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P MidCap 400 Index on such tenth NYSE Business Day regardless of whether a Market Disruption Event occurs on such day. The "Ending Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P MidCap 400 Index on the seventh scheduled NYSE Business Day preceding the end of such year (including December 31 if it is a scheduled NYSE Business Day) as determined by the Calculation Agent, unless a Market Disruption Event has occurred on such day. In the event that a Market Disruption Event has occurred on the seventh scheduled NYSE Business Day preceding the end of such year, the "Ending Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P MidCap 400 Index on the sixth scheduled NYSE Business Day preceding the end of such year regardless of whether such day is a NYSE Business Day or a Market Disruption Event occurs on such day. The Calculation Agent will determine the seventh scheduled NYSE Business Day, and, if necessary, the sixth scheduled NYSE Business Day prior to each December Payment Date.

     If the Ending Annual Value applicable to such December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.62%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the S&P MidCap 400 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than approximately 4.62%. If the Ending Annual Value applicable to a December Payment Date exceeds the Starting Annual Value applicable to such December Payment Date by more than approximately 15.38%, the beneficial owners of the Notes would receive only the Maximum Annual Payment for the applicable payment period.

     Any day on which a Starting Annual Value or an Ending Annual Value is required to be calculated is referred to herein as a "Calculation Day". A "NYSE Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the

     Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 80 or more of the securities included in the S&P MidCap 400 Index, or

          (ii) the suspension or material limitation, in each case for more than two hours of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), in (A) futures contracts related to the S&P MidCap 400 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P MidCap 400 Index which are traded on the American Stock Exchange.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

INTEREST PAYMENT DATES

     The Company will make semiannual interest payments on the Notes on June 30 and December 31 of each year ("June Payment Dates" and "December Payment Dates", respectively), except as provided below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30. For each Note, the Company will pay half of the Minimum Annual Payment for each calendar year on the June Payment Date, and will pay the balance of the annual amount payable on such Note for such year on the December Payment Date.

     Notwithstanding the foregoing, if it is known at least three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to a December Payment Date for Series A Notes will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

S&P MIDCAP 400 INDEX

     The following table illustrates hypothetical annual payments on the Notes using assumed changes in the S&P MidCap 400 Index. THE NUMBERS BELOW ARE SHOWN FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT INTENDED TO PREDICT EITHER THE FUTURE LEVELS OF THE S&P MIDCAP 400 INDEX OR THE PAYMENTS TO BE RECEIVED ON THE NOTES.

                          HYPOTHETICAL SMART NOTE PAYMENTS

                                                              HYPOTHETICAL
          HYPOTHETICAL     HYPOTHETICAL    INDEX   PARTICI-    ANNUALIZED
           STARTING           ENDING      PERCENT  PATION         SMART
YEAR     ANNUAL VALUE(1)  ANNUAL VALUE(2)  CHANGE   RATE    NOTE PAYMENT RATE(3)
----     ---------------  --------------- -------  -------  --------------------

  1          163               180         10.43%    65%         6.78%
  2          178               206         15.73%    65%        10.00%**
  3          208               174        -16.35%    65%         3.00%*
  4          174               218         25.29%    65%        10.00%**
  5          217               216         -0.46%    65%         3.00%*
  6          219               284         29.68%    65%        10.00%**
  7          283               310          9.54%    65%         6.20%

----------------
(1) Assumed closing value of the S&P MidCap 400 Index on the first NYSE Business Day of each year.
(2) Assumed closing value of the S&P MidCap 400 Index on the seventh scheduled NYSE Business Day prior to the end of each year.
(3)  Simple interest basis.
  *  Minimum Annual Payment ($30 per $1,000 principal amount (3% per annum)).
**   Maximum Annual Payment ($100 per $1,000 principal amount (10% per annum)).

     The above information is for purposes of illustration only. The actual amount payable in any year on the Notes will depend entirely on the Starting Annual Value and Ending Annual Value applicable to such year determined by the Calculation Agent as provided herein and the Minimum Annual Payment, Maximum Annual Payment and Participation Rate.

     A potential investor should review the historical performance of the S&P MidCap 400 Index. The historical performance of the S&P MidCap 400 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P MidCap 400 Index will increase sufficiently during any calendar year to cause the beneficial owners of the Notes to receive an amount in excess of the Minimum Annual Payment during any such calendar year.

UNAVAILABILITY OF THE S&P MIDCAP 400 INDEX

     If S&P discontinues publication of the S&P MidCap 400 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P MidCap 400 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P MidCap 400 Index and calculate the Starting Annual Value and/or the Ending Annual Value as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

     If the S&P MidCap 400 Index is unavailable or S&P discontinues publication of the S&P MidCap 400 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P MidCap 400 Index for any such Calculation Day used to calculate the Starting Annual Value or Ending Annual Value, as the case may be, will be calculated as described below.

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P MidCap 400 Index as described below, such Successor Index or value shall be substituted for the S&P MidCap 400 Index for all purposes.

     If at any time the method of calculating the S&P MidCap 400 Index, or the value thereof, is changed in a material respect, or if the S&P MidCap 400 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P MidCap 400 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P MidCap 400 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P MidCap 400 Index, as adjusted. Accordingly, if the method of calculating the S&P MidCap 400 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P MidCap 400 Index as if it had not been modified (e.g., as if such split had not occurred).

     If the S&P MidCap 400 Index is unavailable or the publication of the S&P MidCap 400 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P MidCap 400 Index for any such Calculation Day will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

             (1) identifying the component stocks of the S&P MidCap 400 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

             (2) for each Last Component Stock, calculating as of each such NYSE Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market

     Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

             (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

             (4) ascertaining the Base Value (as defined below under "The Standard & Poor's MidCap 400 Index--Computation of the S&P MidCap 400 Index") in effect as of the last day on which either the S&P MidCap 400 Index or any Successor Index was published by S&P or another entity, adjusted as described below;
             (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

             (6) multiplying the resulting quotient (expressed in decimals) by 100.

     If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P MidCap 400 Index thereafter.

     If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

     If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's MidCap 400 Index--Computation of the S&P MidCap 400 Index").

     If S&P discontinues publication of the S&P MidCap 400 Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each NYSE Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year or (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P MidCap 400 Index may adversely affect trading in the Notes.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, of interest calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment based on the ratio of the number of days from and including the date the Starting Annual Value applicable to such year is determined to but excluding the date of early repayment, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 360. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

SECURITIES DEPOSITORY

     The Notes are represented by one fully registered global security (the "Global Security"). Such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     SO LONG AS THE SECURITIES Depository, OR ITS NOMINEE, IS THE REGISTERED OWNER OF THE GLOBAL SECURITY, THE SECURITIES Depository OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL SECURITY FOR ALL PURPOSES UNDER THE SENIOR INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN THE GLOBAL SECURITY WILL NOT BE ENTITLED TO HAVE THE NOTES REPRESENTED BY SUCH GLOBAL SECURITY REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE NOTES IN DEFINITIVE REGISTERED FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE SENIOR INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN THE GLOBAL SECURITY MUST RELY ON THE PROCEDURES OF THE SECURITIES Depository AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER UNDER THE SENIOR INDENTURE. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to Notes registered in the name of the Securities Depository or its nominee, will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relative to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor Depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Security.

     The management of the Securities Depository is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depository has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depository ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, the Securities Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depository's Direct and Indirect Participants, third party vendors from whom the Securities Depository licenses software and hardware, and third party vendors on whom the Securities Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depository is in the process of developing such contingency plans as it deems appropriate.

     According to the Securities Depository, the information in the preceding two paragraphs with respect to the Securities Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                      THE STANDARD & POOR'S MIDCAP 400 INDEX

     All disclosure contained in this Prospectus regarding the S&P MidCap 400 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of April 16, 1993. Neither the Company nor MLPF&S take any responsibility for such information.

GENERAL

     The S&P MidCap 400 Index is published by S&P and is intended to provide an indication of the pattern of price movements of common stocks of corporations having mid-market capitalization. The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 400 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 substantially similar companies on December 31, 1990. As of April 16, 1993, 263 (66%) of the companies included in the S&P MidCap 400 Index were listed on the New York Stock Exchange, 125 (31%) of the companies were traded in the over-the-counter market and 12 (3%) of the companies were listed on the American Stock Exchange. As of February 3, 1993, the aggregate Market Value of the 400 companies included in the S&P MidCap 400 Index represented approximately 15% of the aggregate Market Value of United States domestic companies. The 400 companies are not the largest companies listed on The New York Stock Exchange (the companies included in the Standard & Poor's 500 Composite Stock Price Index, which had a median market capitalization of $3.1 billion at April 16, 1993, are generally larger than those included in the S&P MidCap 400 Index, which had a median market capitalization of $846.8 million at April 16, 1993). S&P chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving (for companies of mid-market capitalization) a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market with respect to such mid-market corporations. Relevant criteria employed by S&P in selecting companies for the S&P MidCap 400 Index include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

COMPUTATION OF THE S&P MIDCAP 400 INDEX

     As of April 16, 1993, S&P computed the S&P MidCap 400 Index as of a particular time as follows:

             (1) the Market Value of each component stock is determined as of such time;

             (2) the Market Values of all component stocks as of such time (as determined under clause (1) above) are aggregated;

             (3) the Market Values as of December 31, 1990 (the "Base Period") of the common stock of each company in a group of 400 substantially similar companies is determined;

             (4) the Market Values of all such common stocks as of the Base Period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

             (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

             (6) the resulting quotient (expressed in decimals) is multiplied by 100.

     While S&P currently employs the above methodology to calculate the S&P MidCap 400 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to beneficial owners of the Notes.

     S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of additional shares of stock by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P MidCap 400 Index and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may
be) and then determines the New Base Value in accordance with the following formula:

                              New Market Value
             Old Base Value x ----------------   = New Base Value
                              Old Market Value

The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P MidCap 400 Index.

     A potential investor should review the historical performance of the S&P MidCap 400 Index. The historical performance of the S&P MidCap 400 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P MidCap 400 Index will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount at the maturity of the Notes.

LICENSE AGREEMENT

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Notes, and the Company is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

             "The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P MidCap 400 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the S&P MidCap 400 Index. S&P is not responsible for and has not participated in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes."

                                     OTHER TERMS

GENERAL

     The Note were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                   Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                              MERRILL LYNCH & CO., INC.

EQUITY PARTICIPATION SECURITIES WITH MINIMUM RETURN PROTECTION DUE JUNE 30, 1999

     On June 28, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $355,000,000 aggregate principal amount of Equity Participation Securities with Minimum Return Protection due June 30, 1999 (the "Securities", or the "Notes"). As of the date of this prospectus, $220,000,000 aggregate principal amount of the Securities remain outstanding. The Securities were issued in denominations of $1,000 and integral multiples thereof, bear no periodic payments of interest and will mature on June 30, 1999.

GENERAL:
                         - Senior unsecured debt securities
                         - No payments prior to maturity
                         - Not redeemable prior to maturity

PAYMENT AT MATURITY:

                  Principal Amount + Supplemental Redemption Amount

     The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage change from 447.43, the closing value of the S&P 500 Index on June 16, 1993, as compared to the Final Average Value, and (C) 128%. In no event, however, will the Supplemental Redemption Amount be less than $200 per $1,000 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum annualized rate of return of 3.06%. The calculation of the Final Average Value, as more fully described herein, will equal the arithmetic average of the closing values of the S&P 500 Index on certain days during June of 1997, 1998 and 1999.

     For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity and the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this prospectus. BEFORE YOU DECIDE TO INVEST IN THE SECURITIES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     The Securities will be maintained in book-entry form only through the facilities of DTC.

     The Securities have been listed on the New York Stock Exchange under the symbol "MERP ZR99".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                -------------------
                                MERRILL LYNCH & CO.
                                -------------------

                the date of this prospectus is        , 199 .

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                    YEAR ENDED LAST FRIDAY IN DECEMBER        NINE MONTHS
                    ----------------------------------           ENDED
                     1993(a)  1994  1995  1996  1997       SEPTEMBER 25, 1998
                     -------  ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges.....  1.4     1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                     RISK FACTORS
PAYMENT AT MATURITY

     You should be aware that if the Final Average Value of the S&P 500 Index does not exceed the Initial Value by more than approximately 15.63%, you will receive only the principal amount of your Securities and the Minimum Supplemental Redemption Amount. You may receive a Supplemental Redemption Amount equal only to the Minimum Supplemental Redemption Amount at maturity, and such Minimum Supplemental Redemption Amount is below what we would pay as interest as of the date of issuance if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount are not expected to reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

     The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore, in addition to the considerations regarding averaging discussed below, the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if you purchased such underlying stocks and held them for a similar period.

     Because the Final Average Value will be based upon average values of the S&P 500 Index during specified periods in three successive years, a significant increase in the S&P 500 Index as measured by the average values during the specified period in the final year, or in either earlier year, may be substantially or entirely offset by the average values of the S&P 500 Index during the specified periods in the other two years.

TRADING

     The Securities are listed on the New York Stock Exchange under the symbol "MERP ZR99". There can be no assurances as to how the Securities will trade in the secondary market or whether such market will be liquid. We expect that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. Because the Final Average Value is an average of the three Calculation Values as described below, the price at which you will be able to sell such Security in the secondary market may be at a discount if the first or second such Calculation Value is below the Initial Value.

     We expect that the trading value of the Securities will depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, you sell your Securities prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the price you receive may be at a discount from the amount expected to be payable if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date and the effect of the value of the S&P 500 Index on prior days used to calculate the Final Average Value, if any. Furthermore, the price at which you will be able to sell your Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value and/or if the value of the S&P 500 Index on prior days used to calculate the Final Average Value, if any, was below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

     The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, you should be aware that factors other than the level of the S&P 500 Index are likely to affect the Securities' trading value. The expected theorized effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

     INTEREST RATES. In general, if U.S. interest rates increase, we expect the value of the Securities to decrease. If U.S. interest rates decrease, we expect the value of the Securities to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

     VOLATILITY of the S&P 500 Index. If the volatility of the S&P 500 Index increases, we expect the trading value of the Securities to increase. If the volatility of the S&P 500 Index decreases, we expect the trading value of the Securities to decrease.

     TIME REMAINING TO MATURITY. We anticipate that prior to the maturity date, the Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which you may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the minimum expected value at maturity if one or more Calculation Values, as defined below, were below, equal to or not sufficiently above the Initial Value.

     DIVIDEND RATES IN THE UNITED STATES. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the value of the S&P 500 Index and, in turn, decrease the value of the Securities.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the Securities in light of your particular circumstances.

     Investors should also consider the tax consequences of investing in the Securities and should consult your tax advisors.

                              DESCRIPTION OF SECURITIES
GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described under "Other Terms" in this Prospectus. The Securities will mature on June 30, 1999.

     No periodic payments of interest will be payable with respect to the Securities. (See "Payment at Maturity", below.)

     The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the

Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Securities are transferable in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

     At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, all as provided below. If the Final Average Value of the S&P 500 Index does not exceed the Initial Value by more than approximately 15.63%, a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount.

     At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:

        Principal Amount  x  Final  Average  Value - Initial  Value  x  128%
                             --------------------------------------
                                         Initial Value

provided, that the Supplemental Redemption Amount will not be less than the Minimum Supplemental Redemption Amount of $200 per $1,000 principal amount of Securities. The Initial Value equals 447.43, the closing value of the S&P 500 Index on June 16, 1993.

     The Final Average Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1997, 1998 and 1999. The Yearly Value for any year will be calculated during the Calculation Period for such year which will be from and including June 18 in 1997, June 18 in 1998 and June 17 in 1999 to and including the fifth scheduled Business Day after such date. The Yearly Value for each year will equal the arithmetic average (mean) of the closing values of the S&P 500 Index on the first day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the closing value of the S&P 500 Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption Event shall have occurred on such day.

     For purposes of determining the Final Average Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

     If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Average Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in THE WALL STREET JOURNAL (or another newspaper of general circulation) within three Business Days of such selection.

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the S&P 500 Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index".

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

           (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     The following table illustrates, for a range of hypothetical Final Average Values, the total amount payable at maturity for each $1,000 principal amount of Securities.

                                                            TOTAL
HYPOTHETICAL FINAL               PERCENTAGE CHANGE          AMOUNT
 AVERAGE VALUE OF                   OVER INITIAL          PAYABLE AT
THE S&P 500 INDEX                     VALUE                MATURITY
-----------------                -----------------        ----------

     223.72                           -50%                  $1,200
     268.46                           -40%                  $1,200
     313.20                           -30%                  $1,200
     357.94                           -20%                  $1,200
     402.69                           -10%                  $1,200
     447.43(1)                          0%                  $1,200
     492.17                            10%                  $1,200
     536.92                            20%                  $1,256
     581.66                            30%                  $1,384
     626.40                            40%                  $1,512
     671.15                            50%                  $1,640
     715.89                            60%                  $1,768
     760.63                            70%                  $1,896
     805.37                            80%                  $2,024
     850.12                            90%                  $2,152
     894.86                           100%                  $2,280
     939.60                           110%                  $2,408
     984.35                           120%                  $2,536

-----------------------
(1)  Initial Value.

     The above figures are for purposes of illustration only. The actual Total Redemption Amount received by investors will depend entirely on the actual Final Average Value determined by the Calculation Agent as provided herein. Because the Final Average Value will be based upon average values of the S&P 500 Index during specified periods in three successive years, a significant increase or decrease in the S&P 500 Index as measured by the average values during the specified period in any year may be substantially or entirely offset by the average values of the S&P 500 Index during the specified periods in the other two years.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the state of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

     If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Dates, the value to be substituted for the S&P 500 Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be the value computed by the Calculation Agent for each such Calculation Date in accordance with the following procedures:

     (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

     (2) for each Last Component Stock, calculating as of each such Calculation Date the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

     (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

     (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index--Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

     (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

     (6)  multiplying the resulting quotient (expressed in decimals) by ten.

     If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

     If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

     If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index--Computation of the S&P 500 Index").

     If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $1,000 principal amount thereof, will be equal to: (i) the initial issue price ($1,000), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Notes so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Notes, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Notes for prior years when the Notes shall have been outstanding, the average of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 3.06%, calculated on a semiannual bond equivalent basis. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

DEPOSITORY

     The Securities are represented by three fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary (the "Depositary"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     SO LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED OWNER OF A GLOBAL SECURITY, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE SECURITIES REPRESENTED BY SUCH GLOBAL SECURITY FOR ALL PURPOSES UNDER THE SENIOR INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN A GLOBAL SECURITY WILL NOT BE ENTITLED TO HAVE THE SECURITIES REPRESENTED BY SUCH GLOBAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE SECURITIES IN DEFINITIVE FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE SENIOR INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN A GLOBAL SECURITY MUST RELY ON THE PROCEDURES OF DTC AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER UNDER THE SENIOR INDENTURE. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                           THE STANDARD & POOR'S 500 INDEX

     All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, was derived from publicly available information prepared by S&P as of May 28, 1993. The Company takes no responsibility for the accuracy or completeness of such information.

GENERAL

     The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of May 28, 1993, the 500 companies included in the S&P 500 Index represented approximately 75% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of May 28, 1993, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of May 28, 1993, the 500 companies included in the Index were divided into 88 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (384), Utilities (46), Transportation (15) and Financial (55). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

COMPUTATION OF THE S&P 500 INDEX

     S&P computes the S&P 500 Index as of a particular time as follows:

          (1) the Market Value of each component stock is determined as of such time;

          (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

          (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by ten.

     While S&P employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount payable to beneficial owners of Securities upon maturity or otherwise.

     S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

           Old Base Value     x     New Market Value     =     New Base Value
                                    ----------------
                                    Old Market Value

The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     A potential investor should review the historical performance of the S&P 500 Index. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P 500 Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount plus the Minimum Supplemental Redemption Amount at the maturity of the Securities.

LICENSE AGREEMENT

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

     "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                     OTHER TERMS

GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act, and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospective is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                     MERRILL LYNCH & CO., INC. JAPAN INDEX-SM-
 EQUITY PARTICIPATION SECURITIES WITH MINIMUM RETURN PROTECTION DUE JANUARY 31,
                                       2000

     On January 27, 1994, Merrill Lynch & Co., Inc. (the "Company") issued $115,000,000 aggregate principal amount of Japan Index-SM- Equity Participation Securities with Minimum Return Protection due January 31, 2000 (the "Securities" or the "Notes") in denominations of $1,000 and integral multiples thereof. As of the date of this prospectus, $60,000,000 aggregate principal amount of the Securities remain outstanding. The Securities will mature on January 31, 2000.

GENERAL:

                         -  Senior unsecured debt securites
                         -  No payments prior to maturity
                         -  Not redeemable prior to maturity

PAYMENT AT MATURITY:

                  Principal Amount + Supplemental Redemption Amount

     The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage change from 195.46, the closing value of the Index on January 20, 1994 as compared to the Final Average Value (as hereinafter defined), and (C) 115% (the "Participation Rate"). In no event, however, will the Supplemental Redemption Amount be less than $150 per $1,000 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum annualized rate of return of 2.33%. The calculation of the Final Average Value, as more fully described herein, will equal the arithmetic average of the closing values of the Index on certain days during January of 1998, 1999 and 2000. Although the Index will initially be the Japan Index (as defined herein), under certain circumstances described herein, a New Japan Index (as defined herein) may be substituted for the Japan Index. The Japan Index (or, if such substitution shall occur, the New Japan Index) is referred to herein as the "Index".

     For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity and the calculation and the composition of the Index, see "Description of Securities" and "The Index", respectively, in this prospectus. BEFORE YOU DECIDE TO INVEST IN THE SECURITIES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     The Securities will be maintained in book-entry form only through the facilities of DTC.

     The Securities have been listed on the American Stock Exchange under the symbol "MJP.A".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the American Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.



                                 -------------------
                                 MERRILL LYNCH & CO.
                                 -------------------

                    The date of this prospectus is        , 199 .

         -SM-"Japan Index" is a service mark of The American Stock Exchange.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998 and October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998,
          December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.


                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                    YEAR ENDED LAST FRIDAY IN DECEMBER        NINE MONTHS
                    ----------------------------------           ENDED
                     1993(a)  1994  1995  1996  1997       SEPTEMBER 25, 1998
                     -------  ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges.....  1.4     1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                    RISK FACTORS

PAYMENT AT MATURITY

     You should be aware that if the Final Average Value of the Index does not exceed the Initial Value by more than approximately 13.04%, at maturity you will receive only the principal amount of your Securities and the Minimum Supplemental Redemption Amount. You may receive a Supplemental Redemption Amount equal only to the Minimum Supplemental Redemption Amount at maturity, and such Minimum Supplemental Redemption Amount is below what we would pay as interest as of the date of issuance if we issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount are not expected to reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

     The Index does not reflect the payment of dividends on the stocks underlying it and therefore, in addition to the considerations regarding averaging discussed below, the yield based on the Index to the maturity of the Securities will not produce the same yield as if you purchased such underlying stocks and held them for a similar period. Because the Final Average Value will be based upon average values of the Index during specified periods in three successive years, a significant increase in the Index as measured by the average values during the specified period in the final year, or in either earlier year, may be substantially or entirely offset by the average values of the Index during the specified periods in the other two years.

     The Index used to calculate the Supplemental Redemption Amount will initially be the Japan Index, which is currently calculated and published by the American Stock Exchange. Upon the occurrence of certain events described under "Description of Securities--Substitution of the Index", a New Japan Index (which will also relate to the trading of equity securities in Japan) will be substituted for the Japan Index as the basis of the calculation of the Supplemental Redemption Amount. The required characteristics of such New Japan Index are described herein; however, the New Japan Index does not currently exist, and such New Japan Index may be calculated and published by a United States stock exchange other than the American Stock Exchange. In the event that a New Japan Index is substituted for the Japan Index, no assurance can be given as to whether the Supplemental Redemption Amount calculated on the basis of such New Japan Index will be more than or less than or equal to the Supplemental Redemption Amount which would have been payable had such substitution not occurred.

     New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the

Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

TRADING

     The Securities are listed on the American Stock Exchange. We expect that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. Because the Final Average Value is an average of the three Calculation Values as described below, the price at which you will be able to sell your Security in the secondary market may be at a discount if the first or second such Calculation Value is below the Initial Value.

     We expect that the trading value of the Securities will depend primarily on the extent of the appreciation, if any, of the Index over the Initial Value. If, however, you sell your Securities prior to the maturity date at a time when the Index exceeds the Initial Value, the price you receive may be at a discount from the amount expected to be payable if such excess of the Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the maturity date and the effect of the value of the Index on prior days used to calculate the Final Average Value, if any. Furthermore, the price at which you will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof if, at such time, the Index is below, equal to or not sufficiently above the Initial Value and/or if the value of the Index on prior days used to calculate the Final Average Value, if any, was below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates in the U.S.

     The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, you should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          INTEREST RATES. In general, if U.S. interest rates increase, we expect the value of the Securities to decrease. If U.S. interest rates decrease, we expect the value of the Securities to increase. In general, if Japanese interest rates increase, we expect the value of the Securities to increase. If Japanese interest rates decrease, we expect the value of the Securities to decrease. Interest rates may also affect the Japanese economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.


          VOLATILITY OF THE INDEX. If the volatility of the Index increases, we expect the trading value of the Securities to increase. If the volatility of the Index decreases, we expect the trading value of the Securities to decrease.

          TIME REMAINING TO MATURITY. We anticipate that prior to their maturity the Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the minimum expected value at maturity if one or more Calculation Values, as defined below, were below, equal to or not sufficiently above the Initial Value.

          DIVIDEND RATES IN JAPAN. If dividend rates on the stocks comprising the Index increase, we expect the value of the Securities to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, we expect the value of the Securities to increase. However, in general, rising Japanese corporate dividend rates may increase the value of the Index and, in turn, increase the value of the Securities. Conversely, falling Japanese dividend rates may decrease the value of the Index and, in turn, decrease the value of the Securities.

     Although the stocks comprising the Japan Index are traded in Japanese yen and the Securities are denominated in U.S. dollars, the Supplemental Redemption Amount will not be adjusted for the currency exchange rate in effect at the maturity of the Securities. The Supplemental Redemption Amount is based upon the percentage increase in the Japan Index. The Japan Index is calculated using a constant U.S.$/Japanese Yen exchange rate. The value of the Securities should not, therefore, be directly affected by the currency exchange rate. For example, if the Japan Index were to increase by 25% from the Initial Value to the Final Average Value, you would receive a Supplemental Redemption Amount equal to $287.50 per $1,000 principal amount of Securities at maturity regardless of the U.S.$/Japanese Yen exchange rate prevailing at maturity. Changes in the exchange rate, however, may reflect changes in the Japanese economy which, of course, would affect the value of the Index and the Securities.

THE JAPANESE MARKET

     The underlying stocks that constitute the Japan Index have been issued by Japanese companies. If a New Japan Index is substituted for the Japan Index, such New Japan Index would also be based upon stocks issued by Japanese companies. Investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on such markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those to which U.S. reporting companies are subject.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors (including the possibility that recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the Securities in light of your particular circumstances.

     You should also consider the tax consequences of investing in the Securities and should consult your tax advisors.

                              DESCRIPTION OF SECURITIES
GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Securities will mature on January 31, 2000.

     While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, there will be no payment of interest, periodic or otherwise. (See "Payment at Maturity", below.)

     The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Securities were issued in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

     At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, all as provided below. If the Final Average Value of the Index does not exceed the Initial Value by more than approximately 13.04% a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. Although the Index will initially be the Japan Index, under certain circumstances described herein a New Japan Index (as defined herein) may be substituted for the Japan Index. The Japan Index (or, if such substitution shall occur, the New Japan Index) is referred to herein as the "Index".

     At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:

     Principal Amount  x  Final  Average  Value - Initial  Value    X  115%
                          --------------------------------------
                                      Initial Value

provided, that the Supplemental Redemption Amount will not be less than the Minimum Supplemental Redemption Amount of $150 per $1,000 principal amount of Securities. The Initial Value equals 195.46, the closing value of the Japan Index on January 20, 1994; provided, however, that a new Initial Value will be calculated as described herein if a New Japan Index is substituted for the Japan Index.

     The Final Average Value of the Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1998, 1999 and 2000. The Yearly Value for any year will be calculated during the Calculation Period for such year which will be from and including January 22 in 1998, January 21 in 1999 and January 20 in 2000 to and including the fifth scheduled Business Day after each such date. The Yearly Value for each year will equal the arithmetic average (mean) of the closing values of the Index on the first Business Day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If a Market Disruption Event occurs on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the closing value of the Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption Event shall have occurred on such day. A Yearly Value may be restated if the Substitution Event occurs after the determination of such Yearly Value, see "Substitution of the Index".

     For purposes of determining the Final Average Value, a "Business Day" is a day on which the Relevant Stock Exchange is open for trading. "Relevant Stock Exchange" means the American Stock Exchange or, if a New Japan Index has been substituted for the Japan Index, the U.S. stock exchange that publishes such New Japan Index. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

     The following table illustrates, for a range of hypothetical Final Average Values, the total amount payable at maturity for each $1,000 principal amount of Securities.

                                                       TOTAL
     HYPOTHETICAL FINAL        PERCENTAGE             AMOUNT
      AVERAGE VALUE OF         CHANGE OVER          PAYABLE AT
      THE JAPAN INDEX         INITIAL VALUE          MATURITY
      ---------------         -------------          --------

           97.73                 -50%                $1,150
          117.28                 -40%                $1,150
          136.82                 -30%                $1,150
          156.37                 -20%                $1,150
          175.91                 -10%                $1,150
          195.46(1)                0%                $1,150
          215.01                  10%                $1,150
          234.55                  20%                $1,230
          254.10                  30%                $1,345
          273.64                  40%                $1,460
          293.19                  50%                $1,575
          312.74                  60%                $1,690
          332.28                  70%                $1,805
          351.83                  80%                $1,920
          371.37                  90%                $2,035
          390.92                 100%                $2,150
          410.47                 110%                $2,265
          430.01                 120%                $2,380

---------------
(1)  The Initial Value.

     The above figures are for purposes of illustration only. The actual total redemption amount received by investors will depend entirely on the actual Final Average Value determined by the Calculation Agent as provided herein. Because the Final Average Value will be based upon average values of the Index (which may be a New Japan Index substituted for the Japan Index) during specified periods in three successive years, a significant increase or decrease in the Index as measured by the average values during the specified period in any year may be substantially or entirely offset by the average values of the Index during the specified periods in the other two years.

     A potential investor should review the historical performance of the Japan Index. The historical performance of the Japan Index should not be taken as an indication of future performance, and no assurance can be given that the Japan Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Supplemental Redemption Amount at the maturity of the Securities.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENT

     If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means the occurrence or existence of either of the following events on a Business Day during a Calculation Period as determined by the Calculation Agent:

          (i) a suspension or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the TSE; or

          (ii) the suspension or material limitation on the Singapore International Monetary Exchange Ltd. (the "SIMEX"), Osaka Securities Exchange (the "OSE") or the Relevant Stock Exchange or any other major securities market of trading in futures or options contracts related to the Index during the one-half hour period preceding the close of trading on the applicable exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the Relevant Stock Exchange or other major securities market by reason of (x) a price change exceeding limits set by the Relevant Stock Exchange or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the SIMEX, OSE, the Relevant Stock Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the SIMEX, OSE, the Relevant Stock Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.

SUBSTITUTION OF THE INDEX

     Movements in the Japan Index correspond generally to movements in the Nikkei 225 Index published by Nihon Keizai Shimbun, Inc., which is currently the most widely utilized index relating to Japanese equity securities, as measured by trading volume and open interest relating to the futures contract on such index (the "Nikkei 225 Futures Contract"). In October of 1993, Nihon Keizai Shimbun, Inc. commenced the calculation and publication of a new broad-based, capitalization-weighted index referred to as the Nikkei 300 Index (the "Nikkei 300 Index"). Unlike the Nikkei 225 Index, which is a price-weighted index of 225 Japanese companies listed in the First Section of the TSE, the Nikkei 300 Index is a capitalization-weighted index of 300 Japanese companies listed in the First Section of the TSE. See "The Index--The New Japan Index" for a description of the Nikkei 300 Index. The OSE announced that, if a broad-based, capitalization-weighted index were introduced on the TSE, the OSE expected to establish a new futures contract on such index. Although the OSE has not as of the date of this Prospectus introduced a new futures contract on the Nikkei 300 Index, any such contract which it may introduce at some future date is referred to herein as the "Nikkei 300 Futures Contract".

     If the Nikkei 300 Futures Contract is introduced and publicly traded on an exchange in Japan, and such contract develops trading volume and open interest exceeding that of the Nikkei 225 Futures Contract, the Company believes this would indicate that the Nikkei 300 Futures Contract will have become more widely utilized than the Nikkei 225 Futures Contract. Therefore, in the event that a Nikkei 300 Futures Contract is publicly traded at some future date on an exchange in Japan and each of the additional conditions described below are fulfilled (the occurrence of all such conditions being referred to herein as a "Substitution Event"), a New Japan Index (as defined below) will be substituted for the Japan Index. From and after such time, the Index used to determine the Supplemental Redemption Amount with respect to the Notes will be such New Japan Index. Upon the substitution of the New Japan Index for the Japan Index, the Company will cause notice thereof to be given to Holders of the Securities. Such notice will also state that, for purposes of calculating the Supplemental Redemption Amount, an adjusted Initial Value will be substituted for the original Initial Value. Such adjusted Initial Value will be calculated as follows:

          Initial Value of Japan Index
          ----------------------------     x   current value of New Japan Index
          current value of Japan Index

where the current values of the Japan Index and of the New Japan Index will equal their respective levels reported by the relevant exchange at the close of business on the day that the Calculation Agent substitutes the New Japan Index for the Japan Index. If the Substitution Event occurs after the determination of a Yearly Value, any such Yearly Value will be restated in terms of the New Japan Index pursuant to the following formula:

          Yearly Value Prior to Restatement
          ---------------------------------   x   adjusted Initial Value
               original Initial Value

The Supplemental Redemption Amount will then be calculated using such restated Yearly Value.

     A "Substitution Event" will have occurred if, as determined by the Calculation Agent (whose opinion shall be conclusive and binding on the Company and on the holders of the Notes), the following conditions are fulfilled:

          (a) Nikkei 300 Futures Contracts shall be introduced and publicly traded on an exchange in Japan; and

          (b) The American Stock Exchange or another United States securities exchange publishes (on a basis not less regularly than each day on which such exchange and the TSE are open for trading) an index (the "New Japan Index") which:

               (i) for a period of 90 days immediately preceding the date of the Substitution Event has a correlation based on daily, closing value to closing value, percentage changes of not less than 90% with the Nikkei 300 Index; and

               (ii) an option, warrant or other security which has payments determined by reference to the New Japan Index has been approved to be listed on a national securities exchange by the Securities and Exchange Commission; and

          (c) Either of the following has occurred:

               (i) the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures have been delisted from trading on the OSE; or

               (ii) the Nikkei 300 Futures Contracts publicly traded on exchanges in Japan have (A) greater average daily volume and (B) greater average daily open interest than the Nikkei 225 Futures Contracts which trade on the OSE, each for any three-month period prior to the date of the Substitution Event, commencing on a futures expiration date on the OSE and ending on the following futures expiration date; and

          (d) To the extent required, the Company shall have obtained any license necessary to use the New Japan Index as described herein. The Company has agreed in the Securities to use its reasonable efforts to obtain any such license.

     Notwithstanding the above, unless the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures Contracts shall have been delisted from trading on the OSE, a Substitution Event will not be deemed to have occurred on any of the 180 days next preceding the maturity date of the Notes.

     All disclosure contained in this Prospectus regarding the Nikkei 225 Index, Nikkei 225 Futures Contract, Nikkei 300 Index, Nikkei 300 Futures Contract, or their publisher, Nihon Keizai Shimbun, Inc., is derived from publicly available information as of January 20, 1994. Nihon Keizai Shimbun, Inc. has no relationship with the Company or the Securities; it does not sponsor, endorse, authorize, sell or promote the Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Securities.

DISCONTINUANCE OF THE INDEX

     If the American Stock Exchange discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and the American Stock Exchange or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the American Stock Exchange or such other entity for the Japan Index or the New Japan Index, as the case may be, and calculate the Final Average Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

     If the American Stock Exchange discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the American Stock Exchange discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities will be equal to: (i) the principal amount thereof, plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Securities so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Securities, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Securities for prior years when the Securities shall have been outstanding, the average (mean) of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 2.33%, calculated on a semiannual bond equivalent basis. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

SECURITIES DEPOSITARY

     All Securities are represented by one fully registered global security (the "Global Security"). The Global Security is deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary (the "Depositary"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Security.

     SO LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED OWNER OF THE GLOBAL SECURITY, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE SECURITIES REPRESENTED BY SUCH GLOBAL SECURITY FOR ALL PURPOSES UNDER THE SENIOR INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN A GLOBAL SECURITY WILL NOT BE ENTITLED TO HAVE THE SECURITIES REPRESENTED BY SUCH GLOBAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE SECURITIES IN DEFINITIVE FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE SENIOR INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN A GLOBAL SECURITY MUST RELY ON THE PROCEDURES OF DTC AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER UNDER THE SENIOR INDENTURE. THE COMPANY UNDERSTANDS THAT UNDER EXISTING INDUSTRY PRACTICES, IN THE EVENT THAT THE COMPANY REQUESTS ANY ACTION OF HOLDERS OR THAT AN OWNER OF A BENEFICIAL INTEREST IN THE GLOBAL SECURITY DESIRES TO GIVE OR TAKE ANY ACTION WHICH A HOLDER IS ENTITLED TO GIVE OR TAKE UNDER THE SENIOR INDENTURE, DTC WOULD AUTHORIZE THE PARTICIPANTS HOLDING THE RELEVANT BENEFICIAL INTERESTS TO GIVE OR TAKE SUCH ACTION, AND SUCH PARTICIPANTS WOULD AUTHORIZE BENEFICIAL OWNERS OWNING THROUGH SUCH PARTICIPANTS TO GIVE OR TAKE SUCH ACTION OR WOULD OTHERWISE ACT UPON THE INSTRUCTIONS OF BENEFICIAL OWNERS. CONVEYANCE OF NOTICES AND OTHER COMMUNICATIONS BY DTC TO PARTICIPANTS, BY PARTICIPANTS TO INDIRECT PARTICIPANTS, AND BY PARTICIPANTS AND INDIRECT PARTICIPANTS TO BENEFICIAL OWNERS WILL BE GOVERNED BY ARRANGEMENTS AMONG THEM, SUBJECT TO ANY STATUTORY OR REGULATORY REQUIREMENTS AS MAY BE IN EFFECT FROM TIME TO TIME.

     Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Security representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) any Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Security will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Security.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                      THE INDEX
THE JAPAN INDEX

     The Index for purposes of calculating the Supplemental Redemption Amount will initially be the Japan Index. Unless otherwise stated, all information herein relating to the Japan Index has been provided by the American Stock Exchange as of January 20, 1994. Such information reflects the policies of the American Stock Exchange; such policies are subject to change in the discretion of the American Stock Exchange.

     The Japan Index is a stock index calculated, published and disseminated by the American Stock Exchange that measures the composite price performance of selected Japanese stocks. The Japan Index as of January 20, 1994 was based on 210 highly capitalized Underlying Stocks trading on the TSE representing a broad cross-section of Japanese industries. All 210 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the Tokyo Stock Exchange. Options contracts on the Japan Index are traded on the American Stock Exchange.

     The Japan Index is a modified, price-weighted index (I.E., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighing factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sums by a divisor (the "Divisor"). The Divisor, initially set in September 1990 at 9,799,460, was 9,608,946 as of January 20, 1994, and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing Y50 by the par value of the relevant Underlying Stock and multiplying the result by 100, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of Y50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Japan Index. The stock prices used in the calculation of the Japan Index are those reported by a primary market for the Underlying Stock (as of January 20, 1994, the TSE). The level of the Japan Index is calculated once per day using last sale prices only (I.E., not "special bid quotes" or "special ask quotes" which are used in connection with other stock indices) for transactions in Underlying Stock on the TSE. The level of the Japan Index is disseminated via the Consolidated Tape Authority Network-B (commonly referred to as the "American Stock Exchange Tape"). The American Stock Exchange Tape symbol for the Japan Index is "JPN".

     In order to maintain continuity in the level of the Japan Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Japan Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Japan Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (I.E., the level of the Japan Index immediately after such change) will equal the level of the Japan Index immediately prior to the change.

     Underlying Stocks may be deleted or added by the American Stock Exchange. However, to maintain continuity in the Japan Index, the policy of the American Stock Exchange is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted due to (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (ii) delisting of such stock, or (iv) failure of such stock to meet, upon periodic review by the American Stock Exchange, market value and trading volume criteria established by the American Stock Exchange (as such may change from time to time). Upon deletion of a stock from the Underlying Stocks, the American Stock Exchange may select a suitable replacement for such deleted Underlying Stock. The policy of the American Stock Exchange is to announce any such change in advance via distribution of an information circular.

     The American Stock Exchange is under no obligation to continue the calculation and dissemination of the Japan Index. The Securities are not sponsored, endorsed, sold or promoted by the American Stock Exchange. No inference should be drawn from the information contained in this Prospectus that the American Stock Exchange makes any representation or warranty, implied or express, to the Company, beneficial owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Japan Index to track general stock market performance. The American Stock Exchange has no obligation to take the needs of the Company or beneficial owners of the Securities into consideration in determining, composing or calculating the Japan Index. The American Stock Exchange is not responsible for, and has not participated in the determination or calculation of the equation by which the Supplemental Redemption Amount with respect to the Securities will be determined. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the Securities.

     The use of and reference to the Japan Index in connection with the Securities has been consented to by the American Stock Exchange, the publisher of the Japan Index. "Japan Index" is a service mark of the American Stock Exchange.

     None of the Company, the Calculation Agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Japan Index or any Successor Index. The American Stock Exchange disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Japan Index or the manner in which such index is applied in determining the Supplemental Redemption Amount with respect to the Securities.

     A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Supplemental Redemption Amount at the maturity of the Securities.

THE TOKYO STOCK EXCHANGE

     The following information relating to the Tokyo Stock Exchange was derived from information publicly available as of January 20, 1994. The TSE is one of the world's largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous pure auction market. Trading hours are from 9:00 A.M. to 11:00 A.M. and from 1:00 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Japan Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuation resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. Any stock listed on the Tokyo Stock Exchange cannot be traded at a price outside of these limits which are stated in absolute Japanese yen, and not percentage, limits from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Japan Index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the Japan Index which may, in turn, adversely affect the value of the Securities or result in a Market Disruption Event. See "Description of Securities--Adjustments to the Index; Market Disruption Event".

THE NEW JAPAN INDEX

     Under certain circumstances, a New Japan Index may be substituted for the Japan Index for purposes of calculating the Supplemental Redemption Amount. The New Japan Index would be an index published by the American Stock Exchange or another United States securities exchange with a high correlation to the Nikkei Stock Index 300. See "Substitution of the Index".

     The Nikkei Stock Index 300 is an index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., that measures the composite price performance of stocks of 300 Japanese companies. All 300 stocks are listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Publication of the Nikkei Stock Index 300 began on October 8, 1993.

     The Nikkei Stock Index 300 is a market capitalization-weighted index which is calculated by (i) multiplying the per share price of each stock included in the Nikkei Stock Index 300 by the number of outstanding shares (excluding shares held by the Japanese Government), (ii) calculating the sum of all these products (such sum being hereinafter referred to as the "Aggregate Market Price"), (iii) dividing the Aggregate Market Price by the Base Aggregate Market Price (I.E. the Aggregate Market Price as of October 1, 1982) and (iv) multiplying the result by
100. Larger companies' shares have a larger effect on moving the entire index than smaller companies' shares.

     Although the Nikkei Stock Index 300 was first published in October 1993, Nihon Keizai Shimbun, Inc. has calculated values for the Nikkei Stock Index 300 for the period from October 1, 1982 through October 8, 1993. The stocks included in the Nikkei Stock Index 300 (such stocks being hereinafter referred to as the "Underlying Stocks") were selected from a reference group of stocks which were selected by excluding stocks listed in the First Section of the TSE that have relatively low market liquidity or extremely poor financial results. The Underlying Stocks were selected from this reference group by (i) selecting from the remaining stocks in this reference group the stocks with the largest aggregate market value in each of 36 industrial sectors and (ii) selecting additional stocks (with priority within each industrial sector given to the stock with the largest aggregate market value) so that the selection ratios (I.E. the ratio of the aggregate market value of the included stocks to that of the stocks in the reference group) with respect to all 36 industry sectors will be as nearly equal as possible and the total number of companies with stocks included in the Nikkei Stock Index 300 will be 300.

     In order to maintain continuity in the level of the Nikkei Stock Index 300, the Nikkei Stock Index 300 will be reviewed annually by Nihon Keizai Shimbun, Inc. and the Underlying Stocks may be replaced, if necessary, in accordance with the "deletion/addition rule". The "deletion/addition" rule provides generally for the deletion of a stock from the Nikkei Stock Index 300 if such stock is no longer included in the reference group or if the aggregate market value of such stock is low relative to other stocks in the relevant industry sector. Stocks deleted pursuant to the "deletion/addition" rule will be replaced by stocks included in the reference group which have relatively high aggregate market values. In addition, stocks may be added or deleted from time to time for extraordinary reasons.

     All disclosure contained in this Prospectus regarding the Nikkei 225 Index, Nikkei 225 Futures Contract, Nikkei Stock Index 300, Nikkei 300 Futures Contract, or their publisher, Nihon Keizai Shimbun, Inc., is derived from information publicly available as of January 20, 1994. Nihon Keizai Shimbun, Inc. has no relationship with the Company or the Securities; it does not sponsor, endorse, authorize, sell or promote the Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Securities.


                                     OTHER TERMS
GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                             MERRILL LYNCH & CO., INC.
                                 AMEX OIL INDEX-SM-
                     STOCK MARKET ANNUAL RESET TERM-SM- NOTES
                      DUE DECEMBER 29, 2000 "SMART NOTES-SM-"

     On March 31, 1994, Merrill Lynch & Co., Inc. ("we" or the "Company") issued $25,000,000 aggregate principal amount of AMEX Oil Index Stock Market Annual Reset Term Notes due December 29, 2000 (the "Notes" or "SMART Notes").

     The Notes will mature and be repayable at 100% of their principal amount on December 31, 1999. We may not redeem the Notes prior to their maturity.

     We will pay you interest on the Notes on each June 30 and December 30 at a rate per year equal to 85% (the "Participation Rate") multiplied by the percentage increase, if any, in the AMEX Oil Index as described herein. For each $1,000 principal amount of the Notes that you own, you will receive not less than $20 (the "Minimum Annual Payment") per year.

     - The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the AMEX Oil Index on the last AMEX Business Day (as defined below) in the immediately preceding calendar year.

     - The "Ending Average Value" applicable to the determination of the amount payable in a calendar year will equal the arithmetic average
          (mean) of the Quarterly Values of the AMEX Oil Index for each calendar quarter during such year.

     For information as to the calculation of the amount payable in any calendar year and the calculation of the AMEX Oil Index, see "Description of Notes" and "The AMEX Oil Index" in this prospectus. BEFORE YOU DECIDE TO INVEST IN THE NOTES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     The Notes will be maintained in book-entry form only through the facilities of the Securities Depositary.

     The Notes have been listed on the American Stock Exchange under the symbol "MOI.F".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the American Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                -------------------
                                MERRILL LYNCH & CO.
                                -------------------

                    the date of this prospectus is       , 199 .

-SM-"SMART Notes" and "Stock Market Annual Reset Term" are service marks of Merrill Lynch & Co., Inc.
-SM-"Oil Index" is a registered service mark of the American Stock Exchange, Inc.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.


                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                    YEAR ENDED LAST FRIDAY IN DECEMBER        NINE MONTHS
                    ----------------------------------           ENDED
                     1993(a)  1994  1995  1996  1997       SEPTEMBER 25, 1998
                     -------  ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges.....  1.4     1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                    RISK FACTORS
INTEREST PAYMENTS

     If the Ending Average Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 2.35%, at maturity you will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the AMEX Oil Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Average Value exceeded such Starting Annual Value by more than approximately 2.35%. The annual amount payable on the Notes based on the AMEX Oil Index is limited to the Participation Rate multiplied by the percentage increase, if any, between the Starting Annual Value and the Ending Average Value for such year.

     You will receive total annual payments equal to not less than the Minimum Annual Payment, and will be repaid 100% of the principal amount of the Notes at maturity. You may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what we would pay as interest as of the date hereof if we issued non-callable senior debt securities with a similar maturity as that of the Notes. The payment of additional amounts on the Notes is subject to the conditions described under "Description of Notes--Interest Payments". The return of principal of the Notes at maturity and the payment of the Minimum Annual Payment are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The amount payable on the Notes based on the AMEX Oil Index will not produce the same return as if you purchased the stocks underlying the AMEX Oil Index and held them for a similar period because of the following: (i) the AMEX Oil Index does not reflect the payment of dividends on the stocks underlying it,
(ii) the annual amount payable is limited to the Participation Rate multiplied by the percentage increase in the AMEX Oil Index during any relevant period, subject to the Minimum Annual Payment, (iii) the Ending Average Value may not reflect the full percentage increase in the AMEX Oil Index during any relevant period because it is an average of the AMEX Oil Index at various points in time and (iv) the amounts payable on the Notes do not reflect changes in the AMEX Oil Index for the period between the determination of an Ending Average Value and the determination of the next succeeding Starting Annual Value.

     New York State laws govern the Indenture. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

TRADING

     The Notes are listed on the American Stock Exchange under the symbol "MOI.F". We expect that the secondary market for the Notes (including prices in such market) will likely be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, the Notes may trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

     The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected theoretical effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

     RELATIVE LEVEL OF THE AMEX OIL INDEX.   We expect that the trading value of
the Notes will depend significantly on the extent of the excess of the expected Ending Average Value for a calendar year over the Starting Annual

Value applicable to such calendar year. If, however, you sell your Notes at a time when the AMEX Oil Index (or the estimated Ending Average Value if such value were calculated at such time) exceeds the Starting Annual Value, the price you receive may nevertheless be at a discount from the amount expected to be payable if such excess were to prevail until the next December Payment Date. Furthermore, the price at which you will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the AMEX Oil Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The level of the AMEX Oil Index will depend on the prices of the stocks underlying such Index which, in turn, will be affected by factors affecting the oil industry, see "The AMEX Oil Index--Oil Industry Sector".

     VOLATILITY OF THE AMEX OIL INDEX.   If the volatility of the AMEX Oil Index
increases, we expect the trading value of the Notes to increase. If the volatility of the AMEX Oil Index decreases, we expect the trading value of the Notes to decrease.

     U.S. INTEREST RATES.   In general, if U.S. interest rates increase, we
expect the value of the Notes to decrease. If U.S. interest rates decrease, we expect the value of the Notes to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the AMEX Oil Index. Rising interest rates may lower the level of the AMEX Oil Index and, thus, the value of the Notes. Falling interest rates may increase the level of the AMEX Oil Index and, thus, may increase the value of the Notes.

     TIME REMAINING TO DECEMBER PAYMENT DATES.   We anticipate that prior to
each December Payment Date, Notes may trade at a value above which may be inferred from the level of U.S. interest rates and the AMEX Oil Index. This difference will reflect a "time premium" due to expectations concerning the level of the AMEX Oil Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

     TIME REMAINING TO MATURITY.   As the number of remaining December Payment
Dates decreases, the cumulative value of all the annual rights to receive an amount that reflects participation in the payments in excess of the Minimum Annual Payment will decrease, thus decreasing the value of the Notes.

     DIVIDEND RATES.   A number of complex relationships between the relative
values of the Notes and dividend rates are likely to exist. If dividend rates on the stocks comprising the AMEX Oil Index increase, the value of the annual right to receive an amount that reflects participation in the average appreciation of the AMEX Oil Index above the Starting Annual Value is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the AMEX Oil Index decrease, the value of the annual right to receive such an amount is expected to increase and, therefore, the value of the Notes is expected to increase. In general, however, because the majority of issuers of stocks underlying the AMEX Oil Index are organized in the United States, rising U.S. corporate dividend rates may increase the AMEX Oil Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the AMEX Oil Index and, in turn, decrease the value of the Notes.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the Notes in light of your particular circumstances. You should also consider the tax consequences of investing in the Notes and should consult your tax advisors.

                               DESCRIPTION OF NOTES

GENERAL

     The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, as described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 29, 2000.

     The Notes are not subject to redemption prior to maturity by the Company or at the option of any beneficial owner. Upon the occurrence of an Event of Default with respect to the Notes, however, beneficial owners of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Notes are transferable in denominations of $1,000 and integral multiples thereof.

INTEREST PAYMENTS

     For each full calendar year, the Company will pay interest in an amount equal to the following for each $1,000 principal amount of Notes:

               $1,000 x Average Percent Change x Participation Rate

provided, however, that the per annum amount payable as a result of the foregoing on the Notes will not be less than the Minimum Annual Payment of $20 per $1,000 principal amount of Notes on a per annum basis (2% per annum). The Participation Rate equals 85%.

     The "Average Percent Change" applicable to the determination of the amount payable in any calendar year will equal:

                   Ending Average Value - Starting Annual Value
                   --------------------------------------------
                              Starting Annual Value

     The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the AMEX Oil Index on the last AMEX Business Day in the immediately preceding calendar year as determined by State Street Bank and Trust Company (the "Calculation Agent"). The "Ending Average Value" applicable to the determination of the amount payable in a calendar year will equal the arithmetic average (mean) of the Quarterly Values of the AMEX Oil Index for each calendar quarter during such year as determined by the Calculation Agent. The "Quarterly Value" for any of the first three calendar quarters in a calendar year will be the closing value of the AMEX Oil Index on the last scheduled AMEX Business Day in any such calendar quarter; provided, however, that if a Market Disruption Event has occurred on such last scheduled AMEX Business Day in such calendar quarter, the Quarterly Value for such calendar quarter will be the closing value of the AMEX Oil Index on the next succeeding scheduled AMEX Business Day regardless of whether a Market Disruption Event occurs on such day. The "Quarterly Value" for the fourth calendar quarter in a calendar year will be the closing value of the AMEX Oil Index on the seventh scheduled AMEX Business Day preceding the end of such calendar quarter; provided, however, that if a Market Disruption Event has occurred on such seventh scheduled AMEX Business Day, the Quarterly Value for such calendar quarter will be the closing value of the AMEX Oil Index on the sixth scheduled AMEX Business Day preceding the end of such calendar quarter regardless of whether a Market Disruption Event occurs on such day. The Calculation Agent will determine scheduled AMEX Business Days.

     If the Ending Average Value applicable to such December Payment Date does not exceed the Annual Starting Value by more than approximately 2.35%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the AMEX Oil Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Average Value exceeded such Starting Annual Value by more than approximately 2.35%.

     Any day on which a Starting Annual Value or a closing value of the AMEX Oil Index for a calendar quarter is required to be calculated is referred to herein as a "Calculation Day". An "AMEX Business Day" is a day on which the American Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENT

     If at any time the method of calculating the AMEX Oil Index, or the value thereof, is changed in a material respect, or if the AMEX Oil Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the AMEX Oil Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Day, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the AMEX Oil Index as if such changes or modifications had not been made, and calculate such closing value with reference to the AMEX Oil Index, as adjusted. Accordingly, if the method of calculating the AMEX Oil Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such index in order to arrive at a value of the AMEX Oil Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, the American Stock Exchange, or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, during the last half hour of trading in any of the component stocks, or depositary receipts representing such stocks, included in the AMEX Oil Index on any national securities exchange in the United States, or

          (ii) the suspension or material limitation, in each case during the last half hour of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), in (A) futures contracts related to the AMEX Oil Index which are traded on any exchange or board of trade in the United States or (B) option contracts related to the AMEX Oil Index which are traded on the American Stock Exchange.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

INTEREST PAYMENT DATES

     The Company will make semiannual interest payments on the Notes on June 30 of each year ("June Payment Dates") and December 31 of each year and at maturity ("December Payment Dates"), except as provided below, to the persons in whose names the Notes are registered on the immediately preceding June 29 or December 30, and, at maturity, to the person to whom the principal is payable. For each Note, the Company will pay half of the Minimum Annual Payment for each calendar year on the June Payment Date, and will pay the balance of the annual amount payable on such Note for such year on the December Payment Date.

     Notwithstanding the foregoing, if it is known at least three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to a December Payment Date for the Notes will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

UNAVAILABILITY OF THE AMEX OIL INDEX

     If the AMEX discontinues publication of the AMEX Oil Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the AMEX Oil Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the AMEX Oil Index and calculate the annual amount payable as described above under "Interest Payments". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Notes.

     If the AMEX discontinues publication of the AMEX Oil Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the AMEX Oil Index for any such Calculation Day used to calculate the annual amount payable will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the AMEX Oil Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the AMEX Oil Index such Successor Index or value shall be substituted for the AMEX Oil Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the AMEX Oil Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each AMEX Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year or (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in THE WALL STREET JOURNAL (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the AMEX Oil Index may adversely affect trading in the Notes.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, of interest calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment on the basis of a year consisting of 360 days of twelve 30-day months. If Quarterly Values have been calculated prior to the early redemption date for the calendar year in which such early redemption date occurs, such Quarterly Values shall be averaged with the value of the AMEX Oil Index determined with respect to such date of early redemption. If no Quarterly Values have been calculated prior to the early redemption date for the calendar year in which the early redemption date occurs, the Ending Average Value for such calendar year will be the value of the AMEX Oil Index determined with respect to such date of early redemption. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Notes from and including January 1 in the calendar year in which such early redemption date occurs, to but excluding the date of early redemption at an annualized rate of 2%, calculated on a semiannual bond equivalent basis. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

     In case of default in payment at the maturity date of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the Holders thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

SECURITIES DEPOSITARY

     The Notes are represented by one fully registered global security (the "Global Security"). Such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depositary (the "Securities Depositary"), registered in the name of the Securities Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Securities Depositary to a nominee of such Securities Depositary or by a nominee of such Securities Depositary to such Securities Depositary or another nominee of such Securities Depositary or by such Securities Depositary or any such nominee to a successor of such Securities Depositary or a nominee of such successor.

     The Securities Depositary has advised the Company as follows: The Securities Depositary is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depositary was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depositary is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depositary. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     SO LONG AS THE SECURITIES DEPOSITARY, OR ITS NOMINEE, IS THE REGISTERED OWNER OF THE GLOBAL SECURITY, THE SECURITIES DEPOSITARY OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL SECURITY FOR ALL PURPOSES UNDER THE SENIOR INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN THE GLOBAL SECURITY WILL NOT BE ENTITLED TO HAVE THE NOTES REPRESENTED BY SUCH GLOBAL SECURITY REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE NOTES IN DEFINITIVE REGISTERED FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE SENIOR INDENTURE. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depositary to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to Notes registered in the name of the Securities Depositary or its nominee, will be made to the Securities Depositary or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depositary, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) the Securities Depositary is at any time unwilling or unable to continue as Securities Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depositary from Participants with respect to ownership of beneficial interests in such Global Security.

     The management of the Securities Depositary is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depositary has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depositary ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, the Securities Depositary's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depositary's Direct and Indirect Participants, third party vendors from whom the Securities Depositary licenses software and hardware, and third party vendors on whom the Securities Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depositary is in the process of developing such contingency plans as it deems appropriate.

     According to the Securities Depositary, the information in the preceding two paragraphs with respect to the Securities Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                THE AMEX OIL INDEX

GENERAL

     All information relating to the AMEX Oil Index was derived from information publicly available as of March 24, 1994. The AMEX Oil Index is a price-weighted stock index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) calculated, published and disseminated by the AMEX that measures the composite price performance of selected common stocks of widely-held corporations involved in various segments of the oil industry. The AMEX Oil Index was originally published by the AMEX as the Oil and Gas Index. In September 1984, the AMEX changed the Oil and Gas Index from a market-weighted index to a price-weighted index and deleted all companies engaged exclusively in gas exploration and production activities. The Oil and Gas Index was then renamed the Oil Index. At March 24, 1994, the calculation of the value of the AMEX Oil Index was based on the relative value of the aggregate market price of the common stocks of sixteen companies engaged in various segments of the oil industry.

     The AMEX may from time to time, with approval of the Commission, add companies to, or delete companies from, the AMEX Oil Index to fulfill the above-stated intention of providing an indication of price movements of common stock of corporations engaged in various segments of the oil industry. The level of the AMEX Oil Index is calculated once per day using last sale prices only (i.e., not special "bid quotes" or special "ask quotes" which are used in connection with other stock indices). The level of the AMEX Oil Index is disseminated via the Consolidated Tape Authority Network-B (commonly referred to as the "AMEX Tape"). The AMEX Tape Symbol for the AMEX Oil Index is "XOI".

COMPUTATION OF THE AMEX OIL INDEX

     At March 24, 1994, the AMEX computed the AMEX Oil Index as of a particular time as follows:

     (1) the market price of one share of each component stock is determined as of such time;

     (2) the market prices of all component stocks as of such time (as determined under clause (1) above) are aggregated;

     (3) the aggregate amount (as determined under clause (2) above) is divided by 3.47874 (the "Divisor").

     While the AMEX employed the above methodology to calculate the AMEX Oil Index at March 24, 1994, no assurance can be given that the AMEX will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to beneficial owners of the Notes.

     In order to maintain continuity in the level of the AMEX Oil Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the AMEX Oil Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Oil Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any component stock, the Divisor is adjusted in such a way that the level of the AMEX Oil Index immediately after such change will equal the level of the AMEX Oil Index immediately prior to the change.

     Component stocks may be deleted or added by the AMEX with approval of the Commission. However, to maintain continuity in the AMEX Oil Index, the policy of the AMEX is generally not to alter the composition of the component stocks except when a component Stock is deleted due to (i) bankruptcy of the issuer,
(ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, or (iv) failure of such stock to meet, upon periodic review by the AMEX, market value and trading volume criteria established by the AMEX (as such may change from time to time). Upon deletion of a stock from the component stocks, the AMEX may select a suitable replacement for such deleted component stock. The policy of the AMEX is to announce any such change in advance via distribution of an information circular.

     The use of and reference to the AMEX Oil Index in connection with the Notes has been consented to by the AMEX, the publisher of the AMEX Oil Index and, in connection with such consent, the AMEX has requested that the following information appear in this Prospectus. The AMEX is under no obligation to continue the calculation and dissemination of the AMEX Oil Index. The Notes are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus that the AMEX makes any representation or warranty, implied or express, to the Company, beneficial owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the AMEX Oil Index to track general stock market performance. The AMEX has no obligation to take the needs of the Company or beneficial owners of the Notes into consideration in determining, composing or calculating the AMEX Oil Index. The AMEX is not responsible for, and has not participated, in the determination or calculation of the equation by which the Notes with respect to the annual payments will be determined. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Notes. The AMEX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the AMEX Oil Index or the manner in which such index is applied in determining the annual payments with respect to the Notes.

     None of the Company, the Calculation Agent, MLPF&S nor the Trustee accepts any responsibility for the calculation, maintenance or publication of the AMEX Oil Index or any Successor Index.

     A potential investor should review the historical prices of the securities underlying the Amex Oil Index. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the Minimum Annual Payment on any December Payment Date and at the maturity of the Notes.

OIL INDUSTRY SECTOR

     The oil industry is subject to varying degrees of regulatory, political and economic risk which may affect the price of the stocks of the companies engaged in the industry. Such risks depend on a number of factors including the countries in which a particular company conducts its activities, evolving levels of governmental regulation, and litigation with respect to environmental and other matters. All segments of the oil industry are competitive, including manufacturing, distribution and marketing of petroleum products and petrochemicals. In addition, the oil industry competes with other industries in supplying the energy needs of various types of consumers. Refining margins (the difference between the price of products and the price of crude oil) and marketing margins (the difference between the wholesale and retail price of petroleum products) also affect companies engaged in the oil industry.

     The profitability of companies engaged in the oil industry is directly affected by the worldwide price of oil and related petroleum products which, in turn, depends upon the worldwide demand for oil and related petroleum products.

     Environmental regulation is a significant factor affecting profitability of companies engaged in the oil industry. In the U.S., companies engaged in the oil industry are subject to substantial environmental regulation by federal, state, and local authorities. Federal regulations include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (often referred to as CERCLA or Superfund), the Superfund Amendments and Reauthorizations Act of 1986, and the Resource Conservation Recovery Act of 1976.

     In the United States and elsewhere, various laws and regulations are either now in force, in standby status or under consideration, with respect to such matters as price controls, crude oil and refined product allocations, refined product specifications, environmental, health and safety regulations, retroactive and prospective tax increases, cancellation of contract rights, expropriation of property, divestiture of certain operations, foreign exchange rate restrictions as to the convertibility of currencies, tariffs and other international trade restrictions. Other regulations such as the U.S. Federal Clean Air Act Amendments of 1990 may have a substantial impact on companies engaged in the oil industry despite the fact that they do not impose direct regulations. Finally, regional regulations like those proposed by California's South Coast Air Quality Management District may have substantial effects on the oil industry as well.

                                     OTHER TERMS
GENERAL

     The Notes were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                              MERRILL LYNCH & CO., INC.
                           6% STRYPES-SM- DUE JUNE 1, 1999
           PAYABLE WITH SHARES OF COMMON STOCK OF COX COMMUNICATIONS, INC.
                            (OR CASH WITH AN EQUAL VALUE)
                                ----------------------

     On May 29, 1996, Merrill Lynch & Co., Inc. ("we" or the "Company") issued 9,775,000 of its Structured Yield Product Exchangeable for Stock-SM-, 6% STRYPES-SM- due June 1, 1999 (each, a "STRYPES"). The issue price of each STRYPES was $22.875, which amount was equal to the last sale price of the Class A Common Stock, par value $1.00 per share (the "Cox Common Stock"), of Cox Communications, Inc., a Delaware corporation ("Cox"), on May 22, 1996, as reported on the New York Stock Exchange (the "Initial Price"). The STRYPES will mature on June 1, 1999 (the "Maturity Date").

                   WHAT YOU WILL RECEIVE BEFORE THE MATURITY DATE:

- On each March 1, June 1, September 1 and December 1, beginning September 1, 1996, we will pay you interest on the STRYPES in cash at the rate of 6% per year.

- We may redeem the STRYPES, in whole but not in part, at any time after a tax event date at the Tax Event Redemption Price in the manner described herein.

                     WHAT YOU WILL RECEIVE ON THE MATURITY DATE:

- For each STRYPES you own, you will receive a number of shares of Cox Common Stock (or cash with an equal value), determined based on the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to the second Trading Day preceding the Maturity Date:

IF THE MATURITY PRICE IS:               YOU WILL RECEIVE:

(a)  greater than $27.91                .8196 shares of Cox Common Stock

(b)  less than $27.91 but greaterthan   A fractional share of Cox Common the
     Initial Price                      Stock equal in value to the Initial
                                        Price

(c)  less than the Initial Price        One share of Cox Common Stock

     Cox is not affiliated with the Company and has no obligation with respect to the STRYPES.

     BEFORE YOU DECIDE TO INVEST IN THE STRYPES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE STRYPES.

     The STRYPES are listed on the New York Stock Exchange ("NYSE") under the symbol "CML".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 -------------------
                                 MERRILL LYNCH & CO.
                                 -------------------

               The date of this prospectus is                  , 199 .

-SM-Service Mark of Merrill Lynch & Co., Inc.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.


                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998,
          December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.


                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                    YEAR ENDED LAST FRIDAY IN DECEMBER        NINE MONTHS
                    ----------------------------------           ENDED
                     1993(a)  1994  1995  1996  1997       SEPTEMBER 25, 1998
                     -------  ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges.....  1.4     1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                     RISK FACTORS

COMPARISON TO OTHER DEBT SECURITIES; RELATIONSHIP TO COX COMMON STOCK

     The terms of the STRYPES differ from those of ordinary debt securities in that the value of the Cox Common Stock (or, at our option, the amount of cash) that you will receive on the Maturity Date is not fixed, but is based on the Maturity Price of the Cox Common Stock (see "Description of the STRYPES"). THERE CAN BE NO ASSURANCE THAT SUCH AMOUNT THAT YOU WILL RECEIVE ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE MATURITY PRICE OF THE COX COMMON STOCK IS LESS THAN THE INITIAL PRICE, THE AMOUNT THAT YOU RECEIVE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE YOUR INVESTMENT IN STRYPES WILL RESULT IN A LOSS TO YOU. ACCORDINGLY, YOU ASSUME THE RISK THAT THE MARKET VALUE OF THE COX COMMON STOCK MAY DECLINE, AND THAT SUCH DECLINE COULD BE SUBSTANTIAL.

LIMITATION ON OPPORTUNITY FOR EQUITY APPRECIATION

     Because the amount that you will receive on the Maturity Date will only exceed the issue price of the STRYPES if the Maturity Price of the Cox Common Stock exceeds the Threshold Appreciation Price (which represents an appreciation of 22% over the Initial Price) the opportunity for equity appreciation afforded by an investment in the STRYPES is less than the opportunity for equity appreciation you would have if you made a direct investment in Cox Common Stock. Moreover, you will only be entitled to receive on the Maturity Date 81.96% (the percentage equal to the Initial Price divided by the Threshold Appreciation Price) of any appreciation of the value of Cox Common Stock in excess of the Threshold Appreciation Price. See "Description of the STRYPES". Because the price of the Cox Common Stock is subject to market fluctuations, the value of the Cox Common Stock (or, pursuant to the option of the Company, the amount of cash) that you receive on the Maturity Date, determined as described herein, may be more or less than the issue price of the STRYPES.

FACTORS AFFECTING TRADING PRICES

     The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the Cox Common Stock in the secondary market. It is impossible to predict whether the price of Cox Common Stock will rise or fall. Trading prices of Cox Common Stock will be influenced by Cox's operating results and prospects, by complex and interrelated political, economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which Cox is a part, the NYSE (on which the Cox Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Cox Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and beyond our control.

IMPACT OF STRYPES ON THE MARKET FOR COX COMMON STOCK

     It is not possible to predict accurately how or whether the STRYPES will trade in the secondary market or whether such market will be liquid. Any market that develops for the STRYPES is likely to influence and be influenced by the market for Cox Common Stock. For example, the price of Cox Common Stock could be depressed by investors' anticipation of the potential distribution into the market of substantial amounts of Cox Common Stock on the Maturity Date or upon redemption of the STRYPES, by possible sales of Cox Common Stock by investors who view the STRYPES as a more attractive means of equity participation in Cox and by hedging or arbitrage trading activity that may develop involving the STRYPES and the Cox Common Stock. In addition, Cox Enterprises, Inc. ("CEI") is not precluded from selling shares of Cox Common Stock, either pursuant to Rule 144 or by causing Cox to register such shares. Any such sales could have an adverse effect on the market price of Cox Common Stock and/or the STRYPES and could affect the Payment Rate Formula.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES are listed on the NYSE. However, there can be no assurance that an active trading market for the STRYPES will develop, that such listing will provide you with liquidity of investment, or that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

NO STOCKHOLDER'S RIGHTS

     You will not be entitled to any rights with respect to the Cox Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time, if any, as we have delivered shares of Cox Common Stock for STRYPES on the Maturity Date or upon redemption, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Certificate of Incorporation of Cox and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, you will not be entitled to vote on such amendment.

NO AFFILIATION BETWEEN THE COMPANY AND COX

     We are not affiliated with Cox, and Cox has no obligations with respect to the STRYPES or amounts to be paid to you, including any obligation to take the needs of the Company or you into consideration for any reason. Cox will not receive any of the proceeds of the offering of the STRYPES made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by you as a holder of the STRYPES on the Maturity Date or upon redemption. Cox is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount receivable by you as a holder of the STRYPES on the Maturity Date or upon redemption.

DILUTION OF COX COMMON STOCK

     The number of shares of Cox Common Stock (or the amount of cash) that you are entitled to receive on the Maturity Date or upon redemption is subject to adjustment for certain events arising from, among others, a merger or consolidation in which Cox is not the surviving or resulting corporation, or a sale or transfer of all or substantially all of the assets of Cox and the liquidation, dissolution, winding up or bankruptcy of Cox as well as stock splits and combinations, stock dividends and certain other actions of Cox that modify its capital structure. See "Description of the STRYPES--Dilution Adjustments" and "--Special Redemption Upon Tax Event". Such number of shares of Cox Common Stock (or cash amount) that you receive on the Maturity Date or upon redemption will not be adjusted for other events, such as offerings of Cox Common Stock for cash or in connection with acquisitions. Cox is not restricted from issuing additional shares of Cox Common Stock during the term of the STRYPES and has no obligation to consider the interests of you as a holder of the STRYPES for any reason. Additional issuances may materially and adversely affect the price of the Cox Common Stock and, because of the relationship of the number of shares (or cash amount) to be received on the Maturity Date or upon redemption to the price of the Cox Common Stock, such other events may adversely affect the trading price of the STRYPES.

TAX MATTERS

     Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the

STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined below) will require that if you are subject to U.S. Federal income tax, that you include currently in income, for U.S. Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. The Indenture also requires you, as a holder of the STRYPES, and the Company to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and (ii) a forward purchase contract (the "Forward Contract") pursuant to which you agree to use the principal payment due on the Debt Instrument to purchase on the Maturity Date or upon redemption the Cox Common Stock which the Company is obligated under the STRYPES to deliver at that time (subject to the Company's right to deliver cash in lieu of the Cox Common Stock). The Indenture also requires that upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES prior to the Maturity Date, the amount paid or realized be allocated between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and you agree, pursuant to the terms of the Indenture, to allocate $22.555 of the entire initial purchase price of a STRYPES (I.E., the issue price of a STRYPES) to the Debt Instrument and to allocate the remaining $.32 of the entire initial purchase price of a STRYPES to the Forward Contract. As a result of this allocation, the Debt Instrument will be treated as having been issued with original issue discount for U.S. Federal income tax purposes. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and you should consult your own tax adviser concerning the application of the U.S. Federal income tax laws to your particular situations as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

HOLDING COMPANY STRUCTURE

     Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the STRYPES in the light of your particular circumstances.

                             COX COMMUNICATIONS, INC.

     Cox Communications, Inc. is the fifth largest operator of cable television systems in the United States and is a fully integrated, diversified media and broadband communications company with operations and investments in three related areas: (i) U.S. broadband networks; (ii) United Kingdom broadband networks; and (iii) cable television programming.

     Cox is subject to the informational requirements of the Exchange Act. Accordingly, Cox files reports, proxy and information statements and other information with the Commission. Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified under "Available Information." Reports, proxy and information statements and other information concerning Cox may also be inspected at the offices of the NYSE.

     THE COMPANY IS NOT AFFILIATED WITH COX, AND COX HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DO NOT RELATE TO THE COX COMMON STOCK. COX HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION COVERING THE SHARES OF COX COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE OR UPON REDEMPTION. THE PROSPECTUS OF COX (THE "COX PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO COX AND THE COX COMMON STOCK, INCLUDING CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN COX COMMON STOCK. THE COX PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, NOR IS IT INCORPORATED BY REFERENCE HEREIN OR THEREIN.


                              DESCRIPTION OF THE STRYPES

     The STRYPES are a series of Senior Debt Securities issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1995 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

     Each STRYPES, which was issued at a price of $22.875, bears interest at the rate of 6% of the issue price per annum (or $1.37 per annum) from May 29, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which such STRYPES is redeemed or the issue price of such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES will be payable in cash quarterly in arrears on March 1, June 1, September 1 and December 1, beginning September 1, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the last day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     The STRYPES will mature on June 1, 1999. On the Maturity Date, unless previously redeemed, the Company will pay and discharge each STRYPES by delivering to the holder thereof a number of shares (such number of shares being hereinafter referred to as the "Payment Rate") of Cox Common Stock (subject to the Company's right to deliver, with respect to all, but not less than all, shares of Cox Common Stock deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following "Payment Rate Formula," subject to adjustment as a result of certain dilution events: (a) if the Maturity Price (as defined below) per share of Cox Common Stock is greater than or equal to the Threshold Appreciation Price, .8196 shares of Cox Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) is equal to the Initial Price and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Cox Common Stock per STRYPES. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE AMOUNT RECEIVABLE BY HOLDERS OF THE STRYPES ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE MATURITY PRICE OF THE COX COMMON STOCK IS LESS THAN THE INITIAL PRICE, SUCH AMOUNT RECEIVABLE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN

INVESTMENT IN STRYPES WILL RESULT IN A LOSS. The numbers of shares of Cox Common Stock per STRYPES specified in clauses (a) and (c) of the Payment Rate Formula are hereinafter referred to as the "Share Components".

     Notwithstanding the foregoing, the Company may, in lieu of delivering shares of Cox Common Stock, deliver cash in an amount equal to the value of such number of shares of Cox Common Stock at the Maturity Price, subject to the Company's agreement contained in the STRYPES Agreement to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary (as defined below) receives from CEI. Such right, if exercised by the Company, must be exercised with respect to all shares of Cox Common Stock otherwise deliverable on the Maturity Date in payment of all outstanding STRYPES. On or prior to the sixth Business Day prior to the Maturity Date, the Company will notify The Depository Trust Company and the Trustee and publish a notice in THE WALL STREET JOURNAL or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged with shares of Cox Common Stock or cash. At the time such notice is published, the Maturity Price will not have been determined. If the Company elects to deliver shares of Cox Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

     The "Maturity Price" is defined as the sum of (A) the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date and (B) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of the Distributed Assets (as defined below) applicable to one share of Cox Common Stock. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. In the event that the Payment Rate Formula is adjusted as described under "--Dilution Adjustments" below, each of the Closing Prices used in determining the Maturity Price will be similarly adjusted to derive, for purposes of determining which of clauses (a), (b) or (c) of the Payment Rate Formula will apply on the Maturity Date, a Maturity Price stated on a basis comparable to the Initial Price and the Threshold Appreciation Price. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     For illustrative purposes only, the following table shows the number of shares of Cox Common Stock or the amount of cash that a holder of STRYPES would receive for each STRYPES at various Maturity Prices. The table assumes that there will be no dilution adjustments to the Payment Rate Formula as described below. There can be no assurance that the Maturity Price will be within the range set forth below. Given the Initial Price of $22.875 and the Threshold Appreciation Price of $27.91, a STRYPES holder would receive on the Maturity Date the following number of shares of Cox Common Stock or amount of cash (if the Company elects to pay and discharge the STRYPES with cash) per STRYPES:

    Maturity Price              Number of
        of Cox                Shares of Cox
     Common Stock              Common Stock       Amount of Cash
     ------------              ------------       --------------

       $20.000                   1.0000              $20.000
        22.875                   1.0000               22.875
        25.000                   0.9150               22.875
        27.910                   0.8196               22.875
        30.000                   0.8196               24.588

DILUTION ADJUSTMENTS

     The Payment Rate Formula is subject to adjustment if Cox shall: (i) pay a stock dividend or make a distribution with respect to Cox Common Stock in shares of such stock; (ii) subdivide or split the outstanding shares of Cox Common Stock into a greater number of shares; (iii) combine the outstanding shares of Cox Common Stock into a smaller number of shares; (iv) issue by reclassification of shares of Cox Common Stock any shares of common stock of Cox; (v) issue rights or warrants to all holders of Cox Common Stock entitling them to subscribe for or purchase shares of Cox Common Stock at a price per share less than the then current market price of the Cox Common Stock (other than rights to purchase Cox Common Stock pursuant to a plan for the reinvestment of dividends or interest); or (vi) pay a dividend or make a distribution to all holders of Cox Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below)) or issue to all holders of Cox Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above) (any of the foregoing are referred to as the "Distributed Assets"). The effect of the foregoing is that there will not be any adjustments to the Payment Rate Formula for the issuance by Cox of options, warrants, stock purchase rights or securities in connection with Cox's employee benefit plans.

     In the case of the events referred to in clauses (i), (ii), (iii) and (iv) above, the Payment Rate Formula shall be adjusted so that each holder of any STRYPES shall thereafter be entitled to receive, upon payment and discharge or redemption of such STRYPES, the number of shares of Cox Common Stock which such holder would have owned or been entitled to receive immediately following any such event had such STRYPES been paid and discharged or redeemed immediately prior to such event or any record date with respect thereto.

     In the case of the event referred to in clause (v) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above by a fraction, the numerator of which shall be the number of shares of Cox Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Cox Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of Cox Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Cox Common Stock which the aggregate offering price of the total number of shares of Cox Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the current market price (determined as the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued, subject to certain adjustments), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. To the extent that shares of Cox Common Stock are not delivered after the expiration of such rights or warrants, or if such rights or warrants are not issued, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Cox Common Stock actually delivered.

     In the case of the event referred to in clause (vi) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect on the record date by a fraction, the numerator of which shall be the market price per share of the Cox Common Stock on the record date for the determination of stockholders entitled to receive the dividend or distribution referred to in clause (vi) above (such market price being determined as the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to such record date, subject to certain adjustments), and the denominator of which shall be such market price per share of Cox Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the Distributed Assets so distributed applicable to one share of Cox Common Stock; PROVIDED, HOWEVER, that in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Cox Common Stock is equal to or greater than the market price per share of Cox Common Stock as of such record date, in lieu of the foregoing adjustment, the Company shall reserve such Distributed Assets (or, in the case of Distributed Assets of a kind described in (z) below, an amount in cash equal to the fair market value thereof, determined in the manner and as of the date described in clause (z) below) for delivery to the holders of the STRYPES on the Maturity Date and, on the Maturity Date, shall deliver to each such holder, in addition to the shares of Cox Common Stock (or cash in lieu thereof) to which such holder is otherwise entitled, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash which such holder would have received had each STRYPES held by such holder been paid and discharged immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, without interest, plus (y) in respect of that portion, if any, of the Distributed Assets consisting of securities for which there is an actual or when issued trading market ("marketable securities"), the amount of such Distributed Assets consisting of marketable securities which such holder would have received had each STRYPES held by such holder been paid and discharged immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, plus (z) in respect of that portion, if any, of the Distributed Assets which are of a kind other than that described in clause (x) or (y) above, an amount in cash equal to the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto), as of the record date for determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, of the Distributed Assets consisting of other assets which such holder would have received had each STRYPES held by such holder been paid and discharged immediately prior to such record date, without interest thereon.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, all cash dividends on the Cox Common Stock during such period to the extent such dividends exceed on a per share basis 10% of the average Closing Price of the Cox Common Stock over such period (less any such dividends for which a prior adjustment to the Payment Rate Formula was previously made). All adjustments to the Payment Rate Formula will be calculated to the nearest 1/10,000th of a share of Cox Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Payment Rate Formula shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Payment Rate Formula as described above, an adjustment will also be made to the Maturity Price solely to determine which of clauses (a), (b) or (c) of the Payment Rate Formula will apply on the Maturity Date. The required adjustment to the Maturity Price will be made by multiplying each of the Closing Prices used in determining the Maturity Price by a fraction, the numerator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately after such adjustment described above, and the denominator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately before such adjustment described above. Each such adjustment to the Payment Rate Formula shall be made successively.

     In the event of (A) any consolidation or merger of Cox, or any surviving entity or subsequent surviving entity of Cox (a "Cox Successor"), with or into another entity (other than a merger or consolidation in which Cox is the continuing corporation and in which the Cox Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Cox or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of Cox or any Cox Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of Cox or any Cox Successor with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution, winding up or bankruptcy of Cox or any Cox Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Payment Rate Formula used to determine the amount payable on the Maturity Date for each STRYPES will be adjusted to provide that each holder of STRYPES will receive on the Maturity Date for each STRYPES cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, .8196 multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Cox Common Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the Maturity Date of such property received per share of Cox Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to the second Trading Day preceding the Maturity Date multiplied by the number of such securities received for each share of Cox Common Stock. Notwithstanding the foregoing, in the event that property or securities, or a combination of cash, on the one hand, and property or securities, on the other, are received in such Reorganization Event, the Company may, in lieu of delivering cash as described above, deliver the amount of cash, securities and other property received per share of Cox Common Stock in such Reorganization Event determined in accordance with clause (i), (ii) or (iii) above, as applicable. If the Company elects to deliver securities or other property, holders of the STRYPES will be responsible for the payment of any and all brokerage and other transaction costs upon any subsequent sale of such securities or other property. The kind and amount of securities with which the STRYPES shall be paid and discharged after consummation of such transaction shall be subject to adjustment as described above following the date of consummation of such transaction.
     No adjustments will be made for certain other events, such as offerings of Cox Common Stock by Cox for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of Cox Common Stock by CEI.

     The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Payment Rate Formula (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Payment Rate Formula and the method by which the adjustment to the Payment Rate Formula was determined, provided that, in respect of any adjustment to the Maturity Price, such notice will only disclose the factor by which each of the Closing Prices used in determining the Maturity Price is to be multiplied in order to determine the Payment Rate on the Maturity Date. Until the Maturity Date, the Payment Rate itself cannot be determined.

FRACTIONAL SHARES

     No fractional shares of Cox Common Stock will be delivered if the Company pays and discharges the STRYPES by delivering shares of Cox Common Stock. In lieu of any fractional share otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional share at the Maturity Price.

SPECIAL REDEMPTION UPON TAX EVENT

     The STRYPES will be redeemable at the option of the Company, in whole but not in part, at any time from and after the date (the "Tax Event Date") on which a Tax Event (as defined below) shall occur at a price per STRYPES (the "Tax Event Redemption Price") equal to (a) an amount of cash equal to the sum of (i) all accrued and unpaid interest on such STRYPES to the date fixed for redemption (the "Redemption Date"), (ii) the sum of all interest payments on such STRYPES due after the Redemption Date and on or prior to the Maturity Date and (iii) $1.37 (equal to the interest payable on such STRYPES for one year), plus (b) a number of shares of Cox Common Stock determined in accordance with the Payment Rate Formula, with the Redemption Date being deemed to be the Maturity Date for purposes of calculating the Maturity Price.

     A "Tax Event" means that CEI shall have delivered to the Company an opinion (the "Tax Event Opinion") from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment or proposed amendment to, or change (including any announced prospective change) or proposed change in, the laws (or any regulations thereunder) of the United States or any taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, enacted, promulgated, introduced, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that a corporation that sells or otherwise disposes of stock in another corporation on a date that is after the date of this Prospectus Supplement and that is on or prior to the Maturity Date would not be permitted to specifically identify the stock sold or disposed of for purposes of determining the amount of such corporation's gain or loss on the stock sold or disposed of for United States Federal income tax purposes.

     On March 19, 1996, the U.S. Treasury Department proposed a series of tax law changes as part of President Clinton's 1997 Budget proposal. These proposed tax law changes would, among other things, require taxpayers (including corporations) that sell or otherwise dispose of securities (which term includes stock in a corporation) that are substantially identical to securities which they continue to hold to determine their tax basis in such substantially identical securities using the average basis of all of their holdings in the securities, and would prevent such taxpayers from specifically identifying the securities sold or disposed of for purposes of determining the amount of their gain or loss on the securities sold or disposed of for United States Federal income tax purposes. As originally proposed, this "average cost basis" rule would apply to determinations (I.E., tax basis determinations made at the time of sale or disposition) made more than 30 days after the date on the which the proposal is enacted. Thus, if this "average cost basis" rule is ultimately adopted in its current form on a date that is 31 or more days prior to the Maturity Date, such enactment could result in a Tax Event. Furthermore, if there are future legislative developments such that as a result thereof there is more than an insubstantial risk that this "average cost basis" rule or a provision with similar effect will be adopted and effective for determinations made on or prior to the Maturity Date, such legislative developments could result in a Tax Event. The Company cannot predict whether or not these proposed tax law changes will ultimately become law. Moreover, the Company cannot predict whether or not any other future change or proposed change in the tax law will occur which could give rise to a Tax Event, nor can it predict whether CEI will elect to cause a Tax Event by delivering the Tax Event Opinion to the Company in the event that a change or proposed change in the tax law occurs which could give rise to a Tax Event.

     The Company will provide notice of any call for redemption of STRYPES to holders of record of the STRYPES not less than 10 nor more than 30 calendar days prior to the related Redemption Date. Such notice will state the following and may contain such other information as the Company deems advisable: (a) the Redemption Date; (b) the place or places where certificates for the STRYPES are to be surrendered for redemption and (c) that interest will cease to accrue on the STRYPES on the Redemption Date (except as otherwise provided in the Indenture). Any such notice will be provided by mail, sent to each holder of record of STRYPES at such holder's address as it appears on the security register for the STRYPES, first class postage prepaid; PROVIDED, HOWEVER, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for redemption of any STRYPES except as to the holder to whom the Company has failed to give said notice or whose notice was defective. At or prior to the mailing of such notice of redemption, the Company will publish a public announcement of redemption in THE WALL STREET JOURNAL or another daily newspaper of national circulation.

     The Company will not be required to deliver any fractional share of Cox Common Stock on the Redemption Date and, in lieu thereof, will pay an amount in cash equal to the value of such fractional share of Cox Common Stock based on the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Redemption Date.

     On and after the Redemption Date, all rights of a holder of STRYPES will terminate except the right to receive for each STRYPES so redeemed the Tax Event Redemption Price (unless there is a default on the payment of such Tax Event Redemption Price).

NO SINKING FUND

     The STRYPES do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

RANKING

     The STRYPES will be unsecured obligations and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

     There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

SECURITIES DEPOSITORY

     Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     SO LONG AS THE SECURITIES DEPOSITORY, OR ITS NOMINEE, IS THE REGISTERED OWNER OF A GLOBAL NOTE, THE SECURITIES DEPOSITORY OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE STRYPES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN A GLOBAL NOTE WILL NOT BE ENTITLED TO HAVE THE STRYPES REPRESENTED BY SUCH GLOBAL NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE STRYPES IN DEFINITIVE FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN A GLOBAL NOTE MUST RELY ON THE PROCEDURES OF THE SECURITIES DEPOSITORY AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER UNDER THE INDENTURE. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

     If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

     The management of the Securities Depository is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". The Securities Depository has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depository ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, the Securities Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depository's Direct and Indirect Participants, third party vendors from whom the Securities Depository licenses software and hardware, and third party vendors on whom the Securities Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depository is in the process of developing such contingency plans as it deems appropriate.

     According to the Securities Depository, the information in the preceding two paragraphs with respect to the Securities Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

MERGER AND CONSOLIDATION

     The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

LIMITATIONS UPON LIENS

     The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due;
(b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

     If an Event of Default (other than an Event of Default described in clause
(f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

     The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

MODIFICATION AND WAIVER

     Modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 662/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

     The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

GOVERNING LAW

     The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

LISTING

     The STRYPES have been listed on the NYSE under the symbol CML.

                           CERTAIN ARRANGEMENTS WITH CEI

     Pursuant to an agreement (the "STRYPES Agreement"), CEI is obligated to deliver to Merrill Lynch Capital Services, Inc., a wholly-owned subsidiary of the Company (the "ML&Co. Subsidiary"), immediately prior to the Maturity Date a number of shares of Cox Common Stock equal to the number required by the Company to pay and discharge all of the STRYPES. In lieu of delivering shares of Cox Common Stock immediately prior to the Maturity Date, CEI has the right to satisfy its obligation under the STRYPES Agreement by delivering at such time cash in an amount equal to the value of such number of shares of Cox Common Stock at the Maturity Price. Such right, if exercised by CEI, must be exercised with respect to all shares of Cox Common Stock then deliverable pursuant to the STRYPES Agreement. Under the STRYPES Agreement, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from CEI. CEI also has the option, exercisable on or after a Tax Event Date, to satisfy and discharge its obligations under the STRYPES Agreement by delivering to the ML&Co. Subsidiary, on a date fixed by CEI for early settlement, cash and shares of Cox Common Stock in an amount and number, respectively, equal to the amount and number required by the Company to redeem all of the STRYPES. Under the STRYPES Agreement, the Company has agreed to redeem all of the STRYPES in the event that CEI exercises such option. The consideration paid by the ML&Co. Subsidiary under the STRYPES Agreement is $188,572,500 in the aggregate, and was paid to CEI on May 29, 1996. No other consideration is payable by the ML&Co. Subsidiary to CEI in connection with its acquisition of the Cox Common Stock or the performance of the STRYPES Agreement by CEI. The Company has agreed with CEI that, without the prior consent of CEI, it will not amend the Indenture to increase the consideration that CEI is obligated to deliver pursuant to the STRYPES Agreement.

     Until such time, if any, as CEI shall have delivered shares of Cox Common Stock to the ML&Co. Subsidiary pursuant to the terms of the STRYPES Agreement, CEI will retain all ownership rights with respect to the Cox Common Stock held by it (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

     CEI has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or holders of the STRYPES into consideration in determining whether to deliver shares of Cox Common Stock or cash or for any other reason. The STRYPES Agreement between the ML&Co. Subsidiary and CEI is a commercial transaction and does not create any rights in, or for the benefit of, any third party, including any holder of STRYPES.

     In the event CEI does not perform under the STRYPES Agreement, the Company will be required to otherwise acquire shares of Cox Common Stock for delivery to holders of the STRYPES on the Maturity Date or upon redemption, unless, in the case of shares deliverable on the Maturity Date, it elects to exercise its option to deliver cash with an equal value.

                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                              MERRILL LYNCH & CO., INC.
                         7 1/4% STRYPES-SM- DUE JUNE 15, 1999
               PAYABLE WITH SHARES OF COMMON STOCK OF SUNAMERICA INC.
                                     (OR IN CASH)

                                    --------------

    On June 6, 1996, Merrill Lynch & Co., Inc. ("we" or the "Company") issued 3,000,000 of its Structured Yield Product Exchangeable for Stock-SM-, 7 1/4% STRYPES-SM- Due June 15, 1999 (each, a "STRYPES"). The issue price of each STRYPES was $56.375, which amount was equal to the last sale price of the common stock, par value $1.00 per share (the "SunAmerica Common Stock"), of SunAmerica Inc., a Maryland corporation ("SunAmerica"), on June 6, 1996, as reported on the New York Stock Exchange (the "Initial Price"). The STRYPES will mature on June 15, 1999 (the "Maturity Date").

                   WHAT YOU WILL RECEIVE BEFORE THE MATURITY DATE:

- On each March 15, June 15, September 15 and December 15, beginning September 15, 1996, we will pay you interest on the STRYPES in cash at the rate of 71/4% per year.

- We may redeem the STRYPES at any time or from time to time before the Maturity Date, in whole or in part, at a redemption price per STRYPES initially equal to $86.58, declining by $.00966 each day following the Issue Date to $76.686 on April 15, 1999 and equal to $76.106 thereafter. We will pay you either in (i) shares of SunAmerica Common Stock having an aggregate Current Market Price, determined as of the second Trading Day prior to the applicable Notice Date, equal to the applicable redemption price or (ii) at our option (which may be exercised with respect to all, but not less than all, of the STRYPES to be redeemed on any redemption date), cash with an equal value, plus in either case an amount in cash equal to accrued and unpaid interest on the STRYPES to but excluding the redemption date.

                     WHAT YOU WILL RECEIVE ON THE MATURITY DATE:

- Unless redeemed before the Maturity Date, for each STRYPES you own, you will receive one share of SunAmerica Common Stock, subject to adjust for certain events (or, at our option, cash in an amount equal to the Current Market Price, determined on the second Trading Day preceding the applicable Notice Date, of the SunAmerica Common Stock which otherwise would have been delivered).

    SunAmerica Inc. is not affiliated with the Company and has no obligation with respect to the STRYPES.

    BEFORE YOU DECIDE TO INVEST IN THE STRYPES CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

    The STRYPES are listed on the New York Stock Exchange ("NYSE") under the symbol "SAI."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    This prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 -------------------
                                 MERRILL LYNCH & CO.
                                 -------------------

                   The date of this prospectus is           , 199 .

-SM-Service Mark of Merrill Lynch & Co., Inc.

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" the information we file with them, which means:

    -    incorporated documents are considered part of the prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

    - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

    - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

    - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
         3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
         July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
         September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

    We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

    -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

    - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

    -    Any reports filed under Section 15(d) of the Exchange Act.

    You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

    Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                    YEAR ENDED LAST FRIDAY IN DECEMBER        NINE MONTHS
                    ----------------------------------           ENDED
                     1993(a)  1994  1995  1996  1997       SEPTEMBER 25, 1998
                     -------  ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges.....  1.4     1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                     RISK FACTORS

RISK OF FLUCTUATIONS IN PRICE OF SUNAMERICA COMMON STOCK; CALCULATION OF CURRENT MARKET PRICE

    Because the price of the SunAmerica Common Stock is subject to market fluctuations, the value of the SunAmerica Common Stock (or, pursuant to our option exercisable at maturity, the amount of cash) that you as a holder of the STRYPES will receive upon maturity may be less than the amount that you paid for the STRYPES upon issuance, in which case an investment in the STRYPES will result in a loss to you. ACCORDINGLY, YOU ASSUME THE RISK THAT THE MARKET VALUE OF THE SUNAMERICA COMMON STOCK MAY DECLINE, AND THAT SUCH DECLINE COULD

BE SUBSTANTIAL. THE SUNAMERICA PROSPECTUS COVERS THE SHARES OF SUNAMERICA COMMON STOCK WHICH YOU AS A HOLDER OF THE STRYPES MAY RECEIVE ON THE MATURITY DATE OR UPON REDEMPTION.

    The Notice Date applicable to the Maturity Date or a redemption date will be at least 30 days and could be up to 60 days prior to such Maturity Date or redemption date, as the case may be. If we (i) elect to pay the STRYPES in cash at maturity or (ii) elect to redeem the STRYPES, in whole or in part, and to pay the redemption price by delivering shares of SunAmerica Common Stock, the amount of cash payable on the Maturity Date or the number of shares to be delivered on the redemption date, as the case may be, will be determined on the basis of the Current Market Price as of the second Trading Day prior to the applicable Notice Date. The price of the SunAmerica Common Stock is subject to market fluctuations and, as a result, (a) the amount of cash delivered on the Maturity Date in respect of each STRYPES may be more or less than the market value on the Maturity Date of the SunAmerica Common Stock which you would otherwise have been entitled to receive and (b) the market value on a redemption date of shares of SunAmerica Common Stock delivered in respect of each STRYPES may be more or less than the applicable redemption price.

    As described under "Description of the STRYPES--Certain Definitions," the Current Market Price used to determine the amount of cash which may, at our option, be paid at maturity or the number of shares of SunAmerica Common Stock which may, at our option, be delivered upon any redemption of the STRYPES will generally be equal to the average of the daily Closing Prices (as defined) of the SunAmerica Common Stock for the five consecutive Trading Days ending on and including the date of determination. However, if the Closing Price on the Trading Day next following such five-day period (the "Next-Day Closing Price") is less than 95% of such five-day average Closing Price, then the Current Market Price on such date of determination will be the Next-Day Closing Price. Because the price of the SunAmerica Common Stock is subject to market fluctuations, it is possible that the Next-Day Closing Price could be significantly less than such five-day average.

LIMITATION ON OPPORTUNITY FOR CAPITAL APPRECIATION

    The opportunity for capital appreciation afforded by an investment in the STRYPES is less than the opportunity for capital appreciation you would have if you made a direct investment in the SunAmerica Common Stock. The opportunity for capital appreciation afforded by an investment in the STRYPES is limited because we may, at our option, redeem the STRYPES at any time on or prior to the Maturity Date at the redemption prices described herein. Although not obligated to do so, we expect to redeem the STRYPES on or prior to the Maturity Date if the market price of the SunAmerica Common Stock exceeds the applicable redemption price, in which event you will receive less than one share of SunAmerica Common Stock for each STRYPES (or, at our option, cash in an amount equal to the Current Market Price of less than one share of such SunAmerica Common Stock). See "Description of the STRYPES-SM-Optional Redemption." If we elect to redeem the STRYPES, in whole or in part, the capital appreciation, exclusive of accrued interest that you may realize on an investment in the STRYPES will be limited to the excess, if any, of (i) the value of the SunAmerica Common Stock or the amount of cash, as the case may be, received in payment of such redemption price (such redemption price being initially $86.568 and declining thereafter to $76.106), over (ii) the price you paid for such STRYPES (the initial price being the price to public for each STRYPES shown on the cover page of this Prospectus and the price thereafter being subject to market fluctuations).

FACTORS AFFECTING TRADING PRICES

    The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the SunAmerica Common Stock in the secondary market. It is impossible to predict whether the price of SunAmerica Common Stock will rise or fall. Trading prices of SunAmerica Common Stock will be influenced by SunAmerica's operating results and prospects, by complex and interrelated political, economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which SunAmerica is a part, the NYSE (on which the SunAmerica Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of SunAmerica Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and beyond our control.

IMPACT OF STRYPES ON THE MARKET FOR SUNAMERICA COMMON STOCK

    It is not possible to predict accurately how the STRYPES will trade in the secondary market or whether such market will be liquid. Any market that develops for the STRYPES is likely to influence and be influenced by the market for SunAmerica Common Stock. For example, the price of SunAmerica Common Stock could be depressed by investors' anticipation of the potential distribution into the market of substantial additional amounts of SunAmerica Common Stock on the Maturity Date or upon redemption of the STRYPES, by possible sales of SunAmerica Common Stock by investors who view the STRYPES as a more attractive means of equity participation in SunAmerica and by hedging or arbitrage trading activity that may develop involving the STRYPES and the SunAmerica Common Stock. In addition Mr. Eli Broad (the "Selling Stockholder"is not precluded from selling SunAmerica Common Stock. Any such sales could have an adverse effect on the market price of SunAmerica Common Stock and/or the STRYPES.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

    It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES are listed on the NYSE under the symbol "SAI". However there can be no assurance that an active trading market for the STRYPES will develop, that such listing will provide you with liquidity of investment, or that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

NO STOCKHOLDER RIGHTS

    You will not be entitled to any rights with respect to the SunAmerica
Common Stock (including without limitation voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time, if any, as we have delivered shares of SunAmerica Common Stock for STRYPES on the Maturity Date or upon redemption and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the certificate of incorporation of SunAmerica and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, you, as a holder of the STRYPES, will not be entitled to vote on such amendment.

NO AFFILIATION BETWEEN THE COMPANY AND THE SELLING STOCKHOLDER

    We are not affiliated with the Selling Stockholder, and the Selling Stockholder has no obligation with respect to the STRYPES or amounts to be paid to you as a holder thereof, including any obligation to take the needs of the Company or of you, as a holder of STRYPES into consideration in determining whether or when to cause redemption of the STRYPES or whether to deliver shares or cash at maturity or upon redemption, or for any other reason.

NO AFFILIATION BETWEEN THE COMPANY AND SUNAMERICA

    We are not affiliated with SunAmerica, and SunAmerica has no obligations with respect to the STRYPES or amounts to be paid to you as a holder thereof, including any obligation to take the needs of the Company or of you, as a holder of the STRYPES into consideration for any reason. SunAmerica will not receive any of the proceeds of the offering of the STRYPES made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount to be received by you on the Maturity Date or upon redemption. SunAmerica is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount to be received by you on the Maturity Date or upon redemption.

DILUTION OF SUNAMERICA COMMON STOCK

    The number of shares of SunAmerica Common Stock (or, pursuant to our option, the amount of cash) that you are entitled to receive on the Maturity Date or upon redemption is subject to adjustment for certain events arising from, among other things, a merger or consolidation in which SunAmerica is not the surviving or resulting corporation, or a sale or transfer of all or substantially all of the assets of SunAmerica on the liquidation, dissolution, winding up or bankruptcy of SunAmerica, as well as stock splits and combinations, stock dividends and certain other actions of SunAmerica that modify its capital structure. See "Description of the STRYPES-SM-Dilution Adjustments." Such number of shares of SunAmerica Common Stock (or, pursuant to our option, the amount of cash) to be received by you on the Maturity Date or upon redemption will not be adjusted for other events, such as offerings of SunAmerica Common Stock for cash or in connection with acquisitions. SunAmerica is not restricted from issuing additional shares of SunAmerica Common Stock during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely affect the market price of the SunAmerica Common Stock and of the STRYPES.

TAX MATTERS

    Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined below) will require that if you are subject to United States Federal income tax, that you include currently in income, for United States Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. The Indenture also requires the Company and you, as a holder of the STRYPES to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the Issue Price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and (ii) a forward purchase contract (the "Forward Contract") pursuant to which you agree to use the principal payment due on the Debt Instrument (or, in the event of redemption on or prior to the Maturity Date, the redemption price) to purchase on the Maturity Date or upon redemption on or prior to the Maturity Date the SunAmerica Common Stock which the Company is obligated under the STRYPES to deliver at that time (subject to the Company's right to deliver cash in lieu of the SunAmerica Common Stock). The Indenture also requires that upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES prior to the Maturity Date or redemption of the STRYPES, the amount paid or realized be allocated by you between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and you agree, pursuant to the terms of the Indenture, to assign $57.277 (i.e., 101.6%) of the initial purchase price of a STRYPES (i.e., the Issue Price of a STRYPES) to the Debt Instrument component and to assign $.902 (i.e., 1.6%) of the initial purchase price of a STRYPES to the Forward Contract component. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and you should consult your own tax adviser concerning the application of the United States Federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

HOLDING COMPANY STRUCTURE

    Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act, and under the rules of certain securities exchanges and other regulatory bodies.

OTHER CONSIDERATIONS

    It is suggested that you should reach an investment decision only after carefully considering the suitability of the STRYPES in the light of your particular circumstances.

                                   SUNAMERICA INC.

    SunAmerica Inc. is a diversified financial services company specializing in retirement savings products and services.

    SunAmerica is subject to the informational requirements of the Exchange
Act. Accordingly, SunAmerica files reports, proxy and information statements and other information with the Commission. Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified under "Available Information." Reports, proxy and information statements and other information concerning SunAmerica may also be inspected at the offices of the NYSE.

    THE COMPANY IS NOT AFFILIATED WITH SUNAMERICA, AND SUNAMERICA HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DOES NOT RELATE TO THE SUNAMERICA COMMON STOCK. SUNAMERICA HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION COVERING THE SHARES OF SUNAMERICA COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE OR UPON REDEMPTION. THE PROSPECTUS OF SUNAMERICA (THE "SUNAMERICA PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO SUNAMERICA AND THE SUNAMERICA COMMON STOCK.
THE SUNAMERICA PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, NOR IS IT INCORPORATED BY REFERENCE HEREIN OR THEREIN.


DESCRIPTION OF THE STRYPES

    The STRYPES are a series of Senior Debt Securities issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1995 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

    Each STRYPES, which was issued at the Issue Price of $56.375, bears interest at the rate of 71/4% of the Issue Price per annum (or $4.0872 per annum) from June 12, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which such STRYPES is redeemed or the Issue Price of such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES will be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15, beginning September 15, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the last day (whether or not a Business
Day) of the calendar month immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date, Maturity Date or redemption date falls on a day that is not a Business Day, the payments to be made (including any shares of SunAmerica Common Stock to be delivered) on such date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Maturity Date or redemption date, and no additional interest will accrue as a result of such delayed payment.

PAYMENTS AT MATURITY

    The STRYPES will mature on June 15, 1999. On the Maturity Date, unless redeemed on or prior to such date, the Company will pay and discharge each STRYPES by delivering to the holder thereof a number of shares of SunAmerica Common Stock equal to the Common Equivalent Rate (as described below) in effect on the Maturity Date (subject to the Company's right to deliver, with respect to all, but not less than all, of the STRYPES then outstanding, cash in an amount equal to the Current Market Price, determined as of the second Trading Day prior to the applicable Notice Date, of the SunAmerica Common Stock which otherwise would have been delivered). The Common Equivalent Rate will initially be one share of Common Stock per STRYPES. The Common Equivalent Rate is subject to adjustment as described below under "Dilution Adjustments." Because the price of the SunAmerica Common Stock is subject to market fluctuations, the value of the SunAmerica Common Stock (or, at the option of the Company, the amount of cash) received by a holder of STRYPES on the Maturity Date may be less than the amount paid for the STRYPES upon issuance, in which case an investment in the STRYPES will result in a loss. In addition, because of such market fluctuations and because the Current Market Price of the SunAmerica Common Stock will be determined as of the second Trading Date prior to the applicable Notice Date (which will be at least 30 and could be up to 60 days prior to the Maturity
Date), it is likely that, if the Company elects to pay the STRYPES in cash on the Maturity Date, the amount of cash payable per STRYPES will differ from the market value on the Maturity Date of the shares of SunAmerica Common Stock which a holder would otherwise have received. See "Risk Factors-Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price."

    In the Indenture, the Company will agree to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from the Selling Stockholder. The Company will be required to mail a notice, at least 30 but not more than 60 days prior to the Maturity Date, to each holder of STRYPES at its registered address, which notice shall state whether the STRYPES will be paid and discharged with shares of SunAmerica Common Stock or in cash and, if payable in cash, specifying the amount of cash payable for each STRYPES and the Current Market Price used to calculate such amount. If the Company elects to deliver shares of SunAmerica Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

OPTIONAL REDEMPTION

    At any time or from time to time on or prior to the Maturity Date, the Company may, at its option, redeem the outstanding STRYPES, in whole or in part, at a redemption price per STRYPES initially equal to $86.568, declining by $.00966 on each day following the Issue Date (computed on the basis of a 360-day year of twelve 30-day months) to $76.686 on April 15, 1999, and equal to $76.106 thereafter, payable in either (i) a number of shares of SunAmerica Common Stock equal to the redemption price on the applicable redemption date divided by the Current Market Price of the SunAmerica Common Stock determined as of the second Trading Day preceding the applicable Notice Date or (ii) at the Company's option (which may be exercised with respect to all, but not less than all, of the STRYPES to be redeemed on any redemption date) cash, plus in either case an amount in cash equal to accrued and unpaid interest on the STRYPES to but excluding the redemption date; provided that installments of interest which are due and payable on or prior to the redemption date shall be payable to the holders of STRYPES registered as such at the close of business on the relevant record dates. On and after the redemption date, interest will cease to accrue on the STRYPES called for redemption, unless the Company defaults in the payment of the redemption price therefor. If the Company elects to deliver shares of SunAmerica Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

    Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of STRYPES to be redeemed at its registered address. Such notice shall specify whether the Company will pay the redemption price by delivery of SunAmerica Common Stock or in cash and, if payable in SunAmerica Common Stock, will also specify the number of shares of SunAmerica Common Stock to be delivered for each STRYPES and the Current Market Price used to calculate such number of shares. If only a portion of the STRYPES held by any registered holder are to be redeemed, the notice of redemption shall specify the number of STRYPES to be redeemed from such holder and, upon redemption, a new STRYPES certificate evidencing the unredeemed STRYPES will be issued in the name of the holder upon surrender for cancellation of the original certificate.

    In the event that less than all of the STRYPES are to be redeemed at any time, selection of STRYPES for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate (subject to compliance with the requirements of the principal national securities exchange on which the STRYPES may be listed); provided, however, that the STRYPES shall not be redeemed except in units of one or more whole STRYPES.

    The opportunity for capital appreciation afforded by an investment in the STRYPES is limited because the Company may, at its option, redeem the STRYPES at any time on or prior to the Maturity Date at the redemption prices described above. Although not obligated to do so, the Company may be expected to redeem the STRYPES on or prior to the Maturity Date if the market price of the SunAmerica Common Stock exceeds the applicable redemption price, in which event holders of STRYPES will receive less than one share of SunAmerica Common Stock for each STRYPES (or, at the option of the Company, cash in an amount equal to the Current Market Price of less than one share of such SunAmerica Common Stock). See "Risk Factors-Limitation on Opportunity for Capital Appreciation."

    If the Company exercises its option to redeem the STRYPES, in whole or in part, the Notice Date for such redemption will be at least 30 days and could be up to 60 days prior to the redemption date. If, as described above, the Company elects to pay the redemption price by delivering shares of SunAmerica Common Stock, the number of shares to be so delivered will be determined on the basis of the Current Market Price as of the second Trading Date prior to the Notice Date. The price of the SunAmerica Common Stock is subject to market fluctuations and, as a result, the market value on such redemption date of the shares of SunAmerica Common Stock delivered in respect of each STRYPES may be more or less than the applicable redemption price. See "Risk Factors-Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price."

CERTAIN DEFINITIONS

    The "Closing Price" of any security on any day shall mean the closing sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in each case on the NYSE, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose.

    The "Current Market Price" per share of the SunAmerica Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days ending on and including such date of determination (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Common Equivalent
Rate); provided, however, that if the Closing Price of the SunAmerica Common Stock on the Trading Day next following such five-day period (the "Next-Day Closing Price") is less than 95% of such five-day average, then the Current Market Price per share of SunAmerica Common Stock on such date of determination will be the Next-Day Closing Price; and provided, further, that, for the purposes of calculating the Current Market Price in connection with the Maturity Date or any redemption of STRYPES or any determination of an amount in cash payable in lieu of a fractional share of SunAmerica Common Stock, if any adjustment of the Common Equivalent Rate becomes effective as of any date during the period beginning on the first day of such five-day period and ending on the Maturity Date or the relevant redemption date, as the case may be, then the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect such adjustment. Because the price of SunAmerica Common Stock is subject to market fluctuations, it is possible that the Next-Day Closing Price could be significantly less than such five-day average. See "Risk Factors-Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price."

    A "Notice Date" with respect to any notice given by the Company in connection with the Maturity Date or any redemption of STRYPES means the commencement of the mailing of such notice to the holders of STRYPES in accordance with "-Payments at Maturity" or "-Optional Redemption," as the case may be, above.

    A "Trading Day" is defined as a day on which the security, the Closing
Price of which is being determined, (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security; provided that, if the Closing Price of such security is to be determined by a NYSE member firm, then the term Trading Day shall mean, for purposes of determining such Closing Price, a day on which the NYSE is open for trading.

DILUTION ADJUSTMENTS

    The Common Equivalent Rate will initially be one share of SunAmerica Common Stock for each STRYPES. The Common Equivalent Rate is subject to adjustment if SunAmerica shall: (i) pay a dividend or make a distribution with respect to SunAmerica Common Stock in shares of SunAmerica Common Stock; (ii) subdivide or split the outstanding shares of SunAmerica Common Stock into a greater number of shares; (iii) combine the outstanding shares of SunAmerica Common Stock into a smaller number of shares; (iv) issue by reclassification of shares of SunAmerica Common Stock any shares of common stock of SunAmerica; (v) issue certain rights or warrants to all holders of SunAmerica Common Stock; or (vi) pay a dividend or make a distribution to all holders of SunAmerica Common Stock of evidences of its indebtedness or other assets (including shares of capital stock of SunAmerica but excluding any cash dividends and any stock dividends or distributions referred to in clause (i) above).

    All adjustments to the Common Equivalent Rate will be calculated to the nearest 1/100th of a share of SunAmerica Common Stock (or if there is not a nearest 1/100th of a share to the next lower 1/100th of a share). No adjustment in the Common Equivalent Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Each such adjustment to the Common Equivalent Rate shall be made successively.

    In the event of (A) any consolidation or merger of SunAmerica, or any surviving entity or subsequent surviving entity of SunAmerica (a "SunAmerica Successor"), with or into another entity (other than a merger or consolidation in which SunAmerica is the continuing corporation and in which the SunAmerica Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of SunAmerica or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of SunAmerica or any SunAmerica Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of SunAmerica or any SunAmerica Successor with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution, winding up or bankruptcy of SunAmerica or any SunAmerica Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Common Equivalent Rate will be adjusted to provide that each holder of STRYPES will receive on the Maturity Date or any redemption date for each STRYPES cash in an amount equal to the Transaction Value. "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of SunAmerica Common Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the Maturity Date or any redemption date of such property received per share of SunAmerica Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the five Trading Days immediately prior to the second Trading Day preceding the Maturity Date or any redemption date multiplied by the number of such securities received for each share of SunAmerica Common Stock. Notwithstanding the foregoing, in the event that property or securities, or a combination of cash, on the one hand, and property or securities, on the other, are received in such Reorganization Event, the Company may, at its option, in lieu of delivering cash as described above, deliver the amount of cash, securities and other property received per share of SunAmerica Common Stock in such Reorganization Event determined in accordance with clause (i), (ii) or (iii) above, as applicable. If the Company elects to deliver securities or other property, holders of the STRYPES will be responsible for the payment of any and all brokerage and other transaction costs upon any subsequent sale of such securities or other property. The kind and amount of securities with which the STRYPES shall be paid and discharged after consummation of such transaction shall be subject to adjustment as described above following the date of consummation of such transaction.

    No adjustments will be made for certain other events, such as offerings of SunAmerica Common Stock by SunAmerica for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of SunAmerica Common Stock by the Selling Stockholder.

    The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Common Equivalent Rate (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Common Equivalent Rate and the method by which the adjustment to the Common Equivalent Rate was determined.

CERTAIN PROCEDURES IN CONNECTION WITH MATURITY AND REDEMPTION

    Each holder of STRYPES on the Maturity Date, and each holder of STRYPES called for redemption on any redemption date, must surrender the certificates evidencing such STRYPES at the office or agency of the Company maintained for such purpose in order to receive the consideration payable on such date. If, on the Maturity Date or any redemption date, the Company shall have deposited with the Trustee or other agent under the Indenture the consideration payable on such date in respect of all of the STRYPES then outstanding (in the case of the Maturity Date) or the STRYPES called for redemption (in the case of any redemption date), then, on the Maturity Date or redemption date, as the case may be, all of the outstanding STRYPES or the STRYPES called for redemption, as the case may be, shall cease to bear interest and all rights of the holders thereof shall terminate (except for the right to receive the consideration payable in respect of such STRYPES on such date), notwithstanding that the certificates evidencing any of the STRYPES which are payable or subject to redemption on such date shall not have been surrendered to the Company.

FRACTIONAL SHARES

    No fractional shares of SunAmerica Common Stock will be delivered if the Company pays and discharges the STRYPES by delivering shares of SunAmerica Common Stock on the Maturity Date or any redemption date. In lieu of any fractional share otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date or any redemption date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional share at the Current Market Price of the SunAmerica Common Stock determined as of the second Trading Day immediately preceding the relevant Notice Date.

NO SINKING FUND

    The STRYPES do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

RANKING

    The STRYPES will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

    There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

SECURITIES DEPOSITORY

    Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

    The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

    The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

    So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the STRYPES represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

    If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

    The management of the Securities Depository is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Securities Depository has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depository ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, the Securities Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depository's Direct and Indirect Participants, third party vendors from whom the Securities Depository licenses software and hardware, and third party vendors on whom the Securities Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depository is in the process of developing such contingency plans as it deems appropriate.

    According to the Securities Depository, the information in the preceding two paragraphs with respect to the Securities Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

LIMITATIONS UPON LIENS

    The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

    The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

EVENTS OF DEFAULT

    Each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due;
(b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

    If an Event of Default (other than an Event of Default described in clause
(f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

    The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

MODIFICATION AND WAIVER

    Modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 662/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

    The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

GOVERNING LAW

    The Indenture and the STRYPES are governed by, and construed in accordance with, the laws of the State of New York.

Listing

    The STRYPES have been listed on the NYSE under this symbol "SAI."

                  CERTAIN ARRANGEMENTS WITH THE SELLING STOCKHOLDER

    Pursuant to an agreement (the "Stock Agreement"), the Selling Stockholder is obligated to deliver to Merrill Lynch Capital Services, Inc., a wholly owned subsidiary of the Company (the "ML&Co. Subsidiary), on June 14, 1999, a specified number of shares of SunAmerica Class B Stock (subject to the Selling Stockholder's right to deliver cash in an amount equal to the Current Market Price, determined as of the second Trading Day prior to the applicable Notice Date, of the SunAmerica Common Stock underlying the SunAmerica Class B Stock that otherwise would have been delivered). At any time and from time to time through June 15, 1999, the Selling Stockholder may, at his option, redeem his obligations under the Stock Agreement in whole or in part, at declining redemption prices, payable in either (i) shares of SunAmerica Class B Stock representing SunAmerica Common Stock having an aggregate Current Market Price, determined as of the second Trading Day prior to the date of the applicable notice of redemption, equal to the applicable redemption price or (ii) at the Selling Stockholder's option (which may be exercised with respect to all, but not less than all, of the obligations to be redeemed), cash, plus in either case an amount in cash equal to accrued and unpaid interest on the Stock Agreement to but excluding the redemption date. The consideration paid by the ML&Co. Subsidiary to the Selling Stockholder under the Stock Agreement is approximately $131 million, and was paid on June 12, 1996. In the Indenture, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date or any redemption date the form of consideration that the ML&Co. Subsidiary receives from the Selling Stockholder and to redeem the STRYPES if and when the Selling Stockholder redeems his obligations under the Stock Agreement.

    Shares of SunAmerica Class B Stock delivered by the Selling Stockholder will convert automatically into shares of SunAmerica Common Stock upon transfer to the ML&Co. Subsidiary. The Selling Stockholder has the right at any time to modify the Stock Agreement so that he may deliver shares of SunAmerica Common Stock (or cash) instead of shares of SunAmerica Class B Stock (or cash). Until such time, if any, as the Selling Stockholder shall have delivered shares to the ML&Co. Subsidiary at maturity or upon redemption pursuant to the terms of the Stock Agreement, the Selling Stockholder will retain all ownership rights with respect to the shares held by him (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

    The Selling Stockholder has no obligations with respect to the STRYPES or amounts to be paid to holders thereof including any obligation to take the needs of the Company or holders of the STRYPES into consideration in determining whether or when to cause the redemption of the STRYPES or whether to deliver shares or cash at maturity or upon redemption, or for any other reason. The Stock Agreement is a commercial transaction among the parties thereto and does not create any rights in or for the benefit of, any third party, including any holder of STRYPES.

    In the event the Selling Stockholder does not perform under the Stock Agreement, the Company will be required to otherwise acquire shares of SunAmerica Common Stock for delivery to holders of the STRYPES on the Maturity Date or upon redemption, unless it elects to exercise its option to deliver cash with an equal value.

    Merrill Lynch Capital Corporation, a wholly owned subsidiary of the Company, entered into a secured loan agreement with the Selling Stockholder pursuant to which the Selling Stockholder borrowed approximately $33 million for a term of three years.


                                       EXPERTS


    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the

"Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                              MERRILL LYNCH & CO., INC.
                         6 1/4% STRYPES-SM- DUE JULY 1, 2001
                PAYABLE WITH SHARES OF COMMON STOCK OF IMC GLOBAL INC.
                            (OR CASH WITH AN EQUAL VALUE)
                                   ________________

     On July 9, 1996, Merrill Lynch & Co., Inc. (the "Company") issued 6,510,286 of its Structured Yield Product Exchangeable for Stock-SM-, 6 1/4% STRYPES-SM-due July 1, 2001 (each, a "STRYPES"). The issue price of each STRYPES was $38.25, which amount was equal to the last sale price of the common stock, par value $1.00 per share (the "IMC Common Stock"), of IMC Global Inc., a Delaware corporation ("IMC"), on July 2, 1996, as reported on the New York Stock Exchange (the "Initial Price"). The STRYPES will mature on July 1, 2001 (the "Maturity Date").

                   WHAT YOU WILL RECEIVE BEFORE THE MATURITY DATE:


- On each January 1, April 1, July 1 and October 1, beginning October 1, 1996, we will pay you interest on the STRYPES in cash at the rate of 61/4% per year.

-    We may not redeem the STRYPES at any time before the Maturity Date.

                     WHAT YOU WILL RECEIVE ON THE MATURITY DATE:

- For each STRYPES you own, you will receive a percentage of each type of Reference Property (subject to our right to deliver, with respect to not less than all, cash with an equal value to the Reference Property deliverable on the Maturity Date) as set forth below:

     IF THE REFERENCE PROPERTY VALUE IS:               YOU WILL RECEIVE:
     (a)  greater than or equal to $46.28 (the         82.65% of each type of
          "Threshold Appreciation Price")              Reference Property
     (b)  less than the Threshold Appreciation         A percentage of each type
          Price but greater than the Initial Price     of Reference
                                                       Property equal in value
                                                       to the Initial Price
     (c)  less than or equal to the Initial Price      100% of each type of
                                                       Reference Property

- "Reference Property" shall mean initially one share of IMC Common Stock and shall be subject to adjustment from time to time before the Maturity Date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the adjustment provisions described herein.

     IMC is not affiliated with the Company and has no obligation with respect to the STRYPES.

     BEFORE YOU DECIDE TO INVEST IN THE STRYPES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE STRYPES.

     The STRYPES are listed on the New York Stock Exchange ("NYSE") under the symbol "IGL".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                -------------------
                                MERRILL LYNCH & CO.
                                -------------------

                 The date of this prospectus is               , 199 .
-SM-Service Mark of Merrill Lynch & Co., Inc.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                    YEAR ENDED LAST FRIDAY IN DECEMBER        NINE MONTHS
                    ----------------------------------           ENDED
                     1993(a)  1994  1995  1996  1997       SEPTEMBER 25, 1998
                     -------  ----  ----  ----  ----       ------------------
Ratio of earnings
to fixed charges.....  1.4     1.2   1.2   1.2   1.2              1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                     RISK FACTORS

COMPARISON TO OTHER DEBT SECURITIES; RELATIONSHIP TO IMC COMMON STOCK

     The terms of the STRYPES differ from those of ordinary debt securities in that the value of the Reference Property (or, pursuant to our option, the amount of cash) that you will receive on the Maturity Date is not fixed, but is based on the Reference Property Value (see "Description of the STRYPES"). THERE CAN BE NO ASSURANCE THAT SUCH AMOUNT WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE REFERENCE PROPERTY

VALUE IS LESS THAN THE INITIAL PRICE, SUCH AMOUNT WILL BE LESS THAN THE ISSUE PRICE THAT YOU PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS TO YOU. ACCORDINGLY, YOU ASSUME THE RISK THAT THE MARKET VALUE OF THE REFERENCE PROPERTY MAY DECLINE, AND THAT SUCH DECLINE COULD BE SUBSTANTIAL. THE IMC PROSPECTUS COVERS THE SHARES OF IMC COMMON STOCK (INCLUDING THE PREFERRED STOCK PURCHASE RIGHTS ASSOCIATED THEREWITH) WHICH YOU MAY RECEIVE AS A HOLDER OF THE STRYPES ON THE MATURITY DATE.

LIMITATION ON OPPORTUNITY FOR EQUITY APPRECIATION

     The opportunity for equity appreciation afforded by an investment in the STRYPES is less than the opportunity for equity appreciation that you would have if you made a direct investment in the IMC Common Stock because the amount receivable on the Maturity Date will only exceed the issue price of such STRYPES if the Reference Property Value exceeds the Threshold Appreciation Price (which represents an appreciation of 21% over the Initial Price). Moreover, you will only be entitled to receive on the Maturity Date 82.65% (the percentage equal to the Initial Price divided by the Threshold Appreciation Price) of any appreciation of the value of the Reference Property in excess of the Threshold Appreciation Price. See "Description of the STRYPES". Because the price of the Reference Property is subject to market fluctuations, the value of the Reference Property (or, pursuant to the option of the Company, the amount of cash) that you may receive as a holder of a STRYPES on the Maturity Date, determined as described herein, may be more or less than the issue price of the STRYPES.

FACTORS AFFECTING TRADING PRICES

     The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the IMC Common Stock in the secondary market. It is impossible to predict whether the price of IMC Common Stock will rise or fall. Trading prices of IMC Common Stock will be influenced by IMC's operating results and prospects, by complex and interrelated political, economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which IMC is a part, the NYSE (on which the IMC Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of IMC Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and are beyond the Company's control.

IMPACT OF STRYPES ON THE MARKET FOR IMC COMMON STOCK

     It is not possible to predict accurately how the STRYPES will trade in the secondary market or whether such market will be liquid. Any market that develops for the STRYPES is likely to influence and be influenced by the market for IMC Common Stock. For example, the price of IMC Common Stock could become more volatile and could be depressed by investors' anticipation of the potential distribution into the market of substantial amounts of IMC Common Stock on the Maturity Date, by possible sales of IMC Common Stock by investors who view the STRYPES as a more attractive means of equity participation in IMC, and by hedging or arbitrage trading activity that may develop involving the STRYPES and the IMC Common Stock.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES are listed on the NYSE. However, there can be no assurance that an active trading market for the STRYPES will develop, that such listing will provide you with liquidity of investment, or that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

NO STOCKHOLDER'S RIGHTS

     You will not be entitled to any rights with respect to the Reference Property (including, without limitation, voting rights and rights to receive any dividends, interest or other distributions in respect thereof) unless and until such time, if any, as we have delivered the Reference Property for STRYPES on the Maturity Date, and unless the applicable record date, if any, for the exercise of such rights occurs after such delivery. For example, in the event that an amendment is proposed to the Restated Certificate of Incorporation of IMC and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, you, as a holder of the STRYPES will not be entitled to vote on such amendment.

NO AFFILIATION BETWEEN THE COMPANY AND IMC

     We are not affiliated with IMC, and IMC has no obligations with respect to the STRYPES or amounts to be paid to you, including any obligation to take the needs of the Company or of you as a holder of the STRYPES into consideration for any reason. IMC will not receive any of the proceeds of the offering of the STRYPES made hereby and is not responsible for, and has not participated in, the determination of the timing of, prices for or quantities of the STRYPES to be issued, or the determination or calculation of the amount receivable by holders of the STRYPES on the Maturity Date. IMC is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount to be received by you as a holder of the STRYPES on the Maturity Date.

DILUTION OF IMC COMMON STOCK

     The Reference Property (or, pursuant to our option, the amount of cash) that you are entitled to receive on the Maturity Date is subject to adjustment for certain events arising from, among others, a merger or consolidation in which IMC is not the surviving or resulting corporation and the liquidation, dissolution, winding up or bankruptcy of IMC, as well as stock splits and combinations, stock dividends and certain other actions of IMC that modify its capital structure. See "Description of the STRYPES--Reference Property Adjustments". Such Reference Property (or cash amount) that you may receive on the Maturity Date will not be adjusted for other events, such as offerings of IMC Common Stock for cash or in connection with acquisitions. IMC is not restricted from issuing additional shares of IMC Common Stock during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely affect the price of the IMC Common Stock and, because of the relationship of the percentage of the Reference Property (or cash amount) to be received on the Maturity Date to the price of the IMC Common Stock, such other events may adversely affect the trading price of the STRYPES.

TAX MATTERS

     Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined below) will require that if you are subject to U.S. Federal income tax, that you include currently in income, for U.S. Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. The Indenture also requires the Company and holders to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity

Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and (ii) a forward purchase contract (the "Forward Contract") pursuant to which you agree to use the principal payment due on the Debt Instrument to purchase on the Maturity Date the Reference Property which the Company is obligated under the STRYPES to deliver at that time (subject to the Company's right to deliver cash in lieu of the Reference Property). The Indenture also requires that upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES prior to the Maturity Date, the amount paid or realized by you be allocated between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and you agree, pursuant to the terms of the Indenture, to allocate $37.045 of the entire initial purchase price of a STRYPES (I.E., the issue price of a STRYPES) to the Debt Instrument and to allocate the remaining $1.205 of the entire initial purchase price of a STRYPES to the Forward Contract. As a result of this allocation, the Debt Instrument will be treated as having been issued with original issue discount for U.S. Federal income tax purposes. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and you should consult your own tax adviser concerning the application of the U.S. Federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

HOLDING COMPANY STRUCTURE

     Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the STRYPES in the light of your particular circumstances.

                                  IMC GLOBAL INC.

     IMC is one of the world's leading producers of crop nutrients for the international agricultural community and is one of the largest distributors in the United States of crop nutrients and related products through its retail and wholesale distribution networks. IMC mines, processes and distributes potash in the United States and Canada, and is a joint venture partner in IMC-Agrico Company, a leading producer, marketer and distributor of phosphate crop nutrients and a leading producer and marketer of animal feed ingredients. IMC's retail distribution network, which extends principally to corn and soybean farmers in the Midwestern and Southeastern United States, is one of the largest distributors of crop nutrients and related products in the United States. IMC also manufactures nitrogen-based and other high-value crop nutrients which are marketed on a wholesale basis principally in the Midwestern and Southeastern United States. In addition, IMC sells specialty lawn and garden, turf, and nursery products on a national basis and ice-melter products in the Midwest and Eastern snow-belt states.

     IMC is subject to the informational requirements of the Exchange Act. Accordingly, IMC files reports, proxy and information statements and other information with the Commission. Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified under

"Available Information." Reports, proxy and information statements and other information concerning IMC may also be inspected at the offices of the NYSE.

     THE COMPANY IS NOT AFFILIATED WITH IMC, AND IMC HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DOES NOT RELATE TO IMC OR THE IMC COMMON STOCK. IMC HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION COVERING THE SHARES OF IMC COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE. THE PROSPECTUS OF IMC (THE "IMC PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO IMC AND THE IMC COMMON STOCK, INCLUDING CERTAIN RISK FACTORS RELEVANT TO AN INVESTMENT IN IMC COMMON STOCK. THE IMC PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, NOR IS IT INCORPORATED BY REFERENCE HEREIN.

                              DESCRIPTION OF THE STRYPES

     The STRYPES are a series of Senior Debt Securities issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1995 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

          Each STRYPES, was issued at a price of $38.25, bears interest at the rate of 61/4% of the issue price per annum (or $2.3908 per annum) from July 9, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES is payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, beginning October 1, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     The STRYPES will mature on July 1, 2001. On the Maturity Date, the Company will pay and discharge each STRYPES by delivering to the holder thereof a percentage of each type of Reference Property (subject to the Company's right to deliver, with respect to all, but not less than all, Reference Property deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following formula: (a) if the Reference Property Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 82.65% of each type of Reference Property, (b) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than the Initial Price, a percentage of each type of Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price and (c) if the Reference Property Value is less than or equal to the Initial Price, 100% of each type of Reference Property. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE AMOUNT RECEIVABLE BY HOLDERS OF THE STRYPES ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE REFERENCE PROPERTY VALUE IS LESS THAN THE INITIAL PRICE, SUCH AMOUNT

RECEIVABLE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS.

     Notwithstanding the foregoing, the Company may, in lieu of delivering the applicable percentage of each type of Reference Property, deliver cash in an amount equal to the sum of (a) for any portion of the Reference Property consisting of cash that is otherwise deliverable on the Maturity Date, the amount of such cash, without interest thereon, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities that is otherwise deliverable on the Maturity Date, the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date of such property, and (c) for any portion of the Reference Property consisting of a Reference Security (as defined below) that is otherwise deliverable on the Maturity Date (except as described under "Reference Property Adjustments" below), an amount equal to the average Closing Price (as defined below) per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of units of such Reference Security constituting part of the Reference Property, subject to the Company's agreement contained in the Purchase Agreement to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary (as defined below) receives from GVI. Such right, if exercised by the Company, must be exercised with respect to all Reference Property otherwise deliverable on the Maturity Date in payment of all outstanding STRYPES. On or prior to the sixth Business Day prior to the Maturity Date, the Company will notify The Depository Trust Company and the Trustee and publish a notice in THE WALL STREET JOURNAL or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged by delivery of the applicable percentage of each type of Reference Property or cash. At the time such notice is published, the Reference Property Value will not have been determined. If the Company elects to deliver Reference Property, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale thereof.

     The term "Reference Property" initially means one share of IMC Common Stock and shall be subject to adjustment from time to time prior to the Maturity Date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the adjustment provisions described herein. See "--Reference Property Adjustments" below. The term "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act) then constituting part of the Reference Property. The term "Reference Property Value" means, subject to the adjustment provisions described below, the sum of (a) for any portion of the Reference Property consisting of cash, the amount of such cash, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date of such property, and (c) for any portion of the Reference Property consisting of a Reference Security, an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of units of such Reference Security constituting part of the Reference Property. The "Closing Price" of any Reference Security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such Reference Security on the NYSE on such date or, if such Reference Security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such Reference Security is so listed, or if such Reference Security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such Reference Security is not so reported, the last quoted bid price for such Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such Reference Security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the Reference Security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such Reference Security.

     For illustrative purposes only, the following table shows the number of shares of IMC Common Stock or the amount of cash that a holder of STRYPES would receive for each STRYPES at various Reference Property Values. The table assumes that there will be no Reference Property adjustments as described below and, accordingly, that on the Maturity Date the Reference Property will consist of one share of IMC Common Stock. There can be no assurance that the Reference Property Value will be within the range set forth below. Given the Initial Price of $38.25 and the Threshold Appreciation Price of $46.28, a STRYPES holder would receive on the Maturity Date the following number of shares of IMC Common Stock or amount of cash (if the Company elects to pay and discharge the STRYPES with cash) per STRYPES:

                Reference     Number of Shares
                Property       of IMC Common       Amount
                  Value           Stock            of Cash
                  -----           -----            -------

                $ 35.00           1.0000           $35.00
                  38.25           1.0000            38.25
                  42.00           0.9107            38.25
                  46.28           0.8265            38.25
                  50.00           0.8265            41.33

REFERENCE PROPERTY ADJUSTMENTS

     The Reference Property is subject to adjustment if an issuer of a Reference Security shall: (i) subdivide or split the outstanding units of such Reference Security into a greater number of units; (ii) combine the outstanding units of such Reference Security into a smaller number of units; (iii) issue by reclassification of units of such Reference Security any units of another security of such issuer; (iv) issue rights or warrants to all holders of such Reference Security entitling them, for a period expiring prior to the fifteenth calendar day following the Maturity Date, to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest); or (v) pay a dividend or make a distribution to all holders of such Reference Security of cash, securities or other property (excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend (as defined below), excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution referred to in clause
(i), (ii), (iii) or (iv) above) or issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (other than those referred to in clause (iv) above) (any of the foregoing cash, securities or other property or rights or warrants are referred to as the "Distributed Assets").

     In the case of the events referred to in clauses (i), (ii) and (iii) above, the Reference Property shall be adjusted to include the number of units of such Reference Security and/or other security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any such event had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

     In the case of the event referred to in clause (iv) above, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value (determined as described below), as of the fifth Business Day (except as provided below) following the date on which such rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each such right or warrant multiplied by the product of (A) the number of such rights or warrants issued for each unit of such Reference Security and (B) the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, without interest thereon. For purposes of the foregoing, the fair market value of each such right or warrant shall be the quotient of (x) the highest net bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date for settlement three Business Days later, by a recognized securities dealer in The City of New York selected by or on behalf of the Company (from three (or such fewer number of dealers as may be providing such bids) such recognized dealers selected by or on behalf of the Company), for the purchase by such quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of such Reference Security would receive if such holder held, as of the record date for determination of stockholders entitled to receive such rights or warrants, a number of units of such Reference Security equal to the product of
(1) the aggregate number of Outstanding STRYPES as of such record date and (2) the number of units of such Reference Security constituting part of the Reference Property, divided by (y) the Aggregate Number. Each such adjustment shall become effective on the fifth Business Day following the Receipt Date of such rights or warrants. If for any reason the Company is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain such bid at successive intervals of three months thereafter and on the third Trading Day prior to the Maturity Date until it is able to obtain the required bid. From the date of issuance of such rights or warrants until the required bid is obtained, the Reference Property shall include the number of such rights or warrants issued for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, and such rights or warrants constituting part of the Reference Property shall be deemed for all purposes hereof to have a fair market value of zero.

     In the case of the event referred to in clause (v) above, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, without interest thereon, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in such 12-month period (or, if such Reference Security was not outstanding at the commencement of such 12-month period, occurring in such shorter period during which such Reference Security was outstanding) exceeds on a per share basis 12% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or such shorter period during which such Reference Security was outstanding); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

     In the event of (A) any consolidation or merger of an issuer of a Reference Security with or into another entity (other than a merger or consolidation in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of such issuer or another entity), (B) any statutory exchange of securities of an issuer of a Reference Security with another entity (other than in connection with a merger or acquisition) or (C) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security (excluding any distribution in such event referred to in clause (v) above) (any such event described in clause (A), (B) or
(C), a "Reorganization Event"), the Reference Property shall be adjusted to include, from and after the effective date for such Reorganization Event, in lieu of the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in such Reorganization Event with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event.

     No adjustments will be made for certain other events, such as offerings of IMC Common Stock by IMC for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of IMC Common Stock by GVI.

     The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Reference Property (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the amount or number of each type of Reference Security and other property then constituting part of the Reference Property.

FRACTIONAL INTERESTS

     No fractional units of any Reference Security will be delivered if the Company pays and discharges the STRYPES by delivering Reference Property. In lieu of any fractional unit otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional unit based on the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date.

     To the extent practicable, the Company will deliver fractional interests of any Reference Property other than cash or a Reference Security if the Company pays and discharges the STRYPES by delivering Reference Property. If such delivery is not practicable, in lieu of delivering any such fractional interest otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date of such Reference Property other than cash or a Reference Security.

REDEMPTION, SINKING FUND AND PAYMENT PRIOR TO MATURITY

     The STRYPES are not subject to redemption by the Company prior to the Maturity Date and do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

RANKING

     The STRYPES are unsecured obligations and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

     There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

PURCHASE AGREEMENT

     Pursuant to the Purchase Agreement described under "Certain Arrangements with GVI," GVI is obligated to deliver to the ML&Co. Subsidiary (as defined below) immediately prior to the Maturity Date the Reference Property required by the Company to pay and discharge all of the STRYPES (including any STRYPES issued pursuant to the over-allotment option granted by the Company to MLPF&S). In lieu of delivering the Reference Property immediately prior to the Maturity Date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering at such time cash in an amount equal to the value of such Reference Property immediately prior to the Maturity Date. Such right, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable pursuant to the Purchase Agreement.

SECURITIES DEPOSITORY

     Upon issuance, all STRYPES were represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note was deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     SO LONG AS THE SECURITIES DEPOSITORY, OR ITS NOMINEE, IS THE REGISTERED OWNER OF A GLOBAL NOTE, THE SECURITIES DEPOSITORY OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE STRYPES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN A GLOBAL NOTE WILL NOT BE ENTITLED TO HAVE THE STRYPES REPRESENTED BY SUCH GLOBAL NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE STRYPES IN DEFINITIVE FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN A GLOBAL NOTE MUST RELY ON THE PROCEDURES OF THE SECURITIES DEPOSITORY AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER

UNDER THE INDENTURE. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

     If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

     The management of the Securities Depository is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". The Securities Depository has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depository ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, the Securities Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depository's Direct and Indirect Participants, third party vendors from whom the Securities Depository licenses software and hardware, and third party vendors on whom the Securities Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depository is in the process of developing such contingency plans as it deems appropriate.

     According to the Securities Depository, the information in the preceding two paragraphs with respect to the Securities Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

MERGER AND CONSOLIDATION

     The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

LIMITATIONS UPON LIENS

     The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due;
(b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

     If an Event of Default (other than an Event of Default described in clause
(f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

     The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

MODIFICATION AND WAIVER

     Unless otherwise specified in a Prospectus Supplement, modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 662/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

     The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

GOVERNING LAW

     The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

LISTING

     The STRYPES have listed on the NYSE under the symbol "IGL."

                            CERTAIN ARRANGEMENTS WITH GVI

     Pursuant to an agreement (the "Purchase Agreement") among the Company, Merrill Lynch Mortgage Capital Inc., a wholly-owned subsidiary of the Company (the "ML&Co. Subsidiary"), and GVI, GVI is obligated to deliver to the ML&Co. Subsidiary immediately prior to the Maturity Date the Reference Property required by the Company to pay and discharge all of the STRYPES. In lieu of delivering the Reference Property immediately prior to the Maturity Date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering at such time cash in an amount equal to the value of such Reference Property immediately prior to the Maturity Date. Such right, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable pursuant to the Purchase Agreement. Under the Purchase Agreement, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from GVI. The consideration to be paid by the ML&Co. Subsidiary under the Purchase Agreement is $153,382,017 in the aggregate, which was paid to GVI on July 9, 1996. No other consideration is payable by the ML&Co. Subsidiary to GVI in connection with its acquisition of the Reference Property pursuant to the Purchase Agreement or the performance of the Purchase Agreement by GVI. The Company has agreed with GVI that, without the prior consent of GVI, it will not amend the Indenture in any respect that would adversely affect any obligation of GVI under the Purchase Agreement, including, without limitation, increasing the consideration that GVI is obligated to deliver pursuant to the Purchase Agreement.

     Until such time, if any, as GVI shall have delivered the Reference Property to the ML&Co. Subsidiary pursuant to the terms of the Purchase Agreement, GVI will retain all ownership rights with respect to the Reference Property held by it (including, without limitation, voting rights and rights to receive any dividends, interest or other distributions in respect thereof).

     GVI has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or of holders of the STRYPES into consideration in determining whether to deliver the Reference Property or cash or for any other reason. The Purchase Agreement among the Company, the ML&Co. Subsidiary and GVI is a commercial transaction and does not create any rights in, or for the benefit of, any holder of STRYPES.

     In the event GVI does not perform under the Purchase Agreement, the Company will be required to otherwise acquire the Reference Property for delivery to the holders of the STRYPES on the Maturity Date, unless it elects to exercise its option to deliver cash with an equal value.

                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed.   We may
not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               Subject to Completion
                   Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------
                             MERRILL LYNCH & CO., INC.
                      7 7/8% STRYPES-SM- DUE FEBRUARY 1, 2001
                       PAYABLE WITH SHARES OF COMMON STOCK OF
                                    CIBER, INC.
                           (OR CASH WITH AN EQUAL VALUE)
                                    ----------

     On January 28, 1998, Merrill Lynch & Co., Inc. (the "Company") issued 1,750,000 of its Structured Yield Product Exchangeable for Stock-SM-, 7 7/8% STRYPES-SM- Due February 1, 2001 (each, a "STRYPES"). The issue price of each STRYPES was $54.125, which amount is equal to the last sale price of the Common Stock, par value $.01 per share (the "CIBER Common Stock"), of CIBER, Inc., a Delaware corporation ("CIBER"), on January 26, 1998, as reported on the New York Stock Exchange (the "Initial Price"). The STRYPES will mature on February 1, 2001 (the "Maturity Date").

                   WHAT YOU WILL RECEIVE BEFORE THE MATURITY DATE:

- On each February 1, May 1, August 1 and November 1, beginning May 1, 1998, we will pay you interest on the STRYPES in cash at the rate of 7 7/8% per year.

                    WHAT YOU WILL RECEIVE ON THE MATURITY DATE:

- For each STRYPES you own, you will receive a number of shares of CIBER Common Stock (or cash with an equal value), determined in accordance with the following Payment Rate Formula, subject to certain adjustments:

   IF THE MATURITY PRICE IS:                        YOU WILL RECEIVE:

(a)  greater than $91.4713                     .7692 shares of CIBER Common
(the "Threshold Appreciation Price")           Stock

(b)  less than the Threshold Appreciation      A fractional share of CIBER
Price  but greater than $70.3625 (the          Common Stock equal in value to
"Initial Appreciation Cap")                    the Initial Appreciation Cap

(c)  less than the Initial Appreciation        One share of CIBER Common Stock
Cap but greater than or equal to the
Initial Price

(d)  less than the Initial Price but           A number of shares of CIBER
greater than $51.4188 (the "Downside           Common Stock equal in value
Protection Threshold Price")                   (determined based on the
                                               Maturity Price) to the Initial
                                               Price

(e)  less than the Downside Protection         1.0526 shares of CIBER Common
Threshold Price                                Stock

     The "Maturity Price" means the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately before, but not including, the second Trading Day before the Maturity Date.

     CIBER is not affiliated with the Company and has no obligations with respect to the STRYPES.

     Before you decide to invest in the STRYPES, carefully read this prospectus, especially "RISK FACTORS," beginning on page 4 of this prospectus, for certain considerations relevant to an investment in the STRYPES.

     The STRYPES are listed on the New York Stock Exchange ("NYSE") under the trading symbol "BOB".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     This prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                -------------------
                                MERRILL LYNCH & CO.
                                -------------------

                  The date of this prospectus is             , 199 .

-SM- Service mark of Merrill Lynch & Co., Inc.

     You should rely only on the information contained or incorporated by reference in this prospectus . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                        WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                 INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

                                                           NINE MONTHS
                   YEAR ENDED LAST FRIDAY IN DECEMBER         ENDED
                   ----------------------------------      SEPTEMBER 25,
                     1993(a) 1994  1995  1996  1997            1998
                      ----   ----  ----  ----  ----            ----
Ratio of earnings
to fixed charges      1.4    1.2   1.2   1.2   1.2             1.1


(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, ''earnings'' consist of earnings from continuing operations before income taxes and fixed charges. ''Fixed charges'' consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                     RISK FACTORS

COMPARISON TO OTHER DEBT SECURITIES; RELATIONSHIP TO CIBER COMMON STOCK

     The terms of the STRYPES differ from those of ordinary debt securities in that the value of the CIBER Common Stock (or, pursuant to our option, the amount of cash) that you will receive on the Maturity Date is not fixed, but is based on the Maturity Price of the CIBER Common Stock (see "Description of the STRYPES"). THERE CAN BE NO ASSURANCE THAT SUCH AMOUNT WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. ALTHOUGH AN INVESTMENT IN THE STRYPES AFFORDS PROTECTION FROM A DEPRECIATION IN THE VALUE OF THE CIBER COMMON STOCK TO THE EXTENT THAT THE MATURITY PRICE DOES NOT FALL BELOW THE DOWNSIDE PROTECTION THRESHOLD PRICE, YOU WILL HAVE ONLY LIMITED PROTECTION FROM DEPRECIATION BELOW 95% OF THE INITIAL PRICE. IF THE MATURITY PRICE OF THE CIBER COMMON STOCK IS LESS THAN THE DOWNSIDE PROTECTION THRESHOLD PRICE, THE AMOUNT YOU MAY RECEIVE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS TO YOU. ACCORDINGLY, YOU ASSUME THE RISK THAT THE MARKET VALUE OF THE CIBER COMMON STOCK MAY DECLINE BELOW 95% OF THE INITIAL PRICE, AND THAT SUCH DECLINE COULD BE SUBSTANTIAL.

     LIMITATION ON OPPORTUNITY FOR EQUITY APPRECIATION

     The opportunity for equity appreciation afforded by an investment in the STRYPES is less than the opportunity for equity appreciation that you would have by a direct investment in the CIBER Common Stock because the amount you may receive on the Maturity Date will exceed the Initial Appreciation Cap (which represents an appreciation of 30% over the Initial Price) only if the Maturity Price of the CIBER Common Stock exceeds the Threshold Appreciation Price (which represents an appreciation of 69% over the Initial Price). Moreover, you will be entitled to receive on the Maturity Date only 76.92% (the percentage equal to the Initial Appreciation Cap divided by the Threshold Appreciation Price) of any appreciation of the value of CIBER Common Stock above the Threshold Appreciation Price. See "Description of the STRYPES." Because the price of the CIBER Common Stock is subject to market fluctuations, the value of the CIBER Common Stock (or, pursuant to the option of the Company, the amount of cash) you may receive on the Maturity Date, determined as described herein, may be more or less than the issue price of the STRYPES. If the Maturity Price is less than the Downside Protection Threshold Price, you will have only limited protection from depreciation below 95% of the Initial Price.

FACTORS AFFECTING TRADING PRICES

     The trading prices of the STRYPES in the secondary market will be affected by the trading prices of the CIBER Common Stock in the secondary market. It is impossible to predict whether the price of CIBER Common Stock will rise or fall. Trading prices of CIBER Common Stock will be influenced by CIBER's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which CIBER is a part, the NYSE (on which the CIBER Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of CIBER Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and beyond the Company's control.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES are listed on the NYSE under the trading symbol "BOB". However, there can be no assurance that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, we will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain, and the price and liquidity of the STRYPES may be adversely affected.

IMPACT OF STRYPES ON THE MARKET FOR CIBER COMMON STOCK

     Any market that develops for the STRYPES is likely to influence and be influenced by the market for CIBER Common Stock. For example, the price of CIBER Common Stock could be depressed by investors' anticipation of the potential distribution into the market of substantial amounts of CIBER Common Stock on the Maturity Date of the STRYPES, by possible sales of CIBER Common Stock by investors who view the STRYPES as a more attractive means of equity participation in CIBER, and by hedging or arbitrage trading activity that may develop involving the STRYPES and the CIBER Common Stock.

NO STOCKHOLDER'S RIGHTS

     You will not be entitled to any rights with respect to the CIBER Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time, if any, as we have delivered shares of CIBER Common Stock for STRYPES on the Maturity Date, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Amended and Restated Certificate of Incorporation of CIBER and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, you will not be entitled to vote on such amendment.

NO AFFILIATION BETWEEN THE COMPANY AND CIBER

     We are not affiliated with CIBER, and CIBER has no obligations with respect to the STRYPES or amounts to be paid to you as a holder of the STRYPES, including any obligation to take the needs of the Company or of you as a holder of the STRYPES into consideration for any reason. CIBER did not receive any of the proceeds of the initial offering of the STRYPES and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by holders of the STRYPES on the Maturity Date. CIBER is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount receivable by you as a holder of the STRYPES on the Maturity Date.

DILUTION OF CIBER COMMON STOCK

     The number of shares of CIBER Common Stock (or the amount of cash) that you as a holder of the STRYPES are entitled to receive on the Maturity Date is subject to adjustment for certain events arising from, among others, a merger or consolidation in which CIBER is not the surviving or resulting corporation, a sale or transfer of all or substantially all of the assets of CIBER, and the liquidation, dissolution, winding up or bankruptcy of CIBER, as well as stock splits and combinations, stock dividends and certain other actions of CIBER that modify its capital structure. See "Description of the STRYPES-Dilution Adjustments." Such number of shares of CIBER Common Stock (or cash amount) that you may receive as a holder of the STRYPES on the Maturity Date will not be adjusted for other events not specifically provided, such as offerings of CIBER Common Stock by CIBER for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of CIBER Common Stock by any principal stockholder of CIBER (including the Contracting Stockholder). At December 31, 1997, the Contracting Stockholder owned beneficially approximately 27% of the outstanding CIBER Common Stock. CIBER is not restricted from issuing additional shares of CIBER Common Stock during the term of the STRYPES and, because the Contracting Stockholder is able to exercise significant influence on the business and affairs of CIBER, any such decision to issue additional shares of CIBER Common Stock will be influenced by the Contracting Stockholder. In addition, the principal stockholders of CIBER (including the Contracting Stockholder) are not precluded from selling shares of CIBER Common Stock, either pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act"), or by causing CIBER to register such shares. Neither CIBER nor any stockholder of CIBER (including the Contracting Stockholder) has any duty or obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances or sales may materially and adversely affect the price of the

CIBER Common Stock and, because of the relationship of the number of shares of CIBER Common Stock (or cash amount) to be received upon payment and discharge of the STRYPES on the Maturity Date to the price of the CIBER Common Stock, such other events may adversely affect the trading price and ultimate value of the STRYPES. There can be no assurances that CIBER will not take any of the foregoing actions, or that it will not make offerings of, or that principal stockholders (including the Contracting Stockholder) will not sell any, CIBER Common Stock in the future, or as to the amount of any such offerings or sales.

TAX MATTERS

     Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and tax treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined herein) will require that if you are subject to United States Federal income tax, that you include currently in income, for United States Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with your regular method of tax accounting. The Indenture also requires the Company and you as a holder of the STRYPES to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and
(ii) a forward purchase contract (the "Forward Contract") pursuant to which you agree to use the principal payment due on the Debt Instrument to purchase on the Maturity Date the CIBER Common Stock which the Company is obligated to deliver at that time (subject to the Company's right to deliver cash in lieu of CIBER Common Stock). The Indenture also requires that upon the acquisition of a STRYPES and upon your sale or other disposition of a STRYPES prior to the Maturity Date, the amount paid or realized be allocated between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and you agree, pursuant to the terms of the Indenture, to assign $56.78 (I.E., 104.91%) of the initial purchase price of a STRYPES (I.E., the issue price of a STRYPES) to the Debt Instrument and to assign $2.655 (I.E., 4.91%) of the initial purchase price of a STRYPES to the Forward Contract. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and you should consult your own tax advisors concerning the application of the United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

HOLDING COMPANY STRUCTURE

     Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act, and under rules of certain securities exchanges and other regulatory bodies.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the STRYPES in the light of your particular circumstances.

                                     CIBER, INC.

     CIBER is a nationwide provider of information technology consulting, including application software staff supplementation, management consulting solutions for "business/IT" problems, package software implementation services, system life-cycle project responsibility, millennium date change conversion services and networking procurement and engineering services. CIBER's revenues are generated from two areas, the CIBER Information Services ("CIS") Division and CIBER's Solutions Consulting Group ("CIBER Solutions"). The CIS Division provides application software development and maintenance services and, through its CIBR2000 Division, millennium date change solutions. CIBER Solutions provides services through CIBER's wholly-owned subsidiaries Spectrum Technology Group, Inc. ("Spectrum"), Business Information Technology, Inc. ("BIT") and CIBER Network Services, Inc. ("CNSI"). Spectrum provides information technology consulting solutions to business problems, specifically in the areas of data warehousing, data modeling and enterprise architecture, as well as project management and system integration services. BIT specializes in the implementation and integration of human resource and financial software application products, plus workflow automation and manufacturing/distribution software systems, primarily for client/server networks. A substantial portion of BIT's revenues is derived from assisting clients implementing PeopleSoft, Inc. software. CNSI provides a wide range of local-area and wide-area network solutions, from design and procurement to installation and maintenance, with services including Internet and intranet connectivity.

     CIBER is subject to the informational requirements of the Exchange Act. Accordingly, CIBER files reports, proxy and information statements and other information with the Commission. Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission. Reports, proxy and information statements and other information concerning CIBER may also be inspected at the offices of the NYSE. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including CIBER, that file electronically with the Commission.

     THE COMPANY IS NOT AFFILIATED WITH CIBER, AND CIBER HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DOES NOT RELATE TO THE CIBER COMMON STOCK. CIBER HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION WITH RESPECT TO THE SHARES OF CIBER COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE. THE PROSPECTUS OF CIBER (THE "CIBER PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO CIBER AND THE CIBER COMMON STOCK, AS WELL AS A DISCUSSION OF CERTAIN RISK FACTORS RELEVANT TO AN INVESTMENT IN CIBER COMMON STOCK. THE CIBER PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS NOR IS IT INCORPORATED BY REFERENCE HEREIN.

                              DESCRIPTION OF THE STRYPES

     The STRYPES are a series of Senior Debt Securities issued under an indenture, dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of January 30, 1998 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

     Each STRYPES, which was issued at an Issue Price of $54.125, bears interest at the rate of 7O% of the issue price per annum (or $4.2623 per annum) from January 30, 1998, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which the issue price of such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES is payable in cash quarterly in arrears on February 1, May 1, August 1 and November 1, beginning May 1, 1998, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     The STRYPES will mature on February 1, 2001. On the Maturity Date, the Company will pay and discharge each STRYPES by delivering to the holder thereof a number of shares (such number of shares being hereinafter referred to as the "Payment Rate") of CIBER Common Stock (subject to the Company's right to deliver, with respect to all, but not less than all, shares of CIBER Common Stock deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following Payment Rate Formula, subject to adjustment as a result of certain dilution events: (a) if the Maturity Price (as defined below) is greater than or equal to the Threshold Appreciation Price, 0.7692 shares of CIBER Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Appreciation Cap, a fractional share of CIBER Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Appreciation Cap,
(c) if the Maturity Price is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, one share of CIBER Common Stock per STRYPES, (d) if the Maturity Price is less than the Initial Price but is greater than or equal to the Downside Protection Threshold Price, a number of shares of CIBER Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Price and (e) if the Maturity Price is less than the Downside Protection Threshold Price, 1.0526 shares of CIBER Common Stock per STRYPES. THE MATURITY PRICE WILL REPRESENT A DETERMINATION OF THE VALUE OF A SHARE OF CIBER COMMON STOCK IMMEDIATELY PRIOR TO THE MATURITY DATE. THERE CAN BE NO ASSURANCE THAT THE AMOUNT RECEIVABLE BY HOLDERS OF THE STRYPES ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE MATURITY PRICE OF THE CIBER COMMON STOCK IS LESS THAN THE DOWNSIDE PROTECTION THRESHOLD PRICE, SUCH AMOUNT RECEIVABLE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS. The numbers of shares of CIBER Common Stock per STRYPES specified in clauses (a), (c) and (e) of the Payment Rate Formula are hereinafter referred to as the "Share Components."

     Notwithstanding the foregoing, the Company may, in lieu of delivering shares of CIBER Common Stock, deliver cash in an amount equal to the value of such number of shares of CIBER Common Stock at the Maturity Price, subject to the Company's agreement contained in the Forward Purchase Contract to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from the Contracting Stockholder. Such right, if exercised by the Company, must be exercised with respect to all shares of CIBER Common Stock otherwise deliverable on the Maturity Date in payment of all Outstanding STRYPES. On or prior to the sixth Business Day prior to the Maturity Date, the Company will notify the Securities Depository and the Trustee and publish a notice in

THE WALL STREET JOURNAL or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged with shares of CIBER Common Stock or cash. At the time such notice is published, the Maturity Price will not have been determined. If the Company delivers shares of CIBER Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

     The "Maturity Price" means the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or, if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. In the event that the Payment Rate Formula is adjusted as described under "-Dilution Adjustments" below, each of the Closing Prices used in determining the Maturity Price will be similarly adjusted to derive, for purposes of determining which clause of the Payment Rate Formula will apply on the Maturity Date, a Maturity Price stated on a basis comparable to the Downside Protection Threshold Price, the Initial Price, the Initial Appreciation Cap and the Threshold Appreciation Price. A "Trading Day" means a day on which the security the Closing Price of which is being determined
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. The term "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

HYPOTHETICAL PAYMENTS AT MATURITY

     For illustrative purposes only, the following table shows the number of shares of CIBER Common Stock or the amount of cash that a holder of STRYPES would receive for each STRYPES at various hypothetical Maturity Prices. The table assumes that there will be no dilution adjustments to the Payment Rate Formula as described below. Given the Downside Protection Threshold Price of $51.42, the Initial Price of $54.13, the Initial Appreciation Cap of $70.36 and the Threshold Appreciation Price of $91.47, a STRYPES holder would receive on the Maturity Date the following number of shares of CIBER Common Stock or amount of cash (if the Company elects to pay and discharge the STRYPES with cash) per
STRYPES:

                 MATURITY PRICE      NUMBER OF
                    OF CIBER       SHARES OF CIBER
                  COMMON STOCK      COMMON STOCK        AMOUNT OF CASH*
                  ------------      ------------        ---------------

                    $45.13              1.0526              $47.50
                     49.13              1.0526               51.71
                     51.42              1.0526               54.13
                     52.13              1.0384               54.13
                     54.13              1.0000               54.13
                     59.13              1.0000               59.13
                     64.13              1.0000               64.13
                     70.36              1.0000               70.36
                     74.13              0.9492               70.36
                     79.13              0.8893               70.36
                     84.13              0.8364               70.36
                     91.47              0.7692               70.36
                     94.13              0.7692               72.40
                     99.13              0.7692               76.25

___________
* The preceding table does not take into account interest payable on the STRYPES. Dollar amounts in the table have been rounded to two decimal places and share amounts have been rounded to four decimal places.

DILUTION ADJUSTMENTS

     The Payment Rate Formula is subject to adjustment if CIBER shall: (i) pay a stock dividend or make a distribution with respect to CIBER Common Stock in shares of such stock; (ii) subdivide or split the outstanding shares of CIBER Common Stock into a greater number of shares; (iii) combine the outstanding shares of CIBER Common Stock into a smaller number of shares; (iv) issue by reclassification of shares of CIBER Common Stock any shares of common stock of CIBER; (v) issue rights or warrants to all holders of CIBER Common Stock entitling them to subscribe for or purchase shares of CIBER Common Stock at a price per share less than the then current market price of the CIBER Common Stock (other than rights to purchase CIBER Common Stock pursuant to a plan for the reinvestment of dividends or interest); or (vi) pay a dividend or make a distribution to all holders of CIBER Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below)) or issue to all holders of CIBER Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above).

     In the case of the events referred to in clauses (i), (ii), (iii) and
(iv) above, the Payment Rate Formula shall be adjusted so that each holder of any STRYPES shall thereafter be entitled to receive, upon payment and discharge of such STRYPES, the number of shares of CIBER Common Stock (or, in the case of a reclassification referred to in clause (iv) above, the number of shares of other common stock of CIBER issued pursuant thereto) which such holder would have owned or been entitled to receive immediately following any such event had such STRYPES been paid and discharged immediately prior to such event or any record date with respect thereto.

     In the case of the event referred to in clause (v) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above by a fraction, the numerator of which shall be the number of shares of CIBER Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of CIBER Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of CIBER Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of CIBER Common Stock which the aggregate offering price of the total number of shares of CIBER Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the current market price (determined as the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued, subject to certain adjustments), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. To the extent that shares of CIBER Common Stock are not delivered after the expiration of such rights or warrants, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of CIBER Common Stock actually delivered.

     In the case of the event referred to in clause (vi) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect on the record date referred to below by a fraction, the numerator of which shall be the market price per share of the CIBER Common Stock on the record date for the determination of stockholders entitled to receive the dividend or distribution or the rights or warrants referred to in clause (vi) above (such market price being determined as the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to such record date, subject to certain adjustments), and the denominator of which shall be such market price per share of CIBER Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one share of CIBER Common Stock.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on the CIBER Common Stock occurring in such 12-month period (excluding any such dividends occurring in such period for which a prior adjustment to the Payment Rate Formula was previously made) exceeds on a per share basis 10% of the average of the Closing Prices per share of the CIBER Common Stock over such 12-month period. All adjustments to the Payment Rate Formula will be calculated to the nearest 1/10,000th of a share of CIBER Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Payment Rate Formula shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Payment Rate Formula as described above, an adjustment will also be made to the Maturity Price solely to determine which clause of the Payment Rate Formula will apply on the Maturity Date. The required adjustment to the Maturity Price will be made by multiplying each of the Closing Prices used in determining the Maturity Price by a fraction, the numerator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately after such adjustment described above, and the denominator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately before such adjustment described above. Each such adjustment to the Payment Rate Formula shall be made successively.

     In the event of (A) any consolidation or merger of CIBER, or any surviving entity or subsequent surviving entity of CIBER (a "CIBER Successor"), with or into another entity (other than a consolidation or merger in which CIBER is the continuing corporation and in which the CIBER Common Stock outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of CIBER or another corporation), (B) any sale, transfer, lease or conveyance to another entity of the property of CIBER or any CIBER Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of CIBER or any CIBER Successor with another entity (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution, winding up or bankruptcy of CIBER or any CIBER Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Payment Rate Formula used to determine the amount payable on the Maturity Date for each STRYPES will be adjusted to provide that each holder of STRYPES will receive on the Maturity Date for each STRYPES cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 0.7692 (subject to adjustment in the same manner and to the same extent as the Share Components in the Payment Rate Formula are adjusted as described above) multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Appreciation Cap, the Initial Appreciation Cap, (c) if the Transaction Value is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, the Transaction Value, (d) if the Transaction Value is less than the Initial Price but is greater than or equal to the Downside Protection Threshold Price, the Initial Price and (e) if the Maturity Price is less than the Downside Protection Threshold Price, 1.0526 (subject to adjustment in the same manner and to the same extent as the Share Components in the Payment Rate Formula are adjusted as described above) multiplied by the Transaction Value. "Transaction Value" means
(i) for any cash received in any
such Reorganization Event, the amount of cash received per share of CIBER Common Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the third Business Day preceding the Maturity Date of such property received per share of CIBER Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of such securities (subject to adjustment on a basis consistent with the adjustment provisions described above) received for each share of CIBER Common Stock; PROVIDED, HOWEVER, if one or more adjustments to the Payment Rate Formula shall have become effective prior to the effective date for such Reorganization Event, then the Transaction Value determined in accordance with the foregoing shall be adjusted by multiplying such Transaction Value by the Share Component in clause (c) of the Payment Rate Formula immediately before the effective date for such Reorganization Event. Notwithstanding the foregoing, if any Marketable Securities (as defined below) are received by holders of CIBER Common Stock in such Reorganization Event, then in lieu of delivering cash as provided above, the Company may at its option deliver a proportional amount of such Marketable Securities. If the Company elects to deliver Marketable Securities, holders of the STRYPES will be responsible for the payment of any and all brokerage and other transactional costs upon the sale of such securities. "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by NASDAQ.

     No adjustments will be made for certain other events, such as offerings of CIBER Common Stock by CIBER for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of CIBER Common Stock by any principal stockholder of CIBER (including the Contracting Stockholder).

     The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Payment Rate Formula (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Payment Rate Formula and the method by which the adjustment to the Payment Rate Formula was determined, provided that, in respect of any adjustment to the Maturity Price, such notice will only disclose the factor by which each of the Closing Prices used in determining the Maturity Price is to be multiplied in order to determine the Payment Rate on the Maturity Date. Until the Maturity Date, the Payment Rate itself cannot be determined.

SECURITIES DEPOSITORY

     Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     SO LONG AS THE SECURITIES DEPOSITORY, OR ITS NOMINEE IS THE REGISTERED OWNER OF A GLOBAL NOTE, THE SECURITIES DEPOSITORY OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER OR HOLDER OF THE STRYPES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE. EXCEPT AS PROVIDED BELOW, BENEFICIAL OWNERS IN A GLOBAL NOTE WILL NOT BE ENTITLED TO HAVE THE STRYPES REPRESENTED BY SUCH GLOBAL NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF THE STRYPES IN DEFINITIVE FORM AND WILL NOT BE CONSIDERED THE OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE. ACCORDINGLY, EACH PERSON OWNING A BENEFICIAL INTEREST IN A GLOBAL NOTE MUST RELY ON THE PROCEDURES OF THE SECURITIES DEPOSITORY AND, IF SUCH PERSON IS NOT A PARTICIPANT, ON THE PROCEDURES OF THE PARTICIPANT THROUGH WHICH SUCH PERSON OWNS ITS INTEREST, TO EXERCISE ANY RIGHTS OF A HOLDER UNDER THE INDENTURE. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the SECURITIES DEPOSITORY to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interest. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that such payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

     The management of the Securities Depository is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January

1, 2000, may encounter "Year 2000 problems."   The Securities Depository has
informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Securities Depository ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Securities Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, the Securities Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Securities Depository's Direct and Indirect Participants, third party vendors from whom the Securities Depository licenses software and hardware, and third party vendors on whom the Securities Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Securities Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Securities Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Securities Depository is in the process of developing such contingency plans as it deems appropriate.

     According to the Securities Depository, the information in the preceding two paragraphs with respect to the Securities Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

FRACTIONAL SHARES

     No fractional shares of CIBER Common Stock will be delivered if the Company pays and discharges the STRYPES by delivering shares of CIBER Common Stock. In lieu of any fractional share otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional share at the Maturity Price.

NO REDEMPTION, SINKING FUND OR PAYMENT PRIOR TO MATURITY

     The STRYPES are not subject to redemption prior to the Maturity Date at the option of the Company and do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

RANKING

     The STRYPES are unsecured obligations and rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

     There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.
LISTING

     The STRYPES are listed on the NYSE under the trading symbol "BOB".

MERGER AND CONSOLIDATION

     The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value), in respect of any interest and Additional Amounts on, and any other amounts payable with respect to the STRYPES and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

LIMITATION UPON LIENS

     The Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one ore more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.


LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 662/3% of the aggregate issue price of the Outstanding STRYPES of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding STRYPES affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash, or cash and Underlying Securities, payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof; (d) change the place or currency of any payment of interest or Additional Amounts on, or any cash payable with respect to, any STRYPES; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES; (f) reduce the percentage of aggregate issue price of Outstanding STRYPES of such series, the consent of whose Holders is required to modify or amend such Indenture; (g) reduce the percentage of aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or
(h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to the STRYPES: (a) the failure to pay and discharge the STRYPES with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due; (b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES when due;
(c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES; (d) the failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of the STRYPES, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to the STRYPES.

     If an Event of Default (other than an Event of Default described in clause
(f) of the immediately preceding paragraph) with respect to the STRYPES shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgement or decree based on acceleration, the holder of a majority of the aggregate issue price of the Outstanding STRYPES may, under certain circumstances, rescind and annual such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holder of a majority of the aggregate issue price of the STRYPES will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES.

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

     The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

                CERTAIN ARRANGEMENTS WITH THE CONTRACTING STOCKHOLDER

     Pursuant to the Forward Purchase Contract, the Contracting Stockholder is obligated to deliver to the ML&Co. Subsidiary on the Business Day immediately preceding the Maturity Date a number of shares of CIBER Common Stock equal to the number required by the Company to pay and discharge all of the STRYPES (including any STRYPES issued pursuant to the over-allotment option granted by the Company to the Underwriter). In lieu of delivering shares of CIBER Common Stock on the Business Day immediately preceding the Maturity Date, the Contracting Stockholder has the right to satisfy his obligation under the Forward Purchase Contract by delivering at such time cash in an amount equal to the value of such number of shares of CIBER Common Stock at the Maturity Price. Such right, if exercised by the Contracting Stockholder, must be exercised with respect to all shares of CIBER Common Stock then deliverable pursuant to the Forward Purchase Contract. Under the Forward Purchase Contract, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from the Contracting Stockholder.

     The consideration to be paid by the ML&Co. Subsidiary under the Forward Purchase Contract is $71,315,820 in the aggregate which was paid to the Contracting Stockholder on January 30, 1998. No other consideration is payable by the ML&Co. Subsidiary to the Contracting Stockholder in connection with its acquisition of the CIBER Common Stock or the performance of the Forward Purchase Contract by the Contracting Stockholder. The Company has agreed with the Contracting Stockholder that, without the prior consent of the

Contracting Stockholder, it will not amend, modify or supplement the Indenture or the STRYPES in any respect that would adversely affect any obligation of the Contracting Stockholder under the Forward Purchase Contract, including, without limitation, increasing the consideration that the Contracting Stockholder is obligated to deliver pursuant to the Forward Purchase Contract.

     Until such time, if any, as the Contracting Stockholder shall have delivered shares of CIBER Common Stock to the ML&Co. Subsidiary pursuant to the terms of the Forward Purchase Contract, the Contracting Stockholder will retain all ownership rights with respect to the CIBER Common Stock held by him (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

     The Contracting Stockholder has no duties or obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any duty or obligation to take the needs of the Company or holders of the STRYPES into consideration in determining whether to deliver shares of CIBER Common Stock or cash or for any other reason. The Forward Purchase Contract among the Company, the ML&Co. Subsidiary, The Bank of New York, as agent for and on behalf of the ML&Co. Subsidiary, and the Contracting Stockholder is a commercial transaction and does not create any rights in, or for the benefit of, any third party, including any holder of STRYPES.

     To the extent that the Contracting Stockholder does not perform under the Forward Purchase Contract, the Company will be required to otherwise acquire shares of CIBER Common Stock for delivery to holders of the STRYPES on the Maturity Date, unless, in the case of shares deliverable on the Maturity Date, it elects to exercise its option to deliver cash with an equal value.

     Merrill Lynch Capital Corporation, a wholly owned subsidiary of the Company, has entered into a secured loan agreement with Bobby G. Stevenson, as trustee of the 1998 Bobby G. Stevenson Revocable Trust, pursuant to which Mr. Stevenson, as trustee of the 1998 Bobby G. Stevenson Revocable Trust, will borrow approximately $20,567,930 for a term of three years.

                                       EXPERTS


    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a ''report'' or a ''part'' of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Subject to Completion
                    Preliminary Prospectus dated December 11, 1998


P R O S P E C T U S
-------------------

                             MERRILL LYNCH & CO., INC.
                AMEX HONG KONG 30 INDEX* EQUITY PARTICIPATION NOTES
                               DUE FEBRUARY 16, 1999

     ON FEBRUARY 7, 1996, MERRILL LYNCH & CO., INC. ("WE" OR THE "COMPANY") ISSUED $45,000,000 AGGREGATE PRINCIPAL AMOUNT OF AMEX HONG KONG 30 INDEX EQUITY PARTICIPATION NOTES DUE FEBRUARY 16, 1999 (THE "NOTES" OR THE "SECURITIES"). AS OF THE DATE OF THIS PROSPECTUS, $45,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES REMAIN OUTSTANDING. THE SECURITIES WERE ISSUED IN DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES THEREOF, WILL BEAR NO PERIODIC PAYMENTS OF INTEREST AND WILL MATURE ON FEBRUARY 16, 1999.

GENERAL:
                        - Senior unsecured debt securities
                        - No payments prior to maturity
                        - Not redeemable prior to maturity

PAYMENT AT MATURITY:

                  Principal Amount + Supplemental Redemption Amount

     The Supplemental Redemption Amount will be no less than zero and no more than $1,000 per $1,000 principal amount of Notes.

     The Supplemental Redemption Amount payable with respect to a Note at maturity will equal the product of (A) the principal amount of the applicable Note, and (B) the percentage increase from the Benchmark Index Value to the Ending Index Value. The Benchmark Index Value equals 664.83 and was determined as described herein. The closing value of the Index on the date of this prospectus was 579.79, and the Benchmark Index Value exceeds such closing value by 14.67%. The Ending Index Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Notes.

     FOR INFORMATION AS TO THE CALCULATION OF THE SUPPLEMENTAL REDEMPTION AMOUNT WHICH WILL BE PAID AT MATURITY, THE CALCULATION AND THE COMPOSITION OF THE INDEX, SEE "DESCRIPTION OF NOTES" AND "THE INDEX", RESPECTIVELY, IN THIS PROSPECTUS. BEFORE YOU DECIDE TO INVEST IN THE NOTES, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     The Notes will be maintained in book-entry form only through the facilities of DTC.

     The Notes have been listed on the American Stock Exchange (the "AMEX") under the symbol "HKN.A".

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 -------------------
                                 MERRILL LYNCH & CO.
                                 -------------------

                   The date of this prospectus is         , 199 .

* The use and reference to the term "AMEX Hong Kong 30 Index" herein has been consented to by the American Stock Exchange. The "AMEX Hong Kong 30 Index" is a service mark of the American Stock Exchange.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.


                  INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

     - Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10,
          1998);

     - Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     - Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2, 1998, June
          3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998,
          July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

     -    Reports filed under Sections 13(a) and (c) of the Exchange Act;

     - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     -    Any reports filed under Section 15(d) of the Exchange Act.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.


                              MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored entities. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                          RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

     The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:


                    YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS
                    ----------------------------------         ENDED
                     1993(a) 1994  1995  1996  1997        SEPTEMBER 25, 1998
                      ----   ----  ----  ----  ----        ------------------
Ratio of earnings
to fixed charges...   1.4    1.2   1.2   1.2   1.2                1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                     RISK FACTORS

PAYMENT AT MATURITY

     BENCHMARK INDEX VALUE WILL EXCEED VALUE OF INDEX ON THE PRICING DATE. The Benchmark Index Value exceeded the closing value of the Index on the Pricing Date by 14.67%. You should be aware that if the Ending Index Value does not exceed the closing value of the Index on the Pricing Date by more than 14.67%, at maturity you will receive only the principal amount of your Notes.

     YIELD MAY BE BELOW MARKET INTEREST RATES ON THE PRICING DATE. You may not receive any Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what we would pay as interest as of the Pricing Date if we issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal of the Notes at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity cost to you implied by inflation or other factors relating to the time value of money.

     LIMITATION OF SUPPLEMENTAL REDEMPTION AMOUNT. Because the Supplemental Redemption Amount will not exceed $1,000 per $1,000 principal amount of Notes, you will not benefit from Index increases in excess of approximately 229% of the closing value of the Index on the Pricing Date (the "Maximum Index Value"). In no event will the Supplemental Redemption Amount exceed $1,000 per $1,000 principal amount of Notes.

     YIELD ON NOTES WILL NOT REFLECT DIVIDENDS. The Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the Index to the maturity of the Notes will not produce the same yield as if you purchased such underlying stocks and held them for a similar period.

     STATE LAW LIMIT ON INTEREST PAID. New York State laws govern the Indenture. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

TRADING

     The Notes are listed on the American Stock Exchange. We expect that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors.

     We expect that the trading value of the Notes will depend substantially on the extent of the appreciation, if any, of the Index over the Benchmark Index Value. See "The Index-Historical Data on the Index" in this Prospectus for historical values of the Index. If, however, you sell your Notes prior to the maturity date at a time when the Index exceeds the Benchmark Index Value, the price you receive may be at a substantial discount from the amount expected to be payable if such excess of the Index over the Benchmark Index Value were to prevail until maturity of the Notes because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which you will be able to sell Notes prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Benchmark Index Value. The limitation that the Supplemental Redemption Amount will not exceed $1,000 per $1,000 principal amount of Notes may adversely affect the secondary market value of the Notes and such adverse effect could occur even if the value of the Index is below the Maximum Index Value. A discount could also result from rising interest rates.

     In addition to the value of the Index, the trading value of the Notes may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Notes to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, you should be aware that factors other than the level of the Index are likely to affect the Notes' trading value. The expected effect on the trading value of the Notes of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          INTEREST RATES. In general, if U.S. interest rates increase, we expect the trading value of the Notes to decrease. If U.S. interest rates decrease, we expect the trading value of the Notes to increase. If interest rates in Hong Kong increase, we expect the trading value of the Notes to increase; however, increased Hong Kong interest rates may adversely affect the economy of Hong Kong and, in turn, the Index, and the trading value of the Notes could then be expected to decrease. If interest rates in Hong Kong decrease, we expect the trading value of the Notes to decrease; however, decreased Hong Kong interest rates may favorably affect the economy of Hong Kong and, in turn, the Index, and consequently, the trading value of the Notes could then be expected to increase.

          VOLATILITY OF THE INDEX. If the volatility of the Index increases, we expect the trading value of the Notes to increase. If the volatility of the Index decreases, we expect the trading value of the Notes to decrease.

          TIME REMAINING TO MATURITY. We anticipate that prior to the maturity of the Notes, the Notes may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Notes. As the time remaining to maturity of the Notes decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Notes. In addition, the price at which a beneficial owner may be able to sell Notes prior to maturity may be at a discount, which may be substantial, from the principal amount of the Notes if the value of the Index is below, equal to, or not sufficiently above the Benchmark Index Value.

          DIVIDEND RATES IN HONG KONG. If dividend rates on the stocks comprising the Index increase, we expect the value of the Notes to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, we expect the value of the Notes to increase. However, in general, rising corporate dividend rates in Hong Kong may increase the value of the Index and, in turn, increase the value of the Notes. Conversely, falling dividend rates in Hong Kong may decrease the value of the Index and, in turn, decrease the value of the Notes.

          HONG KONG DOLLAR/U.S. DOLLAR EXCHANGE RATES. The Supplemental Redemption Amount is based on a given level of the Index and will not be affected by changes in the Hong Kong dollar/U.S. dollar exchange rate. However, a number of economic factors, including the Hong Kong dollar/U.S. dollar exchange rate, could affect the value of the Underlying Stocks and, therefore, the value of the Index.

     The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Notes that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Notes to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Notes of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes. The effect on the trading value of the Notes of a given appreciation of the Index in excess of the Benchmark Index Value is expected to be greater if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes, assuming all other relevant factors are held constant.

THE INDEX

     The stocks underlying the Index have been issued by companies organized in Hong Kong. The prices of such Underlying Stocks will be affected by foreign political, economic and other developments.

     The Hong Kong Stock Exchange has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the Hong Kong Stock Exchange considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The Hong Kong Stock Exchange may also do so when: (1) an issuer fails, in a manner which the Hong Kong Stock Exchange considers material, to comply with the Hong Kong Stock Exchange Listing Rules or its Listing Agreements; or (2) the Hong Kong Stock Exchange considers there are insufficient securities in the hands of the public; or (3) the Hong Kong Stock Exchange considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the Hong Kong Stock Exchange considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the Hong Kong Stock Exchange may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Since the stocks underlying the Index are traded on the Hong Kong Stock Exchange, changes in the Index may be affected by suspensions of trading generally or of one or more of the stocks underlying the Index, which limitations may, in turn, adversely affect the value of the Notes.

IMPORTANT CONSIDERATIONS RELATING TO HONG KONG

     You should realize that the value of the Index, and therefore the potential Supplemental Redemption Amount, if any, may be adversely affected by political, economic or social instability, developments and changes in law or regulations, particularly in Hong Kong and the People's Republic of China ("China"). Certain of these factors are discussed below.

     In December 1984, Great Britain and China signed an agreement (the "Sino-British Accord") under which Hong Kong will revert to Chinese sovereignty effective July 1, 1997. Although China has committed by treaty to preserve for 50 years the economic and social freedoms currently enjoyed in Hong Kong, the continuation of the economic system in Hong Kong after the reversion will be affected by the Chinese government. Any increase in uncertainty as to the future economic and political status of Hong Kong could have a material adverse effect on the economy of Hong Kong and the Index.

     The Sino-British Accord provides that the basic policies of China regarding Hong Kong and the elaboration of these policies in the Sino-British Accord will be stipulated by the National People's Congress of China in a Basic Law of the Hong Kong Special Administrative Region (the "Hong Kong SAR") (the "Basic Law"). The Basic Law was finalized in February 1990 and adopted by the National People's Congress on April 4, 1990. The Basic Law provides that the Chief Executive of the Hong Kong SAR will be recommended by a committee composed of Hong Kong residents representing a broad spectrum of distinct constituencies, such as industry, labor and the various professions, and appointed by the government of China. The power of amendment of the Basic Law is vested in the National People's Congress of China. The Basic Law provides that the Hong Kong dollar will remain the legal tender in the Hong Kong SAR after the transfer of sovereignty. It also provides that no exchange control policies will be applied in the Hong Kong SAR and that the Hong Kong dollar will remain freely convertible.

     In the past, the prices of shares on the HKSE and Hong Kong property market values have experienced substantial fluctuations in response to political developments affecting China and relations between China and the United Kingdom. Although China has agreed by treaty that the Hong Kong SAR will have a high degree of legislative, legal and economic autonomy, there can be no assurance as to the consequence of the exercise of Chinese sovereignty over Hong Kong on the future economic and political status of Hong Kong and the Index.

     It is not clear how future developments in Hong Kong and China may affect the implementation of the Basic Law after the transfer of sovereignty in 1997. As a result of this political and legal uncertainty, the economic prospects of Hong Kong and the companies whose stocks comprise the Index are uncertain. Accordingly, the Hong Kong Stock Exchange has been, and can be expected to remain, highly volatile and sensitive to adverse political developments with regard to Hong Kong's future and perceptions of actual or potential political developments of that kind. For this reason, among others, the Index and the value of the Notes can also be expected to be volatile.

     UNDERLYING STOCKS. The performance of certain companies listed on the Hong Kong Stock Exchange is linked to the economic climate of China. Any downturn in economic growth or other negative developments affecting the economic climate of China could have a material adverse effect on the value of the Index. In addition, the Hong Kong securities markets are currently characterized by a high level of investment by and interest among United States and other non-Hong Kong persons. Changes in the level of investment or interest could have a material adverse effect on the level of the Index.

     Although none of the companies whose stocks comprise the Underlying Stocks are currently organized under the laws of China, the level of the Index nonetheless can be affected by developments in China. China currently indirectly influences political and economic developments in various parts of Asia, including Hong Kong, and its influence is expected to continue to grow. The government of China, a socialist state controlled by the Communist Party of China, now permits private economic activities to a certain extent. Political, economic or social instability in, and diplomatic and other developments associated with, China could have a significant effect on economic conditions in Hong Kong and on the market prices and liquidity of securities traded on the Hong Kong Stock Exchange, including the Underlying Stocks. Moreover, many of the issuers of the Underlying Stocks have substantial investments in China, which investments could be adversely affected by political, economic, market and other developments in or affecting China. Accordingly, adverse political or economic developments in China could adversely affect the level of the Index and thus the value of the Notes.

     Underlying Stocks representing approximately one-third of the market capitalization of the Index (as of December 29, 1995) are companies engaged in real estate asset management, development, leasing, property sales and other related activities. Many factors may have an adverse impact on the credit quality of these real estate companies and, indirectly, the Index. Generally, these include economic recession, the cyclical nature of real estate markets, overbuilding, changing demographics, changes in governmental regulations (including tax laws and environmental, building, zoning and sales regulations), increases in real estate taxes or costs of material and labor, the inability to secure performance guarantees or insurance as required, the unavailability of investment capital and the inability to obtain construction financing or mortgage loans at rates acceptable to builders and purchasers of real estate. Additional risks include an inability to reduce expenditures associated with a property (such as mortgage payments and property taxes) when rental revenue declines, and possible loss upon foreclosure of mortgaged properties if mortgage payments are not paid when due.

OTHER CONSIDERATIONS

     It is suggested that you should reach an investment decision only after carefully considering the suitability of the Notes in light of your particular circumstances.

     You should also consider the tax consequences of investing in the Notes and should consult your tax advisors.

     Merrill Lynch & Co., MLPF&S or its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks and therefore the value of the Notes. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Notes. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Notes and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Notes, Merrill Lynch & Co., Inc., and with the interests of the holders of the Notes.

                                 DESCRIPTION OF NOTES

GENERAL

     The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Notes will mature on February 16, 1999.

     While at maturity a beneficial owner of a Note will receive the principal amount of such Note plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. (See "Payment at Maturity" below.)

     The Notes are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Notes, beneficial owners of the Notes may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Notes were issued in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

     At maturity, a beneficial owner of a Note will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value of the Index does not exceed the Benchmark Index Value a beneficial owner of a Note will be entitled to receive only the principal amount thereof.

     At maturity, a beneficial owner of a Note will be entitled to receive, with respect to each such Note, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:

               Principal Amount  X  Ending Index Value-Benchmark Index Value
                                    ----------------------------------------
                                            Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $1,000 per $1,000 principal amount of Notes. The Benchmark Index Value equals 664.83. The Benchmark Index Value was determined on the Pricing Date by multiplying the Starting Index Value by a factor equal to 115%. The Starting Index Value was determined by the Calculation Agent and equaled the average (arithmetic mean) of the Computed Index Value as of 10:30 A.M., 11:00 A.M., 11:30 A.M., 12:00 Noon, 12:30 P.M., 2:30 P.M., 3:00 P.M. and
3:30 P.M. (Hong Kong time) on the Pricing Date. The "Computed Index Value" as of any time means the number obtained by (i) multiplying the last reported sales prices of each Underlying Stock at such time (as reported by Reuters Information Services, Inc. with respect to intra-day prices and by The Stock Exchange of Hong Kong Ltd. (the "Hong Kong Stock Exchange" or "HKSE") with respect to official closing prices) by the number of shares outstanding (as provided by the
AMEX) to obtain the market capitalization for each of the Underlying

Stocks and (ii) dividing the aggregate market capitalization of all the Underlying Stocks by the divisor used to calculate the last reported Index (see "The Index" herein). The AMEX has confirmed that the methodology used by the Calculation Agent to calculate the Computed Index Value is consistent with that currently used by the AMEX to calculate the Index. The Ending Index Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the Hong Kong Stock Exchange is open for trading and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

     The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $1,000 principal amount of Notes, (ii) the pretax annualized rate of return to beneficial owners of Notes, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 3.31% per annum, and no change in the U.S. dollar/Hong Kong dollar exchange rate, as more fully described below).

                                                              Pretax           Pretax Annualized
Hypothetical ending   Percentage Change   Total Amount   Annualized Rate of    Rate of Return of
  Index Value of      Over the Starting    Payable at      Return on the      Stocks Underlying the
    the Index            Index Value        Maturity          Notes(1)            Index(1)(2)
-------------------   -----------------   ------------   ------------------   ---------------------
     289.06                 -50%           $1,000.00           0.00%              -18.74%
     346.87                 -40%           $1,000.00           0.00%              -13.20%
     404.68                 -30%           $1,000.00           0.00%              - 8.38%
     462.49                 -20%           $1,000.00           0.00%              - 4.09%
     520.30                 -10%           $1,000.00           0.00%              - 0.21%
     578.11(3)                0%           $1,000.00           0.00%                3.32%
     635.92                  10%           $1,000.00           0.00%                6.58%
     693.73                  20%           $1,043.47           1.41%                9.61%
     751.54                  30%           $1,130.42           4.09%               12.43%
     809.35                  40%           $1,217.38           6.61%               15.08%
     867.17                  50%           $1,304.35           8.98%               17.59%
     924.98                  60%           $1,391.30          11.22%               19.96%
     982.79                  70%           $1,478.26          13.35%               22.21%
   1,040.60                  80%           $1,565.21          15.38%               24.36%
   1,098.41                  90%           $1,652.17          17.31%               26.41%
   1,156.22                 100%           $1,739.12          19.16%               28.38%
   1,214.03                 110%           $1,826.08          20.93%               30.26%
   1,271.84                 120%           $1,913.03          22.64%               32.08%
   1,329.65                 130%           $2,000.00          24.28%               33.83%
   1,387.46                 140%           $2,000.00          24.28%               35.52%
   1,445.28                 150%           $2,000.00          24.28%               37.15%



---------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 3.31% per annum, paid quarterly from the date of initial delivery of Notes, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value; (iv) no transaction fees or expenses; (v) a term for the Notes from February 7, 1996 to February 16, 1996; (vi) a final Index value equal to the Ending Index Value; and (vii) no change in the U.S. dollar/Hong Kong dollar exchange rate. The aggregate dividend yield of the stocks underlying the Index as of January 16, 1996 was approximately 3.31%.
(3)  The Starting Index Value.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

     If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) a suspension or absence of trading on the HKSE of (a) 20% or more of the Underlying Stocks and/or (b) the stocks of any three of the four most highly capitalized companies included in the Underlying Stocks which then comprise the Index or a Successor Index; or

          (ii) the suspension or material limitation on the HK Futures Exchange or any other major futures or securities market (which as of the date of this Prospectus includes only the HK Futures Exchange, but which in the Calculation Agent's judgment may change in the future) of trading in futures or options contracts related to the Hang Seng Index, the Index or a Successor Index.


     The Hang Seng Index uses certain of the same securities in its calculation as the Index (See "The Index--The Hong Kong Stock Exchange and the Hong Kong Futures Exchange" herein). For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the AMEX or other major securities market by reason of (x) a price change exceeding limits set by the AMEX or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the HKSE, HK Futures Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the

HKSE, HK Futures Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.

DISCONTINUANCE OF THE INDEX

     If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Notes.

     If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Notes.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, with respect to each $1,000 principal amount thereof, will be equal to: (i) the initial issue price ($1,000), plus
(ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Notes. See "Description of Notes-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

     In case of default in payment at the maturity date of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.40% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

DEPOSITORY

     The Notes are represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Notes must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect

Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and any Supplemental Redemption Amount with respect to, Notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Notes representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                      THE INDEX

THE INDEX

     Unless otherwise stated, all information herein on the Index is derived from the AMEX or other publicly available sources as of February 2, 1996. Such information reflects the policies of the AMEX as stated in such sources and such policies are subject to change by the AMEX.

     The Index is a capitalization-weighted stock index designed, developed, maintained and operated by, and is a service mark of, the AMEX that measures the market value performance (share price times the number of shares outstanding) of selected Hong Kong Stock Exchange listed stocks. The Index currently is based on the capitalization of 30 Underlying Stocks trading on the Hong Kong Stock Exchange and is designed to represent a substantial segment of the Hong Kong stock market. The Hong Kong Stock Exchange is the primary trading market for most of the 30 Underlying Stocks. The primary trading market for all of the Underlying Stocks is either Hong Kong or London. Business sector representation of the Underlying Stocks comprising the Index as of February 2, 1996 was as follows: property development (33.36%), financing (21.80%), conglomerates (18.68%), utilities (18.01%) and also includes hotel/leisure (4.33%), airlines (2.24%), property investment (0.85%), transportation (0.46%) and publishing (0.24%). The Index was established on June 25, 1993. (See the table below for a list of the Underlying Stocks as of February 2, 1996.) As of February 2, 1996, the five largest Underlying Stocks accounted for approximately 48.53% of the market capitalization of the Index, with the largest being HSBC Holdings plc (12.30%), followed by Hutchison Whampoa Ltd. (9.80%), Sun Hung Kai Properties Ltd. (9.45%), Hong Kong Telecommunications Ltd. (9.10%) and Hang Seng Bank Ltd. (7.88%). The lowest weighted Underlying Stock, as of February 2, 1996, was Tai Chung (Holdings) Ltd. (0.23%).

     The Index is maintained by the AMEX and will contain at least 30 Underlying Stocks at all times. In addition, the Underlying Stocks must meet certain listing and maintenance standards as discussed below. The AMEX may change the composition of the Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement Underlying Stock must also meet the Underlying Stock listing and maintenance standards as discussed below. Further, the AMEX may replace Underlying Stocks in the event of certain corporate events, such as takeovers, or mergers, that change the nature of the security.

     The AMEX will select Underlying Stocks on the basis of their market weight, trading liquidity, and representation of the business industries reflected on the Hong Kong Stock Exchange. The AMEX will require that each Underlying Stock be one issued by an entity with major business interests in Hong Kong, listed for trading on the Hong Kong Stock Exchange, and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any Underlying Stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. In order to ensure that the Index does not contain a large number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the AMEX has also established additional qualification criteria for the inclusion and maintenance of Underlying Stocks, based on the following standards: (1) all Underlying Stocks selected for inclusion in the Index must have and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$388,000,000 as of February 2, 1996); (2)
all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$0.32 as of February 2, 1996); (3) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three Underlying Stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, a minimum "free float" value (total freely tradeable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three Underlying Stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period. The AMEX will review and apply the above qualification criteria relating to the Underlying Stocks on a quarterly basis, conducted the last business day in January, April, July, and October. Any Underlying Stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any Underlying Stock failing this second review will be replaced by a "qualified" Underlying Stock effective upon the close of business on the following Friday, provided however, that if such Friday is not a day on which the AMEX is open for trading, the replacement will be effective at the close of business on the first preceding day on which the AMEX is open for trading. The AMEX will notify its membership immediately after it determines to replace an Underlying Stock.

     The annual reports and prospectuses of the companies listed on the Hong Kong Stock Exchange are available for investors' inspection in the City Hall Library (a public library in Central Hong Kong). The Hong Kong Stock Exchange library also has information for each listed company but it is available only to members of the Hong Kong Stock Exchange.

     A company whose stock is included in the Index is not required to be incorporated under the laws of Hong Kong.

     The Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes unrelated to the Notes, one Index unit (1.0) is assigned a fixed value of one U.S. dollar. The Index measures the average change in prices of the Underlying Stocks, weighted according to their respective market capitalizations, so that the effect of a percentage price change in an Underlying Stock will be greater the larger the Underlying Stock's market capitalization. The Index was established by the AMEX on June 25, 1993, on which date the Index value was set at 350.00. The daily calculation and public dissemination by the AMEX of the Index commenced on September 1, 1993. The data relating to the Index was back-calculated by the AMEX from January 2, 1989 to August 31, 1993. The Index is calculated by (i) adding the market capitalization of each Underlying Stock and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 (equivalent to approximately U.S.$148,656,241,000 based on the exchange rate as of such date) and the divisor used to calculate the Index was 3,293,797,570. The AMEX selected that particular divisor number in order, among other things, to ensure that the Index was set at a general price level consistent with other well recognized stock markets. The divisor is subject to periodic adjustments as set forth below. The Index is calculated once every Index Calculation Day by the AMEX based on the most recent official closing prices of each of the Underlying Stocks reported by the Hong Kong Stock Exchange. Pricing of the Index will be performed each day and be disseminated before the opening of trading via the Consolidated Tape Authority Network-B continuously during each day on which the AMEX is open for trading. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the Hong Kong Stock Exchange do not overlap with AMEX trading hours. Accordingly, updated price information for the Underlying Stocks will be unavailable.

     In order to maintain continuity in the level of the Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stock, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Index and in order that the value of the Index immediately after such change will equal the level of the Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the Underlying Stocks may significantly affect the behavior of the Index over time.

     The AMEX is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "The AMEX Hong Kong 30 Index" may be changed at the discretion of the AMEX. The Notes are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus that the AMEX makes any representation or warranty, implied or express, to the Company, the beneficial owners of Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Index to track general stock market performance. The AMEX has no obligation to take the needs of the Company or the beneficial owners of Notes into consideration in determining, composing or calculating the Index. The AMEX is not responsible for, and has not participated in the determination of the timing of prices for or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Supplemental Redemption Amount is determined. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Notes.

     The use of and reference to the Index in connection with the Notes have been consented to by the AMEX.

     Except with respect to the responsibility of the Calculation Agent to make certain calculations under certain circumstances as described herein, none of the Company, the Trustee, the Calculation Agent or the Underwriter accepts any responsibility for the calculation, maintenance or publication of the Index or any Successor Index. The AMEX disclaims all responsibility for any inaccuracies in the data on which the Index is based, or any mistakes or errors or omissions in the calculations or dissemination of the Index or for the manner in which such index is applied in determining the Supplemental Redemption Amount, if any.

     A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

THE HONG KONG STOCK EXCHANGE AND THE HONG KONG FUTURES EXCHANGE

     As of September 29, 1995, the Hong Kong Stock Exchange was the world's ninth largest stock exchange based on U.S. dollar market capitalization. There are no market-makers in Hong Kong, but exchange dealers may act as dual capacity broker-dealers. All of the Underlying Stocks of the Index are traded through the computerized trading system. Trading is undertaken from 10:00 A.M. to 12:30 P.M. and then from 2:30 P.M. to 3:55 P.M. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the Hong Kong Stock Exchange is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the Hong Kong Stock Exchange of the Underlying Stocks currently will cease at 2:55 A.M. or 3:55 A.M., New York City time. Using the last reported closing prices of the Underlying Stocks on the Hong Kong Stock Exchange, the level of the Index on any such trading day generally will be calculated, published and disseminated by the AMEX in the United States shortly prior to the opening of trading on the AMEX in New York on the same calendar day.

     The Hong Kong Stock Exchange has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the Hong Kong Stock Exchange considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The Hong Kong Stock Exchange may also do so where: (1) an issuer fails, in a manner which the Hong Kong Stock Exchange considers material, to comply with the Hong Kong Stock Exchange Listing Rules or its Listing Agreements; or (2) the Hong Kong Stock Exchange considers there are insufficient securities in the hands of the public; or (3) the Hong Kong Stock Exchange considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the Hong Kong Stock Exchange considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the Hong Kong Stock Exchange may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. For instance, dealing on a listed company's shares will normally be suspended when information about an intention to make a private placing, or a very substantial transaction compared to the net asset value of the company, has been leaked through an improper channel. Trading will not be resumed until after a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in that stock.

     An issuer may apply for suspension on its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the Hong Kong Stock Exchange, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation.

     As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual stocks which comprise the Index which may in turn, adversely affect the value of the Notes. In addition, a partial or total halt in trading of all of the Underlying Stocks could result in a Market Disruption Event. See "Description of Notes--Adjustments to the Index; Market Disruption Events" herein.

     Because the Index uses certain of the same securities in its calculation as the Hang Seng Index ("HSI"), another stock index, the HSI is referenced to determine if a Market Disruption Event has occurred. A Market Disruption Event can occur if there is a suspension or material limitation on the HK Futures Exchange of trading in futures or options contracts related to the HSI. The stock index contracts traded on the HK Futures Exchange are based upon the HSI and its four sub-indices: properties, utilities, finance, and commerce and industry. The HSI is a value-weighted index of 33 stocks and every stock in the HSI is represented in one of the four sub-indices. The following Underlying Stocks of the Index (as of December 29, 1995) are not constituent securities of the HSI: Chinese Estates Holdings, Henderson Investment Ltd. and Tai Cheung (Holdings) Ltd. The following constituent securities of the HSI (as of December 29, 1995) are not Underlying Stocks of the Index: Hong Kong Aircraft Eng. Co. Ltd., Johnson Electric Holdings Ltd., Mirmar Hotel and Inv. Co. Ltd., Shangri-La Asia Ltd., South China Morning Post (Holdings) Ltd. and Television Broadcasts Ltd. The Index also differs from the HSI in that, among other things, the selection, maintenance and replacement criteria for the constituent securities of the two indices are not the same and that they are operated and governed by the rules of different entities.

     Currently, the contracts listed on the HK Futures Exchange are HSI futures, HSI sub-indices futures, HSI options, gold and Hong Kong Interbank Offered Rate futures. There is a daily maximum fluctuation limit of 300 points imposed on the HSI contracts (not applicable to spot mark contracts). Once the limit is touched, orders cannot be transacted above (the outside limit) or below (the downside limit) but orders within the range can continue to trade.

     The foregoing discussion reflects the current rules governing the Hong Kong Stock Exchange and the HK Futures Exchange, which are subject to change.

     The HK Futures Exchange takes no responsibility for the contents of this document, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document. The HK Futures Exchange has made no assessment of, nor taken any responsibility for, the financial soundness of the Company or the merits of investing in the Notes, nor have they verified the accuracy or the truthfulness of statements made or opinions expressed in this document.

     "Hong Kong Futures Exchange" and "HK Futures Exchange" are trademarks of the Hong Kong Futures Exchange Ltd.

                                     OTHER TERMS

GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                       EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act"), for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                  Preliminary Prospectus dated December 11, 1998

P R O S P E C T U S
-------------------

                                 6,600,000 Units
                            Merrill Lynch & Co., Inc.
                 5 3/4% STock Return Income DEbt Securities(SM)
                                due June 1, 2000
                            "STRIDES(SM) Securities"
              Payable with common stock of Lucent Technologies Inc.
                          (or cash with an equal value)
                         ($10 Principal Amount per unit)

            On December 1, 1998, Merrill Lynch & Co., Inc. ("we" or the "Company") issued $66,000,000 aggregate principal amount (66,000,000 Units) of 5 3/4% STock Return Income DEbt Securities due June 1, 2000 (the "STRIDES Securities").

      o The STRIDES Securities will bear interest at a rate of 5 3/4% per year. Interest on the STRIDES Securities is payable on June 1 and December 1 of each year, beginning June 1, 1999. We will not redeem the STRIDES Securities before maturity.

                              Payment on Maturity:

      o At maturity, for each unit of the STRIDES Securities that you own, we will pay you the Redemption Amount which is equal to the lesser of:

                  o     $13.00 (the "Capped Value"); and

                                Ending Value
                  o     $10 X ---------------
                               Starting Value
      o At maturity, you will receive a number of shares of the common stock ("Lucent Common Stock") of Lucent Technologies Inc. ("Lucent") equal to the Redemption Amount divided by the Ending Value (the average Closing Price per share of Lucent Common Stock on five Trading Days shortly prior to maturity).

      o If we choose to pay you cash at maturity instead of the shares of Lucent Common Stock that you would otherwise be entitled to receive, we will pay you an amount of cash equal to the Redemption Amount.

      o The Starting Value is $90.3125 which was the Closing Price of Lucent Common Stock on November 24, 1998.

      o If the Redemption Amount is less than $10.00, you will receive less at maturity than the initial issue price of each unit, which may result in a loss to you. The Redemption Amount will not exceed the Capped Value.

            Lucent Common Stock presently trades on the New York Stock Exchange (the "NYSE") under the trading symbol "LU". The STRIDES Securities are listed on the American Stock Exchange (the "AMEX") under the trading symbol "LTS".

            Investing in the STRIDES Securities involves certain risks which are described in the "Risk Factors" section beginning on page 7.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The STRIDES Securities will be maintained in book-entry form only through The Depository Trust Company.

            This prospectus has been prepared in connection with the STRIDES Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRIDES Securities. MLPF&S may act as principal or agent in such transactions. The STRIDES Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRIDES Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                   ----------

                              Merrill Lynch & Co.

                                   ----------
                 The date of this prospectus is          , 199 .

"STock Return Income DEbt Securities" and "STRIDES" are service marks owned by Merrill Lynch & Co., Inc.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      You should assume that the information appearing in this prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copying charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on the Company and the securities, you should refer to our registration statement and its exhibits. This Prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the Prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      o     incorporated documents are considered part of the prospectus;

      o we can disclose important information to you by referring you to those documents; and

      o information that we file with the SEC will automatically update and supersede this incorporated information.

      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"):

      o Annual Report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to the Company's Current Report on Form 8-K dated December 10, 1998);

      o Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

      o Current Reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13, 1998, April 29, 1998, May 19, 1998, June 2,
            1998, June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998,
            July 2, 1998, July 14, 1998, July 15, 1998, July 29, 1998, September
            3, 1998, September 8, 1998, September 29, 1998, October 13, 1998,
            October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998 and December 10, 1998.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

      o     Reports filed under Sections 13(a) and (c) of the Exchange Act;

      o Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      o     Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                            MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance, and related services on a global basis. Our principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; an underwriter of selected insurance products; and a distributor of investment products of the Merrill Lynch Asset Management group. Our other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Our asset management and investment management activities are conducted through the Merrill Lynch Asset Management group and Merrill Lynch Mercury Asset Management, which together constitute one of the largest asset management organizations in the world. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies and its government-sponsored agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are our primary derivative product dealers and enter into interest rate, currency, and other over-the-counter derivative transactions as intermediaries and as principals. Our operations in insurance services consist of the underwriting of life insurance and annuity products. Our banking, trust, and mortgage lending operations conducted through our subsidiaries include issuing certificates of deposit, offering money market deposit accounts, making and purchasing secured loans, providing currency exchange facilities and other related services, and furnishing trust, employee benefit, and custodial services.

      Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In 1998, the Company acquired the outstanding shares of Midland Walwyn Inc. ("Midland"), in a transaction accounted for as a pooling-of-interests. The following information has been restated, except as noted in note (a) below, as if the Company and Midland had always been combined.

      The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                                                                                                    Nine Months
                                                     Year Ended Last Friday in December                Ended
                                            ----------------------------------------------------    September 25,
                                            1993(a)     1994        1995        1996        1997        1998
                                            ----        ----        ----        ----        ----        ----
Ratio of earnings to fixed charges ......    1.4         1.2         1.2         1.2         1.2         1.1

(a) 1993 information has not been restated for the Midland merger. The effect of combining Midland on this ratio would not be material.

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

      Your investment in the STRIDES Securities will involve certain risks. STRIDES Securities are not principal-protected. If the Ending Value is less than the Starting Value, the Redemption Amount will be less than the amount that you initially paid for your STRIDES Security, in which case your investment in the STRIDES Securities will result in a loss to you. In addition, your investment in the STRIDES Securities entails risks not associated with similar investments in a conventional debt security. You should consider carefully the following discussion of risks before you decide that an investment in the STRIDES Securities is suitable for you.

General

      The STRIDES Securities combine features of equity and debt instruments. For example, as a holder of the STRIDES Securities, unlike a holder of Lucent Common Stock, you will not be entitled to receive dividends, if any, that may be payable on Lucent Common Stock. In addition, the terms of the STRIDES Securities differ from the terms of ordinary debt securities in that the Redemption Amount payable on the Maturity Date is not a fixed amount, but is based on the price of the Lucent Common Stock on five (or, under certain circumstances, fewer than five) Trading Days shortly prior to the Maturity Date, subject to the Capped Value. Because the price of the Lucent Common Stock is subject to market fluctuations, the amount of cash or the value of the Lucent Common Stock paid to you on the Maturity Date, determined as described herein, may be more or less than the Principal Amount of the STRIDES Securities.

      Although the Redemption Amount that you are entitled to receive on the Maturity Date is subject to adjustment for certain corporate events relating to Lucent and Lucent Common Stock, such adjustments do not cover all events that could affect the market price of the Lucent Common Stock, including, without limitation, the occurrence of a partial tender or exchange offer for the Lucent Common Stock by Lucent or any third party. Such other events may adversely affect the market value of the STRIDES Securities or any Lucent Common Stock allocated during the Calculation Period (as defined herein) (but not received by you until the Maturity Date).

Comparison to Other Debt Securities; Relationship to Lucent Common Stock

      The terms of the STRIDES Securities differ from those of ordinary debt securities in that the value of the Lucent Common Stock (or the amount of cash) that you may receive on the Maturity Date is not fixed, but is based on the Ending Value of the Lucent Common Stock. You should understand that the opportunity to participate in the possible increases in the price of Lucent Common Stock through an investment in the STRIDES Securities is limited because the amount that you receive, if any, on the Maturity Date will never exceed the Capped Value (which represents an appreciation of 30% over the initial price of the STRIDES Securities). However, in the event that the price of Lucent Common Stock declines over the term of the STRIDES Securities, you will realize the entire decline in value of the STRIDES Securities, and may lose all or part of your investment in the STRIDES Securities. There is no assurance that the amount that you receive on the Maturity Date will be equal to or greater than the initial issue price of the STRIDES Securities. Accordingly, the market value of the Lucent Common Stock may decline and that decline could be substantial.

Return on the STRIDES Securities will not Reflect the Payment of Dividends

      The calculation of the Starting Value and the Ending Value does not take into consideration the value of cash dividends paid on the Lucent Common Stock (other than an Extraordinary Dividend (as defined herein)). Therefore, your return on the STRIDES Securities, if any, will not be the same as the return that could be earned by owning Lucent Common Stock directly and receiving the dividends paid on that stock.

Uncertain Trading Market

      The STRIDES Securities are listed on the AMEX under the trading symbol "LTS". There is no historical information to indicate how the STRIDES Securities will trade in the secondary market. Listing the STRIDES Securities on the AMEX does not necessarily ensure that a liquid trading market will develop for the

STRIDES Securities. The development of a liquid trading market for the STRIDES Securities will depend on the financial performance of the Company and other factors such as the appreciation, if any, in the price of the Lucent Common Stock. In addition, it is unlikely that the secondary market price of the STRIDES Securities will correlate exactly with the value of Lucent Common Stock.

      If the trading market for the STRIDES Securities is limited, there may be a limited number of buyers when you decide to sell your STRIDES Securities if you do not wish to hold your investment until the Maturity Date. This may affect the price you receive upon such sale.

Factors Affecting the Trading Value of the STRIDES Securities

      The market value of the STRIDES Securities will be affected by the value of the Lucent Common Stock and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be magnified or mitigated by the effect of another factor. The following paragraphs describe the expected effect on the market value of the STRIDES Securities given a change in a specific factor, assuming all other conditions remain constant.

      o Value of Lucent Common Stock. The market value of the STRIDES Securities will depend substantially on the value of the Lucent Common Stock. In general, the value of the STRIDES Securities will decrease as the value of the Lucent Common Stock decreases and the value of the STRIDES Securities will increase as the value of the Lucent Common Stock increases. However, as the value of the Common Stock increases or decreases, the value of the STRIDES Securities is not expected to increase or decrease at the same rate as the change in value of the Lucent Common Stock. The value of the STRIDES Securities on the Maturity Date cannot be greater than the Capped Value, and therefore, the STRIDES Securities will generally not trade in the secondary market significantly above the Capped Value. Additionally, political, economic and other developments that can affect the capital markets generally and the market segment of which Lucent is a part (and over which we have no control) that affect the value of the Lucent Common Stock will also affect the value of the STRIDES Securities.

      o Interest Rates. In general, we anticipate that if U.S. interest rates increase, the trading value of the STRIDES Securities will decrease, and conversely, if U.S. interest rates decrease, the trading value of the STRIDES Securities will increase. Generally, fluctuations in interest rates will affect the U.S. economy and, in turn, the value of the Lucent Common Stock. Rising interest rates may lower the value of the Lucent Common Stock and, as a result, the value of the STRIDES Securities. Falling interest rates may increase the value of the Lucent Common Stock and, as a result, may increase the value of the STRIDES Securities.

      o Volatility of the Lucent Common Stock. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the Lucent Common Stock increases, we expect that the trading value of the STRIDES Securities will decrease and if the volatility of the Lucent Common Stock decreases, we expect that the trading value of the STRIDES Securities will increase.

      o Time Remaining to Maturity. We believe that before the Maturity Date the STRIDES Securities will trade at a value above or below that which would be expected based on the value of the Lucent Common Stock. Generally, as the time remaining to maturity decreases, the value of the STRIDES Securities will approach the Redemption Amount that would be payable at maturity based on the then current value of the Common Stock. As a result, as the time remaining to maturity decreases, any discount or premium attributed to the trading value of the STRIDES Securities will diminish, increasing or decreasing the trading value of the STRIDES Securities, as applicable.

      o Dividend Yields. Generally, if the dividend yield on the Lucent Common Stock increases, we expect that the value of the STRIDES Securities will decrease, and conversely, if the dividend yield on the Lucent Common Stock decreases, we expect that the value of the STRIDES Securities will increase.

      o Company Credit Ratings. Real or anticipated changes in our credit ratings may affect the market value of the STRIDES Securities.

      It is important for you to understand that a decrease in the trading value of the STRIDES Securities resulting from the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any increase in the trading value of the STRIDES Securities attributable to another factor, such as an increase in the value of the Lucent Common Stock.

      In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the STRIDES Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the STRIDES Securities than if it occurs earlier in the term of the STRIDES Securities. However, so long as the value of the Lucent Common Stock is less than 30% above the Starting Value, we expect that the effect on the trading value of the STRIDES Securities of a given increase or decrease in the value of the Lucent Common Stock will be greater if it occurs later in the term of the STRIDES Securities than if it occurs earlier in the term of the STRIDES Securities.

No Affiliation Between the Company and Lucent Technologies Inc.

      We are not affiliated with Lucent, and Lucent has no obligations with respect to the STRIDES Securities or amounts to be paid to you, including any obligation to take the needs of the Company or of beneficial owners of the STRIDES Securities into consideration for any reason. Lucent will not receive any of the proceeds of the offering of the STRIDES Securities made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by beneficial owners of the STRIDES Securities on the Maturity Date. In addition, Lucent is not involved with the administration or trading of the STRIDES Securities and has no obligations with respect to the amount receivable by beneficial owners of the STRIDES Securities.

No Stockholder Rights

      You will not be entitled to any rights with respect to the Lucent Common Stock including, without limitation, the right to receive dividends or other distributions, voting rights and the right to tender or exchange Lucent Common Stock in any tender or exchange offer by Lucent or any third party.

Purchases and Sales of Lucent Common Stock

      We have entered into hedging arrangements related to the Lucent Common Stock with one of our affiliates in connection with our obligations under the STRIDES Securities. In connection therewith, such affiliate will purchase shares of Lucent Common Stock in the secondary market on or before the Pricing Date and will purchase and sell shares of Lucent Common Stock in the secondary market during the term of the STRIDES Securities. We or any of our affiliates, including MLPF&S, may from time to time buy or sell the Lucent Common Stock for our own accounts for business reasons or in connection with hedging our obligations under the STRIDES Securities. These transactions could affect the price of the Lucent Common Stock, including during the period when the Ending Value is determined.

State Law Limits on Interest Paid

      New York State laws govern the Senior Indenture, as hereinafter defined. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the STRIDES Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

      While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Potential Conflicts

      The Calculation Agent is one of our subsidiaries. Under certain circumstances, MLPF&S's role as our subsidiary and its responsibilities as Calculation Agent for the STRIDES Securities could give rise to conflicts of interests between the Calculation Agent and the holders of the STRIDES Securities. Such conflicts could occur, for instance, in connection with the Calculation Agent's determination as to whether a Market Disruption Event (as defined herein) has occurred or in connection with judgments that the Calculation Agent would be required to make with respect to certain antidilution and reorganization adjustments to the Closing Price. See "Description of the STRIDES Securities--Dilution and Reorganization Adjustments" in this prospectus. MLPF&S is required to carry out its duties as Calculation Agent in good faith and using its reasonable judgment. However, you should be aware that because we control the Calculation Agent, potential conflicts of interest could arise.

      We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the Redemption Amount. Such subsidiary expects to make a profit in connection with such arrangement. We did not seek competitive bids for such an arrangement from unaffiliated parties.

Uncertain Tax Consequences

      You should also consider the tax consequences of investing in the STRIDES Securities, certain aspects of which are uncertain, and should consult your tax advisor.

                      DESCRIPTION OF THE STRIDES SECURITIES
General

      The STRIDES Securities are to be issued as a series of Senior Debt Securities under the Senior Indenture, which is more fully described below.

      Upon the occurrence of an Event of Default with respect to the STRIDES Securities, beneficial owners of the STRIDES Securities may accelerate the maturity of the STRIDES Securities, as described under "--Events of Default and Acceleration" and "Other Events of Default" in this Prospectus.

      The STRIDES Securities were issued in denominations of whole Units.

      The STRIDES Securities do not have the benefit of any sinking fund.

Interest

      The STRIDES Securities will bear interest at a rate of 5 3/4% per annum of the Principal Amount of each Unit from December 1, 1998, or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or provided for, until the Maturity Date. Interest on the STRIDES Securities will be payable in cash semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1999, to the persons in whose names the STRIDES Securities are registered at the close of business on the May 15 and November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date. Interest on the STRIDES Securities will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

Payment at Maturity

      The STRIDES Securities will mature on June 1, 2000. On the Maturity Date, the beneficial owner of each STRIDES Security will receive an amount equal to the value of the Redemption Amount of such STRIDES Security.

      The "Redemption Amount" will be determined by the Calculation Agent and for each Unit will equal the lesser of:

                  o     $13.00 (the "Capped Value"); and

                              ( Ending Value )
                  o     $10 X (--------------)
                              (Starting Value)

      On the Maturity Date, holders of the STRIDES Securities will receive, for each Unit of the STRIDES Securities then held, a number of shares of Lucent Common Stock equal to the Redemption Amount divided by the Ending Value and accrued interest from the last Interest Payment Date for which interest was paid.

      If the Company elects to pay the Redemption Amount in cash instead of in shares of Lucent Common Stock to which a holder of the STRIDES Securities would otherwise be entitled to receive, the Company will pay such holder an amount of cash equal to the Redemption Amount.

      The "Starting Value" means $90.3125 which was the Closing Price (as defined herein) of one share of Lucent Common Stock on November 24, 1998. The Ending Value will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the Closing Prices of Lucent Common Stock determined on each of the first five Calculation Days during the Calculation Period, subject to adjustment for certain events described under "--Dilution and Reorganization Adjustments". If there are fewer than five Calculation Days in the Calculation Period, then the Closing Prices used to determine the Ending Value will equal the average (arithmetic mean) of the Closing Prices of Lucent Common Stock on such Calculation Days, and if there is only one Calculation Day, then the Ending Value will be equal to the Closing Price of Lucent Common Stock on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will be equal to the Closing Price of Lucent Common Stock determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

      The "Calculation Period" means the period from and including the seventh scheduled Calculation Day prior to the Maturity Date to and including the second scheduled Calculation Day prior to the Maturity Date.

      "Calculation Day" means any Trading Day on which a Market Disruption Event has not occurred.

      "Trading Day" is a day on which the Lucent Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Lucent Common Stock.

      "Market Disruption Event" means the occurrence or existence on any Trading Day during the one-half hour period that ends when the Closing Price is determined of any suspension of, or limitation imposed on, trading in the Lucent Common Stock on the NYSE (or other market or exchange, if applicable).

      "Closing Price" means the product of (i) the Share Ratio and (ii) the last sales price of one share of Lucent Common Stock as reported by the NYSE or, if such security is not trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Calculation Agent.

      "Share Ratio" means, initially 1.0, but will be subject to adjustment for certain events described under "--Dilution and Reorganization Adjustments."

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a Trading Day on the NYSE.

      All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the STRIDES Securities.

Fractional Shares

      No fractional shares of Lucent Common Stock will be distributed by the Company on the Maturity Date. In the event the Company elects to pay the Redemption Amount in shares of Lucent Common Stock, all amounts due to any holder of the STRIDES Securities in respect of the total number of Units held by such holder will be aggregated, and in lieu of delivering any fractional share to such holder, such holder will receive the cash value of such fractional share based on the Ending Value.

Examples of Redemption Amount Calculations

      Set forth below are three examples of Redemption Amount calculations:

      Example One--Ending Value is 50% less than Starting Value
            Starting Value: $90.31
            Hypothetical Ending Value: $45.16
                                                    45.16
            Redemption Amount (per Unit) = $10.00 X ----- = $5.00.
                                                    90.31


            Total payment on the Maturity Date (per Unit) = $5.00.

      Example Two--Ending Value is 20% greater than Starting Value
            Starting Value: $90.31
            Hypothetical Ending Value: $108.38
                                                    108.38
            Redemption Amount (per Unit) = $10.00 X ------ = $12.00.
                                                     90.31


            Total payment on the Maturity Date (per Unit) = $12.00.

      Example Three--Ending Value is 50% greater than Starting Value
            Starting Value: $90.31
            Hypothetical Ending Value: $135.47
                                                    135.47
            Redemption Amount (per Unit) = $10.00 X ------ = $13.00
                                                     90.31 (Redemption Amount
                                                           cannot be greater
                                                           than Capped Value).



            Total payment on the Maturity Date (per Unit) = $13.00.

Hypothetical Returns

      The following table illustrates, for a range of hypothetical Ending Values, (i) the percentage change over the Starting Value; (ii) the total amount payable on the Maturity Date for each $10 Principal Amount of STRIDES Securities; (iii) the total rate of return to beneficial owners of the STRIDES Securities; (iv) the pretax annualized rate of return to beneficial owners of STRIDES Securities; and (v) the pretax annualized rate of return of the Lucent Common Stock.

                             Total
                             Amount
               Percentage   Payable                                Pretax
                 Change      on the                 Pretax      Annualized Rate
                Over the    Maturity     Total     Annualized   of Return of the
Hypothetical    Starting      Date      Rate of     Rate of     Lucent Common
Ending Value     Value      per Unit   Return(1)  Return(2)(3)    Stock(3)(4)
------------     -----      --------   ---------  ------------    -----------
     45.16       -50.00%      $5.00    -41.375%    -33.94%         -41.11%
     54.19       -40.00%      $6.00    -31.375%    -24.46%         -31.16%
     63.22       -30.00%      $7.00    -21.375%    -15.93%         -22.26%
     72.25       -20.00%      $8.00    -11.375%     -8.14%         -14.17%
     81.28       -10.00%      $9.00     -1.375%     -0.95%          -6.73%
     90.31(5)      0.00%     $10.00      8.625%      5.75%           0.18%
     99.34        10.00%     $11.00     18.625%     12.03%           6.64%
    108.38        20.00%     $12.00     28.625%     17.95%          12.72%
    117.41        30.00%     $13.00     38.625%     23.57%          18.48%
    126.44        40.00%     $13.00     38.625%     23.57%          23.94%
    135.47        50.00%     $13.00     38.625%     23.57%          29.15%
    144.50        60.00%     $13.00     38.625%     23.57%          34.14%
    153.53        70.00%     $13.00     38.625%     23.57%          38.92%
    162.56        80.00%     $13.00     38.625%     23.57%          43.51%
    171.59        90.00%     $13.00     38.625%     23.57%          47.94%
    180.63       100.00%     $13.00     38.625%     23.57%          52.22%

----------
(1) The rates of return specified in this column assume a coupon yield of 5 3/4% per annum.
(2) The annualized rates of return specified in this column assume a constant coupon yield of 5 3/4% per annum paid semi-annually from December 1, 1998 and applied to the Principal Amount of each STRIDES Security.
(3) The annualized rates of return specified in these columns are calculated on a semi-annual bond equivalent basis.
(4) The rates of return specified in this column assume (i) a constant dividend yield of 0.18% per annum, paid quarterly from the date of initial delivery of STRIDES Securities, applied to the value of the Lucent Common Stock at the end of each such quarter assuming such value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value; (ii) no transaction fees or expenses; (iii) a term for the STRIDES Securities from December 1, 1998 to June 1, 2000; and (iv) a final value of the Lucent Common Stock equal to the Ending Value. The dividend yield of the Lucent Common Stock as of November 24, 1998 was approximately 0.18%.
(5)   The actual Starting Value, as determined on November 24, 1998, was
      $90.3125.

      The above figures are for purposes of illustration only. The actual Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Value determined by the Calculation Agent as provided herein.

Dilution and Reorganization Adjustments

      The Closing Price of the Lucent Common Stock used to determine the Ending Value is subject to adjustment by the Calculation Agent as follows:

            1. If Lucent Common Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Ratio will be adjusted to equal the product of the prior Share Ratio and the number of shares which a holder of one share of Lucent Common Stock prior to the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following such effective date.

            2. If Lucent Common Stock is subject to a stock dividend (issuance of additional shares of Lucent Common Stock) that is given ratably to all holders of shares of Lucent Common Stock, then once such shares are trading ex-dividend, the Share Ratio will be adjusted so that the new Share Ratio shall equal the prior Share Ratio plus the product of (i) the number of shares of Lucent Common Stock issued with respect to one share of Lucent Common Stock and (ii) the prior Share Ratio.

            3. There will be no adjustments to the Share Ratio to reflect cash dividends or distributions paid with respect to Lucent Common Stock other than distributions described in clause (v) of paragraph 5 below and Extraordinary Dividends as described below. An "Extraordinary Dividend" means, with respect to any consecutive 12-month period, all cash dividends or other distributions with respect to Lucent Common Stock to the extent such dividends exceed on a per share basis 10% of the average Closing Price during such period (less any such dividends for which a prior adjustment was previously made). If an Extraordinary Dividend occurs with respect to Lucent Common Stock, the Share Ratio will be adjusted on the Trading Day preceding the payment of any dividend, the payment of which caused all cash dividends or other distributions made with respect to Lucent Common Stock over the past 12-month period to exceed on a per share basis 10% of the average Closing Price during such period (less any such dividends for which a prior adjustment was previously made) (the "ex-dividend date"), so that the new Share Ratio will equal the product of
      (i) the then current Share Ratio, and (ii) a fraction, the numerator of which is the Closing Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Lucent Common Stock will equal
      (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Lucent Common Stock described in clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Share Ratio pursuant only to clause (v) of paragraph 5.

            4. If Lucent issues transferable rights or warrants to all holders of Lucent Common Stock to subscribe for or purchase Lucent Common Stock (including new or existing rights to purchase Lucent Common Stock pursuant to a shareholders rights plan or arrangement, once a triggering event shall have occurred thereunder), at an exercise price per share less than the Closing Price of Lucent Common Stock on (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and, in each case, if the expiration date of such rights or warrants precedes the Maturity Date, then the Share Ratio will be adjusted to equal the product of the prior Share Ratio and a fraction, the numerator of which shall be the number of shares of Lucent Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Lucent Common Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Lucent Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Lucent Common Stock which the aggregate offering price of the total number of shares of Lucent Common Stock so offered for subscription or purchase pursuant to such rights of warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

            5. If (i) there occurs any reclassification or change of Lucent Common Stock, (ii) Lucent, or any surviving entity or subsequent surviving entity of Lucent (a "Successor Entity") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of Lucent or any Successor Entity with another corporation occurs (other than pursuant to clause (ii) above),
      (iv) Lucent is liquidated, (v) Lucent issues to all of its shareholders equity securities of an issuer other than Lucent (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer is consummated for all the outstanding shares of Lucent (any such event in clauses (i) through (vi) a "Reorganization Event"), the Ending Value shall equal to the Reorganization Event Value (as defined below). The "Reorganization Event Value" shall be determined by the Calculation Agent and shall equal (i) the Transaction Value related to the relevant Reorganization Event, plus
      (ii) interest on such Transaction Value accruing from the date of the payment or delivery of the consideration, if any, received in connection with such Reorganization Event until the stated maturity date at a fixed interest rate determined on the date of such payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of the Company with a term equal to the remaining term of the STRIDES Securities. "Transaction Value" means (i) for any cash received in any such Reorganization Event, an amount equal to the amount of cash received per share of Lucent Common Stock multiplied by the Share Ratio in effect on the date all of the holders of shares of Lucent Common Stock have agreed or have become irrevocably obligated to exchange such shares, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value (as determined by the Calculation Agent) of such Exchange Property received for each share of Lucent Common Stock at the date of the receipt of such Exchange Property multiplied by the then current Share Ratio and (iii) for any security received in any such Reorganization Event, an amount equal to the closing price per share of such security on the fifth Trading Day prior to the Maturity Date multiplied by the quantity of such security received for each share of Lucent Common Stock multiplied by the then current Share Ratio. "Exchange Property" means the securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin-off Event, the share of Lucent Common Stock with respect to which the spun-off security was issued.

      For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer). In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

      No adjustments to the Share Ratio will be required unless such Share Ratio adjustment would require a change of at least 0.1% in the Share Ratio then in effect. The Share Ratio resulting from any of the adjustments specified above will be rounded to the nearest one thousandth, with five ten-thousandths being rounded upward.

      No adjustments to the Share Ratio or to the Ending Value will be required other than those specified above. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Ratio or to the Ending Value to reflect changes occurring in relation to Lucent Common Stock or any other Exchange Property in other circumstances where the Company determines that it is appropriate to reflect such changes.

      MLPF&S, as Calculation Agent, will be solely responsible for the determination and calculation of any adjustments to the Share Ratio or the Ending Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive.

      No adjustments will be made for certain other events, such as offerings of Lucent Common Stock by Lucent for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for the Lucent Common Stock by Lucent or any third party.

      The Company will, within ten Business Days following the occurrence of an event that requires an adjustment to the Share Radio or the Ending Value (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee, which shall provide notice to the holders of the STRIDES Securities of the occurrence of such event and, if applicable, a statement in reasonable detail setting forth the adjusted Share Ratio or other formula to be used in determining the Ending Value.

Events of Default and Acceleration

      In case an Event of Default with respect to any STRIDES Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a STRIDES Security upon any acceleration permitted by the STRIDES Securities, with respect to each $10 Unit thereof, will be equal to the Principal Amount and any accrued interest due thereon. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a STRIDES Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the Principal Amount of the STRIDES Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the Maturity Date of the STRIDES Securities.

      In case of default in payment of the STRIDES Securities (whether at any Interest Payment Date, the Maturity Date or upon acceleration), from and after any such date the STRIDES Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5 3/4% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the STRIDES Securities to the date payment of such amount has been made or duly provided for.

Depositary

      Upon issuance, all STRIDES Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"; DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for STRIDES Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the STRIDES Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, the actual owner of the STRIDES Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the STRIDES Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the STRIDES Securities in definitive form and will not be considered the owners or holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the STRIDES Securities, the Global Securities will be exchangeable for STRIDES Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive STRIDES Securities shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

      The following is based on information furnished by DTC:

      DTC will act as securities depositary for the STRIDES Securities. The STRIDES Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the STRIDES Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the NYSE, the AMEX, and the National Association of Securities Dealers, Inc. ("NASD"). Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

      Purchases of STRIDES Securities under the DTC's system must be made by or through Direct Participants, which will receive a credit for the STRIDES Securities on the DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the STRIDES Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in STRIDES Securities, except in the event that use of the book-entry system for the STRIDES Securities is discontinued.

      To facilitate subsequent transfers, all STRIDES Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of STRIDES Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the STRIDES Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such STRIDES Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the STRIDES Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the STRIDES Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and/or interest, if any, payments on the STRIDES Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

      DTC has advised the Company that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct Participants and Indirect Participants, and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      DTC may discontinue providing its services as securities depositary with respect to the STRIDES Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, STRIDES Security certificates are required to be printed and delivered.

      The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

      All payments of interest and the Redemption Amount (to the extent that payment of the Redemption Amount is made in cash) will be made by the Company in immediately available funds so long as the STRIDES Securities are maintained in book-entry form.

                               LUCENT COMMON STOCK

Lucent Technologies Inc.

      Lucent is a designer, developer and manufacturer of communications systems, software and products. Lucent is engaged in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also engaged in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent's research and development activities are conducted through Bell Laboratories.

      Because the Lucent Common Stock is registered under the Exchange Act, Lucent is required to file periodically certain financial and other information specified by the SEC. For more information about Lucent and the Lucent Common Stock that you may receive on the Maturity Date, information provided to or filed with the SEC by Lucent with respect to its registered securities can be located by reference to SEC file number 1-11639 and inspected at the SEC's public reference facilities or accessed over the Internet through a web site maintained by the SEC at http://www.sec.gov. In addition, information regarding Lucent may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

      THE COMPANY IS NOT AFFILIATED WITH LUCENT, AND LUCENT HAS NO OBLIGATIONS WITH RESPECT TO THE STRIDES SECURITIES. THIS PROSPECTUS RELATES ONLY TO THE STRIDES SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE LUCENT COMMON STOCK OR OTHER SECURITIES OF LUCENT. THE INFORMATION CONTAINED IN THIS PROSPECTUS REGARDING LUCENT HAS BEEN DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. THE COMPANY HAS NOT PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRIES WITH RESPECT TO LUCENT IN CONNECTION WITH THE OFFERING OF THE STRIDES SECURITIES. THE COMPANY MAKES NO REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING LUCENT ARE ACCURATE OR COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE LUCENT COMMON STOCK (AND THEREFORE THE TRADING PRICE OF THE STRIDES SECURITIES) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING LUCENT COULD AFFECT THE REDEMPTION AMOUNT TO BE RECEIVED AT THE MATURITY DATE AND THEREFORE THE TRADING VALUE OF THE STRIDES SECURITIES.

      From time to time, in the ordinary course of business, affiliates of the Company have engaged in certain investment banking activities on behalf of Lucent as well as served as counterparty in certain other transactions.

                                   OTHER TERMS

General

      The STRIDES Securities were issued as a series of Senior Debt Securities under an indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee. A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the STRIDES Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definitions therein of certain terms.

      The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

      The Senior Indenture provides that the Senior Indenture and the STRIDES Securities are governed by and construed in accordance with the laws of the State of New York.

      The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of the Senior Debt Securities previously issued, and "reopen" a previous issue of a series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

      The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitation Upon Liens

      The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

      The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

      The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

      Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to the Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Company's Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions of such Indenture.

Events of Default

      Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Senior Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

      The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

    The consolidated financial statements of the Company and its subsidiaries included in the Company's Current Report on Form 8-K dated December 10, 1998 and related financial statement schedules of the Company and its subsidiaries included in the 1997 Annual Report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the Current Report on Form 8-K dated December 10, 1998, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee and the NASD fee.

Registration fee................................................  $4,170,000
Fees and expenses of accountants................................    400,000
Fees and expenses of counsel....................................  1,500,000
NASD fee........................................................     30,500
Fees and expenses of Trustees and Warrant Agents................    800,000
Printing expenses...............................................    800,000
Printing and engraving of securities............................    100,000
Rating agency fees..............................................    500,000
Stock exchange listing fees.....................................    300,000
Miscellaneous...................................................      4,500
                                                                  ---------
      Total.....................................................  $8,605,000
                                                                  ---------
                                                                  ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person's conduct was unlawful.

    Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

    Each of the underwriting and distribution agreements and forms thereof filed as Exhibit 1 provides for the indemnification of the Company, its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

    The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

    The Declaration of Trust of the Trust provides, to the fullest extent permitted by applicable law, for indemnity of the Regular Trustees, any Affiliate of any Regular Trustee, any officer, director, shareholder, member, partner, employees, representative or agent of any Regular Trustee, or any officer, director, shareholder member, partner, employee representative or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against losses and expenses incurred by such Company Indemnified Person in connection with any action, suit or proceeding, except that if such action, suit or proceedings is by or in the right of the Trust, the indemnity shall be limited to expenses of such Company Indemnified Person.

    The Limited Partnership Agreement of the Partnership provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the General Partner, and any Special Representative, any Affiliate of the General Partner or any Special Representative, any officer, director, shareholder, member, partner, employee representative or agent of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee of agent of the Partnership or its Affiliates (each, a "Partnership Indemnified Person"), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the Limited Partnership Agreement.

    The Regular Trustees of the Trust are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacity and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreements filed as Exhibit 1 of this Registration Statement with respect to Trust Originated Preferred Securities-SM- will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement with respect to such securities against certain liabilities that may arise under the Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

ITEM 16. LIST OF EXHIBITS.

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
1(a)            --Form of Underwriting Agreement for Debt Securities and   Exhibit 1(a) to Company's Registration
                  Debt, Currency and Index Warrants, including forms of    Statement on Form S-3 (No. 333-59997).
                  Terms Agreement.

1(b)            --Form of Distribution Agreement, including form of Terms  Exhibit 1(b) to Company's Registration
                  Agreement, relating to Medium-Term Notes, Series B (a    Statement on Form S-3 (No. 33-51489).
                  series of Senior Debt Securities).

1(c)            --Form of Underwriting Agreement for Preferred Stock and   Exhibit 1(c) to Company's Registration
                  Common Stock Warrants, Preferred Stock, Depositary       Statement on Form S-3 (No. 333-59997).
                  Shares and Common Stock.

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
1(d)            --Form of Purchase Agreement relating to the Trust         Exhibit 1.1 to Company's Registration
                  Preferred Securities.                                    Statement on Form S-3 (No. 333-42859).

4(a)(i)         --Senior Indenture, dated as of April 1, 1983, as amended  Exhibit 99(c) to Company's and restated (the "1983 Senior Indenture"), between the  Registration Statement on Form 8-A
                  Company and The Chase Manhattan Bank, formerly known as  dated July 20, 1992.
                  Chemical Bank (successor by merger to Manufacturers
                  Hanover Trust Company).

4(a)(ii)        --Senior Indenture, dated as of October 1, 1993 (the       Exhibit 4 to Company's Current Report
                  "1993 Senior Indenture"), between the Company and the    on Form 8-K dated October 7, 1993.
                  Chase Manhattan Bank (successor by merger to The Chase
                  Manhattan Bank, N.A.).

4(a)(iii)       --Form of initial Subsequent Indenture with respect to
                  Senior Debt Securities.*

4(a)(iv)     --Form of Subsequent Indenture with respect to
               Senior Debt Securities.*

4(b)(i)      --Supplemental Indenture to the 1983 Senior     Exhibit 99(c) to Company's
               Indenture, dated March 15, 1990, between the  Registration Statement on Form
               Company and The Chase Manhattan Bank,         8-A dated July 20, 1992.
               formerly known as Chemical Bank (successor
               by merger to Manufacturers Hanover Trust
               Company).

4(b)(ii)     --Eighth Supplemental Indenture to the 1983     Exhibit 4(b) to Post-Effective
               Senior Indenture, dated March 1, 1996,        Amendment No. 1 to Company's
               between the Company and The Chase Manhattan   Registration Statement on Form
               Bank, formerly known as Chemical Bank         S-3 (No. 33-65135).
               (successor by merger to Manufacturers
               Hanover Trust Company).

4(b)(iii)    --Ninth Supplemental Indenture to the 1983      Exhibit 4(b) to Post-Effective
               Senior Indenture, dated June 1, 1996,         Amendment No. 4 to Company's
               between the Company and The Chase Manhattan   Registration Statement on Form
               Bank, formerly known as Chemical Bank         S-3 (No. 33-65135).
               (successor by merger to Manufacturers
               Hanover Trust Company).

4(b)(iv)     --Tenth Supplemental Indenture to the 1983      Exhibit 4(b) to Post-Effective
               Senior Indenture, dated July 1, 1996,         Amendment No. 5 to Company's
               between the Company and The Chase Manhattan   Registration Statement on Form
               Bank, formerly known as Chemical Bank         S-3 (No. 33-65135).
               (successor by merger to Manufacturers
               Hanover Trust Company).

------------------------
* Filed herewith

EXHIBIT                                                        INCORPORATION BY REFERENCE
NUMBER                        DESCRIPTION                         TO FILINGS INDICATED
-----------  ----------------------------------------------  -------------------------------
4(b)(v)         --Supplemental Indenture to the 1983 Senior Indenture,     Exhibit 4(b)(ii) to Company's
                  dated October 25, 1993, between the Company and The      Registration Statement on Form S-3
                  Chase Manhattan Bank (successor by merger to The Chase   (No. 33-61559).
                  Manhattan Bank, N.A.).

4(b)(vi)        --Twelfth Supplemental Indenture to the 1983 Senior        Exhibit 4(a) to Company's Current
                  Indenture dated as of September 1, 1998 between the      report on Form 8-K dated October 21,
                  Company and The Chase Manhattan Bank, formerly known as  1998.
                  Chemical Bank (successor by merger to Manufacturers
                  Hanover Trust Company).

4(b)(vii)       --First Supplemental Indenture to the 1993 Senior          Exhibit 4(a) to Company's Current
                  Indenture, dated as of June 1, 1998, between the         Report on Form 8-K dated July 2, 1998.
                  Company and The Chase Manhattan Bank (successor by
                  merger to The Chase Manhattan Bank N.A.).

4(c)(i)         --Form of Subordinated Indenture between the Company and   Exhibit 4.7 to Company's Registration
                  The Chase Manhattan Bank.                                Statement on Form S-3 (No. 333-16603).

4(c)(ii)        --Form of Subsequent Indentures with respect to
                  Subordinated Debt Securities.*

4(d)         --Form of Global Bond Linked Security due       Exhibit 4 to Company's Current
               December 31, 1998.                            Report on Form 8-K dated
                                                             February 22, 1993.

4(e)         --Form of Currency Protected Note due December  Exhibit 4 to Company's Current
               31, 1998.                                     Report on Form 8-K dated July
                                                             7, 1993.

4(f)         --Form of 10 3/8% Note due February 1, 1999.    Exhibit 4(y) to Company's
                                                             Registration Statement on Form
                                                             S-3 (No. 33-45327).

4(g)         --Form of 7 3/4% Note due March 1, 1999.        Exhibit 4 to Company's Current
                                                             Report on Form 8-K dated March
                                                             2, 1992.

4(h)         --Form of 6 3/8% Note due March 30, 1999.       Exhibit 4 to Company's Current
                                                             Report on Form 8-K dated March
                                                             30, 1994.

4(i)         --Form of Equity Participation Security with    Exhibit 4(ooo) to Amendment No.
               Minimum Return Protection due June 30, 1999.  1 to Company's Registration
                                                             Statement on Form S-3 (No.
                                                             33-54218).

------------------------
* Filed herewith

EXHIBIT                                                        INCORPORATION BY REFERENCE
NUMBER                        DESCRIPTION                         TO FILINGS INDICATED
-----------  ----------------------------------------------  -------------------------------
4(j)            --Form of European Portfolio Market Index Target-Term      Exhibit 4 to Company's Current Report
                  Security due June 30, 1999.                              on Form 8-K dated December 30, 1993.

4(k)            --Form of 8 1/4% Note due November 15, 1999.               Exhibit 4(cc) to Company's
                                                                           Registration Statement on Form S-3
                                                                           (No. 33-45327).

4(l)            --Form of Stock Market Annual Reset Term Note due          Exhibit 4 to Company's Current Report
                  December 31, 1999 (Series A).                            on Form 8-K dated April 29, 1993.

4(m)            --Form of Japan Index Equity Participation Security with   Exhibit 4 to Company's Current Report
                  Minimum Return Protection due January 31, 2000.          on Form 8-K dated January 27, 1994.

4(n)            --Form of 8 3/8% Note due February 9, 2000.                Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated February 9, 1995.

4(o)            --Form of 6.70% Note due August 1, 2000.                   Exhibit 4 to Company's Report on Form
                                                                           8-K dated August 1, 1995.

4(p)            --Form of AMEX Oil Index Stock Market Annual Reset Term    Exhibit 4 to Company's Current Report
                  Note due December 29, 2000.                              on Form 8-K dated March 31, 1994.

4(q)            --Form of 8% Note due February 1, 2002.                    Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated February 4, 1992.

4(r)            --Form of Step-Up Note due April 30, 2002.                 Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated April 30, 1992.

4(s)            --Form of Step-Up Note due May 6, 2002.                    Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated May 6, 1992.

4(t)            --Form of 7 3/8% Note due August 17, 2002.                 Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated August 17, 1992.

4(u)            --Form of Major 8 European Index Market Index Target-Term  Exhibit 4 to Company's Current Report
                  Security due August 30, 2002.                            on Form 8-K dated August 1, 1997.

4(v)            --Form of 6.64% Note due September 19, 2002.               Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated September 19, 1995.

4(w)            --Form of 8.30% Note due November 1, 2002.                 Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated May 4, 1992.

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
4(x)            --Form of Major 11 European Market Index Target-Term       Exhibit 4 to Company's Current Report
                  Security due December 6, 2002.                           on Form 8-K dated November 26, 1997.

4(y)            --Form of 6 7/8% Note due March 1, 2003.                   Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated March 1, 1993.

4(z)            --Form of 7.05% Note due April 15, 2003.                   Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated April 15, 1993.

4(aa)           --Form of 6.55% Note due August 1, 2004.                   Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated August 1, 1997.

4(bb)           --Form of Russell 2000 Index Market Index Target-Term      Exhibit 4 to Company's Current Report
                  Security due September 30, 2004.                         on Form 8-K dated September 29, 1997.

4(cc)           --Form of 6 1/4% Note due January 15, 2006.                Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated January 20, 1994.

4(dd)           --Form of 6 3/8% Note due September 8, 2006.               Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated September 8, 1993.

4(ee)           --Form of 8% Note due June 1, 2007.                        Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated June 1, 1992.

4(ff)           --Form of S&P 500 Inflation Adjusted Market Index          Exhibit 4 to Company's Current Report
                  Target-Term Security due September 24, 2007.             on Form 8-K dated September 24, 1997.

4(gg)           --Form of 7% Note due April 27, 2008.                      Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated April 27, 1993.

4(hh)           --Form of 6 1/4% Note due October 15, 2008.                Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated October 15, 1993.

4(ii)           --Form of 8.40% Note due November 1, 2019.                 Exhibit 4(z) to Company's Registration
                                                                           Statement on Form S-3 (No. 33-35456).

4(jj)           --Form of Fixed Rate Medium-Term Note (without redemption  Exhibit 4(kk) to Company's
                  provisions).                                             Registration Statement on Form S-3
                                                                           (No. 33-54218).

4(kk)           --Form of Fixed Rate Medium-Term Note (with redemption     Exhibit 4(ll) to Company's
                  provisions).                                             Registration Statement on Form S-3
                                                                           (No. 33-54218).

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
4(ll)           --Form of Fixed Rate Medium-Term Note (without redemption  Exhibit 4(d) to Company's Registration
                  provisions, minimum denomination $1,000).                Statement on Form S-3 (No. 33-38879).

4(mm)           --Form of Fixed Rate Medium-Term Note (with redemption     Exhibit 4(c) to Company's Registration
                  provisions, minimum denominations $1,000).               Statement on Form S-3 (No. 33-38879).

4(nn)           --Form of Fixed Rate Medium-Term Note, Series B.           Exhibit 4(xiii) to Company's Quarterly
                                                                           Report on Form 10-Q for the quarter
                                                                           ended September 24, 1993.

4(oo)           --Form of Federal Funds Rate Medium-Term Note.             Exhibit 4(oo) to Company's
                                                                           Registration Statement on Form S-3
                                                                           (No. 33-54218).

4(pp)           --Form of Floating Rate Medium-Term Note, Series B.        Exhibit 4(xiv) to Company's Quarterly
                                                                           Report on Form 10-Q for the quarter
                                                                           ended September 24, 1993.

4(qq)           --Form of Commercial Paper Rate Medium-Term Note.          Exhibit 4(qq) to Company's
                                                                           Registration Statement on Form S-3
                                                                           (No. 33-54218).

4(rr)           --Form of Commercial Paper Index Rate Medium-Term Note.    Exhibit 4(i) to Company's Registration
                                                                           Statement on Form S-3 (File No.
                                                                           33-38879).

4(ss)           --Form of Constant Maturity Treasury Rate Indexed          Exhibit 4(ccc) to Company's
                  Medium-Term Note, Series B.                              Registration Statement on Form S-3
                                                                           (No. 33-52647).

4(tt)           --Form of Constant Maturity Treasury Rate Indexed          Exhibit 4(xv) to Company's Annual
                  Medium-Term Note II, Series B.                           Report on Form 10-K for the year ended
                                                                           December 30, 1994.

4(uu)           --Form of JPY Yield Curve Flattening Medium-Term Note,     Exhibit 4(ddd) to Company's
                  Series B.                                                Registration Statement on Form S-3
                                                                           (No. 33-52647).

4(vv)           --Form of LIBOR Medium-Term Note.                          Exhibit 4(pp) to Company's
                                                                           Registration Statement on Form S-3
                                                                           (No. 33-54218).

4(ww)           --Form of Multi-Currency Medium-Term Note, Series B.       Exhibit 4(fff) to Company's
                                                                           Registration Statement on Form S-3
                                                                           (No. 33-52647).

4(xx)           --Form of Nine Month Renewable Floating Rate Medium-Term   Exhibit 4(ix) to Company's Quarterly
                  Note, Series B.                                          Report on Form 10-Q for the quarter
                                                                           ended September 24, 1993.

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
4(yy)           --Form of Treasury Rate Medium-Term Note.                  Exhibit 4(aaa) to Company's
                                                                           Registration Statement on Form S-3
                                                                           (No. 33-54218).

4(zz)           --Form of Collared LIBOR Medium-Term Note due February     Exhibit 4(ww) to Company's
                  14, 2000.                                                Registration Statement on Form S-3
                                                                           (No. 33-54218).

4(aaa)          --Form of Japanese Yen Swap Rate Linked Medium-Term Note,  Exhibit 4(mmm) to Company's
                  Series B.                                                Registration Statement on Form S-3
                                                                           (No. 33-52647).

4(bbb)          --Form of Step-Up Medium-Term Note due May 20, 2008.       Exhibit 4(ggg) to Amendment No. 1 to
                                                                           Company's Registration Statement on
                                                                           Form S-3 (No. 33-54218).

4(ccc)          --Form of Warrant Agreement, including form of Warrant     Exhibit 4(aa) to Company's
                  Certificate.                                             Registration Statement on Form S-3
                                                                           (No. 33-35456).

4(ddd)          --Form of Currency [Put/Call] Warrant Agreement,           Exhibit 4 to Company's Registration
                  including form of Global Currency Warrant Certificate.   Statement on Form S-3 (No. 33-17965).

4(eee)          --Form of Index Warrant Agreement, including form of       Exhibit 4(kkk) to Amendment No. 1 to
                  Global Index Warrant Certificate.                        Company's Registration Statement on
                                                                           Form S-3 (No. 33-54218).

4(fff)          --Form of Index Warrant Trust Indenture, including form    Exhibit 4(lll) to Amendment No. 1 to
                  of Global Index Warrant Certificate.                     Company's Registration Statement on
                                                                           Form S-3 (No. 33-54218).

4(ggg)          --Form of 6 1/2% Note due April 1, 2001.                   Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated April 1, 1996.

4(hhh)          --Form of 6% Note due January 15, 2001.                    Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated January 17, 1996.

4(iii)          --Form of 6% Note due March 1, 2001.                       Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated February 29, 1996.

4(jjj)          --Form of 7% Note due March 15, 2006.                      Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated March 18, 1996.

4(kkk)          --Form of 7 3/8% Note due May 15, 2006.                    Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated May 15, 1996.

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
4(lll)          --Form of 6% STRYPES due June 1, 1999.                     Exhibit 4(c) to Company's Form 8-K/A
                                                                           dated June 7, 1996.

4(mmm)          --Form of 7 1/4% STRYPES due June 15, 1999.                Exhibit 4(c) to Post-Effective
                                                                           Amendment No. 4 to Company's
                                                                           Registration Statement on Form S-3
                                                                           (33-65135).

4(nnn)          --Form of 6 1/4% STRYPES due July 1, 2001.                 Exhibit 4(c) to Company's Current
                                                                           Report on Form 8-K dated July 9, 1996.

4(ooo)          --Form of S&P 500 Market Index Target-Term Security due    Exhibit 4 to Company's Current Report
                  May 10, 2001.                                            on Form 8-K dated May 13, 1996.

4(ppp)          --Form of AMEX Hong Kong 30 Index Equity Participation     Exhibit 4 to Company's Current Report
                  Note due February 16, 1999.                              on Form 8-K dated February 7, 1996.

4(qqq)          --Form of Technology Market Index Target-Term Security     Exhibit 4(a) to Company's Current
                  due August 15, 2001.                                     Report on Form 8-K dated August 12,
                                                                           1996.

4(rrr)          --Form of Top Ten Yield Market Index Target-Term Security  Exhibit 4(b) to Company's Current
                  due August 15, 2006.                                     Report on Form 8-K dated August 12,
                                                                           1996.

4(sss)          --Form of Healthcare/Biotechnology Portfolio Market Index  Exhibit 4 to Company's Current Report
                  Target-Term Security due October 31, 2001.               on Form 8-K dated October 30, 1996.

4(ttt)          --Form of 7% Note due January 15, 2007.                    Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated January 13, 1997.

4(uuu)          --Form of S&P 500 Market Index Target-Term Security due    Exhibit 4 to Company's Current Report
                  September 16, 2002.                                      on Form 8-K dated March 14, 1997.

4(vvv)          --Form of Nikkei 225 Market Index Target-Term Security     Exhibit 4 to Company's Current Report
                  due June 14, 2002.                                       on Form 8-K dated June 3, 1997.

4(www)          --Form of 6.56% Note due December 16, 2007.                Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated December 16, 1997.

4(xxx)          --Form of 7 7/8% STRYPES due February 1, 2001 (Payable     Exhibit 4(c) to Company's Current
                  with Shares of Common Stock of CIBER, Inc.)              Report on Form 8-K dated January 30,
                                                                           1998.

4(yyy)          --Form of Floating Rate Note due February 4, 2003.         Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated February 4, 1998.

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------
4(zzz)          --Form of 6% Note due February 12, 2003.                   Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated February 12, 1998.

4(aaaa)         --Form of Oracle Corporation Indexed Callable Protected    Exhibit 4 to Company's Current Report
                  Growth Security due March 31, 2003.                      on Form 8-K dated March 19, 1998.

4(bbbb)         --Form of Telebras Indexed Callable Protected Growth       Exhibit 4 to Company's Current Report
                  Security due May 19, 2005.                               on Form 8-K dated May 19, 1998.

4(cccc)         --Form of 6 3/4% Note due June 1, 2028.                    Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated June 3, 1998.

4(dddd)         --Form of Floating Rate Note due June 24, 2003.            Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated June 24, 1998.

4(eeee)         --Form of S&P 500 Market Index Target-Term Security due    Exhibit 4 to Company's Current Report
                  July 1, 2005.                                            on Form 8-K dated June 26, 1998.

4(ffff)         --Form of Medium-Term Notes, Series B, 3% Stock Linked     Exhibit 4 to Company's Current Report
                  Note due June 10, 2000 (Linked to the performance of     on Form 8-K dated June 10, 1998.
                  Honda Motor Co., Ltd. Common Stock)

4(gggg)         --Form of Medium-Term Notes, Series B, 5% Stock Linked     Exhibit 4(c) to Company's Current
                  Note due July 3, 2000 (Linked to the performance of the  Report on Form 8-K dated July 2, 1998.
                  Common Stock of Travelers Group, Inc.).

4(hhhh)         --Form of Medium-Term Notes, Series B, 7% Stock Portfolio
                  Linked Note due August 18, 2000 (Linked to the
                  performance of the Common Stock of Intuit Inc., CKS
                  Group, Inc. and CNET, Inc.).*

4(iiii)         --Form of Medium-Term Notes, Series B, Single Stock
                  Linked Note due August 13, 1999 (Linked to the
                  performance of the Common Stock of Case Corporation).*

4(jjjj)         --Form of 5 3/4% STock Return Income DEbt Securities due   Exhibit 4 to Company's Current Report
                  June 1, 2000.                                            on Form 8-K dated December 1, 1998.

4(kkkk)         --Form of 6% Note due July 15, 2003.                       Exhibit (4)(a) to Company's Current
                                                                           Report on Form 8-K dated July 15,
                                                                           1998.

------------------------
* Filed herewith

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------

4(llll)      --Form of 6 1/2% Note due July 15, 2018.        Exhibit (4)(b) to Company's
                                                             Current Report on Form 8-K
                                                             dated July 15, 1998.

4(mmmm)      --Form of Preferred Stock and Common Stock      Exhibit 4(cccc) to Company's
               Warrant Agreement, including forms of         Registration Statement on Form
               Preferred Stock and Common Stock Warrant      S-3 (File No. 333-44173).
               Certificates.

4(nnnn)      --Form of Deposit Agreement, including form of  Exhibit 4(ffff) to Company's
               Depositary Receipt Certificate representing   Registration Statement on Form
               the Depositary Shares.                        S-3 (File No. 333-44173).

4(oooo)      --Form of Certificate of Trust of Merrill
               Lynch Preferred Capital Trust VI.*

4(pppp)      --Form of Amended and Restated Declaration of
               Trust of Merrill Lynch Preferred Capital
               Trust VI, including form of Trust Preferred
               Security.*

4(qqqq)      --Form of Certificate of Limited Partnership
               of Merrill Lynch Preferred Funding VI, L.P.*

4(rrrr)      --Form of Amended and Restated Limited
               Partnership Agreement of Merrill Lynch
               Preferred Funding VI, L.P.*

4(ssss)      --Form of Trust Preferred Securities Guarantee
               Agreement, between the Company and The Chase
               Manhattan Bank, as guarantee trustee,
               including form of Partnership Preferred
               Security.*

4(tttt)      --Form of Partnership Preferred Securities
               Guarantee Agreement between the Company and
               The Chase Manhattan Bank, as guarantee
               trustee.*

4(uuuu)      --Form of Subordinated Debenture Indenture      Exhibit 4 to Registration
               between the Company and The Chase Manhattan   Statement on Form S-3 (File No.
               Bank, as guarantee trustee.                   333-16603).

4(vvvv)      --Form of Affiliate Debenture Guarantee
               Agreement between the Company and The Chase
               Manhattan Bank, as guarantee trustee.*

4(wwww)      --Form of Subordinated Debenture.*

4(xxxx)      --Restated Certificate of Incorporation of the  Exhibit 3(i) to Company's
               Company, dated April 28, 1998.                Quarterly Report on Form 10-Q
                                                             for the quarter ended March 27,
                                                             1998.

------------------------
* Filed herewith

                                                                                 INCORPORATION BY REFERENCE
EXHIBIT NUMBER                         DESCRIPTION                                  TO FILINGS INDICATED
--------------  ---------------------------------------------------------  --------------------------------------

4(yyyy)      --By-Laws of the Company, effective as of       Exhibit 3(ii) to Company's
               April 15, 1997.                               Quarterly Report on Form 10-Q
                                                             for the quarter ended March 27,
                                                             1997.

4(zzzz)      --Form of Certificate of Designations of the    Exhibit 4(ssss) to Company's
               Company establishing the rights,              Registration Statement on Form
               preferences, privileges, qualifications,      S-3 (File No. 333-44173).
               restrictions, and limitations relating to a
               series of the Preferred Stock.

4(aaaaa)     --Form of certificate representing Preferred    Exhibit 4(d) to Company's
               Stock.                                        Registration Statement on Form
                                                             S-3 (File No. 33-55363).

4(bbbbb)     --Form of certificate representing Common       Exhibit 4(uuuu) to Company's
               Stock.                                        Registration Statement on Form
                                                             S-3 (File No. 333-44173).

4(ccccc)     --Form of Liquid Yield Option Note Indenture.   Exhibit 4(vvvv) to Company's
                                                             Registration Statement on Form
                                                             S-3 (File No. 333-44173).

4(ddddd)     --Form of Subsequent Liquid Yield Option Note   Exhibit 4(wwww) to Company's
               Indenture.                                    Registration Statement on Form
                                                             S-3 (File No. 333-44173).

4(eeeee)     --Form of Market Index Target-Term Security     Exhibit 4 to Company's Current
               based upon the Dow Jones Industrial Average   Report on Form 8-K dated
               due January 14, 2003.                         December 23, 1997.

4(fffff)     --Form of Supplemental Indenture to the 1983    Exhibit 4(yyyy) to Company's
               Senior Indenture, the 1993 Senior Indenture   Registration Statement on Form
               and the Subordinated Indenture between the    S-3 (File No. 333-44173).
               Company and The Chase Manhattan Bank, as
               trustee.

4(ggggg)     --Form of Amended and Restated Rights           Exhibit 4 to Company's Current
               Agreement, dated as of December 2, 1997       Report on Form 8-K dated
               between the Company and ChaseMellon           December 2, 1997.
               Shareholder Services, L.L.C., as Rights
               Agent.

4(hhhhh)     --Certificate of Designations of the Company    Exhibit 3(f) to Company's
               establishing the rights, preferences,         Registration Statement on Form
               privileges, qualifications, restrictions and  S-3 (File No. 33-19975).
               limitations relating to the Company's Series
               A Junior Preferred Stock.

4(iiiii)     --Form of Amendment No. 1 to the Form of        Exhibit 4(bbbbb) to Company's
               Distribution Agreement.                       Registration Statement on Form
                                                             S-3 (File No. 333-19975).

4(jjjjj)     --Form of EuroFund Market Index Target-Term     Exhibit 4 to Company's Current
               Security due February 28, 2006.               Report on Form 8-K dated
                                                             September 3, 1998.

EXHIBIT                                                        INCORPORATION BY REFERENCE
NUMBER                        DESCRIPTION                         TO FILINGS INDICATED
-----------  ----------------------------------------------  -------------------------------
4(kkkkk)        --Form of S&P 500 Market Index Target-Term Security due    Exhibit 4 to Company's Current Report
                  September 28, 2005.                                      on Form 8-K dated September 29, 1998.

4(lllll)        --Form of 6 3/8% Note due October 15, 2008.                Exhibit 4 to Company's Current Report
                                                                           on Form 8-K dated October 28, 1998.

4(mmmmm)        --Form of 6% Note due November 15, 2004.                   Exhibit (4)(b) to Company's Current
                                                                           Report on Form 8-K dated November 24,
                                                                           1998.

4(nnnnn)        --Form of 6 7/8% Note due November 15, 2018.               Exhibit (4)(c) to Company's Current
                                                                           Report on Form 8-K dated November 24,
                                                                           1998.

4(ooooo)        --Form of Medium-Term Notes, Series B, 1.5% Principal      Exhibit 99(b) to Company's
                  Protected Note due December 15, 2005 (Linked to the      Registration Statement on Form 8-A
                  performance of the Dow Jones Euro STOXX 50 Index).       dated December 3, 1998.

5(a)            --Opinion of Brown & Wood LLP.*

5(b)            --Opinion of Brown & Wood LLP.*

5(c)            --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5(d)            --Opinion of Brown & Wood LLP.*

12(a)        --Computation of Ratio of Earnings to Fixed     Exhibit 12 to Company's Annual
               Charges of the Company.                       Report on Form 10-K for the
                                                             year ended December 26, 1997
                                                             and Exhibit 12 to Company's
                                                             Quarterly Report on Form 10-Q
                                                             for the quarter ended September
                                                             25, 1998.

12(b)        --Computation of Ratio of Earnings to Combined  Exhibit 12 to Company's Annual
               Fixed Charges and Preferred Stock Dividends   Report on Form 10-K for the
               of the Company.                               year ended December 26, 1997
                                                             and Exhibit 12 to Company's
                                                             Quarterly Report on Form 10-Q
                                                             for the quarter ended September
                                                             25, 1998.

15           --Letter re Unaudited Interim Financial
               Information.*

23(a)        --Consents of Brown & Wood LLP. (included as
               part of Exhibit 5).*

23(b)        --Consent of Deloitte & Touche LLP.*

------------------------
* Filed herewith

EXHIBIT                                                        INCORPORATION BY REFERENCE
NUMBER                        DESCRIPTION                         TO FILINGS INDICATED
-----------  ----------------------------------------------  -------------------------------
24              --Power of Attorney of the Company (included on page
                  II-16).*

25(a)           --Form T-1 Statement of Eligibility under the Trust
                  Indenture Act of 1939 of The Chase Manhattan Bank.*

25(b)           --Form T-1 Statement of Eligibility under the Trust
                  Indenture Act of 1939 of The Chase Manhattan Bank under
                  the Amended and Restated Declaration of Trust
                  (contained in Exhibit 4(pppp)); Trust Preferred
                  Securities Guarantee Agreement (contained in Exhibit
                  4(ssss)); Subordinated Indenture (contained in Exhibit
                  4(uuuu)); and Affiliate Debenture Guarantee Agreement
                  (contained in Exhibit 4(vvvv)).*

99(a)           --Opinion of Deloitte & Touche LLP with respect to
                  certain financial data appearing in the Registration
                  Statement.*

99(b)           --Opinion of Deloitte & Touche LLP with respect to
                  certain summary financial information and selected
                  financial data incorporated by reference in the
                  Registration Statement.*

------------------------

*   Filed herewith

ITEM 17. UNDERTAKINGS

    Each of the undersigned registrants hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) to remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (b) That, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 11th day of December, 1998.

                                MERRILL LYNCH & CO., INC.

                                By:            /s/ DAVID H. KOMANSKY
                                     -----------------------------------------
                                                 David H. Komansky
                                           (CHAIRMAN OF THE BOARD, CHIEF
                                          EXECUTIVE OFFICER AND DIRECTOR)

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, Herbert M. Allison, Jr., E. Stanley O'Neal and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 11TH DAY OF DECEMBER, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

    /s/ DAVID H. KOMANSKY       Chairman of the Board,
------------------------------    Chief Executive Officer
     (David H. Komansky)          and Director

 /s/ HERBERT M. ALLISON, JR.
------------------------------  President, Chief Operating
  (Herbert M. Allison, Jr.)       Officer and Director

                                Executive Vice President
    /s/ E. STANLEY O'NEAL         and Chief Financial
------------------------------    Officer (Principal
     (E. Stanley O'Neal)          Financial Officer)

  /s/ MICHAEL J. CASTELLANO     Senior Vice President and
------------------------------    Controller (Principal
   (Michael J. Castellano)        Accounting Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

       /s/ W. H. CLARK
------------------------------           Director
        (W. H. Clark)

      /s/ JILL K. CONWAY
------------------------------           Director
       (Jill K. Conway)

   /s/ STEPHEN L. HAMMERMAN
------------------------------           Director
    (Stephen L. Hammerman)

 /s/ EARLE H., HARBISON, JR.
------------------------------           Director
   (Earle H. Harbison, Jr.)

     /s/ GEORGE B. HARVEY
------------------------------           Director
      (George B. Harvey)

    /s/ WILLIAM R. HOOVER
------------------------------           Director
     (William R. Hoover)

    /s/ ROBERT P. LUCIANO
------------------------------           Director
     (Robert P. Luciano)

   /s/ DAVID K. NEWBIGGING
------------------------------           Director
    (David K. Newbigging)

     /s/ AULANA L. PETERS
------------------------------           Director
      (Aulana L. Peters)

   /s/ JOHN J. PHELAN, JR.
------------------------------           Director
    (John J. Phelan, Jr.)

     /s/ JOHN L. STEFFENS
------------------------------           Director
      (John L. Steffens)

     /s/ WILLIAM L. WEISS
------------------------------           Director
      (William L. Weiss)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of December, 1998.

                                MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                                BY: MERRILL LYNCH & CO., INC.,
                                    as General Partner

                                By:  /s/ THERESA LANG
                                     -----------------------------------------
                                     Name: Theresa Lang
                                     Title: Senior Vice President and Treasurer

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of December, 1998.

                                MERRILL LYNCH PREFERRED CAPITAL TRUST VI

                                By:  /s/ THERESA LANG
                                     -----------------------------------------
                                     Name: Theresa Lang
                                     Title: Regular Trustee

                                By:  /s/ STANLEY SCHAEFER
                                     -----------------------------------------
                                     Name: Stanley Schaefer
                                     Title: Regular Trustee

                                 EXHIBIT INDEX

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
1(a)    --Form of Underwriting Agreement for Debt         Exhibit 1(a) to
          Securities and Debt, Currency and Index         Company's Registration
          Warrants, including forms of Terms Agreement.   Statement on Form S-3
                                                          (No. 333-59997).

1(b)    --Form of Distribution Agreement, including form  Exhibit 1(b) to
          of Terms Agreement, relating to Medium-Term     Company's Registration
          Notes, Series B (a series of Senior Debt        Statement on Form S-3
          Securities).                                    (No. 33-51489).

1(c)    --Form of Underwriting Agreement for Preferred    Exhibit 1(c) to
          Stock and Common Stock Warrants, Preferred      Company's Registration
          Stock, Depositary Shares and Common Stock.      Statement on Form S-3
                                                          (No. 333-59997).

1(d)    --Form of Purchase Agreement relating to the Trust Exhibit 1.1 to
          Preferred Securities.                           Company's Registration
                                                          Statement on Form S-3
                                                          (No. 333-42859).

4(a)(i) --Senior Indenture, dated as of April 1, 1983, as Exhibit 99(c) to
          amended and restated (the "1983 Senior          Company's Registration
          Indenture"), between the Company and The Chase  Statement on Form 8-A
          Manhattan Bank, formerly known as Chemical Bank dated July 20, 1992.
          (successor by merger to Manufacturers Hanover
          Trust Company).

4(a)(ii) --Senior Indenture, dated as of October 1, 1993  Exhibit 4 to Company's
          (the "1993 Senior Indenture"), between the      Current Report on Form
          Company and the Chase Manhattan Bank (successor 8-K dated October 7,
          by merger to The Chase Manhattan Bank, N.A.).   1993.

4(a)(iii) --Form of initial Subsequent Indenture with respect to Senior Debt Securities.*

4(a)(iv) --Form of Subsequent Indenture with respect to Senior Debt Securities.*

4(b)(i) --Supplemental Indenture to the 1983 Senior       Exhibit 99(c) to
          Indenture, dated March 15, 1990, between the    Company's Registration
          Company and The Chase Manhattan Bank, formerly  Statement on Form 8-A known as Chemical Bank (successor by merger to  dated July 20, 1992.
          Manufacturers Hanover Trust Company).

4(b)(ii) --Eighth Supplemental Indenture to the 1983 Senior Exhibit 4(b) to
          Indenture, dated March 1, 1996, between the     Post-Effective
          Company and The Chase Manhattan Bank, formerly  Amendment No. 1 to known as Chemical Bank (successor by merger to  Company's Registration
          Manufacturers Hanover Trust Company).           Statement on Form S-3
                                                          (No. 33-65135).

------------------------

* Filed herewith

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(b)(iii) --Ninth Supplemental Indenture to the 1983 Senior Exhibit 4(b) to
          Indenture, dated June 1, 1996, between the      Post-Effective
          Company and The Chase Manhattan Bank, formerly  Amendment No. 4 to known as Chemical Bank (successor by merger to  Company's Registration
          Manufacturers Hanover Trust Company).           Statement on Form S-3
                                                          (No. 33-65135).

4(b)(iv) --Tenth Supplemental Indenture to the 1983 Senior Exhibit 4(b) to
          Indenture, dated July 1, 1996, between the      Post-Effective
          Company and The Chase Manhattan Bank, formerly  Amendment No. 5 to known as Chemical Bank (successor by merger to  Company's Registration
          Manufacturers Hanover Trust Company).           Statement on Form S-3
                                                          (No. 33-65135).

4(b)(v) --Supplemental Indenture to the 1983 Senior       Exhibit 4(b)(ii) to
          Indenture, dated October 25, 1993, between the  Company's Registration
          Company and The Chase Manhattan Bank (successor Statement on Form S-3
          by merger to The Chase Manhattan Bank, N.A.).   (No. 33-61559).

4(b)(vi) --Twelfth Supplemental Indenture to the 1983     Exhibit 4(a) to
          Senior Indenture dated as of September 1, 1998  Company's Current
          between the Company and The Chase Manhattan     report on Form 8-K
          Bank, formerly known as Chemical Bank (successor dated October 21,
          by merger to Manufacturers Hanover Trust        1998.
          Company).

4(b)(vii) --First Supplemental Indenture to the 1993 Senior Exhibit 4(a) to
          Indenture, dated as of June 1, 1998, between the Company's Current
          Company and The Chase Manhattan Bank (successor Report on Form 8-K
          by merger to The Chase Manhattan Bank N.A.).    dated July 2, 1998.

4(c)(i) --Form of Subordinated Indenture between the      Exhibit 4.7 to
          Company and The Chase Manhattan Bank.           Company's Registration
                                                          Statement on Form S-3
                                                          (No. 333-16603).

4(c)(ii) --Form of Subsequent Indentures with respect to Subordinated Debt Securities.*

4(d)    --Form of Global Bond Linked Security due December Exhibit 4 to Company's
          31, 1998.                                       Current Report on Form
                                                          8-K dated February 22,
                                                          1993.

4(e)    --Form of Currency Protected Note due December 31, Exhibit 4 to Company's
          1998.                                           Current Report on Form
                                                          8-K dated July 7,
                                                          1993.

4(f)    --Form of 10 3/8% Note due February 1, 1999.      Exhibit 4(y) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-45327).

4(g)    --Form of 7 3/4% Note due March 1, 1999.          Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated March 2,
                                                          1992.

------------------------

* Filed herewith

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(h)    --Form of 6 3/8% Note due March 30, 1999.         Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated March 30,
                                                          1994.

4(i)    --Form of Equity Participation Security with      Exhibit 4(ooo) to
          Minimum Return Protection due June 30, 1999.    Amendment No. 1 to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(j)    --Form of European Portfolio Market Index         Exhibit 4 to Company's
          Target-Term Security due June 30, 1999.         Current Report on Form
                                                          8-K dated December 30,
                                                          1993.

4(k)    --Form of 8 1/4% Note due November 15, 1999.      Exhibit 4(cc) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-45327).

4(l)    --Form of Stock Market Annual Reset Term Note due Exhibit 4 to Company's
          December 31, 1999 (Series A).                   Current Report on Form
                                                          8-K dated April 29,
                                                          1993.

4(m)    --Form of Japan Index Equity Participation        Exhibit 4 to Company's
          Security with Minimum Return Protection due     Current Report on Form
          January 31, 2000.                               8-K dated January 27,
                                                          1994.

4(n)    --Form of 8 3/8% Note due February 9, 2000.       Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated February 9,
                                                          1995.

4(o)    --Form of 6.70% Note due August 1, 2000.          Exhibit 4 to Company's
                                                          Report on Form 8-K
                                                          dated August 1, 1995.

4(p)    --Form of AMEX Oil Index Stock Market Annual Reset Exhibit 4 to Company's
          Term Note due December 29, 2000.                Current Report on Form
                                                          8-K dated March 31,
                                                          1994.

4(q)    --Form of 8% Note due February 1, 2002.           Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated February 4,
                                                          1992.

4(r)    --Form of Step-Up Note due April 30, 2002.        Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated April 30,
                                                          1992.

4(s)    --Form of Step-Up Note due May 6, 2002.           Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated May 6, 1992.

4(t)    --Form of 7 3/8% Note due August 17, 2002.        Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated August 17,
                                                          1992.

4(u)    --Form of Major 8 European Index Market Index     Exhibit 4 to Company's
          Target-Term Security due August 30, 2002.       Current Report on Form
                                                          8-K dated August 1,
                                                          1997.

4(v)    --Form of 6.64% Note due September 19, 2002.      Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated September
                                                          19, 1995.

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(w)    --Form of 8.30% Note due November 1, 2002.        Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated May 4, 1992.

4(x)    --Form of Major 11 European Market Index          Exhibit 4 to Company's
          Target-Term Security due December 6, 2002.      Current Report on Form
                                                          8-K dated November 26,
                                                          1997.

4(y)    --Form of 6 7/8% Note due March 1, 2003.          Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated March 1,
                                                          1993.

4(z)    --Form of 7.05% Note due April 15, 2003.          Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated April 15,
                                                          1993.

4(aa)   --Form of 6.55% Note due August 1, 2004.          Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated August 1,
                                                          1997.

4(bb)   --Form of Russell 2000 Index Market Index         Exhibit 4 to Company's
          Target-Term Security due September 30, 2004.    Current Report on Form
                                                          8-K dated September
                                                          29, 1997.

4(cc)   --Form of 6 1/4% Note due January 15, 2006.       Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated January 20,
                                                          1994.

4(dd)   --Form of 6 3/8% Note due September 8, 2006.      Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated September 8,
                                                          1993.

4(ee)   --Form of 8% Note due June 1, 2007.               Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated June 1,
                                                          1992.

4(ff)   --Form of S&P 500 Inflation Adjusted Market Index Exhibit 4 to Company's
          Target-Term Security due September 24, 2007.    Current Report on Form
                                                          8-K dated September
                                                          24, 1997.

4(gg)   --Form of 7% Note due April 27, 2008.             Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated April 27,
                                                          1993.

4(hh)   --Form of 6 1/4% Note due October 15, 2008.       Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated October 15,
                                                          1993.

4(ii)   --Form of 8.40% Note due November 1, 2019.        Exhibit 4(z) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-35456).

4(jj)   --Form of Fixed Rate Medium-Term Note             Exhibit 4(kk) to
          (without redemption provisions).                Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(kk)   --Form of Fixed Rate Medium-Term Note             Exhibit 4(ll) to
          (with redemption provisions).                   Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(ll)   --Form of Fixed Rate Medium-Term Note (without    Exhibit 4(d) to
          redemption provisions, minimum denomination     Company's Registration
          $1,000).                                        Statement on Form S-3
                                                          (No. 33-38879).

4(mm)   --Form of Fixed Rate Medium-Term Note (with       Exhibit 4(c) to
          redemption provisions, minimum denominations    Company's Registration
          $1,000).                                        Statement on Form S-3
                                                          (No. 33-38879).

4(nn)   --Form of Fixed Rate Medium-Term Note, Series B.  Exhibit 4(xiii) to
                                                          Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          September 24, 1993.

4(oo)   --Form of Federal Funds Rate Medium-Term Note.    Exhibit 4(oo) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(pp)   --Form of Floating Rate Medium-Term Note, Series  Exhibit 4(xiv) to
          B.                                              Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          September 24, 1993.

4(qq)   --Form of Commercial Paper Rate Medium-Term Note. Exhibit 4(qq) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(rr)   --Form of Commercial Paper Index Rate Medium-Term Exhibit 4(i) to
          Note.                                           Company's Registration
                                                          Statement on Form S-3
                                                          (File No. 33-38879).

4(ss)   --Form of Constant Maturity Treasury Rate Indexed Exhibit 4(ccc) to
          Medium-Term Note, Series B.                     Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-52647).

4(tt)   --Form of Constant Maturity Treasury Rate Indexed Exhibit 4(xv) to
          Medium-Term Note II, Series B.                  Company's Annual
                                                          Report on Form 10-K
                                                          for the year ended
                                                          December 30, 1994.

4(uu)   --Form of JPY Yield Curve Flattening Medium-Term  Exhibit 4(ddd) to
          Note, Series B.                                 Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-52647).

4(vv)   --Form of LIBOR Medium-Term Note.                 Exhibit 4(pp) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(ww)   --Form of Multi-Currency Medium-Term Note, Series Exhibit 4(fff) to
          B.                                              Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-52647).

4(xx)   --Form of Nine Month Renewable Floating Rate      Exhibit 4(ix) to
          Medium-Term Note, Series B.                     Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          September 24, 1993.

4(yy)   --Form of Treasury Rate Medium-Term Note.         Exhibit 4(aaa) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(zz)   --Form of Collared LIBOR Medium-Term Note due     Exhibit 4(ww) to
          February 14, 2000.                              Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(aaa)  --Form of Japanese Yen Swap Rate Linked           Exhibit 4(mmm) to
          Medium-Term Note, Series B.                     Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-52647).

4(bbb)  --Form of Step-Up Medium-Term Note due May 20,    Exhibit 4(ggg) to
          2008.                                           Amendment No. 1 to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(ccc)  --Form of Warrant Agreement, including form of    Exhibit 4(aa) to
          Warrant Certificate.                            Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-35456).

4(ddd)  --Form of Currency [Put/Call] Warrant Agreement,  Exhibit 4 to Company's
          including form of Global Currency Warrant       Registration Statement
          Certificate.                                    on Form S-3 (No.
                                                          33-17965).

4(eee)  --Form of Index Warrant Agreement, including form Exhibit 4(kkk) to
          of Global Index Warrant Certificate.            Amendment No. 1 to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(fff)  --Form of Index Warrant Trust Indenture, including Exhibit 4(lll) to
          form of Global Index Warrant Certificate.       Amendment No. 1 to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (No. 33-54218).

4(ggg)  --Form of 6 1/2% Note due April 1, 2001.          Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated April 1,
                                                          1996.

4(hhh)  --Form of 6% Note due January 15, 2001.           Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated January 17,
                                                          1996.

4(iii)  --Form of 6% Note due March 1, 2001.              Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated February 29,
                                                          1996.

4(jjj)  --Form of 7% Note due March 15, 2006.             Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated March 18,
                                                          1996.

4(kkk)  --Form of 7 3/8% Note due May 15, 2006.           Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated May 15,
                                                          1996.

4(lll)  --Form of 6% STRYPES due June 1, 1999.            Exhibit 4(c) to
                                                          Company's Form 8-K/A
                                                          dated June 7, 1996.

4(mmm)  --Form of 7 1/4% STRYPES due June 15, 1999.       Exhibit 4(c) to
                                                          Post-Effective
                                                          Amendment No. 4 to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (33-65135).

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(nnn)  --Form of 6 1/4% STRYPES due July 1, 2001.        Exhibit 4(c) to
                                                          Company's Current
                                                          Report on Form 8-K
                                                          dated July 9, 1996.

4(ooo)  --Form of S&P 500 Market Index Target-Term        Exhibit 4 to Company's
          Security due May 10, 2001.                      Current Report on Form
                                                          8-K dated May 13,
                                                          1996.

4(ppp)  --Form of AMEX Hong Kong 30 Index Equity          Exhibit 4 to Company's
          Participation Note due February 16, 1999.       Current Report on Form
                                                          8-K dated February 7,
                                                          1996.

4(qqq)  --Form of Technology Market Index Target-Term     Exhibit 4(a) to
          Security due August 15, 2001.                   Company's Current
                                                          Report on Form 8-K
                                                          dated August 12, 1996.

4(rrr)  --Form of Top Ten Yield Market Index Target-Term  Exhibit 4(b) to
          Security due August 15, 2006.                   Company's Current
                                                          Report on Form 8-K
                                                          dated August 12, 1996.

4(sss)  --Form of Healthcare/Biotechnology Portfolio      Exhibit 4 to Company's
          Market Index Target-Term Security due October   Current Report on Form
          31, 2001.                                       8-K dated October 30,
                                                          1996.

4(ttt)  --Form of 7% Note due January 15, 2007.           Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated January 13,
                                                          1997.

4(uuu)  --Form of S&P 500 Market Index Target-Term        Exhibit 4 to Company's
          Security due September 16, 2002.                Current Report on Form
                                                          8-K dated March 14,
                                                          1997.

4(vvv)  --Form of Nikkei 225 Market Index Target-Term     Exhibit 4 to Company's
          Security due June 14, 2002.                     Current Report on Form
                                                          8-K dated June 3,
                                                          1997.

4(www)  --Form of 6.56% Note due December 16, 2007.       Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated December 16,
                                                          1997.

4(xxx)  --Form of 7 7/8% STRYPES due February 1, 2001     Exhibit 4(c) to
          (Payable with Shares of Common Stock of CIBER,  Company's Current
          Inc.)                                           Report on Form 8-K
                                                          dated January 30,
                                                          1998.

4(yyy)  --Form of Floating Rate Note due February 4, 2003. Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated February 4,
                                                          1998.

4(zzz)  --Form of 6% Note due February 12, 2003.          Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated February 12,
                                                          1998.

4(aaaa) --Form of Oracle Corporation Indexed Callable     Exhibit 4 to Company's
          Protected Growth Security due March 31, 2003.   Current Report on Form
                                                          8-K dated March 19,
                                                          1998.

4(bbbb) --Form of Telebras Indexed Callable Protected     Exhibit 4 to Company's
          Growth Security due May 19, 2005.               Current Report on Form
                                                          8-K dated May 19,
                                                          1998.

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(cccc) --Form of 6 3/4% Note due June 1, 2028.           Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated June 3,
                                                          1998.

4(dddd) --Form of Floating Rate Note due June 24, 2003.   Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated June 24,
                                                          1998.

4(eeee) --Form of S&P 500 Market Index Target-Term        Exhibit 4 to Company's
          Security due July 1, 2005.                      Current Report on Form
                                                          8-K dated June 26,
                                                          1998.

4(ffff) --Form of Medium-Term Notes, Series B, 3% Stock   Exhibit 4 to Company's
          Linked Note due June 10, 2000 (Linked to the    Current Report on Form
          performance of Honda Motor Co., Ltd. Common     8-K dated June 10,
          Stock)                                          1998.

4(gggg) --Form of Medium-Term Notes, Series B, 5% Stock   Exhibit 4(c) to
          Linked Note due July 3, 2000 (Linked to the     Company's Current
          performance of the Common Stock of Travelers    Report on Form 8-K
          Group, Inc.).                                   dated July 2, 1998.

4(hhhh) --Form of Medium-Term Notes, Series B, 7% Stock
          Portfolio Linked Notes due August 18, 2000
          (Linked to the performance of the Common Stock of Intuit Inc., CKS Group, Inc. and CNET,
          Inc.).*

4(iiii) --Form of Medium-Term Notes, Series B, Single
          Stock Linked Note due August 13, 1999 (Linked to the performance of the Common Stock of Case
          Corporation).*

4(jjjj) --Form of 5 3/4% STock Return Income DEbt         Exhibit 4 to Company's
          Securities due June 1, 2000.                    Current Report on Form
                                                          8-K dated December 1,
                                                          1998.

4(kkkk) --Form of 6% Note due July 15, 2003.              Exhibit (4)(a) to
                                                          Company's Current
                                                          Report on Form 8-K
                                                          dated July 15, 1998.

4(llll) --Form of 6 1/2% Note due July 15, 2018.          Exhibit (4)(b) to
                                                          Company's Current
                                                          Report on Form 8-K
                                                          dated July 15, 1998.

4(mmmm) --Form of Preferred Stock and Common Stock Warrant Exhibit 4(cccc) to
          Agreement, including forms of Preferred Stock   Company's Registration
          and Common Stock Warrant Certificates.          Statement on Form S-3
                                                          (File No. 333-44173).

4(nnnn) --Form of Deposit Agreement, including form of    Exhibit 4(ffff) to
          Depositary Receipt Certificate representing the Company's Registration
          Depositary Shares.                              Statement on Form S-3
                                                          (File No. 333-44173).

4(oooo) --Form of Certificate of Trust of Merrill Lynch
          Preferred Capital Trust VI.*

------------------------

* Filed herewith

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(pppp) --Form of Amended and Restated Declaration of
          Trust of Merrill Lynch Preferred Capital Trust
          VI, including form of Trust Preferred Security.*

4(qqqq) --Form of Certificate of Limited Partnership of
          Merrill Lynch Preferred Funding VI, L.P.*

4(rrrr) --Form of Amended and Restated Limited Partnership
          Agreement of Merrill Lynch Preferred Funding VI,
          L.P.*

4(ssss) --Form of Trust Preferred Securities Guarantee
          Agreement, between the Company and The Chase
          Manhattan Bank, as guarantee trustee, including form of Partnership Preferred Security.*

4(tttt) --Form of Partnership Preferred Securities
          Guarantee Agreement between the Company and The
          Chase Manhattan Bank, as guarantee trustee.*

4(uuuu) --Form of Subordinated Debenture Indenture between Exhibit 4 to
          the Company and The Chase Manhattan Bank, as    Registration Statement
          guarantee trustee.                              on Form S-3 (File No.
                                                          333-16603).

4(vvvv) --Form of Affiliate Debenture Guarantee Agreement between the Company and The Chase Manhattan
          Bank, as guarantee trustee.*

4(wwww) --Form of Subordinated Debenture.*

4(xxxx) --Restated Certificate of Incorporation of the    Exhibit 3(i) to
          Company, dated April 28, 1998.                  Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          March 27, 1998.

4(yyyy) --By-Laws of the Company, effective as of April   Exhibit 3(ii) to
          15, 1997.                                       Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          March 27, 1997.

4(zzzz) --Form of Certificate of Designations of the      Exhibit 4(ssss) to
          Company establishing the rights, preferences,   Company's Registration
          privileges, qualifications, restrictions, and   Statement on Form S-3
          limitations relating to a series of the         (File No. 333-44173).
          Preferred Stock.

4(aaaaa) --Form of certificate representing Preferred     Exhibit 4(d) to
          Stock.                                          Company's Registration
                                                          Statement on Form S-3
                                                          (File No. 33-55363).

4(bbbbb) --Form of certificate representing Common Stock. Exhibit 4(uuuu) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (File No. 333-44173).

------------------------

* Filed herewith

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
4(ccccc) --Form of Liquid Yield Option Note Indenture.    Exhibit 4(vvvv) to
                                                          Company's Registration
                                                          Statement on Form S-3
                                                          (File No. 333-44173).

4(ddddd) --Form of Subsequent Liquid Yield Option Note    Exhibit 4(wwww) to
          Indenture.                                      Company's Registration
                                                          Statement on Form S-3
                                                          (File No. 333-44173).

4(eeeee) --Form of Market Index Target-Term Security based Exhibit 4 to Company's
          upon the Dow Jones Industrial Average due       Current Report on Form
          January 14, 2003.                               8-K dated December 23,
                                                          1997.

4(fffff) --Form of Supplemental Indenture to the 1983     Exhibit 4(yyyy) to
          Senior Indenture, the 1993 Senior Indenture and Company's Registration
          the Subordinated Indenture between the Company  Statement on Form S-3
          and The Chase Manhattan Bank, as trustee.       (File No. 333-44173).

4(ggggg) --Form of Amended and Restated Rights Agreement, Exhibit 4 to Company's
          dated as of December 2, 1997 between the Company Current Report on Form and ChaseMellon Shareholder Services, L.L.C., as 8-K dated December 2,
          Rights Agent.                                   1997.

4(hhhhh) --Certificate of Designations of the Company     Exhibit 3(f) to
          establishing the rights, preferences,           Company's Registration
          privileges, qualifications, restrictions and    Statement on Form S-3
          limitations relating to the Company's Series A  (File No. 33-19975).
          Junior Preferred Stock.

4(iiiii) --Form of Amendment No. 1 to the Form of         Exhibit 4(bbbbb) to
          Distribution Agreement.                         Company's Registration
                                                          Statement on Form S-3
                                                          (File No. 333-19975).

4(jjjjj) --Form of EuroFund Market Index Target-Term      Exhibit 4 to Company's
          Security due February 28, 2006.                 Current Report on Form
                                                          8-K dated September 3,
                                                          1998.

4(kkkkk) --Form of S&P 500 Market Index Target-Term       Exhibit 4 to Company's
          Security due September 28, 2005.                Current Report on Form
                                                          8-K dated September
                                                          29, 1998.

4(lllll) --Form of 6 3/8% Note due October 15, 2008.      Exhibit 4 to Company's
                                                          Current Report on Form
                                                          8-K dated October 28,
                                                          1998.

4(mmmmm) --Form of 6% Note due November 15, 2004.         Exhibit (4)(b) to
                                                          Company's Current
                                                          Report on Form 8-K
                                                          dated November 24,
                                                          1998.

4(nnnnn) --Form of 6 7/8% Note due November 15, 2018.     Exhibit (4)(c) to
                                                          Company's Current
                                                          Report on Form 8-K
                                                          dated November 24,
                                                          1998.

4(ooooo) --Form of Medium-Term Notes, Series B, 1.5%      Exhibit 99(b) to
          Principal Protected Note due December 15, 2005  Company's Registration
          (Linked to the performance of the Dow Jones Euro Statement on Form 8-A
          STOXX 50 Index).                                dated December 3,
                                                          1998.

                                                             INCORPORATION BY
EXHIBIT                                                         REFERENCE
NUMBER                     DESCRIPTION                     TO FILINGS INDICATED
--------------------------------------------------------------------------------
5(a)    --Opinion of Brown & Wood LLP.*

5(b)    --Opinion of Brown & Wood LLP.*

5(c)    --Opinion of Skadden, Arps, Slate, Meagher & Flom
          LLP.*

5(d)    --Opinion of Brown & Wood LLP.*

12(a)   --Computation of Ratio of Earnings to Fixed       Exhibit 12 to
          Charges of the Company.                         Company's Annual
                                                          Report on Form 10-K
                                                          for the year ended
                                                          December 26, 1997 and
                                                          Exhibit 12 to
                                                          Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          September 25, 1998.

12(b)   --Computation of Ratio of Earnings to Combined    Exhibit 12 to
          Fixed Charges and Preferred Stock Dividends of  Company's Annual
          the Company.                                    Report on Form 10-K
                                                          for the year ended
                                                          December 26, 1997 and
                                                          Exhibit 12 to
                                                          Company's Quarterly
                                                          Report on Form 10-Q
                                                          for the quarter ended
                                                          September 25, 1998.

15      --Letter re Unaudited Interim Financial
          Information.*

23(a)   --Consents of Brown & Wood LLP. (included as part
          of Exhibit 5).*

23(b)   --Consent of Deloitte & Touche LLP.*

24      --Power of Attorney of the Company (included on
          page II-16).*

25(a)   --Form T-1 Statement of Eligibility under the
          Trust Indenture Act of 1939 of The Chase
          Manhattan Bank.*

25(b)   --Form T-1 Statement of Eligibility under the
          Trust Indenture Act of 1939 of The Chase
          Manhattan Bank under the Amended and Restated
          Declaration of Trust (contained in Exhibit
          4(pppp)); Trust Preferred Securities Guarantee
          Agreement (contained in Exhibit 4(ssss));
          Subordinated Indenture (contained in Exhibit
          4(uuuu)); and Affiliate Debenture Guarantee
          Agreement (contained in Exhibit 4(vvvv)).*

99(a)   --Opinion of Deloitte & Touche LLP with respect to
          certain financial data appearing in the
          Registration Statement.*

99(b)   --Opinion of Deloitte & Touche LLP with respect to
          certain summary financial information and
          selected financial data incorporated by
          reference in the Registration Statement.*

------------------------

* Filed herewith